SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Under Rule 14a-12

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

MOVIE STAR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock of Movie Star, Inc.

(2)	Aggregate number of securities to which transaction applies: 38,619,737 shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Average of the high and low prices reported on the American Stock Exchange on June 6, 2007 ($2.16)

(4)	Proposed maximum aggregate value of transaction: $83,418,631

(5)	Total fee paid: $2,560.95

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED OCTOBER 12, 2007

Movie Star, Inc.
1115 Broadway
New York, New York 10010

Dear shareholder:

You are cordially invited to attend a special meeting in lieu of the annual meeting of shareholders of Movie Star, Inc., a New York corporation, to be held on                     , 2007, at         , Eastern Time. The special meeting will be held at                             .

On December 18, 2006, we entered into an Agreement and Plan of Merger and Reorganization (we refer to this agreement, as amended, as the merger agreement) with Fred Merger Corp., a Delaware corporation and wholly-owned subsidiary of Movie Star, and FOH Holdings, Inc., a Delaware corporation, the parent and sole stockholder of Frederick’s of Hollywood, Inc. FOH Holdings is owned by Tokarz Investments, LLC and certain funds and accounts affiliated with, managed by, or over which Fursa Alternative Strategies LLC or any of its affiliates exercises investment authority. Michael T. Tokarz is the sole controlling person of Tokarz Investments and is also the sole controlling person of TTG Apparel, LLC, which currently owns 3,532,644 shares of our common stock.

As described in this proxy statement, upon completion of the merger, each stockholder of FOH Holdings will have the right to receive shares of our common stock equal to the product of (i) the number of shares of FOH Holdings common stock held by such stockholder of FOH Holdings immediately prior to the effective time of the merger multiplied by (ii) an exchange ratio of 17.811414. As a result of the merger, we anticipate issuing approximately 23.7 million shares of our common stock to the stockholders of FOH Holdings, 20% of which will initially be placed in escrow pursuant to the merger agreement and an escrow agreement.

The board of directors of Movie Star unanimously approved the merger agreement and the transactions contemplated thereby on the unanimous recommendation of a special committee comprised entirely of independent directors.

As described in this proxy statement, at the special meeting, you will be asked to consider and vote upon the following proposals:

•	stock issuance proposal – a proposal to approve the issuance of shares of our common stock in connection with the merger, the rights offering and other transactions contemplated by the merger agreement, which we currently estimate to be approximately 37.7 million shares based upon an estimated price of $2.31 per share, which represents the average of the closing prices of our common stock for the 20 trading days ending on September 28, 2007, and after giving effect to any applicable discounts or premiums;

•	increase of authorized common stock proposal – a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 200,000,000 shares;

•	name change proposal – a proposal to amend our certificate of incorporation to change the name of Movie Star, Inc. to Frederick’s of Hollywood Group Inc.;

•	preferred stock proposal – a proposal to amend our certificate of incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, $.01 par value per share, and to establish the terms, rights, preference and privileges of the Series A Preferred Stock, a new series of preferred stock to be issued in connection with the transactions contemplated hereby;

•	reverse stock split proposal – a proposal to authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our outstanding common stock simultaneous with the closing of the merger within a range to be determined by our board of directors from 9 for 10 to 1 for 2, in order to satisfy the minimum price requirement of $2.00 per share for continued listing on the American Stock Exchange;

•	amended and restated 2000 performance equity plan proposal – a proposal to adopt an Amended and Restated 2000 Performance Equity Plan to increase the number of shares of our common stock available for issuance under the plan from 750,000 shares to 4,000,000 shares and to add a 500,000 share limit on grants to any individual in any one calendar year;

•	director election proposal – a proposal to elect eleven directors to our board of directors to serve from the effective time of the merger until the annual meeting of shareholders to be held in 2008 and their successors are elected and qualified; and

•	adjournment proposal – a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to adopt any of the foregoing proposals.

If holders of record of (a) a majority of the outstanding shares of Movie Star common stock as of             , 2007 and (b) a majority of the outstanding shares of Movie Star common stock that are held by shareholders other than TTG Apparel and its affiliates and associates who are entitled to vote in person or by proxy at the special meeting vote to approve the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal and the other conditions in the merger agreement are satisfied or waived, Fred Merger Corp. will be merged with and into FOH Holdings and FOH Holdings will become our wholly-owned subsidiary.

Movie Star common stock is listed on the American Stock Exchange under the trading symbol ‘‘MSI.’’ On September 28, 2007, the closing sale price of Movie Star common stock was $2.26.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please promptly complete, sign and return the enclosed proxy card in the envelope provided. Your shares then will be represented at the special meeting. Note that a failure to vote your shares has the same effect as a vote against the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal and the reverse stock split proposal. If a written proxy card is signed by a shareholder of Movie Star and returned without instructions, the shares represented by the proxy will be voted FOR the adoption of each of the proposals above. If you attend the special meeting, you may, by following the procedures discussed in this proxy statement, withdraw your proxy and vote in person.

The notice of special meeting, proxy statement and proxy card explain the proposed merger and related transactions and provide specific information concerning the special meeting. Please read these materials carefully. In particular, please see the section entitled ‘‘Risk Factors’’ beginning on page 17 of this proxy statement.

Our board of directors has determined that the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal, the director election proposal and the adjournment proposal are in the best interests of our shareholders. Our board of directors unanimously recommends that you vote or give instruction to vote ‘‘FOR’’ the approval of these proposals.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in Movie Star. We look forward to seeing you at the special meeting.

Sincerely,

Melvyn Knigin
Chairman, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the fairness or merits of the proposed transaction nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                     , 2007 and is first being mailed to Movie Star, Inc. shareholders on or about                     , 2007.

MOVIE STAR, INC.
1115 Broadway
New York, New York 10010

NOTICE OF A SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD ON                 , 2007

TO THE SHAREHOLDERS OF MOVIE STAR, INC.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the annual meeting of shareholders of Movie Star, Inc., a New York corporation, will be held at              a.m. Eastern Time, on                     , 2007, at                                 . You are cordially invited to attend the meeting, which will be held for the following purposes:

(1)	to consider and vote upon a proposal to approve the issuance of shares of our common stock, which we currently estimate to be approximately 37.7 million shares, based upon an estimated price of $2.31 per share, which represents the average of the closing prices of our common stock for the 20 trading days ending on September 28, 2007, and after giving effect to any applicable discounts or premiums. In connection with the merger, the rights offering and other transactions contemplated by the Agreement and Plan of Merger and Reorganization (we refer to this agreement, as amended, as the merger agreement), dated as of December 18, 2006, by and among Movie Star, Fred Merger Corp., a Delaware corporation and wholly-owned subsidiary of Movie Star, and FOH Holdings, Inc., a Delaware corporation, the parent and sole stockholder of Frederick’s of Hollywood, Inc., a copy of which is attached to this proxy statement as Annex A. We refer to this proposal as the stock issuance proposal;

(2)	to consider and vote upon a proposal to amend our certificate of incorporation to increase the number of authorized shares of Movie Star common stock from 30,000,000 to 200,000,000 shares. We refer to this proposal as the increase of authorized common stock proposal;

(3)	to consider and vote upon a proposal to amend our certificate of incorporation to change the name of Movie Star, Inc. to Frederick’s of Hollywood Group Inc. We refer to this proposal as the name change proposal;

(4)	to consider and vote upon a proposal to amend our certificate of incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, $.01 par value per share, and to establish the terms, rights, preference and privileges of the Series A Preferred Stock, a new series of preferred stock to be issued in connection with the transactions contemplated hereby. We refer to this proposal as the preferred stock proposal;

(5)	to consider and vote upon a proposal to authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our outstanding common stock simultaneous with the closing of the merger within a range to be determined by our board of directors from 9 for 10 to 1 for 2, in order to satisfy the minimum price requirement of $2.00 per share for continued listing on the American Stock Exchange. We refer to this proposal as the reverse stock split proposal;

(6)	to consider and vote upon a proposal to adopt an Amended and Restated 2000 Performance Equity Plan to increase the number of shares of our common stock available for issuance under the plan from 750,000 shares to 4,000,000 shares and to add a 500,000 share limit on grants to any individual in any one calendar year. We refer to this proposal as the amended and restated 2000 performance equity plan proposal;

(7)	to consider and vote upon the election of eleven directors to our board of directors to serve from the effective time of the merger until the annual meeting to be held in 2008 and their successors are elected and qualified. We refer to this proposal as the director election proposal; and

(8)	to consider and vote upon a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt any of the foregoing proposals. We refer to this proposal as the adjournment proposal.

These items of business are described in more detail in this proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Movie Star common stock at the close of business on                     , 2007 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. An adjournment or postponement of the special meeting may occur to solicit additional votes. Movie Star will not transact any other business at the special meeting or any adjournment or postponement of it.

The stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal must be approved by both (a) the affirmative vote of holders of a majority of the shares of Movie Star common stock outstanding on the record date and (b) the affirmative vote of holders of a majority of the shares of Movie Star common stock that are held by shareholders other than TTG Apparel, LLC and its affiliates and associates on the record date. TTG Apparel currently owns 3,532,644 shares of our common stock and the sole controlling person of TTG Apparel is Michael T. Tokarz, its manager. Mr. Tokarz is also the sole controlling person of Tokarz Investments, LLC which holds approximately 50% of FOH Holdings common stock. The reverse stock split proposal must be approved by the affirmative vote of holders of a majority of the shares of Movie Star common stock outstanding on the record date. The amended and restated 2000 performance equity plan proposal and the adjournment proposal must be approved by the affirmative vote of holders of a majority of the shares of Movie Star common stock present in person or represented by proxy and entitled to vote at the meeting. Those directors who receive a plurality of votes cast for the respective positions will be elected. If the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal, all of which are conditions to the merger, are approved and the other conditions to the merger are satisfied or waived, Fred Merger Corp. will be merged with and into FOH Holdings, and FOH Holdings will become our wholly-owned subsidiary. If the proposals that are conditions to the merger are not approved, the other proposals, including the election of directors, will not be presented to the shareholders for a vote.

Our board of directors unanimously approved the merger agreement and the transactions contemplated thereby on the unanimous recommendation of a special committee comprised entirely of independent directors. Our special committee engaged Chanin Capital, LLC to serve as its financial advisor. On December 18, 2006, Chanin delivered an opinion to our special committee, a copy of which is attached to this proxy statement as Annex C, on which our board of directors was entitled to rely, stating that, as of such date, the consideration to be paid by Movie Star to the holders of FOH Holdings common stock is fair to the holders of Movie Star common stock from a financial point of view. Our board of directors has also determined that the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal, the adjournment proposal and the election of each of our nominees for director are in the best interests of our shareholders. Our board of directors unanimously recommends that you vote or give instruction to vote ‘‘FOR’’ the approval of these proposals and in favor of each of our nominees for directors. FOH Holdings’ board of directors and stockholders already have approved the merger agreement and the transactions contemplated thereby.

All Movie Star shareholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record of Movie Star common stock, you also may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal and the reverse stock split proposal.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors Saul Pomerantz, Secretary

                    , 2007

Before voting, you should carefully review all of the information contained in the proxy statement. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER ‘‘RISK FACTORS’’ BEGINNING ON PAGE 17.

(Continued)

(Continued)

(Continued)

annexes
a.	AGREEMENT AND PLAN OF MERGER AND REORGANIZATION	A-1
B.	Amendment to Agreement and Plan of Merger and Reorganization	B-1
c.	OPINION OF FINANCIAL ADVISOR TO SPECIAL COMMITTEE	C-1
d.	FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	D-1
e.	FORM OF AMENDED AND RESTATED 2000 PERFORMANCE EQUITY PLAN	E-1

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you. To better understand the merger and related transactions, you should read this entire document carefully, including the merger agreement and the amendment to the merger agreement, which are attached to this proxy statement as Annex A and Annex B, respectively. Except where the context otherwise requires, references to the merger agreement refer to the merger agreement, as amended. The merger agreement is the legal document that governs the merger and certain of the other transactions that will be undertaken in connection with the merger. It is also described in detail elsewhere in this proxy statement.

In this proxy statement, all references to ‘‘Movie Star,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Movie Star, Inc. and its subsidiaries, except where the context makes it clear that the reference is only to Movie Star itself and not its subsidiaries. Depending on the context, such references will either refer to (i) Movie Star, Inc. prior to giving effect to the merger or (ii) Movie Star, Inc. as the parent company following the merger (which name will change to Frederick’s of Hollywood Group Inc. upon consummation of the merger). In this proxy statement, all references to ‘‘FOH Holdings’’ refer to FOH Holdings, Inc. and its subsidiaries prior to giving effect to the merger, except where the context makes it clear that the reference is only to FOH Holdings itself and not its subsidiaries. In this proxy statement, all references to ‘‘Frederick’s of Hollywood’’ refer to Frederick’s of Hollywood, Inc. and its subsidiaries prior to giving effect to the merger, except where the context makes it clear that the reference is only to Frederick’s of Hollywood itself and not its subsidiaries. In this proxy statement, all references to the ‘‘combined company’’ refer to Movie Star, Inc. and its subsidiaries after giving effect to the merger, except where the context makes it clear that the reference is only to Movie Star itself and not its subsidiaries. In this proxy statement, we sometimes refer to Fred Merger Corp. as Merger Sub, Fursa Alternative Strategies LLC as Fursa, Tokarz Investments, LLC as Tokarz Investments, TTG Apparel, LLC as TTG Apparel and Chanin Capital, LLC as Chanin.

•	Parties to the Merger. The parties to the merger are Movie Star, Inc., a New York corporation, FOH Holdings, Inc., a Delaware Corporation, the parent and sole stockholder of Frederick’s of Hollywood, Inc., and Fred Merger Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of Movie Star. See ‘‘Parties to the Transactions.’’

•	The Merger. Upon closing of the merger, Fred Merger Corp. will merge with and into FOH Holdings and FOH Holdings will become our wholly-owned subsidiary. See ‘‘The Merger Agreement.’’

•	The Merger Agreement. The merger agreement provides for our representations and warranties to FOH Holdings and FOH Holdings’ representations and warranties to us, covenants relating to the conduct of each of our businesses, consents and approvals required for and conditions to the completion of the merger and our ability to consider other acquisition proposals. The merger agreement also provides for the payment of merger consideration at the effective time of the merger. See ‘‘The Merger Agreement.’’

•	Merger Consideration. Upon completion of the merger, stockholders of FOH Holdings will have the right to receive shares of our common stock equal to the product of (i) the number of shares of FOH Holdings common stock held by each stockholder of FOH Holdings immediately prior to the effective time of the merger multiplied by (ii) an exchange ratio of 17.811414. As a result of the merger, we anticipate issuing approximately 23.7 million shares of our common stock to the stockholders of FOH Holdings, 20% of which will initially be placed in escrow pursuant to the merger agreement and an escrow agreement, as described below. See ‘‘The Merger Agreement—Merger Consideration,’’ ‘‘The Merger Agreement—Escrow Arrangements’’ and ‘‘Other Transaction Documents—Escrow Agreement.’’

•	Exemption from Registration. The issuance of our common stock to the FOH Holdings stockholders in the merger is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D under the Securities Act. See ‘‘The Merger Agreement—Exemption from Registration.’’

•	Termination of the Merger Agreement. The merger agreement contains provisions addressing the circumstances under which FOH Holdings or we may terminate the merger agreement. In addition, the merger agreement provides that, in certain circumstances, we may be required to pay FOH Holdings a termination fee of $300,000 plus transaction expenses of FOH Holdings and its stockholders. See ‘‘The Merger Agreement—Termination’’ and ‘‘—Effect of Termination.’’

•	Escrow Arrangements. In connection with the transactions contemplated by the merger agreement, we will enter into an escrow agreement with designated stockholder representatives of the holders of FOH Holdings common stock. Pursuant to the escrow agreement, 20% of the shares of our common stock to be issued to each stockholder of FOH Holdings in connection with the merger will be held in escrow to cover indemnification claims that may be brought by us for certain matters, including breaches of representations, warranties and covenants of FOH Holdings under the merger agreement. Shares remaining in escrow will be released following the 18-month anniversary of the effective time of the merger, subject to extension under certain circumstances. Similarly, treasury shares of our common stock representing 7.5% of the aggregate number of issued and outstanding shares of our common stock prior to the effective time of the merger will be deposited into escrow to cover any indemnification claims that may be brought by FOH Holdings’ stockholders against Movie Star, which shares will be returned to us following the 18-month anniversary of the effective time of the merger, subject to certain conditions and to the extent not used to satisfy these indemnification claims. See ‘‘The Merger Agreement—Escrow Arrangements’’ and ‘‘Other Transaction Documents—Escrow Agreement.’’

•	Opinion of our Financial Advisor. On December 18, 2006, Chanin delivered a written opinion to a special committee of our board composed of independent directors, which we refer to as our special committee, to the effect that, as of such date, the merger consideration to be paid in the proposed merger with FOH Holdings was fair, from a financial point of view, to our shareholders. The full text of Chanin’s opinion is attached to this proxy statement as Annex C. Chanin’s opinion does not constitute a recommendation to any of our shareholders as to how such shareholders should vote with respect to any of the proposals contained in this proxy statement. You are encouraged to read this opinion in its entirety. See ‘‘The Merger and Related Transactions—Opinion of Financial Advisor to Special Committee.’’

•	Rights Offering; Standby Purchase Agreement. As provided by the merger agreement, our shareholders will have the opportunity to purchase shares of our common stock at a 15% discount through our offering of non-transferable rights to purchase shares of our common stock. If all such rights are exercised, we will raise aggregate gross proceeds of $20 million. We have filed a Registration Statement on Form S-1 (No. 333-143619) with the Securities and Exchange Commission for the registration of such securities under the Securities Act of 1933, as amended. We have entered into a standby purchase agreement with Fursa and certain funds and accounts affiliated with, managed by, or over which Fursa or one of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, as specified in the standby purchase agreement (we collectively refer to these entities as the Fursa standby purchasers), Tokarz Investments and TTG Apparel, pursuant to which the Fursa standby purchasers, Tokarz Investments and TTG Apparel have each agreed to purchase shares not subscribed for in the rights offering. As necessary, the Fursa standby purchasers have agreed to purchase, on a several but not on a joint and several basis, 50% of such unsubscribed shares, and Tokarz Investments and TTG Apparel have agreed to purchase the remaining 50% of such unsubscribed shares. As consideration for these commitments, we will issue warrants with an exercise price equal to the subscription price of the new shares in the rights offering, representing the right to purchase, in the aggregate, shares of our common stock, or 10.5% of the total number of shares to be offered in the rights offering. Tokarz Investments and TTG Apparel each have agreed not to purchase any such new shares other than pursuant to their commitments under the standby purchase agreement. TTG Apparel currently owns 3,532,644 shares of our common stock and the sole controlling person of TTG Apparel is Michael T. Tokarz, its manager. Mr. Tokarz is also the sole controlling person of Tokarz Investments, which holds approximately 50% of FOH Holdings, common stock. Fursa has investment authority, including without limitation, with respect to voting and dispositive rights, over the Fursa standby purchasers, which hold approximately 50% of FOH Holdings common stock, and certain other entities affiliated with Fursa that hold FOH Holdings indebtedness (we refer to these entities as the Fursa debt holders). See ‘‘Other Transaction Documents—Standby Purchase Agreement’’ ‘‘Other Transaction Documents—Standby Purchase Agreement—Rights Offering’’ and ‘‘Other Transaction Documents—Standby Purchase Agreement—Guarantor Warrants.’’

•	Stockholders Agreement. Following the execution and delivery of the merger agreement, we entered into a stockholders agreement with FOH Holdings, Fursa, the Fursa standby purchasers and the Fursa debt holders (we collectively refer to the Fursa standby purchasers and the Fursa debt holders as the Fursa managed accounts) and Tokarz Investments, pursuant to which the Fursa managed accounts holding FOH Holdings common stock and Tokarz Investments agreed, among other things, to vote in favor of the merger and the other transactions contemplated by the merger agreement, not to transfer any shares of FOH Holdings common stock owned by them prior to the effective time of the merger, other than in connection with the merger or to their affiliates or managed funds and accounts, and not to solicit or accept any third party proposals involving a merger or acquisition of FOH Holdings. See ‘‘Other Transaction Documents—FOH Holdings’ Stockholders Agreement.’’

•	Series A Preferred Stock. Pursuant to the FOH Holdings’ stockholders agreement, the Fursa debt holders, in their capacities as holders of FOH Holdings indebtedness, agreed with us that, in connection with the consummation of the transactions contemplated by the merger agreement, they would cancel $7.5 million of such indebtedness in exchange for the issuance of shares of our new Series A 7.5% Convertible Preferred Stock (we refer to this preferred stock as the Series A Preferred Stock). See ‘‘Other Transaction Documents—FOH Holdings’ Stockholders Agreement—Series A Preferred Stock.’’

•	Voting Agreement. In connection with the merger agreement, we entered into a voting agreement with TTG Apparel, pursuant to which it has agreed to certain matters, including (i) to vote in favor of the transactions contemplated by the merger agreement, including, without limitation, the approval of the issuance of shares of our common stock and the amendment to our certificate of incorporation and (ii) to not transfer shares of our common stock without our prior written consent. See ‘‘Other Transaction Documents—Voting Agreement.’’ Notwithstanding this voting agreement, based on TTG Apparel’s current ownership of Movie Star stock, approval of all matters presented at the special meeting is not assured. However, if a quorum is present and alternative directors are not proposed by any shareholder, our nominees will be elected.

•	Shareholders Agreement. Pursuant to the shareholders agreement to be entered into in connection with the consummation of the transactions contemplated by the merger agreement, during the 18-month period following the merger, Tokarz Investments, TTG Apparel and Fursa (on its behalf and on behalf of the Fursa managed accounts) will each agree, among other things, to certain restrictions on (i) acting together with respect to their shares of our common stock, (ii) increasing their ownership positions in the merged entity and (iii) transferring their holdings in our securities, and have agreed to vote for the combined company’s directors. See ‘‘Other Transaction Documents—Shareholders Agreement.’’

•	Board of Directors. In connection with its approval of the merger and other transactions contemplated by the merger agreement, our board of directors approved the increase of the number of directors constituting the full board from seven to eleven, which will be effective at the effective time of the merger. At the effective time of the merger, if management’s nominees are elected, the directors of the combined company will be Peter Cole, John L. Eisel, Melvyn Knigin, Michael A. Salberg and Joel M. Simon, all currently serving as directors of Movie Star, Thomas Rende, the Chief Financial Officer of Movie Star and a former member of Movie Star’s board of directors, William F. Harley, Linda LoRe, Rose Peabody Lynch and Milton J. Walters, all currently serving as directors of FOH Holdings, and Thomas J. Lynch, Chief Executive Officer of Fursa. If the merger is not consummated, our existing directors will continue to serve as directors of Movie Star. See ‘‘The Merger Agreement—Election of Directors and Appointment of Executive Officers’’ and ‘‘Director Election Proposal.’’

•	Executive Officers. After the merger, in accordance with the merger agreement, the newly constituted board of directors will appoint Peter Cole (a current member of our board of directors) as Executive Chairman of the combined company, Thomas Rende (our current Chief Financial Officer) as Chief Financial Officer of the combined company, Melvyn Knigin (our current chairman of the board, President and Chief Executive Officer) as the President and Chief Executive Officer of the Movie Star division, and Linda LoRe (FOH Holdings’ current President and Chief Executive Officer) as the President and Chief Executive Officer of the Frederick’s of Hollywood division. See ‘‘The Merger Agreement—Election of Directors and Appointment of Executive Officers.’’

•	Interests of Movie Star Directors and Officers in the Merger and Related Transactions. When you consider the recommendation of Movie Star’s board of directors in favor of the proposals included in this proxy statement, you should be aware that certain of Movie Star’s directors and officers have agreements or arrangements that provide them with interests in the merger and the related transactions that differ from, or are in addition to, your interests as a shareholder generally. Except as set forth below, Movie Star’s directors and officers will not receive any compensation or benefits as a result of the merger and related transactions.

•	On April 9, 2007, we entered into a consulting agreement with Performance Enhancement Partners, LLC, pursuant to which Performance Enhancement Partners provides us with the personal services of Peter Cole, a current member of our board of directors and the sole member of Performance Enhancement Partners, to (i) act as the lead member of our board to facilitate the timely and successful completion of the merger, the rights offering and other transactions contemplated by the merger agreement and (ii) serve as the Executive Chairman of the combined company following the closing of the merger until July 26, 2008. The consulting agreement provides for Performance Enhancement Partners to receive a base consulting fee at the annual rate of $400,000.

On the closing date of the merger, we will (i) issue to Performance Enhancement Partners 100,000 shares of our common stock under the 2000 Performance Equity Plan and (ii) grant to Performance Enhancement Partners a five-year option to purchase 275,000 shares of our common stock under the 2000 Performance Equity Plan at an exercise price equal to the last sale price of our common stock on the closing date of the merger. We also will grant to Performance Enhancement Partners under the 2000 Performance Equity Plan five-year non-qualified options to purchase an aggregate of 100,000 shares of our common stock, with each grant of 50,000 shares to be made on the commencement date of each six-month extension period, if applicable, at an exercise price equal to the last sale price of our common stock on the date of grant. In order to issue the shares of common stock and grant the stock options to Performance Enhancement Partners in accordance with the terms of the consulting agreement, the 2000 Performance Equity Plan must be amended to increase the number of shares available for issuance thereunder, which amendment will require shareholder approval, which is being sought at the special meeting. See ‘‘Amended and Restated 2000 Performance Equity Plan Proposal.’’

The consulting agreement provides that, if the merger agreement is terminated or Performance Enhancement Partners terminates the consulting agreement for ‘‘Good Reason’’ (as defined in the consulting agreement) prior to the closing of the merger, we will pay Performance Enhancement Partners a certain fee, outlined in the consulting agreement. Additionally, options that have been granted but not yet vested will immediately vest upon such termination. See ‘‘The Merger and Related Transactions—Interests of Movie Star Directors and Officers in the Merger and Related Transactions.’’

Additionally, FOH Holdings has agreed that, if the merger agreement is terminated for any reason other than by FOH Holdings as a result of an Adverse Recommendation Change (as defined below in ‘‘The Merger Agreement—Restrictions on Solicitations of Other Offers Concerning Movie Star’’), a Parent Acquisition Proposal (as defined below in ‘‘The Merger Agreement—Restrictions on Solicitations of Other Offers Concerning Movie Star’’) or certain breaches of representations, warranties, covenants or agreements made by us or Merger Sub, as more fully described below in ‘‘The Merger Agreement—Termination,’’ FOH Holdings will reimburse us for one half of the base consulting fee paid to Performance Enhancement Partners.

•	Following the closing of the merger, Thomas Rende, Movie Star’s current Chief Financial Officer, will become the Chief Financial Officer of the combined company. Accordingly, we intend to enter into a new employment agreement with Mr. Rende to become effective upon the closing of the merger. We are in negotiation with Mr. Rende regarding the terms of his new employment agreement. See ‘‘The Merger and Related Transactions—Interests of Movie Star Directors and Officers in the Merger and Related Transactions.’’

•	Saul Pomerantz, Chief Operating Officer of Movie Star, and Thomas Rende, Chief Financial Officer of Movie Star, who were directors of Movie Star at the time we entered into the merger agreement, hold certain options to purchase 280,000 and 105,000 shares of Movie Star common stock, respectively. These options are fully vested and exercisable. Pursuant to the terms of their respective option agreements, upon the occurrence of certain events, we are required to proportionately adjust the number and kind of option shares and the exercise price of the options in order to prevent dilution or enlargement of the optionee’s proportionate interest in Movie Star and the rights under the agreements. Accordingly, upon completion of the merger, Mr. Pomerantz will be entitled to receive options to purchase an additional 420,000 shares of our common stock and Mr. Rende will be entitled to receive options to purchase an additional 157,500 shares of our common stock. The number and kind of option shares and the exercise price of other options held by Messrs. Pomerantz and Rende will not be adjusted as a result of the merger. See ‘‘The Merger and Related Transactions—Interests of Movie Star Directors and Officers in the Merger and Related Transactions.’’

•	Following the closing of the merger, it is anticipated that the Movie Star Non-Employee Director Compensation Plan will be amended by our board to (i) increase the annual stipend from $20,000 to $30,000, payable quarterly in arrears, with additional annual stipends for committee chairpersons of $5,000 for the audit committee, $3,000 for the compensation committee and $2,000 for the nominating committee, payable quarterly in arrears and (ii) provide for payment of $2,500 per board or committee meeting attended in person (up from $2,000 per day), regardless of the number of meetings held that day. It is anticipated that payments for telephonic meetings and the ability for non-employee directors to elect to be paid in cash and/or Movie Star stock would remain unchanged. It is also contemplated that, upon the approval by our board of the amendment to the Movie Star Non-Employee Director Compensation Plan, each non-employee director will receive a one-time grant of non-qualified options to purchase 15,000 shares of common stock under our 2000 Performance Equity Plan at an exercise price equal to the last sale price of our common stock on the date of grant, which will be exercisable immediately and will remain exercisable until the tenth anniversary of the date of grant. See ‘‘The Merger and Related Transactions—Interests of Movie Star Directors and Officers in the Merger and Related Transactions’’ and ‘‘Executive Compensation—Compensation Arrangements for Directors.’’

•	Registration Rights Agreement. In connection with the consummation of the transactions contemplated by the merger agreement, we will enter into a registration rights agreement with Fursa (on its behalf and on behalf of the Fursa managed accounts), Tokarz Investments and TTG Apparel, pursuant to which we will grant certain demand and ‘‘piggyback’’ registration rights for the securities that those entities will receive in connection with the merger and related transactions. See ‘‘Other Transaction Documents—Registration Rights Agreement.’’

•	The Proposals to be Considered at the Special Meeting. At the special meeting, our shareholders will be asked to vote on proposals to:

•	approve the issuance of shares of our common stock in connection with the merger, the rights offering and other transactions contemplated by the merger agreement, which we currently estimate to be approximately 37.7 million shares based upon an estimated price of $2.31 per share, which represents the average of the closing prices of our common stock for the 20 trading days ending on September 28, 2007, and after giving effect to any applicable discounts or premiums. We refer to this proposal as the stock issuance proposal;

•	amend our certificate of incorporation to:

•	increase the number of authorized shares of common stock from 30,000,000 to 200,000,000 shares. We refer to this proposal as the increase of authorized common stock proposal;

•	change our name to Frederick’s of Hollywood Group Inc. We refer to this proposal as the name change proposal; and

•	authorize the issuance of up to 10,000,000 shares of our preferred stock and to establish the terms, rights, preference and privileges of the Series A Preferred Stock. We refer to this proposal as the preferred stock proposal.

•	authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our outstanding common stock simultaneous with the closing of the merger within a range to be determined by our board of directors from 9 for 10 to 1 for 2, in order to satisfy the minimum price requirement of $2.00 per share for continued listing on the American Stock Exchange. We refer to this proposal as the reverse stock split proposal;

•	adopt an Amended and Restated 2000 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 750,000 shares to 4,000,000 shares and to add a 500,000 share limit on grants to any individual in any one calendar year. We refer to this proposal as the amended and restated 2000 performance equity plan proposal;

•	elect eleven directors to our board of directors to serve from the effective time of the merger until the annual meeting to be held in 2008 and until their successors are elected and qualified. We refer to this proposal as the director election proposal; and

•	approve an adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting. We refer to this proposal as the adjournment proposal.

See ‘‘Increase of Authorized Common Stock Proposal,’’ ‘‘Name Change Proposal,’’ ‘‘Preferred Stock Proposal,’’ ‘‘Reverse Stock Split Proposal,’’ ‘‘Amended and Restated 2000 Performance Equity Plan Proposal,’’ ‘‘Director Election Proposal’’ and ‘‘Adjournment Proposal.’’

•	Voting Requirements.

•	Shareholder approval is not required for the merger itself under the New York Business Corporation Law. However, under the rules of the American Stock Exchange, shareholder approval is required prior to the issuance of common stock in any transaction if

•	the number of shares of common stock, or securities convertible into common stock, to be issued will be, upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding prior to such issuance,

•	the common stock, or securities convertible into common stock, to be issued will be issued as consideration for an acquisition of the stock or assets of another company, provided that any director, officer or substantial shareholder of the acquiring listed company, directly or indirectly, has a 5% or greater interest in the acquired company or in the consideration to be paid in such transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more, or

•	such transaction would involve the application of Section 341 of the American Stock Exchange Company Guide, which requires that a listed company being effectively acquired by an unlisted company as a result of a plan of acquisition, merger, or consolidation meet the American Stock Exchange’s original listing standards.

Because the shares to be issued in connection with the merger and the rights offering and pursuant to the standby purchase agreement, together with the shares underlying the warrants that will be issued as consideration for the commitments of the Fursa standby purchasers, Tokarz Investments and TTG Apparel under the standby purchase agreement and Series A Preferred Stock that will be issued in exchange for the cancellation of certain indebtedness of FOH Holdings, currently estimated to be approximately 37.7 million shares (based upon an estimated price of $2.31 per share, which represents the average of the closing prices of our common stock for the 20 trading days ending on

September 28, 2007, and after giving effect to any applicable discounts or premiums), will be in excess of 20% of the number of shares of our common stock outstanding prior to such issuances, your vote is required. Additionally, your vote is required because (i) the American Stock Exchange has informed us that Section 341 of the American Stock Exchange Guide would apply to the transactions contemplated by the merger agreement due to the structure of the proposed merger and (ii) an affiliate of TTG Apparel, our substantial shareholder, owns more than 5% of FOH Holdings. The approval of the stock issuance proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of Movie Star common stock on the record date and (ii) the holders of a majority of the shares of Movie Star common stock that are held by Movie Star’s shareholders other than TTG Apparel and its affiliates and associates on the record date. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will have the same effect as a vote against the stock issuance proposal. See ‘‘The Merger and Related Transactions.’’

•	Under the merger agreement, the approval of the increase of authorized common stock proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of Movie Star common stock on the record date and (ii) the holders of a majority of the shares of Movie Star common stock that are held by Movie Star’s shareholders other than TTG Apparel and its affiliates and associates on the record date. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will have the same effect as a vote against the increase of authorized common stock proposal. See ‘‘Increase of Authorized Common Stock Proposal.’’

•	Under the merger agreement, the approval of the name change proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of Movie Star common stock on the record date and (ii) the holders of a majority of the shares of Movie Star common stock that are held by Movie Star’s shareholders other than TTG Apparel and its affiliates and associates on the record date. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will have the same effect as a vote against the name change proposal. See ‘‘Name Change Proposal.’’

•	Under the merger agreement, the approval of the preferred stock proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of Movie Star common stock on the record date and (ii) the holders of a majority of the shares of Movie Star common stock that are held by Movie Star’s shareholders other than TTG Apparel and its affiliates and associates on the record date. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will have the same effect as a vote against the preferred stock proposal. See ‘‘Preferred Stock Proposal.’’

•	The approval of the reverse stock split proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Movie Star common stock on the record date. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will have the same effect as a vote against the reverse stock split proposal. See ‘‘Reverse Stock Split Proposal.’’

•	The approval of the amended and restated 2000 performance equity plan proposal will require the affirmative vote of the holders of a majority of the shares of Movie Star common stock represented in person or by proxy and entitled to vote at the special meeting. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will not be counted in determining the number of votes required for a majority and will therefore have no effect on such vote. See ‘‘Amended and Restated 2000 Performance Equity Plan Proposal.’’

•	The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the special meeting. ‘‘Plurality’’ means that the individuals who receive the highest number of votes cast ‘‘FOR’’ election are elected as directors. Any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor. See ‘‘Director Election Proposal.’’

•	The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Movie Star common stock represented in person or by proxy and entitled to vote at the special meeting. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will not be counted in determining the number of votes required for a majority and will therefore have no effect on such vote. See ‘‘Adjournment Proposal.’’

The approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal are conditions to the consummation of the merger. The approval of the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal and the director election proposal are not conditions to the consummation of the merger, but are being proposed in connection with the merger and will not be presented at the meeting for a vote if the proposals that are conditions to the merger are not approved or waived (where practical). If the stock issuance proposal or the increase of authorized common stock proposal is not approved, we cannot effect the merger or the other transactions contemplated by the merger agreement. Accordingly, although we and FOH Holdings have the contractual right to waive these conditions, as a practical matter they may not be waived. If the name change proposal or the preferred stock proposal is not approved, absent a waiver by FOH Holdings and us, we cannot effect the merger or the other transactions contemplated by the merger agreement.

We have entered into a voting agreement with TTG Apparel pursuant to which it has agreed to vote in favor of the transactions contemplated in the merger agreement. TTG Apparel currently owns approximately 21.5% of our outstanding common stock. Notwithstanding this voting agreement and based on TTG Apparel’s current ownership of Movie Star common stock, because the stock issuance proposal, the increase of authorized stock proposal, the name change proposal and the preferred stock proposal require the affirmative vote of both (i) the holders of a majority of the outstanding shares of Movie Star on the record date and (ii) the holders of the majority of the shares of Movie Star common stock that are held by Movie Star’s shareholders other than TTG Apparel and its affiliates and associates on the record date, and the preferred stock proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Movie Star common stock on the record date, the vote with respect to any of such proposals is not assured.

Also, although the amended and restated 2000 performance equity plan proposal and the adjournment proposal require only the affirmative vote of the holders of the majority of shares of Movie Star common stock represented in person or by proxy and entitled to vote at the special meeting, and the election of each director requires a plurality vote of the shares of common stock represented in person or by proxy and entitled to vote at the special meeting, a quorum of a majority of the outstanding shares of Movie Star common stock represented in person or by proxy and entitled to vote at the special meeting is necessary to hold a valid meeting. Such quorum would not be obtained by the sole participation of TTG Apparel. Further, because TTG Apparel will not make up a majority of any quorum, the vote with respect to any of these proposals other than the director election proposal is not assured. If no shareholder nominates an alternative slate of directors, the election of each of our nominees will be assured if a quorum is present at the special meeting and a valid meeting is held.

•	Amendment to Bylaws. The merger agreement provides for an amendment to our bylaws in connection with the consummation of the merger, pursuant to which during the 18-month period following the merger, certain material transactions not in the ordinary course or actions that affect our capital structure or securities will require the approval of 75% of the directors. This amendment to our bylaws has been approved by our board of directors, subject to its effectiveness upon the consummation of the merger, and will not require shareholder approval. See ‘‘The Merger Agreement—Amended and Restated Bylaws.’’

•	Regulatory Matters. The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval other than filings with the states of Delaware and New York, which will be necessary to effect the transactions contemplated by the merger agreement, and filings of notification and report forms with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, which we and FOH Holdings may be required to make.

•	Tax Consequences of the Merger. The merger is expected to qualify as a tax-free transaction to Movie Star under the provisions of Section 1032 of the Internal Revenue Code of 1986, as amended, as an issuance of stock in exchange for property (i.e., the stock of FOH Holdings). However, as a result of the merger, our ability to use the net operating losses that we will have incurred prior to the merger will be limited on an annual basis. The ability of FOH Holdings to use its net operating losses that it will have incurred prior to the merger may also be limited. For a description of the material federal income tax consequences of the merger, please see the information set forth in ‘‘The Merger and Related Transactions—Material Federal Income Tax Consequences of the Merger.’’

•	Accounting Treatment. The merger of FOH Holdings and Movie Star will be accounted for under the purchase method of accounting as a reverse acquisition with FOH Holdings being treated as having acquired Movie Star as of the date of the completion of the merger. For a more detailed description of purchase accounting, see ‘‘The Merger and Related Transactions—Anticipated Accounting Treatment.’’

•	Risk Factors. In evaluating the proposals included in this proxy statement, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled ‘‘Risk Factors.’’

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

Q.	Why am I receiving this proxy statement and what am I voting on?	A.	We have sent you this proxy statement and the enclosed proxy card because the board of directors of Movie Star is soliciting your proxy to vote at the special meeting of shareholders on the proposals described in this proxy statement. This proxy statement contains important information about the proposals and the special meeting of Movie Star shareholders. You should read it carefully.

Q.	How are votes counted?	A.	Votes will be counted by the inspector of election appointed for the meeting, who will separately count ‘‘FOR’’ and ‘‘AGAINST’’ votes, abstentions and broker non-votes. Except with respect to the amended and restated 2000 performance equity plan proposal and the adjournment proposal, abstentions will be counted towards the total votes for each proposal, and will have the same effect as ‘‘AGAINST’’ votes. Abstentions will not be counted towards the total votes for the amended and restated 2000 performance equity plan proposal and the adjournment proposal. Broker non-votes will have the same effect as ‘‘AGAINST’’ votes with respect to all proposals except for the amended and restated 2000 performance equity plan proposal and the adjournment proposal. Broker non-votes will not be counted towards the total votes for the amended and restated 2000 performance equity plan proposal or the adjournment proposal. Directors are elected by a ‘‘plurality,’’ which means that the eleven individuals who receive the highest number of votes cast ‘‘FOR’’ election are elected as directors. Any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Q.	What is the quorum requirement?	A.	A quorum of Movie Star shareholders is necessary to hold a valid meeting. A quorum will be present at the Movie Star special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purpose of establishing a quorum.

Q.	Does the Movie Star board of directors recommend voting for each of the proposals included in this proxy statement?	A.	Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of Movie Star has determined that the merger and the other transactions contemplated by the merger agreement and each of the proposals contained in this proxy statement are fair to and in the best interests of Movie Star and its shareholders. The Movie Star board of directors unanimously recommends that Movie Star shareholders vote ‘‘FOR’’ each of these proposals. The members of Movie Star’s board of directors have interests in the merger that are different from, or in addition to, your interests as a shareholder. For a description of such interests, please see the section entitled ‘‘The Merger and Related Transactions—Interests of Movie Star Directors and Officers in the Merger and Related Transactions.’’

Q.	How much of Movie Star will existing Movie Star shareholders own after the merger and rights offering?	A.	Immediately following the effective time of the merger and without giving effect to the rights offering to our shareholders or the issuance of options, guarantor warrants, shares of common stock that may be issued pursuant to the standby purchase agreement or shares of Series A Preferred Stock, the shares of Movie Star common stock will be owned as follows: (a) existing holders of Movie Star common stock, excluding TTG Apparel, will own approximately 32.1% of the outstanding common stock of Movie Star; (b) TTG Apparel, together with Tokarz Investments, will own approximately 38.4% of the outstanding common stock of Movie Star (32.4% if the shares of Movie Star common stock to be contributed into escrow are excluded) and (c) the Fursa Managed Accounts will beneficially own approximately 29.5% of the outstanding common stock of Movie Star (23.6% if the shares of Movie Star common stock to be contributed into escrow are excluded).

In connection with the merger agreement, our shareholders will have the opportunity to purchase shares of our common stock at a 15% discount through our offering of non-transferable rights to purchase shares of our common stock. If all such rights are exercised, we will raise aggregate gross proceeds of $20 million. To the extent that existing Movie Star shareholders participate in the rights offering, the number of shares of Movie Star common stock held by existing Movie Star shareholders, other than TTG Apparel, following the merger will increase. If no Movie Star shareholder participates in the rights offering, (i) TTG Apparel, together with Tokarz Investments, will beneficially own approximately % of the outstanding common stock of Movie Star, in the aggregate, after giving effect to the purchase of the unsubscribed shares of the rights in accordance with the standby purchase agreement and the issuance and exercise of the guarantor warrants as consideration for the standby purchase commitments under the standby purchase agreement and (ii) the Fursa Managed Accounts will beneficially own approximately % of the outstanding common stock of Movie Star, after giving effect to the purchase of the unsubscribed shares of the rights in accordance with the standby purchase agreement, the issuance and exercise of the guarantor warrants as consideration for the standby purchase commitments and the issuance and conversion of the Series A Preferred Stock.

Q.	What if I object to the proposed merger? Do I have appraisal rights?	A.	No. Movie Star shareholders do not have appraisal rights in connection with the merger under the NYBCL.

Q.	Did Movie Star’s board of directors obtain a fairness opinion in connection with its approval of the merger agreement?	A.	Yes. On December 18, 2006, Chanin delivered its written opinion to our special committee, on which Movie Star’s board of directors was entitled to rely, stating that, as of such date, the consideration to be paid by Movie Star to the holders of FOH Holdings common stock is fair to the holders of Movie Star common stock from a financial point of view. The full text of this opinion is attached to this proxy statement as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations included in connection with the review undertaken.

Q.	What will happen in the proposed merger?	A.	As a consequence of the merger, Merger Sub will merge with and into FOH Holdings, with FOH Holdings remaining as the surviving corporation and becoming a wholly-owned subsidiary of Movie Star.

Q.	When do you expect the merger to be completed?	A.	It is currently anticipated that the merger will be consummated promptly following the Movie Star special meeting on , 2007.

For a description of the conditions to completion of the merger, see the section entitled ‘‘The Merger Agree-ment—Conditions to Closing of the Merger.’’

Q.	What do I need to do now?	A.	Movie Star urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the merger will affect you as a shareholder of Movie Star. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote my Movie Star shares?	A.	If you are a holder of Movie Star common stock at the close of business on , 2007, which is the record date for the special meeting, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date. If you hold your shares in ‘‘street name,’’ which means your shares are held of record by a broker, bank or nominee, the organization holding your account is considered to be the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, if you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. On the record date, shares of our common stock were issued and outstanding. Our common stock is the only class of stock of Movie Star that has been issued and, therefore, is the only class of stock of Movie Star entitled to vote.

Q.	If my shares are held in ‘‘street name,’’ will my broker, bank or nominee automatically vote my shares for me?	A.	If your shares are held by your broker as your nominee (that is, in ‘‘street name’’), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to ‘‘discretionary’’ items, but not with respect to ‘‘non-discretionary’’ items. Discretionary items are proposals considered routine under the rules of the American Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that the adjournment proposal is discretionary. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Broker non-votes are considered present in determining whether a quorum exists at the special meeting, but are not considered as votes cast in determining the outcome of any proposal. The stock issuance proposal, increase of authorized common stock proposal, name change proposal, preferred stock proposal, reverse stock split proposal, amended and restated 2000 performance equity plan proposal and director election proposal are all non-discretionary.

Q.	Can I change my vote after I have mailed my signed proxy card?	A.	Yes. Send a later-dated, signed proxy card to Movie Star’s secretary at the address of Movie Star’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to Movie Star’s secretary.

Q.	Do I need to send in my stock certificates?	A.	No. You should not submit your stock certificates now or after the merger because your shares will not be exchanged in the merger. However, if our board of directors determines to implement the reverse stock split, you will need to surrender your stock certificates so that replacement certificates representing shares of Movie Star common stock following the reverse stock split may be issued in exchange therefor. For additional information on the exchange of stock certificates, see the section entitled ‘‘Reverse Stock Split Proposal—Exchange of Stock Certificates.’’

Q.	What should I do if I receive more than one set of voting materials?	A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Movie Star shares.

Q.	Who is paying for this proxy solicitation?	A.	We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. Morrow & Co., Inc., a proxy solicitation firm that we have engaged to assist us in soliciting proxies, will be paid a customary fee of $7,500 plus expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	How may I obtain Movie Star’s Annual Report on Form 10-K for the year ended June 30, 2007?	A:	We have enclosed with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. Our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission can be accessed through our website at www.moviestarinc.com.

Q.	Who can help answer my questions?	A.	If you have questions about the merger, the proposals or this proxy statement, or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

Investor Relations Movie Star, Inc. 1115 Broadway New York, New York 10010 Tel: (212) 798-4700

or

Morrow & Co., Inc. 470 West Avenue, 3rd Floor Stamford, Connecticut 06902 Tel: (800) 607-0088

You may also obtain additional information about Movie Star from documents filed with the SEC by following the instructions in the section entitled ‘‘Where You Can Find More Information’’ on page 191.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes, or may be deemed to constitute, ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as ‘‘may,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘should,’’ ‘‘could,’’ ‘‘likely,’’ ‘‘foresee,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘project,’’ ‘‘predict’’ and ‘‘continue’’ or, in each case, their negative or other variations or comparable terminology. You should read statements that contain these words carefully because they may:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other ‘‘forward-looking’’ information.

We believe it is important to communicate our expectations to our shareholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or FOH Holdings in such forward-looking statements, including, among other things:

•	difficulties relating to the integration of our business and operations with FOH Holdings;

•	competition;

•	business conditions and industry growth;

•	rapidly changing consumer preferences and trends;

•	general economic conditions;

•	reliance on vendors and service providers;

•	large variations in sales volume with significant customers;

•	the addition or loss of significant customers;

•	continued compliance with government regulations;

•	the loss of key personnel;

•	labor practices;

•	product development;

•	management of growth;

•	increased operating costs or an inability to meet efficiency or cost reduction objectives;

•	timing of orders and deliveries of products; and

•	foreign government regulations and risks of doing business abroad.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Movie Star, FOH Holdings or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Movie Star and FOH Holdings undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the proposals contained in this proxy statement, you should be aware that the occurrence of the events described in the ‘‘Risk Factors’’ section and elsewhere in this proxy statement could have a material adverse effect on the business, prospects, financial condition or operating results of Movie Star and/or FOH Holdings.

PARTIES TO THE TRANSACTIONS

Movie Star

Movie Star is a publicly traded corporation that designs, manufactures (through independent contractors), imports, markets and distributes women’s intimate apparel to mass merchandisers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States and Canada.

Movie Star’s common stock is currently listed on the American Stock Exchange under the symbol ‘‘MSI.’’

The mailing address of Movie Star’s principal executive office is 1115 Broadway, New York, New York 10010, and its telephone number is (212) 798-4700.

Merger Sub

Fred Merger Corp. was organized on December 12, 2006 to effect a merger with FOH Holdings and is a wholly-owned subsidiary of Movie Star. Its address and telephone number is the same as ours.

FOH Holdings

FOH Holdings is a privately-held company headquartered in Hollywood, California that has four subsidiaries that operate under the brand name ‘‘Frederick’s of Hollywood.’’ Frederick’s of Hollywood is a mall-based specialty retailer of women’s intimate apparel and related products in the United States, and a direct retailer of intimate apparel and other women’s apparel through its catalog and Internet operations. Frederick’s of Hollywood operates 136 stores nationwide as of September 30, 2007, operates an online store at www.fredericks.com and, in its 2007 fiscal year mailed approximately 20 million catalogs. Frederick’s of Hollywood had net sales from continuing operations of approximately $155 million for the year ended July 28, 2007.

The mailing address of FOH Holdings’ principal executive office is 6255 Sunset Boulevard, Sixth Floor, Hollywood, California 90028, and its telephone number is (323) 466-5151.

TTG Apparel

TTG Apparel is a Delaware limited liability company formed for the purpose of investing in Movie Star. The sole controlling person of TTG Apparel is Michael T. Tokarz, its manager. Mr. Tokarz is presently the controlling person of The Tokarz Group Advisors, LLC, an entity that manages MVC Capital, Inc., a business development company that is listed on the New York Stock Exchange. Mr. Tokarz does not directly own our common stock. TTG Apparel currently owns approximately 21.5% of our outstanding common stock.

The mailing address of TTG Apparel’s principal executive office is Riverview at Purchase, 287 Bowman Avenue, Purchase, New York 10577, and its telephone number is (914) 251-1825.

Tokarz Investments

Tokarz Investments is a Delaware limited liability company formed for the purpose of owning various Tokarz family investments. The sole controlling person of Tokarz Investments is Michael T. Tokarz, its manager. Mr. Tokarz does not directly own FOH Holdings common stock. Tokarz Investments currently owns approximately 50% of the common stock of FOH Holdings.

The mailing address of Tokarz Investments’ principal executive office is Riverview at Purchase, 287 Bowman Avenue, Purchase, New York 10577, and its telephone number is (914) 251-1825.

Fursa

Fursa is a Delaware limited liability company and registered investment advisor that beneficially owns, on behalf of certain funds and accounts affiliated with, managed by, or over which Fursa or its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, approximately 50% of the common stock of FOH Holdings.

The mailing address of Fursa’s principal executive office is 444 Merrick Road, Suite 104, Lynbrook, New York 11563, and its telephone number is (646) 205-6203.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the proposals being discussed in this proxy statement.

The value of your investment in us following consummation of the merger will be subject to the significant risks inherent in the intimate apparel business. If any of the events described below occur, the business, financial condition and results of operation of the combined company could be adversely affected. This could cause the trading price of the combined company’s common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Relating to the Merger

The value of our shares of common stock to be issued to FOH Holdings’ stockholders will fluctuate; the shares being issued to FOH Holdings may be at a higher purchase price than we anticipated paying to the FOH Holdings stockholders depending on fluctuations in the price of our common stock.

The number of shares of our common stock to be issued in the merger for each share of FOH Holdings common stock was fixed at the time we entered into the merger agreement. As a result of changes in our business, operations or prospects, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, general market and economic conditions and other factors, the per share price of our common stock upon the consummation of the merger may be considerably higher or lower than the per share price on the date of this proxy statement, on the date of the special meeting of our shareholders or on the date of our board’s approval of the merger and related transactions. Because the exchange ratio will not be adjusted to reflect any changes in the market value of our common stock, if the market value of our common stock should rise considerably, the purchase price we pay may be considerably higher than we originally anticipated when the merger agreement was executed. During the 12-month period ended September 28, 2007, our common stock traded in a range from a low of $0.75 to a high of $3.50 and ended that period at $2.26. See ‘‘Price Range of Movie Star Common Stock and Dividends’’ on page 188 for more detailed share price information.

The combined company may fail to realize some or all of the anticipated benefits of the merger, which could adversely affect the value of Movie Star common stock.

The merger involves the integration of two companies that have previously operated independently. Movie Star and FOH Holdings expect the combined company to realize financial and operational benefits, including enhanced earnings growth, overhead savings, operating cost savings and other synergies. However, to realize the anticipated benefits from the merger, the businesses of Movie Star and Frederick’s of Hollywood must be combined in a manner that maximizes the potential for earnings growth and cost savings. If we are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

The failure to integrate in a timely manner our business and operations and those of Frederick’s of Hollywood may adversely affect the combined company’s future results.

Movie Star and Frederick’s of Hollywood have operated as independent companies and will continue to do so until the completion of the merger. The process of consolidating functions and integrating organizations, procedures and operations could be more costly than expected or could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that could adversely affect the combined company’s ability to maintain relationships with customers, suppliers, employees and others.

The fairness opinion obtained by our special committee will not reflect changes in circumstances during the period between when the merger agreement was signed and the merger is consummated.

Our special committee has not obtained an updated opinion from Chanin as of the date of this proxy statement. Changes in our or Frederick’s of Hollywood’s operations and prospects, general market and economic conditions and other factors which may be beyond our control or the control of Frederick’s of Hollywood and on which the fairness opinion was based, may alter the value of Movie Star or Frederick’s of Hollywood or the price of shares of our common stock by the time the merger is completed. The opinion is based on the information in existence on the date delivered and will not be updated as of the time the merger is consummated. Since we do not intend to obtain an updated opinion, the opinion given at the time the merger agreement was signed does not address the fairness of the merger consideration from a financial point of view at the time of the special meeting of our shareholders or at the time the merger is completed. For a description of the opinion given by Chanin in connection with this merger, please refer to ‘‘The Merger and Related Transactions—Opinion of Financial Advisor to Special Committee.’’

The merger agreement contains provisions that might discourage a third party from making an alternative proposal that would be more financially beneficial to our shareholders than the FOH Holdings merger.

The merger agreement limits our ability to initiate, solicit, facilitate or encourage certain acquisition or merger proposals from a third party. Under the terms of the merger agreement, subject to limited exceptions, before we can terminate the merger agreement in favor of a superior proposal from a third party, we must give FOH Holdings five business days to negotiate changes to its proposal. In addition, under specified circumstances, we may be required to pay a termination fee of $300,000 if the merger is not consummated and reimburse FOH Holdings for all of its out-of-pocket expenses in connection with the merger. These provisions might discourage a potential third party with an interest in entering into a transaction with us from considering or proposing any such transaction, even if it were prepared to enter into a transaction that would be more financially beneficial to our shareholders. See ‘‘The Merger Agreement—Termination’’ and ‘‘The Merger Agreement—Restrictions on Solicitations of Other Offers Concerning Movie Star.’’

Our executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of our shareholders. These interests may have influenced their decision to approve the merger and other transactions contemplated by the merger agreement.

At the recommendation of our special committee, our board of directors unanimously approved the merger agreement and the transactions, agreements and documents contemplated thereby and recommends that our shareholders vote to adopt the proposals set forth in this proxy statement. Certain of our executive officers and directors have interests in the merger that are different from, or in addition to, those of our shareholders generally. These interests include the continuing employment of our executive officers and the continuing service of all of our current directors as directors of the combined company, as well as the issuance of stock options and other stock-based awards relating to such continuing employment and service. These interests may have influenced their decision as members of our board of directors to vote for the merger and other transactions contemplated by the merger agreement. In considering the recommendations of our board of directors to vote for the proposals contained in this proxy statement, you should consider these interests. Additionally, the exercise of our directors’ and officers’ discretion in agreeing to changes in or waivers to the terms of the merger agreement and other transaction documents may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest. See ‘‘The Merger and Related Transactions—Interests of Movie Star Directors and Officers in the Merger and Related Transactions’’ and ‘‘Executive Compensation—Compensation Arrangements for Executive Officers.’’

The unaudited pro forma financial information included in this proxy statement may not be indicative of what the combined company’s actual financial position or results of operations would have been or will be for any future period.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. Such information also is not necessarily indicative of the financial position or results of operations for any future period. Accordingly, the final purchase accounting may lead to materially different financial results from the pro forma financial information reflected in this proxy statement. See ‘‘Unaudited Pro Forma Condensed Consolidated Financial Information.’’

If we are damaged and become entitled to indemnification under the merger agreement, our claim on the shares placed in escrow by the FOH Holdings stockholders will not mitigate the impact that such damage may have on the combined company’s cash resources.

Under the merger agreement, the FOH Holdings stockholders are required to place in escrow a portion of the common stock they would have otherwise received upon consummation of the merger to cover their indemnification obligations to us. There is no way of predicting the total dollar amount of such claims. Although the satisfaction of an indemnification claim against FOH Holdings stockholders by reclaiming shares of our common stock to be placed in escrow will adjust the relative equity ownership between our current shareholders and the FOH Holdings stockholders, any related cash expenditures could be a drain on the cash resources of the combined company.

We and FOH Holdings may not be able to fully utilize each of our respective existing net operating loss carryovers in determining future taxable income.

As a result of the merger, our ability to use the net operating losses that we incurred prior to the merger will be limited on an annual basis. The ability of FOH Holdings to use its operating losses that it incurred prior to the merger may also be limited. Consequently, subsequent to the merger, our income tax liability and/or that of FOH Holdings may be greater than what it would have been had the merger not been effected. FOH Holdings, as of July 29, 2006, and Movie Star, as of June 30, 2006, had net operating loss carryforwards (for federal income tax purposes) of approximately $5.2 million and $9.1 million, respectively.

FOH Holdings has had two material weaknesses and other deficiencies in its internal accounting controls in the past, and additional material weaknesses or other deficiencies may be identified in the future. These material weaknesses could cause material weaknesses in the internal control over financial reporting of the combined company, which could hamper the combined company’s ability to ensure timely and accurate financial reporting, causing investors to lose confidence and the stock price to decline.

In connection with the audit of FOH Holdings’ consolidated financial statements for the fiscal year ended July 28, 2007, which did not include an audit of the effectiveness of FOH Holdings’ internal control over financial reporting, its independent registered public accounting firm reported to its audit committee two ‘‘material weaknesses’’ and other deficiencies in FOH Holdings’ internal control over financial reporting, finding that:

•	FOH Holdings did not perform reconciliations of significant accounts on a timely basis during the course of the year, nor did these reconciliations undergo the appropriate level of review; and

•	FOH Holdings did not have adequate cut-off procedures to ensure that all costs during the year were properly recorded in the correct period.

If these weaknesses are not adequately remediated or were to recur, or if additional weaknesses are identified or new or improved controls are not implemented successfully in a timely manner, the combined company’s ability to assure timely and accurate financial reporting may be adversely affected. As a result, errors in financial reporting may occur and the combined company may be required to restate its financial statements and shareholders could lose confidence in the accuracy and reliability of its financial statements. This could cause the market price of the combined company’s stock to decline and could also lead to stockholder litigation.

Investor confidence and the combined company’s stock price may be adversely impacted if the combined company has one or more material weaknesses in its internal control over financial reporting.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include in their Annual Report on Form 10-K a report of management on the company’s internal control over financial reporting that contains an assessment by management of the effectiveness of the company’s internal control over financial reporting. The company’s independent registered public accounting firm also must form an opinion on the effectiveness of internal control over financial reporting. The combined company will be required to comply with these rules following the consummation of the merger. Management and our independent registered accounting firm may conclude that the internal control over financial reporting are not effective. Furthermore, effective internal control over financial reporting is important to the production of reliable financial reports and to help prevent fraud. As a result, a failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of the combined company’s financial statements, which could harm the business and result in a decrease in the market price of its common stock. Failure to comply with Section 404 could potentially subject the combined company to sanctions or investigations by the SEC, the American Stock Exchange or other regulatory authorities.

Risks Relating to the Rights Offering

Pursuant to the standby purchase agreement, our largest shareholder and the FOH Holdings stockholders agreed to purchase any shares of our common stock not subscribed for in the rights offering, which would enable them to materially influence the election of our directors and other major corporate decisions requiring the approval of our shareholders.

Pursuant to the standby purchase agreement, to the extent any shares of our common stock are not subscribed for in the rights offering, the Fursa standby purchasers have agreed to purchase, on a several but not on a joint and several basis, 50% of the unsubscribed shares, and TTG Apparel and Tokarz Investments have agreed to purchase the remaining 50%. Further, as sole consideration for the commitments by the parties entering into the standby purchase agreement with us, we will issue warrants representing the right to purchase an aggregate of            shares of our common stock. If no Movie Star shareholder participates in the rights offering, TTG Apparel, together with Tokarz Investments, would then beneficially own an aggregate of         % of the combined company’s outstanding common stock, after giving effect to the shares purchased under their standby purchase commitments and the issuance of the guarantor warrants, and the Fursa standby purchasers would then beneficially own in the aggregate         % of the combined company’s outstanding common stock, after giving effect to the shares purchased under their standby purchase commitments, the issuance of the guarantor warrants and the issuance of the Series A Preferred Stock. Following the 18-month period after the consummation of the merger during which TTG Apparel, Tokarz Investments and the Fursa standby purchasers are limited in their abilities to act together and are subject to those actions that will require a supermajority vote of the combined company’s directors, this substantial ownership of the combined company’s common stock would enable them to influence the election of the combined company’s directors and other significant corporate decisions and transactions with respect to which the combined company’s shareholders are entitled to vote. See ‘‘Other Transaction Documents—Standby Purchase Agreement,’’ ‘‘Other Transaction Documents—Standby Purchase Agreement—Rights Offering,’’ ‘‘Other Transaction Documents—Standby Purchase Agreement—Guarantor Warrants,’’ ‘‘Other Transaction Documents—Shareholders Agreement’’ and ‘‘The Merger Agreement—Amended and Restated Bylaws.’’

Current Movie Star shareholders may suffer further dilution of their percentage ownership of Movie Star common stock by not purchasing shares in the rights offering, and a lack of participation by Movie Star common shareholders may result in our largest shareholder and the FOH Holdings stockholders holding a greater controlling interest in the outstanding shares of Movie Star common stock.

The issuance of shares of our common stock to the FOH Holdings stockholders in the merger will cause the percentage ownership of shares of our common stock held by Movie Star shareholders to decline significantly. If Movie Star shareholders do not fully participate in the rights offering, their proportionate voting and ownership interest will be further reduced and the percentage that their original shares represent of our expanded equity after exercise of the subscription rights will be diluted. For example, if a Movie Star shareholder owns 1% of our outstanding common stock (approximately        shares) on the record date, the new shares to be issued in the merger will reduce that shareholder’s ownership percentage to approximately         % of the shares outstanding immediately after the merger. If Movie Star shareholders do not exercise any subscription rights, then the percentage ownership of that shareholder will be further reduced to approximately         %. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you participate in the rights offering.

The rights offering may cause the price of Movie Star common stock to decrease immediately, and this decrease may continue.

The subscription price per share of $         is 85% of the average of the closing prices of Movie Star common stock on the American Stock Exchange during the 20 trading days immediately preceding the record date. This discount, along with the number of shares we propose to issue and ultimately will issue through the rights offering and/or through the standby purchase commitments for the rights offering, may result in an immediate decrease in the market value of Movie Star common stock. This decrease may continue after the completion of the rights offering. On September 28, 2007, the closing price of Movie Star common stock was $2.26 per share.

Risks Related to the Businesses of Movie Star and Frederick’s of Hollywood

The following risk factors apply to us and Frederick’s of Hollywood, individually, where appropriate, and also are expected to apply to the combined company following the consummation of the merger.

If the combined company cannot compete effectively in the retail and wholesale apparel industry, its business, financial condition and results of operations may be adversely affected.

The intimate apparel industry is highly competitive, both on the wholesale and retail levels. The wholesale industry is characterized by a large number of small companies manufacturing and selling unbranded merchandise, and by several large companies which have developed widespread consumer recognition of the brand names associated with merchandise manufactured and sold by these companies. In addition, some of the larger retailers to whom we have historically sold our products have sought to expand the development and marketing of their own brands and to obtain intimate apparel products directly from the same or similar sources from which we obtain our products. Many of these companies have greater financial, technical and sourcing capabilities than we do. If we do not continue to provide high quality and reliable services on a timely basis at competitive prices, we may not be able to continue to compete in our industry. If we are unable to compete successfully, we could lose one or more of our significant customers which, if not replaced, could negatively impact sales and have an adverse effect on our business, financial condition and results of operations, as well as those of the combined company after the consummation of the merger.

Frederick’s of Hollywood competes with a variety of retailers, including national department store chains, national and international specialty apparel chains, apparel catalog businesses and online apparel businesses that sell similar lines of merchandise. Since Frederick’s of Hollywood emerged from bankruptcy in 2003, it has been limited in its ability to invest in its business and infrastructure. Many of Frederick’s of Hollywood’s competitors may have greater financial, distribution, logistics, marketing and other resources available to them and may be able to adapt to changes in customer requirements more quickly, devote greater resources to the design, sourcing, distribution, marketing and sale of their products, generate greater national brand recognition or adopt more aggressive pricing policies. If Frederick’s of Hollywood is unable to overcome these potential competitive disadvantages, such factors could have an adverse effect on Frederick’s of Hollywood’s business, financial condition and results of operations, as well as those of the combined company after the consummation of the merger.

The failure to successfully order and manage inventory to reflect customer demand and anticipate changing consumer preferences and buying trends may adversely affect the combined company’s revenue and profitability.

The success of the combined company depends, in part, on management’s ability to anticipate and respond effectively to rapidly changing fashion trends and consumer tastes and to translate market trends into appropriate, saleable product offerings. Generally, merchandise must be ordered well in advance of the applicable selling season and the extended lead times may make it difficult to respond rapidly to new or changing product trends or price changes. If the combined company is unable to successfully anticipate, identify or react to changing styles or trends and misjudges the market for its products or its customers’ purchasing habits, then its product offerings may be poorly received by the ultimate consumer and may require substantial discounts to sell, which would reduce sales revenue and lower profit margins. In addition, the combined company will incur additional costs if it needs to redesign its product offerings. Brand image also may suffer if customers believe that the combined company is unable to offer innovative products, respond to the latest fashion trends or maintain product quality.

The combined company will depend on key personnel and it may not be able to operate and grow the business effectively if it loses the services of any key personnel or is unable to attract qualified personnel in the future.

The combined company will be dependent upon the continuing service of key personnel and the hiring of other qualified employees. In particular, the combined company will be dependent upon the management and leadership of Peter Cole, who will be the Executive Chairman of the combined company, Melvyn Knigin, who will be the Chief Executive Officer of the Movie Star division, Linda LoRe, who will be the Chief Executive Officer of the Frederick’s of Hollywood division, and Thomas Rende, who will be the Chief Financial Officer of the combined company. The loss of any of them or other key personnel could affect the combined company’s ability to operate the business effectively. Other than a $5 million policy on the life of Mr. Knigin, neither we nor Frederick’s of Hollywood carries key man insurance for any management or other key personnel. The death of a key employee of the combined company could adversely affect its profitability and there would be no insurance to mitigate the loss.

Frederick’s of Hollywood historically has depended on a high volume of mall traffic, the lack of which would hurt the combined company’s business.

Most Frederick’s of Hollywood stores are located in shopping malls. Sales at these stores are influenced, in part, by the volume of mall traffic. Frederick’s of Hollywood stores benefit from the ability of the malls’ ‘‘anchor’’ tenants, generally large department stores, and other area attractions to generate customer traffic in the vicinity of its stores and the continuing popularity of malls as shopping destinations. A decline in the desirability of the shopping environment of a particular mall, whether due to the closing of an anchor tenant or competition from non-mall retailers, or a decline in the popularity of shopping malls generally, could reduce the volume of mall traffic, which could have an adverse effect on the combined company’s business, financial condition and results of operations.

If leases for Frederick’s of Hollywood stores cannot be negotiated on reasonable terms, the combined company’s growth and profitability could be harmed.

The growth in Frederick’s of Hollywood’s sales is significantly dependent on management’s ability to operate retail stores in desirable locations with capital investments and lease costs that allow for the opportunity to earn a reasonable return. Desirable locations and configurations may not be available at a reasonable cost, or at all. If Frederick’s of Hollywood is unable to renew or replace its store leases or enter into leases for new stores on favorable terms, the combined company’s growth and profitability could be harmed.

Movie Star relies on one key customer, and a significant decrease in business from or the loss of this key customer could substantially reduce revenues.

Wal-Mart accounted for approximately 25% and 51% of our sales for fiscal years 2006 and 2007, respectively. We do not have a long-term contract with Wal-Mart and, therefore, our business is subject to significant unpredictable increases and decreases in sales depending upon the size and number of orders we receive from Wal-Mart. Accordingly, a significant decrease in business from or loss of Wal-Mart as a customer would have a material adverse effect on our business, financial condition and results of operations, which, in turn, would affect the business, financial condition and results of operations of the combined company.

The extent of our and Frederick’s of Hollywood’s foreign sourcing and manufacturing may adversely affect the combined company’s business, financial condition and results of operations.

Substantially all of our and Frederick’s of Hollywood’s products are manufactured outside the United States. As a result of the magnitude of foreign sourcing and manufacturing, our respective businesses are, and the business of the combined company will be, subject to the following risks:

•	political and economic instability in foreign countries, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods, or to an increase in transportation costs of raw materials or finished product;

•	the imposition of regulations and quotas relating to imports, including quotas imposed by bilateral textile agreements between the United States and foreign countries, including China, where both companies conduct business;

•	the imposition of duties, taxes and other charges on imports;

•	significant fluctuation of the value of the U.S. dollar against foreign currencies;

•	restrictions on the transfer of funds to or from foreign countries; and

•	violations by foreign contractors of labor and wage standards and resulting adverse publicity.

If these risks limit or prevent us or Frederick’s of Hollywood from selling, manufacturing or acquiring products from foreign suppliers, the operations of the combined company could be disrupted until alternative suppliers are found, which could negatively impact its business, financial condition and results of operations.

Both companies operate on very tight delivery schedules and, if there are delays and expected delivery dates cannot be met, it could negatively affect the combined company’s profitability.

If there is a delay in the delivery of goods and delivery schedules cannot be met, then our wholesale customers and both our and Frederick’s of Hollywood’s retail customers may cancel their orders or request a reduced price for the delivery of their orders. If orders are canceled, it would result in an over-inventoried position and require the sale of inventory at low or negative gross profits, which would reduce the combined company’s profitability. Both companies may also incur extra costs to meet customer delivery dates, which would also reduce the combined company’s profitability.

Any disruptions at our or Frederick’s of Hollywood’s distribution centers could materially affect the ability of the combined company to distribute products, which could lead to a reduction in the combined company’s revenue and/or profits.

Frederick’s of Hollywood’s and our respective distribution centers in Phoenix, AZ and Poplarville, MS will serve the combined company’s customers. There is no backup facility or any alternate distribution arrangements in place. If either company experiences disruptions at its distribution center that impede the timeliness or fulfillment of the products being distributed, or either distribution center is partially or completely destroyed, becomes inaccessible, or is otherwise not fully usable, whether due to unexpected circumstances such as weather conditions or disruption of the transportation systems or uncontrollable factors such as terrorism and war, it would have a material adverse effect on the combined company’s ability to distribute its products, which in turn would have a material adverse effect on the combined company’s business, financial condition and results of operations.

The failure to upgrade information technology systems as necessary could have an adverse effect on the combined company’s operations.

Some of our and Frederick’s of Hollywood’s information technology systems, which are primarily utilized to manage information necessary to price and ship products, manage production and inventory and generate reports to evaluate each company’s respective business operations, are dated and are comprised of multiple applications, rather than one overarching state-of-the-art system. Modifications involve replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality. If the combined company is unable to effectively implement these systems and update them where necessary, this could have a material adverse effect on its business, financial condition and results of operations.

The processing, storage and use of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

The collection of data and processing of transactions through Frederick’s of Hollywood’s websites and through its call centers, require Frederick’s of Hollywood, and will require the combined company, to receive and store a large volume of personally identifiable data. This type of data is subject to legislation and regulation in various jurisdictions. The combined company may become exposed to potential liabilities with respect to the data that it collects, manages and processes, and may incur legal costs if the combined company’s information security policies and procedures are not effective or if it is required to defend its respective methods of collection, processing and storage of personal data. Future investigations, lawsuits or adverse publicity relating to its methods of handling personal data could adversely affect the combined company’s business, financial condition and results of operations due to the costs and negative market reaction relating to such developments.

The combined company may not have the personnel and the infrastructure to successfully complete Frederick’s of Hollywood’s store expansion plan and remodeling program following the merger.

The growth of the combined company will depend, in part, on its ability to open and operate Frederick’s of Hollywood’s stores successfully and to manage Frederick’s of Hollywood’s planned retail store expansion. Frederick’s of Hollywood’s store expansion plan calls for the opening of approximately 50 new stores over the three years commencing with the closing of the merger. Additionally, Frederick’s of Hollywood is currently implementing a program of regularly remodeling or expanding existing stores. There can be no assurance that the combined company will be able to achieve such store expansion goals, manage its growth effectively, successfully integrate the planned new stores into its operations effectively remodel or expand its stores or operate its new and remodeled stores profitably.

Frederick’s of Hollywood’s collection and remittance of sales and use tax may be subject to audit and may expose the combined company to liabilities for unpaid sales or use taxes, interest and penalties on past sales.

Frederick’s of Hollywood sells its products through three channels: retail specialty stores, mail order catalogs and the Internet. Frederick’s of Hollywood has historically operated its channels separately and accounts for sales and use tax separately. Currently, its mail order and Internet subsidiaries collect and pay sales tax to the relevant state taxing authority on sales made to residents in any state in which Frederick’s of Hollywood has a physical presence. Frederick’s of Hollywood and its subsidiaries are periodically audited by state government authorities. It is possible that one or more states may disagree with Frederick’s of Hollywood’s method of assessing and remitting these taxes, including sales tax on catalog and Internet sales. It is expected that the combined company will challenge any and all future assertions by state governmental authorities or private litigants that it owes sales or use tax, but the combined company may not prevail. If the combined company does not prevail, it could be held liable for substantial sales and use taxes, interest and penalties which could have an adverse effect on the profitability of the combined company.

The combined company could be sued for trademark infringement, which could force it to incur substantial costs and devote significant resources to defend the litigation.

We and Frederick’s of Hollywood use many trademarks and product designs in our businesses and believe these trademarks and product designs are important to each of our businesses and the combined company’s competitive position and success. As appropriate, both companies rely on trademark and copyright laws to protect these designs even if not formally registered as marks, copyrights or designs. Third parties may sue us, Frederick’s of Hollywood, and/or the combined company for alleged infringement of their proprietary rights. The party claiming infringement might have greater resources than the combined company to pursue its claims, and the combined company could be forced to incur substantial costs and devote significant management resources to defend the litigation. Moreover, if the party claiming infringement were to prevail, the combined company could be forced to discontinue the use of the related trademark, patent or design and/or pay significant damages, or to enter into expensive royalty or licensing arrangements with the prevailing party, assuming these royalty or licensing arrangements are available at all on an economically feasible basis, which they may not be.

If the combined company cannot protect its trademarks and other proprietary intellectual property rights, its business may be adversely affected.

We and Frederick’s of Hollywood may experience difficulty in effectively limiting unauthorized use of our respective trademarks and product designs worldwide which may cause significant damage to our or Frederick’s of Hollywood’s brand name and our respective ability to effectively represent ourselves to our agents, suppliers, vendors and/or customers. The combined company may not be successful in enforcing its trademark and other proprietary rights and there can be no assurance that it will be adequately protected in all countries or that it will prevail when defending its trademark and proprietary rights.

Risks Related to the Reverse Stock Split

If a reverse stock split is implemented, the market price per share of our common stock after the reverse stock split may not exceed or remain in excess of the current market price, which could impact the combined company’s ability to maintain an American Stock Exchange listing.

Due to the structure of the proposed merger through which FOH Holdings’ stockholders will be the majority shareholders of the combined company immediately following the effective time of the merger, the American Stock Exchange has informed us that we would be obligated to satisfy the American Stock Exchange’s original listing standards which, among other things, require that our shares of common stock have a bid price of at least $2.00 per share. If our bid price is less than $2.00 per share and we are required to effect a reverse stock split, there can be no assurance that the market price of the combined company’s common stock after effecting such reverse stock split will increase in proportion to the reduction in the number of shares of our common stock issued and outstanding before the reverse stock split. Further, the market price per share of the combined company’s common stock following the effective time of the reverse stock split may not be maintained for any period of time following the reverse stock split. For example, based on the closing price of our common stock on September 28, 2007 of $2.26 per share, if the reverse stock split was implemented at 1 for 2, there can be no assurance that the post-split market price of our common stock would be $4.52, or even that it would remain above the pre-split market price. Failure to do so may impact the combined company’s ability to maintain an American Stock Exchange listing.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA AND SUMMARY SELECTED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We are providing the following selected financial information to assist you in your analysis of the financial aspects of the merger and related transactions.

FOH Holdings’ consolidated balance sheet data as of July 28, 2007 and July 29, 2006 and the consolidated statements of operations data for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005 and the seven months ended March 3, 2005, are derived from FOH Holdings’ consolidated financial statements audited by Deloitte & Touche LLP, an independent registered public accounting firm, which are included elsewhere in this proxy statement. FOH Holdings’ consolidated balance sheet data as of July 30, 2005, July 31, 2004, and July 26, 2003 and the consolidated statements of operations data for the year ended July 31, 2004, the seven months ended July 26, 2003 and the five months ended December 31, 2002 have been derived from FOH Holdings’ audited consolidated financial statements, which are not included in this proxy statement.

Movie Star’s consolidated balance sheet data as of June 30, 2007 and 2006 and the consolidated statements of operations data for each of the three years in the period ended June 30, 2007, are derived from Movie Star’s consolidated financial statements audited by Mahoney Cohen & Company, CPA, P.C., an independent registered public accounting firm, which are included elsewhere in this proxy statement. Movie Star’s consolidated balance sheet data as of June 30, 2005, 2004 and 2003 and the consolidated statements of operations data for the years ended June 30, 2004 and 2003 have been derived from Movie Star’s audited consolidated financial statements, which are not included in this proxy statement.

The selected financial information of FOH Holdings and Movie Star is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes and each of FOH Holdings’ and Movie Star’s ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ contained elsewhere in this proxy statement. The information presented may not be indicative of the future performance of FOH Holdings, Movie Star or the combined company.

FOH Holdings’ Selected Historical Consolidated Financial and Other Data

The selected consolidated financial data set forth below should be read in conjunction with ‘‘FOH Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and the audited consolidated financial statements and notes to the financial statements of FOH Holdings. The consolidated financial statements of FOH Holdings include the accounts of FOH Holdings, Inc. and its operating subsidiaries: Frederick’s of Hollywood, Inc., Hollywood Mail Order, LLC, Frederick’s of Hollywood Stores, Inc., and Frederick’s.com, Inc.

Fiscal 2003 Presentation

On July 10, 2000, FOH Holdings, excluding its subsidiary Frederick’s.com. Inc., filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court. The Bankruptcy Court confirmed the plan of reorganization on December 18, 2002, it became effective on January 6, 2003, and at the close of business on that day FOH Holdings emerged from bankruptcy. FOH Holdings prior to emergence from bankruptcy is referred to as the ‘‘Predecessor’’ and the emerged company is referred to as the ‘‘First Successor’’. FOH Holdings’ selected financial data for periods prior to January 6, 2003 included in this proxy statement reflect the financial results of the Predecessor. FOH Holdings’ selected financial data for periods as of January 6, 2003 to March 3, 2005 included in this proxy statement reflect the financial results of the First Successor.

FOH Holdings applied the accounting and reporting requirements of ‘‘fresh start’’ accounting to the First Successor effective January 6, 2003. As a result of applying fresh start accounting, the First Successor’s results of operations for periods after emergence from bankruptcy are not comparable to the Predecessor’s results of operations for periods prior to emergence from bankruptcy, and therefore, the combined results for fiscal 2003 should not be taken as indicative of historical or future results.

Fiscal 2005 Presentation

On March 3, 2005, Tokarz Investments and Fursa, along with its affiliated funds, acting together as a collaborative group, purchased in a private shareholder transaction the outstanding common stock of FOH Holdings held by all other shareholders. Additionally, one of the investors, an existing debt holder, purchased directly from the non-affiliated former lenders the outstanding balances under FOH Holdings’ term loans (collectively the ‘‘Tranche A, B and C’’). Accordingly, pushdown accounting has been applied as of the date of these transactions. FOH Holdings’ selected financial data for periods as of and subsequent to March 3, 2005 reflect the results of the ‘‘Second Successor.’’ The purchase price in excess of the fair value of the assets was allocated to FOH Holdings’ assets based on their respective fair values in accordance with the provisions of Statement of Financial Accounting Standards (‘‘SFAS’’) No. 141, Business Combinations. As a result of applying purchase accounting, the results of operations of the Second Successor for periods after March 3, 2005 are not comparable to the results of operations for periods prior to March 3, 2005, and therefore, the results for fiscal 2005 should not be taken as indicative of historical or future results. The results are further separated by a heavy black line to indicate the effective date of the new basis of accounting.

Financial Operations Overview

FOH Holdings assesses the performance of its business using various financial and operating measures, which primarily include:

•	Net sales — Net sales include sales of merchandise from retail stores, catalogs and websites, less discounts and sales return allowances.

•	Comparable store sales — Comparable store sales include net merchandise sales from stores that have been open for one complete fiscal year. FOH Holdings excludes new and permanently relocated store locations from the comparable store sales until they have been in operation for one complete fiscal year. Similarly, stores that are expanded or down-sized by more than 30% are also excluded from the comparable store base until they have been in operation in their new configuration for one complete fiscal year. Comparable store sales do not include net sales from the catalogs and websites.

•	Average monthly retail sales per square foot — Average monthly retail sales per square foot is determined by dividing net sales from retail stores for the respective period presented by the average of the beginning and ending store gross square footage for the respective period divided by the number of months in the period. Excluded from the numerator and the denominator are store sales and square footage corresponding to stores that have been closed at the expiration of their lease through July 28, 2007.

•	Gross profit — FOH Holdings reports gross profit equal to the net sales less the costs of goods sold, buying and occupancy. FOH Holdings includes in the costs of goods sold, buying and occupancy the cost of merchandise and inventory markdowns, freight from vendors, shipping and handling, payroll and benefits for the design, buying, and merchandising personnel, warehouse and distribution costs, and store occupancy costs. FOH Holdings’ management uses product margin (net sales less cost of goods sold) as a primary measure to manage the business and assess the performance of its operations. Store occupancy costs include rent, deferred rent, common area maintenance, utilities, real estate taxes, and depreciation. Other costs are included in selling, general and administrative expenses. As a result, the gross profit may not be comparable to those of other retailers.

•	Selling, General and Administrative expenses — Selling, general, and administrative expenses primarily include payroll and benefit costs for FOH Holdings’ retail store, catalog, and Internet selling and administrative departments (including corporate functions), advertising, and other operating expenses not specifically categorized elsewhere in the consolidated statements of operations.

•	Interest expense, net — Interest includes interest on the FOH Holdings revolving line of credit facility, the secured term loans and the long-term debt.

The following tables set forth selected historical financial and other data for FOH Holdings and Movie Star as of the dates and for the periods indicated.

FOH Holdings’ Selected Historical Consolidated Financial and Other Data
(dollar amounts in thousands, except store operating data)

	[Second Successor]			[First Successor]			[Predecessor]
	Year ended July 28, 2007	Year ended July 29, 2006	Five Months ended July 30, 2005	Seven Months ended March 3, 2005	Year ended July 31, 2004	Seven Months ended July 26, 2003	Five Months ended December 31, 2002
Statement of Operations Data:
Net sales	$155,238	$136,705	$46,807	$76,785	$128,164	$61,066	$52,624
Cost of goods sold, buying and occupancy	90,201	80,102	27,026	44,122	71,621	41,643	31,390
Gross profit	65,037	56,603	19,781	32,663	56,543	19,423	21,234
Selling, general and administrative expenses	61,996	57,579	20,279	35,173	54,931	19,422	20,940
Operating income (loss) from continuing operations	3,041	(976)	(498)	(2,510)	1,612	1	294
Interest expense, net	2,093	2,422	700	1,102	1,592	836	335
Reorganization items (income) expense(a)	—	—	—	—	—	—	(15,112)
Gain on debt extinguishment(b)	—	—	—	—	—	—	(20,471)
Income (loss) from continuing operations before income tax provision (benefit)	948	(3,398)	(1,198)	(3,612)	20	(835)	35,542
Income tax provision (benefit)	548	127	(128)	(953)	8	557	(105)
Income (loss) from continuing operations	400	(3,525)	(1,070)	(2,659)	12	(1,392)	35,647
Income (loss) from discontinued operations(c)	41	240	(166)	440	950	2	565
Net income (loss)	$441	$(3,285)	$(1,236)	$(2,219)	$962	$(1,390)	$36,212
	At July 28, 2007	At July 29, 2006	At July 30, 2005		At July 31, 2004	At July 26, 2003
Balance Sheet Data:
Working capital (deficiency)	$(4,638)	$(299)	$(1,562)		$2,080	$1,377
Goodwill	$6,678	$7,299	$7,299		$585	$585
Trademarks	$18,090	$18,090	$18,090		$13,900	$13,900
Total assets	$70,525	$60,734	$58,733		$39,848	$38,540
Total debt–related party	$19,429	$18,742	$18,095		$17,287	$17,309
Stockholders’ equity (deficiency)	$12,641	$12,059	$11,344		$174	$(788)
Store Operating Data(d):
Percentage increase (decrease) in comparable store sales(e)	9.2%	6.5%	(3.6)%	(4.1)%	11.4%	1.5%	0.5%
Total square footage at the end of the period(f)	235,229	225,634	229,626	229,536	231,578	243,638	257,589
Average monthly retail sales per square foot	$33.00	$31.07	$21.41	$37.56	$32.00	$28.63	$35.31
Number of retail stores:
Open at beginning of period	134	140	140	145	155	166	166
Opened during the period	5	5	—	4	2		1
Closed during the period	(6)	(11)	—	(9)	(12)	(11)	(1)
Open at the end of the period	133	134	140	140	145	155	166

(a)	The financial statements prior to emergence from bankruptcy on January 6, 2003 include amounts directly related to the Chapter 11 filing that were recognized as incurred and are included as reorganization items in the consolidated statements of operations.
(b)	In accordance with SOP 90-7, FOH Holdings recorded a net gain of approximately $20.5 million related to the discharge of its liabilities upon emergence from bankruptcy for the five months ended December 31, 2002.
(c)	Income (loss) from discontinued operations represents the net income (loss) of those stores closed at the expiration of their leases. Stores closed in a period will have their prior results reflected in discontinued operations for all of the previous periods presented that the store was in operation.
(d)	Represents financial measures used by FOH Holdings’ management to assess business performance.
(e)	Represents increase (decrease) over respective prior year comparable periods. Comparable store sales include net merchandise sales from stores that have been open for one complete fiscal year, but exclude net merchandise sales from new or permanently relocated store locations until they have been in operation for one complete fiscal year. Also excluded from comparable sales are those stores that have had a change in selling square footage of 30% or more until they have been in operation in their new configuration for one complete fiscal year.
(f)	Represents total retail store gross square footage at the end of each reported period.

Movie Star Selected Historical Consolidated Financial Data
(in thousands, except per share data)

	Fiscal Years Ended June 30,
	2007	2006	2005	2004	2003
Statement of Operations Data:
Net sales	$63,493	$51,639	$58,533	$53,691	$64,916
Cost of sales	43,144	37,528	44,304	37,581	44,345
Selling, general and administrative expenses	17,434	16,310	19,024	15,824	14,623
Insurance recovery	—	(1,450)	—	—	—
Merger-related fees	2,391	246
Gain on sale of property, plant and equipment	(496)	—	—	—	—
	62,473	52,634	63,328	53,405	58,968
Operating income (loss) from continuing operations	1,020	(995)	(4,795)	286	5,948
Interest income	(5)	(3)	(1)	(12)	(4)
Interest expense	609	476	282	76	351
Income (loss) from continuing operations before income tax provision (benefit)	416	(1,468)	(5,076)	222	5,601
Income tax provision (benefit)	270	(468)	(1,954)	94	2,170
Net income (loss)	$146	$(1,000)	$(3,122)	$128	$3,431
Basic net income (loss) per share	$.01	$(.06)	$(.20)	$.01	$.23
Diluted net income (loss) per share	$.01	$(.06)	$(.20)	$.01	$.22
Basic weighted average number of shares outstanding	16,089	15,700	15,625	15,574	15,133
Diluted weighted average number of shares outstanding	16,671	15,700	15,625	16,199	15,407

	At June 30,
	2007	2006	2005	2004	2003
Balance Sheet Data:
Working capital	$9,590	$8,932	$10,673	$16,543	$15,979
Total assets	$22,338	$23,221	$24,907	$20,779	$24,089
Short-term debt – Including current maturities of long-term debt and capital lease obligations	$4,183	$4,955	$4,794	$—	$2,304
Long-term debt – Including deferred lease and other long-term liabilities	$379	$398	$390	$374	$325
Shareholders’ equity	$14,605	$13,782	$14,677	$17,747	$17,264

Summary Selected Pro Forma Condensed Consolidated Financial Information

The following summary selected pro forma condensed consolidated financial information should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Information and related notes included elsewhere in this proxy statement. The merger of FOH Holdings with a subsidiary of Movie Star will be accounted for under the purchase method of accounting as a reverse acquisition with FOH Holdings being treated as having acquired Movie Star as of the date of the completion of the merger. For a more detailed description of purchase accounting, see ‘‘The Merger and Related Transactions—Anticipated Accounting Treatment.’’ The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of FOH Holdings and Movie Star and should be read in conjunction with those financial statements and notes thereto included elsewhere in this proxy statement. The unaudited pro forma condensed consolidated statements of operations for the year ended July 28, 2007 give effect to the merger and the other transactions contemplated by the merger agreement as if they had occurred on July 30, 2006. The Unaudited Pro Forma Condensed Consolidated Balance Sheets as of July 28, 2007 and June 30, 2007 for FOH Holdings and Movie Star, respectively, give effect to the merger and other transactions contemplated by the merger agreement as if they occurred on July 28, 2007. Because FOH Holdings is the accounting acquirer, the pro forma reporting periods have been conformed to FOH Holdings’ reporting periods. You should not rely on this pro forma information as being indicative of the results that would actually have been obtained if the merger had been in effect for the above-mentioned periods or the future results of the combined company. See ‘‘Where You Can Find More Information’’ and ‘‘Unaudited Pro Forma Condensed Consolidated Financial Information.’’

Year Ended July 28, 2007
(in thousands, except per share data)
Pro Forma Statement of Operations Information:
Net sales	$215,530
Income from continuing operations	$230
Less: Preferred stock dividends	$(563)
Loss available to common shareholders	$(333)
Loss from continuing operations per share:
— basic	$(0.01)
— diluted	$(0.01)
Shares used in computing basic and diluted loss per share:
— basic	45,348
— diluted	45,348
As of July 28, 2007
(in thousands)
Pro Forma Balance Sheet Information:
Cash and cash equivalents	$20,251
Total current assets	$59,527
Total liabilities	$62,018
Shareholders’ equity	$53,667

SPECIAL MEETING IN LIEU OF the
ANNUAL MEETING OF MOVIE STAR SHAREHOLDERS

General

We are furnishing this proxy statement to Movie Star shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting in lieu of the annual meeting of Movie Star shareholders to be held on                 , 2007, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about                 , 2007 in connection with the vote on the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal, the director election proposal and the adjournment proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of shareholders will be held on                             , 2007, at                     , Eastern Time, at                                             .

Purpose of the Movie Star Special Meeting

At the special meeting, we are asking holders of Movie Star common stock to:

•	approve the issuance of shares of common stock in connection with the merger, the rights offering and other transactions contemplated by the merger agreement (stock issuance proposal);

•	approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 200,000,000 shares (increase of authorized common stock proposal);

•	approve an amendment to our certificate of incorporation to change Movie Star’s name to Frederick’s of Hollywood Group Inc. (name change proposal);

•	approve an amendment to our certificate of incorporation to authorize the issuance of 10,000,000 shares of preferred stock and to establish the terms, rights, preferences and privileges of the Series A Preferred Stock (preferred stock proposal);

•	authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our outstanding common stock simultaneous with the closing of the merger within a range to be determined by our board of directors from 9 for 10 to 1 for 2, in order to satisfy the minimum price requirement of $2.00 per share for continued listing on the American Stock Exchange (reverse stock split proposal);

•	approve our Amended and Restated 2000 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 750,000 shares of common stock to 4,000,000 shares of common stock and to add a 500,000 share limit on grants to any individual in any one calendar year (amended and restated 2000 performance equity plan proposal);

•	elect eleven directors to our board of directors to serve from the effective time of the merger until the annual meeting to be held in 2008 and their successors are elected and qualified (director election proposal); and

•	approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt any of the foregoing proposals (adjournment proposal).

Recommendation of Movie Star Board of Directors

Our board of directors:

•	has unanimously determined that each of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal, the adjournment proposal and the election of each of our nominees for director is fair to and in the best interests of Movie Star and our shareholders;

•	has unanimously approved the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal, the adjournment proposal and the election of each of our nominees for director;

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the stock issuance proposal;

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the increase of authorized common stock proposal;

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the name change proposal;

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the preferred stock proposal;

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the reverse stock split proposal;

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the amended and restated 2000 performance equity plan proposal;

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the persons nominated by our current board for election as directors; and

•	unanimously recommends that our common shareholders vote ‘‘FOR’’ the adjournment proposal.

Record Date; Who is Entitled to Vote

We have fixed the close of business on                 , 2007, as the ‘‘record date’’ for determining Movie Star shareholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on                         , 2007, there were                                  shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting. This same record date will also be used for purposes of determining which Movie Star shareholders are eligible to participate in the rights offering.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of our common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked ‘‘abstain’’ and proxies relating to ‘‘street name’’ shares that are returned to us but marked by brokers as ‘‘not voted’’ will be treated as shares present for purposes of determining the presence of a quorum on all matters. Such shares marked by brokers as ‘‘not voted’’ will not be treated as shares entitled to vote on the proposal as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal and the amended and restated 2000 performance equity plan proposal.

Vote of Our Shareholders Required

The approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of Movie Star common stock on the record date and (ii) the holders of a majority of the shares of Movie Star common stock that are held by Movie Star’s shareholders other than TTG Apparel and its affiliates and associates on the record date. Abstentions from voting with respect to these proposals and shares which are subject to shareholder withholding or broker non-vote will have the same effect as a vote against the proposals.

The approval of the reverse stock split proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Movie Star common stock on the record date. Abstentions from voting with respect to this proposal and shares which are subject to shareholder withholding or broker non-vote will have the same effect as a vote against the reverse stock split proposal.

The approval of the amended and restated 2000 performance equity plan proposal and the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Movie Star common stock represented in person or by proxy and entitled to vote at the special meeting. Abstentions from voting with respect to these proposals and shares which are subject to shareholder withholding or broker non-vote will not be counted in determining the number of votes required for a majority and will therefore have no effect on such vote.

Directors are elected by a plurality. ‘‘Plurality’’ means that the individuals who receive the highest number of votes cast ‘‘FOR’’ election are elected as directors. Any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

The approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal are conditions to the consummation of the merger. The approval of the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal and the director election proposal are not conditions to the consummation of the merger, but are being proposed in connection with the merger and will not be presented at the meeting for a vote if the proposals that are conditions to the merger are not approved. If any of the stock issuance proposal or the increase of authorized common stock proposal is not approved, we cannot effect the merger or the other transactions contemplated by the merger agreement. If any of the name change proposal or the preferred stock proposal is not approved, absent a waiver by FOH Holdings and us, we cannot effect the merger or the other transactions contemplated by the merger agreement.

Voting Your Shares

Each share of Movie Star common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of Movie Star common stock at the special meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your ‘‘proxy,’’ whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board ‘‘FOR’’ the approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal, the persons nominated by Movie Star’s current board for election as directors and, if necessary, the adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Thomas Rende, our Chief Financial Officer, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Morrow & Co., Inc., our proxy solicitor, at (800) 607-0088, or Thomas Rende, our Chief Financial Officer, at (212) 798-4700.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal, the director election proposal and the adjournment proposal. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Appraisal Rights

Shareholders of Movie Star do not have appraisal rights under the NYBCL in connection with the merger or the other transactions contemplated by the merger agreement.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

We have hired Morrow & Co., Inc. to assist in the proxy solicitation process. We will pay Morrow & Co., Inc. a fee of approximately $7,500 plus expenses.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

THE MERGER AND RELATED TRANSACTIONS

General Description

Pursuant to the merger agreement, Merger Sub, a wholly-owned subsidiary of Movie Star, will merge with and into FOH Holdings and FOH Holdings will be the surviving entity and a wholly-owned subsidiary of Movie Star. The separate corporate existence of Merger Sub will cease. Movie Star will be renamed Frederick’s of Hollywood Group Inc. after completion of the merger. The holders of all the issued and outstanding shares of common stock of FOH Holdings immediately prior to the completion of the merger will initially receive approximately 23.7 million shares of Movie Star common stock. Each outstanding option to purchase shares of FOH Holdings common stock under FOH Holdings’ 2003 Employee Equity Incentive Plan, whether or not exercisable, vested or unvested, will be exchanged for comparable options issued by Movie Star. Immediately after the completion of the merger and without giving effect to the rights offering to our shareholders or the issuance of options, guarantor warrants, shares of common stock that may be issued pursuant to the standby purchase agreement or shares of Series A Preferred Stock, such FOH Holdings stockholders will own approximately 60% of Movie Star’s outstanding common stock (which percentage does not include the stock currently owned by TTG Apparel).

The merger is expected to be completed promptly following the Movie Star special meeting on             , 2007, subject to obtaining the required adoption of the stock issuance proposal and the increase of authorized common stock proposal, and the approval or waiver of the name change proposal and the preferred stock proposal and the satisfaction or waiver of certain other conditions, as discussed in greater detail below under ‘‘The Merger Agreement—Conditions to Closing of the Merger.’’

The merger is expected to qualify as a tax-free transaction to Movie Star under the provisions of Section 1032 of the Code as an issuance of stock in exchange for property (i.e., the stock of FOH Holdings). For a description of the material federal income tax consequences of the merger, please see the information set forth in ‘‘The Merger and Related Transactions—Material Federal Income Tax Consequences of the Merger.’’

Background of the Merger and Related Transactions

The terms of the merger agreement and other transaction agreements and documents are the result of arm’s-length negotiations between representatives of Movie Star, as directed by our special committee, and FOH Holdings. The following is a brief discussion of the background of these negotiations, the merger agreement and related transactions.

From time to time we consider different opportunities to improve our competitive position in the market and to enhance value for our shareholders. In January 2004, during Michael T. Tokarz’s due diligence investigation of us prior to his purchase of our shares from a former shareholder, Mr. Tokarz initiated a meeting with our management team, consisting of Melvyn Knigin, our President and Chief Executive Officer, Thomas Rende, our Chief Financial Officer, and Saul Pomerantz, our Executive Vice President and Chief Operating Officer. During this meeting, Mr. Tokarz and our management team discussed, among other things, whether we would be interested in growing our business. During the discussion, Mr. Tokarz also asked our management team members whether they knew of Frederick’s of Hollywood. At this time, Mr. Tokarz was also interested in making an investment in FOH Holdings. After further reflecting on the discussion and consistent with our desire to improve our competitive position, Mr. Knigin contacted Linda LoRe, President and Chief Executive Officer of FOH Holdings, to suggest the idea of exploring a possible business combination. We and FOH Holdings began preliminary discussions regarding a possible business combination after entering into confidentiality agreements in March 2004.

In early April 2004, a meeting was held among the members of our management team; members of our board of directors, consisting of Messrs. Knigin, Rende and Pomerantz, Peter Cole, John L. Eisel, Michael Salberg and Joel Simon; members of FOH Holdings’ management team, consisting of Ms. LoRe and Donald Degner, FOH Holdings’ then Chief Financial Officer; members of FOH Holdings’ board of directors, consisting of Jean Flecheux, Gary Kania, Milton Walters and William F. Harley; Mr. Tokarz;

Brian Ross and Peter Ziemba of Graubard Miller (‘‘Graubard’’), our legal counsel; and Marilyn Barrett then of Van Etten Suzumoto & Becket LLP, FOH Holdings’ legal counsel, to discuss each company’s operations and prospects. During the following months, the management teams of both companies exchanged information about their respective businesses and discussed potential synergies that could be created through a business combination. On October 15, 2004, Tokarz Investments purchased approximately 12% of FOH Holdings’ outstanding common stock from an affiliate of Fursa. At a December 6, 2004 meeting of our board of directors, which Mr. Tokarz attended, Mr. Tokarz discussed his purchase of shares of FOH Holdings and, among other things, our board discussed the possible business combination with FOH Holdings. At a meeting of non-employee directors later that same day, the directors considered, among other things, obtaining a fairness opinion and considered other measures to preserve the impartiality of the board’s decision-making process. In January 2005, we engaged a boutique investment banking firm to act as our financial advisor with respect to the possible business combination with FOH Holdings. Also in January 2005, Graubard submitted to FOH Holdings a preliminary legal due diligence request list that was to be the basis of the mutual legal due diligence that was conducted by the parties during the following months. At a February 8, 2005 meeting of our board of directors, which Mr. Tokarz attended, he provided another update on the status of his negotiations to acquire additional shares of FOH Holdings.

At a March 9, 2005 meeting of our board of directors, which Mr. Tokarz attended, he informed us that Tokarz Investments had acquired control of FOH Holdings and that he and FOH Holdings would, for a period of time, be focusing primarily on FOH Holdings’ business rather than on the possible business combination with us. Nonetheless, the board discussed the timing of due diligence and directed our financial advisor to provide a review of the possible business combination. Again, the board considered measures to preserve the impartiality of the decision-making process, such as creating a special committee to handle the negotiations. During the following months, phone calls and meetings continued between the management teams of both companies and their respective legal and financial advisors, and with Mr. Tokarz, regarding the business, operations and financial projections of each company and the anticipated synergies of a combined company.

During our due diligence on FOH Holdings, we learned that Frederick’s of Hollywood and certain of its subsidiaries were subject to a class action lawsuit relating to unlawful wages and employment practices. Based on the potential liability that could arise from this type of lawsuit, our board determined on September 21, 2005 that we would not engage in further discussions with FOH Holdings relating to a possible business combination until this lawsuit was resolved.

On December 13, 2005, our board determined that it was advisable to continue the discussions with FOH Holdings regarding the possible business combination after learning of the November 2005 preliminary order to approve the settlement of the class action lawsuit. During the following months, the management teams of both companies continued with their discussions, conducted further mutual due diligence, further reviewed the synergies that could be obtained from a business combination of the two companies and continued to learn about each party’s respective business and prospects, though specific terms of a business combination had not yet been discussed.

Following the April 6, 2006 meeting of our board of directors, Peter Cole, a Movie Star director, contacted James P. Jenkins, then a FOH Holdings director, to determine whether or not FOH Holdings remained interested in pursuing a possible transaction. Following a positive response from Mr. Jenkins and in view of both companies’ desire to move the possible transaction forward, on May 10, 2006, our board of directors appointed a special committee to act on behalf of the board of directors, consisting of two directors who are not and have never been one of our officers or employees, an employee or officer of FOH Holdings or otherwise had any relationship with Mr. Tokarz and his affiliated companies. Our special committee members are Joel M. Simon and Michael A. Salberg. Our special committee was authorized, subject to the limitations of New York law, to exercise all of the powers of the board of directors with respect to the possible transaction with FOH Holdings and any alternative transactions, including the power to select and retain legal counsel and an independent financial advisor.

On May 15, 2006, at a meeting between Mr. Jenkins and Joseph Keeney, then a consultant to FOH Holdings, and Messrs. Knigin,  Rende and Pomerantz, to discuss the proposed business combination,

Messrs. Jenkins and Keeney delivered to our management team a report by Allen & Company, FOH Holdings’ financial advisor, as a basis for facilitating a discussion on relative value. The report included Allen & Company’s analysis of our and FOH Holdings’ business, operations, financial condition and prospects and Allen & Company’s view with respect to the relative valuation of the two companies.

On May 17, 2006, FOH Holdings’ board of directors appointed a committee (the ‘‘FOH Holdings special committee’’) to act on behalf of the FOH Holdings board of directors, consisting of Mr. Jenkins and Milton J. Walters.

On May 19, 2006, our special committee engaged Cooley Godward Kronish LLP, then known as Kronish Lieb Weiner & Hellman LLP (‘‘Cooley’’), as legal counsel. In early June 2006, our special committee interviewed several investment banking firms with a view to selecting one as its financial advisor. Following discussions with representatives of several such firms, at a special committee meeting held on June 12, 2006, attended by Cooley, our special committee selected Chanin to assist our special committee in its negotiations with FOH Holdings, to advise our special committee regarding the terms of the potential FOH Holdings transaction, as well as alternative proposals that could become available to us and to render an opinion regarding fairness in connection with any transaction. At this meeting, Cooley advised the special committee of its fiduciary duties with respect to its consideration of the potential combination with FOH Holdings and other possible transactions. At this time, we also decided to terminate our relationship with our previously retained financial advisor. As an initial matter, Chanin was directed by our special committee to analyze our business operations, financial condition and prospects, as well as those of FOH Holdings. In connection with this analysis, Chanin met with representatives of our management and representatives from FOH Holdings.

On June 30, 2006, our special committee held a meeting, attended by Cooley and Chanin, at which meeting Chanin presented its preliminary analysis of our business operations, financial condition and prospects and those of FOH Holdings. Our special committee discussed the differences between the Allen & Company analysis and the Chanin analysis. The Allen & Company analysis proposed that in a combination between us and FOH Holdings, the FOH Holdings stockholders should receive approximately 67% of the shares of the combined company and our shareholders should receive approximately 33% of the shares, whereas the preliminary Chanin analysis suggested that both higher and lower ownership percentages for our shareholders could be justified. The final 60%/40% equity allocation fell within the range suggested by Chanin’s preliminary analysis.

Between June 30, 2006 and July 31, 2006, our special committee and its legal and financial advisors and the FOH Holdings special committee and its legal advisors and Mr. Keeney met to further discuss valuation issues and related matters with regard to a proposed combination of the two companies. During this period, a number of proposals and counter-proposals were made by the parties with regard to the proper equity allocation. On July 31, 2006, Chanin delivered to Mr. Keeney a draft of a non-binding term sheet that provided for FOH Holdings’ stockholders to be issued shares of our common stock in exchange for their shares of FOH Holdings, which would provide FOH Holdings’ stockholders with 60% of the outstanding shares immediately after the transaction (which percentage does not include the stock currently owned by TTG Apparel). In addition, the draft non-binding term sheet provided for, among other things, the terms of a $20 million rights offering by us to our pre-merger shareholders, to be backstopped by FOH Holdings’ stockholders, and key governance issues, including certain protections for minority shareholders.

On August 3, 2006, the members of our special committee and the FOH Holdings special committee, together with their legal and financial advisors, met to discuss the terms contained in the draft preliminary non-binding term sheet. At the conclusion of this meeting, our special committee and the FOH Holdings special committee determined that they were willing to proceed with due diligence and the negotiation of definitive transaction agreements based on the terms discussed at this meeting, which terms included the 60/40 equity allocation proposed in our non-binding term sheet.

On August 15, 2006, Mr. Simon and a representative from Chanin had an informational meeting with Messrs. Jenkins, Keeney and Tokarz and Torys LLP (‘‘Torys’’), counsel to the FOH Holdings special committee.

In the following weeks, mutual due diligence was conducted by our management and our special committee’s advisors and by the FOH Holdings special committee’s advisors and FOH Holdings’ management. These parties also engaged in initial negotiations of the terms of the key transaction agreements contemplated by the draft non-binding term sheet. The negotiation of the terms of the merger agreement and the other transaction agreements and documents was conducted by each company’s special committee. Mr. Tokarz was from time to time provided with general status updates regarding the negotiations, but he did not participate in the negotiations of the proposed terms of the merger agreement prior to November 13, 2006.

On August 23, 2006, Cooley provided to Torys initial drafts of a merger agreement, shareholders agreement and voting agreement, and Torys provided to Cooley initial drafts of a standby purchase agreement, including the form of warrant to be issued thereunder, and a registration rights agreement. At various times through the execution of the merger agreement, Cooley and Torys, in consultation with their clients, negotiated the draft merger agreement and the other transaction agreements and related documents. These negotiations included meetings and discussions regarding, and the exchange of drafts of and comments on, these agreements and documents.

On August 29, 2006, Torys informed Cooley of several issues raised by the draft merger agreement, including that the stockholders of FOH Holdings were not willing to be responsible for indemnification obligations and that the refinancing of the indebtedness of FOH Holdings held by affiliates of Fursa must be a condition to closing of the proposed transaction. As a result of there being no initial flexibility shown by FOH Holdings on these two material issues, our special committee instructed its advisors to suspend all work relating to the proposed transaction until further notice. These issues were further discussed telephonically by Mr. Simon with Messrs. Jenkins and Keeney between September 2 and September 5, 2006. As a result of these discussions and the progress made, including the parties’ agreement to include a share escrow to address the indemnity issues and to continue discussing the debt refinancing issues, our special committee instructed its counsel and advisors to recommence their work on September 5, 2006.

Between September 5, 2006 and October 3, 2006, our special committee and its counsel and advisors and the FOH Holdings special committee and its counsel and advisors had numerous phone calls and meetings to discuss various outstanding issues in the draft merger agreement and the other transaction agreements and related documents.

On September 19, 2006, at a meeting of our board of directors, the members of our special committee, together with Cooley and Chanin, provided an update to the full board on the status of the negotiations with FOH Holdings.

On October 3, 2006, our special committee, Cooley, Chanin, Mahoney Cohen & Company, CPA, P.C., our independent registered public accounting firm (‘‘Mahoney Cohen’’), Mr. Rende, the FOH Holdings special committee, Mr. Keeney and Torys met to discuss open business issues.

On October 10, 2006, our special committee, Cooley, Chanin, Mahoney Cohen, Mr. Rende, the FOH Holdings special committee, Mr. Keeney and Torys met again to further discuss certain open matters, but did not resolve any of these matters.

On October 24, 2006, Mr. Simon and Mr. Jenkins met to discuss unresolved business issues.

On October 25, 2006, at our special committee meeting at which Cooley, Chanin and Mr. Rende were present, our special committee discussed a comprehensive package proposal to resolve the material outstanding issues between the parties. Later that day, Mr. Simon delivered to the FOH Holdings special committee and its counsel and advisors a document summarizing this proposal, which included the following terms: (i) the establishment of an escrow account that would hold 20% of the shares of Movie Star common stock to be received by the FOH Holdings stockholders in connection with the proposed transaction to cover indemnification obligations; (ii) a backstop fee to the rights offering standby purchasers in the form of warrants in an amount equal to 10.5% of the shares to be issued in the rights offering; (iii) representations and warranties of the standby purchasers in the standby purchase agreement with respect to availability of funds to backstop the rights offering; (iv) more limited exceptions to FOH Holdings’ representations and warranties in the merger agreement than those previously proposed by the FOH Holdings special committee; (v) covenants of the FOH Holdings stockholders regarding non-solicitation of alternative transactions and non-transfer of their shares between signing and consummation of the merger; (vi) arbitration as the sole dispute resolution mechanism to handle indemnification claims and disbursements under the escrow; and (vii) certain provisions relating to the registration rights to be granted to the FOH Holdings stockholders.

On October 27, 2006, the FOH Holdings special committee delivered a written counterproposal that, in substance, rejected the proposals presented on October 25, 2006 by our special committee. FOH Holdings’ counterproposal also indicated that if we found FOH Holdings’ proposed terms unacceptable, further discussions regarding a proposed transaction should be terminated.

On October 30, 2006, at a meeting of our board of directors, the members of our special committee, together with Cooley and Chanin, provided an update to the full board on the status of the negotiations with FOH Holdings, including the October 25 proposal made by our special committee and FOH Holdings’ October 27 counterproposal. No decisions were made at this meeting.

On October 31, 2006, our special committee met with Cooley and Chanin to further discuss FOH Holdings’ October 27 counterproposal and possible alternatives. Taking into account a number of factors, including the input from our full board of directors and FOH Holdings’ suggestion that negotiations be terminated if our special committee found the October 27 counterproposal unacceptable, our special committee determined to recommend to our board of directors that negotiations be terminated, subject to being re-opened if FOH Holdings would be willing to pursue a transaction on substantially the same terms included in our special committee’s October 25 proposal. At a November 2, 2006 meeting of our board of directors, the board followed our special committee’s recommendation to terminate negotiations and directed Mr. Simon to inform the FOH Holdings special committee of our board’s decision. Following the conclusion of this meeting, Mr. Simon left messages for Messrs. Jenkins and Keeney regarding our board’s determination. On November 2, 2006, Mr. Simon also provided Mr. Tokarz with copies of our special committee’s October 25 proposal, FOH Holdings’ October 27 counterproposal and an update regarding the termination of negotiations.

Mr. Keeney contacted Mr. Simon several times over the course of the day on November 2, 2006 after learning of our decision to terminate negotiations and requested a meeting for the next day. On November 3, 2006, Messrs. Jenkins and Keeney met with Messrs. Simon and Salberg, at which meeting, among other things, Messrs. Jenkins and Keeney asked further questions about our special committee’s October 25 proposal. On November 6, 2006, the FOH Holdings special committee submitted a new proposal in writing to our special committee that reflected many of the terms included in our special committee’s October 25 proposal. The new proposal included that: (i) FOH Holdings agreed to the 20% escrow of its stockholders’ merger consideration so long as it was used to cover all indemnification claims under the merger agreement; (ii) with regard to certain state sales tax issues: (A) any retroactive liability for state sales tax matters would be included under the 20% escrow and (B) the parties would agree to extend the indemnification period for an additional six months if a liability was recorded on the balance sheet, but no claim was made or was still pending during the initial 18-month period; (iii) we would only have to contribute shares of our common stock in an amount equal to 7.5% of our outstanding shares into escrow; and (iv) the convertible preferred stock would have a $1.00 conversion price. In addition, this proposal accepted substantially all other proposals our special committee made on October 25, 2006.

On November 8, 2006, our special committee, Cooley, Chanin, Mahoney Cohen and Mr. Rende held a teleconference with the FOH Holdings special committee, Mr. Keeney and Torys to discuss FOH Holdings’ November 6 proposal. Although further work was needed with regard to certain matters, in light of the substantial movement by the FOH Holdings special committee towards our special committee’s October 25 proposal, on November 13, 2006, our special committee determined that there was a sufficient basis to re-start formal negotiations with FOH Holdings and directed its counsel and advisors to pursue resolving the open matters.

On November 14, 2006, we filed our quarterly report on Form 10-Q for the quarter ended September 30, 2006. In this filing and in a press release discussing our quarterly earnings, we disclosed that our selling, general and administrative expenses had increased substantially as a result of professional fees incurred due to our continuing exploration of our strategic alternatives to maximize shareholder value, including discussions with a private apparel company with respect to a possible combination of the companies. We also disclosed that we had formed our special committee to consider this transaction and our strategic alternatives and that the special committee had retained Chanin and legal counsel. Also on November 14, 2006, TTG Apparel filed an amendment to its Schedule 13D disclosing that it and Mr. Tokarz intended to consider a proposal for a possible combination between us and a private apparel company, the majority of the shares of which are indirectly owned by Mr. Tokarz. After the filing of our Form 10-Q and press release and TTG Apparel’s amendment to its Schedule 13D, our special committee held discussions with Cooley and Chanin regarding a process that Chanin could implement on our behalf to solicit third party interest in a transaction alternative to the proposed transaction with FOH Holdings. At the direction of our special committee, Chanin actively solicited interest from 11 prospective parties concerning alternative transactions and also responded to all unsolicited calls. These parties were selected following discussions among our management, board, special committee and Chanin. Eight of the selected parties were potential strategic partners generally engaged in apparel manufacturing and/or apparel retailing. These parties were selected based on a number of factors, including their size, lines of business and history of making acquisitions. Of the eight potential strategic partners contacted, none requested a confidentiality agreement. The remaining three parties were financial sponsors with portfolio companies similar to our company or that had previously expressed an interest in the acquisition of apparel companies. Of the three financial buyers contacted, only two of the parties requested a confidentiality agreement, and only one of these parties executed the agreement and subsequently received an information package. None of the parties contacted, or any other third party, proposed an alternative transaction.

Between November 13 and December 14, 2006, while continuing the mutual due diligence reviews, our management and our special committee and its advisors, FOH Holdings’ management, the FOH Holdings special committee and its advisors and Mr. Tokarz and his advisors negotiated the final terms of the merger agreement and the other transaction agreements and related documents and worked towards resolving the open matters that were then outstanding.

On December 14, 2006, our special committee held a meeting attended by Cooley and Chanin. During this meeting, Cooley provided an update to our special committee on its due diligence review of FOH Holdings and reviewed certain other legal matters including the terms of the merger agreement and the other transaction agreements and documents, drafts of which had been circulated to our special committee prior to the meeting. Cooley also reviewed the fiduciary duties of the members of our special committee in the context of the proposed transaction. Chanin then provided a presentation on the financial terms of the proposed transaction and its preliminary financial analysis, which presentation was an abbreviated version of Chanin’s fairness opinion presentation that was delivered by Chanin on December 18, 2006.

On December 15, 2006, our board of directors held a meeting attended by Cooley, Chanin and Graubard, during which the members of our special committee reported to the board on the status of the proposed transaction with FOH Holdings. Also during this meeting, Cooley provided an update on its due diligence review of FOH Holdings and reviewed certain other legal matters, including the terms of the merger agreement and the other transaction agreements and documents, drafts of which had been circulated to the board of directors prior to the meeting, Graubard reviewed the fiduciary duties of the members of the board of directors in the context of the proposed transaction and Chanin provided its abbreviated fairness opinion presentation on the financial terms of the proposed transaction and its preliminary financial analysis.

On December 18, 2006, our special committee held a meeting, attended by Cooley and Chanin, to receive a final update on the status of the merger agreement and the other transaction agreements and documents and a final update on legal due diligence. In addition, Chanin discussed the written materials that accompanied its opinion and delivered its opinion, subsequently confirmed in writing, that the merger consideration to be paid to FOH Holdings’ stockholders was fair, from a financial point of view, to our shareholders. After careful consideration, our special committee unanimously determined that the proposed transactions were fair to, and in the best interest of, our shareholders and approved the merger agreement and the other transactions agreements and documents contemplated thereby and the recommendation of the proposed transaction for approval by our board of directors. Following our special committee meeting, our full board of directors met. At this meeting, Cooley provided a final update on the status of the merger agreement and the other transaction agreements and documents and a final update on legal due diligence, and Chanin discussed the written materials that accompanied its opinion and confirmed the fairness opinion it had provided to our special committee. After careful consideration, the board of directors unanimously determined that the proposed transactions were fair to, and in the best interest of, our shareholders and approved the merger agreement and the other transactions agreements and documents contemplated thereby and the recommendations to our shareholders of proposals included in this proxy statement.

On the morning of December 19, 2006, we and FOH Holdings issued a joint press release announcing the transaction.

On February 1, 2007, we sent a letter to FOH Holdings, notifying FOH Holdings of its breach of its obligation under the merger agreement to deliver to us and Merger Sub by January 31, 2007, FOH Holdings’ fiscal 2006 audited financial statements together with an unqualified audit report from Deloitte & Touche LLP and expressly reserving our rights under the merger agreement and applicable law, including our right to terminate the merger agreement and abandon the merger at any time prior to the effective time as a result of such breach.

On March 29, 2007, at FOH Holdings’ request, we granted our consent under the merger agreement (i) to permit FOH Holdings to grant to certain of its employees options to purchase an aggregate of 4,500 shares of FOH Holdings common stock, which, after the merger, will be exercisable for 80,151 shares of Movie Star common stock pursuant to the merger agreement and (ii) to settle a class action lawsuit relating to consumer privacy in credit card transactions.

On April 5, 2007, at our request, FOH Holdings granted its consent under the merger agreement to permit us to enter into a consulting agreement with Performance Enhancement Partners and agreed to reimburse us for certain fees to be paid to the consultant pursuant to such consulting agreement under certain circumstances.

On April 9, 2007, we entered into a consulting agreement with Performance Enhancement Partners, LLC, pursuant to which the consultant provides us with the personal services of Peter Cole, a current member of our board of directors and the sole member of Performance Enhancement Partners, LLC. The consulting agreement provides for Mr. Cole to act as the lead member of our board of directors to facilitate the timely and successful completion of the merger, the rights offering and other transactions contemplated by the merger agreement. In this capacity, Mr. Cole meets regularly with management of both Movie Star and FOH Holdings, manages filing deadlines and assists in the review of documents and other materials in connection with the filing and mailing of this proxy statement and other materials relating to the rights offering, organizes conference calls and drafting sessions and interfaces continuously with counsel for both companies and special committees with respect to maintaining such deadlines.

On June 8, 2007, we entered into an amendment to the merger agreement with FOH Holdings and Merger Sub, pursuant to which the parties agreed to, among other things, extend the termination date under the merger agreement from September 1, 2007 to December 31, 2007 and amend the form of our amended and restated certificate of incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, $.01 par value per share.

Reasons for the Recommendations of our Special Committee and Board of Directors

Our special committee, acting with the advice and assistance of its legal counsel and financial advisor, and in consultation with members of our senior management, evaluated and negotiated the terms and conditions of the merger agreement and other transaction agreements and documents. Our special committee unanimously determined that the transactions were fair to, and in the best interest of, our shareholders and approved the merger agreement and the transactions, agreements and documents contemplated thereby and the recommendation of the proposed transaction for approval by our board of directors. Acting on the unanimous recommendation of our special committee, our board of directors also unanimously determined that the transactions were fair to, and in the best interest of, our shareholders and approved the merger agreement and the transactions, agreements and documents contemplated thereby. Our board of directors also approved the recommendation that our shareholders approve the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal, the amended and restated 2000 performance equity plan proposal and the adjournment proposal and vote for the eleven nominees we are proposing for directors.

In the course of reaching their respective determinations, our special committee and board of directors considered a number of substantive factors and potential benefits of the proposed transactions, including those discussed below, each of which they believed supported their respective decisions:

•	our anticipated ability as a combined entity to:

•	borrow funds and access capital markets on more favorable terms than either we or FOH Holdings could have individually;

•	increase the volume of our source purchasing thereby reducing supply costs that both we and FOH Holdings were accustomed to paying individually;

•	exercise greater control over the design, sourcing, manufacturing, distribution and sales processes, which would otherwise be more difficult to achieve by having to rely on outside third parties; and

•	expand and/or consolidate our respective distribution centers to lower overall distribution costs;

•	the potential for Movie Star to increase its supply of product to Frederick’s of Hollywood, whose need for finished goods will increase significantly as it rolls out its 50 store expansion plan;

•	the potential for the combined company to reduce its expenses wherever redundancies exist or where the purchasing power of a larger company can be leveraged, particularly with respect to employee benefits, insurance and travel;

•	Frederick’s of Hollywood is a highly recognized brand name and acquiring the Frederick’s of Hollywood name will provide us with an opportunity to increase our visibility to consumers, as well as to analysts and investors, and generate greater public interest in us;

•	trading multiples for publicly traded specialty retailers are traditionally greater than those for apparel manufacturers;

•	by combining with FOH Holdings and entering into the retail sector, we will be better positioned to take advantage of growth in the intimate apparel and sleepwear markets;

•	the continuity of leadership through and beyond the post-merger integration period resulting from all five members of our board of directors and our current Chief Financial Officer becoming members of the initial board of directors of the combined company, and certain key members of our senior management team becoming part of the senior management team following the consummation of the merger would be expected to reduce potential complications involved in the process of consolidating functions and integrating organizations, procedures and operations due to their familiarity with the intimate apparel industry in general and our business in particular;

•	the familiarity of our special committee and board of directors with our limited ability as a domestic manufacturer and importer to expand the business without partnering with a retailer due to increasing competitive pressures relating to increased reliance on foreign manufacturing, a shrinking customer base resulting from retail consolidation, and from our larger retail customers seeking to develop their own brands and obtain intimate apparel products directly from the same or similar sources from which we obtain our products;

•	the process conducted by Chanin to seek alternative proposals to the proposed transactions revealed no interested parties; and

•	the financial presentations by Chanin, including its opinion dated December 18, 2006, stating that the merger consideration to be paid to FOH Holdings’ stockholders pursuant to the merger agreement was fair to our shareholders from a financial point of view.

Our special committee and board of directors also considered the following terms of the merger agreement and other transaction agreements and documents and a number of factors related to the procedural safeguards, including those discussed below, each of which they believed supported their respective decisions:

•	our special committee is comprised solely of independent and disinterested directors who are not our employees or employees of FOH Holdings, TTG Apparel or any of its affiliated companies and who have no financial interest in the proposed transactions that is different from that of our shareholders;

•	our special committee had the ultimate authority to decide whether to proceed with the transaction or any potential alternative transaction, subject to our board of directors’ approval of the resulting transaction;

•	our special committee’s decisions have been informed by advice from its own legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the proposed transactions and related documents;

•	the results of financial, legal and operational due diligence on FOH Holdings performed by our senior management, and the financial advisor and legal counsel to our special committee;

•	the financial and other terms and conditions of the proposed transactions and related documents were the product of arm’s-length negotiations between the parties;

•	the provisions of the merger agreement allowing us, subject to certain restrictions, to furnish information and conduct negotiations with third parties who make unsolicited acquisition proposals;

•	the provisions of the merger agreement allowing us to terminate the merger agreement, under certain circumstances, in order to approve a superior acquisition proposal upon payment to FOH Holdings of a $300,000 termination fee, plus all of FOH Holdings’ and its stockholders’ actual, reasonable and documented out-of-pocket expenses incurred in connection with the merger transactions;

•	the provisions of the merger agreement allowing us to terminate the merger agreement, under certain circumstances, if FOH Holdings’ audited financial statements delivered after execution of the merger agreement are delayed or contain certain changes that, in our reasonable judgment are material adverse changes, when taken as a whole, from the financial statements delivered by FOH Holdings in connection with the execution of the merger agreement;

•	the requirement in the merger agreement that the stock issuance proposal and the increase of authorized common stock proposal be approved by the affirmative vote of at least a majority of our outstanding shares of common stock entitled to vote other than those beneficially owned by TTG Apparel and its affiliates and associates;

•	the amendments to our bylaws that will take effect upon the consummation of the merger creating a 75% supermajority approval requirement in connection with important corporate decisions for a period of 18 months after the merger is consummated;

•	the requirement that, subject to certain exceptions, the stockholders of FOH Holdings, TTG Apparel and their respective affiliates will agree to vote their shares of common stock in favor of the election of the individuals designated to serve on the board of directors of the combined company in the manner set forth in the merger agreement and take all necessary action to maintain a board of directors consisting of these individuals (and successors) for a period of 18 months after the consummation of the merger;

•	the requirement that, subject to certain limited exceptions, the stockholders of FOH Holdings, TTG Apparel and their respective affiliates will hold the securities they receive upon consummation of the merger and not acquire more of our securities for a period of 18 months after the consummation of the merger; and

•	the provisions of the merger agreement requiring that a portion of the shares of Movie Star common stock to be received by FOH Holdings’ stockholders in connection with the consummation of the merger be placed in escrow for the purpose of covering their indemnification obligations to us, subject to certain limitations and procedures.

Our special committee and board of directors also considered a number of potentially adverse factors and risks concerning the merger, the merger agreement and the other transaction agreements and documents and the transactions contemplated thereby, including those discussed below:

•	the risks, challenges and costs inherent in combining the operations of two companies and the substantial expenses to be incurred in connection with the merger, including the possibility that delays or difficulties in completing the integration could adversely affect the combined company’s operating results and either delay or preclude the achievement of some benefits anticipated from the merger;

•	the possibility that FOH Holdings’ audited financial statements would contain material differences from the unaudited financial statements FOH Holdings delivered in connection with the execution of the merger agreement;

•	the possibility that the combination of the two businesses could lead existing and potential competitors to consider their own business combinations, resulting in further industry consolidation, which could adversely impact the competitive environment in which the companies operate;

•	although we may terminate the merger agreement under certain circumstances to approve a superior acquisition proposal, after executing the merger agreement, we are no longer allowed to initiate, solicit or encourage acquisition proposals in any manner;

•	the merger, as contemplated, might not be completed in a timely manner or at all;

•	the merger consideration FOH Holdings’ stockholders will receive is comprised entirely of our common stock and the amount to be paid is set at a fixed ratio, therefore, its value may fluctuate in unanticipated ways and result in our paying a higher price than we originally anticipated or intended for FOH Holdings;

•	if the merger agreement is terminated by one or both parties, the possible negative effect of the public announcement of such termination on our existing business relationships, sales, operating results, customers, employees and shareholders, and the resulting harm on our ability to survive on a stand-alone basis;

•	the shares to be put in escrow for the purpose of covering indemnification obligations to us may not be sufficient to cover all potential liabilities and any such excess could be a drain on our cash reserves;

•	the restrictions on the conduct of our business prior to the consummation of the merger, requiring us to conduct our business materially in the ordinary course and consistent with past practice, particularly in light of expectations that the merger would not be consummated for a period of months;

•	certain of our directors and executive officers may have conflicts of interest in connection with the merger, as they may receive benefits that are different from, and in addition to, those of our other shareholders;

•	if no Movie Star shareholder participates in the rights offering, TTG Apparel together with Tokarz Investments will own approximately % of the outstanding common stock of the combined company, in the aggregate, after giving effect to the purchase of the unsubscribed shares in accordance with the standby purchase agreement and the issuance of the guarantor warrants as consideration for the standby purchase commitment, and Fursa will beneficially own approximately % of the outstanding common stock of Movie Star, after giving effect to the purchase of the unsubscribed shares in accordance with the standby purchase agreement, the issuance and exercise of the guarantor warrants as consideration for the standby purchase commitment and the issuance and conversion of the Series A Preferred Stock;

•	the possibility of management and employee disruption associated with the merger and integrating our operations with FOH Holdings, including the risk that marketing, technical and administrative personnel might not remain employed with the merged entity;

•	the possibility that the deep-rooted cultures of two very different companies—one a manufacturer and importer headquartered in New York; the other a specialty retailer headquartered in California—may not become one unified culture in a timely manner; and

•	various other applicable risks associated with the combined company and the merger, including those described in the section of this proxy statement entitled ‘‘Risk Factors.’’

Our special committee and board of directors considered all of the above factors in light of our historical and anticipated business, operations, financial condition, competitive positioning and business strategies and our growth opportunities and prospects.

The foregoing discussion of the information and factors considered by our special committee and board of directors includes all material information and factors considered by our special committee and board of directors in making their decisions. After taking into account all of the information and factors set forth above, as well as others, our special committee and board of directors determined that the benefits of the proposed transaction with FOH Holdings outweigh the risks and that entering into the merger agreement and other transactions, agreements and documents contemplated thereby are advisable and in our best interests and the best interests of our shareholders. In view of the wide variety of factors, both positive and negative, considered by our special committee and board of directors, neither consider it practical to, nor did either attempt to, quantify, rank or otherwise seek to assign relative weights to the specific factors that it considered in reaching its determination that the merger, the merger agreement and the transactions, agreements and documents contemplated thereby are advisable and in the best interests of our shareholders. Rather, these decisions should be viewed as being based upon the judgment of the members of our special committee and board of directors, in light of the totality of the information presented and considered, including the knowledge of the members of our special committee and board of directors of our business, financial condition and prospects and the advice of Chanin and legal counsel. In considering the factors described above, individual members of our special committee and board of directors may have focused on different factors and may have applied different analyses to each of the material factors considered by them.

Opinion of Financial Advisor to Special Committee

Our special committee retained Chanin to, among other things, assist our special committee in its negotiations with FOH Holdings and advise our special committee regarding the terms of the proposed transaction with FOH Holdings, as well as alternative proposals that could become available to us during the course of Chanin’s advisory period. In the course of this engagement, our special committee requested that Chanin render an opinion regarding the fairness to our shareholders of the merger consideration to be paid to FOH Holdings’ stockholders in the merger.

On December 18, 2006, Chanin delivered a written opinion to our special committee to the effect that, as of such date, the merger consideration to be paid in the proposed merger with FOH Holdings was fair, from a financial point of view, to our shareholders. Chanin presented the financial analysis underlying its opinion at meetings of our special committee on December 14, 2006 and December 18, 2006, and at meetings of the board of directors on December 15, 2006 and December 18, 2006. The presentations on December 14 and 15, 2006 were abbreviated versions of the presentation on December 18, 2006. The December 18, 2006 presentation also included the most up to date share prices for us and the other companies referenced in the materials.

The full text of the Chanin opinion, dated December 18, 2006, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this proxy statement as Annex C and is incorporated herein by reference. You are urged to read the opinion in its entirety.

The Chanin opinion is directed only to the fairness of the merger consideration to be paid by us to FOH Holdings’ stockholders in the merger, from a financial point of view, as of the date of the opinion. The opinion was provided for the information and assistance of our special committee and our board of directors in connection with their consideration of the merger and the other related transactions contemplated by the merger agreement. The Chanin opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on different proposals contained in this proxy statement.

In connection with rendering its opinion, Chanin did not determine the amount of the merger consideration. The merger consideration was determined through arm’s-length negotiations between our special committee and FOH Holdings. No limitations were imposed by us or Chanin with respect to the investigations made or procedures followed by Chanin in rendering its opinion.

In connection with its opinion, Chanin made certain reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Chanin also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Chanin’s due diligence with regard to the merger included, but was not limited to, the items summarized below.

•	conducted meetings with members of our and FOH Holdings’ senior management teams at their respective corporate headquarters where Chanin discussed the history, current operations and future outlook for both companies;

•	reviewed our financial statements and SEC filings, including our Annual Reports on Form 10-K for the years ended June 30, 2004, 2005 and 2006 and Quarterly Report on Form 10-Q for the three months ended September 30, 2006;

•	reviewed FOH Holdings’ audited historical financial statements for the years ended July 31, 2004 and July 30, 2005 and unaudited financial statements for the year ended July 29, 2006 and the three month period ended October 28, 2006;

•	reviewed our and FOH Holdings’ financial projections for fiscal years 2007 through 2010, as well as other operating and financial information prepared by our and FOH Holdings’ respective management teams;

•	reviewed drafts as of December 15, 2006 of the merger agreement, stockholders agreement, form of shareholders agreement, form of registration rights agreement, rights offering term sheet, standby purchase agreement, form of guarantor warrant, form of escrow agreement and voting agreement;

•	analyzed the historical trading price and trading volume of our common stock;

•	reviewed certain publicly available financial, operating and stock market data concerning certain companies engaged in businesses Chanin deemed reasonably similar to FOH Holdings;

•	reviewed the financial terms of certain recent business combinations Chanin deemed relevant to its inquiry; and

•	performed such other financial studies, analyses and investigations that Chanin deemed appropriate.

Chanin discussed with our and FOH Holdings’ senior management teams (i) the past and current operating and financial condition of the respective businesses of both companies, (ii) the prospects, including estimates of future financial performance of the respective businesses of both companies and (iii) such other matters that Chanin deemed relevant.

In performing its analyses and rendering its opinion with respect to the merger, Chanin, with our consent:

•	relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including our and FOH’s management, and did not independently verify that information;

•	assumed that the merger agreement, when executed, conformed to the drafts of such agreement that Chanin reviewed in all respects material to its analysis;

•	assumed that the proposed merger contemplated by the merger agreement would be consummated in accordance with such agreement; and

•	assumed that the financial forecasts provided to Chanin by us and FOH Holdings (and the assumptions and bases underlying such information) were reasonably prepared and reflected our management’s and FOH Holdings’ management’s best then available estimate and judgment as to our future financial performance and the future financial performance of FOH Holdings, respectively.

Chanin did not undertake any independent verification of the information provided to it by us or FOH Holdings nor did Chanin make any independent evaluation or appraisal of any of our or FOH Holdings’ assets or liabilities (contingent or otherwise), nor did it make any physical inspection of our or

FOH Holdings’ properties or assets. With respect to the financial forecasts provided by us and FOH Holdings, Chanin expressed no view with respect to such forecasts or the assumptions on which they were based. In addition, Chanin participated in the negotiation of the exchange ratio and other terms of the merger agreement.

The Chanin opinion was necessarily based on economic, financial and market conditions as they existed and were disclosed to Chanin as of the date of its opinion. The Chanin opinion speaks only as of the date thereof, and Chanin has no responsibility to update or revise the opinion based upon events or circumstances occurring after that date.

In arriving at its opinion, Chanin was requested and authorized to solicit, and did solicit, interest from prospective parties with respect to an alternative transaction for us. At the direction of our special committee, Chanin contacted 11 parties to solicit interest in a potential transaction with us. These parties were selected following discussions among our management, the Board and Special Committee and Chanin. Eight of the selected parties were potential strategic partners generally engaged in apparel manufacturing and/or apparel retailing. These parties were selected based on a number of factors, including their size, lines of business and history of making acquisitions. Of the eight potential strategic partners contacted, none requested a confidentiality agreement. The remaining three parties were financial sponsors with portfolio companies similar to our company or that had previously expressed an interest in the acquisition of apparel companies. Of the three financial buyers contacted, only two of the parties requested a confidentiality agreement, and only one of these parties executed the agreement and subsequently received an information package. None of the parties contacted, or any other third party, proposed an alternative transaction. Chanin reported on December 15, 2006 that no serious offers were made by any of such parties or any other third party.

In arriving at its opinion, Chanin performed a variety of valuation, financial, and comparative analyses. No company, transaction or business used in Chanin’s analyses for comparative purposes is identical to our company, FOH Holdings or the proposed transactions. The summary of the analyses as set forth below covers the material analyses Chanin performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis to be employed and the manner in which such methods will be applied to a particular set of facts and circumstances. As such, the preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Chanin informed us that the analyses it performed must be considered as a whole and selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. As part of its financial analyses. Chanin made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. Additionally, estimates of the values of businesses and securities examined do not purport to be appraisals thereof and do not necessarily reflect the prices at which such businesses or securities may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The Chanin opinion does not address, nor should it be construed to address, the relative merits of the proposed merger with FOH Holdings as compared to other transactions or alternative business strategies that may be available to us. In addition, the Chanin opinion did not in any manner address the prices at which our common stock may trade following consummation of the merger.

The Chanin opinion, including Chanin’s presentation of its opinion to our special committee and our board of directors, was one of many factors that our special committee and our board of directors took into consideration in making their recommendations. Consequently, Chanin’s analysis described below should not be viewed as determinative of the conclusions of our special committee or our board of directors with respect to the merger consideration.

Subject to the foregoing, the following is a summary of the material financial and comparative analyses presented by Chanin to our special committee and our board of directors in connection with the delivery of its opinion. You should understand that the order of the analyses and the results derived from these analyses described below do not represent relative importance or weight given to these analyses by Chanin. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Chanin’s analyses.

Transaction Overview.    Based upon the merger consideration of approximately 23.7 million shares of our common stock plus the assumption of approximately $25.9 million of FOH Holdings’ net indebtedness, Chanin noted that the merger consideration implied a transaction value of approximately $44.7 million for FOH Holdings based on our closing common stock price on November 14, 2006, the date prior to our announcement that we were exploring strategic alternatives to maximize shareholder value. Based on our closing common stock price on December 15, 2006, Chanin noted that the merger consideration implied a transaction value of approximately $56.7 million for FOH Holdings.

For purposes of its analyses, Chanin reviewed a number of financial and operating metrics including:

•	Enterprise Value – generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

•	EBITDA – generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of December 15, 2006, and the enterprise values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Accordingly, this information does not necessarily reflect current or future market conditions. Estimates of 2007 revenue and EBITDA for the selected companies listed below were based on publicly available research analyst estimates for the selected companies and were calendarized to equate to our June 30, 2007 fiscal year.

Publicly Traded Companies Analysis.     Chanin compared financial and operating information and ratios for FOH Holdings with the corresponding information for a selected group of publicly traded companies using publicly available information with respect to the selected group of publicly traded companies and certain financial data of FOH Holdings. Based on its experience in the specialty retail and apparel industries and without excluding any particular company from its review, Chanin selected these companies because they engage in businesses and have operating profiles reasonably similar to those of FOH Holdings. The selected companies, all of which had a market capitalization of less than $1.0 billion were:

•	Cache, Inc.

•	Cato Corp.

•	Charlotte Russe Holding, Inc.

•	Deb Shops, Inc.

•	Hot Topic, Inc.

•	Le Chateau, Inc.

•	Maidenform Brands, Inc.

•	Mother’s Work, Inc.

•	United Retail Group, Inc.

For each of the selected publicly traded companies and FOH Holdings, Chanin calculated multiples of enterprise value and considered certain financial data. The calculated multiples included:

•	Enterprise Value as a multiple of net sales over the latest twelve months, or LTM;

•	Enterprise Value as a multiple of projected 2007 net sales;

•	Enterprise Value as a multiple of LTM, EBITDA; and

•	Enterprise Value as a multiple of projected 2007 EBITDA.

Below are summary multiples for the nine selected publicly traded companies and FOH Holdings:

	Enterprises Value as a Multiple of:
	Net Sales		EBITDA(a)
	LTM(b)	2007P(c)	LTM(b)	2007P(c)
High	1.38x	1.33x	11.1x	9.8x
Average	0.91	0.86	8.1	7.9
Median	0.81	0.79	7.3	7.7
Low	0.38	0.37	6.1	5.7
Implied FOH Holdings Statistics (November 14, 2006)	0.31x	0.32x	8.2x	8.1x
Implied FOH Holdings Statistics (December 15, 2006)	0.40x	0.41x	10.5x	10.3x

(a)	Adjusted to exclude non-recurring, one-time items and include stock-based compensation.
(b)	LTM represents the Latest Twelve-Month period ending October 31, 2006.
(c)	Wall Street research analyst estimates calendarized to a June 30, 2007 year end.

Enterprise value as a multiple of LTM net sales ranged from 0.38x to 1.38x. Chanin noted that the implied multiples of the merger consideration to be paid to FOH Holdings based on our closing stock prices as of November 14, 2006 and December 15, 2006,were at or below the range suggested by the enterprise value to LTM net sales multiples in the publicly traded companies analysis. Enterprise value as a multiple of projected 2007 net sales ranged from 0.37x to 1.33x. Chanin noted that the implied multiples of the merger consideration to be paid to FOH Holdings based on our closing stock prices as of November 14, 2006 and December 15, 2006,were at or below the range suggested by the enterprise to projected 2007 net sales multiples in the publicly traded companies analysis.

Enterprise value as a multiple of LTM EBITDA ranged from 6.1x to 11.1x. Chanin noted that the implied multiples of the merger consideration to be paid to FOH Holdings based on our closing stock prices as of November 14, 2006 and December 15, 2006, were in the middle to high end of the range suggested by the enterprise value to LTM EBITDA multiples in the publicly traded companies analysis. Enterprise value as a multiple of projected 2007 EBITDA ranged from 5.7x to 9.8x. Chanin noted that the implied multiples of the merger consideration to be paid to FOH Holdings based on our closing stock prices as of November 14, 2006 and December 15, 2006, were in the middle to high end of the range suggested by the enterprise value to projected 2007 EBITDA multiples in the publicly traded companies analysis.

Precedent Transaction Analysis.     Chanin conducted a precedent transaction analysis to assess how other transactions with an aggregate purchase price of less than $1.0 billion were valued within the specialty retail and apparel industries. Without excluding any particular transaction from its review and using publicly available information, Chanin reviewed information relating to the following selected acquisitions and announced offers to acquire, which Chanin deemed relevant to arriving at its opinion:

•	the then pending acquisition of La Senza Corp. by Limited Brands, Inc. for $694.6 million;

•	the pending acquisition of Eddie Bauer Holdings, Inc. by Sun Capital Partners and Golden Gate Capital for $283.2 million;

•	the acquisition of J. Jill Group, Inc. by Talbots, Inc. for $ 519.7 million;

•	the acquisition of OshKosh B’Gosh, Inc. by William Carter Co. for $ 312.2 million;

•	the acquisition of Maurices Incorporated by Dress Barn, Inc. for $328.6 million;

•	the acquisition of Barneys New York, Inc. by Jones Apparel Group, Inc. for $289.4 million;

•	the acquisition of Ben Sherman Limited by Oxford Industries, Inc. for $146.0 million;

•	the acquisition of Vans, Inc. by VF Corp. for $396.0 million;

•	the acquisition of Loehmanns Holdings, Inc. by Arcapita, Inc. for $178.1 million;

•	the acquisition of Hat World Corporation by Genesco, Inc. for $177.4 million;

•	the acquisition of Elder Beerman Stores Corp. by Bon-Ton Stores, Inc. for $97.7 million; and

•	the acquisition of The White House, Inc. by Chico’s FAS, Inc. for $90.2 million.

For each of the selected precedent transactions, Chanin calculated multiples of enterprise value and considered certain financial data for each target company in each transaction. The calculated multiples included:

•	Enterprise Value as a multiple of LTM, net sales; and

•	Enterprise Value as a multiple of LTM, EBITDA.

Below are summary multiples and statistics for the selected precedent transactions:

	Enterprises Value as a Multiple of:
	LTM Net Sales	LTM EBITDA(a)
High	1.45x	17.9x
Average	0.85	9.7
Median	0.89	9.0
Low	0.30	5.9
Implied FOH Holdings Statistics (November 14, 2006)	0.31x	8.2x
Implied FOH Holdings Statistics (December 15, 2006)	0.40x	10.5x

(a)	Adjusted to exclude non-recurring, one-time items.

Enterprise value as a multiple of LTM net sales ranged from 0.30x to 1.45x. Chanin noted that the implied multiples of the merger consideration to be paid to FOH Holdings based on our closing stock prices as of November 14, 2006 and December 15, 2006 were at or below the range suggested by the enterprise value to LTM net sales multiples in the precedent transactions analysis.

Enterprise value as a multiple of LTM EBITDA ranged from 5.9x to 17.9x. Chanin noted that the implied multiples of the merger consideration to be paid to FOH Holdings based on our closing stock prices as of November 14, 2006 and December 15, 2006 were within the range suggested by the enterprise value to LTM EBITDA multiples in the precedent transactions analysis.

The selected publicly traded companies and the acquired entities in the precedent transactions identified above were selected for comparative purposes only. None of these entities is identical to FOH Holdings, and none of the comparable transactions reviewed is identical to the proposed transaction. Accordingly, a complete valuation analysis cannot be limited to a quantitative review of selected comparable companies; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable company or companies to which they are being compared.

Discounted Cash Flow Analysis.    Chanin performed a discounted cash flow analysis by calculating the net present value of the unlevered, after-tax debt free cash flows of FOH Holdings to determine a range of values for FOH Holdings. All cash flows were discounted to December 31, 2006 and terminal values were based upon estimated 2010 calendar year EBITDA multiples. Chanin calculated FOH Holdings’ terminal value by multiplying FOH Holdings’ 2010 projected EBITDA by terminal EBITDA multiples implied from the Publicly Traded Companies Analysis and the Precedent Transaction Analysis, ranging from 7.5x to 8.5x, which approximated the median multiples implied by those analyses. Chanin utilized discount rates ranging from 16.5% to 18.5% to calculate the present value of the projected unlevered future cash flows and terminal value of FOH Holdings. The discount rate was determined based on the estimated cost of capital of FOH Holdings using the Capital Asset Pricing Model and metrics derived from the Publicly Traded Companies Analysis. Forecasted financial information used in this analysis was based on projections provided by FOH Holdings’ management team. This analysis resulted in a range of implied enterprise values for FOH Holdings of $54.5 million to $64.0 million. Chanin noted that the merger consideration of $44.7 million, based on our closing common stock price on November 14, 2006, and of $56.7 million based on our closing common stock price on December 15, 2006, was below or at the lower end of the range implied by its Discounted Cash Flow analysis.

Contribution Analysis.    Chanin utilized historical financial results and the financial projections of our management and the historical financial results and the financial projections of FOH Holdings’ management in order to compare the pro forma ownership of the combined company following the proposed merger to the pro forma contributions by each of FOH Holdings and us based upon historical and projected net sales and EBITDA. Chanin compared the pro forma contributions of net sales and EBITDA to the implied consideration in the transaction on a fully diluted equity basis and enterprise basis as of November 14, 2006 (the date we announced that we were exploring a possible combination with a private apparel company) and December 15, 2006.

The following table indicates the relative contribution by us and FOH Holdings to the combined company based on financial data provided by FOH Holdings and our management teams, respectively.

						Implied Consideration in the Proposed Transaction
	Historical				Projected	Fully Diluted Equity Value(b)		Enterprise Value
	2004	2005	2006	LTM(a)	2007P	11/14/2006	12/15/2006	11/14/2006	12/15/2006
Net Sales Contribution
FOH Holdings	71.6%	68.3%	72.9%	71.6%	66.9%	59.7%	59.1%	68.2%	65.8%
Movie Star	28.4%	31.7%	27.1%	28.4%	33.1%	40.3%	40.9%	31.8%	34.2%
EBITDA Contribution(c)
FOH Holdings	87.6%	NM	100.0%	100.0%	64.3%	59.7%	59.1%	68.2%	65.8%
Movie Star	12.4%	NM	0.0%	0.0%	35.7%	40.3%	40.9%	31.8%	34.2%

(a)	Represents the latest twelve-month period ending September 30, 2006 and October 31, 2006 for Movie Star and FOH Holdings, respectively.
(b)	Calculated pursuant to the treasury stock method.
(c)	Our 2006 and LTM EBITDA is negative. Analysis assumes our 2006 and LTM EBITDA contribution is $0.0.

In the net sales contribution comparison, FOH Holdings’ contribution to net sales ranged from 66.9% to 72.9%. Chanin noted that the merger consideration implied an equity ownership for FOH Holdings below this range and an enterprise value contribution for FOH Holdings at the low end of this range. In the EBITDA contribution comparison, FOH Holdings’ contribution to EBITDA ranged from 64.3% to 100.0%. Chanin noted that the merger consideration implied an equity ownership for FOH Holdings below this range and an enterprise value contribution at the low end of this range.

Our special committee selected Chanin to serve as its financial advisor and to provide a fairness opinion in connection with the proposed merger because Chanin is a nationally recognized investment banking firm with experience and expertise in transactions similar to the proposed merger and regularly engages in the valuation of businesses and securities in connection with merger and acquisition transactions. Pursuant to an engagement letter, Chanin has received a fee of $350,000 for its financial advisory services in connection with the merger and related transactions, $250,000 having been paid in connection with the delivery of its opinion. No additional fees are payable to Chanin in connection with the proposed merger and none of Chanin’s fees are contingent upon the completion of the merger. In addition, the engagement letter with Chanin provides that we will reimburse Chanin for its out-of-pocket and incidental expenses and will indemnify Chanin and related persons against certain liabilities arising out of or in connection with advice or services rendered pursuant to the engagement letter and the transactions contemplated thereby.

Interests of Movie Star Directors and Officers in the Merger and Related Transactions

When you consider the recommendation of Movie Star’s board of directors in favor of the proposals included in this proxy statement, you should be aware that certain of Movie Star’s directors and officers have agreements or arrangements that provide them with interests in the merger and the related transactions that differ from, or are in addition to, your interests as a shareholder generally. Except as set forth below, Movie Star’s directors and officers will not receive any compensation or benefits as a result of the merger and related transactions.

•	On April 9, 2007, we entered into a consulting agreement with Performance Enhancement Partners, LLC, pursuant to which Performance Enhancement Partners provides us with the personal services of Peter Cole, a current member of our board of directors and the sole member of Performance Enhancement Partners, to (i) act as the lead member of our board to facilitate the timely and successful completion of the merger, the rights offering and other transactions contemplated by the merger agreement and (ii) serve as the Executive Chairman of the combined company following the closing of the merger until July 26, 2008. We have the option to extend the consulting agreement for up to two additional six-month periods. The consulting agreement provides for Performance Enhancement Partners to receive a base consulting fee at the annual rate of $400,000, payable in four equal quarterly installments in arrears, the first payment having been made on April 12, 2007. For the year ending July 26, 2008, Performance Enhancement Partners will be entitled to receive an additional consulting fee of a minimum of $100,000 in accordance with the terms of a bonus plan expected to be adopted by the compensation committee following the closing of the merger. Mr. Cole is required to devote substantially all of his business time, energies and attention to the business and affairs of Movie Star (and the combined company following the merger) in the performance of his duties under the consulting agreement.

On the closing date of the merger, we will (i) issue to Performance Enhancement Partners 100,000 shares of our common stock under the 2000 Performance Equity Plan and (ii) grant to Performance Enhancement Partners a five-year option to purchase 275,000 shares of our common stock under the 2000 Performance Equity Plan at an exercise price equal to the last sale price of our common stock on the closing date of the merger. 75,000 of the shares underlying the option will vest on the date of grant and 100,000 shares will vest on each of January 3, 2008 and July 26, 2008. We also will grant to Performance Enhancement Partners under the 2000 Performance Equity Plan five-year non-qualified options to purchase an aggregate of 100,000 shares of our common stock, with each grant of 50,000 shares to be made on the commencement date of each six-month extension period, if applicable, at an exercise price equal to the last sale price of our common stock on the date of grant. Each grant of 50,000 shares will vest on the six-month anniversary of the commencement date of the applicable extension period. In order to issue the shares of common stock and grant the stock options to Performance Enhancement Partners in accordance with the terms of the consulting agreement, the 2000 Performance Equity Plan must be amended to increase the number of shares available for issuance thereunder, which amendment will require shareholder approval, which is being sought at the special meeting. See ‘‘Amended and Restated 2000 Performance Equity Plan Proposal.’’

The consulting agreement provides that if the merger agreement is terminated or Performance Enhancement Partners terminates the consulting agreement for ‘‘Good Reason’’ (as defined in the consulting agreement) prior to the closing of the merger, we will pay Performance Enhancement Partners the base consulting fee through September 30, 2007, net of any additional consulting fee awarded and paid to Performance Enhancement Partners for the year ending July 28, 2007. The consulting agreement also provides that if, following the closing of the merger, we terminate Performance Enhancement Partners without ‘‘Cause’’ or Performance Enhancement Partners terminates the consulting agreement for ‘‘Good Reason’’, we will pay to Performance Enhancement Partners the base consulting fee through July 26, 2008 or the end of the applicable extension period, as the case may be, and any additional consulting fee which would have become payable under the consulting agreement for the year ending July 26, 2008 or the applicable extension period, as the case may be. Additionally, options that have been granted but not yet vested will immediately vest upon such termination.

Additionally, FOH Holdings has agreed that if the merger agreement is terminated for any reason other than by FOH Holdings as a result of an Adverse Recommendation Change (as defined below in ‘‘The Merger Agreement—Restrictions on Solicitations of Other Offers Concerning Movie Star’’), a Parent Acquisition Proposal (as defined below in ‘‘The Merger Agreement—Restrictions on Solicitations of Other Offers Concerning Movie Star’’) or certain breaches of representations, warranties, covenants or agreements made by us or Merger Sub, as more fully described below in ‘‘The Merger Agreement—Termination,’’ FOH Holdings will reimburse us for one half of the base consulting fee paid to Performance Enhancement Partners (or earned and previously unpaid to Performance Enhancement Partners) under the consulting agreement prior to such termination.

•	Following the closing of the merger, Thomas Rende, Movie Star’s current Chief Financial Officer, will become the Chief Financial Officer of the combined company. Accordingly, we intend to enter into a new employment agreement with Mr. Rende to become effective upon the closing of the merger. We are in negotiation with Mr. Rende regarding the terms of his new employment agreement.

•	Saul Pomerantz, Chief Operating Officer of Movie Star, and Thomas Rende, Chief Financial Officer of Movie Star, who were directors of Movie Star at the time we entered into the merger agreement, hold certain options to purchase 280,000 and 105,000 shares of Movie Star common stock, respectively. These options are fully vested and exercisable. Pursuant to the terms of their respective option agreements, in the event of any merger, reorganization, consolidation, recapitalization, dividend (other than cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the number of issued shares of Movie Star common stock, we are required to proportionately adjust the number and kind of option shares and the exercise price of the options in order to prevent dilution or enlargement of the optionee’s proportionate interest in Movie Star and the rights under the agreements. Accordingly, upon completion of the merger, Mr. Pomerantz will be entitled to receive options to purchase an additional 420,000 shares of our common stock and Mr. Rende will be entitled to receive options to purchase an additional 157,500 shares of our common stock. The number and kind of option shares and the exercise price of other options held by Messrs. Pomerantz and Rende will not be adjusted as a result of the merger.

•	Each Movie Star non-employee director currently receives the following compensation under the Movie Star Non-Employee Director Compensation Plan: (i) an annual stipend of $20,000, payable quarterly in arrears, (ii) $2,000 per day for board or committee meetings attended in person, regardless of the number of meetings held that day and (iii) $1,000 per meeting for board or committee meetings attended telephonically, unless two or more teleconference call meetings are held back-to-back on the same call, in which case each non-employee director will receive $1,000 for the entire call. Non-employee directors may elect to be paid in cash and/or Movie Star common stock. Following the closing of the merger, it is anticipated that the plan will be amended to (i) increase the annual stipend to $30,000, payable quarterly in arrears, with additional annual stipends for committee chairpersons of $5,000 for audit committee chairperson, $3,000 for compensation committee chairperson and $2,000 for nominating committee chairperson, payable quarterly in arrears and (ii) provide for payment of $2,500 per board or committee meeting attended in person (up from $2,000 per day) regardless of the number of meetings held that day. It is anticipated that the payment for telephonic meetings and the ability for non-employee directors to elect to be paid in cash and/or Movie Star stock would remain unchanged. It is also contemplated that, upon the approval of the amendment to the Movie Star Non-Employee Director Compensation Plan, each non-employee director will receive a one-time grant of non-qualified options to purchase 15,000 shares of common stock under our 2000 Performance Equity Plan at an exercise price equal to the last sale price of our common stock on the closing date of the merger, which will be exercisable immediately and will remain exercisable until the tenth anniversary of the date of grant.

Material Federal Income Tax Consequences of the Merger

The following is a summary of certain material United States federal income tax consequences of the merger to our shareholders. The following discussion is based upon the current provisions of the Code, Treasury Regulations promulgated under the Code, and administrative rulings and judicial decisions in effect as of the date of this document. These authorities may be changed at any time, possibly with retroactive effect. Any such change could result in United States federal income tax consequences that are different from those discussed below.

The following discussion is a summary of the material U.S. federal income tax consequences of the merger that are generally applicable to holders of Movie Star common stock that do not have a special tax status (as described below). The following discussion does not address the tax consequences of other transactions effectuated prior to, concurrently, or after the merger, whether or not such transactions are completed in connection with the merger. Moreover, it does not address any non-income tax or any foreign, state, or local tax consequences of the merger. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Movie Star shareholder in light of his or her particular circumstances or particular tax status, including if the shareholder is:

•	a shareholder who is not a citizen or resident of the U.S.;

•	a financial institution;

•	a tax-exempt organization;

•	an S Corporation or other pass-through entity;

•	an insurance company;

•	a mutual fund;

•	a dealer in securities or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting;

•	a person that has a functional currency other than the U.S. dollar;

•	a shareholder who acquired his or her shares in connection with the exercise of a stock option or in any other compensatory transaction; or

•	a shareholder who holds his or her shares as part of a hedge, straddle or a constructive sale or conversion transaction.

We have not sought and will not seek any rulings from the Internal Revenue Service (‘‘IRS’’) or opinions from counsel with respect to the United States federal income tax consequences discussed below. Our views regarding the tax consequences of the merger are not binding upon the IRS or the courts, and there is no assurance that the IRS or the courts would accept the tax consequences discussed herein.

ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE YOUR PARTICULAR U.S. FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES RESULTING FROM THE MERGER AND ANY RELATED REPORTING OBLIGATIONS.

As a shareholder of Movie Star, you will not exchange or surrender your common stock in the merger or receive any separate consideration. Accordingly, you should not recognize any taxable gain or loss as a result of the merger. The merger is also expected to qualify as a tax-free transaction to Movie Star under the provisions of Section 1032 of the Code as an issuance of stock in exchange for property (i.e., the stock of FOH Holdings). However, as a result of the merger, our ability to use the net operating losses that we will have incurred prior to the merger will be limited on an annual basis. The ability of FOH Holdings to use its net operating losses that it will have incurred prior to the merger may also be limited.

Anticipated Accounting Treatment

The merger of FOH Holdings and Movie Star will be accounted for under the purchase method of accounting as a reverse acquisition. Under this method of accounting, FOH Holdings will be treated as having acquired Movie Star as of the date of the completion of the merger. The financial statements prepared after the completion of the merger will be a continuation of the financial statements of FOH Holdings and will include the operations of Movie Star from the date of completion of the merger. The fair value of Movie Star’s assets and liabilities as of the consummation date of the merger will be consolidated with the balance sheet of FOH Holdings. The purchase price will be allocated to the net assets of Movie Star’s assets based upon their estimated fair values as of the consummation date of the merger. Additionally, the reverse acquisition will result in a recapitalization of the combined businesses representing the fair value of the purchase consideration issued in the merger plus the net assets of FOH Holdings as of the consummation date of the merger.

Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, will be recorded as goodwill and periodically evaluated for impairment. Our financial statements issued after completion of the acquisition will reflect these values. Historical data published after the completion of the merger will be of FOH Holdings and will not be restated retroactively to reflect the combined historical financial position or results of operations of Movie Star. Because the number of shares outstanding following the reverse acquisition will be significantly different from the number of shares outstanding prior to the reverse acquisition, the weighted average shares outstanding for purposes of presenting earnings per share on a comparative basis will be retroactively restated to the earliest period presented in order to reflect the effect the recapitalization that will occur as a result of the reverse acquisition.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval other than the filings of a certificate of merger with the Secretary of State of the State of Delaware and our amended and restated certificate of incorporation with the Department of State of the State of New York. In addition, in order to effect the transactions contemplated by the merger agreement, we may be required to submit notification and report forms to the Department of Justice and the Federal Trade Commission pursuant to the HSR Act. Such filings will be triggered if the merger satisfies the ‘‘size of the transaction’’ test under the HSR Act, which in our case depends on whether the consideration to be paid for FOH Holdings exceeds $59.8 million. Since the consideration to be paid for FOH Holdings is based on the value of our common stock, and such value fluctuates, it is possible that we may not be required to make such filings. If we are required to make such filings, based on the HSR Act’s market price method of valuing the transaction within 45 days of the closing, or we otherwise decide to make such filings, FOH Holdings and we will be required to provide the Department of Justice and the Federal Trade Commission certain information and materials relating to the transaction and our respective businesses in order to allow the regulators to review the transaction and make a determination that it is unlikely to present any antitrust issues. If HSR filings become necessary, we would expect to receive clearance to the merger from these regulators within the initial 30 calendar day waiting period that runs from submission of both parties’ filings.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement and the amendment to the merger agreement, which are attached to this proxy statement as Annex A and Annex B, respectively. All shareholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

General; Structure of Merger

On December 18, 2006, we entered into a merger agreement with FOH Holdings. Merger Sub, our wholly-owned subsidiary formed to effect the merger by merging with and into FOH Holdings, is also a party to the merger agreement. FOH Holdings will be the surviving corporation in the merger with Merger Sub and, as a result, will be our wholly-owned subsidiary through an exchange of all of the issued and outstanding shares of capital stock of FOH Holdings for shares of our common stock.

FOH Holdings’ stockholders have already approved and adopted the merger agreement and the transactions contemplated thereby by virtue of the execution of an unanimous written consent of such stockholders. No further action is required to be taken by FOH Holdings’ stockholders to approve the merger and related transactions.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under ‘‘The Merger Agreement—Conditions to Closing of the Merger,’’ unless we and FOH Holdings agree in writing to another time. The merger is expected to be consummated promptly after the special meeting of our shareholders.

Name; Headquarters; Stock Symbol

After completion of the merger:

•	our name will be changed to Frederick’s of Hollywood Group Inc.; and

•	the corporate headquarters and principal executive offices of the combined company and the Movie Star division will be located at 1115 Broadway, New York, New York 10010, which is Movie Star’s current corporate headquarters. The corporate headquarters and principal executive office of the Frederick’s of Hollywood division will be located at 6255 Sunset Boulevard, Sixth Floor, Hollywood, California 90028, which is Frederick’s of Hollywood’s current corporate headquarters.

We intend to apply to have our American Stock Exchange trading symbol changed from ‘‘MSI’’ to ‘‘FOH’’ following the completion of the merger.

Merger Consideration

Upon completion of the merger, each stockholder of FOH Holdings will have the right to receive in exchange for its shares of common stock of FOH Holdings held at the effective time of the merger shares of our common stock equal to the product of (i) 0.8 multiplied by (ii) the number of shares of FOH Holdings common stock held by such stockholder immediately prior to the effective time of the merger multiplied by (iii) an exchange ratio of 17.811414, plus the right to receive the distributions, if any, under the escrow established pursuant to the merger agreement and related escrow agreement and described below under ‘‘The Merger Agreement—Escrow Arrangements’’ and ‘‘Other Transaction Documents— Escrow Agreement.’’

Each share of FOH Holdings common stock issued and outstanding immediately prior to the effective time of the merger that is owned by FOH Holdings or any of its direct or indirect subsidiaries shall, by virtue of the merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist.

Exemption from Registration

The issuance of Movie Star common stock to the FOH Holdings stockholders in the merger is exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. FOH Holdings has only two stockholder groups – Tokarz Investments and the Fursa managed accounts. Representatives of both Tokarz Investments and the Fursa managed accounts have signed the merger agreement (solely for purposes of certain sections) and the FOH Holdings’ stockholders agreement. Pursuant to the FOH Holdings’ stockholders agreement, each FOH Holdings stockholder has represented that: (i) such stockholder is an ‘‘accredited investor’’ within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Movie Star common stock, (ii) such stockholder is capable of bearing the economic risks of the investment, (iii) such stockholder is acquiring the shares of Movie Star common stock issuable in the merger for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such stock and (iv) such stockholder understands that the shares of Movie Star common stock to be issued in connection with the merger have not been and will not be registered under the Securities Act and are being issued in a transaction exempt from registration under the Securities Act and may not be transferred without registration under the Securities Act except pursuant to an exemption from such registration available under the Securities Act. In addition, each such stockholder has had both the opportunity to ask questions and receive answers from the officers and directors of Movie Star and has had access to Movie Star’s SEC filed reports.

Escrow Arrangements

We and the stockholder representatives for the FOH Holdings stockholders will enter into an escrow agreement at or prior to the effective time of the merger with an escrow agent whereby we will deposit into escrow an amount of shares of our common stock equal to the product of (i) 0.2 multiplied by (ii) the number of shares of FOH Holdings common stock held by the stockholders of FOH Holdings immediately prior to the effective time of the merger multiplied by (iii) the exchange ratio of 17.811414 to cover indemnification claims that may be brought by us for certain matters, including breaches of representations, warranties and covenants by FOH Holdings under the merger agreement and the FOH Holdings’ stockholders agreement. Shares remaining in escrow will be released following the 18-month anniversary of the effective time of the merger, subject to extension under certain circumstances. Similarly, treasury shares of our common stock representing 7.5% of the aggregate number of issued and outstanding shares of our common stock immediately prior to the effective time of the merger will be deposited into escrow to cover any indemnification claims that may be brought by FOH Holdings’ stockholders, which shares shall be returned to us following the 18-month anniversary of the effective time of the merger, subject to certain conditions and to the extent not used to satisfy indemnification claims. See also ‘‘Other Transaction Documents—Escrow Agreement.’’

Pursuant to the merger agreement, a committee of the board of directors of the combined company will be formed to make determinations regarding, pursuing and responding to indemnification claims, the amount of losses and the offset of losses against our common stock deposited into escrow. This committee will initially be comprised of Joel M. Simon and Milton J. Walters. If we or the FOH Holdings stockholder representatives do not agree with the determination made by this committee and, further, these parties are unable to reach an agreement, any disputes, claims, or controversies arising out of or relating to these indemnification matters will be resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Services (‘‘JAMS’’) in New York City before a single arbitrator pursuant to JAMS Comprehensive Arbitration Rules and Procedures, the results of which will be final and binding on us and FOH Holdings’ stockholders.

Election of Directors and Appointment of Executive Officers

In connection with its approval of the merger and other transactions contemplated by the merger agreement, our board of directors approved the increase of the number of directors constituting the full board from seven to eleven which will be effective at the effective time of the merger. At the effective time of the merger, if management’s nominees are elected, the directors of the combined company will be Peter Cole, John L. Eisel, Melvyn Knigin, Michael A. Salberg and Joel M. Simon, all currently serving as directors of Movie Star, Thomas Rende, the Chief Financial Officer of Movie Star and a former member of Movie Star’s board of directors, William F. Harley, Linda LoRe, Rose Peabody Lynch and Milton J. Walters, all currently serving as directors of FOH Holdings, and Thomas J. Lynch, Chief Executive Officer of Fursa. If the merger is not consummated, our existing directors will continue to serve as directors of Movie Star. See ‘‘Director Election Proposal.’’

After the merger, in accordance with the merger agreement, the newly constituted board of directors of the combined company will appoint Peter Cole as our Executive Chairman, Thomas Rende as our Chief Financial Officer, Melvyn Knigin as the President and Chief Executive Officer of the Movie Star division and Linda LoRe as the President and Chief Executive Officer of the Frederick’s of Hollywood division.

Representations and Warranties

As part of the merger agreement, FOH Holdings made representations and warranties to us and Merger Sub relating to a number of matters, including:

•	FOH Holdings’ and its subsidiaries’ due organization and good standing;

•	FOH Holdings’ and its subsidiaries’ capital structure and the rights and obligations relating to FOH Holdings’ and its subsidiaries’ capital stock;

•	the due authorization, execution, delivery and enforceability of the merger agreement and the transaction documents;

•	the absence of the need for filings, authorizations or approvals in order to consummate the merger;

•	FOH Holdings’ and its subsidiaries’ compliance with all applicable laws;

•	the accuracy of FOH Holdings’ consolidated financial statements specified in the merger agreement;

•	the financial projections relating to FOH Holdings and its subsidiaries;

•	the absence of undisclosed liabilities;

•	the absence of certain material changes or events;

•	the absence of litigation;

•	the disclosure of material agreements, contracts and commitments;

•	the accuracy of information relating to FOH Holdings and its subsidiaries that will be included in filings with the SEC, in connection with the transactions contemplated by the merger agreement;

•	FOH Holdings’ and its subsidiaries’ employees, labor relations and employee benefit plans;

•	FOH Holdings’ and its subsidiaries’ intellectual property, the absence of infringement of third party intellectual property rights by FOH Holdings and other related matters;

•	the timely and accurate filing of tax returns, the timely payment of taxes and other related matters;

•	related party transactions;

•	FOH Holdings’ and its subsidiaries’ good title to properties and assets;

•	FOH Holdings’ and its subsidiaries’ insurance policies;

•	the inapplicability of anti-takeover statutes;

•	the absence of brokers’ or finders’ fees;

•	FOH Holdings’ significant suppliers;

•	environmental matters and compliance with environmental laws;

•	the condition of plants, structures and equipment owned and leased by FOH Holdings and its subsidiaries; and

•	the condition of the information and communications technologies used by FOH Holdings and its subsidiaries.

As part of the merger agreement, both we and Merger Sub made representations and warranties to FOH Holdings relating to a number of matters, including:

•	due organization and good standing;

•	capital structure and the rights and obligations relating to our and our subsidiaries’ capital stock;

•	the due authorization, execution, delivery and enforceability of the merger agreement and the transaction documents;

•	the absence of the need for filings, authorizations or approvals in order to consummate the merger;

•	our and our subsidiaries’ compliance with all applicable laws;

•	the accuracy of our consolidated financial statements specified in the merger agreement;

•	the accuracy of our financial projections;

•	the absence of undisclosed liabilities;

•	the absence of certain material changes or events;

•	the absence of litigation;

•	the disclosure of material agreements, contracts and commitments;

•	the accuracy of information relating to us and our subsidiaries that will be included in SEC filings in connection with the transactions contemplated by the merger agreement;

•	the delivery of corporate documents;

•	our and our subsidiaries’ employees, labor relations and employee benefit plans;

•	our and our subsidiaries’ intellectual property, the absence of infringement of third party intellectual property rights and other related matters;

•	the timely and accurate filing of tax returns, the timely payment of taxes and other related matters;

•	our and our subsidiaries’ good title to properties and assets;

•	our and our subsidiaries’ insurance policies;

•	the inapplicability of anti-takeover statutes;

•	the disclosure on brokers’ fees or finders’ fees;

•	our significant suppliers and customers;

•	the purpose and formation of Merger Sub;

•	environmental matters and compliance with environmental laws;

•	the condition of plants, structures and equipment owned and leased by us and our subsidiaries;

•	the condition of the information and communications technologies used by us and our subsidies; and

•	related party transactions.

In connection with the execution of the merger agreement, we and FOH Holdings delivered disclosure schedules to each other specifying, among other things, certain exceptions to our respective representations and warranties.

Conduct of Businesses Pending the Merger

We and FOH Holdings have each agreed as part of the merger agreement to continue to operate our respective businesses in the ordinary course prior to the closing of the transactions contemplated thereby and we each have agreed not to take the following actions, subject to certain exceptions, without the prior written consent of the other:

•	incur any debt, except under existing lines of credit;

•	adjust, split, combine or reclassify any of our respective capital stock;

•	enter into any transaction not in the ordinary course of business;

•	make, declare or pay any dividend, or make any other distribution on, or redeem, purchase or otherwise acquire, any shares of our respective capital stock;

•	issue any additional shares of capital stock or any securities convertible into or exchangeable for, or any warrants or options to acquire any such shares;

•	pay any bonus, increased salary or special remuneration other than in the ordinary course of business or as required to comply with applicable law or existing benefit plan;

•	adopt, enter into, terminate or amend in any material respect any benefit plan, other than the entry into of employment agreements with newly hired non-executive employees;

•	sell, transfer, license, lease, mortgage, encumber or otherwise dispose of any of its properties or assets other than in the ordinary course of business;

•	enter into any new line of business;

•	make any acquisition or investment, or make any capital expenditures, other than investments in wholly-owned subsidiaries or in the ordinary course of business;

•	amend the articles of incorporation or bylaws or similar organizational documents;

•	settle any material claim, action or proceeding, except in the ordinary course of business;

•	take any action that is intended or would be reasonably likely to result in any of the conditions to the merger agreement not being satisfied, except as may be required by applicable law, statute, rule, regulation or ordinance;

•	change accounting methods;

•	amend or waive its rights under any material contract, terminate or fail to renew any material contract, or enter into any new material contract;

•	adopt a plan or agreement of material reorganization;

•	write down the value of any inventory or write-off as uncollectible any notes or accounts receivable;

•	dispose of rights to any intellectual property, owned or licensed;

•	change any insurance coverage; or

•	take any action reasonably likely to result in the merger not being treated as a tax-free reorganization pursuant to Section 354 of the Internal Revenue Code of 1986, as amended.

Restrictions on Solicitations of Other Offers Concerning Movie Star

Subject to the provisions described below, until the merger is completed or the merger agreement is terminated, we have agreed, subject to certain exceptions, to not direct, authorize or permit any of our or our subsidiaries’ respective officers, directors, employees, shareholders, agents, advisors or other representatives to:

•	initiate, solicit or encourage the submission of any inquiries, proposals or offers, or facilitate the making of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to any inquiries, proposals or offers from any person or group of persons other than FOH Holdings or its affiliates relating to (i) any direct or indirect acquisition or purchase of a business that constitutes 15% or more of our and our subsidiaries’ net revenues, net income or assets, taken as a whole, or 15% or more of our outstanding common stock, (ii) any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 15% or more of our outstanding common stock, or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us (or any of our subsidiaries whose business constitutes 15% or more of our and our subsidiaries’ net revenues, net income or assets). Any such proposal is hereafter referred to as a ‘‘Parent Acquisition Proposal’’; or

•	accept a Parent Acquisition Proposal or enter into any agreement or agreement in principle providing for or relating to a Parent Acquisition Proposal or enter into any agreement or agreement in principle requiring us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or to breach our obligations under the merger agreement.

We also have agreed, subject to certain exceptions, to, immediately following the execution of the merger agreement, cease and cause to be terminated any then existing solicitation, encouragement, discussion or negotiation with any person with respect to any Parent Acquisition Proposal.

We have further agreed that, except as provided below, neither our board of directors nor any committee thereof, will withdraw (or modify in a manner adverse to FOH Holdings), or publicly propose to withdraw (or modify in a manner adverse to FOH Holdings), the approval, recommendation or declaration of advisability of the merger or recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative Parent Acquisition Proposal (any such action, is hereafter referred to as an ‘‘Adverse Recommendation Change’’) or approve or recommend, or publicly propose to approve or recommend, or execute or enter into, any agreement constituting or related to, or that is intended to lead to any Parent Acquisition Proposal (other than in connection with a confidentiality agreement on the terms described below).

Notwithstanding the above restrictions, if at any time prior to obtaining our shareholders’ approval of the proposals contemplated by this proxy statement, we receive a written Parent Acquisition Proposal from a third party that our board of directors (acting through its special committee), after consultation with its independent financial advisors and outside counsel:

•	believes in good faith to be bona fide;

•	determines in good faith to constitute or could reasonably be expected to result in an offer or proposal relating to (i) any direct or indirect acquisition or purchase of a business that constitutes 50% or more of our and our subsidiaries’ net revenues, net income or assets, taken as a whole, or 50% or more of our outstanding common stock, (ii) any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 50% or more of our outstanding common stock, or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us (or any of our subsidiaries whose business constitutes 50% or more of our and our subsidiaries’ net revenues, net income or assets) (any such proposal is hereafter referred to as a ‘‘Superior Proposal’’); and

•	determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law,

then, we may (x) furnish information with respect to us and our subsidiaries to the person making such Parent Acquisition Proposal (and its representatives) and (y) participate in discussions or negotiations with the person making such Parent Acquisition Proposal (and its representatives) regarding such proposal. In connection with any such Parent Acquisition Proposal, we have agreed that we will not, and will not allow our representatives to, disclose any non-public information to such person without entering into a confidentiality agreement on terms that are not less favorable than those set forth in the confidentiality agreement that we entered into with FOH Holdings and will promptly provide to FOH Holdings any non-public information concerning us or our subsidiaries provided to such other person which was not previously provided to FOH Holdings. We have agreed to notify FOH Holdings within one business day if we receive such Parent Acquisition Proposal, including the material terms and conditions thereof, and shall keep FOH Holdings apprised of the status and any material developments concerning the same. These restrictions do not prohibit us or our board of directors from taking and disclosing to our shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) or from making any other disclosure required by applicable law.

We have the right to terminate the merger agreement and abandon the merger before the effective time, if at any time prior to obtaining our shareholders’ approval on the proposals contemplated by this proxy statement, our board of directors (as approved by its special committee) resolves to enter into, in accordance with the provisions of the merger agreement, a definitive agreement containing a Parent Acquisition Proposal so long as:

•	we shall have complied with our obligations under the merger agreement regarding not soliciting alternative transaction and related matters;

•	our board of directors (acting through its special committee) shall have determined in good faith (after consultation with its independent financial advisors and outside counsel) that such Parent Acquisition Proposal constitutes a Superior Proposal and the failure to take such action is inconsistent with the fiduciary duties of our board of directors to our shareholders under applicable law; and

•	prior to terminating the merger agreement to enter into an agreement with respect to such Superior Proposal, we shall, and shall cause our financial and legal advisors to negotiate with FOH Holdings in good faith (to the extent FOH Holdings desires to negotiate) to make such improvements in the terms and conditions of the merger agreement so that such Parent Acquisition Proposal ceases to constitute a Superior Proposal, which obligation to negotiate will expire five business days after the date on which we commence to negotiate with FOH Holdings.

Subject to the provisions described above, we have the right to enter into a definitive agreement containing a Parent Acquisition Proposal, so long as the effectiveness of such agreement is conditioned upon the termination of the merger agreement pursuant to the terms described above and immediately following the execution of such agreement, a copy of such agreement and all related agreements, exhibits, schedules and other documents are delivered to FOH Holdings. We have agreed to notify FOH Holdings in writing of our intent to enter into a definitive agreement containing a Parent Acquisition Proposal following the resolution of our board of directors to do so and to provide FOH Holdings with the identity of the person making, and the final terms and conditions of, such Parent Acquisition Proposal.

Notwithstanding anything to the contrary contained in the merger agreement, we (acting on the recommendation of our special committee) are not prevented from discharging our disclosure obligations pursuant to applicable law or from making, prior to obtaining our shareholders’ approval on the proposals contemplated by this proxy, an Adverse Recommendation Change, if we determine in good faith (after consultation with our independent financial advisors and outside counsel) that failure to take such action would be inconsistent with our fiduciary duties to our shareholders under applicable law.

Restrictions on Solicitations of Other Offers Concerning FOH Holdings

Until the merger is completed or the merger agreement is terminated, FOH Holdings has agreed to not direct, authorize or permit any of its or its subsidiaries’ respective officers, directors, employees, shareholders, agents, advisors or other representatives to:

•	initiate, solicit or encourage the submission of any inquiries, proposals or offers or facilitate the making of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to (i) any inquiry, proposal or offer from any person or group of persons other than us or our affiliates relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of FOH Holdings, taken as a whole, or 15% or more of the outstanding shares of FOH Holdings common stock, (ii) any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 15% or more of the outstanding FOH Holdings common stock, or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving FOH Holdings (any such proposal is hereafter referred to, as a ‘‘Company Acquisition Proposal’’); or

•	accept a Company Acquisition Proposal or enter into any agreement or agreement in principle providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring FOH Holdings to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement.

As part of the merger agreement, immediately following the execution of the merger agreement, FOH Holdings agreed to cease and cause to be terminated any then existing solicitation, encouragement, discussion or negotiation with any person with respect to any Company Acquisition Proposal. As part of the FOH Holdings’ stockholders agreement, the stockholders of FOH Holdings also agreed to cease and cause to be terminated any then existing solicitation, encouragement, discussion or negotiation with any person with respect to any Company Acquisition Proposal. See also ‘‘Other Transaction Documents— FOH Holdings’ Stockholders Agreement.’’

Other Covenants

In addition to the above, we have agreed with FOH Holdings that each of us will:

•	use best reasonable efforts to work together in seeking to refinance our and FOH Holdings’ existing indebtedness for borrowed money in connection with the consummation of the transactions contemplated by the merger agreement, other than $7,500,000 owed by FOH Holdings to the Fursa Debt Holders, which amount is to be cancelled in exchange for a number of shares of our Series A Convertible Preferred Stock equal to the quotient obtained by dividing $7,500,000 by the average daily closing price of our common stock (on its principal trading market) for the 20 trading days immediately preceding the record date for our special meeting of shareholders, which shares of Series A Preferred Stock will have the rights and preferences set forth on our proposed amended and restated certificate of incorporation;

•	furnish the other party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement, the registration statement for the rights offering or any other statement, filing, notice or application made by or on behalf of FOH Holdings or us to any third party or any governmental entity in connection with the merger and the transactions contemplated by the merger agreement;

•	afford the other party and its officers, employees, counsel, accountants, financial advisors and other authorized representatives, reasonable access, during normal business hours throughout the period prior to the effective time of the merger or the earlier termination of the merger agreement, to its properties, books, contracts and records;

•	keep all information and materials provided to each other in connection with the merger agreement confidential in accordance with and subject to (i) the confidentiality and non-circumvention agreement, dated March 5, 2004 by and between FOH Holdings and its subsidiaries as the disclosing party and us as the receiving party and (ii) the confidentiality and non-circumvention agreement, dated March 4, 2004, by and between us and our subsidiaries as the disclosing party and FOH Holdings and its subsidiaries as the receiving party;

•	from and after the effective time of the merger, maintain FOH Holdings’ and our respective employee benefit plans in effect at such time (except that we have agreed to assume, at the effective time of the merger, each outstanding option to purchase shares of FOH Holdings common stock under FOH Holdings’ 2003 Employee Equity Incentive Plan, whether or not exercisable or vested or unvested) with respect to employees and former employees, until such time as we otherwise determine, subject to applicable law and the terms of such plans. We and FOH Holdings have agreed to cooperate in reviewing, evaluating and analyzing each of our respective benefit plans with a view towards developing appropriate employee benefits and compensation plans, programs and arrangements. In the merger agreement, we and FOH Holdings expressed our intention, to the extent permitted by applicable law, to develop benefit plans as soon as reasonably practicable after the effective time of the merger to (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) not discriminate between employees who were covered by our employee benefit plans, on the one hand, and those covered by FOH Holdings’ employee benefit plans on the other; and

•	use our respective best reasonable efforts to take such actions as are necessary so that such transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of the HSR Act or any antitrust statute or regulation on such transactions.

In addition to the above, we have agreed to, among other things:

•	use commercially reasonable efforts to increase the limit of liability under our directors and officers liability insurance policy to $25,000,000 by the closing date of the merger;

•	use our reasonable best efforts to cause our common stock to continue trading on the American Stock Exchange, and to the extent such listing is not available, we will use our reasonable best efforts to cause our common stock to be approved for listing on a regional or other national securities exchange; and

•	‘‘continue’’ at least one ‘‘significant historic business line’’ of FOH Holdings and/or one of its subsidiaries or ‘‘use’’ at least a ‘‘significant portion’’ of FOH Holdings and/or its subsidiaries’ ‘‘historic business assets’’ in a business, in each case as such terms are used with the meaning of the federal tax regulations.

In addition to the above, FOH Holdings agreed to, among other things:

•	prepare and deliver, no later than January 31, 2007, to Merger Sub and us consolidated balance sheets as of July 31, 2004, July 30, 2005 and July 29, 2006, the related consolidated statements of income and cash flows for each of the years ended July 31, 2004, July 30, 2005 and July 29, 2006 of FOH Holdings and its subsidiaries and all notes relating thereto, which financial statements were to include a signed audit report from Deloitte & Touche LLP containing no qualifications (other than deficiencies or weaknesses that are not material and adverse, when taken as a whole with respect to such financial statements). As more fully described under the section entitled ‘‘The Merger and Related Transactions—Background of the Merger and Related Transactions,’’ we have delivered a notice to FOH Holdings reserving our right to terminate the merger agreement prior to the effective time, as a result of FOH Holdings’ failure to deliver the aforementioned financial statements by January 31, 2007.

Material Adverse Effect

A number of representations, warranties, covenants, closing conditions and termination provisions in the merger agreement use the phrase ‘‘parent material adverse effect’’ and others use the phrase ‘‘company material adverse effect.’’ The merger agreement provides that in both cases, ‘‘material adverse effect’’ means, any change, circumstance, event or occurrence that is reasonably expected to:

•	be materially adverse to the assets and liabilities, business, financial condition or results of operations of either us and our subsidiaries, taken as a whole, in the case of a ‘‘parent material adverse effect,’’ or FOH Holdings and its subsidiaries, taken as a whole, in the case of a ‘‘company material adverse effect;’’ or

•	prevent or materially delay our ability, in the case of a ‘‘parent material adverse effect,’’ or FOH Holdings, in the case of a ‘‘company material adverse effect,’’ to consummate the transactions contemplated in connection with the merger or to perform our respective obligations under the merger agreement; other than such change, circumstance, event or occurrence resulting from:

•	a change, circumstance, event or occurrence generally affecting each party’s respective industries, other than such change, circumstance, event or occurrence that has a disproportionate effect on either us and our subsidiaries, taken as a whole, in the case of a ‘‘parent material adverse effect,’’ or FOH Holdings and its subsidiaries, taken as a whole, in the case of a ‘‘company material adverse effect;’’

•	the economy, the financial or securities markets in general, or political conditions in the United States or any acts of terrorism, military actions or war, other than such change, circumstance, event or occurrence resulting therefrom that has a disproportionate effect on either us and our subsidiaries, taken as whole, in the case of a ‘‘parent material adverse effect,’’ or FOH Holdings and its subsidiaries, taken as a whole, in the case of a ‘‘company material adverse effect;’’ or

•	the merger agreement or the transactions contemplated thereby, including the announcement or pendency thereof.

Further, a decrease in the trading price of our common stock and/or litigation arising therefrom, in and of themselves, are not considered to have a material adverse effect on us.

Conditions to Closing of the Merger

Our obligations, as well as the obligations of each of FOH Holdings and Merger Sub, under the merger agreement are subject to the satisfaction of the following conditions:

•	the majority of our outstanding shares of common stock and the majority of the shares of our common stock that are held by our shareholders other than TTG Apparel and its affiliates or associates shall have approved the proposed amendments to our certificate of incorporation that allow for the increase of authorized shares of our common stock to 200,000,000 and the issuance of shares of our common stock in connection with the merger, the rights offering and the other transactions contemplated thereby as set forth by this proxy statement, and such certificate shall have been filed with the Secretary of State of the State of New York;

•	all consents, authorizations or approvals of any individual, corporation, partnership, limited liability company, association, trust or other entity or organization (including a court or tribunal or administrative governmental or regulatory body, agency or authority), required or necessary to be obtained prior to the effective time of the merger by us, FOH Holdings or any of our respective subsidiaries in connection with the transactions contemplated by the merger agreement, other than those which the failure to obtain would not, individually or in the aggregate, have a parent material adverse effect or company material adverse effect, as applicable, or result in a criminal violation;

•	if any existing indebtedness for borrowed money of FOH Holdings, us, or any of our respective subsidiaries held by Wells Fargo Retail Finance, LLC or CIT Commercial Service is not refinanced, all such consents, authorizations, waivers and approvals of each of such financial institutions shall have been obtained;

•	there shall not have been enacted, issued, enforced or entered any judgment, decree, injunction, order, writ, arbitration award, agency requirement, law, statute, ordinance, rule, regulation, concession, franchise, permit, license or other governmental authorization by any court, tribunal or administrative, governmental or regulatory agency, body, authority or other entity of competent jurisdiction or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the merger or the transactions contemplated by the merger agreement;

•	the registration statement for the rights offering shall have been filed with the SEC and declared effective; no stop order suspending the effectiveness of such registration statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and any request of the SEC for the inclusion of additional information shall have been complied with and all conditions to our issuing shares of our common stock in the rights offering shall have been satisfied or waived;

•	the current level of directors’ and officers’ liability insurance, subject to the potential increase in the limit of liability to $25,000,000, shall be available to our officers and directors; and

•	if a filing is made under the HSR Act, the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between FOH Holdings or us and the Federal Trade Commission or the Department of Justice pursuant to which either FOH Holdings or us has agreed not to consummate the merger for a period of time. Further, any similar waiting period under any other antitrust rule or regulation applicable to the merger or the transactions contemplated thereby shall have expired or been terminated.

The obligations of FOH Holdings to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are subject to the satisfaction of the following conditions:

•	our representations and warranties and the representations and warranties of Merger Sub set forth in the merger agreement, the standby purchase agreement and the shareholders agreement shall be true and correct in all material respects (or in all respects for such representations and warranties qualified as to materiality or a material adverse effect with respect to us and our subsidiaries) on the date of the merger agreement and on the date of the closing of the transactions contemplated by the merger agreement with the same effect as though such representations and warranties had been made on and as of such date (unless any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and FOH Holdings shall have received a certificate to such effect signed on our behalf by our authorized officer;

•	we and Merger Sub shall have each performed or complied, in all material respects, with all obligations and covenants required to be performed or complied with by us under the merger agreement prior to the closing of the transactions contemplated thereby, and FOH Holdings shall have received a certificate to such effect signed on our behalf by our authorized officer;

•	there shall not have been any change which would constitute a parent material adverse effect; and

•	we shall have executed and delivered the shareholders agreement, the registration rights agreement and the guarantor warrants.

Our obligations, as well as those of Merger Sub, to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are subject to the satisfaction of the following conditions:

•	the representations and warranties of FOH Holdings set forth in the merger agreement, the standby purchase agreement and the shareholders agreement shall be true and correct in all material respects (or in all respects for such representations and warranties qualified as to materiality or a material adverse effect with respect to FOH Holdings and its subsidiaries) on the date of the merger agreement and on the date of the closing of the transactions contemplated by the merger agreement with the same effect as though such representations and warranties had been made on and as of such date (unless any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and we shall have received a certificate to such effect signed on behalf of FOH Holdings by an authorized officer of FOH Holdings;

•	the representations and warranties of the Fursa standby purchasers, Tokarz Investments and TTG Apparel set forth in the standby purchase agreement shall be true and correct in all material respects on the date of the merger agreement and on the date of the closing of the transactions contemplated by the merger agreement with the same effect as though such representations and warranties had been made on and as of such date (unless any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and we shall have received a certificate to such effect signed on behalf of each of the Fursa standby purchasers, Tokarz Investments and TTG Apparel;

•	FOH Holdings shall have performed or complied, in all material respects, with all obligations and covenants required to be performed or complied with by FOH Holdings under the merger agreement prior to the closing of the transactions contemplated thereby, and we shall have received a certificate to such effect signed on behalf of FOH Holdings by an authorized officer of FOH Holdings;

•	there shall not have been any change which would constitute a company material adverse effect;

•	each of the Fursa standby purchasers, Tokarz Investments and TTG Apparel shall have delivered to us, by wire transfer of immediately available funds, the aggregate purchase price for the applicable number of shares of our common stock that each such party is obligated to purchase under the standby purchase agreement as described below in ‘‘Other Transaction Documents—Standby Purchase Agreement;’’ and

•	each FOH Holdings stockholder shall have executed and delivered the FOH Holdings’ stockholders agreement and the shareholders agreement.

Each of the conditions to the consummation of the merger and the other transactions contemplated by the merger agreement are for the benefit of the respective party and may be waived by such party in whole or in part to the extent permitted by law, rule or regulation, or other governmental authorization and approval.

We can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so, although as of the date of this proxy statement, we are not aware of any material uncertainty as to the satisfaction of any of the conditions to complete the merger, except for FOH Holdings’ breach of its obligation to deliver certain financial statements by January 31, 2007 as more fully described under the section entitled ‘‘The Merger and Related Transactions—Background of the Merger and Related Transactions.’’

We cannot at this point determine whether the waiver of any particular condition would materially change the terms of the merger or the other transactions contemplated by the merger agreement. If we determine that a waiver of a condition would change the terms of the merger and the other transactions contemplated by the merger agreement in a material manner, or we should otherwise be required by applicable law, we will re-solicit proxies. In making our determination of whether the waiver of a particular condition would change the terms of the merger and the other transactions contemplated by the merger agreement in a material manner, we would consider, among other factors:

•	the reasons for the waiver;

•	the effect of the waiver on the terms of the merger and the other transactions contemplated by the merger agreement;

•	whether the requirement being waived was necessary in order to make the transaction fair to our stockholders from a financial point of view; and

•	the availability of alternative transactions to us and our prospects as an independent entity.

Indemnification

FOH Holdings (by its stockholders) will indemnify, defend and hold the surviving corporation, us, and our respective successors and permitted assigns, harmless from every claim, liability, obligation, loss or expense (including, without limitation, reasonable attorneys’ fees and costs and other expenses of the merged entity, us and our respective successors and permitted assigns) arising out of or resulting from:

•	any breach of any representation, warranty, covenant, agreement or certification made by or on behalf of FOH Holdings in the merger agreement;

•	any action, written notice of sales or use tax assessment, suit, or administrative proceeding related to the collection or payment of sales or use taxes by FOH Holdings or any of its subsidiaries pursuant to which FOH Holdings, us or any of either of our respective subsidiaries has received a written notice on or before the 18-month anniversary of the closing date under the merger agreement relating to any activity of FOH Holdings or any of its subsidiaries prior to the closing date under the merger agreement and specifying a liability for which sales or use taxes are alleged to be due, including any statutory interest and/or penalties related thereto, or any litigation or audit expenses incurred by any such company related to any such tax proceedings;

•	any payment made on or before the 18-month anniversary of the closing date under the merger agreement of state sales or use taxes relating to any activity of FOH Holdings or any of its subsidiaries prior to the closing date under the merger agreement; or

•	any liability recorded on the balance sheet of FOH Holdings or any its subsidiaries that remains a liability on the 18-month anniversary of the closing date of the merger agreement with respect to the collection or payment of state sales or use taxes relating to any activity of FOH Holdings or any of its subsidiaries prior to closing date under the merger agreement.

For purposes of determining the amount of any indemnifiable claims under the merger agreement, any representation or warranty given by FOH Holdings should be interpreted without giving effect to the words ‘‘materially’’ or ‘‘material’’ individually or as it appears in the phrase ‘‘company material adverse effect,’’ as it relates to FOH Holdings and its subsidiaries.

The merger agreement provides that by virtue of the execution of the FOH Holdings’ stockholders agreement by each FOH Holdings stockholder, the FOH Holdings stockholders have agreed that, except with respect to fraud or willful misconduct, the shares of our common stock that will be deposited in escrow pursuant to the terms of the merger agreement and escrow agreement will be available as the sole, exclusive and maximum recourse for our indemnified persons with respect to any indemnifiable claims under the merger agreement by any of them; provided, that in no event will this limit our right to seek injunctive or other equitable relief to enforce the performance by FOH Holdings or the FOH Holdings stockholder representatives of their respective obligations under the merger agreement or the escrow agreement.

We have agreed that if at any time a liability or any portion thereof recorded on our balance sheet or on FOH Holdings’ or on any of our or FOH Holdings’ subsidiaries’ balance sheets with respect to the collection or payment of state sales or use taxes, relating to any activity of FOH Holdings or any of its subsidiaries prior to closing date under the merger agreement is removed as a liability without the payment of amounts therefor and we have been paid under the escrow agreement in respect of such liability, we will reimburse FOH Holdings’ stockholders on a pro rata basis as instructed by FOH Holdings stockholder representatives.

We will indemnify, defend and hold the FOH Holdings stockholders harmless from every claim, liability, obligation, loss or expense (including, without limitation, reasonable attorneys’ fees and costs and other expenses of FOH Holdings’ stockholders and their respective successors and permitted assigns) arising out of or resulting from any breach of any representation, warranty, covenant, agreement or certification made by or on behalf of Merger Sub or us in the merger agreement. For purposes of determining the amount of any indemnifiable claims under the merger agreement, any representation or warranty given by us should be interpreted without giving effect to the words ‘‘materially’’ or ‘‘material’’ individually or as it appears in the phrase ‘‘parent material adverse effect,’’ as it relates to us and our subsidiaries.

The merger agreement provides that except with respect to fraud or willful misconduct, the shares of our common stock that we will deposit in escrow with the escrow agent will be available as the sole, exclusive and maximum recourse against us with respect to any indemnifiable claims under the merger agreement by FOH Holdings; provided, however, that in no event will this limit FOH Holdings’ right to seek injunctive or other equitable relief to enforce the performance by us of our obligations under the merger agreement or under the escrow agreement.

Any claims for indemnification arising out of breaches of representations and warranties under the merger agreement must be made by the claiming party prior to the expiration of the 18-month anniversary of the closing date under the merger agreement. With respect to certain tax liabilities, the FOH Holdings stockholder representatives may elect to extend the payment of any such tax liability until the 24-month anniversary of the closing under the merger agreement. In the event that the FOH Holdings stockholder representatives do not timely make such election, the escrow agent will deliver to us shares of our common stock that were deposited with the escrow agent to cover claims against FOH Holdings having a value equal to such tax liability. Any release or disbursement of the shares of our common stock that are being held in escrow by the escrow agent, including the shares of our common stock being held in escrow for such tax liability, will be made pursuant to and in accordance with the terms of the escrow agreement as described below in ‘‘Other Transaction Documents—Escrow Agreement.’’

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the requisite approval of our shareholders has been obtained:

•	by mutual written consent duly authorized by FOH Holdings and us;

•	by either FOH Holdings or us if:

•	the merger shall not have been consummated by December 31, 2007;

•	there shall be any final and non-appealable judgment, decree, injunction, order, writ, law or other governmental action that makes consummation of the merger illegal or otherwise prohibited; or

•	the majority of our outstanding shares of common stock and the majority of the shares of our common stock that are held by our shareholders other than TTG Apparel and its affiliates or associates do not approve the proposed amendments to our certificate of incorporation that allow for the increase of authorized shares of our common stock to 200,000,000 and the issuance of shares of our common stock in connection with the merger and the rights offering and the other transactions contemplated thereby as set forth by this proxy statement at a duly held shareholders meeting (after giving effect to all adjournments or postponements thereof).

•	by FOH Holdings if:

•	our board of directors shall have made an Adverse Recommendation Change or shall have approved a resolution or authorized or agreed to do so or if we have entered into an agreement that contains a Parent Acquisition Proposal; or

•	there is a breach of any representation, warranty, covenant or agreement made by us or Merger Sub in the merger agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of the merger agreement such that:

•	such representation and warranty shall not be true and correct in all material respects (or in all respects for such representations and warranties qualified as to materiality or a material adverse effect with respect to us and our subsidiaries) on the date of the merger agreement or on the date of the closing of the transactions contemplated by the merger agreement with the same effect as though such representations and warranties had been made on and as of such date (other than those conditions that by their nature are to be satisfied on such day) in which case such representation and warranty shall no longer be true and correct on and as of such day, or

•	neither we nor Merger Sub shall have performed or complied, in all material respects, with all obligations and covenants required to be performed or complied with by us under the merger agreement prior to the closing of the transactions contemplated thereby and such breach or failure to be true and correct cannot be cured by December 31, 2007.

•	by us if:

•	FOH Holdings’ breaches any representation, warranty, covenant or agreement made by it in the merger agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of the merger agreement such that:

•	such representation and warranty shall not be true and correct in all material respects (or in all respects for such representations and warranties qualified as to materiality or a material adverse effect with respect to FOH Holdings and its subsidiaries) on the date of the closing of the transactions contemplated by the merger agreement with the same effect as though such representations and warranties had been made on and as of such date (other than those conditions that by their nature are to be satisfied on such day) in which case such representation and warranty shall no longer be true and correct on and as of such day, or

•	FOH Holdings shall not have each performed or complied, in all material respects, with all obligations and covenants required to be performed or complied with by FOH Holdings under the merger agreement prior to the closing of the transactions contemplated thereby and such breach or failure to be true and correct cannot be cured by December 31, 2007;

•	at any time prior to obtaining the approval by our shareholders that we are required to obtain pursuant to the merger agreement, our board of directors (as approved by its special committee) resolves to enter into, in accordance with the provisions of the merger agreement, a definitive agreement containing a Parent Acquisition Proposal so long as: (i) we shall have complied with our obligations under the nonsolicitation provisions of the merger agreement; (ii) our board of directors shall have determined in good faith (after consultation with its independent financial advisors and outside counsel) that such Parent Acquisition Proposal constitutes a Superior Proposal and the failure to take such action is inconsistent with the fiduciary duties of our board of directors to our shareholders under applicable law; and (iii) prior to terminating the merger agreement to enter into an agreement with respect to such Superior Proposal, we shall have negotiated, and shall have caused our financial and legal advisors to negotiate with FOH Holdings in good faith (to the extent FOH Holdings desires to negotiate) to make such improvements in the terms and conditions of the merger agreement so that such Parent Acquisition Proposal ceases to constitute a Superior Proposal, which obligation to negotiate will expire five business days after the date on which we commence negotiating with FOH Holdings; or

•	FOH Holdings fails to prepare and deliver, by January 31, 2007, to Merger Sub and us consolidated balance sheets as of July 31, 2004, July 30, 2005 and July 29, 2006, and the related consolidated statements of income and cash flows for the years ended July 31, 2004, July 30, 2005 and July 29, 2006 of FOH Holdings and its subsidiaries, together with a signed unqualified audit report from Deloitte & Touche LLP, or such audited financial statements delivered shall contain any change or changes, other than changes specified in the merger agreement, that, in our reasonable judgment, are material and adverse changes, when taken as a whole from the financial statements delivered by FOH Holdings concurrently with the execution of the merger agreement. As more fully described under the section entitled ‘‘The Merger and Related Transactions—Background of the Merger and Related Transactions,’’ we have delivered a notice to FOH Holdings reserving our right to terminate the merger agreement prior to the effective time, as a result of FOH Holdings’ failure to deliver the aforementioned financial statements by January 31, 2007.

Effect of Termination

Except as described below and in the next succeeding paragraph, in the event of a termination of the merger agreement and abandonment of the merger, the merger agreement will become void and of no effect with no liability on the part of any party (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives) and all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by it will be paid by the party incurring such expense; except that the costs and expenses of printing and mailing the proxy statement and registration statement, and all filing and other fees paid to the SEC or otherwise, will be borne equally by FOH Holdings and us. No such termination will relieve any party to the merger agreement of any liability or damages resulting from any willful or intentional breach of the merger agreement.

If we or FOH Holdings terminate the merger agreement because our board of directors has made an Adverse Recommendation Change or has approved a resolution or authorized or agreed to do so or we have entered into an agreement that contains a Parent Acquisition Proposal, then we have agreed to pay FOH Holdings $300,000 within two business days following such termination and, promptly thereafter, FOH Holdings’ actual and reasonable documented out-of-pocket expenses and fees incurred by FOH Holdings and FOH Holdings’ stockholders on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement.

Fees and Expenses

At the time the merger becomes effective, all costs and expenses incurred by FOH Holdings or any of its subsidiaries in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by us.

Amended and Restated Bylaws

The merger agreement provides for the amendment and restatement of our bylaws upon the consummation of the merger pursuant to which during the 18-month period following the merger, the following actions by us or any of our subsidiaries will require approval by at least 75% of the members of our board of directors:

•	appointing or removing the Chairman, Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer;

•	appointing or removing any directors or members of a board committee or creating any new board committee;

•	amending the charter or bylaws or other organizational documents;

•	engaging in any merger, consolidation, sale of a substantial amount of assets or similar transaction;

•	approving the annual business plans/annual budgets and any material modifications to such plans/budgets;

•	incurring any term indebtedness for borrowed money where the amount of such indebtedness incurred exceeds $20.0 million in the aggregate, or making any material modifications to the terms of such indebtedness, or guaranteeing or otherwise providing any financial accommodation with respect to any indebtedness for borrowed money of any other person;

•	creating or issuing any securities other than: (a) in connection with compensation arrangements approved by our compensation committee; or (b) those contemplated by the merger agreement;

•	modifying, in any material manner, our capital structure;

•	redeeming, repurchasing, retiring or otherwise acquiring for value any of our equity securities or the equity securities of our subsidiaries;

•	engaging in, amending or terminating any transaction or series of related transactions with or for the benefit of any shareholder, director or officer;

•	making any proposal to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding;

•	declaring or paying any dividend or other distribution (whether in cash or property) to our shareholders (other than dividends payable solely in shares of our common stock); or

•	adopting any equity or other incentive plans for officers, directors and/or employees.

The proposed amendment and restatement of our bylaws will also change the end of our fiscal year from June 30 to the date corresponding with the final Saturday in the month of July.

Confidentiality; Access to Information

Subject to applicable laws relating to the sharing of information, upon reasonable notice, we have agreed with FOH Holdings to afford, and to cause our respective subsidiaries to afford, the other party, and its officers, employees, counsel, accountants, financial advisors and other authorized representatives, reasonable access, during normal business hours throughout the period prior to the time when the merger becomes effective or earlier termination of the merger agreement, to our or its properties, books, contracts and records.

Governing Law and Jurisdiction

The merger agreement is to be interpreted, construed and governed by and in accordance with the laws of the State of New York, without regard to New York’s conflicts of law principles. Except in connection with disputes, claims, or controversies arising out of or relating to provisions of the merger agreement addressing indemnification matters, which are to be resolved solely and exclusively by binding arbitration to be conducted before JAMS in New York, New York before a single arbitrator pursuant to JAMS Comprehensive Arbitration Rules and Procedures, all disputes, claims or controversies arising out of or relating to the merger agreement and the documents referred to therein are to be resolved by the courts of New York and the Federal courts of the United States located in the County of New York.

OTHER TRANSACTION DOCUMENTS

A number of other agreements have been entered into in connection with the signing of the merger agreement or will be entered into and will take effect upon consummation of the merger. These agreements include (i) a voting agreement covering certain aspects of our relationship with our largest shareholder, TTG Apparel, (ii) a stockholders agreement governing the actions of the FOH Holdings stockholders and certain of its debt holders, (iii) a standby purchase agreement between us, TTG Apparel, the stockholders of FOH Holdings and certain affiliates whereby such parties have committed to purchase shares that are not subscribed for pursuant to the rights offering, (iv) a shareholders agreement that will govern certain matters affecting the Fursa Managed Accounts and both Tokarz Investments and TTG Apparel during the 18-month period beginning immediately after the effective time of the merger, (v) an escrow agreement between us, the FOH Holdings stockholder representatives appointed pursuant to the FOH Holdings’ stockholders agreement and an escrow agent through which portions of both our treasury shares and shares the FOH Holdings stockholders are entitled to receive in connection with the merger will be held in escrow to address liabilities that occur within a certain timeframe after the merger, and (vi) a registration rights agreement that will require us, subject to certain exceptions, to register shares of our common stock that the Fursa Managed Accounts and both Tokarz Investments and TTG Apparel will receive, or that may be issued upon exercise or conversion of securities issued, in connection with the merger and the related transactions.

Voting Agreement

Concurrently with the execution of the merger agreement, TTG Apparel, which currently beneficially owns 21.5% of our outstanding common stock, entered into a voting agreement with us. Under the terms of this voting agreement, TTG Apparel agreed to vote all shares of our common stock that it holds in favor of the transactions contemplated by the merger agreement, including, without limitation, approval of the issuance of shares of our common stock in connection with the merger and pursuant to the rights offering and in favor of the proposed amendment to our certificate of incorporation that allows an increase of authorized shares of our common stock to 200,000,000. TTG Apparel also agreed to grant an irrevocable proxy to us to vote its shares in the manner contemplated above and to execute and deliver any additional documents necessary or desirable to carry out the purpose of such agreement. Subject to specified conditions, TTG Apparel further agreed not to transfer any shares of our common stock owned by it or the voting rights related to such common stock until the termination of this voting agreement. This voting agreement and the obligations of TTG Apparel, as well as the irrevocable proxy signed by TTG Apparel, will terminate upon the earlier to occur of (i) the effective time of the merger or (ii) the date of termination of the merger agreement in accordance with its terms.

The foregoing description of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement attached as Exhibit A to the merger agreement, a copy of which is attached to this proxy statement as Annex A.

FOH Holdings’ Stockholders Agreement

Immediately following the execution and delivery of the merger agreement, FOH Holdings, Fursa, the Fursa Managed Accounts and Tokarz Investments entered into a stockholders agreement with us. As beneficial holders of 100% of FOH Holdings’ outstanding common stock, the Fursa Managed Accounts holding FOH Holdings common stock and Tokarz Investments agreed, among other things:

•	to vote the shares for which they have voting control in favor of the merger and the other transactions contemplated by the merger agreement;

•	not to transfer any shares of FOH Holdings common stock owned by them or the voting rights related to such common stock, other than in connection with the merger or to their affiliates or managed funds and accounts;

•	not to solicit or accept any third party proposals involving a merger or acquisition of FOH Holdings;

•	to irrevocably constitute and appoint Patrick Brennan and Michael T. Tokarz as joint stockholder representatives to act on behalf of each of them with respect to the provisions of this stockholders agreement, the merger agreement, the escrow agreement (as described below) and any other agreements contemplated thereby, as well as generally to perform all acts deemed advisable to effectuating their respective duties as stockholder representatives; and

•	to execute and deliver any additional documents necessary or desirable to carry out the purpose of such agreement.

The obligations with respect to voting, transfers and not soliciting alternative transactions expressly terminate upon the earlier to occur of (i) the effective time of the merger, or (ii) the date of termination of the merger agreement in accordance with its terms.

In addition, as part of this stockholders agreement, the Fursa Debt Holders, in their capacities as holders of FOH Holdings indebtedness, agreed to cancel $7.5 million of such indebtedness in exchange for the issuance of                              shares of our newly authorized Series A Preferred Stock at an initial issuance price of $                     per share, which are convertible into          shares of common stock. The share amounts and issue price will be adjusted proportionately if we effect a reverse stock split upon consummation of the merger. The material terms of the Series A Preferred Stock, the actual terms of which will be included in our amended and restated certificate of incorporation, are as follows:

Series A Preferred Stock

Dividends.    Holders of Series A Preferred Stock, in preference to the holders of common stock or any other junior securities, will be entitled to receive, when, as and if declared by our board of directors, but only out of funds that are legally available therefor, cumulative dividends at the rate of 7.5% per annum of the sum of the original issue price and any accumulated and unpaid dividends thereon on each outstanding share of Series A Preferred Stock. Such dividends will be payable in additional shares of Series A Preferred Stock or in cash, at our option, only when, as and if declared by our board of directors and will be payable in arrears in equal amounts (with the first payment to be prorated based on the actual issue date) on the tenth business day after the end of each of our fiscal quarters of each year commencing on the first of these dates to occur after the first issuance of Series A Preferred Stock.

Liquidation preference.    In the event that we are a party to an acquisition or asset transfer or upon any liquidation, dissolution, or winding up, whether voluntary or involuntary, before any distribution or payment will be made to the holders of any securities junior to the Series A Preferred Stock, subject to the right of any series of preferred stock that may from time to time come into existence, the holders of Series A Preferred Stock will be paid out of the proceeds of such acquisition or asset transfer or the assets legally available for distribution for each share of Series A Preferred Stock held by them, the greater of (i) the amount equal to the original issue price of the Series A Preferred Stock plus all accumulated but unpaid dividends on the Series A Preferred Stock or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in the event of a liquidation, dissolution or winding up with respect to such shares if such shares had been converted to common stock immediately prior to such event.

Conversion by Holder.    Holders of our Series A Preferred Stock may convert their shares of Series A Preferred Stock at any time into fully-paid and non-assessable shares of our common stock. The number of shares of our common stock to which a holder of our Series A Preferred Stock will be entitled upon conversion will be equal to the product obtained by multiplying the conversion rate then in effect by the number of shares of Series A Preferred Stock being converted. Based on the initial conversion rate of                  (determined by dividing the original issue price of the Series A Preferred Stock by the product of 1.2 multiplied by the conversion price), one share of common stock will be issuable for every 1.2 shares of Series A Preferred Stock converted.

Conversion Price.    The initial per share conversion price for our Series A Preferred Stock will be equal to the original issue price for the Series A Preferred Stock, subject to adjustments for (i) stock splits of our common stock, (ii) combinations of our common stock into a smaller aggregate number, (iii) dividends paid or distributions made on our common stock without a corresponding dividend paid or distribution made to holders of our Series A Preferred Stock or (iv) other specified changes in our capitalization.

Anti-Dilution.    In addition to the proportional adjustments for stock dividends, stock splits and other similar changes in our capitalization, the conversion price will also be subject to an anti-dilution adjustment in the event of issuances of our common stock (or securities convertible into common stock) without consideration or at a price below the then effective conversion price of the Series A Preferred Stock. The conversion price will not be adjusted for (i) shares of common stock issued upon conversion of the Series A Preferred Stock, (ii) common stock or convertible securities issued to our employees, directors or advisors pursuant to stock option plans or other arrangements approved by our board of directors, (iii) common stock issued pursuant to the exercise of convertible securities outstanding on the date of issuance of the Series A Preferred Stock, (iv) common stock or convertible securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (v) common stock issued pursuant to any debt refinancing with a financial institution or equipment or real property leasing we may choose to enter into, (vi) common stock or convertible securities issued to third-party service providers in exchange for or as partial consideration for services rendered to us, or (vii) common stock or convertible securities issued in connection with strategic transactions involving us and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that the issuance of shares therewith has been approved by our board of directors.

Automatic Conversion.    Upon the occurrence of any liquidation, dissolution, or winding up of our company, in which the amount of cash, securities or other property a holder of the Series A Preferred Stock would be entitled to receive is greater than the amount equal to the original issue price plus all accumulated but unpaid dividends on the Series A Preferred Stock, each share of our Series A Preferred Stock will automatically be converted into fully-paid and non-assessable shares of our common stock, based on the then-effective conversion price and in an amount immediately prior to such liquidation, dissolution, or winding up.

Redemption.    On the later to occur of (A) January 7, 2010 and (B) the six-month anniversary of the maturity date (or any extensions thereof) of our credit facility, we will be required to redeem all of our then outstanding Series A Preferred Stock by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed on such date a sum equal to the original issue price per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) plus accumulated but unpaid dividends with respect to such shares; provided, that if, on the 60th day prior to the date of redemption, the current market value (or the fair market value as determined in good faith by our board of directors in the event that the common stock is not publicly traded on the American Stock Exchange or other national securities exchange) is greater than the original issue price (as adjusted for stock dividends, combinations, splits, recapitalizations and the like) plus accumulated and unpaid dividends with respect to such shares, then all of our outstanding shares of Series A Preferred Stock shall be automatically converted to our common stock on the date of redemption. At least 30 days but no more than 60 days prior to the redemption date, we will send a notice of redemption to all holders of Series A Preferred Stock. There is no restriction on the redemption of Series A Preferred Stock due to any arrearage in the payment of dividends.

Voting Rights.    Each holder of shares of our Series A Preferred Stock will be entitled to the number of votes equal to the number of shares of our common stock into which such shares of Series A Preferred Stock could be converted. Holders of our Series A Preferred Stock will vote together with the common stock at any annual or special meeting of the shareholders and not as a separate class, and may act by written consent in the same manner as our common stock; provided, however, that for so long as any shares of Series A Preferred Stock remain outstanding, the vote or written consent of the holders of at least a majority of such shares will be necessary for effecting or validating the following actions:

•	any amendment, alteration, or repeal of any provision of our certificate of incorporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of our Series A Preferred Stock so as to affect the holders adversely; or

•	any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities ranking on a parity with or senior to the Series A Preferred Stock in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series.

Assignment.    The FOH Holdings’ stockholders agreement and the obligations of each of the Fursa Managed Accounts holding FOH Holdings common stock and Tokarz Investments thereunder may be assigned, delegated or transferred, in whole or in part, by such party to any affiliate of such party or to any other person, managed fund or managed client account over which such party or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided, that any such assignee, as a condition to the effectiveness of any such assignment, delegation or transfer, assumes within five business days of any such assignment, the obligations of such transferring party under the stockholders agreement and agrees in writing to be bound by the terms of the stockholders agreement in the same manner as such transferring party.

The foregoing description of the stockholders agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement attached as Exhibit M to the merger agreement, a copy of which is attached to this proxy statement as Annex A. The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the proposed amended and restated certificate of incorporation, a copy of which is attached hereto as Annex D.

Standby Purchase Agreement

Concurrently with the execution of the merger agreement, the Fursa standby purchasers, Tokarz Investments and TTG Apparel entered into a standby purchase agreement with us. The standby purchase commitment under the standby purchase agreement ensures that we raise an aggregate of $20 million of gross proceeds through the issuance of shares of our common stock whether or not all shares offered through the rights offering are purchased. Pursuant to the standby purchase agreement, if and to the extent any shares of our common stock are unsubscribed for in the rights offering, the Fursa standby purchasers, Tokarz Investments and TTG Apparel will purchase from us, at $             per share, which is the subscription price in the rights offering, these unsubscribed shares through the private placement of such shares. The Fursa standby purchasers have agreed to purchase, on a several but not on a joint and several basis, 50% of such amount of unsubscribed shares, and TTG Apparel and Tokarz Investments have agreed to purchase the remaining 50% of such amount of unsubscribed shares. In addition, TTG Apparel has agreed that it and its affiliates will not purchase from us any shares of our common stock that will be available for purchase by TTG Apparel and/or any of its affiliates in the rights offering in their capacities as Movie Star shareholders. The only condition to our obligations and the obligations of the Fursa standby purchasers, Tokarz Investments and TTG Apparel under the standby purchase agreement is the consummation of the merger.

None of our securities acquired by the parties entering into the standby purchase agreement in connection with the standby purchase agreement can be resold by any of them by means of the Registration Statement that we filed with the SEC in connection with the rights offering. We have provided each of these parties with certain registration rights to enable them to elect to transfer and sell their securities following such acquisition. See also ‘‘Other Transaction Documents—Registration Rights Agreement.’’

The foregoing description of the standby purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement attached as Exhibit B to the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Rights Offering

In connection with the transactions contemplated by the merger agreement and the standby purchase agreement, we have filed a Registration Statement on Form S-1 (No. 333-143619) with the SEC for the registration under the Securities Act of non-transferable subscription rights to purchase new shares of our common stock. Our shareholders will be entitled to receive one right per share held by them as of the record date for the rights offering. Each right will be exercisable for the purchase of that number of shares of our common stock at the subscription price equal to the following:

        D
N =           S
                O

Where:        N is:    The number of shares of our common stock per right,
                    D is:    $20,000,000,
                    S is:    The subscription price,

O is:	The total number of shares of our common stock outstanding (as adjusted to the date of the calculation)

The subscription price will be equal to the product of 0.85 and the average closing price of our shares during the twenty trading days immediately preceding the record date for the rights offering. Our shareholders who exercise their rights in full will have the right to oversubscribe for and purchase at the subscription price an additional number of whole shares of our common stock in an amount not exceeding, in the aggregate, the number of unexercised rights as of the expiration time of the rights offering, on a pro rata basis; provided, however, that no stockholder will be entitled to subscribe for shares that would result in that holder owning more than 4.9% of the total outstanding shares of our common stock after giving effect to the merger and related transactions.

Guarantor Warrants

As sole consideration for the commitments by the parties entering into the standby purchase agreement with us, we will issue warrants representing the right to purchase, in the aggregate,                  shares of our common stock, which we refer to as the guarantor warrants. The material terms of these warrants are as follows:

Term.    Each guarantor warrant will expire three years following its issuance.

Exercise Price.    The guarantor warrants will have an exercise price equal to $         per share. The exercise price will be subject to adjustment pursuant to adjustment and anti-dilution provisions, which are summarized below.

At the option of the holders of the guarantor warrants, the guarantor warrants may be exercised on a cashless net-exercise basis.

Transfer.    The guarantor warrants will not be transferable or assignable by their holders, except that the guarantor warrants may be transferred to any affiliate of a holder, any wholly-owned subsidiary of such holder or any other person, managed fund or managed client account over which such holder or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, in a private offering. In order to effect such transfer or assignment, such holder will be obligated to deliver to us a written notice countersigned by the relevant assignee, containing specific information required under the guarantor warrant, including the assignee’s representations and warranties as to its accredited investor status and its investment intent and its understanding as to the transfer restrictions.

Adjustments, Anti-dilution.    The guarantor warrants will have weighted-average anti-dilution protection for issues of equity by us that are below the exercise price and other adjustments in connection with a reclassification, subdivision or combination of our common stock, our consolidation, merger or share exchange with or into another corporation, a sale transfer or lease of all or substantially all of our assets or a distribution of our assets or common stock or a liquidating dividend to our shareholders.

The foregoing description of the guarantor warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of guarantor warrant attached as Exhibit L to the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Shareholders Agreement

In connection with, and as a condition to, the consummation of the transactions contemplated by the merger agreement, we will enter into a shareholders agreement with Fursa (acting on its behalf and on behalf of the Fursa Managed Accounts), Tokarz Investments and TTG Apparel. Pursuant to this shareholders agreement, for a period of 18 months following the consummation of the merger, each of such parties will agree, subject to certain exceptions, to not:

•	acquire or enter into any agreement, arrangement or undertaking the purpose of which is to acquire, directly or indirectly, except with respect to the shares of our common stock or any of our securities convertible into or exchangeable or exercisable for our common stock that such party will acquire in connection with the merger or the related transactions, or any shares of our common stock issuable under such convertible, exchangeable or exercisable securities, any direct or indirect interest in any of our securities or the securities of any of our affiliates or successors, unless, after giving effect to such acquisition, such party’s beneficial ownership does not exceed 1.0% more than the percentage of outstanding shares of our common stock that will be beneficially owned in the aggregate by such party and its affiliates after giving effect to the shares of our common stock such party received, or that may be issued upon exercise or conversion of our securities issued, in connection with the merger and the related transactions, or such acquisition is approved by a majority of the independent members of our board of directors who are also not an affiliate or nominee of such party involved in the proposed transaction;

•	sell or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to sell, directly or indirectly, or transfer, assign, pledge, encumber, contribute, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit in any voting trust, or create or permit to exist any liens of any nature with respect to, any direct or indirect ownership interests in shares of our common stock, except as described in the next succeeding paragraph or except in compliance with Rule 144 under the Securities Act or with the approval by a majority of the independent members of our board of directors who are also not an affiliate or nominee of such party involved in the proposed transaction; and

•	act together with such other parties as a group within the meaning of the Exchange Act with respect to any of our securities.

Notwithstanding the foregoing limitations, any such party or group of such parties will be allowed to make and consummate a proposal or a tender offer to acquire all, but not less than all, shares of our common stock not owned by such parties. Further, such party will be able to transfer its shares of our securities in a private transaction to any affiliate of such party or to any other person, managed fund or managed client account over which such party or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided, that any such transferee, as a condition to the effectiveness of any such transfer, executes within five business days of any such transfer, a counterpart to the shareholders agreement assuming all of the obligations of such transferring party with respect to such transferred securities and agreeing to be treated as if an original party to the shareholders agreement.

The parties entering into the shareholders agreement with us will also agree, for the same 18-month period, to vote their shares of common stock or direct their shares of common stock to be voted by proxy in favor of the directors who will initially serve on the board of directors immediately following the consummation of the merger (and their duly appointed successors) and take all necessary action to maintain that board of directors. Furthermore, each of the parties entering into the shareholders agreement with us will not, during the same 18-month period, directly or indirectly, make or direct, encourage or in any way participate in any solicitations of proxies to vote or seek to advise or influence any person with respect to the voting of any of our securities, to contest, object or to vote the shares of our common stock that they own against or frustrate the intent of this shareholders agreement or take any action to prevent or disable us or any of the other parties to this shareholders agreement from performing any of our or their respective obligations under this shareholders agreement.

The foregoing description of the shareholders agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreement attached as Exhibit J to the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Escrow Agreement

In connection with the consummation of the transactions contemplated by the merger agreement, we will enter into an escrow agreement with an escrow agent and the FOH Holdings stockholder representatives. The release and distribution of the treasury shares and the shares of our common stock that are being deposited with the escrow agent pursuant to the merger agreement to satisfy any indemnification claims made under the merger agreement, as described above in ‘‘The Merger Agreement—Escrow Arrangements,’’ will be governed pursuant to the terms of this agreement.

The record owner of the shares of our common stock that will be deposited with the escrow agent pursuant to the merger agreement will be entitled to exercise all voting rights with respect to such shares. Any income earned, including any ordinary cash dividends or other property paid as a distribution in respect of such shares, will not be distributed to the beneficial owners of such shares but will be held in escrow by the escrow agent and will become part of the appropriate escrow fund.

While the escrow agreement is in effect, the escrow agent will only release shares after receiving (i) a joint written instruction from both FOH Holdings stockholder representatives and us, (ii) an arbitration decision or award, or (iii) a court order relating to the release of shares being held in escrow as directed by such instruction, decision, award or order.

In addition, the escrow agent will release the shares of our common stock that it holds in escrow, as follows:

Release of Escrow with respect to Potential Tax Liability

•	Within five business days following the 18-month anniversary of the closing under the merger agreement, we will provide the escrow agent and the FOH Holdings stockholder representatives with a notice setting forth the amount of any tax liability, as of the date of such 18-month anniversary, for which we are being indemnified under the merger agreement. The FOH Holdings stockholder representatives will have 30 days from the delivery of such notice to elect to extend the payment of any such tax liability until the 24-month anniversary of the closing under the merger agreement. In the event that the FOH Holdings stockholder representatives do not make such election during such 30 day period, the escrow agent will deliver to us shares of our common stock that were deposited with the escrow agent to cover claims against FOH Holdings having a value equal to such tax liability, within 10 business days of the expiration of such period. For purposes of valuing shares of our common stock under the escrow agreement, the per share value will be based upon the average daily closing price of the shares of our common stock, rounded to two decimal places, for the 10 trading days ending two business days prior to the date of any distribution thereof. If the shares of our common stock then held in escrow that were deposited with the escrow agent to cover claims against FOH Holdings are valued at an amount that is less than the tax liability amount, the escrow agent will deliver to us all of such shares, together with any other cash or property deposited, accrued or earned in respect of such shares up to the amount due. If any such shares, cash or property remain after payment of the tax liability then (x) if there are any claims remaining against such shares, cash or property, the escrow agent will reserve an amount equal in value to 120% of the amount of any such claims and will distribute to the FOH Holdings stockholders the balance of such shares, cash or property on a pro rata basis as instructed by the FOH Holdings stockholder representatives and (y) if there are no claims that have not been finally resolved or paid against such shares, cash or property, the escrow agent will distribute the balance of such shares, cash or property to the FOH Holdings stockholders on a pro rata basis as instructed by the FOH Holdings stockholder representatives.

•	If the FOH Holdings stockholder representatives have timely elected to extend the payment of any such tax liability until the 24-month anniversary of the closing under the merger agreement,

within five business days of the expiration of such 24-month period, we will deliver a notice to the escrow agent and the FOH Holdings stockholder representatives setting forth the amount, as of such 24-month anniversary, of the final tax liability amount for which we are being indemnified under the merger agreement. Within 10 business days after our delivery of such notice, the escrow agent will deliver to us shares of our common stock that were deposited with the escrow agent to cover claims against FOH Holdings in an amount equal to such final tax liability. If the shares then held in escrow that were deposited with the escrow agent to cover claims against FOH Holdings are valued at an amount that is less than the final tax liability amount, the escrow agent will deliver to us all of the shares of our common stock that were deposited with the escrow agent to cover claims against FOH Holdings, together with any other cash or property deposited, accrued or earned in respect of such shares up to the amount due. If any such shares, cash or property remain after payment of the final tax liability then (x) if there are any claims remaining against such shares, cash or property, the escrow agent will reserve an amount equal in value to 120% of the amount of any such claims and will distribute to the FOH Holdings stockholders the balance of such shares, cash or property on a pro rata basis as instructed by their representatives and (y) if there are no claims that have not been finally resolved or paid against such shares, cash or property, the escrow agent will distribute the balance of such shares, cash or property to the FOH Holdings stockholders on a pro rata basis as instructed by their representatives.

•	If the FOH Holdings stockholder representatives elect to extend the payment of any such tax liability until the 24-month anniversary of the closing under the merger agreement, to the extent that the value of the shares of our common stock that was deposited with the escrow agent to cover claims against FOH Holdings, cash and other property deposited, accrued or earned in respect of such shares exceeds (x) the tax liability amount and (y) an amount equal in value to 120% of any claims against such shares, cash and property that have not been finally resolved and paid as of the 18-month anniversary of the closing under the merger agreement, the escrow agent will, within 10 business days of such election, distribute to the FOH Holdings stockholders on a pro rata basis such shares, cash and property equal in value to such excess, as instructed by the FOH Holdings stockholder representatives.

Release of Treasury Shares Held in Escrow

•	Within 10 business days following the 18-month anniversary of the closing under the merger agreement, if there are no claims against the treasury shares of our common stock that were deposited with the escrow agent to cover claims against us or against any other cash or property deposited, accrued or earned in respect of such shares, the escrow agent will deliver to us the balance of such shares, cash or property. If on such 18-month anniversary there are claims against the treasury shares of our common stock that were deposited with the escrow agent to cover claims against us or against any other cash or deposited, accrued or earned in respect of such shares, the escrow agent will distribute to us the excess, if any, by which the amount of such shares, cash or property exceeds an amount equal to 120% of the amount of any such claims.

Disputes

All disputes, claims or controversies arising out of or relating to the provisions of the escrow agreement described above, including any disputes, claims or controversies as to the amount of the shares in escrow to be released or the timing of the release of the shares in escrow, that are not resolved by mutual agreement between us and the FOH Holdings stockholder representatives, as directed by our Indemnity Claims Committee, will be resolved solely and exclusively by binding arbitration to be conducted before JAMS, as described in ‘‘The Merger Agreement—Escrow Arrangements.’’

Distributions

Whenever a distribution of shares of our common stock is to be made pursuant to the escrow agreement, the escrow agent will requisition the appropriate number of shares from our transfer agent, delivering to the transfer agent the appropriate stock certificates accompanied by the respective stock powers, together with appropriate instructions. No fractional shares will be issued in connection with any distribution of our common stock pursuant to the escrow agreement. Within five business days prior to any distribution of shares or other property by the escrow agent to the FOH Holdings stockholders pursuant to the escrow agreement, the escrow agent will notify the FOH Holdings stockholder representatives and request them to update the then current Schedule 1 to the escrow agreement, which schedule provides names and addresses of the FOH Holdings stockholders who are entitled to receive distributions under the escrow agreement as well as the number and percentage of their respective escrowed shares. The escrow agent will not be obligated to make any distribution to the FOH Holdings stockholders unless it has received from the FOH Holdings stockholder representatives such an updated schedule.

Assignment

Each of the FOH Holdings stockholders and its permitted assigns will be able to assign, delegate or transfer its rights under the escrow agreement, in whole or in part, to any affiliate of such party or to any other person, managed fund or managed client account over which such party or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights.

The foregoing description of the escrow agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreement attached as Exhibit H to the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Registration Rights Agreement

In connection with the consummation of the transactions contemplated by the merger agreement, we will enter into a registration rights agreement with Fursa (on its behalf and on behalf of the Fursa Managed Accounts), Tokarz Investments and TTG Apparel. Pursuant to this agreement, we will, subject to certain conditions and exceptions, agree to register the resale of shares of our common stock held by these entities under the Securities Act. Subject to the specific conditions, the Fursa Managed Accounts as a group and TTG Apparel and Tokarz Investments as a group, will each be allowed to request such a registration with respect to an underwritten offering of their shares of our common stock up to two times. In connection with any such requested registration, we will select the underwriters for such registration, subject to the reasonable consent of the requesting party, and we may preempt such a demand to register shares if we elect to effect an underwritten primary registration in lieu thereof.

The holders of our securities that are registrable pursuant to the registration rights agreement, subject to certain conditions and exceptions, will also be allowed to include their shares of our common stock on registration statements effected by us pursuant to certain of their ‘‘piggyback’’ registration rights.

Each of the holders of our securities that are registrable pursuant to the registration rights agreement will agree not to effect any public sale or distribution of any of its shares of our common stock or any of its securities convertible into or exchangeable or exercisable for our common stock during the 30 days prior to and up to 120 days after the effective date of any registration statement filed by us in connection with a public offering (or for such longer period of time as required by the managing underwriter (or us if in a non-underwritten offering)), if and to the extent requested by such managing underwriter or us, as the case may be, except as part of such registration statement, whether or not such party participates in such registration. Similarly, we will agree not to effect any public sale or distribution of our equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and the 120 days after the effective date of the registration statements filed in connection with an underwritten offering made pursuant to a demand by Fursa (on its behalf and on behalf of the Fursa Managed Accounts), or Tokarz Investments and TTG Apparel (or for such longer period of time as is sufficient and appropriate, in the opinion of the managing underwriter, in order to complete the sale and distribution of such securities), except as part of such underwritten registration and except pursuant to registration on Form S-4 or Form S-8 promulgated by the SEC or similar form thereto.

Subject to certain conditions, the ‘‘piggyback’’ registration rights will not be assignable by any of the Fursa Managed Accounts or TTG Apparel and Tokarz Investments except to (i) a person that acquires from such party in a private offering such party’s shares of our common stock equal to at least five percent of the total outstanding shares of our common stock or (ii) any affiliate (as defined in Rule 12b-2 under the Exchange Act) of such party or any other person, managed fund or managed client account over which such party or any of its affiliates exercises investment authority in a private offering. Demand rights will only be assignable to a party’s wholly-owned subsidiary, affiliate or any other person, managed fund or managed client account over which such party or any of its affiliates exercises investment authority. As a condition to the effectiveness of any assignment under the registration rights agreement, the assignee will be required to execute a counterpart to the registration rights agreement assuming all of the obligations of the transferring party and agreeing to be treated as if an original party to the registration rights agreement. We will not be able to assign any of our rights or delegate any of our duties under the registration rights agreement without the prior written consent of Fursa (on its behalf and on behalf of the Fursa Managed Accounts), Tokarz Investments and TTG Apparel.

The registration rights agreement will contain customary indemnification provisions. In addition, pursuant to the registration rights agreement, we will be contractually obligated to file reports in compliance with the Exchange Act and comply with all rules and regulations of the SEC applicable in connection with the use of Rule 144 and take such other actions and furnish the holders of our securities registrable pursuant to the registration rights agreement with such other information as such holder may request in order to avail itself of such rule in order to sell such securities. If at any time we are not required to file reports pursuant to either Section 13 or Section 15(d) of the Exchange Act, we will at our expense, upon such holder’s written request, make available our current public information within the meaning of Rule 144.

The foregoing description of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreement attached as Exhibit K to the merger agreement, a copy of which is attached to this proxy statement as Annex A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the merger of FOH Holdings, the accounting acquirer, with Merger Sub, a wholly-owned subsidiary of Movie Star, in a reverse acquisition transaction accounted for as a purchase by FOH Holdings. The unaudited pro forma condensed consolidated balance sheet combines the historical condensed consolidated balance sheets as of July 28, 2007 for FOH Holdings and as of June 30, 2007 for Movie Star and gives effect to the merger and the other transactions contemplated by the merger agreement as if they had occurred on July 28, 2007. The unaudited pro forma condensed consolidated statements of operations for the year ended July 28, 2007 give effect to the merger and the other transactions contemplated by the merger agreement as if they had occurred on July 30, 2006. Because FOH Holdings is the accounting acquirer, the pro forma reporting periods have been conformed to FOH Holdings’ reporting periods. The unaudited pro forma consolidated financial statements reflect the following events:

•	the issuance to FOH Holdings’ stockholders of 23,689,181 shares of Movie Star common stock in connection with the merger;

•	the issuance of approximately 10.2 million shares of Movie Star common stock (with a market value of $20.0 million, based on the assumptions described below) for cash in the rights offering and warrants to purchase approximately 1.1 million shares of Movie Star common stock to the standby purchasers; and

•	the conversion of $7.5 million of FOH Holdings’ long-term debt into an estimated 3.3 million shares of Series A Preferred Stock that are convertible into approximately 2.7 million shares of our common stock.

The merger will be accounted for using the purchase method of accounting as a reverse acquisition. As such, Movie Star will be treated as the accounting acquiree. The pre-acquisition financial statements of FOH Holdings will be treated as the historical financial statements of the combined company and Movie Star’s historical stockholders’ equity will not be carried forward to the merged company as of the date of the merger. The fair value of Movie Star’s assets and related assumed liabilities are based on preliminary estimates. Additional analysis will be required to determine the fair value of Movie Star’s assets and assumed liabilities, primarily with respect to intangible assets and certain assumed liabilities. These amounts will change from the amounts shown based on the final valuations. Upon the closing of the transactions, we do not expect the final allocation of the acquisition consideration to result in significant differences from the pro forma amounts reflected in the unaudited pro forma consolidated financial statements. The pro forma consolidated financial statements should be read in conjunction with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and the historical consolidated financial statements, including related notes covering the relevant periods, for each of Movie Star and FOH Holdings, included elsewhere in this proxy statement.

The unaudited pro forma financial statements are based on assumptions that we and FOH Holdings believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the acquisition of Movie Star taken place as of the dates or for the periods presented. The combined pro forma results do not reflect the conforming of Movie Star’s accounting policies with the accounting policies of FOH Holdings that will be made subject to the consummation of the merger. The following assumptions were made:

•	For convenience, an estimated price of $2.31 per share was calculated using an average of the closing prices of Movie Star common stock for the twenty trading days ending on September 28, 2007 and is being used to calculate:

•	the number of shares of Movie Star common stock to be issued in the rights offering (and the number of guarantor warrants to be issued to the standby purchasers); and

•	the number of shares of Series A Preferred Stock (and the number of shares of Movie Star common stock to be issued upon conversion of the Series A Preferred Stock) to be issued in connection with the merger and the other transactions contemplated by the merger agreement.

The share price used as a basis for the actual amounts will be calculated based on the average of the closing prices of Movie Star common stock for the 20 trading days immediately preceding the record date for our special meeting of shareholders.

•	The merger will be accounted for using the purchase method of accounting and Movie Star’s assets and related assumed liabilities will be valued at fair value based on preliminary estimates. Although we do not expect the differences to be significant the final allocation of the acquisition consideration will result in differences from the pro forma amounts reflected in the unaudited pro forma financial statements. Included in the consideration being paid are an estimated $3,000,000 in transaction costs that are being capitalized.

•	In connection with the merger, Movie Star will also enter into an escrow agreement with designated stockholder representatives of the holders of FOH Holdings common stock. Pursuant to the escrow agreement, 20% of the shares of Movie Star’s common stock to be issued to each stockholder of FOH Holdings in connection with the merger will be held in escrow to cover indemnification claims that may be brought by Movie Star for certain matters, including breaches of representations, warranties and covenants of FOH Holdings under the merger agreement. Shares remaining in escrow will be released following the 18-month anniversary of the effective time of the merger, subject to extension under certain circumstances. Similarly, treasury shares of Movie Star’s common stock representing 7.5% of the aggregate number of issued and outstanding shares of our common stock prior to the effective time of the merger will be deposited into escrow to cover any indemnification claims that may be brought by FOH Holdings’ stockholders against Movie Star, which shares will be returned to us following the 18-month anniversary of the effective time of the merger, subject to certain conditions and to the extent not used to satisfy these indemnification claims. We have assumed that all of the escrowed shares will be returned to their respective parties.

Included in the Movie Star historical financial statements are material non-recurring items that consist of:

•	Merger-related fees of $2,391,000 for the year ended June 30, 2007. Included in the merger-related fees are legal fees, costs associated with Movie Star’s financial advisor, which included the issuance of a fairness opinion to Movie Star’s special committee, and accounting costs for due diligence. These fees are being expensed as a result of the merger being treated as a reverse acquisition.

•	Movie Star recorded a gain on the sale of property, plant and equipment of $496,000 for the year ended June 30, 2007, which resulted primarily from the sale of its closed distribution facility in Petersburg, Pennsylvania. On October 17, 2006, the transaction was completed for approximately $683,000 in cash. As a result of this transaction, a gain of approximately $482,000 was recorded, net of related costs.

In addition, the following non-recurring expenses attributable to the transactions contemplated by the merger agreement have been excluded from the unaudited pro forma condensed consolidated statements of operations of Movie Star for the year ended June 30, 2007. These items consist of:

•	A grant to Performance Enhancement Partners, LLC, on the closing date of the merger, of non-qualified options to purchase 275,000 shares of Movie Star common stock at an exercise price equal to the fair market value of a share of Movie Star common stock on the grant date. These options will vest within one year of the closing date of the merger.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of July 28, 2007
(amounts in thousands)

	FOH Holdings	Movie Star	Pro forma Adjustments		FOH Holdings and Movie Star Pro Forma Consolidated
Assets:
Current Assets
Cash and equivalents	$1,898	$53	$18,300	(a)	$20,251
Accounts receivable	858	8,266	(312	)(b)	8,812
Merchandise inventories	16,683	6,816	165	(b)(c)	23,664
Prepaid expenses and other current assets	6,458	291	(2,600	)(d)	4,149
Deferred income tax assets	1,133	1,518	—		2,651
Total current assets	27,030	16,944	15,553		59,527
Property, plant and equipment, net	17,365	943	644	(c)	18,952
Goodwill	6,678	537	5,335	(d)	12,550
Intangibles and other assets	19,452	3,914	8,790	(e)	32,156
Total Assets	$70,525	$22,338	$30,322		$123,185
Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving line of credit and term loans	$6,740	$4,126	$—		$10,866
Current portion of long-term debt	4,343	57	—		4,400
Accounts payable and accrued expenses	20,585	3,171	175	(b)(c)(d)	23,931
Total current liabilities	31,668	7,354	175		39,197
Deferred rent	2,744	269	(269	)(c)	2,744
Long-term debt	15,086	—	(7,500	)(f)	7,586
Other	17	110	—		127
Deferred income tax liabilities	8,369	—	3,995	(g)	12,364
Total Liabilities	57,884	7,733	(3,599)		62,018
Series A preferred stock	—	—	7,500	(f)	7,500
Total shareholders’ equity	12,641	14,605	26,421	(a)	53,667
Total Liabilities and Shareholders’ Equity	$70,525	$22,338	$30,322		$123,185

See Accompanying Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended July 28, 2007
(amounts in thousands, except per share amounts)

	FOH Holdings	Movie Star	Pro forma Adjustments		FOH Holdings and Movie Star Pro Forma Consolidated
Net sales	$155,238	$63,493	$(3,201	)(h)	$215,530
Cost of goods sold	90,201	43,144	(3,091	)(h)	130,254
Gross profit	65,037	20,349	(110)		85,276
Selling, general and administrative expenses	61,996	17,434	1,479	(h)	80,909
Merger-related fees	—	2,391	—		2,391
Gain on sale of property, plant and equipment	—	(496)	—		(496)
Operating income	3,041	1,020	(1,589)		2,472
Interest expense, net	2,093	604	(608	)(i)	2,089
Income before income taxes and discontinued operations	948	416	(981)		383
Income tax provision	548	270	(665	)(j)	153
Income from continuing operations	$400	$146	$(316)		$230
Income from continuing operations		$146			$230
Less: Preferred stock dividends		—			(563	)(k)
Income (loss) available to common shareholders		$146			$(333)
Basic net income (loss) per share		$0.01			$(0.01)
Diluted net income (loss) per share		$0.01			$(0.01)
Weighted average shares outstanding – basic		16,089			45,348	(k)
Weighted average shares outstanding – diluted		16,671			45,348	(k)

See Accompanying Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information
(amounts in thousands, except where the context indicates otherwise)

(a)	Stockholders’ Equity: Stockholders’ equity is computed as follows:

Equity portion of the purchase price (note d)	$22,726
Cash raised from rights offering	20,000
Less: Estimated offering issuance costs	(1,700)
Less: Historical Movie Star equity prior to the transactions	(14,605)
Pro forma adjustment to stockholders’ equity	$26,421

Movie Star assumes raising aggregate gross proceeds of $20 million in cash from the rights offering. The offering price will be based upon the average of the per share closing prices of Movie Star common stock for the 20 trading days immediately preceding the record date less a 15% discount. For convenience purposes, an estimated price of $2.31 per share was calculated using an average of the per share closing prices of Movie Star common stock for the twenty trading days ending on September 28, 2007. Based upon an average share price of $2.31 and expected gross proceeds of $20 million, Movie Star expects to issue approximately 10.2 million shares.

(b)	Intercompany Transactions: The following represents the pro forma adjustments to eliminate the impact of intercompany sales between FOH Holdings and Movie Star:

Accounts Receivable: Elimination of receivable due to Movie Star from FOH Holdings	$(312)
Inventory: Elimination of intercompany profit included in FOH Holdings inventory	(206)
Inventory: Intercompany timing difference	138
Accounts Payable: Elimination of accounts payable due from FOH Holdings to Movie Star	174
$(206)

In the normal course of business, Movie Star sells apparel goods to FOH Holdings. The adjustments reflected above are to eliminate the impact of these intercompany sales on the unaudited pro forma condensed consolidated balance sheet. In addition, the unaudited pro forma condensed consolidated statements of operations reflect the elimination of $3,201 of sales from Movie Star to FOH Holdings during the year ended July 28, 2007, as well as the elimination of $206 of profit included in FOH Holdings’ ending inventory as of July 28, 2007.

(c)	Net Tangible Assets: The following represents the estimated purchase accounting adjustments attributable to net tangible assets resulting from the transactions contemplated by the merger agreement:

Inventory	$233
Property, plant and equipment	644
Deferred rent – short term	51
Deferred rent – long term	269
$1,197

The purchase accounting adjustment to inventory is to adjust the inventory to fair value less the estimated selling and distribution costs plus a normal profit margin. The purchase accounting adjustment to property, plant and equipment primarily relates to the step-up of land and a building. The adjustment to deferred rent is to eliminate the historical deferred rent recorded by Movie Star due to the application of purchase accounting.

(d)	Goodwill and Intangible Assets: A preliminary allocation of the purchase price has been made to the major categories of assets acquired and liabilities assumed in the accompanying pro forma financial statements. Although the final allocation of the purchase price will result in differences from the pro forma amounts included herein, we do not expect the differences to be significant. The following represents the estimated value attributable to goodwill and intangibles resulting from the transactions contemplated by the merger agreement:

Fair value of common stock issued (15,792,787 shares of Movie Star common stock issued and outstanding at $1.36 per share)	$21,478
Issuance of 100,000 shares of Movie Star common stock to Performance Enhancement Partners, LLC	231
Estimated transaction costs (of which $2,600 has been accrued and $400 is to be accrued)	3,000
Stock options	1,017
Total purchase price	$25,726
Historical Movie Star net assets acquired	$14,605
Adjustment to historical net assets due to the elimination of intercompany activity (note b)	(206)
Adjusted historical net assets	$14,399
Excess purchase price over adjusted historical net assets acquired	$11,327
Fair Value Adjustments:
Step-up of net tangible assets acquired (see note c)	$(1,197)
Elimination of historical goodwill	537
Record intangible assets (see note e)	(8,790)
Deferred income taxes associated with step-up adjustments (see note g)	3,995
Excess purchase price over fair value of net assets acquired	5,872
Less adjustment to remove historical goodwill	(537)
Pro forma adjustment to goodwill	$5,335

The fair value of the common stock issued is based upon 15,792,787 issued and outstanding shares of Movie Star common stock as of December 18, 2006, the day prior to the announcement of the execution of the merger agreement at a price of $1.36 per share, the average of the closing prices of Movie Star common stock on the two trading days before and two trading days after December 18, 2006.

Upon the successful closing of the merger, Performance Enhancement Partners, LLC will be awarded 100,000 fully vested shares of Movie Star common stock. The fair value of the shares to be awarded have been included as a pro forma adjustment to the purchase price and to stockholders’ equity based upon the estimated fair value of the shares on the date of issuance. For convenience purposes, we have assumed that the fair value of the 100,000 shares to be issued will be $231,000 based on the average closing share price of $2.31 per share for the twenty trading days ending on September 28, 2007.

The purchase price attributable to stock options represents the fair value of Movie Star’s vested and unvested options valued using the Black-Scholes option pricing model as of December 18, 2006, net of the fair value of the Movie Star stock options attributable to future vesting requirements as of the expected consummation date.

(e)	Intangible and other assets: Represents the establishment of indefinite-lived and definite-lived intangible assets resulting from the transactions contemplated by the merger agreement:

Trademark (indefinite-lived)	$4,400
Customer relationships	3,900
Other intangibles	490
Pro forma adjustment to other assets	$8,790

(f)	Long-term Debt: Represents the conversion of $7.5 million of FOH Holdings long-term debt into an estimated 3.3 million shares of Series A 7.5% convertible redeemable preferred stock that will be issued upon the closing of the transactions contemplated by the merger agreement. This debt was converted utilizing an estimated conversion rate that was based on an estimated price of $2.31 per share, which represents the average of the per share closing prices of Movie Star common stock for the twenty trading days ending on September 28, 2007. These shares are convertible into shares of Movie Star common stock at a conversion rate of 1.2 shares of Series A Preferred Stock for 1 share of common stock. The conversion rate equals a conversion price of $2.77 per share, which is a 20% premium to the original estimated price of $2.31 per share. Because the redemption of the Series A Preferred Stock is outside of Movie Star’s control, it is considered to be mezzanine equity and has been recorded separately from stockholders’ equity.

(g)	Deferred income tax liabilities: Represents deferred income taxes corresponding to estimated temporary differences resulting from the transactions contemplated by the merger agreement. Deferred income taxes are computed as follows:

Identifiable intangible assets resulting from the transactions (note e)	$8,790
Fair value adjustments to net tangible assets resulting from the transactions (note c)	1,197
Purchase accounting adjustments resulting in temporary tax differences	9,987
Assumed statutory tax rate	40.0%
Pro forma adjustment to other non-current liabilities for deferred income taxes	$3,995

The deferred income tax liability adjustment has been determined by using the overall assumed statutory tax rate for the year ended July 28, 2007. For purposes of the pro forma financial statements it has been assumed that goodwill is not tax deductible.

(h)	Sales, cost of goods sold and selling, general and administrative expenses: Reflects the impact of the elimination of intercompany sales activity, the effects of purchase accounting adjustments and adjustments to consulting and compensation expenses.

Fiscal Year Ended July 28, 2007
Pro forma adjustment to net sales for the elimination of intercompany sales (note b)	$(3,201)
Pro forma elimination of intercompany profit included in inventory (note b)	110
Pro forma elimination of intercompany cost of goods sold, buying and occupancy (note b)	(3,201)
Total pro forma adjustment to cost of goods sold, buying and occupancy	$(3,091)
Pro forma depreciation of property, plant and equipment	$19
Pro forma amortization of customer relationship intangibles	975
Pro forma amortization of other intangibles	84
Pro forma elimination of management fee	(200)
Pro forma adjustment of compensation expense	601
Total pro forma adjustment to selling, general and administrative expenses	$1,479

The pro forma adjustment related to the elimination of intercompany profit included in ending inventory is to reverse profit recognized by Movie Star on the sale of inventory to FOH Holdings that had not yet been sold to the end customer.

It has been assumed that the pro forma adjustment to fixed assets relates to land and a building. The building has a weighted average remaining life of 25 years, and the associated depreciation expense would be included in selling, general and administrative expenses. It also has been assumed that the customer relationships and other intangibles will have an estimated life of 10 and 4 years, respectively, and that the amortization expense would be included in selling, general and administrative expenses. There is no amortization expense associated with the trademark because it has an indefinite life. The customer relationships are being amortized by an accelerated method based upon customer retention rates and other intangible assets are amortized on a straight line basis. Upon the consummation of the transactions contemplated by the merger agreement, estimated yearly amortization expense to be recorded for the customer relationships is expected to be as follows: $975, $731, $548, $411, $308, and $711 in total thereafter.

Management fees reflect an adjustment to selling, general and administrative expenses for the elimination of management fees paid by FOH Holdings. All management fee agreements will be terminated upon the closing of the transactions contemplated by the merger agreement.

Compensation expense reflects an adjustment to selling, general and administrative expenses for incremental stock compensation expense to be recorded in connection with the revaluation of Movie Star’s unvested stock options outstanding and additional annual expenses of $500 for consulting services to be provided by the new Executive Chairman.

(i)	Interest Expense: The pro forma adjustment to interest expense reflects the elimination of FOH Holdings’ interest expense on its $7.5 million of long-term debt that is being converted into Series A Preferred Stock in connection with the transactions contemplated by the merger agreement. Interest expense incurred on the $7.5 million of long term debt was $608 for the year ended July 28, 2007.

(j)	Income Taxes: An assumed statutory tax rate of 40% was used to calculate the consolidated pro forma tax expense for the year ended July 28, 2007.

(k)	Earnings per share: The following is the calculation of the pro forma number of basic and diluted shares:

Fiscal Year Ended July 28, 2007
Issuance of common stock in connection with the rights offering	10,208
Issuance of common stock in connection with the merger (less outstanding shares held in escrow)	18,951
Issuance of common stock to consultant	100
Pro forma adjustment to the number of basic shares outstanding	29,259
Plus: Historical basic shares outstanding	16,089
Pro forma basic shares outstanding	45,348
Pro forma adjustment to the number of basic shares outstanding	29,259
Dilutive impact of outstanding escrowed shares	4,738
Dilutive impact of FOH Holdings options	740
Dilutive impact of warrants issued	116
Pro forma adjustment to diluted shares outstanding	34,853
Plus: Historical weighted average diluted shares outstanding	16,671
Pro forma dilutive average shares outstanding	51,524

Pursuant to the escrow agreement, 20% of the shares of Movie Star’s common stock to be issued to each stockholder of FOH Holdings in connection with the merger will be held in escrow to cover indemnification claims. These escrowed shares have been excluded from the basic earnings per share calculation because as of the consummation date of the merger, all of the conditions necessary for the shares to be returned will not have been met.

The pro forma adjustments related to the rights offering reflect the assumed issuance of 10.2 million shares of Movie Star common stock in connection with the rights offering, and an offering price that is based upon the average of the per share closing prices of Movie Star common stock for the twenty trading days ending on September 28, 2007 less a 15% discount. We have assumed that 23.7 million shares of common stock will be issued in connection with the merger. The basic average shares also have been adjusted for the issuance of 100,000 shares of Movie Star common stock to be issued upon the closing of the transactions contemplated by the merger agreement to Performance Enhancement Partners, LLC in connection with its consulting agreement with Movie Star.

The pro forma adjustment to the diluted shares outstanding reflects the dilutive impact of FOH Holdings options that will be assumed by Movie Star, as well as the dilutive impact of guarantor warrants that will be issued as compensation to the standby purchasers under the standby purchase agreement. These dilutive shares of common stock, the options and the guarantor warrants were not included in the computation of the diluted net loss per share available to common shareholders on a consolidated basis for the year ended July 28, 2007 since their effect would be antidilutive. The income available to common shareholders has been reduced to reflect dividends of 7.5 percent accumulated on the Series A Preferred Stock.

For pro forma purposes, it has been assumed that the Series A Preferred Stock to be issued upon the closing of the transactions contemplated by the merger agreement will not have a dilutive impact because it has been assumed that the holders of the Series A Preferred Stock would not exercise their conversion right until the Movie Star common stock price exceeds $2.77 per share.

STOCK ISSUANCE PROPOSAL

Shareholder approval is not required for the merger itself under the NYBCL. However, under the rules of the American Stock Exchange, shareholder approval is required prior to the issuance of common stock in any transaction if (i) the number of shares of common stock, or securities convertible into common stock, to be issued will be, upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding prior to such issuance, (ii) the common stock, or securities convertible into common stock, to be issued will be issued as consideration for an acquisition of the stock or assets of another company, provided that any director, officer or substantial shareholder of the acquiring listed company, directly or indirectly, has a 5% or greater interest in the acquired company or in the consideration to be paid in such transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more, or (iii) such transaction would involve the application of Section 341 of the American Stock Exchange Company Guide, which requires that a listed company being effectively acquired by an unlisted company as a result of a plan of acquisition, merger, or consolidation meet the American Stock Exchange’s original listing standards.

Because the shares to be issued in connection with the merger and the rights offering and pursuant to the standby purchase agreement, together with the shares underlying the warrants that will be issued as consideration for the commitments of the Fursa Standby Purchasers, Tokarz Investments and TTG Apparel under the standby purchase agreement and Series A Preferred Stock that will be issued in exchange for the cancellation of certain indebtedness of FOH Holdings, which we currently estimate to be approximately 37.7 million shares (based upon an estimated price of $2.31 per share, which represents the average of the closing prices of our common stock for the 20 trading days ending on September 28, 2007, and after giving effect to any applicable discounts or premiums), will be in excess of 20% of the number of shares of our common stock outstanding prior to such issuances, your vote is required. Additionally, your vote is required because (i) the American Stock Exchange has informed us that Section 341 of the American Stock Exchange Guide would apply to the transactions contemplated by the merger agreement due to the structure of the proposed merger and (ii) an affiliate of TTG Apparel, our substantial shareholder, owns more than 5% of FOH Holdings.

If the stock issuance proposal or the increase of authorized common stock proposal is not approved, we cannot effect the merger or the other transactions contemplated by the merger agreement. If the name change proposal or the preferred stock proposal is not approved, absent a waiver by FOH Holdings and us, we cannot effect the merger or the other transactions contemplated by the merger agreement.

For the reasons previously discussed, our board of directors has determined that the stock issuance proposal is desirable and in the best interest of our shareholders. The approval of the stock issuance proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock on the record date and (ii) the holders of a majority of the shares of our common stock that are held by our shareholders other than TTG Apparel and its affiliates and associates on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE STOCK ISSUANCE PROPOSAL.

INCREASE OF AUTHORIZED COMMON STOCK PROPOSAL

Pursuant to the merger agreement, we are proposing to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 shares to 200,000,000 shares. The additional common stock to be authorized by adoption of this proposal would have rights identical to the currently outstanding common stock of Movie Star. Adoption of the proposed amendment and issuance of the common stock in connection with the merger, the rights offering and other transactions contemplated by the merger agreement would not affect the rights of the holders of currently outstanding common stock of Movie Star, except for effects incidental to increasing the number of shares of Movie Star common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of the restated certificate of incorporation with the Secretary of State of the State of New York. The approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal are conditions to the consummation of the merger. If the stock issuance proposal or the increase of authorized common stock proposal is not approved, we cannot effect the merger or the other transactions contemplated by the merger agreement. If the name change proposal or the preferred stock proposal is not approved, absent a waiver by FOH Holdings and us, we cannot effect the merger or the other transactions contemplated by the merger agreement.

In the judgment of our board of directors, the increase in our capitalization is desirable and in the best interest of our shareholders. Currently, we have 16,434,095 shares of our common stock outstanding and we will be issuing an additional                              shares of common stock upon consummation of the merger and rights offering. We will also need to reserve (i) an aggregate of 3,250,000 shares of common stock in connection with our amended and restated 2000 performance equity plan proposal discussed below, (ii)       shares of common stock into which the shares of Series A Preferred Stock will be convertible and (iii)       shares of common stock issuable upon the exercise of the guarantor warrants to be issued as consideration for the commitments by the parties entering into the standby purchase agreement with us. The authorization of additional shares of common stock will also enable us to have the flexibility to issue shares of common stock in the future for financing our business, for acquiring other businesses, for forming strategic partnerships and alliances, for stock dividends, stock splits and exercise of convertible securities and for other purposes determined to be proper by the board of directors of the combined company.

The approval of the increase of authorized common stock proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock on the record date and (ii) the holders of a majority of the shares of our common stock that are held by our shareholders other than TTG Apparel and its affiliates and associates on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE INCREASE OF AUTHORIZED COMMON STOCK PROPOSAL.

NAME CHANGE PROPOSAL

Pursuant to the merger agreement, we are proposing to amend our certificate of incorporation to change our corporate name from ‘‘Movie Star, Inc.’’ to ‘‘Frederick’s of Hollywood Group Inc.’’ upon consummation of the merger. The approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal are conditions to the consummation of the merger. If the stock issuance proposal or the increase of authorized common stock proposal is not approved, we cannot effect the merger or the other transactions contemplated by the merger agreement. If the name change proposal or the preferred stock proposal is not approved, absent a waiver by FOH Holdings and us, we cannot effect the merger or the other transactions contemplated by the merger agreement.

In the judgment of our board of directors, the change of our corporate name is desirable to reflect our merger with FOH Holdings. The Frederick’s of Hollywood name has been a widely recognized name in the intimate apparel industry for over sixty years.

Shareholders will not be required to exchange their outstanding stock certificates for new stock certificates if the name change proposal is approved.

The approval of the name change proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock on the record date and (ii) the holders of a majority of the shares of our common stock that are held by our shareholders other than TTG Apparel and its affiliates and associates on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE NAME CHANGE PROPOSAL.

PREFERRED STOCK PROPOSAL

Pursuant to the merger agreement, we are proposing to amend our certificate of incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, par value $.01 per share, and to establish the terms, rights, preference and privileges of the Series A Preferred Stock, upon consummation of the merger. The approval of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal and the preferred stock proposal are conditions to the consummation of the merger. If the stock issuance proposal or the increase of authorized common stock proposal is not approved, we cannot effect the merger or the other transactions contemplated by the merger agreement. If the name change proposal or the preferred stock proposal is not approved, absent a waiver by FOH Holdings and us, we cannot effect the merger or the other transactions contemplated by the merger agreement. In the judgment of our board of directors, the authorization of the preferred stock proposal is desirable and in the best interest of our shareholders.

In addition to issuing              shares of Series A Preferred Stock to the Fursa Debt Holders in exchange for the cancellation of $7.5 million of FOH Holdings’ indebtedness as contemplated by the FOH Holdings’ stockholders agreement, we believe that the availability of additional shares of preferred stock may prove useful in connection with financing the capital needs of the combined company, employee incentive or compensation plans or other purposes. The flexibility vested in the board of directors would, in particular, allow us to consider and, if in the best interests of the shareholders, take advantage of acquisition opportunities. The authorization will enable us to act promptly if appropriate circumstances arise which require the issuance of such shares.

The preferred stock will have such designations, preferences and dividend, conversion, cumulative, relative, participating, optional and other rights, including voting rights, qualifications, limitations and restrictions as are determined by the board of directors. Thus, if the preferred stock proposal is approved by the shareholders, subject to the provisions of our restated certificate of incorporation, the board of directors would be entitled to authorize the creation and issuance of up to 10,000,000 shares of preferred stock (which includes the shares to be designated as Series A Preferred Stock) in one or more series with such rights, limitations and restrictions, including dividend rights, dividend rates, terms of redemption, conversion rights and liquidation preferences, as may be determined in the board’s sole discretion, without the expense and delay of a special shareholders meeting, except as may be required by applicable law or stock market or exchange requirements. In fact, the terms of the Series A Preferred Stock already have been determined and are described under the section entitled ‘‘Other Transaction Documents—FOH Holdings’ Stockholders Agreement—Series A Preferred Stock.’’

The authorization of the shares of preferred stock will not, by itself as a general matter, have any effect on the rights of the holders of shares of common stock. Nonetheless, the issuance of one or more series of preferred stock could, depending upon the board’s determination of the rights and preferences of the series of preferred stock (and in the case of the Series A Preferred Stock, as described under the section entitled ‘‘Other Transaction Documents—FOH Holdings’ Stockholders Agreement—Series A Preferred Stock,’’ will): (i) restrict the payment of dividends to holders of common stock; (ii) dilute voting power of the holders of common stock to the extent that the holders of preferred stock are given voting rights; (iii) dilute the equity interests and voting power of the holders of common stock if the preferred stock is convertible into common stock; and (iv) restrict the distribution of assets to the holders of the common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.

Although the board has no present intention of doing so, it could issue shares of preferred stock in addition to the contemplated Series A Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. When in the judgment of the board such action would be in the best interests of the shareholders and us, the issuance of shares of preferred stock could be used to create voting or other impediments or to discourage persons seeking to gain control of us, for example, by the sale of preferred stock to purchasers favorable to the board of directors. In addition, the board could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transaction. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of us should the board consider the action of such entity or person not to be in the best interests of the shareholders and Movie Star. While the authorization of the issuance of preferred stock may have anti-takeover ramifications, the board believes that the financial flexibility offered by the amendment and various advantages of the merger outweigh any disadvantages.

The approval of the preferred stock proposal will require the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock on the record date and (ii) the holders of a majority of the shares of our common stock that are held by our shareholders other than TTG Apparel and its affiliates and associates on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE PREFERRED STOCK PROPOSAL.

REVERSE STOCK SPLIT PROPOSAL

General

Our board of directors has unanimously approved a proposal, subject to shareholder approval, to amend our certificate of incorporation if our board of directors elects to consummate a reverse stock split of our outstanding common stock simultaneous with the closing of the merger within a range to be determined by our board of directors from 9 for 10 to 1 for 2, in order to satisfy the minimum price requirement of $2.00 per share for continued listing on the American Stock Exchange. This means that if our board of directors were to select a ratio of 9 for 10, for every 10 shares of common stock held by a shareholder before the reverse stock split, such shareholder would receive nine shares of common stock immediately after the reverse stock split. If the board of directors were to select a ratio of 1 for 2, for every 2 shares of common stock held by a shareholder before the reverse stock split, such shareholder would receive one share of common stock immediately after the reverse stock split. Based on the proposed range of ratio, as few as 1.1 shares or as many as 2 shares of common stock would be combined into one new share. Our board also may choose not to implement the reverse stock split at all in its sole discretion, without further direction by our shareholders.

If our board determines to effect a reverse stock split, after the filing of an amendment to our certificate of incorporation with the New York Secretary of State, the reverse stock split will be effective, and each certificate representing shares of common stock outstanding immediately prior to the reverse stock split will be deemed automatically without any action on the part of the shareholders to represent a fraction of the number of shares of common stock after the reverse stock split. No fractional shares will be issued as a result of a reverse stock split. Instead, each shareholder whose old shares are not evenly divisible will receive one additional new share for the fractional new share that such shareholder would otherwise be entitled to receive as a result of a reverse stock split. After the reverse stock split becomes effective, shareholders will be asked to surrender certificates representing old shares in accordance with the procedures set forth in a letter of transmittal that we will send to you. Upon such surrender, new certificates will be issued and forwarded to the shareholders. However, each certificate representing old shares will continue to be valid and represent new shares equal to a fraction of the number of old shares (plus one additional new share where such old shares are not evenly divisible).

The number of shares of capital stock authorized by our certificate of incorporation will not change as a result of the proposed reverse stock split. The common stock issued pursuant to the reverse stock split will be fully-paid and non-assessable. The voting and other rights that presently characterize the common stock will not be altered by the reverse stock split.

Purpose of Reverse Stock Split

Pursuant to Section 341 of the American Stock Exchange Company Guide, the American Stock Exchange requires that a listed company being effectively acquired by an unlisted company as a result of a plan of acquisition, merger, or consolidation meet the American Stock Exchange’s original listing standards. Due to the structure of the proposed merger, through which FOH Holdings’ stockholders will be the majority shareholders of the combined company immediately following the effective time of the merger, the American Stock Exchange informed us that we would be obligated to satisfy the American Stock Exchange’s original listing standards which, among other things, require that our common stock have a bid price of at least $2.00 per share. A reverse stock split would reduce the number of issued and outstanding shares of common stock and, assuming that the market price of our common stock is below $2.00 per share when the reverse stock split is effected, could cause the market price of our common stock to increase above the $2.00 per share minimum threshold. A range for the reverse stock split is being proposed instead of a specific ratio since the price at which our common stock trades may fluctuate between now and the time any reverse stock split is implemented, if at all.

However, there can be no assurance that our stock price will exceed or remain above $2.00 per share. If, for example, a 1-for-2 reverse stock split is implemented, there can be no assurance that the market price per share after the reverse stock split would be twice the market price per share before the reverse stock split, or that such price would either exceed or remain in excess of market price before effecting the reverse stock split. Shareholders should note that our board of directors cannot predict what effect a reverse stock split would have on the market price of our common stock.

If the reverse stock split proposal is approved by our shareholders, the reverse stock split will be effected, if at all, only upon a determination by our board of directors that a reverse stock split is in the best interests of the combined company and its shareholders, and only to satisfy the minimum price requirement of $2.00 per share for American Stock Exchange listing upon the completion of the merger. Our board’s determination as to whether the reverse stock split will be effected and, if so, at which ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the combined company’s common stock, prevailing stock market conditions, business developments affecting the combined company, actual or forecasted results of operations and the likely effect on the market price of the combined company’s common stock.

The reverse stock split proposal is not a condition to the merger, but is being proposed in connection with the merger and will not be presented at the meeting for a vote if any of the proposals that are conditions to the merger are not approved. Under the merger agreement, we are obligated to use our reasonable best efforts to cause our common stock to continue trading on the American Stock Exchange.

Material Effect of a Reverse Stock Split

A reverse stock split will be effected by means of filing an amendment to our certificate of incorporation with the New York Secretary of State. We currently are authorized to issue 30,000,000 shares of common stock, and we are seeking approval to increase the number of authorized shares to 200,000,000 in a separate proposal contained in this proxy statement. As of September 28, 2007, there were 16,434,095 shares of common stock issued and outstanding. The number of shares of our authorized capital stock will not be changed by reason of the reverse stock split. However, the number of our outstanding shares of capital stock will decrease by reason of the reverse stock split. Consequently, the reverse stock split will permit our board to issue additional shares of Movie Star common stock without prior shareholder approval, which could dilute the interests of current shareholders. The following table illustrates the principal effect of the proposed reverse stock split and decrease in outstanding shares of common stock assuming that, as of the date of the reverse stock split, (i) there are 16,434,095 shares of common stock outstanding, (ii) our authorized capital stock consists of 30,000,000 shares and (iii) no additional shares of common stock are issued prior to the effective date of the reverse stock split as a result of the exercise of any options or warrants under all possible scenarios:

Reverse Stock Split	Shares Outstanding Prior to Reverse Stock Split	Shares Outstanding After Reverse Stock Split(1)
9-for-10	16,434,095	14,790,686
7-for-8	16,434,095	14,379,833
1-for-2	16,434,095	8,217,048

(1)	Does not take into account additional shares to be issued in lieu of fractional shares.

The reverse stock split will affect all our shareholders uniformly and, accordingly, will not affect any shareholder’s percentage ownership interest in Movie Star or the proportionate voting power of our common stock, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share.

The reverse stock split will not affect the par value of shares of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced by the appropriate amount based on the reverse stock split ratio determined by the board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and per share net book value of our common stock will be increased as a result of the reverse stock split, because there will be fewer shares of our common stock outstanding.

Our common stock currently is registered under Section 12(b) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act.

Effect on Market for Common Stock.    On September 28, 2007, the closing sale price of our common stock on the American Stock Exchange was $2.26 per share. By decreasing the number of shares of common stock outstanding (including the shares to be issued in connection with the merger and the other transactions contemplated by the merger agreement) without altering the aggregate economic interest in Movie Star represented by such shares, the board of directors believes that the trading price may increase.

Effect on Outstanding Options and Warrants.    As of September 28, 2007, we had outstanding options to purchase 1,341,000 shares of common stock with per-share exercise prices ranging from $0.625 to $1.45. In addition, as of September 28, 2007, we had outstanding 50,000 warrants with an exercise price of $0.4375 per share. Upon the completion of a reverse stock split, the 1988 Non-Qualified Stock Option Plan, the 1994 Incentive Stock Option Plan, the 2000 Performance Equity Plan, FOH Holdings’ 2003 Employee Equity Incentive Plan and the warrants provide for a proportional downward adjustment to the number of shares subject to outstanding options and warrants and a corresponding upward adjustment in the per-share exercise prices to reflect the reverse stock split.

Effect on Guarantor Warrants.    As previously mentioned in the section entitled ‘‘Other Transaction Documents—Standby Purchase Agreement—Guarantor Warrants,’’ as sole consideration for the standby purchase commitments, we will issue warrants representing the right to purchase, in the aggregate,              shares of our common stock. Upon the completion of a reverse stock split, the guarantor warrants will be subject to a proportional downward adjustment to the number of shares subject to outstanding guarantor warrants and a corresponding upward adjustment in the per-share exercise price to reflect the reverse stock split.

Effect on Series A Preferred Stock.    As previously mentioned in the section entitled ‘‘Other Transaction Documents—FOH Holdings’ Stockholders Agreement—Series A Preferred Stock,’’ the Fursa debt holders, in their capacities as holders of FOH Holdings indebtedness, agreed to cancel $7.5 million of such indebtedness in exchange for shares of our newly authorized Series A Preferred Stock. Upon the completion of a reverse stock split, Series A Preferred Stock will be subject to a proportional downward adjustment to the number of shares of Series A Preferred Stock to be issued in such exchange, a proportional downward adjustment to the number of shares of common stock issuable upon conversion and a corresponding upward adjustment in the per-share conversion price to reflect the reverse stock split.

Effect on Legal Ability to Pay Dividends.    The reverse stock split will have no material impact on our legal ability to pay dividends.

No Appraisal Rights

Under the NYBCL, our shareholders will not be entitled to appraisal rights with respect to the reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of a reverse stock split, we will send a letter of transmittal to each holder of record of shares outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such shares to American Stock Transfer & Trust Company, our exchange agent. Upon proper completion and execution of the letter of transmittal and its return to the exchange agent, together with the certificate(s) representing shares, a shareholder will be entitled to receive a certificate representing the number of new shares into which his or her current shares have been reclassified and changed as a result of the reverse stock split.

Shareholders should not destroy any certificates or submit any certificates until requested to do so. No new certificate will be issued to a shareholder until he or she has surrendered his or her outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. If your shares of our common stock are deposited in book entry form, your shares automatically will be converted to reflect the reverse stock split without any action on your part.

Material Federal Income Tax Consequences

The following summary of the federal income tax consequences of a reverse stock split is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed reverse stock split. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS FOR AN ANALYSIS OF THE EFFECT OF THE TRANSACTION CONTEMPLATED BY THE PROPOSED REVERSE STOCK SPLIT ON THEIR RESPECTIVE TAX SITUATIONS.

The transactions contemplated by the reverse stock split constitute a ‘‘recapitalization’’ to Movie Star and its shareholders to the extent that issued shares of common stock are exchanged for a reduced number of shares of common stock. Therefore, neither Movie Star nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof.

The shares of common stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of common stock held by such shareholder immediately prior to the effective date of the reverse stock split. A shareholder’s holding period for the shares of common stock to be issued will include the holding period for the shares of common stock held immediately prior to the effective date of the reverse stock split provided that such shares were held by the shareholder as capital assets on the effective date.

Required Vote

The approval of the reverse stock split proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

AMENDED AND RESTATED 2000 PERFORMANCE EQUITY PLAN PROPOSAL

Our 2000 Performance Equity Plan was adopted by the board of directors on February 22, 2000 and by our shareholders on November 28, 2000. Under this Plan, our officers, directors, employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock-based awards. As of September 28, 2007, 114,880 shares of common stock are available under the Plan for future grants.

Proposed Amendments

The board of directors proposes to amend and restate the Plan to increase the number of shares issuable under the Plan from 750,000 shares to 4,000,000 shares, to add a 500,000 share limit on grants to any individual in any one calendar year in order for the Plan to comply with Section 162(m) of the Internal Revenue Code and to make other changes to comply with Section 409A of the Internal Revenue Code. The adoption of the Amended and Restated 2000 Performance Equity Plan is not a condition to the merger but the board believes that the proposed changes to the 2000 Performance Equity Plan, including the increase in the size of the Plan, is necessary in connection with the merger to cover the shares of common stock to be issued and the options to be granted to Performance Enhancement Partners, LLC under the consulting agreement with Performance Enhancement Partners, LLC and to enable us to continue to attract and retain employees, consultants and board members of the highest caliber, and provide increased incentive for them to promote our well-being through the grant of options and other stock-based awards.

Summary of the Plan

The following summary of the 2000 Performance Equity Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the Plan, which we filed with the SEC as Exhibit 4.1 to our registration statement on Form S-8 on April 1, 2005.

Administration

The Plan is administered by the board or, at its discretion, by our compensation committee or such other committee as may be designated by the board. All references herein to the ‘‘Compensation Committee’’ mean the Compensation Committee, or such other committee as may be designated by the board to administer the Plan, or the board, as applicable. The Compensation Committee has full authority, subject to the provisions of the Plan, to award any of the following, either alone or in tandem with each other:

•	stock options

•	restricted stock

•	deferred stock

•	stock reload options

•	other stock-based awards

Subject to the provisions of the Plan, the Compensation Committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of award to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on such awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such awards. The interpretation and construction by the Compensation Committee of any provisions of, and the determination by the Compensation Committee of any questions arising under, the Plan or any rule or regulation established by the Compensation Committee pursuant to the Plan will be final and binding on all persons interested in the Plan. Awards under the Plan are evidenced by written agreements.

Stock Subject to the Plan

The Plan currently authorizes the granting of awards, whose exercise would allow up to an aggregate of 750,000 shares of common stock to be acquired by the holders of such awards. In order to prevent the dilution or enlargement of the rights of holders under the Plan, the number of shares of common stock authorized by the Plan is subject to adjustment by the Compensation Committee in the event of any increase or decrease in the number of shares of outstanding common stock resulting from a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting our common stock. The shares of common stock acquirable pursuant to the awards will be made available, in whole or in part, from authorized and unissued shares of common stock or treasury shares of common stock. If any award granted under the Plan is forfeited or terminated, the shares of common stock that were available pursuant to such award shall again be available for distribution in connection with awards subsequently granted under the Plan.

Currently, the Plan does not qualify as a performance-based plan under Internal Revenue Code section 162(m) because it does not contain a provision limiting the number of shares that may be awarded to any one holder in any one calendar year. We are now requesting that shareholders approve the amended and restated Plan to add a 500,000 share limit on grants to any individual in any one calendar year. We believe that this limit is appropriate given the proposed increase in the number of shares available for issuance under the Plan.

Eligibility

Subject to the provisions of the Plan, awards may be granted to all directors, officers, employees and consultants who are deemed to have rendered or to be able to render significant services to us and who are deemed to have contributed or to have the potential to contribute to our success. Incentive stock options may be awarded only to persons who are our employees at the time of grant of such awards. The number of directors, officers, employees and consultants who are eligible for awards under the Plan is determined by the Compensation Committee from time to time.

Types of awards

Options.    The Plan provides both for ‘‘incentive’’ stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive stock options, both of which may be granted with any other stock-based award under the Plan. The Compensation Committee determines the exercise price per share of common stock purchasable under an incentive or non-incentive stock option. The exercise price of stock options may not be less than 100% of the fair market value on the day of the grant or, in the case of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock (‘‘10% stockholder’’), not less than 110% of such fair market value. In the case of an incentive stock option, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options become exercisable for the first time by a holder during any calendar year may not exceed $100,000. An incentive stock option may only be granted within a ten-year period from the date the Plan is adopted and approved and may only be exercised within ten years from the date of the grant or within five years in the case of an incentive stock option granted to a 10% stockholder. Subject to any limitations or conditions the Compensation Committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by providing us with written notice of exercise specifying the number of shares of common stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities, or in a combination of the two.

Stock options granted under the Plan are exercisable only by the holder, or to the extent of legal incapacity or incompetency, the holder’s guardian or legal representative, during his or her lifetime. Stock options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution.

Generally, if the holder is an employee, no stock options granted under the Plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the date the stock options were granted. However, in the event the holder’s employment is terminated due to the holder’s death or disability, the unvested portion of the option automatically terminates and the holder (or, in the case of the holder’s death, his or her legal representative or legatee under his or her will) may still exercise the portion of his or her stock options that have vested on the date of death or disability for a period of one year from the date of such termination (or such other greater or lesser period as the Compensation Committee may specify at the time of grant) or until the expiration of the stated term of the stock option, whichever period is shorter. Unless otherwise determined by the Compensation Committee at the time of grant and set forth in the stock option agreement, if the holder’s employment is terminated for any reason other than death or disability, the stock option shall automatically terminate, except that if the holder’s employment is terminated by us without cause or due to normal retirement upon the holder attaining the age of 65, then the portion of any stock option that has vested on the date of termination may be exercised for the lesser of three months after termination or the balance of the stock option’s term.

Restricted stock.    The Compensation Committee may award shares of restricted stock either alone or in addition to other awards granted under the Plan. The Compensation Committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price, if any, to be paid for the restricted stock by the person receiving such stock, the restriction period within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable restriction period. Other than regular cash dividends and other cash equivalent distributions as the Compensation Committee may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of such restricted stock and any retained distributions with respect thereto. Except for the foregoing restrictions, the holder shall, even during the restriction period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as the Compensation Committee may designate, pay or distribute on such restricted stock and the right to vote such shares.

In order to enforce the foregoing restrictions, the Plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions on such shares have terminated and all vesting requirements with respect to the restricted stock have been fulfilled.

Deferred stock.    The Compensation Committee may award shares of deferred stock either alone or in addition to other awards granted under the Plan. The Compensation Committee determines the eligible persons to whom, and the time or times at which, deferred stock will be awarded, the number of shares of deferred stock to be awarded, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of such deferred stock awards.

Deferred stock awards granted under the Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable deferral period. The holder shall not have any rights of a shareholder until the expiration of the applicable deferral period and the issuance and delivery of the certificates representing such common stock.

Certain Awards Deferring or Accelerating the Receipt of Compensation.    To the extent applicable, all awards granted under the Plan are intended to comply with Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004 relating to deferred compensation under nonqualified deferred compensation plans. The Compensation Committee, in administering the Plan, intends on restricting provisions of any awards made under the Plan permitting deferred receipt of an award, or acceleration of vesting, in order to comply with or avoid the application of Section 409A. Our board of directors has amended the Plan to comply with Section 409A.

Stock reload options.    The Compensation Committee may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option, and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A stock reload option is the grant of a new stock option to purchase that number of shares of common stock equal to the number of shares tendered to pay the exercise price and withholding tax. The Compensation Committee determines the terms, conditions, restrictions and limitations of the stock reload options. The exercise price of stock reload options will be the fair market value of common stock as of the date the option is granted. Unless the Compensation Committee determines otherwise, a stock reload option may be exercised commencing one year after it is granted and expires on the expiration date of the exchanged option.

Other stock-based awards.    The Compensation Committee may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Plan, including purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Subject to the terms of the Plan, the Compensation Committee has complete discretion to determine the terms and conditions of other stock-based awards. Other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Plan or any other Plan in effect.

Competition

Except as otherwise expressly provided in an award agreement, if (a) a holder’s employment is terminated as a result of the voluntary resignation of the holder, and within one hundred and eighty (180) days after the date of termination, such holder either: (i) accepts employment with any of our competitors or otherwise engages in competition with us or (ii) uses or discloses to anyone outside Movie Star any confidential information or material in violation of our policies or any agreement with the holder or (b) a holder’s employment is terminated for cause, the Compensation Committee, in its sole discretion, may require the holder to return to us the economic value of any award that was realized or obtained by the holder at any time during the period beginning on the date that is one hundred and eighty (180) days prior to the date the holder’s employment was terminated.

Accelerated Vesting and Exercisability

Except as otherwise expressly provided in an award agreement, the Compensation Committee may, if there is a ‘‘Change in Control’’ and if approved by the board of directors, (i) accelerate the vesting of all awards outstanding and (ii) require a holder to relinquish the award to us in exchange for cash in an amount equal to the value of the award. A ‘‘Change in Control’’ means (i) the acquisition by any person or group of more than 50% of the total fair market value or voting power of our outstanding stock, (ii) replacement of a majority of the board of directors which is not endorsed by a majority of the board; and (iii) a sale of more than 40% of our assets. The Compensation Committee has determined that none of the options that have been granted under the Plan will be impacted by these provisions in connection with the transactions contemplated by the merger agreement.

Withholding taxes

Upon the exercise of any award granted under the Plan, the holder may be required to remit to us an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock. Subject to certain stringent limitations under the Plan, and at our discretion, the holder may satisfy these requirements by electing to have us withhold a portion of the shares to be received upon the exercise of the award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

Agreements; Transferability

Stock options, restricted stock, deferred stock, stock reload options and other stock-based awards granted under the Plan will be evidenced by written agreements consistent with the Plan in such form as the Compensation Committee may prescribe. Neither the Plan nor agreements thereunder confer any right to continued employment upon any holder of a stock option, restricted stock, deferred stock, stock reload option or other stock-based award. Further, all agreements will provide that the right to exercise stock options, receive restricted stock after the expiration of the restriction period or deferred stock after the expiration of the deferral period or receive payment under other stock-based awards cannot be transferred except by will or the laws of descent and distribution.

Term and amendments

Unless terminated by the board, the Plan will continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may only be made during the ten-year period following the date the Plan becomes effective. The board may at any time, and from time to time, amend the Plan, provided that no amendment may be made that would impair the rights of a holder under any agreement entered into pursuant to the Plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive stock options

Participants will generally recognize no taxable income upon the grant or exercise of an incentive stock option. We will generally not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for purposes of calculating the alternative minimum tax for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the two-year and one-year holding periods described above:

•	the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and

•	we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-incentive stock options

With respect to non-incentive stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and the provisions of Section 162(m) of the Code; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized upon exercise. Any gain or loss will be treated as capital gain or loss and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time the substantial risk of forfeiture is removed, unless the participant timely elects under Section 83(b) of the Code to be taxed upon the receipt of the shares. We will qualify generally for a corresponding deduction at the time the participant recognizes ordinary income. The amount of ordinary income recognized will be equal to the excess of the fair market value of the shares at the time of such election over the amount, if any, paid for the shares.

Restricted stock

Generally, a participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on that date.

A participant may elect under Section 83(b) of the Code, not later than 30 days of the date of transfer of the restricted stock, to recognize ordinary compensation income in the taxable year of the transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. A forfeiture will be treated as a sale or exchange upon which there is recognized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on the forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence just after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for such shares.

Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation and the provisions of Section 162(m) of the Code, equal to the amount that is taxable as ordinary income to the participant, in our taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as such to the participant, but will not be deductible by us.

Deferred stock

A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption ‘‘Restricted stock.’’

Other stock-based awards

The federal income tax treatment of other stock-based awards will depend on the nature of and restrictions applicable to, the award.

Potential Limitation on Company Deductions.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain ‘‘covered employees’’ in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified ‘‘performance-based compensation,’’ are disregarded for purposes of the deduction limitation. Awards under the Plan may not qualify as ‘‘performance-based compensation.’’ In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of ‘‘outside directors’’ and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of ‘‘outside directors,’’ (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

Stock and Option Transactions

The following table presents certain information with respect to common stock issued and options granted under the 2000 Performance Equity Plan as of September 28, 2007 to (i) Movie Star’s named executive officers, (ii) the named executive officers as a group, (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group.

Stock and Option Transactions
2000 Performance Equity Plan

Name and Position	Number of Shares
Melvyn Knigin	9,615	(1)
Chairman, President and Chief Executive Officer
Saul Pomerantz	130,000
Executive Vice President and Chief Operating Officer
Thomas Rende	70,000
Senior Vice President and Chief Financial Officer
Executive Group	209,615
Non-Executive Director Group (4 persons)	240,505	(2)
Non-Executive Officer Employee Group	95,000

(1)	Represents shares of restricted stock, the number of which was determined by dividing $25,000 by the last sale price of a share of Movie Star common stock on June 29, 2007. Mr. Knigin also will be issued a number of shares of restricted stock determined by dividing $25,000 by the last sale price of Movie Star common stock on July 1, 2008. All such shares will vest on June 30, 2009 provided Mr. Knigin is employed by us on such date.
(2)	Represents (i) 48,000 shares of common stock issued or issuable upon exercise of options under the 2000 Performance Equity Plan granted to non-employee directors pursuant to our Non-Employee Director Compensation Plan and (ii) 192,505 shares of common stock issued to non-employee directors under our Non-Employee Director Compensation Plan, which provides for each non-employee director to elect to receive their annual stipend and meeting fees in cash and/or shares of our common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director at the beginning of each calendar year. If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of our common stock on the last trading day of each calendar quarter in which the fees were earned.

New Plan Benefits

As of September 28, 2007, no options or other stock awards have been granted on the basis of the 3,250,000 share increase for which shareholder approval is sought under the amended and restated 2000 performance equity plan proposal. As of September 28, 2007, the closing price of our common stock was $2.26 per share. Since future issuances under the 2000 Performance Equity Plan will depend on the receipt of shareholder approval to: increase the number of shares authorized for issuance under the plan; the individuals selected at the discretion of the compensation committee to receive awards; the number of shares to be awarded; and the fair market value of our common stock at various future dates, it is not possible at this time to determine the benefits that will be received under the plan by all eligible employees, officers, directors or consultants. However, the board of directors has approved granting Performance Enhancement Partners, LLC, of which Peter Cole is the sole member, 100,000 shares of common stock and options to purchase 275,000 shares of common stock under the 2000 Performance Equity Plan at an exercise price equal to the last sale price of our common stock on the closing date of the merger, contingent upon completion of the merger and shareholder approval of the increase in shares under the 2000 Performance Equity Plan. It is also contemplated that, upon the approval by our board following the closing of the merger of an amendment to the Movie Star Non-Employee Director Compensation Plan, each of the seven non-employee directors will be granted an option under the 2000 Performance Equity Plan to purchase 15,000 shares of common stock at an exercise price equal to the last sale price of our common stock on the date of grant. The ‘‘New Plan Benefits’’ table below sets forth information regarding benefits to be provided under the 2000 Performance Equity Plan only to the extent as can reasonably be anticipated as of September 28, 2007.

NEW PLAN BENEFITS
2000 Performance Equity Plan

Name and Position	Number of Shares	Dollar Value ($)
Peter Cole	100,000 (1)	$226,000 (2)
Executive Chairman	275,000 (3)	345,000 (4)
Thomas Rende Chief Financial Officer	Unknown at this time	Unknown at this time
Melvyn Knigin CEO, Movie Star division	Unknown at this time	Unknown at this time
Linda LoRe	Unknown at this time	Unknown at this time
CEO, Frederick’s division
Executive Group	Unknown at this time	Unknown at this time
Non-Executive Director Group (7 persons)	105,000 (5)	146,000 (6)
Non-Executive Officer Employee Group	Unknown at this time	Unknown at this time

(1)	Represents 100,000 shares of our common stock to be issued on the closing date of the merger.
(2)	Calculated based on $2.26 per share closing price of Movie Star common stock on September 28, 2007.
(3)	Represents 275,000 shares of our common stock issuable upon exercise of options to be granted on the closing date of the merger.
(4)	The estimated fair value of the options was calculated using the Black-Scholes option-pricing model with an assumed exercise price of $2.26 per share, which was the closing price of Movie Star common stock on September 28, 2007. The following weighted-average assumptions were used for the expected grant: risk-free interest rate 4.23%; expected life of 5 years; expected volatility 61% and expected dividends of zero. The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.
(5)	Represents an aggregate of 105,000 shares of our common stock issuable upon exercise of options to be granted to the non-employee directors following the closing of the merger.
(6)	The estimated fair value of the options was calculated using the Black-Scholes option-pricing model with an assumed exercise price of $2.26 per share, which was the closing price of Movie Star’s stock on September 28, 2007. The following weighted-average assumptions were used for the expected grant: risk-free interest rate 4.38%; expected life of 7 years; expected volatility 61% and expected dividends of zero. The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.

Required Vote

The approval of the amended and restated 2000 performance equity plan proposal will require the affirmative vote of the holders of a majority of the shares of Movie Star common stock represented in person or by proxy and entitled to vote at the special meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF OUR AMENDED AND RESTATED 2000 PERFORMANCE EQUITY PLAN.

DIRECTOR ELECTION PROPOSAL

Election of Directors

Pursuant to our bylaws, our board of directors has previously set the number of directors constituting the full board at seven directors. In connection with its approval of the merger and other transactions contemplated by the merger agreement, our board of directors approved the increase of the number of directors constituting the full board from seven to eleven which will be effective at the effective time of the merger. All directors elected at the special meeting will hold office from the effective time of the merger until the next annual meeting of shareholders and their successors have been elected and qualified. If the merger is not consummated, our existing directors will continue to serve as directors of Movie Star until the next annual meeting of shareholders and their successors have been elected and qualified.

The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the special meeting. ‘‘Plurality’’ means that the individuals who receive the highest number of votes cast ‘‘FOR’’ election are elected as directors. Any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Unless authority is withheld, the proxies solicited by the board of directors will be voted ‘‘FOR’’ the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

If the merger is consummated and assuming the election of the individuals set forth below, the board of directors and executive officers of the combined company will be as follows:

Name	Age	Position
Peter Cole	58	Executive Chairman and Director
Thomas Rende	46	Chief Financial Officer and Director
Melvyn Knigin	64	Director and President and Chief Executive Officer of the Movie Star division
Linda LoRe	53	Director and President and Chief Executive Officer of the Frederick’s of Hollywood division
John L. Eisel	58	Director
William F. Harley	44	Director
Rose Peabody Lynch	58	Director
Thomas J. Lynch	39	Director
Michael A. Salberg	55	Director
Joel M. Simon	62	Director
Milton J. Walters	65	Director

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Peter Cole has been a member of the board of directors of Movie Star since April 2004 and the lead director to facilitate the timely and successful completion of the merger since January 2007. Since October 2005, Mr. Cole has been the managing member of Performance Enhancement Partners, LLC, a private consulting firm that he founded. From April 2001 through July 2005, Mr. Cole served as Chairman of the board and Chief Executive Officer of Qwiz, Inc., a leading provider of pre-employment competency assessment solutions and training needs analysis. Prior to joining Qwiz, Inc., Mr. Cole was a Managing Director at Citibank where he was responsible for one of its global capital markets businesses. At both Qwiz and Citibank, Mr. Cole successfully integrated acquired companies into existing core businesses. Mr. Cole serves as a director and member of the audit committee of Qwiz Holdings, LLC. Mr. Cole earned his B.A. degree in economics from the University of Vermont.

Thomas Rende has served as Chief Financial Officer of Movie Star since February 1999 and as a member of the board of directors of Movie Star from April 2004 to April 2007. Since joining Movie Star in 1989, Mr. Rende has held various positions within the finance department.

Melvyn Knigin has served as President of Movie Star since September 1997 and Chief Executive Officer since February 1999. He has been a member of the board of directors of Movie Star since February 1997. From February 2004 to December 2004, he served as interim Chairman of our board of directors and has served as Chairman of our board since December 2004. From February 1997 to September 1997, Mr. Knigin served as Senior Vice President and Chief Operating Officer. Since joining Movie Star in 1987 and until February 1997, he was President of Cinema Etoile, our upscale intimate apparel division. Prior to joining Movie Star, he had spent most of his career in the intimate apparel industry.

Linda LoRe has served as President and Chief Executive Officer of FOH Holdings, Inc. and its subsidiaries since August 1999. Prior to joining Frederick’s of Hollywood, Ms. LoRe was President and Chief Executive Officer of Giorgio Beverly Hills for eight years. Ms. LoRe has 35 years experience in retail and wholesale including 16 years as a Chief Executive Officer. Ms. LoRe has been a member of the board of directors of FOH Holdings, Inc. since October 1998 and of its subsidiaries since 1999. Ms. LoRe also serves on the Board of Directors for the Trusteeship of the International Women’s Forum, The Women’s Leadership Board for the Kennedy School of Government at Harvard University, the Board of Advisors for the Fashion Institute of Design Merchandising (FIDM), the United States Air Force, as their Entertainment and Industry Liaison emeritus, the National Association of Women Business Owners (NAWBO) Enterprise Institute, and the Executive Woman’s Alliance (EWA). In addition, Ms. LoRe is the founding Board Member of the Youth Mentoring Connection, which serves at-risk youth in Southern California.

John L. Eisel has been a member of the board of directors of Movie Star since April 2004. Since 1980, Mr. Eisel has been a partner at Wildman, Harrold, Allen & Dixon LLP, a law firm located in Chicago, Illinois that he joined in 1975. Mr. Eisel’s primary areas of practice are mergers and acquisitions and securities regulation and he is the chairman of his firm’s Transactional Department and a member of his firm’s Executive Committee. Mr. Eisel earned his B.S. degree in accounting and his Juris Doctor degree from the University of Illinois.

William F. ‘‘Mickey’’ Harley, III is President and Chief Investment Officer of Fursa. Mr. Harley is principally responsible for Fursa’s investment decisions. Mr. Harley co-founded Fursa in April 1999 (as HBV Capital Management, LLC) and then sold Fursa to Mellon Financial Corporation in July 2002 (at which time it was re-named Mellon HBV Alternative Strategies LLC). Mr. Harley served as Chief Investment Officer and Chief Executive Officer of Fursa from July 2002 until he purchased it from Mellon in December 2006. Before co-founding Fursa, Mr. Harley was the Head of Research at Milton Partners, L.P. (‘‘Milton’’), a hedge fund manager specializing in arbitrage funds. Mr. Harley joined Milton in June 1996 and concentrated on analyzing investment opportunities, developing new investment strategies and managing the overall direction of its risk arbitrage portfolio. At the same time, he managed a proprietary event driven distressed fund for Milton. Before joining Milton, Mr. Harley was a Vice President and Director of Allen & Company, where he was responsible for the day-to-day management and investment strategies of the arbitrage department, which had over $150 million of assets under management. During his tenure at Allen & Company, Mr. Harley also had investment banking responsibilities and co-managed proprietary funds focusing on turnarounds and banking. From January 2003 to April 2006, Mr. Harley served as a director of FOH Holdings, Inc. He was reappointed as a director of FOH Holdings, Inc. in April 2007. Mr. Harley also serves on the board of directors of Metromedia International Group, Inc., Integral Systems, Inc., Coastal Greenland Limited and Interboro Insurance. Mr. Harley graduated with a Masters in public and private management from Yale University’s School of Management in 1990 and Mr. Harley also holds a Bachelor of Science degree in chemical engineering and a Bachelor of Arts degree in economics from Yale University, which he earned in 1986.

Rose Peabody Lynch has most recently operated her own consulting business, Market Strategies, LLC, focusing on strategic marketing and operating issues for small and medium size companies in branded, image-oriented product categories, which she founded in 1999. From April 1993 to August 1996,

Ms. Lynch served as EVP/GMM of Victoria’s Secret Fragrance based in Columbus, Ohio. Before joining Victoria’s Secret Fragrance, Ms. Lynch served as Chief Operating Officer of LeRoi Princeton from March 1991 to July 1992 and as President of Danskin from 1986 to 1989. Ms. Lynch has 23 years of experience in brand management and spent 15 years in the health and beauty care industry and seven years in the fashion business. Since January 2003, Ms. Lynch has served as a director of FOH Holdings, Inc. Ms. Lynch has also served on a number of other boards, both corporate, including the Harmony Group-LeRoi Princeton and Salant Corporation (Perry Ellis Menswear), and not-for-profit, including The Manhattan Theatre Club, The Wildlife Trust, The Bridge Fund of New York and the Resurrection Episcopal Day School. Ms. Lynch is a member of the U.S. Foreign Policy and Women Advisory Committee at the Council on Foreign Relations. Ms. Lynch received her B.A. from Princeton University, where she has served on the Alumni Committee and is currently a class officer, and earned her M.B.A. from Harvard University. Ms. Lynch and Thomas J. Lynch are not related by blood, marriage or otherwise.

Thomas J. Lynch is Chief Executive Officer of Fursa. Prior to joining Fursa in February 2007, Mr. Lynch was a Managing Director at UBS, an investment bank and global asset management business, a position he held from July 2006 to January 2007. Prior to joining UBS, Mr. Lynch was Managing Director and Senior Vice-President of Mellon Asset Management from August 2000 to May 2006. Mr. Lynch was a member of the Mellon Asset Management Senior Management Committee and was a thought leader in global distribution strategies and strategic planning. Mr. Lynch had direct management responsibility for a $356 billion (Assets Under Management) institutional asset management business. From 1995 to 2000, Mr. Lynch was Northeast Regional Vice President for Fortis Inc. and was responsible for strategic management, training, marketing and thought leadership. From 1990 to 1995, Mr. Lynch was employed by Phoenix Inc. and The Paul Revere Insurance Group serving in various strategic and management roles. Mr. Lynch earned a BA from St. Anselm College and attended The Brandeis University International Business School. Mr. Lynch is a former board member of The Massachusetts Society for the Prevention of Cruelty to Children. Mr. Lynch and Rose Peabody Lynch are not related by blood, marriage or otherwise.

Michael A. Salberg has been a member of the board of directors of Movie Star since 2001. From November 2003 through July 2006, he served as General Counsel of the Anti-Defamation League, an international not-for-profit organization. In addition to his duties as General Counsel, Mr. Salberg served as Deputy Chief Operating Officer from November 2003 until December 2004 and then as Special Assistant to the National Director until July 2006. Since July 2006, he has served as Associate National Director and Director of International Affairs of the Anti-Defamation League. From April 1989 to November 2003, he was a partner in the New York law firm of Graubard Miller and its predecessors. The Graubard Miller firm and its predecessors have represented Movie Star as legal counsel for many years. Mr. Salberg received his Juris Doctor degree from New York Law School and a B.A. degree from the University of Cincinnati.

Joel M. Simon has been a member of the board of directors of Movie Star since 1996. Since July 2000, Mr. Simon has been a principal of XRoads Solutions Group, LLC, a financial consulting and advisory firm. Mr. Simon was the President and Chief Executive Officer of Starrett Corporation, a real estate construction, development and management company from March 1998 to December 1998. Prior to that, Mr. Simon was a private investor from 1996 to 1998, Executive Vice President and Chief Operating Officer of Olympia & York Companies (U.S.A.) from 1985 through 1996, and a practicing CPA from 1967 through 1984. Mr. Simon serves as a director and Chairman of the Audit Committee of Avatar Holdings, Inc., a residential real estate company. Mr. Simon has a B.S. degree in Accounting from Queens College of the City University of New York.

Milton J. Walters has been the President and Chief Executive Officer of Tri-River Capital, an investment banking financial management and valuation service provider which he founded, since August 1999. Mr. Walters is currently a director of FOH Holdings. Mr. Walters is also a director of DecisionOne and Sun Healthcare Group. He has more than 40 years of investment banking experience including AG Becker and its successor Warburg Paribas Becker (1965-1984), Smith Barney (1984-1988), Prudential Securities (1997-1999) and Tri-River Capital (1988-1997 and 1999 to present). Mr. Walters is a member of the Economics Club of New York and the National Association of Corporate Directors. He is a former Trustee of Hamilton College, Clinton, New York and Friends Academy, Locust Valley, New York.

Meetings and Committees of the Board of Directors of Movie Star

During the fiscal year ended June 30, 2007, the board of directors met nine times and acted by unanimous written consent on two occasions. We did not hold an annual meeting of shareholders in 2006, but all of our directors attended the 2005 annual meeting of shareholders. Although we do not have a formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule annual meetings so that all directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No member of the board of directors attended fewer than 75% of the total number of meetings of the board and committees thereof upon which they served during fiscal 2007. We have standing compensation, audit and nominating committees.

Independence of Directors

As Movie Star’s common stock is listed on the American Stock Exchange, Movie Star is subject to the rules of this exchange applicable to determining whether a director is independent. The board of directors also consults with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The American Stock Exchange listing standards define an ‘‘independent director’’ generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The exchange requires that a majority of the board of directors of a company be independent, as determined by the board. Consistent with these considerations, the board of directors affirmatively has determined that, upon election to the board of directors of Movie Star on the closing of the merger, Messrs. Eisel, Lynch, Harley, Salberg, Simon, Walters and Ms. Lynch will be the independent directors of Movie Star. The other remaining directors are not independent because they are currently employed by us or will become employed by us upon the completion of the merger.

Audit Committee Information and Report

General

Our audit committee, which met four times during fiscal 2007, consists of Joel M. Simon (chairman), John L. Eisel and Michael Salberg, each an independent director under the American Stock Exchange listing standards. Upon consummation of the merger in accordance with the merger agreement, the members of the audit committee will be Joel M. Simon (chairman), John L. Eisel and Milton J. Walters. As required by the American Stock Exchange standards, our audit committee is and will be comprised of at least three independent directors who are also ‘‘financially literate.’’ The American Stock Exchange standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Financial Expert on Audit Committee

We must certify to the American Stock Exchange that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Joel Simon satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under the rules and regulations of the SEC. Our board has determined that, following the completion of the merger, Mr. Simon will satisfy the American’s Stock Exchange’s definition of financial sophistication and also qualify as an ‘‘audit committee financial expert,’’ as defined under the rules and regulations of the SEC.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent registered public accounting firm to render audit or permitted non-audit services, the engagement is approved by the audit committee. The audit committee approved all of the fees referred to in the section below entitled ‘‘Principal Accountant Fees and Services’’ for fiscal 2007.

Principal Accountant Fees

The following table summarizes the aggregate fees (rounded to the nearest $1,000) billed to us for the fiscal years ended June 30, 2007 and 2006 for professional services rendered by our principal accountant, Mahoney Cohen & Company, CPA, P.C.

	Years Ended June 30,
	2007	2006
Audit Fees(1)	$93,000	$93,000
Audit Related Fees(2)	30,000	20,000
Tax Fees(3)	10,000	11,000
All Other Fees(4)	185,000	—
	$318,000	$124,000

(1)	Represents the aggregate fees billed for professional services rendered by our principal accountant in connection with the audit of our consolidated financial statements, and review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(2)	Represents the aggregate fees billed for professional services rendered by our principal accountant in connection with the audit of our employee benefit plans, the review of our response to Securities and Exchange Commission’s comments letter and the review of our Form 10-K/A for fiscal 2006.
(3)	Represents the aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning.
(4)	Represents aggregate fees billed for due diligence related to the merger.

Audit Committee Report for the Fiscal Year Ended June 30, 2007

The audit committee reviews Movie Star’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the fairness of the audited financial statements based on the audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that Movie Star’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent registered public accounting firm also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee discussed with the independent registered public accounting firm and management the auditor’s independence, including with regard to fees for services rendered during the fiscal year and all other professional services rendered by the independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that Movie Star’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the Securities and Exchange Commission.

Audit Committee
Joel M. Simon Michael A. Salberg John L. Eisel

Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings that we make under those statutes, the sections set forth above under the captions entitled ‘‘Audit Committee Information and Report’’ and below under the captions entitled ‘‘Compensation Committee Report’’ and ‘‘Stock Price Performance Graph’’ will not be incorporated by reference in any of those prior filings or any of our future filings.

Code of Ethics

In September 2004, the board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiary. The code of ethics was filed with the SEC on October 22, 2004 as Appendix A to our definitive Proxy Statement used in connection with our Annual Meeting of Shareholders held on December 6, 2004. Requests for copies of the code of ethics should be sent in writing to Movie Star, Inc., 1115 Broadway, New York, New York 10010, Attention: Corporate Secretary.

Nominating Committee Information

General

Our nominating committee, which held one meeting during fiscal 2007, is currently comprised of Michael Salberg and John L. Eisel, each an independent director under the American Stock Exchange listing standards. Peter Cole, who was a member of the nominating committee during fiscal 2007, resigned from the nominating committee at the time we entered into the consulting agreement with Performance Enhancement Partners. Upon consummation of the merger in accordance with the merger agreement, the members of the nominating committee will be Michael Salberg (chairman), John L. Eisel and Thomas J. Lynch, each an independent director or expected to be an independent director under the American Stock Exchange listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

In September 2004, the board of directors adopted a written charter and established guidelines for selecting nominees and a method by which shareholders may propose to the nominating committee candidates for selection as nominees for directors. The nominating committee charter and guidelines were filed with the SEC on October 22, 2004 as Appendix B to Movie Star’s definitive Proxy Statement.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Pursuant to the shareholders agreement, the Fursa Managed Accounts, TTG Apparel and Tokarz Investments will agree, for a period of 18 months following the consummation of the merger, to vote their shares of common stock or direct their shares of common stock to be voted by proxy in favor of the directors who will initially serve on the board of directors immediately following the consummation of the merger (and their duly appointed successors) and take all necessary action to maintain that board of directors. See ‘‘Other Transaction Documents—Shareholders Agreement.’’

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to the nominating committee for consideration as directors must submit their written recommendations to the nominating committee and include all of the information described in the section ‘‘Shareholder Proposals and Nominations.’’

Indemnity Claims Committee Information

Upon consummation of the merger in accordance with the merger agreement, an Indemnity Claims Committee will be formed consisting of Joel M. Simon and Milton J. Walters (co-chairmen), each an independent director or expected to be an independent director under the American Stock Exchange listing standards. The Indemnity Claims Committee will be responsible for making determinations regarding pursuing and responding to indemnification claims under the merger agreement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our compensation committee is currently comprised of Michael Salberg and Joel M. Simon, each an independent director under the American Stock Exchange listing standards. Peter Cole served as chairman of the compensation committee until April 2007, when we entered into the consulting agreement with Performance Enhancement Partners. During the fiscal year ended June 30, 2007, the compensation committee met six times and acted by unanimous consent on three occasions.

The responsibilities of the compensation committee include:

•	establishing the general compensation policy for our executive officers, including the chief executive officer;

•	administering the 1994 Incentive Stock Option Plan, 1998 Senior Executive Incentive Plan, the Employee Stock Plan, the 2000 Performance Equity Plan and the Amended and Restated 1988 Non-Qualified Stock Option Plan; and

•	determining who participates in each of these plans, establishing performance goals and target payouts, and determining specific grants and bonus awards to the participants.

General Philosophy

Our compensation policies, established by our compensation committee, are generally designed to provide competitive levels of compensation that integrate pay with Movie Star’s annual performance and long-term business objectives, reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting, motivating and retaining highly qualified executives.

The compensation committee makes all final determinations with respect to compensation of executive officers based on its assessment of the value of each executive’s contribution, the results of recent past fiscal years in light of prevailing business conditions, our goals for the ensuing fiscal year and, to a lesser extent, prevailing compensation levels at companies considered to be comparable to our company. Our compensation committee considers recommendations from our chief executive officer relating to the compensation of our other executive officers, but the chief executive officer does not make recommendations regarding his own compensation. Executive officers other than our chief executive officer generally are not involved in determining executive compensation.

We generally provide our executive officers with a compensation package consisting of a base salary, performance-based cash compensation and long-term compensation in the form of stock options and other stock-based awards. We also offer them participation in benefit plans generally available to other employees, as well as enhanced benefits such as life insurance, long-term disability insurance and an automobile allowance. We view the three components of executive compensation as related but distinct and maintain a philosophy that significant compensation derived from one component should not negate or reduce compensation from other components. In setting total compensation, the compensation committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry. While the compensation committee has not established set percentages of total compensation that are allocated to salary, performance-based compensation and equity incentives, base salary historically has comprised a greater portion of an executive’s overall compensation, which is in line with industry practice.

From time to time, our compensation committee also may utilize the services of third parties, including subscriptions to executive compensation surveys and other databases, to assist with their review of compensation for executive officers. Our compensation committee is charged with performing an annual review of the compensation of our executive officers to determine whether they are provided with adequate incentives and motivation, and whether they are adequately compensated relative to comparable-level officers in other companies in our industry.

Benchmarking

Our compensation committee believes that it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held apparel manufacturers. While the compensation committee does not engage in a formalized benchmarking process, it analyzes the cash and equity compensation practices of a number of different publicly held apparel manufacturers deemed to be comparable to our company through the review of such companies’ public reports and other resources. If the compensation committee determines to engage in benchmarking in the future, it is expected that any companies chosen for inclusion in any benchmarking group would have some business characteristics similar to ours, such as revenues, financial growth metrics, stage of development, employee headcount and market capitalization.

Compensation Components

Base Salary.    Generally, executive base salaries are established by the compensation committee based on its assessment of the value of each executive’s contribution and relative responsibilities and, to a lesser extent, prevailing compensation levels at companies considered to be comparable to our company. We seek to maintain base salary amounts at or near industry norms while avoiding paying amounts in excess of what we believe are necessary to motivate executives to meet corporate goals. Base salaries are generally reviewed annually, subject to terms of employment agreements, and our compensation committee will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

During fiscal 2007, we entered into new employment agreements with each of Melvyn Knigin, our Chief Executive Officer, Saul Pomerantz, our Chief Operating Officer, and Thomas Rende, our Chief Financial Officer. We collectively refer to these three executives as our ‘‘named executive officers.’’ Following an assessment of the contributions to our company by Messrs. Pomerantz and Rende and their respective current and anticipated future responsibilities, the compensation committee increased their annual base salaries as part of their extended employment terms. Due to Mr. Knigin’s decision to transition to retirement and our desire to continue his employment through the transition period, the compensation committee determined to keep Mr. Knigin’s annual base compensation for fiscal years 2007 through 2009 at the same level and then set his annual base compensation for fiscal years 2010 and 2011 to reflect both reduced responsibilities and a three-day-a-week schedule. Base salaries for the named executive officers for the fiscal year ended June 30, 2007 are reflected in the Summary Compensation Table below.

Bonuses.    A component of each executive officer’s potential short-term incentive compensation may take the form of a performance-based bonus. Bonus compensation to executive officers is primarily based upon our financial performance; however, in its discretion, the compensation committee also may award bonuses outside of this plan for individual performance based on each executive’s relative position, responsibilities and contributions to our company.

Awards based upon our financial performance are made under our 1998 Senior Executive Incentive Plan, pursuant to which the compensation committee has the discretion to award cash compensation to senior executives up to an aggregate amount not to exceed 6.75% of net income before taxes over the base amount of $1,200,000. In fiscal 2007, our three executive officers were awarded an aggregate of 5.25% of net income before taxes (and excluding merger-related fees) over $1,200,000 and less than $3,200,000 and were awarded an aggregate of 6.75% of net income before taxes (and excluding merger-related fees) in excess of $3,200,000. Since the adoption of the plan in 1998, the compensation committee has awarded our executive officers participating in the plan the maximum amount permitted to be awarded based upon our pre-tax net income over the base amount.

Pursuant to their respective employment agreements, each of our named executive officers is entitled to a specified percentage of the amount available under the 1998 Senior Executive Incentive Plan. The individual percentages are determined in the discretion of the compensation committee based upon each executive officer’s relative rank and level of responsibility. See Footnote 3 to the Summary Compensation Table below for a breakdown of the percentages. Awards to our named executive officers for the fiscal year ended June 30, 2007 under the 1998 Senior Executive Incentive Plan are reflected in the Summary

Compensation Table below. Our named executive officers did not receive any bonuses in addition to those awarded under the 1998 Senior Executive Plan in fiscal 2007.

Long-Term Incentives.    Long-term incentives are provided through equity awards, which reward executives and other employees through the growth in value of our stock. The compensation committee believes that employee equity ownership provides an incentive for employees to build shareholder value and serves to align the interests of employees with those of our shareholders. Grants of stock options and stock-based awards to executive officers are based upon each officer’s relative position, responsibilities and contributions to Movie Star, with primary weight given to the individual’s relative rank and responsibilities. Stock options are generally granted at an exercise price equal to or greater than the market price of our common stock on the date of grant and will provide value only to the extent that the price of our common stock increases over the exercise price. In order to provide an incentive for continued employment, stock options granted under our equity plans generally vest 20% on each of the first through fifth anniversaries of the date of grant, and generally expire ten years from the date of grant. This allows us to align long-term compensation with the appreciation of our stock price and the long-term performance of our company while effectively managing potential dilution.

Equity awards are granted under our Amended and Restated 1988 Non-Qualified Stock Option Plan and 2000 Performance Equity Plan.

•	The 1988 Non-Qualified Stock Option Plan. This plan provides for grants of stock options to key management personnel. Grants may be made to such individuals upon their employment or at subsequent dates based on recommendations made by the chief executive officer to the compensation committee. To the extent permitted under the plan, the compensation committee has authority to determine the participants, allotment of shares, price and other conditions tied to awards.

During fiscal 2007, in connection with entering into employment agreements to continue their employment with Movie Star, we granted 500,000 options to Melvyn Knigin, 50,000 options to Saul Pomerantz and 150,000 options to Thomas Rende under the 1988 plan. The options granted to Messrs. Pomerantz and Rende contain the typical five-year vesting and ten-year expiration provisions. Due to Mr. Knigin’s decision to transition toward retirement, his options vest 25% on each of the grant date, the six-month anniversary of the grant date, the first anniversary of the grant date and the second anniversary of the grant date.

•	The 2000 Performance Equity Plan. This plan generally provides for grants of stock options, restricted stock awards and other stock-based awards to our employees, officers, directors and consultants. Grants may be made to such individuals upon their employment or at subsequent dates based on recommendations made by the chief executive officer to the compensation committee. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the participants, allotment of shares, price and other conditions tied to awards.

During fiscal 2007, we did not grant any stock options to executive officers under the 2000 plan. However, subsequent to June 30, 2007, pursuant to the terms of Melvyn Knigin’s employment agreement, we issued him 9,615 shares of restricted stock under the 2000 plan. The number of shares was determined by dividing $25,000 by the last sale price of a share of our common stock on June 29, 2007. Provided that Mr. Knigin is employed by us on July 1, 2008, we will issue him additional shares of restricted stock, with the number of shares to be determined by dividing $25,000 by the last sale price of a share of our common stock on such date. Both the shares issued on July 1, 2007 and the shares to be issued on July 1, 2008 will vest on June 30, 2009. The compensation committee determined to include this restricted stock grant in Mr. Knigin’s compensation package in lieu of an annual base salary increase. This grant affords Mr. Knigin the opportunity to capitalize upon the growth in value of our stock.

Other Compensation.    We have established and maintain various employee benefit plans, including medical, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. We also generally provide our senior executives the following additional benefits, which vary in amount and value according to the executive’s position and level of responsibility as determined by the compensation committee:

•	a supplemental term life insurance policy;

•	a disability insurance policy providing a monthly non-taxable benefit, payable to the senior executive in the event of his or her disability;

•	payment of medical insurance premiums covering the senior executive and his or her dependent family members; and

•	an automobile allowance.

We do not have pension or other retirement benefits or any type of nonqualified deferred compensation programs for our executives or other employees other than our Retired Senior Executive Medical Plan, in which the named executive officers are eligible to participate upon the attainment of a certain age and other eligibility requirements.

Severance benefits

We currently do not have a severance benefits plan. We may consider the adoption of a severance plan for executive officers and other employees in the future. The employment agreements with Thomas Rende and Saul Pomerantz provide for certain payments in the event of termination of their employment. For a detailed discussion of these payments, see ‘‘Potential Termination Payments.’’

Executive Equity Ownership

We encourage our executives to hold an equity interest in our company. However, we currently do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the object of a financial restatement.

Tax and Accounting Considerations

Deductibility of Compensation.    Internal Revenue Code Section 162(m) limits to $1,000,000 per officer the amount of annual compensation we may deduct when paid to the chief executive officer and the four other most highly compensated officers. The law does, however, allow us to deduct compensation over $1,000,000 if it is ‘‘performance based’’ and paid under a formal compensation plan that meets the Internal Revenue Code’s requirements. The 1988 Non-Qualified Stock Option Plan and the 2000 Performance Equity Plan currently do not qualify as performance-based plans in accordance with Section 162(m). However, we are seeking shareholder approval in this proxy statement to qualify the 2000 Performance Equity Plan as a performance-based compensation plan under Section 162(m). To maintain flexibility, we have no policy requiring that all executive officer compensation be fully deductible. However, our compensation committee expects that we will be able to fully deduct all fiscal 2007 compensation expense.

Accounting for Stock-Based Compensation.    Since we adopted Statement of Financial Accounting Standards No. 123(R), ‘‘Share-Based Payment,’’ on July 1, 2005, we are required to record the fair value of share-based stock option grants as a non-cash expense for financial reporting purposes utilizing an option pricing model, in our case the Black-Scholes model, to compute the amount of expense to be recognized. We are aware of the effect that this has on our, and other companies’ reported earnings per share and, in light of the accounting and tax treatment, our compensation committee reviews whether stock option grants to our executives and directors are an efficient means of providing appropriate long-term incentives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the information contained in the ‘‘Compensation Discussion and Analysis’’ section of this proxy statement and, based upon the review and discussions, recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Members of the Compensation Committee:

Michael Salberg

Joel M. Simon

Compensation Committee Interlocks and Insider Participation

No officers who are directors participated in deliberations regarding executive officer compensation and there are no ‘‘interlocks’’ with respect to any director who serves, or for any part of fiscal 2007 served, as a member of the compensation committee.

Summary Compensation Table

The following table sets forth the compensation paid to or earned by each of the named executive officers for the fiscal year ended June 30, 2007:

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation($)(4)	Total ($)
Melvyn Knigin	2007	$575,000(5)	$13,636	$183,594	$50,930	$39,463	$862,623
President and Chief Executive Officer
Thomas Rende	2007	231,616(6)	—	21,113	16,977	26,031	295,737
Senior Vice President and Chief Financial Officer
Saul Pomerantz	2007	250,115(7)	—	10,325	21,220	25,743	307,403
Executive Vice President and Chief Operating Officer

(1)	Represents stock-based compensation expense, as computed in accordance with Statement of Financial Accounting Standards No. 123(R) Share-Based Payment, (‘‘SFAS 123(R)’’), recorded during the year ended June 30, 2007 relating to restricted stock that is to be granted to Mr. Knigin on each of July 1, 2007 and July 1, 2008. Provided that Mr. Knigin is employed by us on each such date, we will issue to Mr. Knigin the number of shares of our common stock determined by dividing $25,000 by the last sale price of a share of our common stock on each such date. All of Mr. Knigin’s shares vest on June 30, 2009.
(2)	Represents the dollar amount recognized for financial statement reporting purposes during the fiscal year ended June 30, 2007, computed in accordance SFAS 123(R), except that, pursuant to the rules of the Securities and Exchange Commission relating to executive compensation disclosure, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. Under SFAS 123(R), the amount recognized in fiscal year 2007 includes amounts related to options granted in prior fiscal years, as well as in fiscal year 2007. Assumptions used in the calculation of these amounts are disclosed in Note 1 to our audited consolidated financial statements for the year ended June 30, 2007 included elsewhere in this proxy statement.
(3)	For fiscal 2007, each of the three named executive officers earned a bonus in accordance with the terms of our 1998 Senior Executive Incentive Plan, as amended. Under the 1998 Senior Executive Incentive Plan, the compensation committee has the discretion to award non-equity incentive compensation to senior executives in an amount not to exceed 6.75% of net income before taxes over the base amount of $1,200,000. The compensation earned by the named executive officers is based on a percentage of our net income before taxes and before the calculation of all compensation under the 1998 Senior Executive Incentive Plan for such fiscal year, and excludes the merger-related fees (‘‘Net Income’’). The compensation is calculated at two levels, the first level is based on Net Income in excess of $1,200,000 and up to $3,200,000, and the second level is based on Net Income in excess of $3,200,000. The following table shows the percentages that Messrs. Knigin, Pomerantz and Rende are entitled to receive under their respective employment agreements:

Named Executive Officer	Net Income From $1,200,000 to $3,200,000	Net Income in Excess of $3,200,000
Melvyn Knigin	3.0%	3.75%
Thomas Rende	1.0%	1.25%
Saul Pomerantz	1.25%	1.75%

(4)	Represents payments that we made for the named executive officers as follows:

Named Executive Officer	Life Insurance	Long Term Disability Insurance	Group Health Insurance	Automobile Expenses	Matching Contribution Under the 401(k) Plan	Total
Melvyn Knigin	$9,102	$9,446	$14,990	$5,300	$625	$39,463
Thomas Rende	2,802	3,225	15,153	2,501	2,350	26,031
Saul Pomerantz	3,229	2,835	11,620	5,909	2,150	25,743
(5)	In accordance with Mr. Knigin’s amended and restated employment agreement dated October 3, 2006, his annual base salary increased from $550,000 to $575,000 effective July 1, 2006.
(6)	In accordance with Mr. Rende’s amended and restated employment agreement dated November 28, 2006, his annual base salary increased from $220,000 to $240,000 effective December 1, 2006.
(7)	In accordance with Mr. Pomerantz’s amended and restated employment agreement dated October 13, 2006, his annual base salary increased from $250,000 to $280,000 effective December 1, 2006.

Compensation Arrangements for Executive Officers

Current Movie Star Executive Officers

Melvyn Knigin

On October 3, 2006, we entered into an amended and restated employment agreement with Melvyn Knigin, which provides that Mr. Knigin will continue to be employed as our President and Chief Executive Officer (or as President and Chief Executive Officer of the Movie Star division in the event of a Significant Acquisition (as defined in the employment agreement and will include the merger with FOH Holdings)) until June 30, 2009 (‘‘Initial Term’’) and will then serve as our Senior Vice President of Global Wal-Mart Corporate Sales from July 1, 2009 until June 30, 2011 (‘‘Additional Term’’). Mr. Knigin’s employment agreement provides that he will receive a base salary of $575,000 per year during the Initial Term and a base salary of $280,000 per year during the Additional Term. During the Initial Term, Mr. Knigin will be required to devote substantially all of his business time and attention to the performance of his duties under the employment agreement, and during the Additional Term, he will be required to devote no less than three days per week to the performance of his duties under the employment agreement. Mr. Knigin is also entitled to receive an annual bonus during the Initial Term under our 1998 Senior Executive Incentive Plan equal to 3% of our net income before taxes and before calculation of all bonuses for each fiscal year during the Initial Term (which, if the merger is consummated, shall mean the thirteen month period ending July 26, 2008, with corresponding adjustments, and the fiscal year ending July 25, 2009), and excluding the expenses that we record for accounting purposes as transaction expenses associated with a Significant Acquisition or a proposed Significant Acquisition in accordance with Generally Accepted

Accounting Principles (‘‘Employment Agreement Net Income’’) in excess of $1,200,000 and up to $3,200,000, and equal to 3.75% of Employment Agreement Net Income in excess of $3,200,000. During the Additional Term, Mr. Knigin will be entitled to receive an annual bonus equal to the excess of 1.5% (‘‘Bonus Percentage’’) of Wal-Mart Net Sales (as defined in the employment agreement) over Mr. Knigin’s annual base salary. The Bonus Percentage will be increased or decreased for each year during the Additional Term in which our gross margin for Wal-Mart Net Sales during such period exceeds or is less than the blended average gross margin for Wal-Mart Net Sales for the three fiscal years ending June 30, 2007, 2008 and 2009 (which, if the merger is consummated, shall mean the year ended June 30, 2007, the thirteen month period ending July 26, 2008 and the fiscal year ending July 25, 2009).

In addition to his base salary, we granted Mr. Knigin a ten-year option to purchase 500,000 shares of our common stock under our Amended and Restated 1988 Stock Option Plan at an exercise price of $1.00 per share, 125,000 shares of which will vest on each of (i) the date of grant, (ii) the six-month anniversary of the date of grant, (iii) the first anniversary of the date of grant and (iv) the second anniversary of the date of grant.

Additionally, on each of July 1, 2007 and 2008, provided that Mr. Knigin is employed by us on each such date (except as otherwise set forth in the employment agreement), we will issue Mr. Knigin shares of restricted stock equal to the number of shares of our common stock determined by dividing $25,000 by the last sale price of a share of our common stock on each such date. All such shares will vest on June 30, 2009.

Mr. Knigin’s employment agreement also provides for us to pay the premiums on a life insurance policy for him providing a death benefit of $1,500,000 to Mr. Knigin’s designated beneficiary and a disability insurance policy for Mr. Knigin providing a non-taxable benefit of at least $10,000 per month payable to Mr. Knigin in the event of his disability. Mr. Knigin is also entitled to participate in our group medical insurance and Retired Senior Executive Medical Plan for the duration of the term of the employment agreement. Pursuant to the employment agreement, Mr. Knigin is prohibited from disclosing confidential information about us and prohibited from seeking employment with a competitor during the term of the employment agreement and, if he terminates his own employment other than for Good Reason (as defined in the employment agreement) prior to the expiration of the term of the employment agreement or we terminate his employment for Cause (as defined in the employment agreement) prior to the expiration of the term of the employment agreement, for an additional period of two years following the date of termination. Mr. Knigin’s employment agreement does not contain any change of control provisions.

Movie Star currently has a key man insurance policy on the life of Mr. Knigin in the amount of $5.0 million under which Movie Star is the beneficiary.

Thomas Rende

On November 28, 2006, we entered into an employment agreement with Thomas Rende, pursuant to which Mr. Rende will continue to be employed as our Senior Vice President and Chief Financial Officer until December 31, 2009. Mr. Rende’s employment agreement provides that he will receive (i) a base salary of $240,000 per year commencing December 1, 2006 until December 31, 2008 and $260,000 per year from January 1, 2009 until December 31, 2009 and (ii) for each of fiscal years ending June 30, 2007, 2008, 2009 and 2010 (pro-rated for partial year) (which, if the merger is consummated, shall mean the thirteen month period ending July 26, 2008, with corresponding adjustments, and the fiscal years ending July 25, 2009 and July 31, 2010), a bonus equal to 1.0% of Employment Agreement Net Income in excess of $1,200,000 and up to $3,200,000, and equal to 1.25% of Employment Agreement Net Income in excess of $3,200,000. The employment agreement also provides that if, during the employment term, we terminate Mr. Rende without ‘‘cause’’ or he terminates his employment for ‘‘good reason’’ (as such terms are defined in the employment agreement), or if we do not continue his employment at the end of the employment term upon substantially similar terms, we will be required to pay to him (i) his base salary through the end of the employment term, (ii) any bonus which would have become payable under his employment agreement through the end of the employment term, (iii) the insurance benefits provided in his employment agreement through the end of the employment term, (iv) the sum of $200,000, which will be paid in equal installments in accordance with our normal payroll procedures, so that the entire $200,000 will be received by him by March 15th of the calendar year following the date of termination of employment and (v) medical coverage at our expense for one year commencing on either (a) the last day of the employment term if his employment is terminated during the employment term or (b) the date of termination if his employment is terminated after the end of the employment term. Mr. Rende’s employment agreement also provides for us to pay the premiums on a life insurance policy for him providing a death benefit of $1,000,000 to Mr. Rende’s designated beneficiary and a disability insurance policy for Mr. Rende providing a non-taxable benefit of at least $7,500 per month payable to Mr. Rende in the event of his disability. Mr. Rende is also entitled to participate in our group medical insurance and Retired Senior Executive Medical Plan for the duration of the term of the employment agreement. Under the agreement, Mr. Rende is prohibited from disclosing confidential information about us and employing or soliciting any of our current employees to leave our company during his employment and for a period of one year thereafter. Mr. Rende’s employment agreement does not contain any change of control provisions.

Following the closing of the merger, Mr. Rende will become the Chief Financial Officer of the combined company. Accordingly, we intend to enter into a new employment agreement with Mr. Rende to become effective upon the closing of the merger. We are in negotiation with Mr. Rende regarding the terms of his new employment agreement.

Saul Pomerantz

On October 13, 2006, we entered into an amended and restated employment agreement with Saul Pomerantz, pursuant to which Mr. Pomerantz will continue to be employed as our Executive Vice President and Chief Operating Officer until June 30, 2009. Mr. Pomerantz’s employment agreement provides that he will receive (i) a base salary of $250,000 per year until November 30, 2006 and then a base salary of $280,000 per year commencing December 1, 2006 until June 30, 2009, and (ii) for each of the fiscal years ending June 30, 2007, 2008 and 2009, a bonus equal to 1.25% of Employment Agreement Net Income in excess of $1,200,000 and up to $3,200,000, and equal to 1.75% of Employment Agreement Net Income in excess of $3,200,000. In addition to his base salary, on October 13, 2006, we granted Mr. Pomerantz a ten-year non-qualified option to purchase 50,000 shares of our common stock under our Amended and Restated 1988 Stock Option Plan at a price of $1.00 per share, exercisable as to 10,000 shares on each of the first through fifth anniversaries of the date of grant. The employment agreement also provides that if, during the employment term, we terminate Mr. Pomerantz without ‘‘cause’’ or he terminates his employment for ‘‘good reason’’ (as such terms are defined in the employment agreement), or if we do not continue his employment at the end of the employment term upon substantially similar terms, we will be required to pay to him (i) his base salary through the end of the employment term, (ii) any bonus which would have become payable under his employment agreement through the end of the employment term, (iii) the insurance benefits provided in his employment agreement through the end of the employment term, (iv) the sum of $200,000, which will be paid in equal installments in accordance with our normal payroll procedures, so that the entire $200,000 will be received by him by March 15th of the calendar year following the date of termination of employment and (v) medical coverage at our expense for one year commencing on either (a) the last day of the employment term if his employment is terminated during the employment term or (b) the date of termination if his employment is terminated after the end of the employment term. Mr. Pomerantz’s employment agreement also provides for us to pay the premiums on a life insurance policy for him providing a death benefit of $1,200,000 to Mr. Pomerantz’s designated beneficiary and a disability insurance policy for Mr. Pomerantz providing a non-taxable benefit of at least $4,500 per month payable to Mr. Pomerantz in the event of his disability. Under the agreement, Mr. Pomerantz is prohibited from disclosing confidential information about us and employing or soliciting any of our current employees to leave our company during his employment and for a period of one year thereafter. Mr. Pomerantz’s employment agreement does not contain any change of control provisions.

Combined Company Executive Officers

After the merger, in accordance with the merger agreement, the newly constituted board of directors will appoint Peter Cole as Executive Chairman of the combined company, Thomas Rende as Chief

Financial Officer of the combined company, Melvyn Knigin as the President and Chief Executive Officer of the Movie Star division, and Linda LoRe as the President and Chief Executive Officer of the Frederick’s of Hollywood division. The employment agreements for Messrs. Knigin and Rende are described above under ‘‘Current Movie Star Executive Officers’’ and the consulting agreement for Performance Enhancement Partners, LLC (of which Peter Cole is the sole member) and the employment agreement for Linda LoRe are described below.

Peter Cole

On April 9, 2007, we entered into a consulting agreement with Performance Enhancement Partners, LLC, pursuant to which Performance Enhancement Partners provides us with the personal services of Peter Cole, a current member of our board of directors and the sole member of Performance Enhancement Partners, to (i) act as the lead member of our board to facilitate the timely and successful completion of the merger, the rights offering and other transactions contemplated by the merger agreement and (ii) serve as the Executive Chairman of the combined company following the closing of the merger until July 26, 2008. We have the option to extend the consulting agreement for up to two additional six-month periods. The consulting agreement provides for Performance Enhancement Partners to receive a base consulting fee at the annual rate of $400,000, payable in four equal quarterly installments in arrears, the first payment having been made on April 12, 2007. For the year ending July 26, 2008, Performance Enhancement Partners will be entitled to receive an additional consulting fee of a minimum of $100,000 in accordance with the terms of a bonus plan expected to be adopted by the compensation committee following the closing of the merger. Mr. Cole is required to devote substantially all of his business time, energies and attention to the business and affairs of Movie Star (and the combined company following the merger) in the performance of his duties under the consulting agreement.

On the closing date of the merger, we will (i) issue to Performance Enhancement Partners 100,000 shares of our common stock under the 2000 Performance Equity Plan and (ii) grant to Performance Enhancement Partners a five-year option to purchase 275,000 shares of our common stock under the 2000 Performance Equity Plan at an exercise price equal to the last sale price of our common stock on the closing date of the merger. 75,000 of the shares underlying the option will vest on the date of grant and 100,000 shares will vest on each of January 3, 2008 and July 26, 2008. We also will grant to Performance Enhancement Partners under the 2000 Performance Equity Plan five-year non-qualified options to purchase an aggregate of 100,000 shares of our common stock, with each grant of 50,000 shares to be made on the commencement date of each six month extension period, if applicable, at an exercise price equal to the last sale price of our common stock on the date of grant. Each grant of 50,000 shares will vest on the six-month anniversary of the commencement date of the applicable extension period. In order to issue the shares of common stock and grant the stock options to Performance Enhancement Partners in accordance with the terms of the consulting agreement, the 2000 Performance Equity Plan must be amended to increase the number of shares available for issuance thereunder, which amendment will require shareholder approval, which is being sought at the special meeting. See ‘‘Amended and Restated 2000 Performance Equity Plan Proposal.’’

The consulting agreement provides that if the merger agreement is terminated or Performance Enhancement Partners terminates the consulting agreement for ‘‘good reason’’ (as defined in the consulting agreement) prior to the closing of the merger, we will pay Performance Enhancement Partners the base consulting fee through September 30, 2007, net of any additional consulting fee awarded and paid to Performance Enhancement Partners for the year ended July 28, 2007. The consulting agreement also provides that if, following the closing of the merger, we terminate Performance Enhancement Partners without ‘‘cause’’ or Performance Enhancement Partners terminates the consulting agreement for ‘‘good reason’’, we will pay to Performance Enhancement Partners the base consulting fee through July 26, 2008 or the end of the applicable extension period, as the case may be, and any additional consulting fee which would have become payable under the consulting agreement for the year ending July 26, 2008 or the applicable extension period, as the case may be. Additionally, options that have been granted and would otherwise have vested shall immediately vest upon such termination.

Linda LoRe

FOH Holdings entered into a three-year employment agreement effective August 1, 2004, with Ms. LoRe that outlines the terms of her employment with FOH Holdings. Under the employment agreement, Ms. LoRe serves as FOH Holdings’ President and Chief Executive Officer. Ms. LoRe serves on the board of directors of FOH Holdings and reports directly to such board. Her salary was initially set at $500,000 per year, and increases at the beginning of each fiscal year by the greater of (i) 5% or (ii) the Consumer Price Index for the Los Angeles-Long Beach metropolitan area. Ms. LoRe’s current base salary is $551,250. The employment agreement provides for a performance bonus ranging from 20% to 30% of her base salary, depending on FOH Holdings’ achieving certain targeted earning projections and discretionary bonuses. Upon termination of the employment agreement by FOH Holdings for any reason other than for ‘‘cause’’ or by Ms. LoRe for ‘‘good reason,’’ Ms. LoRe is entitled to a severance payment of $250,000, in addition to any other compensation payable to her. The employment agreement automatically renews for successive 12-month periods unless earlier terminated or either FOH Holdings or Ms. LoRe gives the other notice of its or her intent to terminate the contract at least 90 days prior to the end of an employment period. The initial term of the employment agreement ended on July 28, 2007 and was automatically renewed for an additional 12-month period. FOH Holdings is currently in negotiation with Ms. LoRe regarding the terms of a new employment agreement.

Grants of Plan-Based Awards

The following table sets forth information regarding awards to the named executive officers under our non-equity incentive compensation and stock option plans during the fiscal year ended June 30, 2007. There can be no assurance that the Grant Date Fair Value of the Option Awards will ever be realized by the individual. The amount of these awards that was expensed is included in the Summary Compensation Table:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) Target ($)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price of Option Awards on the Grant Date ($/sh)(2)	Grant Date Fair Value of Option Awards ($)(3)
Melvyn Knigin	10/03/06	$50,930	500,000(4)	$1.00	$0.81	$235,000
Thomas Rende	10/13/06	16,977	150,000(5)	1.00	0.85	75,000
Saul Pomerantz	10/13/06	21,220	50,000(5)	1.00	0.85	25,000

(1)	Messrs. Knigin, Rende and Pomerantz’s respective employment agreements each provide for non-equity incentive plan compensation payments based on the percentages described in Footnote 3 to the Summary Compensation Table above. The agreements do not provide for a threshold or maximum amount. Because the target amount is not determinable, the actual amounts earned by Messrs. Knigin, Rende and Pomerantz during fiscal year 2007 under these provisions are reflected in this table.

(2)	Represents the closing price of our common stock on the date of grant.

(3)	The fair value of the options was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for each grant: risk-free interest rate 4.56%; expected life 7 years; expected volatility 57% and expected dividends of zero. The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.

We account for our stock-based employee compensation arrangements under SFAS No. 123(R), which requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements.

The 500,000 options were granted to Mr. Knigin on October 3, 2006, with a fair value calculated at $0.47 per share. The 150,000 options and 50,000 options were granted to Messrs. Rende and Pomerantz, respectively, on October 13, 2006, with a fair value calculated at $0.50 per share.

(4)	These options vest 25% on the grant date, 25% on the six-month anniversary of the grant date, 25% on the first anniversary of the grant date and 25% on the second anniversary of the grant date.

(5)	These options vest 20% on each of the first through fifth anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of June 30, 2007 for each of the named executive officers:

	Option Awards
Name	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Un-exercisable Options (#)		Option Exercise Price ($)	Option Expiration Date
Melvyn Knigin	250,000	250,000	(1)	$1.00	10/02/16
Thomas Rende	35,000	—		0.63	11/03/08
	35,000	—		1.06	02/21/10
	35,000	—		0.69	06/29/10
	30,000	45,000	(2)	1.45	12/09/14
	—	150,000	(3)	1.00	10/12/16
Saul Pomerantz	75,000	—		0.63	11/03/08
	75,000	—		1.63	11/03/08
	65,000	—		1.06	02/21/10
	65,000	—		0.69	06/29/10
	20,000	30,000	(4)	1.45	12/09/14
	—	50,000	(5)	1.00	10/12/16

(1)	This option vests in two equal installments of 125,000 shares on each of October 3, 2007 and October 3, 2008.

(2)	These options vest in three equal annual installments of 15,000 shares beginning on December 10, 2007.

(3)	These options vest in five equal annual installments of 30,000 shares beginning on October 13, 2007.

(4)	These options vest in three equal annual installments of 10,000 shares beginning on December 10, 2007.

(5)	These options vest in five equal annual installments of 10,000 shares beginning on October 13, 2007.

Option Exercises in Fiscal 2007

The following table sets forth certain information concerning stock options exercised by each of the named executive officers for the fiscal year ended June 30, 2007:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise $(1)
Melvyn Knigin	—	—
Thomas Rende	50,000	$83,750
Saul Pomerantz	350,000	540,750

(1)	For each option exercised, the value realized upon exercise represents the closing price of our common stock on the date the option was exercised less the option exercise price, multiplied by the number of shares underlying the option exercised.

Potential Termination Payments

Melvyn Knigin, Thomas Rende and Saul Pomerantz, our named executive officers, each have employment agreements with us that provide for the following potential payments in the event of their termination. All such payments will be paid in accordance with our normal payroll procedures. None of their current employment agreements contain any change of control provisions.

Melvyn Knigin

Payment Upon Death or Disability.    In the event of Mr. Knigin’s death or termination due to ‘‘disability’’ (as defined in his employment agreement), he or his designated beneficiaries, as the case may be, will be entitled to receive:

•	base salary through the date of death or disability;

•	if death or disability occurs during the first half of the fiscal year, one-half of non-equity incentive compensation that would have become payable for the year and the entire amount of non-equity incentive compensation for the year if death or disability occurs during the second half of the fiscal year;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, in the case of his death, Mr. Knigin’s beneficiaries will be entitled to receive proceeds from a company-paid life insurance policy provided to him in his name. We also maintain a long-term disability insurance policy for Mr. Knigin, which will provide a non-taxable benefit of at least $10,000 per month payable to him.

Payment Upon Involuntary Termination Without Cause or Resignation for Good Reason.    If Mr. Knigin resigns for ‘‘good reason’’ (as defined in his employment agreement) or is terminated by us without ‘‘cause’’ (as defined in his employment agreement), he will be entitled to receive the following:

•	initial term base salary through the end of the initial term (June 30, 2009) if termination occurs during the initial term or additional term base salary through the end of the additional term (July 1, 2009 to June 30, 2011) if termination occurs during the additional term;

•	any non-equity incentive compensation that would have become payable through the end of the initial term or the additional term, as the case may be;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, stock options granted to and restricted stock issued or issuable to Mr. Knigin in connection with entering into his employment agreement will be issued, if not yet issued, and will continue to vest and remain exercisable as scheduled.

Thomas Rende and Saul Pomerantz

Payment Upon Death or Disability.    In the event of death or termination due to ‘‘disability’’ (as defined in their respective employment agreements), Messrs. Rende and Pomerantz, or their designated beneficiaries, as the case may be, will be entitled to receive:

•	base salary through the date of death or disability;

•	any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, in the case of death, their respective beneficiaries will be entitled to receive proceeds from company-paid life insurance policies provided to them in their names. We also maintain long-term disability insurance policies for each of Messrs. Rende and Pomerantz, which will provide a non-taxable benefit of at least $7,500 and $4,500 per month, respectively, payable to each of them.

Payment Upon Involuntary Termination Without Cause or Resignation for Good Reason.    If either of Messrs. Rende or Pomerantz resigns for ‘‘good reason’’ (as defined in their respective employment agreements) or is terminated by us without ‘‘cause’’ (as defined in their respective employment agreements), each of them will be entitled to receive the following:

•	base salary through the end of the employment term (December 31, 2009 in the case of Mr. Rende and June 30, 2009 in the case of Mr. Pomerantz);

•	the sum of $200,000, payable in equal installments so that the entire amount will be received by March 15th of the calendar year following the date of termination;

•	any non-equity incentive compensation that would have become payable through the end of the employment term;

•	life, disability and health insurance benefits through the end of the employment term;

•	continuation of medical coverage for one year after the end of the term;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

The following table reflects the amounts that would have been payable to each of the named executive officers had their employment terminated as of June 30, 2007:

Name	Benefits	Death or Disability	Involuntary Termination Without Cause or Resignation for Good Reason
Melvyn Knigin	Base Salary	$—	$1,150,000
	Non-Equity Incentive Compensation(1)	50,930	50,930
	Restricted Stock	—	50,000	(2)
	Accrued Vacation Pay	21,538	21,538
	Total	$72,468	$1,272,468
Thomas Rende	Base Salary	$—	$620,000
	Severance	—	200,000
	Non-Equity Incentive Compensation(1)	16,977	16,977
	Medical Insurance	—	53,036
	Disability Insurance	—	8,063
	Life Insurance	—	7,005
	Accrued Vacation Pay	13,846	13,846
	Total	$30,823	$918,927
Saul Pomerantz	Base Salary	$—	$560,000
	Severance	—	200,000
	Non-Equity Incentive Compensation(1)	21,220	21,220
	Medical Insurance	—	34,860
	Disability Insurance	—	5,670
	Life Insurance	—	6,458
	Accrued Vacation Pay	18,307	18,307
	Total	$39,527	$846,515

(1)	See Footnote 3 of the Summary Compensation Table for a detailed explanation of how the non-equity incentive compensation payment is calculated.
(2)	Represents $25,000 of our common stock issued or issuable on each of July 1, 2007 and 2008, which will continue to vest as scheduled on June 30, 2009.

Movie Star Compensation Plans

1998 Senior Executive Incentive Plan

In September 1998, our compensation committee adopted an incentive compensation plan. Under the 1998 Senior Executive Incentive Plan, as amended, the compensation committee has the discretion to award bonus compensation to senior executives in an amount not to exceed 6.75% of any excess pre-tax income over the base amount of $1,200,000. An aggregate of $89,127 was awarded under the plan to our named executive officers for fiscal 2007.

Employee Stock Ownership Plan

We adopted an Employee Stock Ownership and Capital Accumulation Plan (‘‘Employee Stock Plan’’) as of July 1, 1983. The Employee Stock Plan is intended to comply as a stock bonus plan with the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. A favorable determination letter was initially issued by the Internal Revenue Service with regard to the Employee Stock Plan in February 1985. From time to time, the Employee Stock Plan is amended as required to comply with amendments to the applicable statutes. Contributions that we make to the Employee Stock Plan are discretionary. The allocation of the contribution made in any year to eligible employees is based on their earnings. All employees over the age of 18 years who have been employed for one year are eligible to participate in the Employee Stock Plan. Participants in the Employee Stock Plan become vested after five years of employment. For the fiscal year ended June 30, 2007, we did not make a contribution to the Employee Stock Plan. As of September 28, 2007, the Employee Stock Plan owned 300,720 shares, or 1.8% of the outstanding shares of our common stock. Withdrawal of vested balances by participants can take place upon death, disability or early or normal retirement. Vested benefits will be paid to participants who have terminated their employment for reasons other than death, disability or early or normal retirement as quickly as possible after the third June 30th following their departure.

Stock Option Plans

2000 Performance Equity Plan

On February 22, 2000, the board of directors adopted the 2000 Performance Equity Plan covering 750,000 shares of common stock under which the our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. Shareholders approved the 2000 Performance Equity Plan on November 28, 2000. The 2000 Performance Equity Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until February 21, 2010. To the extent permitted under the provisions of the 2000 Performance Equity Plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price and other conditions of awards. As of September 28, 2007, there were options outstanding to purchase 331,000 shares, exercisable at prices ranging from $0.63 per share to $1.36 per share. During fiscal 2008 (through September 28, 2007), 2007 and 2006, 1,154, 72,752 and 98,528 shares, respectively, of common stock were issued under the 2000 Performance Equity Plan to non-employee directors pursuant to our Non-Employee Director Compensation Plan. During fiscal 2007 and 2006, 55,000 and 40,000 options, respectively, were granted under the 2000 Performance Equity Plan to our employees.

We are asking our shareholders to vote on a proposal to adopt an Amended and Restated 2000 Performance Equity Plan to increase the number of shares of our common stock available for issuance under the plan from 750,000 shares to 4,000,000 shares, to add a 500,000 share limit on grants to any individual in any one calendar year in order for the plan to comply with Section 162(m) of the Internal Revenue Code and to make other changes to comply with Section 409A of the Internal Revenue Code. The adoption of the Amended and Restated 2000 Performance Equity Plan is not a condition to the merger, but the board believes that the proposed changes to the 2000 Performance Equity Plan are necessary to enable us to continue to attract and retain employees, consultants and board members of the highest caliber, and provide increased incentive for them to promote our well-being through the grant of options and other awards. See ‘‘Amended and Restated 2000 Performance Equity Plan Proposal.’’

Pursuant to the terms of a consulting agreement, dated April 9, 2007, with Performance Enhancement Partners, LLC, upon the closing of the merger, we will (i) issue to Performance Enhancement Partners 100,000 shares of our common stock under the 2000 Performance Equity Plan and (ii) grant to Performance Enhancement Partners a five-year option to purchase 275,000 shares of our common stock under the 2000 Performance Equity Plan at an exercise price equal to the last sale price of our common stock on the closing date of the merger. 75,000 of the shares underlying the option will vest on the date of grant and 100,000 shares will vest on each of January 3, 2008 and July 26, 2008. We also will grant to Performance Enhancement Partners under the 2000 Performance Equity Plan five-year non-qualified options to purchase an aggregate of 100,000 shares of our common stock, with each grant of 50,000 shares to be made upon the commencement date of each six month extension period, if applicable, at an exercise price equal to the last sale price of our common stock on the date of grant. Each grant of 50,000 shares will vest on the six-month anniversary of the commencement date of the applicable extension period. In order to issue the shares of common stock and grant the stock options to Performance Enhancement Partners in accordance with the terms of the consulting agreement, the 2000 Performance Equity Plan must be amended to increase the number of shares available for issuance thereunder. See ‘‘Amended and Restated 2000 Performance Equity Plan Proposal.’’

1994 Incentive Stock Option Plan

In 1994, we adopted an Incentive Stock Option Plan. Our shareholders approved the 1994 Plan on December 8, 1994. The purpose of the 1994 Plan was to enable us to attract and retain key employees by providing them with an opportunity to participate in our ownership. The compensation committee makes awards under the 1994 Plan. The 1994 Plan is intended to comply with Section 422A of the Internal Revenue Code of 1986, as amended. All options are granted at market value as determined by reference to the price of shares of our common stock on the American Stock Exchange. As of September 28, 2007, there were options outstanding to purchase 110,000 shares, exercisable at $0.625 per share. Effective July 15, 2004, options can no longer be granted under the 1994 Plan.

1988 Non-Qualified Stock Option Plan

On December 13, 1988, our shareholders approved the 1988 Non-Qualified Stock Option Plan covering up to 1,666,666 shares of common stock to provide an additional continuing form of long-term incentive to selected officers. Unless terminated by the board, the 1988 Plan shall remain effective until no further options may be granted and all options granted under the 1988 Plan are no longer outstanding. As of September 28, 2007, there were options outstanding to purchase 900,000 shares, exercisable at prices ranging from $0.625 per share to $1.45 per share. During the fiscal year ended June 30, 2005, we granted 50,000 options to Saul Pomerantz and 75,000 options to Thomas Rende, two of our executive officers. No options were granted in fiscal 2006. On October 3, 2006, we granted 500,000 options to Melvyn Knigin, our Chief Executive Officer, and on October 13, 2006, we granted 50,000 options to Saul Pomerantz, our Chief Operating Officer, and 150,000 options to Thomas Rende, our Chief Financial Officer.

On September 19, 2006, our board of directors approved the Amended and Restated 1988 Non-Qualified Stock Option Plan, which (i) increased the time period in which an employee terminated for any reason other than death or disability has to exercise the portion of the option which is exercisable on the date of termination from 30 days to 90 days following the date of termination; (ii) provides for continued exercisability of options after termination in the discretion of the compensation committee as set forth in the stock option agreement at the time of grant; (iii) increased the time period in which an employee terminated due to disability has to exercise the option from 180 days to one year from the date of termination; and (iv) increased the time period in which the legal representative or legatee under the will of an employee who dies within 90 days (instead of 30 days) after the date of termination of employment or while employed by Movie Star or a subsidiary has to exercise the decedent employee’s option from 180 days to one year from the date of death.

FOH Holdings Compensation Plans

2007 Management Bonus Plan

FOH Holdings’ board of directors approved a bonus plan for fiscal year 2007 of up to $1 million for FOH Holdings’ management employees representing less than 5% of the overall employee population. $800,000 of the bonus allotment is reserved for bonus awards based on (i) FOH Holdings meeting EBITDA targets approved in FOH Holdings’ budget for fiscal year 2007 and (ii) eligible employees meeting their individual performance goals. In addition, $200,000 is reserved to reward for extraordinary performance on a discretionary basis. An aggregate of $822,000 was awarded to eligible employees under the plan for fiscal 2007 and an additional $178,000 was allocated on a discretionary basis outside of the plan.

Amended and Restated 2003 Employee Equity Incentive Plan

FOH Holdings adopted the 2003 Employee Equity Incentive Plan on December 1, 2003. The plan authorized FOH Holdings to issue incentive stock options or nonqualified stock options for up to 70,000 shares to its employees and officers. The plan was amended and restated as of December 1, 2006, primarily to increase the number of shares covered under the plan to 120,000 and to permit issuance of nonqualified stock options to independent directors. As of September 30, 2007, there were 109,500 options outstanding with a weighted average exercise price of $19.45. On December 8, 2006, 58,000 options were granted, at an exercise price of $21.91 per share, to key employees (including options granted to Ms. LoRe described below) and independent directors and on April 30, 2007, 4,500 options were granted to key employees at an exercise price of $39.54 per share. Pursuant to the merger agreement, upon consummation of the merger, these options will be assumed by Movie Star and will represent options to acquire an aggregate of 1,950,350 shares of Movie Star common stock at a weighted average exercise price of $1.09 per share.

Ms. LoRe was issued a stock option dated December 2, 2003, which entitles her to purchase up to 27,500 shares of FOH Holdings common stock at $16.92 per share. This option is fully vested. On December 8, 2006, Ms. LoRe was issued a stock option to purchase up to 27,000 shares at $21.91 per share. This option will vest with respect to 25% of the total shares covered by the option on the last Saturday of January each year, commencing January 26, 2008. Pursuant to the merger agreement, Ms. LoRe’s options will be assumed by us upon consummation of the merger and such assumed options will entitle Ms. LoRe to receive an aggregate of 970,722 shares of our common stock upon an exercise of such options at a weighted average exercise price of $1.09 per share.

Compensation Arrangements for Directors

Current Compensation Arrangements

Effective January 1, 2005, we began paying our outside directors in accordance with the terms of Movie Star’s Non-Employee Director Compensation Plan. Each non-employee director currently receives (i) an annual stipend of $20,000, payable quarterly in arrears, (ii) $2,000 per day for board or committee meetings attended in person, regardless of the number of meetings held that day and (iii) $1,000 per meeting for board or committee meetings attended telephonically, unless two or more teleconference call meetings are held back-to-back on the same call, in which case each non-employee director will receive $1,000 for the entire call. Payment of the annual stipend and meeting fees are made, at the election of each non-employee director, in cash and/or shares of common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director. If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of our common stock on the last trading day of each calendar quarter in which the fees were earned.

On June 30, 2006, we entered into an agreement with two independent directors who comprise our special committee. Pursuant to the agreement, each committee member received a fee of $7,500 per month commencing with the month ended June 30, 2006 for a period of up to four months. Following the approval of the merger agreement, our board (excluding the two independent directors) approved an extension of the payment of monthly fees to these same two independent directors through December 31, 2006.

We also pay or reimburse each non-employee director for all transportation, hotel and other expenses reasonably incurred by the non-employee director in connection with attendance at board and committee meetings against itemized reports and receipts submitted with respect to any such expenses and approved in accordance with our customary procedures.

On December 6, 2004, each of our non-employee directors received a one-time grant of non-qualified options to purchase 12,000 shares of common stock under our 2000 Performance Equity Plan, at an exercise price of $1.36 per share, exercisable immediately and until the close of business on December 5, 2014.

The following table summarizes the compensation of our non-employee directors for the year ended June 30, 2007. Directors who are employees or consultants of our company do not receive separate compensation for their service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter Cole	—	$23,000(2)	$200,000(3)	$223,000
John L. Eisel(4)	16,000	17,000	—	33,000
Michael A. Salberg(5)	88,000	—	—	88,000
Joel M. Simon(6)	73,000	14,000	—	87,000
(1)	Represents the dollar value of the compensation that the director elected to receive in shares of our common stock in lieu of cash compensation.
(2)	For the period July 1, 2006 through December 31, 2006, as compensation for his services as a director and for his attendance at board of director meetings and/or committee meetings, Mr. Cole received payments in common stock of 20,938 shares at a total value of $23,000.
(3)	For the period January 1, 2007 through June 30, 2007, Mr. Cole received cash payments of $200,000 pursuant to the terms of our consulting agreement with Performance Enhancement Partners. Mr. Cole was also reimbursed for his reasonable out-of-pocket expenses.
(4)	As compensation for his services as a director and for his attendance at board of director meetings and/or committee meetings, Mr. Eisel received cash payments of $16,000 and payments in common stock of 15,230 shares at a total value of $17,000. Mr. Eisel was also reimbursed for his reasonable out-of-pocket expenses.
(5)	As compensation for his services as a director and for his attendance at board of director meetings and/or committee meetings, Mr. Salberg received cash payments of $43,000. In addition, he received cash payments of $45,000 for serving as a member of a special committee of our board of directors.
(6)	As compensation for his services as a director and for his attendance at board of director meetings and/or committee meetings, Mr. Simon received cash payments of $28,000 and payments in common stock of 10,107 shares at a total value of $14,000. In addition, he received cash payments of $45,000 for serving as a member of a special committee of our board of directors.

Compensation Arrangements Following the Closing of the Merger

Following the closing of the merger, it is anticipated that the Movie Star Non-Employee Director Compensation Plan will be amended by our board to provide for the following compensation to non-employee directors: (i) an annual stipend of $30,000, payable quarterly in arrears, with additional annual stipends for committee chairpersons of $5,000 for the audit committee, $3,000 for the compensation committee and $2,000 for the nominating committee, payable quarterly in arrears; (ii) $2,500 per board or committee meetings attended in person, regardless of the number of meetings held that day and (iii) $1,000 per meeting for board or committee meetings attended telephonically, unless two or more teleconference call meetings are held back-to-back on the same call, in which case each non-employee director will receive $1,000 for the entire call. If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of our common stock on the last trading day of each calendar quarter in which the fees were earned.

It is also contemplated that, upon the approval by our board of the amendment to the Movie Star Non-Employee Director Compensation Plan, each non-employee director will receive a one-time grant of non-qualified options to purchase 15,000 shares of common stock under our 2000 Performance Equity Plan, at an exercise price equal to the last sale price of our common stock on the date of grant, exercisable immediately and until the tenth anniversary of the date of grant.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares Movie Star’s performance for the five-year period ending June 30, 2007 with the performance of the NASDAQ market index and the average performance of companies comprising the Dow Jones Industry Group – DJ US Clothing & Accessories Index (Peer Group Index), which for this year numbered 68 companies. The index reflects reinvested dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARES 5-YEAR CUMULATIVE TOTAL RETURN
AMONG MOVIE STAR, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JULY 1, 2002
ASSUMES DIVIDENDS REINVESTED

ADJOURNMENT PROPOSAL

In the event there are not sufficient votes at the time of the special meeting to adopt any of the stock issuance proposal, the increase of authorized common stock proposal, the name change proposal, the preferred stock proposal, the reverse stock split proposal or the amended and restated 2000 performance equity plan proposal, the board of directors may submit a proposal to adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Movie Star common stock represented in person or by proxy and entitled to vote at the special meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO MOVIE STAR

Business of Movie Star

General

Movie Star designs, manufactures (through independent contractors), imports, markets and distributes an extensive line of women’s intimate apparel to mass merchandisers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States and Canada. Our products include pajamas, nightgowns, baby dolls, nightshirts, dusters, shifts, caftans, sundresses, rompers, short sets, beachwear, peignoir ensembles, robes, leisurewear, panties and daywear consisting of bodysuits, soft bras, slips, half-slips, teddies, camisoles and cami tap sets. These products are manufactured in various fabrics, designs, colors and styles depending upon seasonal requirements, changes in fashion and customer demand. Retail prices for our products range from approximately $5.00 for products such as nightshirts, to approximately $85.00 for products such as peignoir sets. We maintain an in-house design staff which affords us the flexibility to work with merchandise buyers on fashion design and price points. Since our incorporation in 1935, we have competed on the basis of our fashion-forward designs, the desirability of our fabrics and styles, price, quality and the reliability of our service and delivery.

In August 2004, we acquired certain assets of Sidney Bernstein & Son Lingerie, Inc., a company engaged in the design, marketing and sale of women’s lingerie and related apparel and accessories. This acquisition enabled us to broaden our customer base to include discount chains and other retailers that sell similar products at lower price points than our other product lines.

The intimate apparel business for department stores, specialty stores and regional chains is divided into four selling seasons per year. For each selling season, we create a new line of products that represents our own brand name, Cinema Etoile®. Our brand name does not have widespread consumer recognition, although it is well known to our customers. We sell our brand name products primarily during these selling seasons. We also develop specific products for some of our larger accounts, mass merchandisers and national chains, and make between five and eight presentations throughout the year to these accounts. Since we do not have long-term contracts with any of our customers, our business is subject to unpredictable increases and decreases in sales depending upon the size and number of orders that we receive each time we present our products.

Raw Materials

We utilize a wide variety of fabrics made from natural and man-made fibers, including cotton, broadcloth, stretch terry, brushed terry, flannel, brushed flannel, nylon, polyester, spun polyester, velour, satin, tricot, jersey, fleece, jacquard, lace, stretch lace, charmeuse, chambray, microfiber, spandex and various knit fabrics. These fabrics are available in most countries in which we contract for production and are easily imported to those countries that do not have an internal supply of such materials. The sources of these materials are highly competitive with each other and we expect these competitive conditions to continue in the foreseeable future. Generally, we have long-standing relationships with our suppliers and purchase our raw materials in anticipation of orders, or as a result of need based on orders received. Our ability to purchase raw materials in high volume, together with the competitive prices offered by our suppliers, provide us with the opportunity to buy these materials at relatively low prices. In turn, we are able to take advantage of these lower prices in the pricing of our finished goods.

We are not dependent on a single source of supply for material that is not readily replaceable. However, if raw materials utilized to produce our products are damaged, destroyed or become inaccessible during the production process as a result of, among other things, a natural disaster, work stoppage, war or other event beyond our control, due to the lead time that a supplier requires to provide our contractors with raw materials, which varies depending upon the size and type of the order, we may not be able to replace these raw materials in a timely manner, which could cause the loss or a significant delay in the completion of an order.

Sourcing and Supply

All of the products that we sell are manufactured outside the United States. Contracting with foreign entities enables us to take advantage of prevailing lower labor rates. We arrange for the production of garments with suppliers on a purchase order basis and we do not have any long-term contractual arrangements with contractors. This provides us with flexibility in the selection of contractors for the future production of goods. We believe that we could replace the loss of any particular contractor in any country in which we manufacture products because we have established relationships with other contractors who are able to manufacture merchandise across all of our product categories at comparable prices.

If a contractor is unable to complete production of an order for us and we can access or replace the materials originally designated for that contractor to complete the order, we should be able to transition the order to one of our other contractors and deliver the order to our customer in a timely manner. To accomplish this, we may have to incur additional shipping expenses to move the goods from one contractor to another, overtime costs to expedite the production process to make up for any transition delays and air freight expenses to reduce transit time. However, if a contractor is unable to complete production of an order for us due to a natural disaster, work stoppage, war or other event beyond our control and we cannot access or replace the materials originally designated for that contractor to complete the order, we would not be able to arrange for the completion and delivery of the order with alternate contractors, which, in turn, would cause us to lose the revenue from that order.

In order to maximize our opportunities to obtain superior quality product at the most competitive prices with reliable and efficient service, we source our products in three different ways:

•	Cut, Make and Trim (CMT) Contractors. We contract with CMT contractors to assemble the materials that we purchase from other sources.

•	Finished Good Purchases. We purchase products directly from finished package manufacturers.

•	Assisted Finished Good Purchases. We hire contractors to assemble the products for which these contractors purchase the fabrics with our extensive input on type and source of such fabrics and we purchase some of the trim and embellishments.

The following table shows each country from which we have (1) contracted for the assembly of products using our materials, (2) purchased finished goods, and (3) contracted for the assembly of products using fabrics purchased by the contractor with our input on the type and source of such fabrics, and the approximate percentage of our total cost of production during fiscal years 2007 and 2006 allocable to each country:

	Fiscal 2007				Fiscal 2006
	CMT	Finished Good Purchases	Assisted Finished Good Purchases	Total	CMT	Finished Good Purchases	Assisted Finished Good Purchases	Total
Bangladesh	—	8%	24%	32%	—	19%	11%	30%
Cambodia	—	—	5%	5%	—	1%	14%	15%
China	—	36%	—	36%	—	14%	4%	18%
El Salvador	8%	—	—	8%	7%	—	—	7%
India	—	1%	—	1%	—	1%	—	1%
Mexico	—	1%	—	1%	—	1%	—	1%
Pakistan	—	—	—	—	—	3%	—	3%
Philippines	—	—	17%	17%	—	—	25%	25%

Total	8%	46%	46%	100%	7%	39%	54%	100%

We have a representative office in the Philippines to facilitate the coordination of our production there, which was 17% of total production in fiscal year 2007 and 25% in fiscal year 2006. This office is utilized primarily for administrative and manufacturing support functions, as well as sample making and pattern making.

Quality Control

As of September 28, 2007, we had one independent representative in Bangladesh, one independent representative in China, one employee in El Salvador, and twelve employees in the Philippines supervising the production of finished products purchased by us or assembled for us by CMT contractors in those countries and others from where we source our products. These employees and representatives assist in maintaining quality and on-time delivery. Management personnel travel to El Salvador and Asia throughout the year to monitor the performance of our offshore contractors.

Marketing and Distribution

Our products are sold through an established sales network consisting of both in-house sales personnel and independent sales representatives. Employees in our showroom in New York City represent our company in soliciting orders nationally. In fiscal 2007, approximately 58% of our sales were made to mass merchandisers, 14% to specialty stores, 10% to department stores and 6% to discount retailers. The balance of our sales were unevenly distributed among national chain stores, regional chain stores and direct mail catalog marketers.

Our wholly-owned subsidiary, Cinejour Lingerie Inc., is a Canadian corporation that was formed in May 2004 to market and sell our products throughout Canada. We have an agreement with an independent representative to provide sales representation for us in Canada and to supervise the operations of our office there.

We generally limit the promotion of our products to cooperative advertising with our customers directed towards the ultimate retail consumer of our products. Under our license agreement with Maidenform Inc., we also engage in limited direct advertising of the Maidenform brand in the form of print ads in trade publications.

Garments are shipped directly by contractors to our warehouse in Mississippi, where they are stored and packed for distribution to our customers. We utilize a public warehouse in California to accommodate our largest customer and to reduce transit times from our contractors to meet customer deliveries. We also utilize a public warehouse in Canada to accommodate our customers there. Our overseas contractors perform sorting and packing functions to expedite delivery time to our customers, and to reduce our overall costs.

All sales have terms that generally require payment within 30 to 60 days from the date the goods are shipped. Sales are made without the right of return but, in certain instances, we may accept returns or agree to allowances. We believe this policy is in line with industry practice.

Our business is concentrated primarily with our largest customer, Wal-Mart. Sales to Wal-Mart accounted for approximately 51% of sales for fiscal 2007 and 25% of sales for fiscal 2006. No other customers accounted for 10% or more of our sales during fiscal 2007 and 2006. While we believe our relationship with Wal-Mart is good, because of the competitive nature of the intimate apparel industry and the availability of similar garments from many different sources of supply, as well as the potential for Wal-Mart to design, produce and sell its own products, it is possible that Wal-Mart could alter the amount of business it does with us. A significant decrease in business from, or the loss of Wal-Mart as a customer, could have a material adverse effect on our business, financial condition and results of operations.

Purchasing decisions by our customers with respect to each group of our products and, in some instances, products within a group, generally are made by different buyers and purchasing departments. We believe that the loss of orders from any one buyer or purchasing department would not necessarily result in the loss of sales to other buyers or purchasing departments of those customers.

Inventory

We maintain sufficient inventories of raw materials and finished goods to meet our production requirements and the delivery demands of our customers. As a result, we rely on our short-term line of credit to supplement internally generated funds to fulfill our working capital needs.

Trademarks and Licenses

We have several registered trademarks, of which Movie Star®, Movie Star Loungewear®, Cinema Etoile®, Seductive Wear®, Meant To Be®, Cine Jour®, Private Property®, Heather Nicole® and Night Magic® are material to the marketing of our products. In February 2006, we applied for the trademark, Cinema StudioTM, and a statement of use was filed in March 2007. In March 2007, we applied for the trademark, Knickers by Cinema EtoileTM.

In addition to our own branded products, we design, produce and market a line of ladies’ sleepwear and robes under the Maidenform® name through a licensing agreement with Maidenform Inc. Our Maidenform Collection is available to department stores, chains and high-end specialty stores nationally. We also actively market a line of sleepwear, robes and daywear under the Maidenform trademarks Sweet Nothings®, Self Expressions® and Rendezvous®.

Imports and Import Restrictions

Transactions with our foreign contractors and suppliers are subject to the risks of doing business abroad. Our import and offshore operations are subject to restraints imposed by agreements between the United States and certain foreign countries, primarily China, in which we do business. These agreements impose quotas on the amount and type of goods that can be imported into the United States from these countries. Our imported products are also subject to United States customs duties and, in the ordinary course of business, we are from time to time subject to claims by the United States Customs and Border Protection for duties and other charges. The United States and other countries in which our products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust presently prevailing quotas, duty or tariff levels, which, in turn, could adversely affect our operations and ability to continue to import products at current or increased levels. We cannot predict the likelihood or frequency of any of these events occurring.

Backlog

(in thousands, except for percentages)
Customer	Backlog of orders at June 30, 2007	% of total orders	Backlog of orders at June 30, 2006	% of total orders	Increase / (decrease) from prior year	% of Increase / (decrease) from prior year
Wal-Mart	$21,957	62.3%	$24,556	58.9%	$(2,599)	(10.6)%
Frederick’s of Hollywood	1,431	4.1%	1,388	3.4%	43	3.1%
Other	11,395	32.3%	14,263	34.2%	(2,868)	(20.1)%
Total U.S.	34,783	98.7%	40,207	96.5%	(5,424)	(13.5)%
Canada	446	1.3%	1,479	3.5%	(1,033)	(69.8)%
Total	$35,229	100.0%	$41,686	100.0%	$(6,457)	(15.5)%

The backlog of orders was $35,229,000 as of June 30, 2007 and $41,686,000 as of June 30, 2006. Orders are booked upon receipt. We believe that our current backlog is firm and will be filled by the fiscal year ended June 30, 2008. The year-over-year reduction in open orders with Wal-Mart is primarily the result of shipping an additional $2,000,000 order for Wal-Mart in the fourth quarter of fiscal 2007 instead of the first quarter of fiscal 2008. The year-over-year reduction in our backlog for our other business and Canada is primarily due to certain customers eliminating the sale of specific product categories that we previously sold to them, customers producing some of the product themselves, customers selecting competing vendors, and, industry consolidation, such as the May Company and Federated Department Stores, Inc. merger.

Seasonality

We manufacture a wide variety of intimate apparel in many different styles and sizes and for use in all seasons and climates in the United States. Because of our product mix, we are subject to seasonal variations in sales. Historically, more than 50% of our sales have been made in the first six months of our fiscal year (i.e., the second half of the calendar year).

Competition

The intimate apparel business is fragmented and highly competitive. The industry is characterized by a large number of small companies manufacturing and selling unbranded merchandise, and by several large companies which have developed widespread consumer recognition of the brand names associated with merchandise manufactured and sold by these companies. In addition, some of the larger retailers to whom we have historically sold our products have sought to expand the development and marketing of their own brands and to obtain intimate apparel products directly from the same or similar sources from which we obtain our products. Many of these companies have greater financial, technical and marketing resources and sourcing capabilities than we do.

Management believes that we compete on the basis of our fashion-forward designs, the desirability of our fabrics and styles, price, quality and the reliability of our service and delivery. In addition, we have developed long-term working relationships with manufacturers and agents, which presently provide us with reliable sources of supply. Because of increasing competitive pressure, we rely entirely on foreign manufacturers to produce our products and are therefore subject to risks related to foreign sourcing such as changes in import quotas, currency valuations and political conditions, among others, which could adversely affect our business. Due to our small size and resources relative to our competitors, we are limited in our ability to leverage our sourcing capabilities to achieve greater efficiencies, which could adversely impact our ability to compete.

Employees

As of September 28, 2007, we had 308 full-time and 7 part-time employees. Of our full-time employees, approximately 11 are executive and senior management, 102 are in design, design support and sample making, 10 are in sales and sales support, 44 are administrative personnel and office support, 94 are in production, manufacturing and offshore support and 47 are in distribution and warehousing.

We have never experienced an interruption of our operations because of a work stoppage. Even though we are subject to certain seasonal variations in sales, significant seasonal layoffs are rare.

We believe our relationship with our employees to be good. We are not a party to any collective bargaining agreement with any union.

Properties

The following table sets forth all of the facilities that we owned or leased as of June 30, 2007. In addition to the facilities described in the table, we utilize a public warehouse in California on a per-shipment basis to accommodate our largest customer and to reduce transit times from our contractors to meet customer deliveries. We also utilize a public warehouse in Canada on a per-shipment basis to accommodate our Canadian customers. We believe that our facilities, together with the utilization of public warehouses, are adequate for our current and reasonably foreseeable future needs and that our properties are in good condition and suitable for the conduct of our business.

Location	Use	Owned or Leased	Square Footage	Annual Rent	Expiration of Lease
1115 Broadway, New York, NY	Corporate Offices	Leased	11,000	$1,192,000	12/2010
	Divisional Sales Office and Showroom		8,000
	Production Staff and Design		12,000
			31,000
180 Madison Ave. New York, NY	Sales Office and Showroom	Leased	3,000	$108,000	5/2011
Poplarville, MS	Manufacturing Support	Leased	24,000	$8,000	11/2010
	Warehousing and Distribution		172,000
	Office		16,000
			212,000
	Warehousing	Owned	27,000		N/A
	Office		2,000
			29,000
Makati, Philippines	Administrative and Manufacturing Support, Sample and Pattern Making	Leased	3,800	$19,000	4/2008
Montreal, Canada	Office	—	1,000	$10,000	Month to Month

Period Reporting and Audited Financial Statements

Movie Star has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Movie Star’s annual reports contain financial statements audited and reported on by Movie Star’s independent registered public accounting firm. Movie Star has filed with the SEC a Form 10-K covering the fiscal year ended June 30, 2007.

Legal Proceedings

There are no legal proceedings pending which we consider to be material.

MOVIE STAR’S MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with Movie Star’s consolidated financial statements and notes thereto included elsewhere in this proxy statement.

Overview

We are engaged in the design, manufacture, distribution and sale of women’s intimate apparel to mass merchandisers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States and Canada. In fiscal 2007, approximately 58% of our sales were to mass merchandisers, 14% to specialty stores, 10% to department stores and 6% to discount retailers. The balance of our sales were unevenly distributed among national chain stores, regional chain stores and direct mail catalog marketers.

The intimate apparel industry is characterized by numerous small companies selling unbranded merchandise, and by several large companies that have developed widespread consumer recognition of the brand names associated with the merchandise sold by these companies. In addition, retailers to whom we sell our products have sought to expand the development and marketing of their own private-label brands and to obtain intimate apparel products directly from the same or similar sources from which we obtain our products. Consolidation within the retail industry has led to the creation of larger retailers that are able to source their own products rather than utilize companies like ours. Many of these companies have greater financial, technical and sourcing capabilities than we do.

In addition to sourcing and producing merchandise themselves, from time to time some of our retail customers eliminate specific product categories that we previously have sold to them or select competing vendors. Customers continuously select different vendors based not only on product design, the desirability of fabrics and styles, price, quality and reliability of service and delivery, but also on branding capabilities. We believe that retail customers producing products themselves and selecting vendors with branding capabilities are material trends that could adversely affect our sales in the future and in turn have a negative impact on our operating performance and our liquidity.

The intimate apparel business for department stores, specialty stores and regional chains is divided into four selling seasons per year. For each selling season, we create a new line of products that represents our own brand name, Cinema Etoile®. Our brand name does not have widespread consumer recognition, although it is well known by our customers. We sell our brand name products primarily during these selling seasons. We also develop specific products (private label) for our larger accounts, mass merchandisers and national chains, and make between five and eight presentations throughout the year to these accounts. We do not have long-term contracts with any of our customers and, therefore, our business is subject to unpredictable increases and decreases in sales depending upon the size and number of orders that we receive each time we present our products.

Our business is subject to seasonal variations. Consistent with what we believe is the general pattern associated with sales to the retail industry, our results of operations are somewhat more meaningful on a seasonal basis rather than on a quarterly basis. In that regard, our net sales and net earnings generally have been higher during the period from July to December (which includes our first and second fiscal quarters), during which time our customers generally increase inventory levels in anticipation of both holiday and Valentine’s day sales. However, during the years that we were able to increase sales in the second half of our fiscal year (January through June) and create a more even balance between the first and second halves of our fiscal year, we increased our overall profitability. This trend is unpredictable and is primarily dependent upon the size and number of orders that we receive each time we present our products to our larger customers.

Management considers certain key indicators when reviewing our results of operations and liquidity and capital resources. Because our results of operations are subject to seasonal variations, we review our quarterly and year to date sales revenue in conjunction with our backlog of orders to determine our total position for the year. When reviewing the sales and backlog of open orders, a material factor that we consider is the gross profit percentage. We also consider our selling, general and administrative expenses as a key indicator in evaluating our financial performance. Inventory, accounts receivable and our outstanding borrowings are the main indicators we consider when we review our liquidity and capital resources, particularly the size and age of the inventory and accounts receivable. We review all of our key indicators against the prior year and our operating projections in order to evaluate our operating performance and financial condition.

Merger with FOH Holdings, Inc.

On December 18, 2006, we entered into a merger agreement with FOH Holdings and Fred Merger Corp., our wholly-owned subsidiary. Under the terms of the merger agreement, Fred Merger Corp. will be merged with and into FOH Holdings, with FOH Holdings continuing as the surviving corporation as our wholly-owned subsidiary. Upon the consummation of the merger, we will change our name to Frederick’s of Hollywood Group Inc.

Our board of directors unanimously approved the merger agreement and the transactions contemplated thereby on the unanimous recommendation of our special committee. The special committee engaged special legal counsel and Chanin Capital, LLC to serve as its financial advisor. On December 18, 2006, Chanin Capital, LLC delivered its opinion to the special committee on which our board of directors was entitled to rely, stating that, as of the date of the opinion, the consideration to be paid by us to the holders of FOH Holdings’ common stock is fair to the holders of our common stock from a financial point of view.

As a result of the merger, we anticipate issuing approximately 23.7 million shares of our common stock to the stockholders of FOH Holdings as merger consideration. Approximately 50% of FOH Holdings common stock is owned by Tokarz Investments, an affiliate of TTG Apparel, which is a current shareholder of Movie Star owning 3,532,644 shares of our common stock. The other approximately 50% of FOH Holdings common stock is owned by accounts and funds managed by and/or affiliated with Fursa Alternative Strategies.

In connection with the merger agreement, we have agreed to issue new shares of our common stock to our current shareholders upon the exercise of non-transferable subscription rights. To the extent that our shareholders do not purchase, on an aggregate basis, their pro rata percentage of our common stock in the rights offering, TTG Apparel and its affiliates, including Tokarz Investments, and funds affiliated with Fursa Alternative Strategies have agreed to purchase, on an equal basis, any such shortfall.

The completion of the merger and the rights offering is subject to various conditions, including obtaining the requisite approval by our shareholders of (i) the issuance of shares of our common stock in connection with the transactions contemplated by the merger agreement and (ii) an amendment to our certificate of incorporation to (a) increase the number of authorized shares of our common stock to 200,000,000 shares and (b) authorize the issuance of up to 10,000,000 shares of preferred stock. The merger agreement also includes customary termination provisions for both Movie Star and FOH Holdings and provides that, in connection with the termination of the merger agreement under specified circumstances relating to our receipt of a proposal that is superior to the transaction with FOH Holdings, we may be required to pay FOH Holdings a termination fee of $300,000 plus the reimbursement of reasonable fees and expenses of FOH Holdings and its stockholders relating to the merger.

On April 9, 2007, we entered into a consulting agreement with Performance Enhancement Partners, LLC, to provide Movie Star with the personal services of Peter Cole, a current member of our board of directors, to (i) act as the lead member of our board of directors to facilitate the timely and successful completion of the merger and (ii) serve as the Executive Chairman of the combined company following the closing of the transactions contemplated by the merger agreement until July 26, 2008.

On June 8, 2007, we entered into an amendment to the merger agreement with FOH Holdings and Fred Merger Corp., pursuant to which the parties agreed to, among other things, extend the termination date under the merger agreement from September 1, 2007 to December 31, 2007 and amend the form of our amended and restated certificate of incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, $.01 par value per share.

In connection with the audit of FOH Holdings’ consolidated financial statements for the fiscal year ended July 28, 2007, which did not include an audit of the effectiveness of FOH Holdings’ internal controls over financial reporting, its independent registered public accounting firm reported to its audit committee two ‘‘material weaknesses’’ and other deficiencies in FOH Holdings’ internal control over financial reporting, finding that:

•	FOH Holdings did not perform reconciliations of significant accounts on a timely basis during the course of the year, nor did these reconciliations undergo the appropriate level of review; and

•	FOH Holdings did not have adequate cut-off procedures to ensure that all costs during the year were properly recorded in the correct period.

Since reporting two material weaknesses in internal control over financial reporting in connection with the audit of FOH Holdings’ consolidated financial statements for the fiscal year ended July 29, 2006. FOH Holdings’ management has taken a number of actions to help remediate the material weaknesses, and to improve the overall control environment and internal control over financial reporting, including the following:

•	the recruitment of appropriately qualified and experienced personnel to fill key financial and accounting positions;

•	the implementation of regular closing processes, including the timely reconciliation of key accounts and the timely resolution of unreconciled items;

•	the regular preparation and updating of supporting analyses for key accounts, particularly those relying on management’s estimates; and

•	the implementation of review procedures of key account analyses by finance management.

With the anticipation of appropriate personnel being in place in the first half of fiscal 2008, the following actions will continue to be addressed during fiscal 2008:

•	the implementation of additional review procedures of all closing entries and account analyses;

•	the documentation of reporting and control processes and procedures; and

•	the documentation of support for all accounts and positions.

Although these material weaknesses remained unremediated as of July 28, 2007, FOH Holdings’ management believes that it is taking appropriate actions to remediate these material weaknesses, although there can be no assurance that the remediation will be complete by the end of fiscal 2008. If these weaknesses are not adequately remediated in a timely manner, errors in financial reporting may occur and the combined company may be required to restate its financial statements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the appropriate application of certain accounting policies, many of which require estimates and assumptions about future events and their impact on amounts reported in the financial statements and related notes. Since future events and their impact cannot be determined with certainty, the actual results will inevitably differ from our estimates. Such differences could be material to the financial statements.

Management believes the application of accounting policies, and the estimates inherently required by the policies, are reasonable. These accounting policies and estimates are constantly re-evaluated, and adjustments are made when facts and circumstances dictate a change. Historically, management has found the application of accounting policies to be appropriate, and actual results generally do not differ materially from those determined using necessary estimates.

Our accounting policies are more fully described in Note 1 to the consolidated financial statements. Management has identified certain critical accounting policies that are described below.

Inventory — Inventory is carried at the lower of cost or market on a first-in, first-out basis. Management writes down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, market conditions and the age of the inventory. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. Historically, management has found its write-down of inventory to be appropriate, and actual results generally do not differ materially from those determined using necessary estimates. Inventory reserves were $940,000 at June 30, 2007, and $1,015,000 at June 30, 2006.

Accounts Receivable/Allowance for Doubtful Accounts and Sales Discounts — Accounts receivable is net of allowance for doubtful accounts and sales discounts. An allowance for doubtful accounts is determined through the analysis of the aging of accounts receivable at the date of the financial statements. An assessment of the accounts receivable is made based on historical trends and an evaluation of the impact of economic conditions. This amount is not significant, primarily due to our history of minimal bad debts. An allowance for sales discounts is based on discounts relating to open invoices where trade discounts have been extended to customers, costs associated with potential returns of products, as well as allowable customer markdowns and operational charge backs, net of expected recoveries. These allowances are included as a reduction to net sales and are part of the provision for allowances included in accounts receivable. The foregoing results from seasonal negotiations as well as historic deduction trends, net of expected recoveries and the evaluation of current market conditions. As of June 30, 2007 and June 30, 2006, accounts receivable was net of allowances of $700,000 and $950,000, respectively. Historically, management has found its allowance for doubtful accounts and sales discounts to be appropriate, and actual results generally do not differ materially from those determined using necessary estimates. However, if the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. If market conditions were to deteriorate, management may take actions to increase customer incentive offerings, possibly resulting in an incremental allowance at the time the incentive is offered.

Deferred Tax Valuation Allowance — In assessing the need for a deferred tax valuation allowance, we consider future taxable income and ongoing prudent and feasible tax planning strategies. Since we were able to determine that we should be able to realize our deferred tax assets in the future, a deferred tax asset valuation allowance was not deemed necessary. Likewise, should we determine that we would not be able to realize all or part of our net deferred tax asset in the future, an adjustment to the deferred tax asset would be charged to income in the period such determination was made.

Results of Operations

The following table shows each specified item as a dollar amount and as a percentage of net sales in each fiscal period, and should be read in conjunction with the consolidated financial statements included elsewhere in this proxy statement (in thousands, except for percentages):

	Years Ended June 30,
	2007		2006		2005
Net sales	$63,493	100.0%	$51,639	100.0%	$58,533	100.0%
Cost of sales	43,144	68.0%	37,528	72.7%	44,304	75.7%
Gross profit	20,349	32.0%	14,111	27.3%	14,229	24.3%
Selling, general and administrative expenses	17,434	27.5%	16,310	31.6%	19,024	32.5%
Insurance recovery	—	—	(1,450)	(2.8)%	—	—
Merger related fees	2,391	3.8%	246	0.5%	—	—
Gain on sale of property, plant and equipment	(496)	(0.8)%	—	—	—	—
Income (loss) from operations	1,020	1.6%	(995)	(1.9)%	(4,795)	(8.2)%
Interest income	(5)	0.0%	(3)	—	(1)	—
Interest expense	609	1.0%	476	0.9%	282	0.5%
Income (loss) before income tax provision (benefit)	416	0.6%	(1,468)	(2.8)%	(5,076)	(8.7)%
Income tax provision (benefit)	270	0.4%	(468)	(0.9)%	(1,954)	(3.4)%
Net Income (loss)	$146	0.2%	$(1,000)	(1.9)%	$(3,122)	(5.3)%

Percent amounts may not add due to rounding.

Fiscal 2007 Compared to Fiscal 2006

Net Sales

(in thousands, except for percentages)
Customer	Net Sales for Fiscal 2007	Percent of total sales	Net Sales for Fiscal 2006	Percent of total sales	Increase/ (decrease) from prior year	Percent of Increase/ (decrease) from prior year
Wal-Mart	$32,464	51.1%	$12,918	25.0%	$19,546	151.3%
Frederick’s of Hollywood	3,201	5.0%	1,211	2.3%	1,990	164.3%
Other	26,721	42.1%	35,624	69.0%	(8,903)	(25.0)%
Total U.S.	62,386	98.2%	49,753	96.3%	12,633	25.4%
Canada	1,107	1.8%	1,886	3.7%	(779)	(41.3)%
Total	$63,493	100.0%	$51,639	100.0%	$11,854	23.0%

Net sales for the year ended June 30, 2007 were $63,493,000 compared to $51,639,000 for the comparable period in 2006.  The increase was primarily due to:

•	an increase of $19,546,000 in shipments to Wal-Mart, our largest customer, which resulted from the concentrated efforts of our design and merchandising teams to present products that were most compatible with Wal-Mart’s business plan and generated our receipt of additional orders to ship in fiscal 2007. Our design and merchandising teams were able to pinpoint specific product categories that they believed would represent a large portion of Wal-Mart’s business plan and then concentrated their efforts on these categories as they believed they would represent a greater opportunity for us to increase our sales revenue. We continuously evaluate our areas of product concentration, however, there can be no assurance that we will continue to successfully identify and capitalize on product categories that will generate increased orders. Net sales also increased because we were able to ship an additional $2,000,000 order for Wal-Mart in the fourth quarter of fiscal 2007 instead of the first quarter of fiscal 2008; a comparable order in the prior year had been shipped in the first quarter of fiscal 2007 instead of the fourth quarter of fiscal 2006; and

•	an increase of $1,990,000 in shipments to Frederick’s of Hollywood, which was primarily due to the addition of design personnel to create an increased number of styles specifically for Frederick’s of Hollywood.

This increase was partially offset by a decrease of $9,682,000 in shipments to other customers, including a $779,000 reduction in shipments to Canada. The decrease was due to a reduction in sales of closeout inventory and customers placing fewer orders with us in the current year, which resulted from certain customers eliminating the sale of specific product categories that we previously sold to them, producing some of the products themselves, selecting competing vendors, particularly those with branding capabilities, and industry consolidation, such as the May Company and Federated Department Stores merger. We have experienced similar decreases in shipments to other customers over the past few years. We believe that customers producing some products themselves and selecting vendors with branding capabilities are material trends that could adversely affect our sales in the future.

Backlog of Open Orders

(in thousands, except for percentages)
Customer	Backlog of orders at June 30, 2007	% of total orders	Backlog of orders at June 30, 2006	% of total orders	Increase/ (decrease) from prior year	% of Increase/ (decrease) from prior year
Wal-Mart	$21,957	62.3%	$24,556	58.9%	$(2,599)	(10.6)%
Frederick’s Of Hollywood	1,431	4.1%	1,388	3.4%	43	3.1%
Other	11,395	32.3%	14,263	34.2%	(2,868)	(20.1)%
Total U.S.	34,783	98.7%	40,207	96.5%	(5,424)	(13.5)%
Canada	446	1.3%	1,479	3.5%	(1,033)	(69.8)%
Total	$35,229	100.0%	$41,686	100.0%	$(6,457)	(15.5)%

The backlog of orders was $35,229,000 as of June 30, 2007 and $41,686,000 as of June 30, 2006. Orders are booked upon receipt. We believe that our current backlog is firm and will be filled by the end of the fiscal year ending June 30, 2008. The reduction in open orders with Wal-Mart is primarily due to the shipment of a $2,000,000 order in the fourth quarter of fiscal 2007 discussed above. The reduction in our backlog for our other business and Canada is primarily due to the same reasons for the sales decrease discussed above.

Gross Profit

The gross profit percentage was 32.0 % for the year ended June 30, 2007 as compared to 27.3% for the year ended June 30, 2006. The higher overall margin in fiscal 2007 resulted from a better product mix, which created a higher initial gross margin, lower allowances and markdowns, and higher sales levels, which reduced the percentage of our fixed overhead production costs as they relate to sales.

As a result of differences between the accounting policies of companies in the industry relating to whether certain items of expense are included in cost of sales rather than recorded as selling expenses, the reported gross profits of different companies, including our own, may not be directly comparable. For example, we record the costs of preparing merchandise for sale, including warehousing costs and shipping and handling costs, as a selling expense, rather than a cost of sale. Therefore, our gross profit is higher than it would be if such costs were included in cost of sales.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $17,434,000, or 27.5 % of net sales, for the year ended June 30, 2007 compared to $16,310,000, or 31.6% of net sales, for the same period in 2006. This increase of $1,124,000 resulted primarily from increases in:

•	salary and related costs of $579,000 due to an increase in the number of employees. This increase was primarily due to additional employees hired to service the anticipated increase in business with Frederick’s of Hollywood;

•	stock compensation expense of $216,000 as a result of options being issued to six employees in the second quarter of fiscal 2007, three of whom are executive officers of our company;

•	shipping expense and related costs of $135,000 as a result of higher sales;

•	design related costs of $99,000 resulting from an increase in the number of samples produced; and

•	a net overall increase in other general overhead expenses.

During the third and fourth quarters of fiscal 2006, we resolved our insurance claim related to the physical damage to our Poplarville, Mississippi distribution facilities caused by hurricane Katrina, which resulted in a gain of $1,450,000, net of expenses.

In connection with our proposed merger with Frederick’s of Hollywood, we have incurred merger-related fees of $2,391,000 for the year ended June 30, 2007 as compared to $246,000 for the same period last year. Included in the merger- related fees are legal fees, costs associated with our special committee’s financial advisor, which included the issuance of a fairness opinion to our special committee, and accounting costs for due diligence. These fees are being expensed as a result of the merger being treated as a reverse acquisition. We also incurred an additional $130,000, which has been recorded as deferred issuance costs in the current year as these costs are directly related to the $20,000,000 rights offering.

We recorded a gain on the sale of property, plant and equipment of $496,000, net of related costs, in the second quarter of fiscal 2007, which resulted primarily from the sale of our closed distribution facility in Petersburg, Pennsylvania for which we completed the sale for approximately $683,000 in cash and recorded a gain of approximately $482,000, net of related costs.

Income (Loss) From Operations

We recorded income from operations of $1,020,000 for the year ended June 30, 2007, compared to a loss from operations of $995,000 for the same period in 2006. This improvement was primarily due to higher gross profit of $6,238,000 and the gain on the sale of our closed Petersburg, Pennsylvania distribution facility of $496,000, partially offset by higher selling, general and administrative expenses of $1,124,000, higher merger-related fees of $2,145,000 and the insurance recovery of $1,450,000 in the prior year.

Interest Income/Expense

Interest income for the year ended June 30, 2007 was $5,000 as compared to $3,000 for 2006.

Interest expense for the year ended June 30, 2007 was $609,000 as compared to $476,000 for 2006. This increase was due to higher interest rates during the current fiscal year.

Income Tax Provision/Benefit

We recorded an income tax provision for the year ended June 30, 2007 of $270,000, as compared to an income tax benefit of $468,000 for the similar period in 2006. This provision for income taxes as compared to the benefit in the prior year is due to the income in the current year as compared to the loss in the prior year.

Net Income

We recorded net income for the year ended June 30, 2007 of $146,000 as compared to a net loss of $1,000,000 for the same period in 2006. This improvement was due to higher gross profit dollars of $6,238,000 and the gain on the sale of our closed Petersburg, Pennsylvania distribution facility of $496,000, partially offset by higher selling, general and administrative expenses of $1,124,000, higher merger-related fees of $2,145,000, the hurricane Katrina insurance recovery of $1,450,000 in the prior year, higher net interest costs of $131,000 and a tax provision in the current year of $270,000 as compared to a tax benefit in the prior year of $468,000.

Results of Operations

Fiscal 2006 Compared to Fiscal 2005

Net Sales

(in thousands, except for percentages)
Customer	Net Sales for the year ended June 30, 2006	% of total sales	Net Sales for the year ended June 30, 2005	% of total sales	Increase/ (decrease) from prior year	% of increase/ (decrease) from prior year
Wal-Mart	$12,918	25.0%	$11,475	19.6%	$1,443	12.6%
Frederick’s of Hollywood	1,211	2.3%	62	0.1%	1,149	1,853.2%
Other	35,624	69.0%	46,677	79.8%	(11,053)	(23.7)%
Total U.S.	49,753	96.3%	58,214	99.5%	(8,461)	(14.5)%
Canada	1,886	3.7%	319	0.5%	1,567	491.2%
Total	$51,639	100.0%	$58,533	100.0%	$(6,894)	(11.8)%

Net sales for the year ended June 30, 2006 were $51,639,000 compared to $58,533,000 in the comparable period in 2005.

The decrease was primarily due to:

•	our decision not to bid on an order in fiscal 2006 similar to a low margin order of $7,800,000 that was shipped to one major retailer (included in other above) in the second and third quarters of fiscal 2005. When we accepted this order, the expected gross margin was considerably lower than our historical gross margin. The costs to prepare this order for shipment and to ship the order were significantly higher than we originally anticipated resulting in a further reduction in the gross margin. These additional costs resulted from bad weather conditions, which caused a significant portion of the merchandise to arrive late at our distribution centers from India. We also incurred overtime expenses to prepare the order for shipment and, in some instances, to meet our customer’s delivery dates, some goods were shipped by air at a much higher cost from India to our distribution center and from our distribution center to our customer;

•	a decrease in shipments due to customers placing fewer orders with us in the current year, which was primarily due to certain customers eliminating the sale of specific product categories that we previously sold to them, producing some of the product themselves, selecting competing vendors, particularly those with branding capabilities, and industry consolidation. We believe that customers producing product themselves and selecting vendors with branding capabilities are material trends that could adversely affect our sales.

This decrease was partially offset by:

•	an increase of $1,160,000 in sales generated from Sidney Bernstein & Son Lingerie, Inc. (SB&S) that resulted from our acquisition of SB&S in August 2004 and having eleven shipping months for fiscal 2005 as compared to twelve months in fiscal 2006. SB&S (included in the table above in the ‘‘Other’’ column) accounted for $14,124,000 and $12,964,000 of net sales for the years ended June 30, 2006 and 2005, respectively;

•	the increase in sales generated in Canada resulted from our operations in Canada beginning in late spring of 2004, which did not result in orders being shipped until December 2004, allowing for only seven shipping months in fiscal 2005 as compared to twelve shipping months in fiscal 2006;

•	an increase of $1,443,000 in shipments to Wal-Mart, which resulted from the commencement of the concentrated efforts of our design and merchandising teams to present products most compatible with Wal-Mart’s business plan and generated our receipt of additional orders to ship in fiscal 2006.

Backlog of Open Orders

(in thousands, except for percentages)
Customer	Backlog of orders at June 30, 2006	% of total orders	Backlog of orders at June 30, 2005	% of total orders	Increase/ (decrease) from prior year	% of Increase/ (decrease) from prior year
Wal-Mart	$24,556	58.9%	$8,847	31.2%	$15,709	177.6%
Frederick’s of Hollywood	1,388	3.4%	98	0.3%	1,290	1316.3%
Other	14,263	34.2%	18,461	65.1%	(4,198)	(22.7)%
Total U.S.	40,207	96.5%	27,406	96.6%	12,801	46.7%
Canada	1,479	3.5%	958	3.4%	521	54.4%
Total	$41,686	100.0%	$28,364	100.0%	$13,322	47.0%

Gross Profit

The gross profit percentage was 27.3% for the year ended June 30, 2006 as compared to 24.3% for the year ended June 30, 2005. The higher overall margin resulted primarily from not having the large low margin order that we shipped in the second and third quarters of fiscal 2005.

As a result of differences between the accounting policies of companies in the industry relating to whether certain items of expense are included in cost of sales rather than recorded as selling expenses, the reported gross profits of different companies, including our own, may not be directly compared. For example, we record the costs of preparing merchandise for sale, including warehousing costs and shipping and handling costs, as a selling expense, rather than as a cost of sale. Therefore, our gross profit is higher than it would be if such costs were included in cost of sales.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $16,310,000, or 31.6% of net sales, for the year ended June 30, 2006 compared to $19,024,000, or 32.5% of net sales, for the same period in 2005. This decrease of $2,714,000 resulted from decreases in:

•	salary expense and salary related costs of $857,000 as a result of changes in the composition of personnel;

•	consulting fees of $639,000 due to the termination of our prior Chairman’s services in connection with our consulting agreement with him;

•	shipping expense and shipping related costs of $520,000 as a result of lower sales, the elimination of the SB&S distribution center in January 2005 and the Pennsylvania distribution facility in December 2005. The decisions to eliminate these two facilities were made by us to enhance our competitiveness, to reduce expenses and to improve efficiencies;

•	samples and design related costs of $411,000 as a result of lower purchases of sample fabrics and trims and increased usage of in-house resources related to design and artwork; and

•	a net overall reduction in other general overhead expenses.

In connection with our proposed merger with Frederick’s of Hollywood, we incurred merger related fees of $246,000 for the year ended June 30, 2006. Included in the merger related fees are legal fees and costs associated with our financial advisor. These fees are being expensed as a result of the merger being treated as a reverse acquisition.

During the third and fourth quarter of fiscal 2006, we resolved our insurance claim on the Poplarville, Mississippi distribution facilities, which resulted in a gain of $1,450,000, net of expenses. A portion of the proceeds has been and will be used to replace certain portions of the facility that were damaged during hurricane Katrina.

Loss From Operations

We recorded a loss from operations of $995,000 for the year ended June 30, 2006, compared to a loss from operations of $4,795,000 for the similar period in 2005. This improvement was primarily due to the insurance recovery of $1,450,000, a reduction in selling, general and administrative expenses of $2,714,000, partially offset by lower gross profit dollars of $118,000 and the merger related fees of $246,000.

Interest Income/Expense

Interest income for the year ended June 30, 2006 was $3,000 as compared to $1,000 for 2005.

Interest expense for the year ended June 30, 2006 was $476,000 as compared to $282,000 for 2005. This increase was due primarily to higher interest rates and higher borrowing levels.

Income Tax Benefit

We recorded an income tax benefit of $468,000 for the year ended June 30, 2006, as compared to an income tax benefit of $1,954,000 for the same period in 2005. The decrease in income tax benefit is due to the lower loss in fiscal 2006.

Net Loss

We recorded a net loss for the year ended June 30, 2006 of $1,000,000 compared to a net loss of $3,122,000 for the same period in 2005. This improvement was due to the insurance recovery of $1,450,000, lower selling, general and administrative expenses of $2,714,000, partially offset by lower gross profit dollars of $118,000, the merger related fees of $246,000, an increase in interest expense of $192,000 and a lower income tax benefit in the current period as compared to the same period last year of $1,486,000.

Liquidity and Capital Resources

The following table sets forth cash (used in)/provided by operating, investing and financing activities for the years ended June 30, 2007, 2006 and 2005:

(amounts in thousands)

	June 30,
	2007	2006	2005
Operating activities	$(137)	$(1,267)	$(3,478)
Investing activities	$464	$1,109	$(3,681)
Financing activities	$(472)	$161	$4,816
Effect of exchange rate changes on cash	$(5)	$22	$(6)
Net (decrease) increase in cash	$(150)	$25	$(2,349)

Cash Used in Operations

Net cash used in operating activities for the year ended June 30, 2007 was $137,000, resulting primarily from:

•	an increase in accounts receivable of $1,928,000 due to an increase of $2,716,000 in sales for the last two months of fiscal year 2007 as compared to the last two months of the prior fiscal year;

•	a decrease in the provision for sales allowances and doubtful accounts of $251,000 due to lower markdowns and allowances; and

•	a decrease in accounts payable and other liabilities of $1,001,000, which was primarily related to higher in-transit finished goods inventory at the beginning of the year, which was paid in the current year.

These decreases in cash flow were partially offset by:

•	net income of $146,000 for fiscal year 2007;

•	non-cash expenses of $357,000 for depreciation and amortization, stock-based compensation expenses of $236,000 and a reduction in the deferred tax asset of $254,000, which resulted from the current year’s income and the utilization of our net operating loss carry forwards, partially offset by the gain on the sale of property, plant and equipment of $496,000, of which $482,000 was from the sale of our distribution center in Petersburg, Pennsylvania; the proceeds of this transaction are recorded in investing activities;

•	a decrease in inventory of $2,165,000 primarily as a result of lower finished goods inventory of $1,846,000, which primarily resulted from lower in-transit finished goods of approximately $1,400,000 as well as other general reductions in finished goods inventory and lower piece goods of approximately $238,000, which resulted from less cut, make and trim production that requires the ownership of piece goods; and

•	a decrease in prepaid expenses and other current assets of $490,000, which primarily resulted from the receipt of a $502,000 payment of the insurance receivable for Hurricane Katrina.

Net cash used in operating activities for the year ended June 30, 2006 was $1,267,000 resulting primarily from a loss of $2,450,000 excluding the gain on insurance recovery of $1,450,000, an increase in accounts receivable of $576,000 and a decrease in accrued expenses and other liabilities of $679,000, offset by a decrease in inventory of $2,749,000. The reduction in inventory was primarily in finished goods and was due to customer orders being scheduled to ship later in the first quarter of fiscal 2007 as compared to the first quarter of fiscal 2006, resulting in finished goods arriving later, as well as better inventory management.

Cash Provided by Investing Activities

Net cash provided by investing activities of $464,000 for the year ended June 30, 2007 consisted of:

•	proceeds from the sales of property, plant and equipment of $698,000, which was primarily related to the sale of our Petersburg Pennsylvania distribution center; and

•	insurance proceeds of $26,000 associated with the damage to our Poplarville, Mississippi distribution facilities from Hurricane Katrina.

These increases in cash were partially offset by purchases of property, plant and equipment of $260,000.

For the year ended June 30, 2006, net cash provided by investing activities of $1,109,000 consisted of insurance proceeds of $1,424,000 associated with damage to our Poplarville, MS building from Hurricane Katrina offset by purchases of property, plant and equipment of $315,000.

Cash Used in/Provided by Financing Activities

The net cash used in financing activities of $472,000 for the year ended June 30, 2007 resulted from:

•	the net repayments of short-term borrowings of $829,000; and

•	the repayments of capital lease obligations of $59,000.

These reductions in cash were partially offset by proceeds of $416,000 from the exercise of 612,000 stock options at an average exercise price of $0.68 per share by three current employees, one terminated employee and one director.

For the year ended June 30, 2006, net cash provided by financing activities of $161,000 resulted from net proceeds from short-term borrowings.

Contractual Obligations and Commercial Commitments

To facilitate an understanding of our contractual obligations and commercial commitments, the following data is provided as of June 30, 2007 (in thousands):

	Payments Due by Period
	Total	Within 1 Year	2-3 Years	4-5 Years	After 5 Years
Contractual Obligations
Note Payable(1)	$4,126	$4,126	$—	$—	$—
Note Payable Interest(2)	309	309	—	—	—
Capital Lease Obligation	117	61	56	—	—
Licensing Agreement	95	95	—	—	—
Operating Leases	4,692	1,298	2,659	735	—
Employment Contracts	3,140	1,345	1,515	280	—
Consulting Agreements	533	400	133	—	—
Other Long-term Liability	88	17	40	31	—
Total Contractual Obligations	$13,100	$7,651	$4,403	$1,046	$—

	Amount of Commitment Expiration Per Period
	Total Amounts Committed	Within 1 Year	2-3 Years	4-5 Years	After 5 Years
Other Commercial Commitments
Letters of Credit	$8,818	$8,818	$—	$—	$—
Total Commercial Commitments	$8,818	$8,818	$—	$—	$—

(1)	Note Payable is a less than one-year obligation because the financial institution may demand payment at any time. Interest on outstanding borrowings is payable at a variable rate per annum, equal to the prime rate less 0.75% (our current borrowing rate at June 30, 2007 was 7.50%).

(2)	Note Payable Interest assumes that the principal amount outstanding on our line of credit is paid in full on June 30, 2008, that the principal amount to be repaid on that date will be $4,126,000 and that the interest rate will be 7.50% (our current borrowing rate at June 30, 2007).

We have no obligations that have a provision for increased or accelerated payments.

Note Payable

Effective June 30, 2006, we obtained a new revolving line of credit of up to $30,000,000. This revolving line of credit and letter of credit facility expires on June 30, 2008 and is sufficient for our projected needs for operating capital and letters of credit to fund the purchase of imported goods through June 30, 2008. Direct borrowings under this line bear interest at the J.P. Morgan Chase Bank prime rate less .75 percent per annum. Availability under the line of credit is subject to our compliance with certain agreed upon financial formulas. We were in compliance with our requirements under this facility at June 30, 2007. This line of credit is secured by substantially all of our assets.

Future Financing Requirements

For the year ended June 30, 2007, our working capital increased by $658,000 to $9,590,000, primarily due to income from operations and the sale of property, plant and equipment.

We believe the available borrowing under our revolving line of credit, along with anticipated operating cash flows, will be sufficient to cover our working capital requirements through June 30, 2008.

We anticipate that capital expenditures for fiscal 2008 will be $1,000,000.

Off-Balance Sheet Arrangements

We have not created, and are not party to, any special-purpose or off-balance sheet entities for the purpose of raising capital, incurring debt or operating our business. We do not have any arrangements or relationships with entities that are not consolidated into our financial statements that are reasonably likely to materially affect our liquidity or the availability of capital resources.

Effect of New Accounting Standards

In July 2006, the FASB issued SFAS Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes—An Interpretation of SFAS No. 109’’ (‘‘FIN 48’’). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with FIN 48 is a two-step process. We first will be required to determine whether it is more likely than not that a tax position, if any, will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. A tax position that meets the ‘‘more likely than not’’ recognition threshold will then be measured to determine the amount of benefit to recognize in the financial statements based upon the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the effect that FIN 48 may have on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB 108) ‘‘Considering the Effects of Prior Year Misstatements in Current Year Financial Statements.’’ SAB 108 provides guidance on quantifying financial statement misstatements, including the effects of prior year errors on current year financial statements. SAB 108 is effective for periods ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157 ‘‘Fair Value Measures’’ (‘‘SFAS No. 157’’). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, however it does not apply to SFAS 123R. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. We do not expect the adoption of SFAS 157 to have a material impact on its financial statements.

In February 2007, FASB issued SFAS No. 159, ‘‘The Fair Value Option for Financial Assets and Financial Liabilities,’’ (‘‘SFAS No. 159’’), which amends the accounting for assets and liabilities in financial statements in accordance with SFAS No. 115, ‘‘Accounting for Certain Investments in Debt and Equity Securities’’. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. This statement does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for the first fiscal year beginning after November 15, 2007. We do not expect the adoption of SFAS 159 to have a material impact on its financial statements.

Inflation

We do not believe that our operating results have been materially affected by inflation during the preceding three years. There can be no assurance, however, that our operating results will not be affected by inflation in the future.

Seasonality

We manufacture a wide variety of intimate apparel in many different styles and sizes and for use in all seasons and climates in the United States. Because of our product mix, we are subject to seasonal variations in sales. Historically, more than 50% of our sales have been made in the first six months of our fiscal year (i.e., the second half of the calendar year).

Quantitative and Qualitative Disclosures About Market Risk

We are subject to changes in the J.P. Morgan Chase Bank prime rate based on the Federal Reserve actions and general market interest fluctuations. We believe that moderate interest rate increases or decreases will not have a material impact on our results of operations, or financial position, in the foreseeable future. For the year ended June 30, 2007, borrowings peaked during the period at $15,831,000 and the average daily amount of borrowings was $7,333,000.

Imports

Transactions with our foreign manufacturers and suppliers are subject to the risks of doing business outside of the United States. Our import and offshore operations are subject to constraints imposed by agreements between the United States and the foreign countries in which we do business. These agreements often impose quotas on the amount and type of goods that can be imported into the United States from these countries. Such agreements also allow the United States to impose, at any time, restraints on the importation of categories of merchandise that, under the terms of the agreements, are not subject to specified limits. Our imported products are also subject to United States customs duties and, in the ordinary course of business we are from time to time subject to claims by the United States Customs Service for duties and other charges. The United States and other countries in which our products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust presently prevailing quotas, duty or tariff levels, which could adversely affect our operations and our ability to continue to import products at current or increased levels. We cannot predict the likelihood or frequency of any such events occurring.

FOH HOLDINGS’ BUSINESS AND FINANCIAL INFORMATION

General

FOH Holdings is a privately-held company headquartered in Hollywood, California that has four subsidiaries that operate under the brand name ‘‘Frederick’s of Hollywood.’’ Frederick’s of Hollywood is a mall-based specialty retailer of women’s intimate apparel and related products in the United States, and a direct retailer of intimate apparel and other women’s apparel through its catalog and Internet operations. Frederick’s of Hollywood operates 136 stores nationwide as of September 30, 2007, operates an online store at www.fredericks.com and, in its 2007 fiscal year mailed approximately 20 million catalogs.

Frederick’s of Hollywood develops the majority of its products under its proprietary Frederick’s of Hollywood® brand and various sub-brands, exclusively for sales through its retail stores, which we refer to as ‘‘Stores,’’ and through its catalog and website, which we refer to, collectively, as ‘‘Direct.’’ Although many aspects of the Stores and Direct divisions are distinct and operated separately, Frederick’s of Hollywood believes it is able to achieve economies of scale in purchasing as well as other operating efficiencies across these two divisions. Frederick’s of Hollywood’s merchandising objective is to be a primary provider of its customers’ special occasion and everyday intimate apparel, personal care and accessory needs.

Frederick’s of Hollywood believes it is one of the world’s most widely recognized intimate apparel brands. Over the past four years, Frederick’s of Hollywood ranked in the top 100 brands in Women’s Wear Daily’s top global 100 brands. In 2006 and 2007, Frederick’s of Hollywood was ranked in the top 10 in consumer awareness among innerwear brands. A recent national consumer research study by Lieberman Research Worldwide measured unaided recognition of the Frederick’s of Hollywood brand at over 80%. The catalog and website serve as the primary advertising vehicles for the brand. Frederick’s of Hollywood maintains a consistent brand image across its Stores and Direct divisions and believes the concurrent operation of retail stores, a catalog and a website provides advantages in brand development and exposure.

Company History

Frederick’s of Hollywood, Inc., a Delaware corporation, was incorporated in 1962 as a successor to a business founded in 1946 by Frederick Mellinger. The purpose was to design sexy, beautiful lingerie that emulated European trends in the 1940s. Frederick’s of Hollywood is known for its innovative introductions into the intimate apparel market in the United States and is generally credited by the media with introducing black lingerie into the American market in 1946, the padded bra and the push-up bra in the late 1940s, the bikini in the 1950s, the thong panty in 1981 and the first water bra in the 1990s.

Frederick’s of Hollywood, Inc. went public in 1969. In 1996, a financial advisor was hired to explore strategic alternatives that would include the sale of the shares owned by the founding family stockholders’ trusts. After operating as a public company for over two decades, Frederick’s of Hollywood, Inc. was taken private by an investor group in September 1997 that formed FOH Holdings (formerly known as Royalty Corporation) for this purpose and Frederick’s of Hollywood, Inc. became a wholly-owned subsidiary of FOH Holdings. In June 2000, a new investor group purchased substantially all of the outstanding capital stock of FOH Holdings. Shortly thereafter, in July 2000, FOH Holdings (excluding its subsidiary Fredericks.com, Inc.) filed for voluntary protection under Chapter 11 of the United States Bankruptcy Code. In January 2003, FOH Holdings emerged from bankruptcy.

Since its emergence from bankruptcy in January 2003, Frederick’s of Hollywood has embarked on initiatives to improve the image and acceptance of the brand, align its operations and improve efficiencies. In particular, Frederick’s of Hollywood focused its merchandising and marketing efforts on targeting a younger, more affluent, fashion-conscious customer and implemented a unified, merchandise buying approach across its sales channels.

Growth Strategy

To build upon increased brand awareness, Frederick’s of Hollywood has focused on enhancing its management team and making significant improvements in its merchandising approach, creative store design and direct marketing and customer service programs. These operational improvements, combined with Frederick’s of Hollywood’s continued high level of brand awareness, provided the support for the following elements of its growth strategy:

New Store Expansion Program.    From fiscal 2003 through fiscal 2007, in order to strengthen its core business, direct its focus on selected geographic markets and maximize cash flow and working capital, Frederick’s of Hollywood opened 16 new stores in Texas, Nevada, California and Florida focusing on strategic locations and favorable real estate opportunities. It closed 50 underperforming stores during this period. The new store openings were used as an opportunity to develop and test a new store design as well as to reposition the Frederick’s of Hollywood® brand in the various markets. The new store design tested is the ‘‘Modern Hollywood’’ design used in the flagship store on Hollywood Boulevard. New mall-based stores have also been designed with the ‘‘Modern Hollywood’’ look and feel. While specific sites may vary in size and configuration, Frederick’s of Hollywood’s new ‘‘Modern Hollywood’’ stores feature a store design with a sexy and contemporary Modern Hollywood image and an average store size of approximately 2,300 gross square feet, with selling space representing approximately 75% of the gross square footage. With the increased access to capital, Frederick’s of Hollywood expects to open approximately 50 new stores over the three years commencing with the closing of the merger. These stores will be designed with the ‘‘Modern Hollywood’’ design. Frederick’s of Hollywood is currently reviewing leasing opportunities for the new store expansion program in its existing core geographic markets of California, Florida, Texas, Arizona and Nevada.

Direct Marketing Strategies.    Frederick’s of Hollywood has reduced its annual catalog circulation from approximately 27 million in fiscal 2006 to approximately 20 million in fiscal 2007. This reduction shifted funding from catalog circulation to the Internet in an effort to increase profitability and to focus on Frederick’s of Hollywood’s core customers. As a result of this initiative, since the beginning of fiscal 2006, Frederick’s of Hollywood’s twelve month house file (i.e., customers that have made a direct purchase in the past twelve months) increased and now totals over 660,000 names. Frederick’s of Hollywood is in the process of upgrading its website, which is expected to provide additional functionality and an improved online customer experience.

Market and Products

Frederick’s of Hollywood sells its merchandise primarily under the Frederick’s of Hollywood® brand and sub-brands. Its customer target is women primarily between the ages of 18 and 35. According to the NPD Group/NPD Fashionworld, 2005 report, the intimate apparel industry is a $12.6 billion industry within the U.S. with large growth potential.

Frederick’s of Hollywood’s primary merchandise categories consist of foundations (including bras, corsets and panties), lingerie (including daywear and sleepwear), Ready to Wear (dresses and sportswear, offered primarily in the Direct Division), fragrance and accessories (including personal care products and novelties).

The following table provides information regarding sales of Frederick’s of Hollywood’s products by those product categories for the fiscal year ended July 28, 2007:

Product Category	% of Sales
Foundations	46%
Lingerie	35%
Fragrance and Accessories	12%
Ready to Wear	7%

Certain merchandise categories, especially in foundations and lingerie, are marketed as collections of related items to increase the average transaction value.

Merchandising and Product Development

Frederick’s of Hollywood’s product development efforts focus on satisfying customer demand for current trends and identifying new fashion trends and opportunities. In this regard, some of its employees travel throughout the United States, Europe and Asia in an effort to identify fashion trends and new product opportunities. Those employees then work with merchandise vendors to develop products consistent with those trends and with the broad seasonal merchandising themes that are created.

Planning and Allocation Systems.    Separate inventories are held and managed for each of the two channels: Stores and Direct. In fiscal 2005, Frederick’s of Hollywood implemented new planning and allocation systems that enable it to better control purchasing, distribution and replenishment of merchandise to retail stores. New operating systems for the Direct division were also implemented to further improve inventory tracking and monitoring.

Catalog and Website Merchandising.    Frederick’s of Hollywood’s merchandise planners monitor the sales performance of products offered via the catalog and website to seek to maximize profitability on a per page and per square inch basis (for catalog) and a per frame basis (for featured website items). Frederick’s of Hollywood also uses its catalog and website to test new items and promotional strategies.

Corporate Brand Marketing

Over the past five years, Frederick’s of Hollywood’s brand marketing group has emphasized a re-positioning of the brand as more contemporary, hip and ‘‘Modern Hollywood.’’ Frederick’s of Hollywood’s primary advertising vehicles are its catalogs and website. Frederick’s of Hollywood has also allocated resources to public relations activities, including supporting new product launches and new store openings and the relocation of its flagship store on Hollywood Boulevard. Recent product launches have included the following: the Hollywood Extreme Cleavage bra, the Hollywood Triple Feature bra, Seduction by Frederick’s of Hollywood and the Premiere Line Solutions kit.

Sales Channels

Stores Division

Frederick’s of Hollywood operated 136 stores as of September 30, 2007. These stores are primarily located in shopping malls in 29 states, with approximately one-third of the stores in California. Of the stores not in California approximately 40% are situated in its other key operating states, including Florida, Texas, Arizona and Nevada. Frederick’s of Hollywood operates its flagship store on Hollywood Boulevard in Hollywood, California.

The new ‘‘Modern Hollywood’’ design in Frederick’s of Hollywood’s new and remodeled stores seek to maximize the sales and margin performance of its selling space while creating a unique and attractive shopping experience for its customers. Frederick’s of Hollywood’s retail stores range in size from 900 to 3,200 square feet. A typical store uses approximately 75% of the square footage as selling space. Frederick’s of Hollywood continues to operate many of its older stores with legacy designs that evolved through the history of Frederick’s of Hollywood. New stores are all designed in the ‘‘Modern Hollywood’’ store format. Frederick’s of Hollywood may periodically elect to remodel older stores in connection with lease renewals or as other opportunities arise. It is the current intention of Frederick’s of Hollywood to adopt the ‘‘Modern Hollywood’’ store design for any such remodeled stores. Frederick’s of Hollywood relocated three stores, opened five new stores and closed six underperforming stores during fiscal 2007.

Frederick’s of Hollywood’s store expansion plan is to open approximately 50 new stores over the three years commencing with the closing of the merger. The majority of these stores are planned for regional shopping malls in geographic markets where Frederick’s of Hollywood currently operates. New store locations are typically selected on the basis of local demographics, overall mall performance in terms of traffic, average sales per square foot and store location within the mall. These stores will be designed with the ‘‘Modern Hollywood’’ design.

Direct Division

Frederick’s of Hollywood has an extensive history – dating back to the first catalog it produced in 1947 – of offering provocative, intimate women’s apparel directly to the consumer. Today, Frederick’s of Hollywood continues to market directly to consumers through its catalog and Internet operations, including actively marketing to its house file of recent direct purchasers of Frederick’s of Hollywood’s products. Frederick’s of Hollywood estimates that over 70% of all Direct orders are placed through the Internet. Frederick’s of Hollywood currently mails five major catalogs (fall, holiday, spring preview, spring and summer) as well as several sale and re-mail catalogs to approximately 20 million households annually.

Frederick’s of Hollywood began selling intimate apparel on its website, www.fredericks.com, in 1997. It is currently upgrading the website to increase its functionality and enhance the customer experience. Frederick’s of Hollywood believes its upgraded website, combined with improved customer acquisition and retention capabilities, will enable www.fredericks.com to continue to be a destination for intimate apparel online sales.

All creative and copy design for Frederick’s of Hollywood’s catalogs and website is coordinated by Frederick’s of Hollywood’s staff. Catalogs are designed approximately four months before their respective mailing dates. Photography is conducted on location or in studios to create the ‘‘Modern Hollywood’’ image. Printing and mailing of catalogs is performed by outside vendors. Frederick’s of Hollywood mails catalogs only within the United States.

Customer Service and Distribution

Frederick’s of Hollywood operates a customer contact center, distribution center and information technology center in Phoenix, Arizona. The customer contact center provides toll-free order placement and customer services as well as email customer support services. The customer contact center is open seven days per week. Frederick’s of Hollywood believes its contact center capacity is adequate to handle projected call volumes for the next several years.

The Phoenix Operations Center is a 130,000 square foot distribution facility that serves both the Stores and Direct divisions. The inventory systems and stock-keeping unit numbers for Stores and Direct are currently maintained separately. The majority of shipments received for Stores are allocated to individual stores and shipped within a few days; as part of its merchandising strategy, a portion of inventory is held in the distribution center as replenishment inventory to be distributed based on sales performance. Frederick’s of Hollywood believes its distribution center capacity is adequate to meet Frederick’s of Hollywood’s projected sales volume for the next several years. Catalog and Internet orders are typically processed within 24 hours. In fiscal 2006, Frederick’s of Hollywood switched its delivery service to United Parcel Service without significant disruption. Frederick’s of Hollywood believes its distribution center’s capacity is adequate to meet its projected sales volume for the next several years.

Sourcing

Frederick’s of Hollywood does not own or operate any manufacturing facilities. It generally issues purchase orders to third-party vendors for the sourcing and manufacturing of its merchandise. Orders are typically placed with vendors approximately four to six months prior to the initial sale date for new products, and approximately three months prior for reorders. Separate purchase orders are issued for Stores and Direct purchases. Frederick’s of Hollywood believes its sourcing strategy allows it to maintain high quality standards, while enhancing the speed of its order fulfillment process.

In fiscal 2007, Frederick’s of Hollywood purchased product from over 100 vendors. Its top ten vendors accounted for approximately 69% of the dollar value of those purchases. Movie Star accounted for approximately 6% of the dollar value of such purchases in fiscal 2007. There are two major suppliers that individually equaled or exceeded 10% of total purchases in fiscal 2007 – Montelle Intimates, Inc. (16%) and Wonder-Form Imports, Inc. (10%). Our eight non-U.S. suppliers accounted for approximately 29% of total purchases in fiscal 2007, comprised primarily of Montelle Intimates, Inc. and Wonder-Form Imports, each of which is based in Canada. Many of Frederick’s of Hollywood’s U.S. and foreign suppliers purchase products from foreign sources. Although it does not have direct relationships with these downstream suppliers, Frederick’s of Hollywood believes that its suppliers source primarily from China, Vietnam and the Philippines.

Although Frederick’s of Hollywood has no long-term manufacturing contracts, Frederick’s of Hollywood’s relationships with its vendors are long-standing and several vendors have been supplying product to Frederick’s of Hollywood for over twenty years. In order to assure adequate sources for its products, Frederick’s of Hollywood has developed programs with its vendors that are carefully considered and managed so as not to have any one vendor be the sole supplier of any important category. Accordingly, each of Frederick’s of Hollywood’s major product categories are sourced by three to four main vendors, each having the capacity to provide products equal to those of the other vendors supplying that category if the need should arise. Moreover, the Frederick’s of Hollywood merchandising team is consistently in the market to test products from new sources, and to develop those sources into more important suppliers as the business grows. When the business needs have dictated, Frederick’s of Hollywood has transferred product groups from vendors who are not meeting the requirements to sources that can. As a result of the careful management of its vendor programs, Frederick’s of Hollywood believes it is not overly dependent on any one supplier and believes that, as its number of stores increases, there will be adequate sources to produce a sufficient supply of quality goods in a timely manner and on satisfactory economic terms.

Information Technology

Frederick’s of Hollywood maintains information technology systems to support its product development, merchandising, marketing, planning, store operations, sourcing, finance, accounting, call centers, Internet, inventory distribution and order fulfillment.

In Frederick’s of Hollywood’s retail stores, sales are updated daily in the merchandise reporting systems by polling sales information from each store’s point of sale terminals. Through automated nightly communication with each store, sales information and payroll hours are uploaded to the host system, and stock changes are downloaded through the terminals. Frederick’s of Hollywood evaluates information obtained through daily reporting to implement merchandising decisions regarding markdowns and allocation of merchandise.

Competition

The sale of intimate apparel, personal care and beauty products is a highly competitive business with numerous competitors, including individual and chain fashion specialty stores, department stores and discount retailers. Brand image, marketing, fashion design, price, service, fashion assortment and quality are the principal competitive factors in retail store sales. Frederick’s of Hollywood’s Direct division competes with numerous national and regional catalog and online merchants. Image presentation, fulfillment and the factors affecting retail store sales discussed above are the principal competitive factors in catalog and online sales.

The retail industry for women’s apparel, intimate apparel, beauty products and personal care products is multi-faceted and operates through various channels; primarily retail stores, catalog and e-commerce. A leading competitor is Victoria’s Secret, a division of Limited Brands, which reported sales of approximately $5.1 billion in 2006.

Frederick’s of Hollywood believes it has significant competitive strengths relative to its competition because of its widely recognized brand, its presence in regional shopping malls, its direct marketing expertise and the experience of its management team. However, a number of Frederick’s of Hollywood’s competitors are larger and have significantly greater financial, marketing and other resources than Frederick’s of Hollywood, and there can be no assurance that Frederick’s of Hollywood will be able to compete successfully with them in the future. For information on the risks Frederick’s of Hollywood faces from competition, see ‘‘Risk Factors—Risks Related to the Businesses of Movie Star and Frederick’s of Hollywood.’’

Seasonality

Frederick’s of Hollywood’s business is seasonal, with sales and earnings peaking during its second and third fiscal quarters, particularly driven by the November/December holiday periods and the month of February, which includes Valentine’s Day. As a result of these seasonal sales patterns, Frederick’s of Hollywood maintains higher inventory levels during these peak selling periods.

Trademarks and Service Marks

Frederick’s of Hollywood has a variety of trademark applications and registrations in the United States and foreign countries. Frederick’s of Hollywood believes that its products and services are identified by its intellectual property. Frederick’s of Hollywood has and intends to maintain its intellectual property by vigorously protecting its intellectual property against infringement.

Employees

As of September 30, 2007, Frederick’s of Hollywood had approximately 593 full-time employees and 606 part-time employees in the United States. As a result of seasonal sales patterns, Frederick’s of Hollywood hires additional temporary staff at its retail stores and at its distribution and contact centers during peak sales periods. Employees are not represented by unions and are not covered by any collective bargaining agreements. Frederick’s of Hollywood considers its relations with its employees to be good.

Import and Import Restrictions

Frederick’s of Hollywood engages in transactions with foreign contractors and suppliers, which are subject to the risks of doing business abroad. Its import and offshore operations are subject to restraints imposed by agreements between the United States and certain foreign countries. These agreements impose quotas on the amount and type of goods that can be imported into the United States from these countries. Imported products purchased by Frederick’s of Hollywood from its vendors are also subject to United States customs duties. The United States and other countries in which Frederick’s of Hollywood products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust presently prevailing quotas, duty or tariff levels, which could adversely affect its operations and ability to continue to purchase imported products at current or increased levels.

Properties

Frederick’s of Hollywood leases its corporate headquarters in Hollywood, California and its operations center in Phoenix, Arizona. The corporate headquarters is approximately 26,727 square feet, while the operations center has a 130,000 square foot distribution center.

The following table sets forth information, as of September 30, 2007 regarding FOH Holdings’ leased facilities, excluding retail stores.

Location	Use	Owned or Leased	Square Footage	Annual Rent		Expiration of Lease

6255 Sunset Boulevard	Corporate Offices	Leased	26,727	$711,171	(1)	2/28/2015
Los Angeles, CA	Storage space		73	876		month to month
	Storage space		256	3,840		month to month
			27,056	$715,887
5005 S. 40th Street Phoenix, AZ	Operations Center and corporate offices	Leased	130,000	$826,956		9/30/2009

(1)	Annual rent escalates in subsequent years.

Frederick’s of Hollywood’s 136 retail stores are located in leased facilities, primarily in shopping malls in 30 states. A substantial portion of these lease commitments consist of store leases with an initial term of ten years. The leases expire at various dates between 2007 and 2019. Rental terms for new locations often include a fixed minimum rent plus a percentage of sales in excess of a specified amount. Certain operating costs such as common area maintenance, utilities, insurance and taxes are typically paid by Frederick’s of Hollywood. As a part of its normal-course operations, Frederick’s of Hollywood will continue to close certain underperforming retail stores upon the expiration of such store leases. See ‘‘FOH Holdings’ Business and Financial Information—Sales Channels—Stores Division.’’

The following table sets forth the locations of Frederick’s of Hollywood’s retail stores as of September 30, 2007.

Arizona	7	Massachusetts	4	Oklahoma	2
California	44	Michigan	4	Oregon	2
Connecticut	1	Minnesota	1	Pennsylvania	2
Florida	15	Missouri	1	South Carolina	2
Georgia	5	Nevada	5	Tennessee	2
Hawaii	1	New Hampshire	2	Texas	12
Illinois	4	New Jersey	1	Virginia	3
Indiana	1	New Mexico	1	Washington	1
Kansas	1	New York	6	Wisconsin	1
Maryland	1	Ohio	4

Typically, when space is leased for a retail store in a mall shopping center, all improvements, including interior walls, floors, ceilings, fixtures and decorations are performed by contractors designated by Frederick’s of Hollywood. The cost of improvements varies widely, depending on the design, size and location of the store. As a lease incentive in certain cases, the landlord of the property may provide a construction allowance to fund all, or a portion, of the cost of improvements.

Legal Proceedings

In July 2004, Frederick’s of Hollywood became involved in three separate purported class action lawsuits filed that individually alleged that Frederick’s of Hollywood improperly classified store managers in California stores as exempt from overtime requirements, engaged in unfair competition and violated other provisions of the California Labor Code. These cases were consolidated into a single case. The basis of the complaints was the allegation that store managers in all Frederick’s of Hollywood stores were improperly classified as ‘‘exempt’’ from overtime laws, when in fact they should have been classified as ‘‘nonexempt’’ and paid overtime for hours worked in excess of eight hours per day or forty hours per week. The complaints alleged that Frederick’s of Hollywood forced employees to work off the clock, through meal and rest breaks, and did not pay for all time worked. Frederick’s of Hollywood agreed to a settlement with respect to the California managerial employees. The parties further agreed to dismiss the hourly claims and managerial claims for non-California managers. On November 10, 2005, the court signed a Preliminary Approval Order approving the settlement and certifying a settlement class. The Final Approval Hearing on the settlement was held on January 17, 2006. Frederick’s of Hollywood paid $953,000 in full settlement of the claim in February 2006. These costs, along with the related legal costs of approximately $218,000, were recorded as a pre-acquisition liability under purchase accounting in connection with the change of control that occurred in March 2005. No amounts were outstanding as of July 29, 2006 or July 28, 2007.

On October 12, 2006, a purported class action was filed by Dennis Luciani, the purported class action representative, against Frederick’s of Hollywood and its subsidiary, Frederick’s of Hollywood Stores, Inc., in the Superior Court for Los Angeles County. The complaint alleged that Frederick’s of Hollywood violated certain California consumer privacy laws in requesting cardholders’ telephone numbers during credit card refund transactions and recording such telephone numbers onto a form. Relief sought included certification of the lawsuit as a class action, statutory civil penalties, and attorneys’ fees. Frederick’s of Hollywood filed an answer denying the plaintiff’s claims and asserting various defenses. In order to mitigate the cost of litigation, the plaintiff, Frederick’s of Hollywood and Frederick’s of Hollywood Stores, Inc. entered into a settlement agreement for the named plaintiff and the purported class, which was approved by the court on October 2, 2007. Frederick’s of Hollywood does not believe that the total costs for the resolution of this legal action will exceed $250,000. FOH Holdings reserved these costs as of July 29, 2006 and $182,000 of such costs remain accrued at July 28, 2007.

FOH Holdings is involved from time to time in litigation incidental to its business. FOH Holdings believes that the outcome of any other litigation will not have a material adverse effect on its results of operations or financial condition.

FOH HOLDINGS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis should be read in conjunction with FOH Holdings’ consolidated financial statements and notes thereto included elsewhere in this proxy statement. The consolidated financial statements of FOH Holdings include the accounts of FOH Holdings, Inc. and all of its subsidiaries: Frederick’s of Hollywood, Inc., Hollywood Mail Order, LLC, Frederick’s of Hollywood Stores, Inc. and Frederick’s.com, Inc.

Overview

The sale of intimate apparel, personal care and beauty products is a highly competitive business with numerous competitors, including individual and chain fashion specialty stores, department stores and discount retailers. Brand image, marketing, fashion design, price, service, fashion assortment and quality are the principal competitive factors in retail sales.

FOH Holdings is a retailer of primarily women’s apparel and related merchandise through mall-based specialty stores, mail order catalogs and the Internet. References throughout this discussion and analysis to ‘‘Direct’’ collectively refer to the catalog and Internet sales channels. At July 28, 2007 and July 29, 2006, FOH Holdings operated 133 and 134 stores, respectively. During the year ended July 28, 2007, FOH Holdings opened five new stores, closed six underperforming stores and relocated three stores. During the year ended July 29, 2006, FOH Holdings closed two stores in New Orleans as a result of damages caused by Hurricane Katrina and nine underperforming stores, opened five new stores and relocated two stores.

Critical Accounting Policies and Estimates

In connection with the audit of FOH Holdings’ consolidated financial statements for the fiscal year ended July 28, 2007, which did not include an audit of the effectiveness of FOH Holdings’ internal control over financial reporting, its independent registered public accounting firm reported to its audit committee two ‘‘material weaknesses’’ and other deficiencies in FOH Holdings’ internal control over financial reporting, finding that:

•	FOH Holdings did not perform reconciliations of significant accounts on a timely basis during the course of the year, nor did these reconciliations undergo the appropriate level of review; and

•	FOH Holdings did not have adequate cut-off procedures to ensure that all costs during the year were properly recorded in the correct period.

Since reporting two material weaknesses in internal control over financial reporting in connection with the audit of FOH Holdings’ consolidated financial statements for the fiscal year ended July 29, 2006. FOH Holdings’ management has taken a number of actions to help remediate the material weaknesses, and to improve the overall control environment and internal control over financial reporting, including the following:

•	the recruitment of appropriately qualified and experienced personnel to fill key financial and accounting positions;

•	the implementation of regular closing processes, including the timely reconciliation of key accounts and the timely resolution of unreconciled items;

•	the regular preparation and updating of supporting analyses for key accounts, particularly those relying on management’s estimates; and

•	the implementation of review procedures of key account analyses by finance management.

With the anticipation of appropriate personnel being in place in the first half of fiscal 2008, the following actions will continue to be addressed during fiscal 2008:

•	the implementation of additional review procedures of all closing entries and account analyses;

•	the documentation of reporting and control processes and procedures; and

•	the documentation of support for all accounts and positions.

Although these material weaknesses remained unremediated as of July 28, 2007, FOH Holdings’ management believes that it is taking appropriate actions to remediate these material weaknesses, although there can be no assurance that the remediation will be complete by the end of fiscal 2008. If these weaknesses are not adequately remediated in a timely manner, errors in financial reporting may occur and FOH Holdings may be required to restate its financial statements.

FOH Holdings’ discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’). The preparation of financial statements in conformity with GAAP requires the appropriate application of certain accounting policies, many of which require estimates and assumptions about future events and their impact on amounts reported in the financial statements and related notes. Since future events and their impact cannot be determined with certainty, the actual results will differ from FOH Holdings’ estimates. Such differences could be material to the financial statements.

FOH Holdings’ management believes the application of accounting policies, and the estimates required by these policies, are reasonable. These accounting policies and estimates are constantly re-evaluated, and adjustments are made when facts and circumstances dictate a change. FOH Holdings evaluates its estimates on an on-going basis, including those related to revenues, inventories, deferred catalog expenses, goodwill, intangible assets, taxes, stock-based compensation, contingencies and litigation. FOH Holdings’ most significant areas of estimation and assumption are:

•	estimation of expected customer merchandise returns;

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving inventory;

•	estimation of the timing and level of future catalog revenues;

•	estimation of future cash flows, discount rates and other underlying assumptions used to assess the carrying value of indefinite-lived intangible assets, goodwill and long-lived assets, including amortizable intangible assets;

•	estimation of its net deferred income tax asset valuation allowance; and

•	estimation of future common stock performance and determination of stock option lives.

Historically, FOH Holdings’ management has found the application of accounting policies to be appropriate, and actual results generally do not differ materially from those determined using estimates.

FOH Holdings’ accounting policies are more fully described in Note 2 to its consolidated financial statements for the fiscal year ended July 28, 2007, and included elsewhere in this proxy statement. FOH Holdings’ management has identified certain critical accounting policies that are described below.

Revenue Recognition – FOH Holdings records revenue at the point of sale for retail stores and at the time of estimated receipt by the customers for catalog and Internet sales. Outbound shipping charges billed to customers are included in net sales for catalog and Internet sales. FOH Holdings records an allowance for estimated returns in the period of sale based on prior experience. If actual returns are greater than expected returns, additional sales returns may be recorded in the future.

Merchandise Inventories – Store inventories are valued at the lower of cost or market using the retail inventory first-in, first-out (‘‘FIFO’’) method, and Direct inventories are valued at the lower of cost or market, on an average cost basis that approximates the FIFO method. Freight costs are included in inventory and vendor promotional allowances are recorded as a reduction in inventory cost.

These inventory methods inherently require management judgments and estimates, such as the amount and timing of permanent markdowns to clear unproductive or slow-moving inventory, which may impact the ending inventory valuations as well as gross margins. Markdowns are recorded when the sales value of the inventory has diminished. Factors considered in the determination of permanent markdowns include current and anticipated demand, customer preferences, age of the merchandise, and fashion trends. When a decision is made to permanently mark down merchandise, the resulting gross margin reduction is recognized in the period the markdown is recorded. Additionally, FOH Holdings accrues for planned but unexecuted markdowns. FOH Holdings’ management believes that markdowns have been appropriately reflected in its consolidated financial statements.

To the extent that FOH Holdings’ management estimates differ from actual results, additional markdowns may be required that could reduce gross margin, operating income and the carrying value of inventories.

Deferred Catalog Costs – Deferred catalog costs represent direct-response advertising that is capitalized and amortized over its expected period of future benefit. Direct-response advertising consists primarily of product catalogs of FOH Holdings’ mail order subsidiary. The capitalized costs of the advertising are amortized over the expected revenue stream following the mailing of the respective catalog, which is generally six months. The realizability of the deferred catalog costs are also evaluated as of each balance sheet date by comparing the capitalized costs for each catalog, on a catalog by catalog basis, to the probable remaining future net revenues. FOH Holdings’ management believes that they have appropriately determined the expected period of future benefit as of the date of its consolidated financial statements; however, should actual sales results differ from expected sales, deferred catalog costs may be written off on an accelerated basis.

Impairment of Long-Lived Assets – FOH Holdings reviews long-lived assets, including property and equipment and its amortizable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows, as prescribed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If long-lived assets are impaired, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the estimated fair value of the assets.

The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. If FOH Holdings’ sales growth, gross margin performance or other estimated operating results are not achieved at or above the forecasted level, or cost inflation exceeds the forecast and FOH Holdings is unable to recover such costs through price increases, the carrying value of certain of the retail stores may prove to be unrecoverable and FOH Holdings may incur additional impairment charges in the future. FOH Holdings’ management believes that the long-lived assets’ carrying values and useful lives continue to be appropriate.

Goodwill and Trademark – As of July 28, 2007, FOH Holdings had goodwill with a carrying balance of $6.7 million and trademarks with a carrying balance of $18.1 million, arising from the push-down accounting applied as a result of a change in control on March 3, 2005, when FOH Holdings’ outstanding common stock was purchased by certain shareholders. Note 1 of FOH Holdings’ audited consolidated financial statements, included elsewhere in this proxy statement, provides further information about this transaction. Intangible assets consist of the trademarks, principally FOH Holdings’ trade name, as well as customer relationships and domain names recognized in accordance with push-down accounting. FOH Holdings has determined the trademarks and domain names to have indefinite lives.

FASB Statement No. 142, Goodwill and Other Intangible Assets, requires FOH Holdings to not amortize its goodwill, trademarks and certain other indefinite life intangible assets, but to test those intangible assets for impairment annually and between annual tests when circumstances or events have occurred that may indicate a potential impairment has occurred. The goodwill impairment review is highly judgmental and involves the use of significant estimates and assumptions, which have a significant impact on the amount of any impairment charge recorded. Estimates of fair value are primarily determined using discounted cash flow methods and are dependent on assumptions on future sales trends, market conditions and cash flows over several years. In estimating future cash flows, FOH Holdings’ management uses assumptions for items such as comparable store sales, the rate of inflation, new store openings and future sales trends.

The carrying value of the trademark was determined using the relief-from-royalty method. The relief-from-royalty valuation method estimates the royalty expense that could be avoided in the operating business as a result of owning the respective asset or technology. The royalty savings are measured, tax-effected and, thereafter, converted to present value with a discount rate that considers the risk associated with owning the intangible assets. No impairment was present and no write-down was required when the trademark was reviewed for impairment in connection with the annual impairment test.

The most significant and sensitive assumption used in determining the fair value of the trademark using the relief-from-royalty method is the selected royalty rate. The relief-from-royalty method is most sensitive to the royalty rate assumption, which considers market share, market recognition and profitability of products bearing the trademark. The selected royalty rate used in the most recent annual trademark impairment test was 4.5%. FOH Holdings’ management estimates that a 50 basis point decrease to the selected royalty rate could have reduced the estimated fair value of the trademark by approximately $4.0 million.

If assumptions used in performing the goodwill or trademark impairment test prove inaccurate, the fair value of the goodwill and trademark may ultimately prove to be significantly lower, thereby causing the carrying value to exceed the fair value and indicating impairment has occurred. FOH Holdings’ management believes that the carrying values of certain intangible assets and goodwill continue to be appropriate and no impairments have been identified.

Income Taxes – Income taxes are accounted for by FOH Holdings under an asset and liability approach that requires the recognition of deferred income tax assets and liabilities for the expected future consequences of events that have been recognized in FOH Holdings’ consolidated financial statements and income tax returns. FOH Holdings’ management provides a valuation allowance for deferred income tax assets when it is considered more likely than not that all or a portion of such deferred income tax assets will not be realized. Future realization of certain income tax assets on which FOH Holdings’ management has provided a valuation allowance is dependent upon future cumulative profitability, among other factors.

Stock-based Compensation – Effective July 30, 2006, FOH Holdings adopted the provisions of SFAS No. 123(R), ‘‘Shared-Based Payment,’’ which requires an entity to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. FOH Holdings adopted SFAS 123(R) using the prospective application method. Under this method, share-based compensation expense recognized during the year ended July 28, 2007 included only share-based compensation expense for all share-based awards granted or modified subsequent to July 29, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). In accordance with the prospective application method, FOH Holdings’ consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123(R). The prospective application of SFAS 123(R) did not have a material impact on FOH Holdings’ consolidated financial positions, results of operations and cash flows.

FOH Holdings currently uses the Black-Scholes option-pricing model to value stock options granted to employees. It uses these values to recognize stock compensation expense for stock options in accordance with SFAS No. 123(R). The Black-Scholes model is complex and requires significant exercise of judgment to estimate future common stock dividend yield, common stock expected volatility and the expected life of the stock options. These assumptions significantly affect stock option valuations and future changes in these assumptions could significantly change valuations of future stock option grants and, thus, affect future stock compensation expense.

Discontinued operations – Discontinued operations consist of stores closed during the course of the year. Accordingly, FOH Holdings excludes the operations of the closed stores from the ongoing operations of FOH Holdings and reports them separately as discontinued operations. In reaching a determination as to whether the results of a store will be eliminated from ongoing operations, FOH Holdings considers whether it is likely that customers will migrate to similar stores in the same geographic market. FOH Holdings’ consideration includes an evaluation of the proximity of those stores to the closed store.

During the fiscal year ended July 28, 2007, FOH Holdings closed six stores. During the fiscal year ended July 29, 2006, FOH Holdings closed eleven stores. Each store closure occurred at its contractual lease termination date, except for the two stores closed during 2006 due to Hurricane Katrina. The impact of these store closures are reflected as a retroactive adjustment to discontinued operations for prior years.

New Accounting Pronouncements Not Yet Adopted

In July 2006, the FASB issued FASB interpretation (‘‘FIN’’) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. FOH Holdings is currently assessing the impact of FIN No. 48, which it will adopt effective at the beginning of the fiscal year ending in July 2008.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 provides enhanced guidance for using fair value to measure assets and liabilities and also expands information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other accounting standards require or permit assets and liabilities to be measured at fair value and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. FOH Holdings is currently assessing the impact of SFAS No. 157 and will adopt this standard at the beginning of the fiscal year ending in July 2009.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (‘‘SFAS No. 159’’). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at fiscal year ends. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Accordingly, SFAS No. 159 will be adopted commencing in FOH Holdings’ fiscal year ending in July 2009. FOH Holdings is currently assessing the impact of SFAS No. 159 and will adopt this standard at the beginning of the fiscal year ending in July 2009.

Results of Operations

Fiscal Years 2007, 2006 and 2005

The table below shows how FOH Holdings’ operating results have changed over the periods presented. The financial information presented reflects the push-down accounting adjustments related to the March 2005 transaction that is described in ‘‘Selected Historical Consolidated Financial and Other Data and Summary Selected Pro Forma Condensed Consolidated Financial Information—FOH Holdings’ Selected Historical Consolidated Financial and Other Data’’ and more fully disclosed in Note 1 of FOH Holdings’ audited consolidated financial statements included elsewhere in this proxy statement. The relevant percentage of total revenue is provided next to each period’s results of operations so that comparisons can be made about the relative change in revenue and expenses. As a result of the push-down accounting adjustments, the information in the post-push down periods (the years ended July 28, 2007 and July 29, 2006 and the five months ended July 30, 2005) and the pre-push down period (the seven months ended March 3, 2005) presented may not be comparable. The results are further separated by a heavy black line to indicate the effective date of the new basis of accounting.

	Year Ended July 28, 2007	Percentage of Net Sales	Year Ended July 29, 2006	Percentage of Net Sales	Five Months Ended July 30, 2005	Percentage of Net Sales	Seven Months Ended March 3, 2005	Percentage of Net Sales
(In thousands except for percentages)
Net sales	$155,238	100.0%	$136,705	100.0%	$46,807	100.0%	$76,785	100.0%
Cost of goods sold, buying and occupancy	90,201	58.1%	80,102	58.6%	27,026	57.7%	44,122	57.5%
Gross profit	65,037	41.9%	56,603	41.4%	19,781	42.3%	32,663	42.5%
Selling, general and administrative expenses	61,996	39.9%	57,579	42.1%	20,279	43.3%	35,173	45.8%
Operating income (loss)	3,041	2.0%	(976)	(0.7)%	(498)	(1.1)%	(2,510)	(3.3)%
Interest expense, net	2,093	1.3%	2,422	1.8%	700	1.5%	1,102	1.4%
Income (loss) from continuing operations before income tax provision (benefit)	948	0.6%	(3,398)	(2.5)%	(1,198)	(2.6)%	(3,612)	(4.7)%
Income tax provision (benefit)	548	0.3%	127	0.1%	(128)	(0.3)%	(953)	(1.2)%
Income (loss) from continuing operations	400	0.2%	(3,525)	(2.6)%	(1,070)	(2.3)%	(2,659)	(3.5)%
Income (loss) from discontinued operations, net of tax provision (benefit) of $58 for the year ended July 28, 2007, $(10) for the year ended July 29, 2006, $(20) for the five months ended July 30, 2005 and $158 for the seven months ended March 3, 2005	41	0.1%	240	0.2%	(166)	(0.4)%	440	0.6%
Net income (loss)	$441	0.3%	$(3,285)	(2.4)%	$(1,236)	(2.6)%	$(2,219)	(2.9)%

Economic and Business Overview

FOH Holdings’ operating results are impacted by strength in the overall U.S economy and consumer confidence. As a result, management monitors economic and consumer trends, and key performance indicators, as published in trade and general business publications, as well as publicly available industry research.

Consumer confidence in fiscal year 2006 remained high, generated by strengthening employment, increases in consumer net worth, and healthier consumer income growth. This confidence began to soften in fiscal year 2007 as oil prices increased and the housing market began to slow.

In fiscal 2004, FOH Holdings commenced a new strategic focus, which included the following initiatives:-

•	further refining the profile of the Frederick’s of Hollywood target consumer;

•	developing a strong, consistently well-executed merchandising strategy; and

•	developing a consistent brand presence across all distribution channels.

Commencing in the latter half of fiscal 2005, FOH Holdings began to implement this strategy by concentrating on the Frederick’s of Hollywood’s customer target of women between the ages of 18 and 35.

Through 2006, a more focused product strategy was rolled out, which committed to:

•	introducing newness and innovation in trend, silhouette and fabrication of the products;

•	upgrading the fashion and quality of the product offering;

•	improving the product flow from the suppliers to the floor, thereby reducing consumer frustrations from stock outs and back orders; and

•	upgrading the fashion quality of product offerings.

Economic variables will always impact consumer confidence, thereby directly affecting consumer spending. However, brand image, marketing, fashion design, price, service, fashion assortment and quality are the principal competitive factors in retail sales, regardless of general economic trends. FOH Holdings’ management believes that well-positioned price points, a product offering of both basic and trend-conscious intimate apparel, and effective customer service will continue to drive strong sales and brand growth.

Fiscal Year 2007 Compared to
Fiscal Year 2006

Operational Overview

Net sales for the fiscal year ended July 28, 2007 increased by $18,533,000, or 13.6% to $155,238,000 compared with $136,705,000 of net sales for the fiscal year ended July 29, 2006. Comparable same store sales represent a key operating metric utilized by FOH Holdings’ management to measure store net sales performance and the strength of retail sales. Comparable same store sales increased by approximately 9.2% in fiscal 2007 compared to fiscal 2006. Comparable same store sales increased by approximately 6.5% in fiscal 2006 compared to fiscal 2005. FOH Holdings anticipates that there will continue to be an increase in comparable same store sales when comparing estimated fiscal year 2008 store sales with fiscal year 2007 store sales, but due to uncertainties associated with the economy and consumer demand, it is difficult for management to determine if this trend will continue in the future or if an increase in comparable same store sales will actually be realized in fiscal 2008.

Merchandising initiatives contributed to the increase in sales with the continued success of core products and new product introductions, including the first new bra launch in three years. Core products, such as the Dream Corset, generated over 40% of net sales in fiscal 2007. The top ten core products contributed 30% of total net sales in Stores and 11% of total net sales for Direct in fiscal 2007. The two best-performing product departments in fiscal 2007 were Seduction by Frederick’s of Hollywood sub-brands and corsets, which together contributed to an increase in net sales of $11,313,000, or 65.0%, over fiscal 2006. The increase in net sales attributable to core product growth is the result of increased consumer demand for these products driven partially by the continued updating of these products to meet fashion trends, and store level and Direct promotional activity specific to these products. FOH Holdings’ management is currently unable to determine if the demand for these products will continue to increase in the future at a similar rate due to the unpredictability of consumer sentiment and economic uncertainties.

Customer focus remained a key initiative in fiscal 2007. Store staff training was increased and staffing levels were adjusted to promote an improved store shopping experience for customers. Customer surveys informed store management and enabled store management to better focus on those experiences that were most important to the Frederick’s of Hollywood customer. As a result, a recent customer survey indicated that 71% of Frederick’s of Hollywood customers were highly satisfied.

Service levels in FOH Holdings’ distribution center, as measured by the number of orders shipped within 24 hours of receipt, increased by approximately 17% over the prior year. Service levels in FOH Holdings’ customer contact center also increased, as measured by the number of calls answered within a prescribed time. In fiscal 2007, the number of calls answered within 20 seconds increased to 80% from 64% in the previous year. FOH Holdings expects its investment in customer-focused programs to continue to contribute to the trend of sales growth, and to strengthen the brand value in the customers’ minds.

In Direct, search and affiliate programs have helped to drive the increased traffic to the website. Sales generated by placement on Internet search engines and affiliate websites increased by 31.3% in fiscal 2007. FOH Holdings expects to continue to develop these relationships. Improved creative efforts and product positioning have contributed to an increase in customer conversion rates, which is the percentage of visitors to the website who then buy merchandise. The twelve month house file (i.e., customers that have made a direct purchase within the past twelve months) increased by 10% to exceed 660,000 customers. A focus on promotional and prospecting activities has driven sales. FOH Holdings continues to develop these activities. These activities include search, affiliate and portal programs on the Internet, core product promotional activities in both the Store and Direct channels, and targeted mailings of the catalog. FOH Holdings’ management is unable to determine if the response to these activities will continue due to the unpredictability of consumer sentiment and economic uncertainties.

Net Sales

Total net sales for fiscal 2007 increased by $18,533,000 to $155,238,000 from $136,705,000 in fiscal 2006. The following factors contributed to the increase in total net sales:

•	Total retail store sales increased by $10,614,000 or 13.1% over the prior year, which was primarily attributable to a comparable same store sales increase of approximately $7,506,000 or 9.2%. A key operating metric is the performance of comparable store sales, which are the net merchandise sales of stores that have been open for at least one complete year. In fiscal 2007, the increase in comparable store sales was driven by a 6.1% increase in average dollar sales per transaction and a 2.7% increase in the number of transactions. The remaining increase in retail store sales was driven by the performance of new stores opened in fiscal 2006 and fiscal 2007 which had not been opened for a complete year.

•	Net product sales for the Direct business increased by $7,876,000 or 15.0% over the prior year. Approximately 12.7% more sales were made through the catalog, despite a 22.2% reduction in catalog circulation, and 28.7% more sales were made through the website. During fiscal 2007, the number of orders received increased by 12.9%. Sales generated by placement on Internet search engines and affiliate increased by 31.3% in fiscal 2007.

Gross Profit

Gross margin (gross profit as a percentage of net sales) in fiscal 2007 increased to 41.9% from 41.4% in the prior year. In dollar terms, gross margin increased by $8,434,000 or 14.9%, which was in line with the increase in total revenues. Cost of goods sold increased by $10,099,000 or 12.6% in fiscal 2007. The largest contributors to the increase in cost of goods sold were the following:

•	Product costs increased by $4,884,000 or 9.8%, to $54,916,000 in fiscal 2007 due to the increase in product sold. As a percentage of sales, product margins increased slightly from 61.6% in fiscal 2006 to 62.2% in fiscal 2007 due to a change in the blend of goods sold on many of the established product lines.

•	Occupancy costs consist of the rent, deferred rent, common area maintenance, utilities, real estate taxes and depreciation of the stores and the distribution center in Phoenix. These costs increased by $1,825,000 or 9.6%, to $20,837,000 in fiscal 2007, partly due to net increases in rents and common area costs of $1,428,000, or 10.2%, over the prior fiscal year. In addition, in anticipation of the forthcoming store expansion, FOH Holdings expanded the dedicated real estate department, which contributed increased costs of $261,000, an increase of 51.2% in fiscal 2007 over the prior fiscal year.

•	Buying costs consist of the costs of our merchandising teams and their activities. Buying costs increased by $640,000 or 21.4% in fiscal 2007. An increase of $525,000 or 19.3% was attributable to new positions and salary increases within the merchandise and buying teams, and an increase in associated costs, including travel costs. The remaining increase of $115,000 was related to an increase of IT costs of 43.1% in fiscal 2007 resulting from the increased operating costs of the new store communication platform.

•	The remaining increase in fiscal 2007 was partially attributable to increased shipping and distribution costs arising from the increased sales volume in both retail stores and Direct.

Selling, General and Administrative Expenses

Selling, general and administrative expenses in fiscal 2007 increased by $4,417,000 or 7.7% over the prior fiscal year. The following factors contributed to the change over the prior year:

•	Store personnel-related expenses increased by $1,118,000 or 6.7% over the prior fiscal year, from both increased staffing within the stores and salary increases. Store level staffing was increased to improve customer interactions, which led to an enhanced customer experience and higher levels of customer satisfaction.

•	Corporate and Direct personnel-related costs increased by $2,333,000 or 55.5% due to salary increases of 3% and the introduction of an executive and manager incentive bonus program based upon individual performance and the financial performance of FOH Holdings, for which FOH Holdings recorded $1,000,000 of bonus expense in fiscal 2007. In addition, consultancy costs of $860,000 were incurred, primarily for merger-related activities, including interim finance and IT staff.

•	Brand marketing is used to increase brand awareness through the announcement of new product launches, the arrival of seasonal collections and the opening of new stores. This is accomplished primarily through public relations activities, including press releases and media events. In fiscal 2007, certain events were not held as the business focused on operational initiatives. This decrease in brand marketing activities led to a decrease in costs of $633,000 or 30.1%. In fiscal 2008, these activities will be re-launched, including the annual charity auction event to be held in October 2007.

Interest Expense, Net

During the fiscal year ended July 28, 2007, net interest expense of approximately $2,093,000 was incurred compared to $2,422,000 for the year ended July 29, 2006. Net interest expense decreased by $329,000, or 13.6%, over the prior fiscal year. This was driven by a decrease in the average outstanding borrowings of approximately $2,858,000 or 10.3%, as partially offset by an increase in the average borrowing rate on the revolver facility from 7.4% in fiscal 2006 to 8.3% in fiscal 2007, which was driven by increases in the underlying prime rate. The decrease in average outstanding borrowings was a result of an improved liquidity position from the prior fiscal year, resulting from the issuance of 400,000 shares of common stock for $4,000,000 in the latter part of fiscal 2006 and improved sales in fiscal 2007.

Income Tax Provision — Continuing Operations

During the fiscal year ended July 28, 2007, FOH Holdings recognized income tax expense of $548,000. For fiscal 2007, FOH Holdings’ effective income tax rate of 57.9% differed from the U.S. federal statutory rate primarily due to the establishment of valuation allowances against certain deferred income tax assets to replace the utilization of pre-acquisition net operating losses during fiscal 2007, and the related valuation allowance being recognized as a reduction to goodwill resulting from the March 3, 2005 change in control. Beginning in fiscal 2005, FOH Holdings’ management determined, based in part on the cumulative losses, that it is more likely than not that certain of the deferred income tax assets will not be realized. As a result, a valuation allowance was recorded, resulting in the significant difference between the effective tax rate and federal statutory rate in fiscal 2006. Following the March 3, 2005 change in control, future recognition of certain income tax assets have been recognized as a reduction to goodwill.

Income (Loss) from Discontinued Operations

Income (loss) from discontinued operations, net of tax, of $41,000 and $240,000 for the years ended July 28, 2007 and July 29, 2006, respectively, includes revenues and expenses directly associated with the stores closed during those periods. Six stores were closed in the fiscal year ended July 28, 2007. These stores generated net sales of $1,518,000 and $2,459,000 in fiscal 2007 and 2006, respectively. Eleven stores were closed in the fiscal year ended July 29, 2006, including two in New Orleans as a result of damage caused by Hurricane Katrina. These eleven stores generated net sales of $2,488,000 in fiscal 2006. Other than the two stores closed due to Hurricane Katrina, these store closures occurred at the end of the applicable contractual lease termination dates. Additionally, discontinued operations for the fiscal year ended July 29, 2006 reflects the retrospective adjustment for the six stores closed subsequent to the 2006 fiscal reporting period.

Fiscal Year 2006 Compared to
Fiscal Year 2005

Operational Overview

In fiscal 2006, FOH Holdings began to recover from the under-performance of fiscal 2005. The performance in 2005 was primarily attributable to poor customer acceptance of the product offerings and reduced customer service. These factors resulted in unfavorable financial performance during 2005, including decreased sales, increased clearance inventory and unplanned markdowns.

Net sales for the fiscal year ended July 29, 2006 increased by $13,113,000 from $123,592,000 to $136,705,000 or by 10.6% as compared with the combined net sales for the five months ended July 30, 2005, and the seven months ended March 3, 2005. This sales growth was realized across all channels of distribution.

Product offerings continued to be refreshed during fiscal 2006, with foundation basics and fashion items performing well. Enhanced product offerings enabled higher price points, with net sales prices on key product lines increasing on average 4.8%. For example, two key product departments in 2005 and 2006 were Seduction by Frederick’s of Hollywood sub-brands and corsets. In fiscal 2005, aggregate sales of these items increased $3,364,000 or 28.7% over fiscal year 2004, due to an increase in demand, enabling strong price positionings that were, on average, 3.4% higher than prices in fiscal year 2004. Merchandising focus on this item and the sales trends, as well as general fashion movements, determined that this trend would continue. In fiscal year 2006, sales in these items increased by $7,415,000 or 49.2% over the prior fiscal year, with the net sales price increasing 7.7%.

Customer focus continued during fiscal 2006, with increased time and attention spent on developing customer relationship programs, especially in the Direct distribution channels where new search and affiliate programs were introduced. Having intentionally reduced much of FOH Holdings’ prospecting activity in 2005, including the elimination of inactive customers from its customer lists in fiscal 2005 and decreasing catalog circulation, FOH Holdings then selectively re-initiated prospecting in fiscal 2006, by increasing search and affiliate marketing on the Internet and developing new prospecting models for catalog customers, thereby rebuilding the housefile (i.e., customers that have made a Direct purchase in the past twelve months) to over 600,000 customers in fiscal year 2006, an increase of 17% over the prior fiscal year period.

Net Sales

Net sales for fiscal 2005 were not impacted by the March 3, 2005 change in control. As a result, FOH Holdings’ management has performed the analysis on the change in net sales from fiscal 2005 by combining the five months ended July 30, 2005 and the seven months ended March 3, 2005. Net sales in fiscal 2006 increased by $13,113,000 from $123,592,000 as a result of the following:

•	Total retail store net sales increased by approximately $8,253,000 or 11.3% over the prior year, primarily attributable to a comparable same store sales increase of approximately $4,901,000 or 6.5%. Comparable store sales, which are the net merchandise sales from stores that have been open for at least one complete year, were driven by a 3.1% increase in average dollar sales per transaction and an increase in the number of transactions of approximately 9%. In addition, five new stores were opened during fiscal year 2006 that also contributed to the increase in net sales.

•	Net product sales for Frederick’s of Hollywood’s Direct business increased by $4,198,000 or 10.5% for the fiscal year ended July 29, 2006 as compared with the prior fiscal year, driven by a $3,393,000 or 30.8% increase in the net sales of the Internet business due to a shift in web marketing efforts. Net sales in the catalog business increased by $805,000 or 2.8% through an increase in catalog response rates of 5%, as offset by a reduction in circulation of 11%. The success of the Direct business was a reflection of a new creative strategy and revitalized prospecting and promotion strategies, leading to an increase in the twelve month housefile to over 600,000 names.

Gross Profit

For the fiscal year ended July 29, 2006, the gross profit rate (expressed as a percentage of net sales) decreased to 41.4% from 42.3% and 42.5% for the five months ended July 30, 2005 and the seven months ended March 3, 2005, respectively. The sequential decrease over the prior year periods was primarily due to the following factors:

•	Buying costs consist of the costs of our merchandising teams and the cost of their activities. Buying costs reflected an increase of approximately 7.4%, primarily due to increases in personnel related costs of $172,000 attributable to higher staffing levels within the merchandise buying and planning teams, and an increase in travel costs of $149,000 for increased market visits to better identify new fashion trends and product opportunities; these increases were offset by a reduction in design fees of $108,000.

•	Occupancy costs consist of the rent, deferred rent, common area maintenance, utilities, real estate taxes and depreciation of the stores and the distribution center in Phoenix. These costs increased by approximately 6.4% in fiscal year 2006 against total occupancy costs of $19,899,000 in fiscal 2005; these increases resulted from contractual lease increases in rent and common area charges, and increased depreciation charges from the revaluation of property and equipment as a result of the March 2005 transaction.

•	Product margins decreased from 63.5% to 61.6% as a result of an increase in promotional markdowns to drive top line sales of clearance items, including certain discontinued product offerings.

The increase in buying and occupancy costs, and the decrease in product margin, was not fully offset by a corresponding increase in sales volumes, resulting in a decrease in the gross profit.

Selling, General and Administrative Expenses

Selling, general and administrative expense (SG&A) consists of two components. Selling expenses include store and field support costs including personnel and advertising, as well as Internet and catalog processing costs. General and administrative costs include the corporate functions such as executives, finance and accounting, legal, information systems, human resources, and other centralized services. SG&A, as a percentage of sales for the fiscal year ended July 29, 2006 decreased to 42.1% from 43.3% and 45.8% for the five months ended July 30, 2005 and the seven months ended March 3, 2005, respectively. The sequential decrease of SG&A as a percentage of sales over the prior year periods is primarily a result of increased sales, which were partially offset by a comparable increase in SG&A expenses. SG&A costs increased $2,127,000 or 3.7% primarily due to the following:

•	Increases in professional fees of $948,000, including legal fees relating to the class action lawsuit and increased audit fees;

•	Management fees of $200,000 per annum payable to the shareholders commencing from March 2005; and

•	Increased personnel recruitment and consulting fees of $366,000 relating to the recruitment and retention of key personnel.

Interest Expense, Net

During the fiscal year ended July 29, 2006, net interest expense of approximately $2,422,000 was incurred compared to $700,000 and $1,102,000 for the five months ended July 30, 2005 and the seven months ended March 3, 2005, respectively. The increase in fiscal 2006 over each of the respective periods in fiscal 2005 is due primarily to each of the fiscal 2005 periods consisting of less than twelve months of interest expense. Interest expense increased by $620,000 over the combined prior fiscal year periods, an increase of 34.4%. This was driven, in part, by an increase in the average outstanding borrowings of approximately $3,015,000 or 12.5%, and an increase in the average borrowing rate from 6.8% in fiscal year 2005 to 7.4% in fiscal year 2006. The increase in the rate was driven by the increases in the underlying prime rate. The increase in average outstanding borrowings was a result of FOH Holdings amending its financing arrangements in July 2005 to provide for a term loan facility, which bears interest at the bank’s prime rate (8.25% at July 29, 2006) plus 1%. In order to fund new stores and investment in technology, as well as to provide monies to pay for the settlement of a class action lawsuit, $1,500,000 was drawn down in August 2005 and a further $750,000 was drawn down in December 2005.

Income Tax Provision — Continuing Operations

In the fiscal year ended July 29, 2006, FOH Holdings recognized income tax expense of $127,000, largely due to certain state income taxes. The net operating loss available for carry forward is offset by valuation allowances. For the five months ended July 30, 2005 and the seven months ended March 3, 2005, FOH Holdings recognized income tax benefits of $128,000 and $953,000, respectively. These income tax benefits were primarily attributed to certain available operating loss carry-backs. Beginning in fiscal 2005, FOH Holdings’ management determined, based in part on the cumulative losses, that it is more likely than not, that certain of the deferred income tax assets will not be realized. As a result, a valuation allowance was recorded resulting in the significant difference between the effective tax rate and federal statutory rate in the fiscal 2006 and the fiscal 2005 periods. Following the March 3, 2005 change in control, future recognition of certain income tax assets will be recognized as a reduction to goodwill.

Income (Loss) from Discontinued Operations

Income (loss) from discontinued operations, net of tax, of $240,000, $(166,000) and $440,000 for the year ended July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, respectively, includes revenues and expenses directly associated with the stores closed through July 28, 2007. Upon store closings that occur subsequent to each reporting period, FOH Holdings retrospectively adjusts prior periods to reflect those stores as discontinued operations if it is determined that there are no significant continuing cash flows from the closed stores. As a result, the fiscal 2006 and 2005 results also reflect the closing of six stores during the year ended July 28, 2007, which generated net sales of $2,459,000 and $2,303,000 for fiscal 2006 and 2005, respectively. Eleven stores were closed in the fiscal year ended July 29, 2006, including two in New Orleans as a result of damage caused by Hurricane Katrina. These eleven stores generated net sales of $2,488,000 and $4,364,000 in fiscal 2006 and 2005, respectively. No stores were closed in the five months ended July 30, 2005 and nine stores were closed during the seven months ended March 3, 2005, which generated net sales of $2,061,000. These store closures occurred at the end of the applicable contractual lease termination dates. Additionally, discontinued operations for the fiscal year ended July 29, 2006, the five months ended July 30, 2005 and the seven months ended March 3, 2005 reflect the retrospective adjustment for six, seventeen and seventeen stores, respectively, closed subsequent to the respective reporting periods.

Liquidity and Capital Resources

FOH Holdings’ working capital requirements vary throughout the year, with the peak generally occurring in the first and second fiscal quarters.

At July 28, 2007, FOH Holdings had approximately $1,898,000 of cash and cash equivalents on hand, in addition to a revolving line of credit facility under which FOH Holdings could borrow or issue letters of credit up to a combined $12,000,000, subject to availability levels calculated on the basis of accounts receivable and inventory balances. This facility has been renewed each year and it currently expires on January 7, 2008. FOH Holdings exercised a right on October 9, 2007 to increase the borrowing capacity of the revolving line of credit facility by $3,000,000. It is currently anticipated that these facilities will be refinanced as part of the refinancing of Movie Star’s debt at the completion of the transaction, which is expected to close by the end of the second quarter of fiscal year 2008. Accordingly, FOH Holdings has not yet begun discussions to extend the revolving line of credit facility; however, in the event the refinancing is delayed, FOH Holdings expects that it will be able to negotiate a renewal of the revolving line of credit, although there can be no assurance that this will be the case. As of July 28, 2007, there were cash borrowings of $4,490,000 and letters of credit of $1,250,000 under the revolving line of credit facility. Funds available under the revolving line of credit provide seasonal funding requirements. The build-up of merchandise inventory starts in the fourth quarter of the previous fiscal year, therefore the balance on the revolving line of credit begins to increase from that point. The holiday season accounts for approximately one-third of net sales. Accordingly, cash requirements are highest in the first fiscal quarter as the inventory continues to build in anticipation of the holiday period. The ability of FOH Holdings to turn inventory with sufficient frequency and to manage receipts from customers and payments to vendors is key to maintaining liquidity. FOH Holdings’ management believes that its relationships with vendors and suppliers remain strong, as do its relationships with its lenders.

Net cash generated from operating activities of $6,661,000 in the fiscal year ended July 28, 2007 provided the primary source of cash to support operations. The largest sources of operating cash flows are cash collections from customers, with the primary uses being wages and related employee benefits, merchandise inventory purchases and occupancy expenses. Cash provided by operating activities for the year ended July 28, 2007 was $6,661,000 compared to cash provided by operating activities of $957,000 for the year ended July 29, 2006. The primary sources of cash provided by operating activities for the year ended July 28, 2007 were net income of $441,000, add-backs for non-cash depreciation and amortization of $3,216,000, non-cash accrued interest of $687,000, accounts payable, accrued expenses, deferred expenses and income taxes of $6,300,000, partially offset by the purchase of merchandise inventories of $3,714,000, and income tax receivable and prepaid and other current assets of $346,000.

Cash used in investing activities primarily consisted of capital expenditures of $6,714,000 and $3,983,000 in the fiscal years ended July 28, 2007 and July 29, 2006, respectively, related to the remodeling of existing stores and the opening of new stores, as well as investment in technology to support future growth. In fiscal 2007, five new stores were opened and three were relocated; in fiscal 2006, five new stores were opened and one was relocated. Additionally, a total of $3,019,000 of transaction costs related to the merger and other transactions contemplated by the merger agreement were incurred in fiscal 2007; approximately $1,239,000 was paid in 2007.

Cash flows provided by financing activities during the fiscal year ended 2007 primarily consist of a net increase in borrowings under the revolving line of credit facility of $1,182,000 as opposed to equity contributions of $4,000,000 made by stockholders in the fiscal year ended July 29, 2006, as part of FOH Holdings’ senior lender’s agreement to make a term loan to FOH Holdings. These contributions and borrowings provided funds for capital expenditures, including new stores and technology for growth initiatives and the settlement of a class action lawsuit in fiscal year 2006. Additionally, issuance costs of $353,000 were paid in connection with the rights offering. FOH Holdings generated excess cash flow in fiscal year 2007 of $56,000 and no repayments of the long-term debt were made during the year.

Cash flows of $121,000 were realized in fiscal 2007 from the six stores closed in that year. The six stores closed in fiscal 2007 and the eleven stores closed in fiscal 2006 generated cash flows of $284,000 during fiscal 2006. Cash flows from these discontinued operations did not have a material effect on the liquidity of FOH Holdings, nor did the closure of these stores have a material effect on the operations of FOH Holdings. Accordingly, the absence of cash flows from the discontinued operations is not expected to affect the future liquidity and capital resources of FOH Holdings. Accordingly, the cash flows from discontinued operations are not separately disclosed in the cash flow statements.

FOH Holdings’ management believes that the currently available cash and funds available under its revolving line of credit, along with anticipated operating cash flows, will be sufficient to cover its working capital requirements and contemplated new store opening expenditures, excluding those contemplated post-merger with Movie Star, for at least the next twelve months. If FOH Holdings’ cash flow from operations declines significantly or if FOH Holdings accelerates its store expansion or remodeling program, it may be necessary for it to seek additional sources of capital, including debt and/or equity financing.

Seasonality and Inflation

FOH Holdings’ business is seasonal, with sales and earnings peaking during its second (e.g. November through January) and third (e.g. February through April) fiscal quarters, and is particularly driven by the November and December holiday periods, as well as the Valentine’s Day in the month of

February. Approximately a third of the annual net sales occur over the holiday period. As a result of these seasonal sales patterns, FOH Holdings maintains higher inventory levels during these peak selling periods.

FOH Holdings’ management does not believe that inflation has had a material effect on the results of its operations during the fiscal years 2007, 2006 and 2005; however, they can not be certain that the business will not be affected by inflation in the future.

Quantitative and Qualitative Disclosures About Market and Interest Rate Risk

Interest Rate Risks

FOH Holdings is exposed to interest rate risk associated with its revolving credit facility and term loan. The term loan bears interest at the lender’s prime rate (8.25% at July 28, 2007) plus 1%. On July 31, 2007, FOH Holdings amended its agreement on the term loan to give FOH Holdings the option to elect to have interest based on the London InterBank Offered Rate (‘‘LIBOR’’), in which case interest will be charged at LIBOR plus 3.25%.

Borrowings under the revolving credit facility bear interest at variable rates based on (i) the sum of (a) the base rate, as defined, and (b) an applicable margin ranging from 0.25% to 1.25%, unless FOH Holdings elects to have interest based on the LIBOR, in which case interest will be based on (ii) the sum of (a) LIBOR and (b) an applicable margin. Outstanding borrowings were at the base rate of 8.25% at July 28, 2007, plus the applicable margin of 0.25%. For the year ended July 28, 2007, borrowings under the revolving facility peaked at $6,809,000 and the average borrowing during the period was approximately $3,012,000.

An increase in the interest rate of 100 basis points would have increased the interest on the revolving credit facility and term loan borrowings by approximately $32,000 for the fiscal year ended July 28, 2007.

As of July 28, 2007, FOH Holdings had $19,429,000 of fixed-rate debt due to a stockholder with a combined weighted-average interest rate of 7.4%. FOH Holdings currently estimates that a 100 basis point increase in interest rates would decrease the fair value of its fixed-rate debt by approximately $523,000 as of July 28, 2007.

Foreign Currency Risks

FOH Holdings enters into a significant amount of purchase obligations outside of the U.S., all of which are negotiated and settled in U.S. dollars and, therefore, FOH Holdings has no exposure to foreign currency exchange risks.

Contractual Obligations and Commercial Commitments

The following table summarizes FOH Holdings’ minimum contractual obligations and commercial commitments as of July 28, 2007 (in thousands):

	Total	Within 1 Year	1-3 Years	4-5 Years	After 5 Years
Amounts reflected in the consolidated balance sheet
debt(1)	$26,169	$11,083	$15,086	$—
Other contractual obligations not reflected in the consolidated balance sheet
Operating leases(2)	65,041	11,066	17,885	13,635	22,455
Letters of credit(3)	1,250	1,250	—	—	—
Payment-in-kind interest to be accrued(4)	1,854	—	1,854	—	—
Management fee(5)	600	200	400	—	—
Interest to be paid in cash	1,006	804	202	—	—
Total contractual obligations	$95,920	$24,403	$35,427	$13,635	$22,455

(1)	Represents principal and interest payment-in-kind accrued as of July 28, 2007. See Notes 7 and 8 of Notes to FOH Holdings’ Consolidated Financial Statements included elsewhere in this proxy statement.
(2)	Payments for maintenance, insurance, taxes and percentage rent to which FOH Holdings is obligated are excluded. See Note 9 of Notes to FOH Holdings’ Consolidated Financial Statements included elsewhere in this proxy statement.
(3)	Primarily for the purchase of merchandise and to secure obligations to the landlord of the corporate headquarters.
(4)	Represents future accrued interest on FOH Holdings secured amended term loans that is payable upon the maturity of the loan.
(5)	Represents total annual management fees of $200,000 payable to Tokarz Investments and certain affiliates of Fursa that FOH Holdings is obligated to pay. The obligation of FOH Holdings to pay the management fees will terminate upon consummation of the merger.

Off Balance Sheet Arrangements

Other than the contractual commitments set forth in the table above, FOH Holdings is not a party to any material off-balance sheet financing arrangements.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of September 28, 2007 and after consummation of the merger by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock either on September 28, 2007 or immediately following the consummation of the merger and before giving effect to any shares or guarantor warrants to be issued in connection with the rights offering;

•	each of our current named executive officers and directors;

•	each person who will become a director upon consummation of the merger;

•	all our current executive officers and directors, as a group; and

•	all of our executive officers and directors, as a group, after the consummation of the merger.

The percentage of beneficial ownership indicated below is based on 16,434,095 shares of our common stock outstanding on September 28, 2007 and 40,223,276 after the consummation of the merger.

	Beneficial Ownership of Our Common Stock on September 28, 2007			Beneficial Ownership of Our Common Stock After the Consummation of the Merger
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class before Merger	Number of Shares		Percent of Class after Merger(2)
TTG Apparel, LLC 287 Bowman Avenue Purchase, New York 10577	3,532,644	(2)	21.5%	3,532,644		8.8%
Tokarz Investments, LLC 287 Bowman Avenue Purchase, New York 10577	—		—	11,844,608	(2)	29.4%
Fursa Alternative Strategies LLC, on behalf of certain funds and accounts affiliated with or managed by it or its affiliates 444 Merrick Road, Suite 104 Lynbrook, New York 11563	—		—	11,844,573	(3)	29.4%
Melvyn Knigin	500,115	(4)	3.0%	500,115		1.2%
Saul Pomerantz	735,244	(5)	4.4%	1,155,244	(6)	2.8%
Thomas Rende	400,300	(7)	2.4%	557,800	(8)	1.4%
Joel M. Simon	118,396	(9)	*	118,396		*
Michael A. Salberg	84,533	(10)	*	84,533		*
John L. Eisel	90,897	(9)	*	90,897		*
Peter Cole	150,044		*	425,044	(11)	1.1%
Linda LoRe	—		—	489,813	(12)	1.2%
Milton J. Walters	—		—	26,717	(13)	*
William F. Harley(3)	—		—	—		—
Rose Peabody Lynch	—		—	26,717	(14)	*
Thomas J. Lynch 444 Merrick Road, Suite 104 Lynbrook, New York 11563	—		—	—		—
All current Movie Star directors and executive officers as a group (7 individuals)	2,079,529	(15)	12.0%	—		—
All post-merger directors and executive officers as a group (11 individuals)	—		—	2,320,033	(16)	5.6%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of (a) Melvyn Knigin, Saul Pomerantz, Thomas Rende, Joel M. Simon, Michael Salberg, John L. Eisel and Peter Cole is c/o Movie Star, Inc., 1115 Broadway, New York, New York 10010 and (b) Linda LoRe, Milton J. Walters, William F. Harley and Rose Peabody Lynch is c/o Frederick’s of Hollywood, Inc., 6255 Sunset Boulevard, Sixth Floor, Hollywood, California 90028.
(2)	According to a Schedule 13D, dated February 17, 2004, as amended on December 21, 2006, the sole controlling person of TTG Apparel is Michael T. Tokarz, its Manager. The sole controlling person of Tokarz Investments is Michael T. Tokarz, its Manager. Pursuant to the standby purchase agreement, TTG Apparel and Tokarz Investments may be required to purchase shares of our common stock. In addition, as consideration for their commitments as standby purchasers, we will issue warrants to TTG Apparel and Tokarz Investments and/or their affiliates, representing the right to purchase, in the aggregate, shares of our common stock. Includes the shares of Movie Star common stock to be contributed into escrow in connection with the merger.
(3)	As Chief Investment Officer of Fursa Alternative Strategies LLC, William F. Harley exercises voting and dispositive power over shares beneficially owned by Fursa Alternative Strategies LLC. Mr. Harley disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Pursuant to the standby purchase agreement, Fursa Alternative Strategies LLC and certain funds and accounts affiliated with or managed by it or its affiliates may be required to purchase shares of our common stock. In addition, as consideration for their commitments as standby purchasers, we will issue warrants to Fursa Alternative Strategies LLC and/or its affiliates representing the right to purchase, in the aggregate, shares of our common stock. Further, pursuant to the FOH Holdings’ stockholders agreement, we will issue to the Fursa Debt Holders shares of our new Series A Preferred Stock, in exchange for their cancellation of $7.5 million of FOH Holdings’ indebtedness. Such shares of Series A Preferred Stock will be convertible into shares of our common stock. Includes the shares of Movie Star common stock to be contributed into escrow in connection with the merger.
(4)	Includes (a) options to purchase 375,000 shares pursuant to the 1988 Plan, of which 250,000 are currently exercisable and 125,000 are exercisable within 60 days of September 28, 2007, (b) 9,615 shares of restricted stock, which vest on June 30, 2009 and (c) 100,000 shares owned by Mr. Knigin’s spouse. Excludes options to purchase 125,000 shares under the 1988 Plan which are not exercisable within 60 days of September 28, 2007.
(5)	Includes (a) options to purchase (i) 75,000 shares pursuant to the 1994 Plan, (ii) 105,000 shares pursuant to the 1988 Plan and (iii) 130,000 shares pursuant to the 2000 Performance Equity Plan, all of which are exercisable within 60 days of September 28, 2007, (b) 106,910 shares owned by Mr. Pomerantz’s spouse and (c) 8,000 shares held jointly with Mr. Pomerantz’s spouse. Excludes options to purchase 70,000 shares under the 1988 Plan which are not exercisable within 60 days of September 28, 2007.
(6)	Also includes options to purchase 420,000 shares of common stock to be granted to Mr. Pomerantz upon the consummation of the merger in order to prevent dilution of Mr. Pomerantz’s proportionate interest in Movie Star pursuant to the terms of certain stock option agreements between Movie Star and Mr. Pomerantz.
(7)	Includes (a) options to purchase (i) 35,000 shares pursuant to the 1994 Plan, (ii) 60,000 shares pursuant to the 1988 Plan and (iii) 70,000 shares pursuant to the 2000 Performance Equity Plan, all of which are currently exercisable within 60 days of September 28, 2007, (b) 232,000 shares held jointly with Mr. Rende’s spouse and (c) 3,300 shares owned by Mr. Rende’s spouse. Excludes options to purchase 165,000 shares under the 1988 Plan which are not exercisable within 60 days of September 28, 2007.

(8)	Also includes options to purchase 157,500 shares of common stock to be granted to Mr. Rende upon the consummation of the merger in order to prevent dilution of Mr. Rende’s proportionate interest in Movie Star pursuant to the terms of certain stock option agreements between Movie Star and Mr. Rende.
(9)	Includes immediately exercisable options to purchase 12,000 shares pursuant to the 2000 Performance Equity Plan.
(10)	Represents (a) 72,533 shares owned by Mr. Salberg’s spouse and (b) options to purchase 12,000 shares pursuant to the 2000 Performance Equity Plan.
(11)	Includes (a) 100,000 shares of common stock and (b) options to purchase 175,000 shares of which 75,000 options vest on the grant date and 100,000 options vest on January 3, 2008, in each case, to be granted to Performance Enhancement Partners, LLC upon consummation of the merger pursuant to the 2000 Performance Equity Plan. These options will be exercisable upon the consummation of the merger. Excludes options to be granted to Performance Enhancement Partners, LLC upon consummation of the merger to purchase 100,000 shares under the 2000 Performance Equity Plan which will not be exercisable within 60 days of the consummation of the merger. Peter Cole, as sole member of Performance Enhancement Partners, will have voting and dispositive power over the shares to be issued and options to be granted.
(12)	Represents options granted pursuant to FOH Holdings’ 2003 Employee Equity Incentive Plan (‘‘FOH Holdings 2003 Plan’’) on December 2, 2003 to purchase 27,500 shares that are currently exercisable within 60 days of September 28, 2007. The options will be assumed by us upon consummation of the merger and such assumed options will entitle Ms. LoRe to receive shares of our common stock upon the exercise of such options in an amount adjusted to reflect the Exchange Ratio of 17.811414. Ms. LoRe has agreed to not exercise any of her options before the closing of the merger. Excludes options granted to Ms. LoRe pursuant to the FOH Holdings 2003 Plan on December 8, 2006 to purchase 27,000 shares that are not exercisable within 60 days of September 28, 2007.
(13)	Represents options granted pursuant to the FOH Holdings 2003 Plan on December 8, 2006 to purchase 1,500 shares that are currently exercisable within 60 days of September 28, 2007. The options will be assumed by us upon consummation of the merger and such assumed options will entitle Mr. Walters to receive shares of our common stock upon the exercise of such options in an amount adjusted to reflect the Exchange Ratio of 17.811414. Mr. Walters has agreed to not exercise any of his options before the closing of the merger. Excludes options to purchase 2,000 shares granted to Mr. Walters pursuant to the FOH Holdings 2003 Plan that are not exercisable within 60 days of September 28, 2007.
(14)	Represents options granted pursuant to the FOH Holdings 2003 Plan on December 8, 2006 to purchase 1,500 shares that are currently exercisable within 60 days of September 28, 2007. The options will be assumed by us upon consummation of the merger and such assumed options will entitle Ms. Lynch to receive shares of our common stock upon the exercise of such options in an amount adjusted to reflect the Exchange Ratio of 17.811414. Ms. Lynch has agreed to not exercise any of her options before the closing of the merger. Excludes options to purchase 2,000 shares granted to Ms. Lynch pursuant to the FOH Holdings 2003 Plan that are not exercisable within 60 days of September 28, 2007.
(15)	Includes an aggregate of 886,000 shares that Messrs. Knigin, Pomerantz, Rende, Eisel, Simon and Salberg have the right to acquire upon exercise of outstanding options that are exercisable within 60 days of September 28, 2007.
(16)	Includes an aggregate of 1,451,748 shares that Linda LoRe, Rose Peabody Lynch, Peter Cole, Melvyn Knigin, Thomas Rende, John L. Eisel, Joel M. Simon, Michael A. Salberg and Milton J. Walters have the right to acquire upon exercise of outstanding options that are exercisable within 60 days of September 28, 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any related party, which includes (a) an executive officer, director or nominee for election as a director, (b) a greater than 5 percent beneficial owner of our common stock, or (c) an immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Movie Star Related Party Transactions

FOH Holdings is owned by Tokarz Investments and certain funds and accounts affiliated with, managed by, or over which Fursa or its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights. Michael T. Tokarz is the sole controlling person of Tokarz Investments and is also the sole controlling person of TTG Apparel, which currently owns 3,532,644 shares of our common stock.

Immediately following the effective time of the merger, after giving effect to the contribution of the shares of Movie Star common stock into escrow, and without giving effect to the rights offering to our shareholders or the issuance of options, guarantor warrants, shares of common stock that may be issued pursuant to the standby purchase agreement or shares of Series A Preferred Stock, TTG Apparel, together with Tokarz Investments, will own approximately 38.4% of the outstanding common stock of Movie Star (32.4% if the shares of Movie Star common stock to be contributed into escrow are excluded).

In connection with the transactions contemplated by the merger agreement, we (i) entered into a voting agreement with TTG Apparel, a standby purchase agreement with the Fursa Standby Purchasers, Tokarz Investments and TTG Apparel and a stockholders agreement with FOH Holdings, Fursa, the Fursa Managed Accounts and Tokarz Investments, and (ii) will enter into an escrow agreement with designated stockholder representatives of the holders of FOH Holdings common stock, a registration rights agreement with Fursa (on its behalf and on behalf of the Fursa Managed Accounts), Tokarz Investments and TTG Apparel and a shareholders agreement with Tokarz Investments, TTG Apparel and Fursa (on its behalf and on behalf of the Fursa Managed Accounts), which agreements are more fully described elsewhere in this proxy statement. See ‘‘Other Transaction Documents—Voting Agreement,’’ ‘‘Other Transaction Documents—Standby Purchase Agreement, —Standby Purchase Agreement—Rights Offering and—Standby Purchase Agreement—Guarantor Warrants,’’ ‘‘Other Transaction Documents—FOH Holdings’ Stockholders Agreement—Series A Preferred Stock,’’ ‘‘The Merger Agreement—Escrow Arrangements,’’ ‘‘Other Transaction Document—Escrow Agreement,’’ ‘‘Other Transaction Documents—Registration Rights Agreement’’ and ‘‘Other Transaction Documents—Shareholders Agreement.’’

On April 9, 2007, we entered into a consulting agreement with Performance Enhancement Partners, LLC, pursuant to which Performance Enhancement Partners, LLC provides us with the personal services of Peter Cole, a current member of our board of directors and the sole member of Performance Enhancement Partners, LLC, to (i) act as the lead member of our board to facilitate the timely and successful completion of the merger, the rights offering and other transactions contemplated by the merger agreement and (ii) serve as the Executive Chairman of the combined company following the closing of the merger until July 26, 2008. For a more detailed description, see ‘‘Executive Compensation—Compensation Arrangements for Executive Officers—Combined Company Executive Officers.’’

FOH Holdings Related Party Transactions

FOH Holdings is indebted to the Fursa Debt Holders, pursuant to the Amended and Restated Tranche A/B and Tranche C Term Loan Agreement dated as of June 30, 2005, as amended, by and between FOH Holdings and its subsidiaries and Fursa and certain affiliates of Fursa. As of September 30, 2007, outstanding balance on Tranche A/B debt was approximately $7,600,000 and Tranche C debt was approximately $11,948,000 ($10,441,000 of principal and increased by $1,507,000 of accrued payment-in-kind interest). This indebtedness was originally incurred by FOH Holdings upon its emergence from bankruptcy in January 2003 and was issued to the primary secured creditors in the bankruptcy proceeding. The secured creditors contributed $4,000,000 of new funds in exchange for Tranche A notes and the Tranche B and Tranche C notes were issued in consideration of pre-bankruptcy debt owed to the secured lenders.

In March 2005, the Fursa Debt Holders purchased all of the outstanding debt owed to the other secured creditors. In June 2005, the loan agreement was amended and restated and the indebtedness evidenced by the Tranche A Note and the Tranche B Note combined into the Tranche A/B Note. The Tranche A/B Note is payable in semiannual installments, is due in full on September 30, 2009, and bears interest at a rate of 8% per year. The Tranche C Note is due in full on January 7, 2010 and bears interest at a rate of 1% per year payable in cash and 6% per year payment-in-kind interest added to the unpaid principal. Pursuant to an agreement entered into with FOH Holdings’ revolving line of credit lender, no payment of principal on these loans is payable so long as a term loan extended by the revolving line of credit lender is outstanding. The Tranche A/B and Tranche C loans contain certain restrictive covenants, including, among others, limitations on capital expenditures and financial covenants consistent with restrictions contained in FOH Holdings’ revolving line of credit agreement and require mandatory repayments of specified percentages of excess cash flow. These loans are secured by substantially all of FOH Holdings’ assets and are second in priority to the revolving line of credit lender. Pursuant to the stockholders agreement entered into with Movie Star, FOH Holdings, Fursa, the Fursa Managed Accounts and Tokarz Investments in connection with the merger, the Fursa Debt Holders agreed to cancel $7.5 million of this indebtedness in exchange for shares of Movie Star’s newly authorized Series A Preferred Stock. Further, FOH Holdings is obligated to obtain consents from the holders of any existing indebtedness for borrowed money of FOH Holdings if any such indebtedness is not refinanced prior to the consummation of the merger. The Fursa Debt Holders have already provided their consent.

Pursuant to the Amended and Restated Tranche A/B and Tranche C Term Loan Agreement, Tokarz Investments and certain affiliates of Fursa are entitled to receive combined annual management fees of $200,000. The obligation of FOH Holdings to pay such fees will terminate upon consummation of the merger in accordance with the stockholders agreement entered into with Movie Star, FOH Holdings, Fursa, the Fursa Managed Accounts and Tokarz Investments.

An Equity Provider Agreement was entered into as of November 23, 2005, as amended, by and among Tokarz Investments, certain affiliates of Fursa and FOH Holdings for the benefit of the revolving line of credit lender. Under this agreement as amended, Tokarz Investments, Fursa and certain affiliates of Fursa agreed to make certain capital contributions to FOH Holdings. Tokarz Investments, Fursa and certain affiliates of Fursa have complied with all such commitments and no further capital contributions are required under this agreement.

We and FOH Holdings believe that the terms of each transaction described above are no less favorable to terms that would have been obtained in an arms’ length transaction with an unaffiliated third party. All ongoing and future related party transactions, including loans by related parties, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction. In addition, the amendments to our bylaws that will take effect upon the consummation of the merger will create a 75% supermajority approval requirement in connection with important corporate decisions for a period of 18 months after the merger is consummated, including transactions with our officers, directors and shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Movie Star’s officers, directors and persons who beneficially own more than ten percent of Movie Star’s common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish Movie Star with copies of all Section 16(a) forms they file. To Movie Star’s knowledge, based solely on the review of the copies of these forms furnished to Movie Star and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during the fiscal year ended June 30, 2007.

DESCRIPTION OF MOVIE STAR SECURITIES

Common Stock

Our certificate of incorporation currently authorizes us to issue up to 30,000,000 shares (to be increased to 200,000,000 in connection with the merger) of common stock, par value $.01 per share, of which 16,434,095 shares were issued and outstanding as of September 28, 2007. Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by shareholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in the merger and the rights offering will be, validly issued, fully-paid and non-assessable.

Preferred Stock

As part of the transactions contemplated in connection with the proposed merger, we are proposing to amend our certificate of incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, $.01 par value per share, and to establish the terms, rights, preference and privileges of our Series A Preferred Stock, upon consummation of the merger. If the preferred stock proposal is approved, the preferred stock will have such designations, preferences and dividend, conversion, cumulative, relative, participating, optional and other rights, including voting rights, qualifications, limitations and restrictions as are determined by the board of directors. As part of the stockholders agreement, the Fursa Debt Holders, in their capacities as holders of FOH Holdings indebtedness, agreed to cancel $7.5 million of such indebtedness in exchange for                              shares of the Series A Preferred Stock, which are convertible into                      shares of our common stock. We have already agreed that the shares of preferred stock that will be issued to the Fursa Debt Holders in connection with the proposed merger will contain the terms, rights, preference and privileges described under the section entitled ‘‘Other Transaction Documents—FOH Holdings’ Stockholders Agreement— Series A Preferred Stock.’’

Warrants

In October 1998, in connection with an agreement with a financial consulting firm, we issued a warrant to the consulting firm to purchase 50,000 shares of our common stock at an exercise price of $0.4375 per share. The holder of this warrant has exercised its ‘‘piggyback’’ registration right to have the shares issuable upon exercise of the warrant registered for resale. Accordingly, we have filed a separate Registration Statement on Form S-3 (No. 333-        ) with the SEC to effect such registration. The warrant is exercisable at any time within ninety days following the effective date of the Registration Statement.

In connection with executing the standby purchase agreement, we will issue to the standby purchasers warrants to purchase, in the aggregate,                  shares of the combined company’s common stock, or 10.5% of the total number of new shares to be offered in the rights offering, with an exercise price equal to $         per share, which is equal to the subscription price of the new shares to be issued in the rights offering. The warrants expire three years from the date of the issuance and will have weighted-average anti-dilution protection for issuances of equity by the combined company that are below the exercise price of the warrants. The number of shares underlying the warrants and the exercise price will be adjusted in connection with a reclassifications of our common stock, consolidation, merger or share exchange with or into another corporation, any sale or transfer of all or substantially all of our assets, a distribution of our assets or common stock or a dividend in liquidation to our shareholders. See ‘‘Other Transaction Documents—Standby Purchasers Agreement—Guarantor Warrants.’’

Anti-Takeover Provisions

Some provisions of New York law, our certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

New York Law

We are subject to Section 912 of the New York Business Corporation Law, or the NYBCL, which regulates, subject to some exceptions, acquisitions of New York corporations. In general, Section 912 prohibits us from engaging in a ‘‘business combination’’ with an ‘‘interested shareholder’’ for a period of five years following the date the person becomes an interested shareholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;

•	the holders of a majority of our outstanding voting stock not beneficially owned by such interested shareholder approved such business combination at a meeting called for such purpose no earlier than five years after such interested shareholder attained his status; or

•	the business combination meets certain valuation requirements.

Section 912 defines a ‘‘business combination’’ to include, among others:

•	any merger or consolidation involving us and the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of 10% or more of our assets;

•	the issuance or transfer by us of 5% or more of our outstanding stock to the interested shareholder, subject to certain exceptions;

•	the adoption of any plan or proposal for our liquidation or dissolution pursuant to any agreement with the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholder; and

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 912 defines an ‘‘interested shareholder’’ as any shareholder who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a corporation or who is an affiliate or associate of such corporation and at any time within the five-year period prior to the time of determination of interested shareholder status did own 20% or more of the then outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws provide that:

•	no action can be taken by shareholders except at an annual or special meeting of the shareholders called in accordance with our bylaws;

•	the approval of holders of a majority of the shares entitled to vote at an election of directors will be required to amend, alter or repeal our bylaws;

•	our board of directors is expressly authorized to adopt, alter, amend or repeal our bylaws;

•	in general, shareholders may not call special meetings of the shareholders or fill vacancies on the board of directors, except that a shareholder owning not less than 25% of the outstanding shares of our common stock entitled to vote at an election of directors may call special meetings;

•	directors may be removed, with or without cause, by the vote of the holders entitled to vote at a special meeting called for such purpose; and

•	we will indemnify officers and directors against losses that may be incurred by investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

In addition, the merger agreement provides for the amendment of our bylaws in connection with the consummation of the merger pursuant to which during the 18-month period following the merger, certain material transactions not in the ordinary course or actions that affect our capital structure or securities will require the approval of 75% of the directors. See ‘‘The Merger Agreement—Amended and Restated Bylaws.’’ Further, if the preferred stock proposal is approved, we may issue up to 10,000,000 shares of preferred stock (which includes the shares to be designated as Series A Preferred Stock) in one or more series with such rights, limitations and restrictions, including dividend rights, dividend rates, terms of redemption, conversion rights and liquidation preferences, as may be determined in the board’s sole discretion. Although the board has no present intention of doing so, it could issue shares of preferred stock in addition to the contemplated Series A Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. See ‘‘Preferred Stock Proposal.’’

PRICE RANGE OF MOVIE STAR COMMON STOCK AND DIVIDENDS

Movie Star’s common stock is traded on the American Stock Exchange under the symbol ‘‘MSI.’’ The following table sets forth for the indicated periods the reported high and low sales prices per share.

	High	Low
Year Ending June 30, 2008
First Quarter	$2.66	$2.00
Year Ended June 30, 2007
First Quarter	$0.87	$0.72
Second Quarter	1.68	0.75
Third Quarter	3.50	1.60
Fourth Quarter	2.90	1.96
Year Ended June 30, 2006
First Quarter	$0.93	$0.66
Second Quarter	0.75	0.46
Third Quarter	0.82	0.55
Fourth Quarter	0.98	0.67

On December 18, 2006, the day prior to the announcement of the execution of the merger agreement, the closing sale price of our common stock was $1.28. On September 28, 2007, the closing sale price of our common stock was $2.26.

FOH Holdings is a privately held company and there is no established public trading market for FOH Holdings common stock.

Holders

As of September 28, 2007, there were 737 shareholders of record of Movie Star common stock. We believe that there are a significant number of beneficial owners of our common stock whose shares are held in ‘‘street name.’’

Dividend Policy

Movie Star has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the merger. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any cash dividends in the foreseeable future. The payment of dividends subsequent to the merger will be within the discretion of our board of directors and will be contingent upon our revenues and earnings, if any, capital requirements, general financial condition subsequent to completion of the merger and such other factors as such board will consider.

Equity Compensation Plan Information

The following sets forth certain information as of June 30, 2007 concerning our equity compensation plans:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Plans approved by shareholders
1988 Non-Qualified Stock Option Plan	900,000		$1.03	766,666
1994 Incentive Stock Option Plan	110,000		$0.63	0
2000 Performance Equity Plan	331,000	(1)	$0.90	125,649	(2)
Plans not approved by shareholders
Warrant(3)	50,000		$0.44	0
Total	1,391,000		$0.95	892,315

(1)	Includes 36,000 shares of common stock issuable upon exercise of options under our 2000 Performance Equity Plan granted to non-employee directors pursuant to our Non-Employee Director Compensation Plan.
(2)	Our Non-Employee Director Compensation Plan provides that each non-employee director may elect to receive his or her annual stipend and meeting fees in cash and/or shares of our common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director. If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of our common stock on the last trading day of each calendar quarter in which the fees were earned. As of June 30, 2007, an aggregate of 191,351 shares of common stock have been issued to non-employee directors.
(3)	See Note 13 to the Consolidated Financial Statements of Movie Star for a description of the warrant.

APPRAISAL RIGHTS

Movie Star shareholders do not have appraisal rights under the NYBCL in connection with the merger or the other transactions contemplated by the merger agreement.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nomination to be presented at the Annual Meeting of Shareholders to be held in 2008 or to be eligible for inclusion in our Proxy Statement for such meeting, we must receive it at our principal executive offices by                     . Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the Annual Shareholder Meeting, intention to appear in person or by proxy at the Annual Shareholder Meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to the nominating committee a candidate for election to the board of directors should send their letters to Movie Star, Inc., 1115 Broadway, New York, New York 10010, Attention: nominating committee. The Corporate Secretary will promptly forward all such letters to the members of the nominating committee. Shareholders must follow certain procedures to recommend to the nominating committee candidates for election as directors. In general, in order to provide sufficient time to enable the nominating committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our Annual Meeting of Shareholders, the Corporate Secretary must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;

•	Age;

•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

•	Educational background;

•	Permission for Movie Star to conduct a background investigation, including the right to obtain education, employment and credit information;

•	Three character references and contact information;

•	The number of shares of our common stock beneficially owned by the candidate;

•	The information that would be required to be disclosed by us about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of Movie Star, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with the board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Movie Star, Inc. 1115 Broadway, New York, New York 10010. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the SEC, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the 2008

Annual Meeting of Shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in New York, New York, not later than                                 .

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements of FOH Holdings, Inc. as of July 28, 2007 and July 29, 2006 and for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005 and the seven months ended March 3, 2005, included in this proxy statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in a method of accounting to conform to Emerging Issues Task Force Topic D-97: Push-Down Accounting and the retrospective adjustment for discontinued operations of stores closed in the year ended July 28, 2007) appearing herein.

The consolidated financial statements of Movie Star at June 30, 2007 and 2006 and for each of the three years in the period ended June 30, 2007 included in this proxy statement have been audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm, as set forth in their report appearing elsewhere herein.

Representatives of Mahoney Cohen & Company, CPA, P.C. and Deloitte & Touche LLP will be present at the special meeting with the opportunity to make statements and to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

Movie Star files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Movie Star with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Movie Star at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Movie Star has been supplied by Movie Star and all information relating to FOH Holdings has been supplied by FOH Holdings. Information provided by one party does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the merger, the other transactions contemplated by the merger agreement or the proposals included in this proxy statement, you should contact via phone or in writing:

Investor Relations
Movie Star, Inc.
1115 Broadway
New York, New York 10010
Tel: (212) 798-4700

or

Morrow & Co., Inc.
470 West Avenue, 3rd Floor
Stamford, Connecticut 06902
Tel: (800) 607-0088

INDEX TO FINANCIAL STATEMENTS

FOH Holdings, Inc. and Subsidiaries

Audited Financial Statements:
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
Consolidated Balance Sheets as of JULY 28, 2007 and July 29, 2006	F-3
Consolidated Statements of Operations for the years ended July 28, 2007 and July 29, 2006, THE FIVE MONTHS ENDED July 30, 2005 and THE SEVEN MONTHS ENDED MARCH 3, 2005	F-4
Consolidated Statements of STOCKHOLDERS’ Equity for the years ended July 28, 2007 and July 29, 2006, THE FIVE MONTHS ENDED July 30, 2005 and THE SEVEN MONTHS ENDED MARCH 3, 2005	F-5
Consolidated Statements of Cash Flows for the years ended July 28, 2007 and July 29, 2006, THE FIVE MONTHS ENDED July 30, 2005 and THE SEVEN MONTHS ENDED MARCH 3, 2005	F-6
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	F-7

Movie Star, Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
FOH Holdings, Inc.
Hollywood, CA

We have audited the accompanying consolidated balance sheets of FOH Holdings, Inc. and subsidiaries (‘‘FOH Holdings’’) as of July 28, 2007 and July 29, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005. These financial statements are the responsibility of FOH Holdings’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. FOH Holdings is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of FOH Holdings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of FOH Holdings, Inc. and subsidiaries as of July 28, 2007 and July 29, 2006, and the results of their operations and their cash flows for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, in 2006 FOH Holdings changed its method of accounting for the change in control that occurred on March 3, 2005, to conform to Emerging Issues Task Force Topic D-97: Push-Down Accounting, and, retrospectively, adjusted the 2005 financial statements for the change.

As discussed in Note 13 to the consolidated financial statements, the accompanying consolidated financial statements for the year ended July 30, 2006, the five months ended July 30, 2005 and the seven months ended March 3, 2005 have been retrospectively adjusted for discontinued operations of stores closed in the year ended July 28, 2007.

/s/ Deloitte & Touche LLP

October 12, 2007
Los Angeles, California

FOH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JULY 28, 2007 AND JULY 29, 2006
(In thousands, except share data)

	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,898	$1,842
Accounts receivable	739	738
Merchandise inventories	16,683	12,969
Prepaid expenses and other current assets	6,458	3,183
Income tax receivable	119	28
Deferred income tax assets	1,133	944
Total current assets	27,030	19,704
PROPERTY AND EQUIPMENT – Net	17,365	13,957
OTHER ASSETS:
Deferred financing costs, net of accumulated amortization of $168 and $59 at July 28, 2007 and July 29, 2006, respectively	68	177
Intangibles – net	18,606	18,826
Goodwill	6,678	7,299
Other	778	771
Total other assets	26,130	27,073
TOTAL	$70,525	$60,734
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line of credit and term loans	$6,740	$5,558
Accounts payable and accrued expense	20,585	14,445
Current portion of long-term debt – related party	4,343	—
Total current liabilities	31,668	20,003
LONG-TERM DEBT AND OTHER LIABILITIES:
Deferred rent	2,744	1,697
Long-term debt – related party	15,086	18,742
Other	17	53
Deferred income tax liabilities	8,369	8,180
Total liabilities	57,884	48,675
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS’ EQUITY:
Preferred stock, par value of $0.01 per share – 250,000 shares authorized; none issued and outstanding
Voting common stock, par value $0.01 per share – 2,250,000 shares authorized at July 28, 2007 and July 29, 2006; 1,330,000 issued and outstanding at July 28, 2007 and July 29, 2006	13	13
Additional paid-in capital – common stock	16,708	16,567
Accumulated deficit	(4,080)	(4,521)
Total stockholders’ equity	12,641	12,059
TOTAL	$70,525	$60,734

See notes to consolidated financial statements.

FOH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JULY 28, 2007 AND JULY 29, 2006, THE FIVE MONTHS ENDED
JULY 30, 2005, AND THE SEVEN MONTHS ENDED MARCH 3, 2005
(In thousands)

	Year Ended		Five Months Ended July 30, 2005	Seven Months Ended March 3, 2005
	July 28, 2007	July 29, 2006
NET SALES	$155,238	$136,705	$46,807	$76,785
COST OF GOODS SOLD, BUYING, AND OCCUPANCY	90,201	80,102	27,026	44,122
GROSS PROFIT	65,037	56,603	19,781	32,663
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	61,996	57,579	20,279	35,173
OPERATING INCOME (LOSS)	3,041	(976)	(498)	(2,510)
INTEREST EXPENSE	2,100	2,427	701	1,106
INTEREST INCOME	(7)	(5)	(1)	(4)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION (BENEFIT)	948	(3,398)	(1,198)	(3,612)
INCOME TAX PROVISION (BENEFIT)	548	127	(128)	(953)
INCOME (LOSS) FROM CONTINUING OPERATIONS	400	(3,525)	(1,070)	(2,659)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, Net of tax provision (benefit) of $58 for the year ended July 28, 2007, $(10) for the year ended July 29, 2006, $(20) for the five months ended July 30, 2005 and $158 for the seven months ended March 3, 2005	41	240	(166)	440
NET INCOME (LOSS)	$441	$(3,285)	$(1,236)	$(2,219)

See notes to consolidated financial statements.

FOH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED JULY 28, 2007 AND JULY 29, 2006, THE FIVE MONTHS ENDED
JULY 30, 2005, AND THE SEVEN MONTHS ENDED MARCH 3, 2005
(In thousands except share data)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
BALANCE – July 31, 2004	430,000	$4	$598	$(428)	$174
Net loss for the seven months ended March 3, 2005	—	—	—	(2,219)	(2,219)
BALANCE – March 3, 2005	430,000	4	598	(2,647)	(2,045)
Push down accounting adjustments	—	—	6,978	2,647	9,625
Issuance of common stock to stockholders	500,000	5	4,995	—	5,000
Net loss for the five months ended July 30, 2005	—	—	—	(1,236)	(1,236)
BALANCE – July 30, 2005	930,000	9	12,571	(1,236)	11,344
Issuance of common stock to stockholders	400,000	4	3,996	—	4,000
Net loss for the year ended July 29, 2006	—	—	—	(3,285)	(3,285)
BALANCE – July 29, 2006	1,330,000	13	16,567	(4,521)	12,059
Stock-based compensation	—	—	141	—	141
Net income for the year ended July 28, 2007	—	—	—	441	441
BALANCE – July 28, 2007	1,330,000	$13	$16,708	$(4,080)	$12,641

See notes to consolidated financial statements.

FOH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JULY 28, 2007 AND JULY 29, 2006, THE FIVE MONTHS ENDED JULY 30, 2005, AND THE SEVEN MONTHS ENDED MARCH 3, 2005
(In thousands)

	Year Ended July 28, 2007	Year Ended July 29, 2006	Five Months Ended July 30, 2005	Seven Months Ended March 3, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$441	$(3,285)	$(1,236)	$(2,219)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on disposal and impairment of property and equipment	134	89	—	13
Amortization of deferred financing costs	109	255	126	88
Amortization of intangibles – customer relationships	220	225	97	68
Depreciation and amortization	3,216	2,992	1,093	1,510
Stock based compensation expense	141	—	—	—
Deferred income taxes	621	—	—	(244)
Gain on insurance recovery	(519)	—	—	—
Noncash accrued interest on Tranche C term loan	687	647	260	348
Changes in operating assets and liabilities:
Accounts receivable	(1)	39	(367)	(18)
Merchandise inventories	(3,714)	(1,015)	300	(5,183)
Prepaid expenses and other current assets	(255)	100	2,214	(2,553)
Income tax receivable	(91)	467	324	(559)
Other assets	(7)	15	(128)	(29)
Accounts payable, accrued expense, and other	4,632	(381)	(5,278)	7,469
Deferred rent	1,047	809	636	1,527
Net cash provided by (used in) operating activities	6,661	957	(1,959)	218
CASH FLOWS FROM INVESTING ACTIVITIES –
Purchases of property and equipment	(6,714)	(3,983)	(2,400)	(3,611)
Proceeds from insurance recovery	519	—	—	—
Transaction costs	(1,239)	—	—	—
Net cash used in investing activities	(7,434)	(3,983)	(2,400)	(3,611)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock to stockholders	—	4,000	5,000	—
Payment of deferred financing costs	—	(141)	(126)	—
Net borrowings (payments) under revolving line of credit	1,182	(86)	(1,290)	4,075
Payments on long-term debt	—	—	—	(400)
Cash paid for issuance costs	(353)	—	—	—
Net cash provided by financing activities	829	3,773	3,584	3,675
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	56	747	(775)	282
CASH AND CASH EQUIVALENTS:
Beginning of period	1,842	1,095	1,870	1,588
End of period	$1,898	$1,842	$1,095	$1,870
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION – Cash paid during the period for:
Interest	$968	$1,433	$466	$622
Taxes	$114	$24	$12	$9

See notes to consolidated financial statements.

FOH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JULY 28, 2007 AND JULY 29, 2006, AND FOR THE YEARS ENDED JULY 28, 2007 AND JULY 29, 2006, THE FIVE MONTHS ENDED JULY 30, 2005, AND THE SEVEN MONTHS ENDED MARCH 3, 2005

1.	BASIS OF PRESENTATION

FOH Holdings, Inc. and subsidiaries (‘‘FOH Holdings’’) sells women’s apparel merchandise through retail specialty stores, mail order catalogs, and the Internet. The consolidated financial statements of FOH Holdings include the accounts of FOH Holdings, Inc. and its operating subsidiaries: Frederick’s of Hollywood, Inc., Hollywood Mail Order, LLC, Frederick’s of Hollywood Stores, Inc., and Fredericks.com, Inc.

On March 3, 2005, Tokarz Investments, LLC and Fursa Alternative Strategies LLC, along with its affiliated funds (collectively, the ‘‘Acquiring Shareholders’’), acting together as a collaborative group, purchased in a private shareholder transaction the outstanding common stock held by all other shareholders (the ‘‘FOH Transaction’’). The FOH Transaction resulted in FOH Holdings becoming wholly owned by the Acquiring Shareholders. Additionally, one of the Acquiring Shareholders, an existing debt holder, purchased the remaining debt of approximately $12,604,000 from the other debt holders at par value in a private exchange (see Note 8). The purchase price was determined as follows (in thousands):

Cash consideration	$7,285
Transaction costs	295
$7,580

In accordance with the consensus reached in Emerging Issues Task Force (EITF) Issue No. 86-9, IRC Section 338 and Push-Down Accounting, push-down accounting is not required for companies that are not public registrants under the Securities and Exchange Commission rules. Accordingly, FOH Holdings elected to not apply push-down accounting as a result of the FOH Transaction. On December 18, 2006, FOH Holdings announced that it had signed a merger agreement with Movie Star, Inc, a company listed on the American Stock Exchange (see Note 14). Accordingly, FOH Holdings has retrospectively adjusted its 2005 financial statements in accordance with the provisions of EITF Issue No. 86-9 and EITF Topic D-97, Push-Down Accounting, since the FOH Transaction resulted in a change in control and FOH Holdings became wholly-owned by a collaborative group. Pursuant to Financial Accounting Standards Board (FASB) Statement No. 141, Business Combinations, the purchase price of FOH Holdings was allocated to FOH Holdings’ assets based on their respective fair values; the excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed has been recorded as goodwill of $7,299,000 at the date of acquisition. For accounting purposes, the purchase accounting adjustments have been recorded in the consolidated financial statements as of March 3, 2005.

The allocation of purchase price to the assets acquired and liabilities assumed on March 3, 2005, are as follows (in thousands):

Total current assets, including cash of $1,870	$23,288
Property and equipment	11,566
Goodwill	7,299
Trademark	18,090
Other intangible assets	1,058
Other long-term assets	949
Total assets acquired	62,250
Total current liabilities, including $1,241 of pre-acquisition contingencies	26,809
Total long-term liabilities, including $17,835 of long-term debt assumed	27,861
Total liabilities assumed	54,670
Purchase price	$7,580

FOH Holdings’ management determined the fair values of the assets acquired and liabilities assumed with the assistance of valuation specialists. In valuing acquired assets and liabilities assumed, fair values were based on, but not limited to, expected discounted cash flows for the customer relationships, replacement cost for fixed assets, relief from royalty for trademark, and comparable market rates for contractual obligations. Due to the impact of the changes resulting from the push-down accounting adjustments described above, the consolidated statements of operations and cash flows presentations separate FOH Holdings’ results into two periods: (1) the seven month period ending with the March 3, 2005, consummation of the FOH Transaction and (2) the five month period beginning after that date utilizing the new basis of accounting. The results are further separated by a heavy black line to indicate the effective date of the new basis of accounting.

The following unaudited pro forma information for FOH Holdings gives effect to the FOH Transaction, including its impact upon depreciation and amortization and the related income tax effect as if the FOH Transaction had occurred at the beginning of the period presented (in thousands):

Year Ended July 30, 2005
Net sales	$124,690
Net loss	(3,893)

The pro forma results have been prepared for comparative purposes only and do not purport to represent what FOH Holdings’ actual results of operations would have been had the transaction occurred at the beginning of the period presented and are not intended to be a projection of future results or trends.

Due to losses in fiscal 2005, FOH Holdings’ management initiated various operating, capital, and financing plans designed to increase operating performance and to improve capitalization and liquidity. While FOH Holdings made steady progress with its turnaround strategy during the year ended July 29, 2006, it continued to experience losses. As a result, FOH Holdings had negative working capital of $299,000 and an accumulated deficit of $4,521,000 at July 29, 2006. During the year ended July 29, 2006, FOH Holdings successfully negotiated certain capital and liquidity improvements, including an increase in the borrowing capacity under the revolving line of credit, and a capital infusion of $4,000,000 from the stockholders (see Notes 7, 8, and 10). During the year ended July 28, 2007, FOH Holdings continued the operational turnaround. Nonetheless, the costs related to the transaction (see Note 14) and the capital investment program for stores, resulted in negative working capital of $4,638,000 and an accumulated deficit of $4,080,000 as at July 28, 2007. On July 31, 2007, FOH Holdings successfully negotiated the reduction of the interest rate on the term loan and the extension of its term loan to January 7, 2008.

FOH Holdings principal sources of liquidity will be cash generated from its operations, and additional financing from the revolving line of credit, including an increase in the borrowing capacity of $3,000,000 exercised by FOH Holdings on October 9, 2007. Based on FOH Holdings’ current cash flow forecasts, FOH Holdings does not believe it will be able to generate sufficient cash flows from its operations to repay the term loans, revolving loans and the current portion of the related party debt due in fiscal 2008 without also obtaining additional financing or extending the terms of the existing agreements. FOH Holdings anticipates that these facilities will be refinanced concurrently with or following the consummation of the merger with Movie Star, Inc. (see Note 14). FOH Holdings has not yet begun discussions to extend or refinance the existing agreements; however, in the event the refinancing is delayed following the merger or the merger is not consummated, FOH Holdings expects that it will be able to negotiate a renewal of the revolving line of credit and an extension of the term loan maturity, although there can be no assurances that this will be the case.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation   –   All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates   –   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOH Holdings’ most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving inventory;

•	estimation of future cash flows used to assess the recoverability of long-lived assets, including trademarks and goodwill;

•	estimation of expected customer merchandise returns; and

•	estimation of the net deferred income tax asset valuation allowance.

Fiscal Year   –   FOH Holdings’ fiscal year is the 52- or 53-week period ending on the last Saturday in July. FOH Holdings’ consolidated financial statements for fiscal year 2007, 2006 and 2005 consist of the 52-week periods ended July 28, 2007, July 29, 2006, and July 30, 2005, respectively.

Cash and Cash Equivalents   –   FOH Holdings considers highly liquid investments with an initial maturity of three months or less to be cash equivalents. Cash equivalents of $1,308,000 and $1,143,000 at July 28, 2007 and July 29, 2006, respectively, represent amounts due from commercial credit card companies, such as Visa, MasterCard, and American Express, which are generally received within a few days of the related transaction.

Merchandise Inventories   –   Retail store inventories are valued at the lower of cost or market using the retail inventory first-in, first-out (FIFO) method, and catalog and Internet inventories are valued at the lower of cost or market, on an average cost basis that approximates the FIFO method. Freight costs are included in inventory and vendor promotional allowances are recorded as a reduction in inventory cost.

These inventory methods inherently require management judgments and estimates, such as the amount and timing of permanent markdowns to clear unproductive or slow-moving inventory, which may impact the ending inventory valuations as well as gross margins. Markdowns are recorded when the sales value of the inventory has diminished. Factors considered in the determination of permanent markdowns include current and anticipated demand, customer preferences, age of the merchandise, and fashion trends. When a decision is made to permanently mark down merchandise, the resulting gross margin reduction is recognized in the period the markdown is recorded. Additionally, FOH Holdings accrues for planned but unexecuted markdowns.

Deferred Catalog Costs   –   Deferred catalog costs represent direct-response advertising that is capitalized and amortized over its expected period of future benefit. Direct-response advertising consists primarily of product catalogs of FOH Holdings’ mail order subsidiary. The capitalized costs of the advertising are amortized over the expected revenue stream following the mailing of the respective catalog, generally six months. The realizability of the deferred catalog costs are also evaluated as of each balance sheet date by comparing the capitalized costs for each catalog, on a catalog by catalog basis, to the probable remaining future net revenues. Direct-response advertising costs of $2,409,000 and $2,265,000 were included in prepaid expenses and other current assets in the accompanying consolidated balance sheets at July 28, 2007 and July 29, 2006, respectively. Direct-response advertising expenses for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, were $12,733,000, $14,874,000, $6,242,000, and $8,338,000, respectively.

Property and Equipment   –   Prior to March 3, 2005, property and equipment are stated at cost. From March 3, 2005, property and equipment are stated at cost, adjusted for purchase accounting related to the FOH Transaction (see Note 1). FOH Holdings’ policy is to capitalize expenditures that materially increase asset lives and expense ordinary repairs and maintenance as incurred. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets; three years for computer software, five years for computer equipment, seven years for fixtures and equipment, and the shorter of the remaining lease term or the estimated useful life for leasehold improvements.

Deferred Financing Costs   –   Deferred financing costs are amortized using the straight-line method over the terms of the related debt agreements, which approximates the effective interest method. Amortization of deferred financing costs for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, were $109,000, $255,000, $126,000, and $88,000, respectively, and were included in interest expense in the accompanying consolidated statements of operations.

Impairment of Long-Lived Assets   –   FOH Holdings reviews long-lived assets, including property and equipment and its amortizable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the estimated fair value of the assets.

Goodwill and Intangible Assets   –   FOH Holdings has certain intangible assets and goodwill arising from the FOH Transaction (see Note 1). Intangible assets resulting from the FOH Transaction consist of trademarks, principally FOH Holdings’ trade name, customer relationships, and domain names recognized in accordance with purchase accounting. Goodwill represents the portion of the purchase price of FOH Holdings at March 3, 2005, that could not be attributed to specific tangible or identified intangible assets recorded in connection with purchase accounting for the FOH Transaction. Goodwill is not deductible for tax purposes.

FOH Holdings has determined the trademark and domain names to have indefinite lives. FASB Statement No. 142, Goodwill and Other Intangible Assets, requires FOH Holdings to not amortize goodwill and certain other indefinite life intangible assets, but to test those intangible assets for impairment annually and between annual tests when circumstances or events have occurred that may indicate a potential impairment has occurred. FASB Statement No. 142 requires goodwill to be allocated to reporting units. At July 28, 2007 and July 29, 2006, FOH Holdings’ management identified three reporting units consisting of retail stores, catalog, and Internet. FOH Holdings’ management conducted annual impairment evaluations of goodwill and indefinite life intangibles in accordance with FASB Statement No. 142 as of July 28, 2007, July 29, 2006 and July 30, 2005. Based on these evaluations, no impairment was recorded for the years ended July 28, 2007 and July 29, 2006, five months ended July 30, 2005, and seven months ended March 3, 2005.

Deferred Rent Obligations   –   FOH Holdings recognizes rent expense for operating leases on a straight-line basis (including the effect of reduced or free rent and contractually obligated rent escalations) over the lease term. The difference between the cash paid to the landlord and the amount recognized as rent expense on a straight-line basis is included in deferred rent in the accompanying consolidated balance sheets. Cash reimbursements received from landlords for leasehold improvements and other cash payments received from landlords as lease incentives are recorded as deferred rent. Deferred rent related to landlord incentives is amortized using the straight-line method over the lease term as a reduction to rent expense.

In accordance with FASB Statement No. 141, FOH Holdings recognized a favorable lease asset of $118,000 at March 3, 2005 as a result of the FOH Transaction (see Note 1), which has been recorded to deferred rent. The determination and valuation of the favorable leases was based upon FOH Holdings’ management’s estimate with the assistance of an independent valuation appraiser of the payment terms of FOH Holdings’ existing leases compared to market conditions over the remaining terms of the leases.

Fair Value of Financial Instruments   –   FOH Holdings’ management believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value due to their short maturity. The carrying amount of the revolving line of credit approximates fair value, as these borrowings have variable rates that reflect currently available terms and conditions for similar debt. It is not practicable to estimate the fair value of long-term debt due to the related-party nature of the long-term debt being due to a principal shareholder of FOH Holdings.

Accounting for Stock-Based Compensation   –   Effective July 30, 2006, FOH Holdings adopted the provisions of FASB Statement No. 123(R), Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values on the grant date. FASB Statement No. 123(R), supercedes FOH Holdings’ previous accounting methodology using the intrinsic value method under the Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for grants of stock options under FOH Holdings’ stock option plan.

Under the intrinsic value method, no share-based compensation expense was recognized for grants to employees or directors because all options granted under the plan had an exercise price equal to the estimated fair value of the underlying common stock on the date of grant. The adoption of FASB Statement No 123(R) did not have a material effect on FOH Holdings’ consolidated financial position or results of operations. Pursuant to FASB Statement No. 123(R), a non-public entity that used the minimum value method for pro forma disclosure purposes under the original provisions of FASB Statement No. 123 Accounting for Stock-Based Compensation is not required to continue to provide those pro forma disclosures for outstanding awards accounted for under the intrinsic value method of APB Opinion No. 25. As FOH Holdings previously applied the minimum value method, FOH Holdings has discontinued the pro forma disclosures.

FOH Holdings adopted FASB Statement No. 123(R) using the prospective application method. Under this method, share-based compensation expense recognized during the year ended July 28, 2007 included only compensation expense for all share-based awards granted or modified subsequent to July 29, 2006 based on the grant date fair value estimated in accordance with the provisions of FASB Statement No 123(R). In accordance with the prospective application method, FOH Holdings financial statements for prior periods have not been restated to reflect, and do not include, the impact of FASB Statement 123(R). FOH Holdings elected to recognize the expense on a straight-line basis over the requisite service period, which is the vesting period.

On November 10, 2005, the FASB issued FASB Staff Position No. FAS 123R-3, Transition Election to Accounting for Tax Effects of Share-based Payment Awards. FOH Holdings has elected to adopt the alternative transition method provided in FAS 123R-3 for calculating the tax effects of share-based compensation pursuant to FASB Statement No. 123(R). The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (‘‘APIC POOL’’) related to tax effects of employee share-based compensation, and to determine the subsequent impact on the APIC Pool and condensed consolidated statements of cash flows of the tax effects of employee and director share-based awards that are outstanding upon adoption of FASB No. 123(R).

Income Taxes   –   Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred income tax assets and liabilities for the expected future consequences of events that have been recognized in FOH Holdings’ consolidated financial statements and income tax returns. FOH Holdings’ management provides a valuation allowance for deferred income tax assets when it is considered more likely than not that all or a portion of such deferred income tax assets will not be realized. FOH Holdings’ deferred income taxes primarily represent the differences in book and tax bases in assets and liabilities as a result of the push-down reporting in connection with the FOH Transaction (see Note 1).

Revenue Recognition   –   FOH Holdings records revenue at the point of sale for retail stores and at the time of estimated receipt by the customer for catalog and Internet sales. Outbound shipping charges billed to customers are included in net sales for catalog and Internet sales.

FOH Holdings records an allowance for estimated returns in the period of sale based on prior experience. If actual returns are greater than those expected, additional sales returns may be recorded in the future.

FOH Holdings records other revenues for consigned inventory, on a net basis as FOH Holdings acts as an agent on behalf of the related vendors, and commissions and other service revenues earned on direct sell-through programs. Total other revenues recorded were $2,161,000, $3,435,000, $1,437,000, and $1,725,000 for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, respectively, were recorded in net sales in the accompanying consolidated statements of operations.

Gift certificates sold are carried as a liability and revenue is recognized when the gift certificate is redeemed. Also, customers may receive a store credit in exchange for returned goods, which are carried as a liability until redeemed.

Costs of Goods Sold, Buying, and Occupancy   –   FOH Holdings includes the cost of merchandise, freight from vendors, shipping and handling, payroll and benefits for the design, buying, and merchandising personnel, warehouse and distribution, and store occupancy costs in Costs of Goods Sold, Buying, and Occupancy. Store occupancy costs include rent, deferred rent, common area maintenance, utilities, real estate taxes, and depreciation.

Shipping and Handling Costs   –   Amounts billed to customers for shipping and handling are included in net sales at the time of shipment. Costs incurred for shipping and handling are included in costs of goods sold, buying, and occupancy.

Selling, General, and Administrative Expenses   –   Selling, general, and administrative expenses primarily include payroll and benefit costs for FOH Holdings’ store, catalog, and Internet selling and administrative departments (including corporate functions), advertising, and other operating expenses not specifically categorized elsewhere in the consolidated statements of operations.

Advertising Costs   –   Costs associated with advertising, excluding direct-response advertising, and including in-store signage and promotions, are charged to store operating expense when the advertising first takes place. For the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, FOH Holdings recorded advertising costs of approximately $5,825,000, $5,203,000, $984,000, and $3,876,000, respectively.

Store Pre-opening Costs   –   Store pre-opening costs and internal costs incurred prior to the opening of a new or relocated store are expensed as incurred.

Discontinued Operations   –   Discontinued operations consist of stores closed during the course of the year. Accordingly, FOH Holdings excludes the operations of the closed stores from the ongoing operations of FOH Holdings, and reports them separately as discontinued operations. In reaching a determination as to whether the results of a store will be eliminated from ongoing operations, FOH Holdings considers whether it is likely that customers will migrate to similar stores in the same geographic market and FOH Holdings’ consideration includes an evaluation of the proximity of those stores to the closed store.

In February 2005, the FASB issued EITF Issue No. 03-13, Applying the Conditions in Paragraph 42 of FASB Standard No. 144 in Determining Whether to Report Discontinued Operations. EITF Issue

No. 03-13 gives guidance on how to evaluate whether the operations and cash flows of a disposed component have been or will be eliminated from ongoing operations and the types of continuing involvement that constitute significant continuing involvement in the operations of the disposed component. EITF Issue No. 03-13 is effective for fiscal years beginning after December 15, 2004. FOH Holdings has applied the provisions of EITF Issue No. 03-13 when determining its discontinued operations presentation.

Supplemental Disclosure of Noncash Financing Transactions   –   On March 3, 2005, an existing noteholder, an affiliate of a minority stockholder of FOH Holdings, purchased directly from the original nonaffiliated lenders their interests in the outstanding secured term loans (Tranches A/B, and C) totaling approximately $12,604,000 (see Notes 1 and 8). Additionally, FOH Holdings had outstanding accounts payable and accrued expenses of $661,000, $617,000, $305,000, and $435,000 at July 28, 2007, July 29, 2006, July 30, 2005, and March 3, 2005, respectively, relating to purchases of property and equipment, and $1,428,000 and $86,000 at July 28, 2007 and July 29, 2006 relating to unpaid transaction costs related to the transaction described in Note 14.

Segment Reporting   –   In accordance with FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, FOH Holdings has identified three operating segments (retail stores, catalog, and Internet). The three operating segments have been aggregated and are presented as one reportable segment as permitted by FASB Statement No. 131, based on their similar economic characteristics, products, production processes, and target customers.

Concentration   –   FOH Holdings has two major suppliers that individually exceed 10% of total purchases in fiscal 2007. These suppliers combined represented approximately 26% and individually accounted for approximately 16% and 10% of total purchases in fiscal 2007. FOH Holdings does not believe that the loss of either one of these vendors would adversely impact its operations.

Reclassifications   –   Certain amounts in the prior periods’ consolidated financial statements for the discontinued operations of stores closed in fiscal 2007 (see Note 13), have been reclassified in the 2006 and 2005 financials to conform to the current year’s presentation.

Recently Issued Accounting Pronouncements   –   In June 2006, the EITF ratified its conclusion on EITF Issue No. 06-03, How Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation). The EITF concluded that the presentation of taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer such as sales, use, value added, and certain excise taxes, is an accounting policy decision that should be disclosed in a company’s financial statements. Additionally, companies that record such taxes on a gross basis should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. EITF Issue No. 06-03 is effective for fiscal years beginning after December 15, 2006. Taxes collected from FOH Holdings’ customers are and have been recorded on a net basis. FOH Holdings has no intention of modifying this accounting policy. As such, the adoption of EITF Issue No. 06-03 will not have an effect on FOH Holdings’ consolidated financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. FOH Holdings is currently assessing the impact of FIN No. 48 and will adopt this interpretation effective at the beginning of the fiscal year ending in July 2008.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements. FASB Statement No. 157 provides enhanced guidance for using fair value to measure assets and liabilities and also expands information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. FASB Statement No. 157 applies whenever other accounting standards require or permit assets and liabilities to be measured at fair value and does not expand the use of fair value in any new circumstances. FASB Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. FOH Holdings is currently assessing the impact of FASB Statement No. 157 and will adopt this standard at the beginning of the fiscal year ending in July 2009.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. FASB Statement No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at fiscal year ends. FASB Statement No. 159 is effective for fiscal years beginning after November 15, 2007. Accordingly, FASB Statement No. 159 will be adopted commencing in FOH Holdings’ fiscal year ending in July 2009. FOH Holdings is currently assessing the impact of FASB Statement No. 157 and will adopt this standard at the beginning of the fiscal year ending in July 2009.

3.	PROPERTY AND EQUIPMENT

Property and equipment at July 28, 2007 and July 29, 2006, consist of the following (in thousands):

	2007	2006
Fixtures and equipment	$3,944	$2,881
Leasehold improvements	15,217	11,837
Computer equipment and software	2,756	2,356
Construction in progress	2,344	823
	24,261	17,897
Less accumulated depreciation and amortization	6,896	3,940
Property and equipment – net	$17,365	$13,957

4.	Goodwill and INTANGIBLE assetS

In connection with the purchase accounting resulting from the FOH Transaction (see Note 1), FOH Holdings’ trademark, domain names, and customer relationship intangible assets and goodwill were revalued in accordance with FOH Holdings’ application of FASB Statement No. 141 on March 3, 2005; these valuations were determined by FOH Holdings’ management and supported by the work of independent valuation appraisers. In valuing acquired assets and liabilities, fair values were based on, but not limited to, expected discounted cash flows for the customer relationships and relief from royalty for trademark. FASB Statement No. 141 requires identifiable assets acquired, other than goodwill, to be amortized over their estimated useful economic life. FOH Holdings believes the trademark and domain names have indefinite lives and the customer relationships have an economic useful life of four years and are amortized on a straight-line basis. Intangibles at July 28, 2007 and July 29, 2006, consist of the following (in thousands):

	2007	2006
Trademark	$18,090	$18,090
Customer relationships	889	889
Domain names	169	169
	19,148	19,148
Less accumulated amortization on customer relationships	542	322
Intangibles – net	$18,606	$18,826

Aggregate amortization expense was $220,000, $225,000, $97,000, and $68,000, for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended

March 3, 2005, respectively. Estimated future annual amortization expense over the remaining useful life of the customer relationships, will approximate the following amounts (in thousands):

Fiscal Years Ending
2008	$221
2009	126
$347

During the fiscal year ended July 28, 2007, goodwill was reduced by $621,000 to $6,678,000 as a result of the utilization of net operating losses that were fully provided for prior to the change in control transaction (see Note 6).

5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS AND ACCOUNTS PAYABLE AND ACCRUED EXPENSE

Prepaid expenses and other current assets and accounts payable and accrued expense at July 28, 2007 and July 29, 2006, consist of the following (in thousands):

	2007	2006

Prepaid expenses and other current assets:
Prepaid direct response advertising costs	$2,409	$2,265
Capitalized transaction and issuance costs	3,286	267
Other	763	651
Total	$6,458	$3,183
Accounts payable and accrued expense:
Accounts payable	$8,586	$5,857
Accrued professional services	1,747	303
Accrued payroll and benefits	1,664	663
Accrued vacation	1,306	1,184
Return reserves	1,313	1,200
Gift certificates	1,373	1,146
Sales and other taxes payable	551	476
Miscellaneous accrued expense and other	4,045	3,616
Total	$20,585	$14,445

6.	INCOME TAXES

The provision for income taxes for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, consists of the following (in thousands):

	Year Ended July 28, 2007	Year Ended July 29, 2006	Five Months Ended July 30, 2005	Seven Months Ended March 3, 2005
Current:
Federal	$1	$14	$(124)	$(468)
State	(16)	103	(24)	(83)
	(15)	117	(148)	(551)
Deferred:
Federal	558	(5)	—	(207)
State	63	5	—	(37)
	621	—	—	(244)
	$606	$117	$(148)	$(795)

The total provision (benefit) for income taxes for the years ended July 28, 2007, July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, is as follows (in thousands):

	Year Ended July 28, 2007	Year Ended July 29, 2006	Five Months Ended July 30, 2005	Seven Months Ended March 3, 2005
Continuing operations	$548	$127	$(128)	$(953)
Discontinued operations	58	(10)	(20)	158
	$606	$117	$(148)	$(795)

Reconciliations of the provision (benefit) for income taxes to the amount of the provision (benefit) that would result from applying the federal statutory rate of 35% to income (loss) before provision (benefit) for income taxes for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, are as follows:

	Year Ended July 28, 2007	Year Ended July 29, 2006	Five Months Ended July 30, 2005	Seven Months Ended March 3, 2005
Provision for income taxes at federal statutory rate	35.0%	35.0%	35.0%	35.0%
Surtax benefit	(1.0)	(1.0)	(1.0)	(1.0)
State income taxes – net of federal income tax benefit	4.2	4.0	3.9	4.2
Other nondeductible expenses	3.0	(3.9)	(0.5)	(0.3)
Other	(1.5)	(2.7)		8.9
Valuation allowance	18.2	(35.2)	(26.7)	(20.4)
Effective tax rate	57.9%	(3.8)%	10.7%	26.4%

The major components of FOH Holding’s net deferred income tax liability at July 28, 2007 and July 29, 2006, are as follows (in thousands):

	2007	2006
Deferred tax assets:
Merchandise inventories	$1,289	$1,082
Net operating loss and other tax attribute carryforwards	898	1,980
Accrued vacation and bonuses	852	399
Deferred rent	—	675
Other	119	209
Valuation allowance	(2,025)	(2,455)
	1,133	1,890
Deferred tax liabilities:
Trademark	(6,867)	(6,867)
Difference between book and tax basis of fixed assets	(1,369)	(2,043)
Customer relationship	(133)	(216)
	(8,369)	(9,126)
Net deferred income tax liability	$(7,236)	$(7,236)

As a result of cumulative losses, FOH Holdings’ management concluded that it is more likely than not that FOH Holdings will not realize certain deferred income tax assets beginning in fiscal 2005. As a result, FOH Holdings has established a valuation allowance in fiscal 2007 and 2006 to reduce the deferred income tax assets to an amount expected to be realized. As of July 28, 2007 and July 29, 2006, the valuation allowance was $2,025,000 and $2,455,000, respectively. The valuation allowance (decreased) increased by $(430,000), $1,114,000, $370,000 and $613,000, for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, respectively. During fiscal 2007, the valuation allowance increased by $191,000 which is reflected in the tax provision. This increase was off-set by the reversal of $621,000 of pre-acquisition valuation allowances that were off-set against goodwill. The valuation allowance established at the FOH Transaction date, includes approximately $990,000 of deferred income tax assets for which subsequently recognized tax benefits, if any, would be allocated to reduce goodwill related to the FOH Transaction with any remaining amounts recognized as a benefit in the income tax provision. During the year ended July 28, 2007, FOH Holdings utilized a portion of these deferred tax assets by reducing goodwill by $621,000.

FOH Holdings has a federal net operating loss carryforward of $2,400,000, that will expire from 2025 to 2026. FOH Holdings also has state net operating loss carryforwards in various states that have different expiration dates depending on the state.

Section 382 of the Internal Revenue Code (‘‘Section 382’’) contains provisions that may limit the availability of net operating carryforwards to be used to offset taxable income in any given year upon the occurrence of certain events, including significant changes in ownership interests. Under Section 382, an ownership change that triggers potential limitations on net operating loss carryforwards occurs when there has been a greater than 50% change in ownership interest by shareholders owning 5% or more of a company over a period of three years or less. Based on FOH Holdings’ management’s analysis, FOH Holdings had an ownership change on March 3, 2005, which results in Section 382 limitations applying to federal net operating loss carryforwards generated prior to that date. FOH Holdings’ management estimates that all of the pre-ownership change net operating loss carryforwards are below any Section 382 annual limitation on the utilization of the pre-ownership change net operating loss carryforward and will be available within the carryforward period.

FOH Holdings believes its tax positions comply with the applicable tax laws and that it has adequately provided for all tax-related matters. FOH Holdings is subject to examination by taxing authorities in the various jurisdictions in which it files tax returns. Specifically, FOH Holdings is routinely under examination by the Internal Revenue Service. Fiscal years 2004 through 2006 are currently open and the 2005 fiscal year is currently under examination. Matters raised upon audit may involve substantial amounts and could result in material cash payments if resolved unfavorably; however, FOH Holdings believes that their tax positions are supportable. Because the examination is in the preliminary stages, FOH Holdings can not yet determine whether the examination will have an impact on its consolidated financial position, results of operations or cash flows.

7.	REVOLVING LINE OF CREDIT AND TERM LOANS

FOH Holdings has a financing agreement (the ‘‘Agreement’’), as amended, which provides that the lender will make revolving loans to FOH Holdings, inclusive of a subfacility for letters of credit, in an aggregate principal amount not to exceed $12,000,000. Maximum revolving loan borrowings under the Agreement are restricted to the lesser of the revolving credit limit or a borrowing base determined as a percentage of eligible inventories and credit card receivables less the amounts outstanding as standby letters of credit. FOH Holdings is authorized to issue $750,000 and $500,000 of standby letters of credit related to its corporate office lease and for merchandise purchases, respectively. The letters of credit were fully outstanding as of July 28, 2007 and July 29, 2006. Additionally, the Agreement provided for term loans of up to $3,000,000 and extends the right to FOH Holdings to request that the total revolving credit commitment be increased at any time before October 9, 2007, by up to $3,000,000 in increments of $1,000,000 to a maximum total revolving credit commitment of $15,000,000. On October 8, 2007, FOH Holdings increased the total revolving credit commitment by $3,000,000 in accordance with this provision of the Agreement.

Borrowings under the revolving loans under the Agreement are collateralized by all assets of FOH Holdings. Each loan bears interest at a rate per annum equal to (i) the sum of (a) the prime rate, as defined, and (b) an applicable margin ranging from 0.25% to 1.25% determined annually based on earnings before interest, tax, depreciation, and amortization (EBITDA) targets, unless FOH Holdings elects the option of having interest charged at the London InterBank Offered Rate (LIBOR), in which case interest will be charged at (ii) the sum of (a) LIBOR and (b) an applicable margin. Interest is payable monthly, in arrears, on the first day of the month. FOH Holdings also pays, on a monthly basis, 0.5% on the amount of any unused credit commitment. Amounts due under the revolving loans are due on January 7, 2008. Borrowings under the term loans under the Agreement are collateralized by trademarks of FOH Holdings. The term loans bear interest at a rate per annum equal to the sum of (a) the prime rate, as defined, and (b) an applicable margin of 1.0%. The term loans were due July 31, 2007 prior to the amendment discussed below.

The Agreement also requires, among others, FOH Holdings to (i) repay excess cash, as defined in the agreement, against the revolving loans, (ii) imposes a prepayment premium of 0.5% on the total revolving credit commitment should it be repaid after January 7, 2007, but before the 90th consecutive day prior to the maturity date, and (iii) extends a right to the lender to make an offer to refinance the debt under certain conditions.

As of July 28, 2007 and July 29, 2006, FOH Holdings had $2,250,000 outstanding under the term loans at a rate of 9.25%, including the applicable margin of 1.0% and revolving loans of $4,490,000 and $3,308,000, respectively, at a rate of 8.5%, including the applicable margin of 0.25%.

On July 31, 2007, FOH Holdings amended the Agreement to, among other things, (i) extend the term loan maturity to January 7, 2008, and (ii) provide for the use of LIBOR plus 3.25% or prime rate plus 1% on the term loans at FOH Holdings’ option.

8.	LONG-TERM DEBT – RELATED PARTY

FOH Holdings’ long-term debt at July 28, 2007 and July 29, 2006, consists of the following (in thousands):

	2007	2006
Secured amended term loan (‘‘Tranche A/B’’); interest due semiannually on March 31 and September 30 at 8% beginning September 30, 2005, principal of approximately $1,086 due semiannually on March 31 and September 30 beginning September 30, 2006	$7,600	$7,600
Secured amended term loan (‘‘Tranche C’’); principal of approximately $10,441 due on maturity on January 7, 2010, commencing July 1, 2005, interest at 7% per annum, consisting of 1% in cash paid monthly and 6% accrued to principal monthly and due on maturity (includes accrued interest of approximately $1,388 and $701 at July 28, 2007 and July 29, 2006, respectively)	11,829	11,142
Total long-term debt	$19,429	$18,742
Less current portion	4,343
Total due beyond one year	$15,086	$18,742

Long-term debt maturities during the next three fiscal years are as follows (in thousands):

Fiscal Years Ending
2008	$4,343
2009	2,171
2010	12,915
$19,429

On March 3, 2005, an affiliate of a minority stockholder of FOH Holdings purchased from the original nonaffiliated lenders their share of the outstanding balances of the original secured term loans (Tranches A/B and C) totaling $12,604,000. As a result of the transaction, all of the outstanding secured term loans were held by a stockholder and its affiliate. No cash was received or paid by FOH Holdings related to this transaction. On June 30, 2005, FOH Holdings entered into an amended and Restated Tranche A/B and Tranche C Term Loan Agreement with the lenders (the ‘‘Amended Secured Term Loans’’). In connection with the Amended Secured Term Loans, the previous amounts due under Tranche A and B as of June 30, 2005, were combined into a single loan with a principal balance of $7,600,000 and repayment terms as disclosed above. The Tranche C principal of $9,000,000 plus cumulative accrued interest of $1,441,000 was combined into a single loan principal balance as of June 30, 2005, of $10,441,000. Interest accrued under the terms of the old Tranche C loan was $578,000 and $348,000 for the year ended July 31, 2004, and the seven months ended March 3, 2005, respectively. There was $206,000 of accrued interest in the last five months ended July 29, 2005, related to the old Tranche C loan. Accrued payable-in-kind interest on the new Tranche C loan was $687,000, $647,000 and $54,000 for the years ended July 28, 2007 and July 29, 2006, and the five months ended July 30, 2005, respectively. As of July 28, 2007, FOH Holdings has accrued and unpaid related-party interest due in cash of $49,000 in accounts payable and accrued expense in the accompanying consolidated balance sheet.

The Amended Secured Term Loans contain certain restrictive financial covenants, including, among others, limitations on capital expenditures and financial covenants as contained in the revolving line of credit, and requires mandatory repayments of a percentage of excess cash flow, as defined in the agreement, equal to 25% for fiscal years ending 2006 and 2007 and 75% for fiscal years ending 2008 and 2009, due 90 days following the last day of each fiscal year to be applied first to Tranche A/B and then, Tranche C beginning the fiscal year ending 2008. No such repayments were made in fiscal years 2007 and 2006. Additionally, the Amended Secured Term Loans are secured by substantially all of FOH Holdings’ assets and are second in priority to the revolving line of credit lender.

On July 27, 2006, FOH Holdings amended the Amended Secured Term Loans to extend any repayment of the Amended Secured Term Loans to be no earlier than the repayment date of the term loans (the ‘‘Senior Term Loans’’), currently January 7, 2008, under the revolving line of credit (see Note 7). Upon repayment of the Senior Term Loans, all unpaid scheduled payments from September 2006 through date of the term loans repayment will become cumulatively due and payable on the date of the first scheduled payment following the repayment date of the Senior Term Loans. During the fiscal year ended July 28, 2007, no principal payments were made to the Amended Secured Term Loans. Approximately $4,343,000 million will be due on the Amended Secured Term Loans on the date of the first scheduled payment following the repayment of the Senior Term Loans (see Note 7).

9.	COMMITMENTS AND CONTINGENCIES

Operating Leases   –   Store, warehouse, and office facilities are occupied under operating leases that expire at various dates through 2019. Aggregate minimum rental commitments under all noncancelable leases in effect as of July 28, 2007, were as follows (in thousands):

Fiscal Years Ending
2008	$11,066
2009	9,859
2010	8,026
2011	7,108
2012	6,527
Thereafter	22,455
$65,041

On substantially all leases, FOH Holdings is responsible for incremental rental increases based on sales, as well as repairs, maintenance, and property taxes. Renewal privileges exist on certain leases.

Subsequent to July 28, 2007, FOH Holdings entered into two store leases and amended an additional lease. Estimated future lease payments for these leases are as follows: fiscal 2008; $143,000, fiscal 2009; $282,000, fiscal 2010; $252,000, fiscal 2011; $198,000; fiscal 2012; $202,000; and thereafter; $1,187,000.

Rental expense for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, consists of the following (in thousands):

	Year Ended July 28, 2007	Year Ended July 29, 2006	Five Months Ended July 30, 2005	Seven Months Ended March 3, 2005
Minimum rentals	$10,966	$10,969	$4,103	$6,366
Contingent rentals	152	140	70	169
Total rental expense	$11,118	$11,109	$4,173	$6,535

Management Fees   –   During the year ended July 29, 2005, FOH Holdings entered into a management fee arrangement with its stockholders, whereby, the stockholders receive a combined annual management fee of $200,000. Payments are made on a calendar quarterly basis and began with the quarter ended June 30, 2005. FOH Holdings recorded management fees of $200,000, $200,000, and $67,000 for the years ended July 28, 2007 and July 29, 2006, and the five months ended July 30, 2005, respectively. As of July 28, 2007 and July 29, 2006, management fees of $92,000 and $17,000, respectively, were accrued and unpaid in accounts payable and accrued expense in the accompanying consolidated balance sheets.

Consulting Fee   –   Movie Star (as defined in Note 14) entered into a consulting agreement with Performance Enhancement Partners, LLC, dated April 9, 2007. Pursuant to this agreement, Performance Enhancement Partners, LLC, agreed, in consideration of a base consulting fee of $400,000 per annum, to provide the services of Mr. Peter Cole to act as the lead member of the Board of Directors of Movie Star to facilitate the timely and successful completion of the Merger (as defined in Note 14). FOH Holdings agreed that, in the event the merger agreement was terminated for specified reasons, FOH Holdings would reimburse Movie Star for 50% of the base consulting fee paid to Performance Enhancement Partners, LLC prior to such termination.

Legal Matters   –   In July 2004, FOH Holdings became involved in three separate purported class action lawsuits filed that individually allege that FOH Holdings improperly classified store managers in California stores as exempt from overtime requirements, engaged in unfair competition, and violated other provisions of the California Labor Code. These cases were consolidated into a single case. The basis of the complaints was the allegation that store managers in all Company stores were improperly classified as ‘‘exempt’’ from overtime laws, when in fact they should have been classified as ‘‘nonexempt’’ and paid overtime for hours worked in excess of eight hours per day or forty hours per week. The complaints alleged that FOH Holdings forced employees to work off the clock, through meal and rest breaks, and did not pay for all time worked. FOH Holdings agreed to a settlement with respect to the California managerial employees. The parties further agreed to dismiss the hourly claims and managerial claims for non-California managers. On November 10, 2005, the court signed a Preliminary Approval Order approving the settlement and certifying a settlement class. The Final Approval Hearing on the settlement was held on January 17, 2006. FOH Holdings paid $953,000 in full settlement of the claim in February 2006. These costs, along with the related legal costs of approximately $218,000, were recorded as a pre-acquisition liability under purchase accounting in connection with the FOH Transaction (see Note 1). No amounts are outstanding as of July 28, 2007.

FOH Holdings was served with a purported class action complaint on October 23, 2006, in which the plaintiff claims FOH Holdings violated certain California consumer privacy laws in requesting cardholders’ telephone numbers during credit card refund transactions and recording such telephone numbers onto a form. FOH Holdings filed an answer denying the plaintiff’s claims and asserting various defenses. Nonetheless, in order to mitigate the cost of litigation, Fredericks of Hollywood, Inc. and Fredericks of Hollywood Stores, Inc. entered into a settlement agreement for the named plaintiff and the purported class, which was approved by the court on October 2, 2007. FOH Holdings has determined that total costs for the resolution of this legal action are likely to approximate $250,000. FOH Holdings has remaining accrued settlement costs of $182,000 at July 28, 2007.

FOH Holdings is involved from time to time in litigation incidental to its business. In connection with such actions and claims, FOH Holdings must make estimates of potential future legal obligations and liabilities, which require management’s judgment on the outcome of various issues. Management may also use outside legal counsel to assist in this process. FOH Holdings will record, if material, a liability when it has determined that the occurrence of a loss contingency is probable and the loss amount can be reasonably estimated, and it will disclose the related facts in the notes to its financial statements. If FOH Holdings determines that the occurrence of a loss contingency is reasonably possible or that it is probable but the loss cannot be reasonably estimated, FOH Holdings will, if material, disclose the nature of the loss contingency and the estimated range of possible loss, or include a statement that no estimate of loss can be made. FOH Holdings believes that the outcome of its other currently pending litigation will not have a material adverse effect on its results of operations or financial condition.

State Sales Taxes   –   FOH Holdings sells its products through three channels, retail specialty stores, mail order catalogs, and the Internet. FOH Holdings operates its channels separately and accounts for sales and use tax accordingly. FOH Holdings is periodically audited by the states. It is possible states may disagree with the method of assessing and remitting these taxes. FOH Holdings believes that it is properly assessing and remitting all applicable state sales taxes in the applicable jurisdictions and records necessary reserves for any contingencies that require recognition under FASB Statement No. 5, Accounting for Contingencies.

10.	STOCKHOLDERS’ EQUITY

On March 24, 2005, FOH Holdings’ Board of Directors amended and revised its articles of incorporation. Under the new articles of incorporation, FOH Holdings authorized 2,250,000 shares of common stock and 250,000 shares of preferred stock. On March 29, 2005, FOH Holdings’ stockholders contributed $5,000,000 in consideration of the issuance of 500,000 shares of common stock of FOH Holdings.

In connection with amendments to FOH Holdings’ revolving credit agreement (see Note 7), the stockholders contributed $1,000,000 to FOH Holdings in consideration for the issuance of 100,000 shares of FOH Holdings’ common stock in December 2005. Additionally, FOH Holdings’ stockholders contributed $3,000,000 to FOH Holdings on July 27, 2006, in consideration of the issuance of 300,000 shares of common stock of FOH Holdings. As of July 28, 2007 and July 29, 2006, FOH Holdings has 2,250,000 authorized shares of common stock, of which 1,330,000 shares were issued and outstanding and 120,000 shares were reserved for the issuance of employee stock options. FOH Holdings has no shares of preferred stock issued or outstanding as of July 28, 2007 and July 29, 2006.

11.	share-based compensation

Stock Options   –   On December 1, 2003, FOH Holdings’ Board of Directors approved the 2003 Employee Equity Incentive Plan to grant stock up to 70,000 options to specific employees. In December 2006, FOH Holdings’ Board of Directors authorized an additional 50,000 shares to be reserved for the issuance of stock options under the Plan, resulting in total authorizations of 120,000 options. Options granted under the 2003 Employee Equity Incentive Plan have terms of 10 years and vest 25% on the last day of the January fiscal period for each of the next four years, commencing on the first January following the date of grant.

The vesting for these employee’s stock options will cease as follows: 1) upon termination for cause, 2) twelve months after termination for disability or 3) on the day before the tenth anniversary of the grant date.

The following is a summary of stock option activity:

	Number of Shares	Weighted- Average Exercise Price per Share
Outstanding – July 31, 2004	60,000	16.92
Issued	7,500	10.00
Canceled	(8,750)	16.92
Outstanding – July 30, 2005	58,750	16.04
Issued	5,000	10.00
Canceled	(3,750)	16.92
Outstanding – July 29, 2006	60,000	15.48
Issued	62,500	23.18
Canceled	(8,000)	20.35
Outstanding – July 28, 2007	114,500	19.34

As of July 28, 2007 and July 29, 2006, 114,500 and 60,000 employee stock options were outstanding, respectively. At July 28, 2007, FOH Holdings had 5,500 shares available for future grants under the 2003 Employee Equity Incentive Plan.

FOH Holdings cannot reasonably estimate the fair value of its options because it is not practicable for it to estimate the expected volatility of its common stock. As a result, FOH Holdings accounts for its stock options based on a value calculated using the historical volatility of comparable companies that are publicly listed instead of the expected volatility of FOH Holdings’ stock price. The calculated value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model using the assumptions noted in the following table. The risk-free interest rate is based on the US Treasury yield curve in effect at the time of grant based on the expected term of the options. The expected life (estimated in the period outstanding) of options granted was estimated using the simplified method. When estimating forfeitures, FOH Holdings considers voluntary termination patterns as well as the trend of historical forfeitures. Prior to the adoption of FASB Statement 123 (R), FOH Holdings calculated the minimum value method by assuming a volatility factor near zero.

The significant weighted-average assumptions that were used to determine the grant date fair value of options granted during the year ended July 28, 2007 and the minimum value method of options granted in 2006 and 2005 using the Black-Scholes option-pricing model are as follows:

	2007	2006	2005
Weighted-average risk-free interest rate	4.59%	4.58%	4.09%
Dividend yield	0%	0%	0%
Expected volatility	61.5%	0%	0%
Expected option life (years)	6.3	7	7

The weighted-average calculated fair value per option granted in fiscal 2007 based on the Black-Scholes option valuation method was $15.01. The weighted-average calculated minimum value per option granted in fiscal 2006, and fiscal 2005, based on the Black-Scholes option valuation method, was $2.77, and $2.43, respectively.

At July 28, 2007, July 29, 2006, and July 30, 2005, there were 53,000, 25,625, and 27,500, outstanding options exercisable at weighted-average exercise prices of $16.55, $16.41, and $16.92, respectively.

The following table summarizes information on outstanding and exercisable stock options as of July 28, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of July 28, 2007	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price	Number Exercisable as of July 28, 2007	Weighted- Average Exercise Price
$10.00	12,500	7.99	$10.00	5,000	$10.00
16.92	45,000	4.66	16.92	45,000	16.92
21.91	52,500	9.36	21.91	3,000	21.91
39.54	4,500	9.76	39.54
$10.00 – $16.92	114,500	7.38	$19.37	53,000	16.55

FOH Holdings recorded $141,000 of stock-based compensation expense as a component of selling, general and administrative expenses in the accompanying consolidated statements of operations, related to stock options granted during the fiscal year ended July 28, 2007. FOH Holdings has recognized no tax benefit in the statement of operations related to the stock-based compensation expense recorded during the year ended July 28, 2007. In accordance with the accounting standard previously applied by FOH Holdings, no compensation expense was recorded related to stock options during the fiscal year ended July 29, 2006, the five months ended July 30, 2005 and the seven months ended March 3, 2005.

At July 28, 2007, there was $665,000 of total unrecognized compensation expense related to non-vested stock options under FOH Holdings share-based payment plan. That cost is expected to be recognized over a weighted average period of approximately four years.

During the fiscal year ended July 28, 2007, FOH Holdings modified 7,500 options related to a former employee to extend the contractual life. The incremental compensation cost associated with the modification was immaterial to the consolidated financial statements for the year ended July 28, 2007.

12.	EMPLOYEE BENEFIT PLAN

FOH Holdings maintains a 401(k) profit sharing plan that covers substantially all employees who have completed six months of service and have reached age 20½. Employee contributions are discretionary. Company 401(k) contributions are made equal to 50% of the participant’s first 3% of contributed compensation. FOH Holdings made contributions of $121,000, $113,000, $49,000, and $65,000, for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, respectively.

13.	DISCONTINUED OPERATIONS

From time to time FOH Holdings may consider closure of certain store locations that are determined to be either underperforming or inconsistent with the long-term operating strategy of FOH Holdings. During the fiscal year ended July 28, 2007, FOH Holdings closed an additional six stores, thereby requiring the retrospective adjustment to the discontinued operations for prior periods. During the year ended July 29, 2006, FOH Holdings closed eleven store locations. During the year ended July 30, 2005, FOH Holdings closed nine store locations. All the store closures occurred at the contractual lease termination date, except for two stores closed in fiscal 2006 due to Hurricane Katrina.

The results of operations for discontinued stores includes only revenues generated from, and expenses directly associated with, the operation of such stores and consists of the following (in thousands):

	Year Ended July 28, 2007	Year Ended July 29, 2006	Five Months Ended July 30, 2005	Seven Months Ended March 3, 2005
Net sales from closed stores	$1,518	$4,947	$2,386	$6,342
Less:
Cost of goods sold, buying, and occupancy	871	2,951	1,665	3,591
Selling, general, and administrative expenses	548	1,766	907	2,153
	99	230	(186)	598
Income tax provision (benefit)	58	(10)	(20)	158
Income (loss) from discontinued operations of closed stores – net of tax	$41	$240	$(166)	$440

14.	PROPOSED MERGER

On December 18, 2006, Movie Star, Inc., a New York corporation (‘‘Movie Star’’), entered into an Agreement and Plan of Merger and Reorganization (as amended, the ‘‘Merger Agreement’’) with FOH Holdings and Fred Merger Corp., a Delaware corporation and a wholly owned subsidiary of Movie Star (‘‘Merger Sub’’). Under the terms of the Merger Agreement, Merger Sub will be merged with and into FOH Holdings, with FOH Holdings continuing as the surviving corporation as a wholly owned subsidiary of Movie Star (the ‘‘Merger’’). Upon the consummation of the merger, Movie Star will change its name to ‘‘Frederick’s of Hollywood Group Inc.’’ (‘‘FOH Group’’).

TTG Apparel, LLC, an affiliate of Tokarz Investments, LLC, which owns approximately 50% of FOH Holdings, is a significant shareholder in Movie Star. The remainder of FOH Holdings’ common stock is owned by accounts and funds managed by and/or affiliated with Fursa Alternative Strategies, LLC (formerly known as Mellon HBV Alternative Strategies LLC).

In connection with the Merger Agreement, Movie Star has agreed to issue to its shareholders nontransferable rights to purchase new shares of Movie Star’s stock. To the extent that Movie Star’s shareholders do not purchase, in the aggregate, their pro rata percentage of Movie Star’s common stock in the rights offering, TTG Apparel, LLC and its affiliates, including Tokarz Investments, LLC, and funds affiliated with Fursa Alternative Strategies LLC, have agreed to purchase, on an equal basis, any such shortfall. As a result of these issuances, Movie Star anticipates raising aggregate proceeds of $20 million.

Upon completion of the Merger, each share of common stock of FOH Holdings that is outstanding at the effective time of the Merger will be converted into the right to receive shares of common stock of Movie Star (‘‘Movie Star Common Stock’’) based on an exchange ratio of 17.811414. As a result of the Merger, Movie Star anticipates issuing approximately 23.7 million shares of Movie Star Common Stock to the stockholders of FOH Holdings.

Movie Star is a contract manufacturer and current vendor from which FOH Holdings made purchases of $3,318,000, $977,000, $36,000, and $26,000, for the years ended July 28, 2007 and July 29, 2006, the five months ended July 30, 2005, and the seven months ended March 3, 2005, respectively.

******

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Movie Star, Inc.:

We have audited the accompanying consolidated balance sheets of Movie Star, Inc. and subsidiary as of June 30, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Movie Star, Inc. and subsidiary as of June 30, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Mahoney Cohen & Company, CPA, P.C.
New York, New York
August 17, 2007

MOVIE STAR, INC.

CONSOLIDATED BALANCE SHEETS
JUNE 30, 2007 AND 2006
(In Thousands, Except Share Information)

	2007	2006

ASSETS
CURRENT ASSETS:
Cash	$53	$203
Receivables, net	8,266	6,074
Inventory	6,816	8,981
Deferred income taxes	1,518	1,914
Prepaid expenses and other current assets	291	801
Total current assets	16,944	17,973

PROPERTY, PLANT AND EQUIPMENT – Net	943	838
DEFERRED INCOME TAXES	3,438	3,296
GOODWILL	537	537
ASSETS HELD FOR SALE	—	174
OTHER ASSETS	476	403
TOTAL ASSETS	$22,338	$23,221
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Note payable	$4,126	$4,955
Accounts payable	2,275	3,273
Accrued expenses and other current liabilities	953	813
Total current liabilities	7,354	9,041
DEFERRED LEASE LIABILITY	269	339
OTHER LONG-TERM LIABILITIES	110	59
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value – authorized, 30,000,000 shares; issued 18,440,000 shares in 2007 and 17,755,000 shares in 2006	184	178
Additional paid-in capital	5,552	4,834
Retained earnings	12,507	12,361
Accumulated other comprehensive (loss) income	(20)	27
Less treasury stock, at cost – 2,017,000 shares	(3,618)	(3,618)
Total shareholders’ equity	14,605	13,782
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,338	$23,221

See notes to consolidated financial statements.

MOVIE STAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 2007, 2006 AND 2005
(In Thousands, Except Per Share Amounts)

	2007	2006	2005
Net sales	$63,493	$51,639	$58,533
Cost of sales	43,144	37,528	44,304
Gross profit	20,349	14,111	14,229
Selling, general and administrative expenses	17,434	16,310	19,024
Insurance recovery	—	(1,450)	—
Merger related fees	2,391	246	—
Gain on sale of property, plant and equipment	(496)	—	—
Income (loss) from operations	1,020	(995)	(4,795)
Interest income	(5)	(3)	(1)
Interest expense	609	476	282
Income (loss) before income tax provision (benefit)	416	(1,468)	(5,076)
Income tax provision (benefit)	270	(468)	(1,954)
Net income (loss)	$146	$(1,000)	$(3,122)
BASIC NET INCOME (LOSS) PER SHARE	$.01	$(.06)	$(.20)
DILUTED NET INCOME (LOSS) PER SHARE	$.01	$(.06)	$(.20)
Basic weighted average number of shares outstanding	16,089	15,700	15,625
Diluted weighted average number of shares outstanding	16,671	15,700	15,625

See notes to consolidated financial statements.

MOVIE STAR, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
YEARS ENDED JUNE 30, 2007, 2006 AND 2005
(In Thousands)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock
	Shares	Amount				Shares	Amount	Total
BALANCE, JUNE 30, 2004	17,617	$176	$4,706	$16,483	$—	2,017	$(3,618)	$17,747
Net loss	—	—	—	(3,122)	—	—	—	(3,122)
Cumulative translation adjustment	—	—	—	—	10	—	—	10
Comprehensive loss								(3,112)
Exercise of stock options	20	—	22	—	—	—	—	22
Issuance of common stock for directors’ fees	20	1	19	—	—	—	—	20
BALANCE, JUNE 30, 2005	17,657	177	4,747	13,361	10	2,017	(3,618)	14,677
Net loss	—	—	—	(1,000)	—	—	—	(1,000)
Cumulative translation adjustment	—	—	—	—	17	—	—	17
Comprehensive loss								(983)
Stock compensation expense	—	—	19	—	—	—	—	19
Issuance of common stock for directors’ fees	98	1	68	—	—	—	—	69
BALANCE, JUNE 30, 2006	17,755	178	4,834	12,361	27	2,017	(3,618)	13,782
Net income	—	—	—	146	—	—	—	146
Cumulative translation adjustment	—	—	—	—	(47)	—	—	(47)
Comprehensive income								99
Stock compensation expense	—	—	236	—	—	—	—	236
Exercise of stock options	612	6	410	—	—	—	—	416
Issuance of common stock for directors’ fees	73	—	72	—	—	—	—	72
BALANCE, JUNE 30, 2007	18,440	$184	$5,552	$12,507	$(20)	2,017	$(3,618)	$14,605

See notes to consolidated financial statements.

MOVIE STAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2007, 2006, AND 2005
(In Thousands)

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$146	$(1,000)	$(3,122)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of property, plant and equipment	(496)	—	—
Gain on insurance recovery	—	(1,450)	—
Depreciation and amortization	357	316	406
Provision for sales allowances and doubtful accounts	(251)	480	(539)
Stock-based compensation expense	236	19	—
Deferred income taxes	254	(477)	(2,014)
Deferred lease liability	(19)	24	32
Issuance of common stock for directors’ fees	72	69	20
(Increase) decrease in operating assets, net of acquisition of business:
Receivables	(1,928)	(576)	2,154
Inventory	2,165	2,749	(2,919)
Prepaid expenses and other current assets	490	(404)	218
Other assets	(139)	(31)	(91)
(Decrease) increase in operating liabilities:
Accounts payable	(1,001)	(307)	1,637
Accrued expenses and other liabilities	(23)	(679)	740
Net cash used in operating activities	(137)	(1,267)	(3,478)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(260)	(315)	(225)
Proceeds from insurance recovery	26	1,424	—
Proceeds from sale of property, plant and equipment	698	—	—
Acquisition of Sidney Bernstein & Son business	—	—	(3,456)
Net cash provided by (used in) investing activities	464	1,109	(3,681)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of capital lease obligation	(59)	—	—
(Repayments of) proceeds from revolving line of credit, net	—	(4,794)	4,794
(Repayments of ) proceeds from new revolving line of credit, net	(829)	4,955	—
Proceeds from exercise of employee stock options	416	—	22
Net cash (used in) provided by financing activities	(472)	161	4,816
Effect of exchange rate changes on cash	(5)	22	(6)
NET (DECREASE) INCREASE IN CASH	(150)	25	(2,349)
CASH, BEGINNING OF YEAR	203	178	2,527
CASH, END OF YEAR	$53	$203	$178
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during year for:
Interest	$585	$475	$282
Income taxes	$15	$37	$60
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
Acquisition of equipment, software and maintenance contract through assumption of capital lease obligation	$170	$—	$—

See notes to consolidated financial statements

MOVIE STAR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2007, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business – Movie Star, Inc. (the ‘‘Company’’) is a New York corporation organized in 1935, which designs, manufactures (through independent contractors), imports, markets and distributes an extensive line of ladies’ sleepwear, robes, leisurewear, loungewear, panties and daywear.

The Company’s wholly-owned subsidiary, Cinejour Lingerie Inc., is a Canadian corporation formed in May 2004 to market and sell the Company’s products throughout Canada. The Company has an agreement with an independent representative to provide sales representation for the Company in Canada and to supervise the operations of its office in Canada.

Principles of Consolidation – The consolidated financial statements include the accounts of Movie Star, Inc. and its wholly-owned subsidiary, Cinejour Lingerie, Inc. (collectively, the ‘‘Company’’). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America also requires management to make estimates and assumptions that affect the disclosures of contingent assets and liabilities at the date of the financial statements. Significant estimates include provision for inventory obsolescence, deferred tax assets, allowances for doubtful accounts and sales discounts. Actual results could differ from those estimates.

Allowances for Doubtful Accounts/Sales Discounts – The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company also estimates allowances for customer discounts and incentive offerings. If market conditions were to decline, the Company may take actions to increase customer incentive offerings possibly resulting in an incremental allowance at the time the incentive is offered.

Inventory – Inventory is valued at lower of cost (first-in, first-out) or market. The Company writes down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions and the age of inventory.

Property, Plant and Equipment – Property, plant and equipment are stated at cost. Depreciation and amortization are provided by the straight-line method over the following estimated useful lives:

Buildings and improvements	15 – 30 years
Machinery & Equipment	5 years
Office furniture and equipment	3 – 5 years
Leasehold improvements	Lesser of life of the asset or life of lease

Impairment of Long-lived Assets – The Company follows Statement of Financial Accounting Standards (‘‘SFAS’’) No. 144, ‘‘Accounting for the Impairment or Disposal of Long-Lived Assets.’’ SFAS No. 144 requires that long-lived assets, including property and equipment, be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The Company assesses its assets for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and records impairment losses when this amount is less than the carrying amount. Impairment losses are recorded for the excess of the assets’ carrying amount over their fair value, which is generally determined based on the estimated future discounted cash flows over the remaining useful life of the asset using a discount rate determined by management at the date of the impairment review. Management believes at this time that the carrying value and useful life of long-lived assets continue to be appropriate.

Goodwill and Intangible Assets – Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in a business combination accounted for under purchase method of accounting (see Note 2). The Company follows SFAS No. 142, ‘‘Goodwill and Other Intangible Assets,’’ whereby goodwill is not amortized and the Company conducts impairment testing in the fourth quarter of each fiscal year, or sooner if events and changes in circumstances suggest that the carrying amount may not be recoverable from its estimated future cash flows. No amortization or impairment charges relating to goodwill have been recorded for the fiscal years ended June 30, 2007, 2006 and 2005. Intangible assets at June 30, 2007 and 2006 consist of a covenant not to compete of $11,000 and $21,000, respectively, which is included in ‘‘Other assets’’ and is being amortized by the straight-line method over the contract life. Amortization is expected to be $10,000 next year and $1,000 in the following year.

Deferred Rent – The Company accounts for rental expense in accordance with SFAS No. 13 ‘‘Accounting for Leases’’ whereby rent expense is recognized on a straight-line basis over the non-cancelable lease term and the difference between the amount recognized and the amount paid is recorded as a deferred lease liability.

Stock Options – Previously, pursuant to Accounting Principles Board Opinion No. 25, ‘‘Accounting for Stock Issued to Employees,’’ (‘‘APB’’) the Company accounted for stock-based employee compensation arrangements using the intrinsic value method. Accordingly, no compensation expense was recorded in the financial statements with respect to option grants, since the options were granted at/or above market value.

Effective July 1, 2005, the Company adopted SFAS No. 123 (revised 2004), ‘‘Share Based Payment’’ (‘‘SFAS No. 123R’’), which eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The Company has adopted the modified prospective method whereby compensation cost is recognized in the financial statements beginning with the effective date based on the requirements of SFAS No. 123R for all share-based payments granted after that date and for all unvested awards granted prior to that date.

Had the Company elected to recognize compensation expense for stock-based compensation using the fair value method, net income (loss), basic and diluted net income (loss) per share would have been as follows:

	Years Ended June 30,
in thousands, except per share amounts	2007	2006	2005
Net income (loss), as reported	$146	$(1,000)	$(3,122)
Add stock-based employee compensation expense, included in reported net income (loss), net of taxes	141	11	—
Deduct stock-based employee compensation expense determined under fair value based method, net of taxes	(141)	(11)	(30)
Pro forma net income (loss)	$146	$(1,000)	$(3,152)

Basic and diluted net income (loss) per share, as reported	$.01	$(.06)	$(.20)
Pro forma basic and diluted net income (loss) per share	$.01	$(.06)	$(.20)

The fair value of option grants were calculated with the following weighted-average assumptions:

	2007	2006	2005
Risk-free interest rate	4.56%	4.56%	3.5% – 4.0%
Expected life	7 years	7 years	7 years
Expected volatility	57% – 58%	54%	36% – 63%
Expected dividends	None	None	None

The fair values generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.

Revenue Recognition – Revenue is recognized upon shipment. Although sales are made without the right of return, in certain instances, the Company may accept returns or agree to allowances. Sales returns, discounts and allowances are recorded as a component of net sales in the period in which the related sales are recognized. The customer takes title and assumes the risks and rewards of ownership of the products when the merchandise leaves the Company’s warehouse. The Company expenses the costs of advertising to customers under cooperative advertising as a reduction of revenue, which is a component of net sales. Cooperative advertising amounted to $606,000, $232,000 and $236,000 for the years ended June 30, 2007, 2006 and 2005, respectively.

Cost of Sales and Selling Costs – Cost of sales includes the expenses incurred to acquire and produce inventory for sale, including product costs, freight-in, inspection costs, labor associated with quality repairs, internal transfer costs, purchasing and receiving costs, and travel and entertainment related to product sourcing.

Selling costs include the costs of selling the merchandise, including preparing the merchandise for sale, picking and packing costs, and shipping and handling costs, such as warehousing, freight-out and other direct costs to deliver inventory to customers. Shipping and handling costs aggregated approximately $2,362,000, $2,278,000 and $2,808,000 in fiscal years ended June 30, 2007, 2006 and 2005, respectively. In addition, selling costs include the costs for apparel design and development activities, including sample designs and patterns. The Company expenses these costs as incurred. Selling costs are a component of selling, general and administrative expenses.

Deferred tax valuation allowance – In assessing the need for a deferred tax valuation allowance, the Company considers future taxable income and ongoing prudent and feasible tax planning strategies. Since the Company was able to determine that it should be able to realize its deferred tax assets in the future, a deferred tax valuation allowance was not deemed necessary. Likewise, should the Company determine that it would not be able to realize all or part of the Company’s net deferred tax asset in the future, an adjustment to the deferred tax asset would be charged to income in the period such determination was made.

Net Income (Loss) Per Share – Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income per share also includes the dilutive effect of potential common shares outstanding during the period.

Foreign Currency Translation – The assets and liabilities of the Company’s Canadian subsidiary are translated into U.S. dollars at current exchange rates on the balance sheet date and revenue and expenses are translated at average exchange rates for the respective years. The net exchange differences resulting from these translations are recorded as a translation adjustment which is a component of shareholders’ equity. Cinejour Lingerie Inc.’s functional currency is the Canadian Dollar.

Foreign Currency Transactions – The Company considers the United States Dollar to be the functional currency of its overseas offices.  Foreign currency gains and losses, which are immaterial, are recorded in selling, general and administrative expenses on the consolidated statement of operations.

Segment Reporting – The Company operates in one segment with revenues generated in the United States and Canada as follows (in thousands):

	Fiscal Years Ended June 30,
	2007	2006	2005
Net Sales
United States	$62,386	$49,753	$58,214
Canada	1,107	1,886	319
	$63,493	$51,639	$58,533

Reclassification – A reclassification has been made to the 2006 Statement of Operations to reflect Merger Related Fees as a separate line item to conform to the 2007 presentation.

Effect of New Accounting Standards

In July 2006, the FASB issued SFAS Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes – An Interpretation of SFAS No. 109’’ (‘‘FIN 48’’). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with FIN 48 is a two-step process. The Company first will be required to determine whether it is more likely than not that a tax position, if any, will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. A tax position that meets the ‘‘more likely than not’’ recognition threshold will then be measured to determine the amount of expense/benefit to recognize in the financial statements based upon the largest amount of expense/benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the effect that FIN 48 may have on its financial statements.

In September 2006, the Securities and Exchange Commission (‘‘SEC’’) issued Staff Accounting Bulletin No. 108 (SAB 108) ‘‘Considering the Effects of Prior Year Misstatements in Current Year Financial Statements.’’ SAB 108 provides guidance on quantifying financial statement misstatements, including the effects of prior year errors on current year financial statements. SAB 108 is effective for periods ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157 ‘‘Fair Value Measures’’ (‘‘SFAS No. 157’’). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, however it does not apply to SFAS 123R. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company does not expect the adoption of SFAS 157 to have a material impact on its financial statements.

In February 2007, FASB issued SFAS No. 159, ‘‘The Fair Value Option for Financial Assets and Financial Liabilities,’’ (‘‘SFAS No. 159’’), which amends the accounting for assets and liabilities in financial statements in accordance with SFAS No. 115, ‘‘Accounting for Certain Investments in Debt and Equity Securities’’. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. This statement does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for the first fiscal year beginning after November 15, 2007. The Company does not expect the adoption of SFAS 159 to have a material impact on its financial statements.

2.	ACQUISITION

On August 3, 2004, the Company completed its acquisition of certain assets of Sidney Bernstein & Son Lingerie, Inc. (‘‘SB&S’’), a New York based company engaged in the design, marketing and sale of women’s lingerie and related apparel accessories, pursuant to an Asset Purchase Agreement, dated as of July 28, 2004.

The assets were purchased for an aggregate price of $3,379,000, excluding transaction related fees, and included, among other assets, $2,873,000 of inventory and $500,000 of intangible assets. The Company also assumed $3,012,000 of SB&S’ open purchase orders and received $7,408,000 of open customer orders. Pursuant to the Asset Purchase Agreement, the Company had also agreed to pay up to an additional $1,000,000 in the aggregate based upon certain gross profit levels generated by the Company during the next three fiscal years (see below).

The acquisition was accounted for by the purchase method of accounting and the acquisition consideration was allocated among the tangible and intangible assets in accordance with their estimated fair value on the date of acquisition. In accordance with SFAS No. 142, goodwill will be subject to impairment testing at least annually. The results of operations of SB&S since August 3, 2004, are included in the Company’s consolidated statement of operations. The total amount of goodwill is expected to be deductible for income tax purposes. The acquisition consideration and allocation of that consideration are as follows:

Acquisition consideration:
Cash consideration paid	$3,379,000
Transaction related fees	77,000
Total acquisition consideration	$3,456,000
Allocation of acquisition consideration:
Inventory	$2,873,000
Goodwill related to acquisition	537,000
Covenant not to compete	40,000
Property and equipment	4,000
Other current assets	2,000
Total	$3,456,000

On August 3, 2004, the Company entered into an employment agreement with Daniel Bernstein, a former employee of SB&S, which was to expire on June 30, 2007. Pursuant to the agreement, Mr. Bernstein was to receive a base compensation of $350,000 annually plus commission based on formulas, as defined, in the agreement. In addition, the Company was to issue Mr. Bernstein options to purchase 75,000 shares of common stock under the Company’s 2000 Performance Equity Plan in both fiscal 2005 and 2006.

Effective June 10, 2005, Mr. Bernstein terminated his employment agreement with the Company. In addition, due to Mr. Bernstein’s termination, he is no longer entitled to be issued options and the Company is no longer required to pay the additional $1,000,000 under the Asset Purchase Agreement.

3.	INVENTORY

Inventory consists of the following:

	June 30,
	2007	2006
	(In Thousands)
Raw materials	$1,041	$1,279
Work-in process	200	281
Finished goods	5,575	7,421
	$6,816	$8.981

4.	RECEIVABLES

Receivables consist of the following:

	June 30,
	2007	2006
	(In Thousands)
Trade	$8,899	$7,017
Other	67	7
	8,966	7,024
Less allowance for doubtful accounts and sales discounts and allowances	(700)	(950)
	$8,266	$6,074

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	June 30,
	2007	2006
	(In Thousands)
Land, buildings and improvements	$1,516	$1,212
Machinery and equipment	362	573
Office furniture and equipment	1,317	1,182
Leasehold improvements	279	279
	3,474	3,246
Less accumulated depreciation and amortization	(2,531)	(2,408)
	$943	$838

Depreciation expense of $268,000, $232,000 and $321,000 was recorded in fiscal 2007, 2006 and 2005, respectively.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	June 30,
	2007	2006
	(In Thousands)
Insurance	$94	$133
Salary, commissions and employee benefits	375	270
Consulting fees	—	113
Professional fees	275	162
Other	209	135
	$953	$813

7.	NOTES PAYABLE

Bank Agreements – The Company had a line of credit with an international bank, effective July 1, 2004, which matured on June 30, 2006 (see below). Under this line of credit, the Company could borrow in the aggregate, revolving loans and letters of credit, up to $20,000,000. Availability under this line of credit was subject to the Company’s compliance with certain financial formulas as outlined in the agreement. Pursuant to the terms of this line of credit, the Company had pledged substantially all of its assets. Interest on outstanding borrowings was payable at a variable rate per annum equal to the prime rate less 0.75 percent.

For the fiscal year ended June 30, 2006, under the credit agreement, the borrowings peaked at $12,613,000 and the average amount of borrowings was $7,272,000, with the weighted average interest rate of 6.29%. For the fiscal year ended June 30, 2005, under the credit agreement, the borrowings peaked at $13,410,000 and the average amount of borrowings was $6,335,000, with the weighted average interest rate of 4.40%.

At June 30, 2006, the Company had no borrowings outstanding under this line of credit (see below) and had approximately $7,507,000 of outstanding letters of credit.

Effective June 30, 2006, the Company secured a new line of credit with another financial institution. This line of credit matures on June 30, 2008 and is subject to annual renewals thereafter. Under this line of credit, the Company may borrow in the aggregate, revolving loans and letters of credit, up to $30,000,000. Availability under this line of credit is subject to the Company’s compliance with certain financial formulas as specified in the agreement. As of June 30, 2007, the Company was in compliance with its requirements under this credit facility. Pursuant to the terms of this line of credit, the Company pledged substantially all of its assets. Interest on outstanding borrowings is payable at a variable rate per annum equal to JPMorgan Chase Bank’s prime rate less 0.75 percent (7.5 percent as of June 30, 2007).

For the fiscal year ended June 30, 2007, under the credit agreement, the borrowings peaked at $15,831,000 and the average amount of borrowings was $7,332,000, with the weighted average interest rate of 7.50%.

At June 30, 2007, the Company had outstanding borrowings of $4,126,000 under the facility and had $8,818,000 in outstanding letters of credit. At June 30, 2006, the Company had outstanding borrowings of $4,955,000 under the facility and had no outstanding letters of credit.

The Company believes that the available borrowing under this agreement, along with anticipated operating cash flows, will be sufficient to cover its working capital requirements through June 30, 2008.

Capital Lease Obligation – The Company has a capital lease obligation payable in monthly installments of approximately $5,000 through May 2009, including interest at 5.4%. The obligation is collateralized by the related equipment which at June 30, 2007 had a net book value of approximately $123,000.

At June 30, 2007, the remaining liability is as follows (in thousands):

Total remaining payments	$117
less: amount representing interest	6
111
less: current portion included in Accrued expenses and other current liabilities	57
Long-term balance, included in Other Long-Term Liabilities	$54

8.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, ‘‘Disclosures about Fair Value of Financial Instruments.’’ The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

Cash, Accounts Receivable, Accounts Payable, Accrued Expenses and Other Current Liabilities – The carrying value of these items approximates fair value, based on the short-term maturities of these instruments.

Note Payable and Other Long-term Liabilities – The fair value of these liabilities are estimated based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying value approximates the fair value.

The fair value estimates are based on pertinent information available to management as of June 30, 2007 and 2006. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those respective dates, and current estimates of fair value may differ significantly from the amounts presented herein. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

9.	INCOME TAXES

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and credit carryforwards.

The income tax effects of significant items, comprising the Company’s net deferred tax assets and liabilities, are as follows:

	June 30,
	2007	2006
	(In Thousands)
Deferred tax liabilities:
Differences between book and tax basis of goodwill	$42	$27
Deferred tax assets:
Difference between book and tax basis of inventory	655	635
Reserves not currently deductible	498	607
Operating loss carry forwards	3,526	3,711
Other	319	284
	4,998	5,237
Net deferred tax asset	$4,956	$5,210

The provision for (benefit from) income taxes is comprised as follows:

	Years Ended June 30,
	2007	2006	2005
	(In Thousands)
Current:
Federal	$—	$—	$10
State and local	16	9	50
	16	9	60
Deferred
Federal	216	(406)	(1,712)
State and local	38	(71)	(302)
	254	(477)	(2,014)
	$270	$(468)	$(1,954)

Reconciliation of the U.S. statutory rate with the Company’s effective tax rate (benefit) is summarized as follows:

	Years Ended June 30,
	2007	2006	2005
	(In Thousands)
Federal statutory rate (benefit)	34.0%	(34.0)%	(34.0)%
Increase (decrease) in tax resulting from:
State income taxes (net of federal tax benefits)	8.6	(2.5)	(3.3)
Foreign losses not subject to tax benefit	11.3	3.5	—
Other	11.0	1.1	(1.2)
Effective rate	64.9%	(31.9)%	(38.5)%

As of June 30, 2007, the Company has net operating loss carryforwards of approximately $8,816,000 for federal income tax purposes that expire between the years 2011 and 2026 and credit carryforwards of approximately $210,000.

10.	COMMITMENTS AND CONTINGENCIES

Operating Leases – The Company has operating leases expiring in various years through fiscal 2011.

Future minimum payments under these leases at June 30, 2007 are as follows (in thousands):

Fiscal Year	Amount
2008	$1,298
2009	1,313
2010	1,346
2011	735
$4,692

Rental expense for 2007, 2006 and 2005 was approximately $1,339,000, $1,297,000 and $1,313,000, respectively.

Employment Agreement – In January 2003, the Company and Melvyn Knigin, the Company’s CEO and President, agreed to an extension of Mr. Knigin’s employment agreement, which was to expire on June 30, 2004. Under the terms of the extended agreement, Mr. Knigin was to receive total base compensation of $2,625,000 over the five-year term of the agreement, effective as of July 1, 2002 and continuing through June 30, 2007. Mr. Knigin was also entitled to receive annual bonuses as defined in the agreement.

On October 3, 2006, the Company entered into an amended and restated employment agreement with Mr. Knigin, pursuant to which Mr. Knigin will continue to be employed as the Company’s President and Chief Executive Officer until June 30, 2009 (‘‘Initial Term’’) and will then serve as the Company’s Senior Vice President of Global Wal-Mart Corporate Sales from July 1, 2009 until June 30, 2011 (‘‘Additional Term’’). Mr. Knigin’s employment agreement provides that he will receive a base salary of $575,000 per year during the Initial Term and a base salary of $280,000 per year during the Additional Term. Mr. Knigin is also entitled to receive an annual bonus during the Initial Term under the Company’s 1998 Senior Executive Incentive Plan equal to 3% of the Company’s net income before taxes and before calculation of all bonuses for each fiscal year during the Initial Term (‘‘Net Income’’) in excess of $1,200,000 and up to $3,200,000, and equal to 3.75% of Net Income in excess of $3,200,000. During the Additional Term, Mr. Knigin will be entitled to receive an annual bonus equal to the excess of 1.5% (‘‘Bonus Percentage’’) of Wal-Mart Net Sales (as defined in the employment agreement) over Mr. Knigin’s annual base salary. The Bonus Percentage will be increased or decreased for each year during the Additional Term in which the Company’s gross margin for Wal-Mart Net Sales during such period exceeds or is less than the blended average gross margin for Wal-Mart Net Sales for the three fiscal years ending June 30, 2007, 2008 and 2009.

In addition to his base salary, the Company granted Mr. Knigin a ten-year option to purchase 500,000 shares of the Company’s common stock under the Company’s Amended and Restated 1988 Stock Option Plan at an exercise price of $1.00 per share, 125,000 shares of which will vest on each of (i) the date of grant, (ii) the six-month anniversary of the date of grant, (iii) the first anniversary of the date of grant and (iv) the second anniversary of the date of grant.

Additionally, on each of July 1, 2007 and 2008, provided that Mr. Knigin is employed by the Company on each such date (except as otherwise set forth in the employment agreement), the Company will issue Mr. Knigin shares of restricted stock equal to the number of shares of the Company’s common stock determined by dividing $25,000 by the last sale price of a share of the Company’s common stock on each such date. All such shares will vest on June 30, 2009. The Company has recorded approximately $14,000 of stock based compensation expense during the year ended June 30, 2007 relating to the restricted stock.

Consulting Agreements – As of January 1, 2003, the Company and Mark M. David, the Company’s then Chairman of the Board, renegotiated Mr. David’s consulting agreement with the Company that was to expire on June 30, 2004. The new agreement was with Mr. David’s consulting firm. Under the terms of the new agreement, Mr. David’s consulting firm was to provide the consulting services of Mr. David and was to receive annual consulting fees of $225,000 through June 30, 2007. As of June 30, 2005, the services of Mr. David were terminated. At June 30, 2006 the remaining liability under the agreement of $113,000 was included in ‘‘Accrued expenses and other current liabilities’’ and was paid during fiscal year 2007.

As of May 3, 2004, the Company and LLI Inc. (‘‘LLI’’), a corporation organized under the law of the Province of Quebec, Canada, entered into a consulting agreement whereby LLI is to provide the sales representation for the Company in Canada and supervise the operations of the Company’s office in Montreal. The agreement expired on August 31, 2006. LLI was receiving annual consulting fees of $125,000 through August 31, 2006, plus additional consulting fees for sales in excess of targets, as defined in the agreement. As of September 1, 2006, the agreement is on an ‘‘at will’’ basis, whereby the agreement can be terminated upon thirty days written notice.

Licensing Agreement – In February 2004, the Company entered into a licensing agreement with Maidenform Inc. which expires in fiscal 2008. Pursuant to the agreement, the Company is obligated to pay licensing fees, based upon a percentage of net sales, subject to an annual minimum guaranteed royalty. Future minimum guaranteed royalty payments under the non-cancelable agreement as of June 30, 2007 for fiscal year 2008 are approximately $95,000.

Guarantees – The Company has not provided any financial guarantees as of June 30, 2007.

11.	RELATED PARTY

Upon the retirement of its then Chief Executive Officer, Mark M. David, in July 1999, the Company entered into an agreement, expiring in October 2011, to provide for future medical benefits. As of June 30, 2007 and 2006, the current portion, included in ‘‘Accrued expenses and other current liabilities,’’ amounted to $14,000 and $15,000, respectively and the long-term portion, classified as ‘‘Other long-term liability,’’ amounted to $56,000 and $59,000, respectively.

12.	CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company’s customers, of which 98% are located throughout the United States, are not concentrated in any specific geographic region, but are concentrated in the retail industry. One customer accounted for 51%, 25%, and 20% of the Company’s net sales in fiscal 2007, 2006, and 2005, respectively. Another customer accounted for 0%, 0% and 15% of the Company’s net sales in fiscal 2007, 2006 and 2005, respectively. The Company performs ongoing credit evaluations of it’s customers’ financial condition. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

13.	STOCK PLANS, OPTIONS AND WARRANT

Stock Options – On December 8, 1994, the Company’s shareholders approved a new Incentive Stock Option Plan (the ‘‘1994 ISOP’’) to replace the 1983 ISOP. Options granted, pursuant to the plan, are not subject to a uniform vesting schedule. The plan permitted the issuance of options to employees to purchase common stock of the Company at a price not less than fair market value on the date of the option grant. The plan reserved 2,000,000 shares of common stock for grant and provides that the term of each award be determined by the Compensation Committee with all awards made within the ten-year period following the effective date. Options to purchase 110,000 shares at an exercise price of $.625 per share are outstanding and exercisable as of June 30, 2007. Under this plan, in fiscal 2007, options to purchase 510,000 shares have been exercised through June 30, 2007. Effective July 15, 2004, options can no longer be granted under the 1994 ISOP.

On February 21, 2000, the Committee adopted a new Performance Equity Plan (including a new Incentive Stock Option Plan) (the ‘‘2000 Plan’’) and on November 28, 2000, the Company’s shareholders approved the plan. The 2000 Plan authorizes the Company to grant qualified and non-qualified options to participants for the purchase of up to an additional 750,000 shares of the Company’s common stock and to grant other stock-based awards to eligible employees of the Company. Options to purchase 331,000 shares at an exercise price ranging from $.63 to $1.36 per share are outstanding at June 30, 2007. Under this plan, in fiscal year 2007 an additional 55,000 options were granted to employees and options to purchase 102,000 shares have been exercised through June 30, 2007. Of the total options granted, 244,000 are presently exercisable.

The Company also has the 1988 Non-Qualified Stock Option Plan covering the issuance of up to 1,666,666 shares of the Company’s common stock to key employees of the Company. Options to purchase 900,000 shares at an exercise price ranging from $.625 to $1.45 per share are outstanding at June 30, 2007. Under this plan, in fiscal year 2007 an additional 700,000 options were granted to three officers of the Company through June 30, 2007. Of the total options granted, 375,000 are presently exercisable.

The options typically vest over five years.

Information with respect to stock options is as follows (shares in thousands):

	2007		2006		2005
FIXED OPTIONS	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price
Outstanding – beginning of year	1,198	$.80	1,158	$.81	1,005	$.71
Granted	755	.99	40	.63	248	1.42
Exercised	(612)	(.68)	—	—	(20)	(1.13)
Canceled	—	—	—	—	(75)	(1.40)
Outstanding – end of year	1,341	$.97	1,198	$.80	1,158	$.81
Exercisable – end of year	729	$.92	1,058	$.75	1,023	$.73
Weighted-average fair value of Options granted during the year		$.48		$.38		$.73

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at June 30, 2007	Weighted-Average Remaining Contractual Life in Yrs	Weighted-Average Exercise Price	Exercisable at June 30, 2007	Weighted-Average Exercise Price
$0.625 – $0.780	350	3.11	$.65	293	$.65
$1.000 – $1.450	991	8.32	1.08	436	1.10
	1,341	6.96	$.97	729	$.92

The total intrinsic value of options exercised during the years ended June 30, 2007 and 2005 was $814,000 and $6,000, respectively. No options were exercised during the year ended June 30, 2006. The total fair value of shares vested during the years ended June 30, 2007, 2006, and 2005, was $222,000, $20,000, and $51,000, respectively. The aggregate intrinsic value of options outstanding and options currently exercisable at June 30, 2007 was $2,191,000 and $1,228,000, respectively.

A summary of the status of the Company’s non-vested shares as of June 30, 2007, and changes during the year ended June 30, 2007, is presented below:

	Shares (in thousands)	Weighted-Average Grant Date Fair Value
Non-vested Shares:
Non-vested at July 1, 2006	140	$.58
Granted	755	.48
Vested	(283)	.48
Non-vested at June 30, 2007	612	$.50

All stock options are granted at fair market value of the common stock at grant date. As of June 30, 2007, there was $211,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the plans. That cost is expected to be recognized over a weighted-average period of 3.1 years.

Warrant – In October 1998, in connection with an agreement with a financial consulting firm, the Company issued a warrant to the consulting firm to purchase 50,000 shares of the Company’s common stock at an exercise price of $.4375 per share. The holder has exercised its ‘‘piggyback’’ registration right to have the shares issuable upon exercise of the warrant included in the Registration Statement on Form S-1 that the Company filed with the Securities and Exchange Commission on June 8, 2007. The warrant is exercisable at any time within ninety days following the effective date of the Registration Statement.

In 1983, the Company adopted an Employee Stock Ownership and Capital Accumulation Plan (the ‘‘Plan’’). The Plan covers the Company’s employees who meet the minimum credited service requirements of the Plan. The Plan is funded solely from employer contributions and income from investments. The Company has made no contributions to the Plan since July 1996 and at that time all employees became 100% vested in their shares. Upon an employee’s termination, or in certain other limited circumstances, the employee’s shares are distributed to the employee according to his or her direction and the applicable Plan rules. As of June 30, 2007 and 2006, the Plan owned 310,124 and 332,569 shares of common stock of the Company, respectively. The amount of shares eligible for distribution at June 30, 2007 and 2006 were 148,087 and 161,175, respectively.

14.	NET INCOME (LOSS) PER SHARE

The Company’s calculation of basic and diluted net income (loss) per share are as follows (in thousands, except per share amounts):

	Years Ended June 30,
	2007	2006	2005
	(In Thousands, Except Per Share)
Basic:
Net income (loss)	$146	$(1,000)	$(3,122)
Weighted average number of shares outstanding	16,089	15,700	15,625
Basic net income (loss) per share	$.01	$(.06)	$(.20)
Diluted:
Net income (loss)	$146	$(1,000)	$(3,122)

Weighted average number of shares outstanding	16,089	15,700	15,625
Shares issuable upon conversion of stock options	548	—	—
Shares issuable upon conversion of warrants	34	—	—
Total average number of equivalent shares outstanding	16,671	15,700	15,625
Diluted net income (loss) per share	$.01	$(.06)	$(.20)

For the year ended June 30, 2006, shares issuable upon conversion of stock options and warrants of 93,000 and 19,000, respectively and for the year ended June 30, 2005, shares issuable upon conversion of stock options and warrants of 388,000 and 31,000, respectively, were excluded from diluted net loss per share because their effect would be anti-dilutive.

15.	CLOSING OF DISTRIBUTION FACILITY

During the fiscal year ended June 30, 2005, the Company recorded facility closing costs of $108,000, which included severance and related salary and benefit costs of $58,000, relating to a plan to close the distribution facility in Petersburg, Pennsylvania. The action was taken by the Company to enhance the Company’s competitiveness, to reduce expenses and to improve efficiencies. As of June 30, 2006, the remaining accrued closing costs of $34,000 were written off. As a result of hurricane Katrina, the Petersburg distribution facility was reopened on a temporary basis during fiscal 2006.

During fiscal 2005, the Company reclassified certain property and equipment at its Petersburg, Pennsylvania facility to assets held for sale. On August 14, 2006, the Company entered into a contract for the sale of the land, building and contents of the Petersburg, Pennsylvania distribution facility. On October 17, 2006, the Company completed the sale of the distribution facility for approximately $683,000 in cash. As a result of the transaction, the Company recorded a pre-tax gain of approximately $482,000, net of related costs, in the second quarter of fiscal 2007. The Company also sold other property, plant and equipment that resulted in a pre-tax gain of approximately $14,000.

16.	INSURANCE RECOVERY

During fiscal 2006, the Company recorded an insurance recovery of $1,450,000, net of expenses, for damages incurred to its Poplarville, Mississippi distribution facility by hurricane Katrina.

17.	MERGER AGREEMENT

On December 18, 2006, the Company entered into an Agreement and Plan of Merger and Reorganization (‘‘Merger Agreement’’) with FOH Holdings, Inc. (‘‘Frederick’s’’) and Fred Merger Corp. (‘‘Merger Sub’’), a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement, Merger Sub will be merged with and into Frederick’s, with Frederick’s continuing as the surviving corporation as a wholly-owned subsidiary of the Company. Upon the consummation of the merger, the Company will change its name to ‘‘Frederick’s of Hollywood Group Inc.’’

The Company’s Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby on the unanimous recommendation of a Special Committee of the Board of Directors comprised entirely of independent directors (‘‘Special Committee’’). The Special Committee engaged special legal counsel and Chanin Capital, LLC (‘‘Chanin’’) to serve as its financial advisor. On December 18, 2006, Chanin delivered its opinion to the Special Committee on which the Company’s Board of Directors was entitled to rely, stating that, as of the date of the opinion, the consideration to be paid by the Company to the holders of Frederick’s common stock was fair to the holders of the Company’s common stock from a financial point of view.

As a result of the merger, the Company anticipates issuing approximately 23.7 million shares of its common stock to the stockholders of Frederick’s as merger consideration. Approximately 50% of Frederick’s common stock is owned by Tokarz Investments, LLC (‘‘Tokarz Investments’’), an affiliate of TTG Apparel, LLC (‘‘TTG’’), which is a current shareholder of the Company and owner of 3,532,644 shares of the Company’s common stock. The other approximately 50% of Frederick’s common stock is owned by accounts and funds managed by and/or affiliated with Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC) (‘‘Fursa’’).

In connection with the merger, the Company has agreed to issue to its shareholders non-transferable rights to purchase an aggregate of $20 million of new shares of the Company’s common stock. To the extent that the Company’s shareholders do not purchase their pro rata percentage of the Company’s common stock in the rights offering, TTG and its affiliates, including Tokarz Investments and funds affiliated with Fursa, have agreed to purchase, on an equal basis, any such shortfall.

The completion of the merger is subject to various conditions, including obtaining the requisite approval by the Company’s shareholders of (i) the issuance of shares of the Company’s common stock in connection with the transactions contemplated by the Merger Agreement and (ii) an amendment to the Company’s certificate of incorporation to (a) increase the number of authorized shares of the Company’s common stock to 200,000,000 shares and (b) authorize the issuance of up to 5,000,000 shares of preferred stock. The Merger Agreement also includes customary termination provisions for both the Company and Frederick’s and provides that, in connection with the termination of the Merger Agreement under specified circumstances relating to the receipt by the Company of a proposal that is superior to the transaction with Frederick’s, the Company may be required to pay Frederick’s a termination fee of $300,000 plus the reimbursement of the reasonable fees and expenses of Frederick’s and its stockholders relating to the merger.

The proposed merger is not expected to be completed until the fourth calendar quarter of 2007.  The later than anticipated timing relates to a delay in the preparation of Frederick’s audited financial statements for the fiscal years ended July 29, 2006 and July 30, 2005.  Because Frederick’s will be considered the acquirer for accounting purposes in the proposed merger, its historical financial statements for fiscal 2005 and 2006 must comply with accounting rules applicable to publicly-traded companies even though Frederick’s is a private company.  The application of these rules to the historical financial statements of Frederick’s, specifically the application of ‘‘push down’’ or ‘‘purchase’’ accounting rules due to a change of control of Frederick’s effective March 3, 2005, has taken significantly longer than originally expected. As a result of Frederick’s inability to deliver its audited financial statements in the time required under the Merger Agreement, we have the right to terminate the Merger Agreement, however, we presently do not intend to exercise this right.

On June 8, 2007, the Company entered into an amendment to the merger agreement with FOH Holdings and Fred Merger Corp., pursuant to which the parties agreed to, among other things, extend the termination date under the merger agreement from September 1, 2007 to December 31, 2007 and amend the form of our amended and restated certificate of incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, $.01 par value per share.

For the years ended June 30, 2007 and 2006 the Company has incurred merger-related fees of $2,391,000 and $246,000, respectively. Included in the merger-related fees are legal fees, costs associated with our financial advisor, which included the issuance of a fairness opinion to our special committee, and accounting costs for due diligence. These fees are being expensed as a result of the merger being treated as a reverse acquisition. Also, for the year ended June 30, 2007 $130,000 has been recorded as deferred issuance costs directly related to the $20,000,000 rights offering and is included in other assets on the consolidated balance sheet.

On April 9, 2007, the Company entered into a consulting agreement (‘‘Consulting Agreement’’) with Performance Enhancement Partners, LLC (‘‘Consultant’’), pursuant to which it will provide the Company with the personal services of Peter Cole, a current member of the Company’s board of directors, to (i) act as the lead member of the Company’s board of directors to facilitate the timely and successful completion of the transactions contemplated by the Merger Agreement, and (ii) serve as the Executive Chairman of the combined company following the closing of the transactions contemplated by the Merger Agreement until July 26, 2008.  The Company will have the option to extend the Consulting Agreement for up to two additional six-month periods (each, an ‘‘Extension Period’’).  The Consulting Agreement provides for the Consultant to receive a base consulting fee at the annual rate of $400,000, payable in four equal quarterly installments in arrears, the first payment of which was made on April 12, 2007.  For the year ended June 30, 2007 the Company recorded $200,000 in professional fees relating to the Consulting Agreement. For the twelve months ending July 28, 2007, the Consultant will be entitled to receive an additional consulting fee, as determined on a discretionary basis by the Company’s board of directors.  For the twelve months ending July 26, 2008, the Consultant will be entitled to receive an additional consulting fee of a minimum of $100,000 in accordance with the terms of a bonus plan intended to be adopted by the Company’s compensation committee following the closing of the merger.  Mr. Cole is required to devote substantially all of his business time, energies and attention to the business and affairs of the Company in the performance of his duties under the Consulting Agreement.

On the closing date of the merger, the Company will (i) issue to the Consultant 100,000 shares of the Company’s common stock under the 2000 Performance Equity Plan and (ii) grant to the Consultant a five-year non-qualified option to purchase 275,000 shares of the Company’s common stock under the Company’s 2000 Performance Equity Plan at an exercise price equal to the last sale price of the Company’s common stock on the closing date of the merger. 75,000 of the shares underlying the option will vest on the closing date of the merger and 100,000 shares will vest on each of January 3, 2008 and July 26, 2008. The Company also will grant to the Consultant under the 2000 Performance Equity Plan five-year non-qualified options to purchase an aggregate of 100,000 shares of the Company’s common stock, with each grant of 50,000 shares to be made upon the commencement date of each Extension Period, if applicable, at an exercise price equal to the last sale price of the Company’s common stock on the date of grant.  Each grant of 50,000 shares will vest on the six-month anniversary of the commencement date of the applicable Extension Period.  In order to issue the shares of common stock and grant the stock options to the Consultant in accordance with the terms of the Consulting Agreement, the Company’s 2000 Performance Equity Plan must be amended to increase the number of shares available for issuance thereunder, which amendment will require shareholder approval.

The Consulting Agreement provides that if the Merger Agreement is terminated or the Consultant terminates the Consulting Agreement for ‘‘Good Reason’’ (as defined in the Consulting Agreement) prior to the closing of the merger, the Company will pay the Consultant the base consulting fee through September 30, 2007, net of any additional consulting fee awarded and paid to the Consultant for the twelve months ending July 28, 2007.  The Consulting Agreement also provides that if, following the closing of the merger, the Consultant is terminated by the Company without ‘‘Cause’’ or the Consultant terminates the Consulting Agreement for ‘‘Good Reason,’’ the Company will pay the Consultant the base consulting fee through July 26, 2008 or the end of the applicable Extension Period, as the case may be, and any additional consulting fee which would have become payable under the Consulting Agreement for the twelve months ending July 26, 2008 or the applicable Extension Period, as the case may be.  Additionally, options that have been granted and would have otherwise vested will immediately vest upon such termination.

Additionally, Frederick’s has agreed that if the Merger Agreement is terminated for any reason other than as provided in Section 9.3 of the Merger Agreement, Frederick’s will reimburse the Company for one half of the base consulting fee paid to Consultant (or earned and previously unpaid to Consultant) under the Consulting Agreement prior to such termination.

18.	UNAUDITED SELECTED QUARTERLY FINANCIAL DATA

	Quarter
	First	Second	Third	Fourth
	(In Thousands, Except Per Share)
Fiscal Year Ended June 30, 2007
Net sales	$18,690	$17,524	$13,786	$13,493
Gross profit	5,823	6,062	4,314	4,150
Net income (loss)	366	578	(435)	(363)
Basic net income (loss) per share(a)	.02	.04	(.03)	(.02)
Diluted net income (loss) per share(a)	.02	.04	(.03)	(.02)
Fiscal Year Ended June 30, 2006
Net sales	$13,637	$17,867	$11,940	$8,195
Gross profit	3,713	5,281	3,251	1,866
Net (loss) income	(371)	610	276	(1,515)
Basic net (loss) income per share(a)	(.02)	.04	.02	(.10)
Diluted net (loss) income per share(a)	(.02)	.04	.02	(.10)

(a)	Quarterly net income (loss) per share amounts may not add to the total for the full year amount, due to rounding.

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

 by and among

 Movie Star, INC.,

FRED MERGER CORP.

 and

Foh HOLDINGS, INC.

 Dated as of December 18, 2006

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this ‘‘Agreement’’), dated as of December 18, 2006, by and among Movie Star, Inc., a New York corporation (‘‘Parent’’), Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (‘‘Merger Sub’’), and FOH Holdings, Inc., a Delaware corporation (the ‘‘Company’’).

RECITALS

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement (the ‘‘Merger’’) whereby the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the ‘‘Company Common Stock’’), will be converted into the right to receive the Merger Consideration (as hereinafter defined) as set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, TTG Apparel, LLC (‘‘Apparel’’) is entering into a voting agreement in substantially the form attached hereto as Exhibit A (the ‘‘Voting Agreement’’), pursuant to which Apparel has agreed to vote its shares of Parent Common Stock (as hereinafter defined) in favor of the transactions contemplated hereby;

WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent’s and the Company’s willingness to enter into this Agreement, Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC), Fursa Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Rediscovered Opportunities Fund L.P.), a Delaware limited partnership, Fursa Global Event Driven Fund L.P. (formerly known as Mellon HBV Global Event Driven Fund L.P.), a Delaware limited partnership, Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a Delaware limited partnership, Blackfriars Master Vehicle LLC, a Delaware limited liability company and Axis RDO Ltd., a company incorporated in the Bahamas (collectively, the ‘‘Mellon HBV Group’’) and Tokarz Investments, LLC (‘‘Investments’’ and, together with Apparel, ‘‘TTG’’) are entering into a standby purchase agreement in connection with the Rights Offering (as hereinafter defined) in substantially the form attached hereto as Exhibit B (the ‘‘Standby Purchase Agreement’’), pursuant to which Parent will seek to raise $20,000,000 through the offering of rights to purchase shares of its common stock, par value $0.01 per share (the ‘‘Parent Common Stock’’), to its stockholders (the ‘‘Rights Offering’’), and Mellon HBV Group and TTG have agreed to purchase any shares not purchased by Parent’s stockholders (the ‘‘Unsubscribed Shares’’), up to $10,000,000 each on a several but not on a joint and several basis; and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the ‘‘Code’’), and that this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.

NOW, THEREFORE, in consideration of and reliance upon the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

 The Merger; Closing; Effective Time

1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the ‘‘Surviving Corporation’’), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in ARTICLE II of this Agreement. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the ‘‘DGCL’’).

1.2.    Closing.    Unless otherwise mutually agreed in writing between Parent and the Company, the closing for the Merger (the ‘‘Closing’’) shall take place at the offices of Cooley Godward Kronish LLP, 1114 Avenue of the Americas, New York, New York, at 10:00 A.M. local time on the second business day (the ‘‘Closing Date’’) following the day on which the last to be satisfied or waived of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or such other date, time or place agreed to by Parent and the Company.

1.3.    Effective Time.    As soon as practicable on the Closing Date, the parties will cause a Certificate of Merger (the ‘‘Certificate of Merger’’) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the ‘‘Effective Time’’).

1.4.    Tax Consequences.    It is intended that (a) the Merger qualify as a ‘‘reorganization’’ within the meaning of Section 368(a) of the Code, (b) this Agreement will constitute a ‘‘plan of reorganization’’ for purposes of Sections 354 and 361 of the Code, and (c) Parent, the Company and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

ARTICLE II

CHARTER and By-Laws of PARENT
 AND the Surviving Corporation

2.1.    Certificate of Incorporation of Parent.    At the Effective Time, after amending and restating Parent’s Restated Certificate of Incorporation to increase the authorized shares of Parent Common Stock to 200,000,000 shares (the ‘‘Charter Amendment’’), the Amended and Restated Certificate of Incorporation of Parent (the ‘‘Parent Charter’’) will be substantially in the form set forth on Exhibit C until thereafter amended in accordance with applicable Law (as hereinafter defined) and the Parent Charter; provided, however, that as of the Effective Time the Parent Charter shall provide that the name of Parent is ‘‘Frederick’s of Hollywood Group Inc.’’

2.2.    By-laws of Parent.    At the Effective Time, the Amended and Restated By-laws of Parent (the ‘‘Parent By-laws’’), which shall include all matters requiring approval of at least 75% of the Board of Directors of Parent, shall be substantially in the form set forth on Exhibit D until thereafter amended in accordance with applicable Law and the Parent By-laws.

2.3.    Certificate of Incorporation of Surviving Corporation.    As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the certificate of incorporation of the Surviving Corporation (the ‘‘Surviving Corporation Charter’’) shall be amended and restated to read the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and the Surviving Corporation Charter.

2.4.    By-laws of Surviving Corporation.    As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the by-laws of the Surviving Corporation (the ‘‘Surviving Corporation By-laws’’) shall be amended and restated to read the same as the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL, the Surviving Corporation Charter and the Surviving Corporation By-laws.

ARTICLE III

Officers and Directors of PARENT
 AND the Surviving Corporation

3.1.    Directors and Committee Members of Parent.    Immediately following the Effective Time, the members of the Board of Directors of Parent and each Committee of the Board of Directors of Parent will be as set forth on Exhibit E (or as otherwise may be mutually agreed by Parent and the Company prior to the distribution of proxy materials to holders of Parent Common Stock in connection with the Merger) and each such member will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may be.

3.2.    Executive Officers of Parent.    Immediately following the Effective Time, the individuals set forth on Exhibit F will have the positions at Parent as set forth therein, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may be. Prior to the Effective Time, the Company (acting through its Board of Directors) and the Parent (acting through its Board of Directors) will agree on the appointment of a senior executive or other individual who will have authority over Parent’s and the Company’s operations.

3.3.    Directors of Surviving Corporation.    The individuals set forth on Exhibit G shall, from and after the Effective Time, be the directors of the Surviving Corporation and will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may be.

3.4.    Officers of Surviving Corporation.    The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, as the case may be.

ARTICLE IV

Effect of the Merger on Capital Stock;
 Exchange of Certificates

4.1.    Effect on Capital Stock.

(a)    Merger Consideration.    At the Effective Time, on the terms and subject to the conditions herein set forth, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Company or any direct or indirect Subsidiary (as hereinafter defined) of the Company), shall be converted automatically into the right to receive, at the times and in the manner provided for herein: (x) the number of shares of Parent Common Stock that is equal to the product of (i) 0.8 multiplied by (ii) the number of shares of Company Common Stock held by each stockholder of the Company immediately prior to the Effective Time (‘‘Company Stockholder’’) multiplied by (iii) the Exchange Ratio (as hereafter defined) (such shares of Parent Company Stock are hereafter referred to as ‘‘Effective Time Shares’’) plus (y) the Company Supplemental Distribution Shares (as hereinafter defined). At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shares of Company Common Stock shall be cancelled and retired and shall cease to exist, and each certificate (a ‘‘Company Certificate’’) formerly representing any such shares of Company Common Stock shall thereafter represent only the right to receive the Merger Consideration, as provided for herein, without interest. The Effective Time Shares and the Company Supplemental Distribution Shares (together with cash in lieu of fractional shares of Parent Common Stock, if any, as specified below) are referred to herein as the ‘‘Merger Consideration.’’ For purposes of this Agreement, the ‘‘Exchange Ratio’’ shall be 17.811414.

(b)    Cancellation of Shares.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company, or any direct or indirect

Subsidiary of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

(c)    Merger Sub.    At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

4.2.    Effective Time Shares and Supplemental Distribution Shares.

(a)    Surrender of Company Certificates.    Subject to Section 4.6 and to the prior delivery to Parent by a Company Stockholder of the Company Certificate(s) formerly representing its shares of Company Common Stock, following the Effective Time, Parent shall cause to be delivered to such Company Stockholder a Parent certificate (a ‘‘Parent Certificate’’) representing the applicable number of Effective Time Shares and the appropriate amount of cash, in lieu of a fractional share (if applicable), as required hereunder.

(b)    Company Escrow.    At the Effective Time, Parent shall cause to be delivered to the escrow agent (the ‘‘Escrow Agent’’) pursuant to the escrow agreement in substantially the form attached hereto as Exhibit H (the ‘‘Escrow Agreement’’) Parent Certificates registered in the name of the Company Stockholders, representing the applicable number of shares of Parent Common Stock that is equal to the product of (i) 0.20 multiplied by (ii) the aggregate number of shares of Company Common Stock held by the Company Stockholders at the Effective Time multiplied by (iii) the Exchange Ratio (the ‘‘Company Escrowed Shares’’), and the appropriate amount of cash, in lieu of a fractional share (if applicable), as required hereunder. The Company Escrowed Shares shall be issued and deposited into escrow in accordance with the Escrow Agreement to cover any indemnification claims by the Parent Indemnified Persons against the Company and the Company Stockholders pursuant to ARTICLE X and the Company Stockholders Agreement (as hereinafter defined) and to the extent not so utilized, shall be distributed to the Company Stockholders as provided in the Escrow Agreement. The Company Escrowed Shares distributed to the Company Stockholders pursuant to this Agreement and the Escrow Agreement are referred to as the ‘‘Company Supplemental Distribution Shares’’.

(c)    Parent Escrow.    At the Effective Time, Parent shall cause to be delivered to the Escrow Agent pursuant to the Escrow Agreement a Parent Certificate registered in the name of the Parent representing the applicable number of treasury shares of Parent Common Stock that is equal to the product of (i) 0.075 multiplied by (ii) the aggregate number of shares of issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time (the ‘‘Parent Escrowed Shares’’). The Parent Escrowed Shares shall be issued in Parent’s name and placed into escrow pursuant to the Escrow Agreement to cover any indemnification claims by the Company Indemnified Persons against Parent pursuant to ARTICLE X and to the extent not so utilized, shall be returned to Parent as provided in the Escrow Agreement.

(d)    Resolution of Indemnity Claims.    There shall be a committee of the Board of Directors of Parent composed of the directors specified on Exhibit E hereto (the ‘‘Indemnity Claims Committee’’), which shall in good faith make determinations regarding pursuing and responding to indemnification Claims, the amount of Losses, the offset of Losses with Company Escrowed Shares or Parent Escrowed Shares, as the case may be, and related matters, and each such determination shall be made within 15 days after the date of the applicable Claim Notice (as hereinafter defined). The number of shares of Company Escrowed Shares or Parent Escrowed Shares, as the case may be, necessary to offset a Loss hereunder shall be calculated as set forth in the Escrow Agreement. If the Indemnity Claims Committee makes a determination under this Section 4.2(d) and such determination is either not disputed or Parent and the Stockholders’ Representatives reach an agreement with respect to such issue, then if such resolution requires the distribution of shares from the Company Escrow Fund or the Parent Escrow Fund (each, as defined in the Escrow Agreement) as applicable, Parent and Company Stockholders’ Representatives (as defined below) shall jointly instruct the Escrow Agent to make such distribution. Notwithstanding the foregoing, if Parent or the Company Stockholder Representatives do not agree with the determination made by the Indemnity Claims

Committee and if Parent and the Company Stockholder Representatives are unable to reach agreement within 30 days of such determination, Parent or the Company Stockholder Representatives may elect to have such determinations regarding pursuing and responding to indemnification Claims, the amount of Losses, the offset of Losses with Company Escrowed Shares or Parent Escrowed Shares, as the case may be, and related matters resolved in accordance with the provisions of Section 4.3, the results of which shall be final and binding on the Parent, the Company and the Company Stockholders.

4.3.    Dispute Resolution.    (a)    All disputes, claims, or controversies arising out of or relating to Section 4.2 that are not resolved by mutual agreement between Parent and the Company Stockholder Representatives shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS in New York, New York (‘‘JAMS’’) before a single arbitrator (the ‘‘Arbitrator’’) pursuant to the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise provided herein.

(b)    The parties covenant and agree that the arbitration shall commence within 90 days of the date on which a written demand for arbitration is filed by Parent or the Company Stockholder Representatives (the ‘‘Filing Date’’). In connection with the arbitration proceeding, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the Arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the Arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven Business Days (as hereinafter defined) before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witnesses or experts. The Arbitrator’s decision and award shall be made and delivered within 180 days of the Filing Date. THE ARBITRATOR SHALL NOT HAVE POWER TO AWARD DAMAGES IN EXCESS OF ACTUAL COMPENSATORY DAMAGES AND SHALL NOT MULTIPLY ACTUAL DAMAGES OR AWARD PUNITIVE DAMAGES OR ANY OTHER DAMAGES THAT ARE SPECIFICALLY EXCLUDED UNDER THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CLAIM TO SUCH DAMAGES.

(c)    Each of Parent and each of the Company Stockholder Representatives covenants and agrees that the Arbitrator shall include in its award the reasonable attorneys’ fees, costs and expenses incurred by the prevailing party in connection with the arbitration. Any party unsuccessfully refusing to comply with an order of the Arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award.

(d)    Parent and the Company Stockholder Representatives irrevocably and unconditionally consent to the jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to Section 4.2 of this Agreement and further consent to the sole and exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York for the purposes of enforcing the arbitration provisions of this Section 4.3 of this Agreement or of any arbitration award obtained hereunder. Each of Parent and each of the Company Stockholder Representatives further irrevocably waives any objection to proceeding before the Arbitrator or the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, as the case may be, based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waive and agree not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of Parent and each of the Company Stockholder Representatives hereby consents to service of process by registered mail at the address to which notices are to be given. Each of Parent and each of the Company Stockholder Representatives agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

4.4.    Lost, Stolen or Destroyed Certificates.

(a)    In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as hereinafter defined) claiming such Company Certificate to be lost, stolen or destroyed and providing for such customary terms as may be required by Parent as indemnity against any claim that may be made against it with respect to such Company Certificate, Parent will issue a Parent Certificate and the appropriate amount of cash, in lieu of a fractional share (if applicable), as would be required pursuant to Section 4.6 upon due surrender of a Company Certificate.

(b)    As used in this Agreement, ‘‘ Person’’ shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity (as hereinafter defined).

4.5.    Adjustments to Prevent Dilution.    In the event that the Company or Parent changes the number of shares of Company Common Stock or Parent Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock or Parent Common Stock, as applicable, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change.

4.6.    No Fractional Share Certificates.    No fractional share Parent Certificates shall be issued upon the surrender for exchange of Company Certificates or upon the issuance of any other Parent Common Stock pursuant to this Agreement, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. At such time as Parent issues to a Company Stockholder any Parent Certificate pursuant to the Merger, if applicable, Parent shall pay to such Company Stockholder an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Parent Common Stock to be issued to such holder at such time) by (b) the closing price for a share of Parent Common Stock on the American Stock Exchange (‘‘AMEX’’) on the business day immediately preceding the Closing Date in the case of Effective Time Shares and the business day immediately preceding such issuance of Company Supplemental Distribution Shares or Parent Escrowed Shares, as the case may be.

4.7.    Exemption from Registration; Legends.    (a)    Assuming the accuracy of the representations and warranties of the Company Stockholders included in the Company Stockholders Agreement, substantially in the form attached hereto as Exhibit M    (the ‘‘Company Stockholders Agreement’’), which shall be executed and delivered to Parent following the execution of this Agreement, the shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the ‘‘Securities Act’’), by reason of Section 4(2) thereof and/or Regulation D thereunder.

(b)    Each Parent Certificate shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’) OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT WITH THE COMPANY, DATED AS OF         , 2007, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

4.8.    Assumption of Outstanding Stock Options.    At the Effective time, each outstanding option to purchase shares of Company Common Stock (each, a ‘‘Company Stock Option’’) under the Company’s 2003 Employee Equity Incentive Plan (the ‘‘Company Stock Plan’’), whether or not exercisable or vested or unvested, shall by virtue of the Merger be assumed by Parent in such a manner that (a) Parent is a corporation ‘‘issuing or assuming a stock option in a transaction to which Section 424(a) applies’’ within the meaning of the Code or (b) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, Parent would be such a corporation as if Section 424 of the Code were applicable to such Company Stock Options; provided that the holder of such Company Stock Option so assumed by Parent has consented to such assumption. Each Company Stock Option so assumed by Parent pursuant to this Agreement shall continue to have, and be subject to, the same terms and conditions of such option immediately prior to the Effective Time (including, without limitation, any repurchase rights, vesting provisions and provisions regarding acceleration of vesting upon certain transactions), except that (i) each Company Stock Option shall be exercisable in accordance with its terms for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Common Stock immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the per share exercise price for each share of Parent Common Stock issuable upon exercise of such assumed Company Stock Option shall be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Company Stock Options shall be determined in a manner consistent with the requirements of Section 409A of the Code.

ARTICLE V

Representations and Warranties
 of the Company

Except as set forth in the disclosure schedule delivered by the Company to Parent on the date hereof (the ‘‘Company Disclosure Schedule’’), the Company hereby represents and warrants to Parent and Merger Sub as follows:

5.1.    Organization, Good Standing and Qualification.    Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). The Company has heretofore delivered or made available to Parent accurate and complete copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and other organizational documents, as currently in effect, of the Company and each of its Subsidiaries. All Subsidiaries and their respective jurisdictions of incorporation or organization are identified in Section 5.1 of the Company Disclosure Schedule.

As used in this Agreement, (a) ‘‘Subsidiary’’ shall mean, with respect to any party, any corporation, limited liability company, partnership or similar entity, whether domestic or foreign to the United States, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and (b) the term ‘‘Company Material Adverse Effect’’ shall mean any change, circumstance, event or occurrence (each, an ‘‘Event’’) that is reasonably expected to: (i) be materially adverse to the assets and liabilities, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevent or materially delay the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations hereunder; other than any such Event to the extent resulting from (A) an Event generally affecting the industries in which the Company or its Subsidiaries operate, other than an Event that has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) the economy, the financial or securities markets in general, or political conditions in the United States or any acts of terrorism, military actions or war, other than an Event that has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (C) this Agreement or the transactions contemplated hereby, including the announcement or pendency thereof.

5.2.    Capitalization of the Company and its Subsidiaries.    (a)    The authorized capital stock of the Company consists of 2,500,000 shares of capital stock, including 2,250,000 shares of Company Common Stock, of which 1,330,000 shares of Company Common Stock were issued and outstanding as of the close of business on the date hereof, and 250,000 shares of preferred stock, par value$ 0.01 per share (‘‘Company Preferred Stock’’), none of which Company Preferred Stock is outstanding as of the date hereof. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company Stockholders are the record and beneficial owners of all of the issued and outstanding shares of Company Common Stock. The Company has no shares of Company Common Stock or Company Preferred Stock reserved for or otherwise subject to issuance, except that as of the close of business on the date hereof, there were 115,500 shares of Company Common Stock subject to issuance pursuant to options outstanding under the Company Stock Plan. Section 5.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all shares of Company Common Stock beneficially owned by the Company Stockholders and (ii) all outstanding Company Stock Options, which list includes the name of each holder of Company Stock Options and the exercise price and the expiration date of the Company Stock Options so held. Except as set forth in this Section 5.2(a), there are no outstanding, and there have not been reserved for issuance, any (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company or any Subsidiary, convertible into or exchangeable for shares of capital stock or voting stock of the Company or its Subsidiaries, or (iii) Company Stock Options or other rights or options to acquire from the Company or its Subsidiaries any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting stock of the Company or its Subsidiaries. Each of the outstanding shares of capital stock or other ownership interests of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, in each case free and clear of all Liens (as hereinafter defined) other than as set forth in Section 5.2 of the Company Disclosure Schedule. Except as set forth above, there are no registration rights or preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate the Company or any of its Subsidiaries to register, issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(b)    Other than as set forth in Section 5.2 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business.

(c)    There are no voting trusts or other agreements or understandings to which the Company Stockholders, the Company or any of its Subsidiaries is a party with respect to the voting of any of the capital stock of the Company or any of the Subsidiaries. Other than as set forth in Section 5.2 of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is obligated under any registration rights or similar agreements to register any shares of capital stock of the Company or any of its Subsidiaries on behalf of any Person.

5.3.    Corporate Authority.    The Company has all requisite power and authority and has taken all corporate and other action necessary in order to execute, deliver and perform its respective obligations under this Agreement and the Standby Purchase Agreement and Shareholders Agreement (as hereinafter defined) (collectively, the ‘‘Transaction Documents’’), as applicable, to consummate the Merger and the transactions contemplated hereby. This Agreement has been unanimously adopted by the Company Stockholders and no further vote of the holders of any class or series of capital stock of the Company is necessary to adopt, approve or authorize this Agreement, the Merger and the other transactions contemplated hereby. Each of this Agreement and the Standby Purchase Agreement is, and upon execution and delivery, each other Transaction Document will be, a valid and binding agreement of the Company, as applicable, enforceable against the Company, as applicable, in accordance with its terms except for (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (b) the effect of equitable principles of general application.

5.4.    Consents and Approvals; No Violations.    Other than as set forth in Section 5.4 of the Company Disclosure Schedule, and except for such filings that may be required by the HSR Act (as hereinafter defined) or other Antitrust Law (as hereinafter defined) that may become applicable to the Merger or the other transactions contemplated by this Agreement, no filing with or notice to, and no permit, authorization, registration, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, authority or other entity (a ‘‘Governmental Entity’’) or other third party is required on the part of the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement and the Transaction Documents, as applicable, or the consummation by the Company of the transactions contemplated hereby, except the filing of the Certificate of Merger pursuant to the DGCL. Neither the execution, delivery and performance of this Agreement and the Transaction Documents, as applicable, by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach, violation or infringement of any provision of the respective certificate of incorporation or by-laws (or similar governing documents) of the Company or of any its Subsidiaries, (b) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, lease, license, contract, agreement or other instrument or obligation, whether written or oral (each a ‘‘Contract’’), to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or under the privacy or other policies applicable to their Web Sites (as hereinafter defined), (c) change the rights or obligations of any party under any Contract, or (d) violate or infringe any order, writ, injunction, judgment, arbitration award, agency requirement, decree, law, statute, ordinance, rule or regulation, concession, franchise, permit, license or other governmental authorization or approval (each a ‘‘Law’’) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (b), (c) or (d) for breaches, violations, infringements, defaults or changes which would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, ‘‘Lien’’ means, any option, claim, mortgage, lien, pledge, charge, security interest or encumbrance or restrictions of any kind in respect thereof.

5.5.    Compliance with Laws; Licenses.    The businesses of each of the Company and its Subsidiaries have not been conducted in material violation of any federal, state, local or foreign Laws. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. The Company and each of its Subsidiaries has all material governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a Governmental Entity and all other authorizations, consents and approvals issued or granted by a Governmental Entity (‘‘Licenses’’) necessary to conduct its business as presently conducted (the ‘‘Company Material Licenses’’). There is not pending or, to the knowledge of the Company, threatened before any Governmental Entity any proceeding, notice of violation, order of forfeiture or complaint or investigation against the Company or any of its Subsidiaries relating to any Company Material License.

5.6.    No Default.    Neither the Company nor any of its Subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or by-laws (or similar governing documents), (b) any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (c) any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

5.7.    Financial Statements.    The audited consolidated balance sheets as of July 31, 2003, July 31, 2004, July 30, 2005, the unaudited consolidated balance sheets as of July 29, 2006 and the related audited consolidated statements of income and cash flows for each of the years ended July 31, 2003, July    31, 2004, July 30, 2005 and the related unaudited consolidated statements of income and cash flows for the year ended July 29, 2006 and the unaudited interim consolidated balance sheet as of October 28, 2006 and the related unaudited interim consolidated statements of income and cash flows for the three months ended October 28, 2006 of the Company and its Subsidiaries (the ‘‘Company Financial Statements’’) fairly present, and the Company Audited Financial Statements (as hereinafter defined) will fairly present, in all material respects, the financial position, results of operations, and cash flows, as the case may be, of the Company and its Subsidiaries as of such dates and for the periods then ended (subject, in the case of unaudited interim statements, to notes reclassifications and adjustments materially consistent with those reflected within the year-end audited financial statements that will not be otherwise material in amount or effect). The Company Financial Statements were prepared in accordance with US generally accepted accounting principles (‘‘GAAP’’) consistently applied during the periods involved, except as may be noted therein and are complete in all material respects, correct and can be reconciled to the books of account and records of the Company and its Subsidiaries. The Company Audited Financial Statements will be prepared in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and will be complete in all material respects, correct and will be able to be reconciled to the books of account and records of the Company and its Subsidiaries. Except as disclosed in Section 5.7 of the Company Disclosure Schedule, the Company maintains an effective system of internal accounting controls. True and correct copies of the Company Financial Statements are attached as Section 5.7 of the Company Disclosure Schedule.

5.8.    Projections.    The financial projections relating to the Company and its Subsidiaries previously delivered to Parent were prepared in good faith and are based upon reasonable assumptions, and the Company is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

5.9.    No Undisclosed Liabilities.    Except for (a) liabilities and obligations disclosed, reserved against or provided for in the last unaudited balance sheet of the Company as of July 29, 2006 or in the notes thereto, (b) liabilities and obligations set forth in Section 5.9 of the Company Disclosure Schedule, and (c) liabilities and obligations incurred in the Ordinary Course of Business (as hereinafter defined) since July 29, 2006, none of which are material to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any liabilities or financial obligation of any nature (whether accrued, contingent, absolute or otherwise) required to be set forth, reserved against or disclosed in a consolidated balance sheet of the Company prepared in accordance with GAAP or in the notes thereto.

5.10.    Absence of Certain Changes or Events.    Since July 29, 2006, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as contemplated herein or as specifically described (including as to circumstances and consequences) in Section 5.10 of the Company Disclosure Schedule, there has not been:

(a)    any change or event that, by itself or together with other changes or events, has or is reasonably likely to have a Company Material Adverse Effect;

(b)    any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company and its Subsidiaries, taken as a whole;

(c)    any breach or amendment of any Company Material Contract (as hereinafter defined);

(d)    the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its Subsidiaries or any of their affairs;

(e)    any failure to use all commercially reasonable efforts to (i) maintain its properties and facilities, including those held under leases, in good working order and condition, ordinary wear and tear excepted; (ii) perform all of its obligations under Company Material Contracts relating to or affecting its assets, properties or rights, or operate, manage or maintain its leased premises in the usual and customary manner for similar properties, or (iii) keep in full force and effect all insurance policies;

(f)    any advance or loan made to any Person except in the Ordinary Course of Business;

(g)    any payment, discharge or satisfaction of any material claims or liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than payment, discharge or satisfaction in the Ordinary Course of Business;

(h)    creation or assumption of any mortgage, pledge, or other Lien or upon any assets or properties of the Company or any of its Subsidiaries, issuance of any debt instrument or guarantee of indebtedness of a third party;

(i)    cancellation of any debts owing to, or waiver of any claims or rights pertaining to, the business of the Company and its Subsidiaries;

(j)    shortening or lengthening of the customary payment cycles in any material manner for any payables or receivables of the Company or its Subsidiaries;

(k)    sale, assignment, lease, pledge, or other transfer or disposal of any assets, property, equipment or rights of the Company or its Subsidiaries except in the Ordinary Course of Business; or

(l)    negotiation or agreement by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, or employee thereof, to do any of the things described in the preceding clauses (a) through (k) (other than negotiations with Parent and the Parent Representatives (as hereinafter defined) regarding the transactions contemplated by this Agreement).

5.11.    Litigation.    There is no civil, criminal or administrative suit, claim, hearing, inquiry, action, proceeding or investigation (each an ‘‘Action’’) pending or, to the knowledge of the Company, threatened against, affecting or involving the Company or any of its Subsidiaries or any of their respective properties or assets, or which would make the Company or any of its Subsidiaries a party in such Action, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. As of the date hereof, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree. Section 5.11 of the Company Disclosure Schedule sets forth each pending or, to the knowledge of the Company as of the date hereof, threatened Action.

5.12.    Material Contracts.    True and correct copies have been made available to Parent of all Contracts to which the Company or any of its Subsidiaries is a party and which fall within any of the following categories: (a) any Contract relating to indebtedness for borrowed money, any financial guaranty or a security interest in the assets of the Company or its Subsidiaries; (b) any Contract that limits the ability of the Company or any of its Subsidiaries to compete in any business line or in any geographic area; (c) any Contract material to the Company and its Subsidiaries, taken as a whole, that is terminable by or requires notice to the other party or parties upon a change in control of the Company or any of its Subsidiaries; (d) any Contract that requires aggregate future expenditures by or payments to the Company or any of its Subsidiaries of more than $100,000 in any one-year period; (e) any employment, consulting or severance Contract, policy or arrangement; (f) any Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries; (g) any joint venture or partnership agreement; (h) any Contract that grants any right of first refusal or right of first offer or similar right or that purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of a material amount of assets or any material business; (i) any credit card association agreements; (j) any real property lease; and (k) any other Contracts that are material to the Company and its Subsidiaries, taken as a whole (the ‘‘Company Material Contracts’’). Section 5.12 of the Company Disclosure Schedule sets forth a true and complete list of the Company Material Contracts, and a written summary of all material customer and/or supplier arrangements or understandings. The Company Material Contracts are valid, binding and in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party, is in breach of or in default under any Company Material Contract and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any Company Material Contract.

5.13.    Disclosure Documents.    The information relating to the Company and its Subsidiaries and their respective officers and directors that will be provided by the Company or its representatives for inclusion in the proxy statement and other related SEC (as hereinafter defined) filings relating to the Merger and the other transactions contemplated hereby (the ‘‘Proxy Statement’’), the Registration Statement on Form S-1 with respect to the Rights Offering (the ‘‘Registration Statement’’), and in any other document filed with any other Governmental Entity in connection with the transactions contemplated hereby, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.14.    Labor and Employment Matters.    (a)    Neither the Company nor any of its Subsidiaries is a party to, nor do any of them have any obligations under or with respect to, any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries except as otherwise disclosed in Section 5.14 of the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by the Company or any person or entity that may obligate the Company or any of its Subsidiaries thereunder.

(b)    The Company and its Subsidiaries are in material compliance with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any material respect in any unfair labor practice. To the knowledge of the Company, none of the Company or any of its representatives or employees has committed any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board.

5.15.    Employee Benefit Plans.    (a)    Section 5.15(a) of the Company Disclosure Schedule sets forth a complete list of all material ‘‘employee benefit plans,’’ as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and all other employee benefit or compensation plans, policies, agreements, programs, and arrangements, written or unwritten and including, any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, policy, agreement, program or arrangement, that are sponsored or maintained by the Company, any Subsidiary of the Company or to which the Company or any Subsidiary of the Company is a party or obligated to contribute, or with respect to which the Company or any of its Subsidiaries has any material liability, contingent or otherwise. Each plan, policy, agreement, program or arrangement required to be set forth in Section 5.15(a) of the Company Disclosure Schedule pursuant to the foregoing is referred to herein as a ‘‘Company Benefit Plan.’’

(b)    True, correct and complete copies of the following documents, with respect to each Company Benefit Plan, have been delivered or made available to Parent by the Company: (i) the Company Benefit Plan document (or a summary of any unwritten Benefit Plan) and related trust documents, insurance contract or other funding vehicle, and any amendments to the any of the foregoing; (ii) if applicable, the most recent Annual Report (Form 5500 Series) and accompanying schedules; (iii) if applicable, the current summary plan description, together with any summary or summaries of material modifications thereto; (iv) if applicable, the most recent annual financial report and/or actuarial valuation; (v) all material correspondence to or from any Governmental Entity received in the last three years; and (vi) all material written agreements and contracts currently in effect, including administrative service agreements, group annuity contracts and group insurance contracts.

(c)    Neither the Company nor any Subsidiary of the Company is or will be required to provide medical or other welfare benefits to employees, directors, former employees, former directors, or retirees after their termination of employment or service, other than pursuant to applicable Law or individual agreements, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(d)    Each Company Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has received a currently effective favorable determination letter from the Internal Revenue Service, and to the knowledge of the Company, no circumstances exist and no events have occurred with respect to the operation of any such Company Benefit Plan that would be reasonably expected to cause the loss of such qualification.

(e)    To the knowledge of the Company, all Company Benefit Plans have been maintained and administered, in all material respects, in accordance with their terms and in accordance with all applicable Laws (including ERISA and the Code). To the knowledge of the Company, there are no pending or threatened claims against or with respect to any of the Company Benefit Plans, any related trusts, any Company Benefit Plan sponsor or plan administrator, or any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine benefit claims), except for such claims as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all Company Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(f)    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone of in conjunction with another event, such as a termination of employment) will (i) result in any payment becoming due to any current or former director or current or former employee of the Company or any of its Subsidiaries under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, or (iv) trigger any obligation to fund any Company Benefit Plan. For purposes of this Section, the term ‘‘payment’’ shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

(g)    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no plan currently or in the past six years maintained, sponsored, contributed to or required to be contributed to by the Company, any of its Subsidiaries, or any of their respective current or former ERISA Affiliates is or in the past six years was (i) a ‘‘multiemployer plan’’ as defined in Section 3(37) of ERISA, (ii) a plan described in Section 413 of the Code, (iii) a plan subject to Title IV of ERISA, (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. The term ‘‘ERISA Affiliate’’ means any Person that, together with the Company or Parent, as the case may be, or any of its Subsidiaries, would be deemed a ‘‘single employer’’ within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(h)    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any liability or penalty under Sections 4975 through 4980B of the Code or Title I of ERISA. The Company and its Subsidiaries have complied with all applicable health care continuation requirements in Section 4980B of the Code and in ERISA. No ‘‘Prohibited Transaction,’’ within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Benefit Plan.

5.16.    Intellectual Property.    (a)    For purposes of this Agreement, ‘‘Intellectual Property’’ means (i) United States and foreign patents (including design patents and industrial design registrations) and applications therefor, the inventions, designs and improvements described and claimed therein, and other rights (including the divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not registrations are issued on any such applications and whether or not any such applications are amended, modified, withdrawn or resubmitted), (ii) inventions and designs, whether or not registrable, whether or not reduced to practice and whether or not yet made the subject of a pending patent or industrial design application or applications, ideas and conceptions of potentially registrable subject matter, including, without limitation, any disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent or industrial design application or applications, (iii) trademarks, service marks, trade dress, logos, trade names, corporate and company names, and Internet domain names, whether or not registered, including all common law rights therein and all goodwill associated therewith, and registrations and applications for registration thereof (collectively, ‘‘Trademarks’’), (iv) copyrights (whether registered or not) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (v) computer software, including, without limitation, source code, object code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (vi) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, internal processes and procedures), (vii) whether or not confidential, technology (including know-how and show-how), production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (viii) copies and tangible embodiments of all the foregoing, in whatever form or medium, and (ix) all rights to sue and recover and retain damages and costs and attorneys’ fees for present and past infringement or other violation of any of the rights hereinabove set out. Without limiting the generality of the foregoing, ‘‘Intellectual Property’’ of a party includes all domain names and web sites owned or operated by such party or on behalf or for the benefit of such party (collectively, a party’s ‘‘Web Sites’’ ).

(b)    Each of the Company and its Subsidiaries owns, is licensed or otherwise possesses, the legally enforceable right to use, all Intellectual Property used in the operation of the business of the Company and its Subsidiaries as presently conducted or necessary for the operation of the business of the Company and its Subsidiaries as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business at any time during the respective periods covered by the Company Financial Statements and any other financial statements required to be delivered hereunder: (i) will be owned or available for use by the Company or its Subsidiaries on identical terms and conditions immediately following the Effective Time, and (ii) is not subject to any Lien. Each of the Company and its Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of its Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the knowledge of the Company, no other Person has any rights to any of the Intellectual Property owned by the Company or any of its Subsidiaries that would have a Company Material Adverse Effect and to the knowledge of the Company no other Person is infringing, violating or misappropriating any of the Intellectual Property that the Company or any of its Subsidiaries owns that would have a Company Material Adverse Effect.

(c)    To the knowledge of the Company, none of the activities or businesses conducted by the Company or any of its Subsidiaries infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other Person in any material manner. Neither the Company nor any of its Subsidiaries has received any complaint, claim or written notice alleging any such infringement, violation or misappropriation that would have a Company Material Adverse Effect, and to the knowledge of the Company, there is no reasonable basis for any such complaint, claim or notice.

(d)    Section 5.16(d) of the Company Disclosure Schedule identifies each (i) registration for a patent, a Trademark or a copyright that has been issued to the Company or any of its Subsidiaries, (ii) pending application for a patent, a Trademark or a copyright that has been filed in the name of the Company or any of its Subsidiaries, (iii) written license or other agreement pursuant to which the Company or any of its Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property and (iv) all Web Sites owned by the Company. The Company has made available to Parent correct and complete copies of all patents, Trademarks, registered copyrights, patent applications, applications for Trademarks and copyright registrations, and written licenses and agreements (as amended to date) listed in Section 5.16(d) of the Company Disclosure Schedule, and has specifically identified and made available to Parent correct and complete copies of all other written documentation, if any, evidencing ownership of, and any claims or disputes relating to, each such item. Other than those listed in Section 5.16(d) of the Company Disclosure Schedule, there are no agreements, arrangements or understandings (oral or otherwise) pursuant to which the Company or any of its Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property.

(e)    With respect to each item of Intellectual Property that the Company or any of its Subsidiaries owns or, in the case of Section 5.16(e)(ii) below, has exclusively licensed from another Person:

(i)    subject to such rights as have been granted by the Company or such Subsidiary under license agreements entered into in the ordinary course of business, the Company or such Subsidiary possesses all right, title and interest in and to such item;

(ii)    the license, sublicense or other agreement if any with respect to such item is legal, valid and binding, and enforceable by the Company or any of its Subsidiaries party thereto and in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination or other adverse consequence. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party, is in breach of or in default under any such license, sublicense or other agreement covering such item and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any such license, sublicense or other agreement covering such item;

(iii)    such item is not subject to any outstanding judgment, order, decree, stipulation or injunction;

(iv)    neither the Company nor any of its Subsidiaries has agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

(v)    the rights in such item are valid and enforceable.

(f)    Section 5.16(f) of the Company Disclosure Schedule identifies each written license, sublicense or other agreement granting rights to the Company or any of its Subsidiaries in respect to any Intellectual Property (other than off the-shelf commercially available software and documentation with a purchase price or license fee of less than $5,000) owned by a party other than the Company or any of its Subsidiaries that is used in the operations of the Company or any of its Subsidiaries at any time during the period covered by the Company Financial Statements through the date of this Agreement, or that the Company or any of its Subsidiaries has currently licensed or arranged to be used in the future for the use or benefit of the Company or any of its Subsidiaries. Other than (i) those listed in Section 5.16(f) of the Company Disclosure Schedule and (ii) off the-shelf commercially available software and documentation with a purchase price or license fee of less than $5,000, there are no agreements, arrangements or understandings (oral or otherwise) pursuant to which the Company or any of its Subsidiaries uses in its operations any Intellectual Property owned by a party other than the Company or its Subsidiaries.

(g)    The Company has provided to Parent correct and complete copies of all written licenses, sublicenses or other agreements (as amended to date) related to the items listed in Section 5.16(f) of the Company Disclosure Schedule. With respect to each such item:

(i)    the license, sublicense or other agreement covering such item is legal, valid and binding, and enforceable by the Company or any of its Subsidiaries party thereto and in full force and effect;

(ii)    such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time;

(iii)    the Company or any of its Subsidiaries party to such license, sublicense or other agreement and, to the best knowledge of the Company, any other party to such license, sublicense or other agreement are not in breach or default, and, to the best knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

(iv)    to the best knowledge of the Company, the underlying item is not subject to any outstanding judgment, order, decree, stipulation or injunction;

(v)    neither the Company nor any of its Subsidiaries has agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

(vi)    no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

(h)    The Company and its Subsidiaries are, have been, and following the consummation of the transactions contemplated hereby will remain, in compliance with all Laws and the Company’s privacy policies and security policies. The Company and its Subsidiaries have taken reasonable steps to protect its systems from harmful code (i.e., code that contains any ‘‘back door,’’ ‘‘drop dead device,’’ ‘‘time bomb,’’ ‘‘Trojan horse,’’ ‘‘virus,’’ or ‘‘worm’’ (as such terms are commonly understood in the software industry) and from reasonably anticipated security threats (including implementation of organizational and technological protections, including firewalls). To the knowledge of the Company, no breach or violation of any Company security policy has occurred or, to the knowledge of the Company, is threatened. To the knowledge of the Company, there has been no unauthorized or illegal use of or access to any of the data or information in any of such Company or Subsidiary databases.

(i)    Section 5.16(i) of the Company Disclosure Schedule contains each Company privacy policy presently in effect. To the knowledge of the Company, neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements, nor Parent’s or its Subsidiaries’ possession or use of the customer data or any data or information in the Company databases, will result in any violation of any Company privacy policy or any applicable Law.

5.17.    Taxes.    (a)    Each of the Company and its Subsidiaries has filed all Tax Returns (as hereinafter defined) that they were required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

(b)    Each of the Company and its Subsidiaries have withheld and paid in a timely manner (or collected and paid) all Taxes required to have been withheld and paid (or collected and paid) in connection with any amounts paid or owing to or by any employee, independent contractor, creditor, stockholder, customer or other third party.

(c)    The Company does not reasonably expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed or otherwise assert that any additional Taxes are owing. Except as set forth in Section 5.17(c) of the Company Disclosure Schedule, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) a notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries. Section 5.17(c) of the Company Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company or its Subsidiaries for taxable periods ended on or after January 7, 2003 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company and its Subsidiaries have delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries filed or received since January 7, 2003.

(d)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)    Other than as set forth in Section 5.17(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could reasonably be expected to result, separately or in the aggregate, in the payment of (i) any ‘‘excess parachute payment’’ within the meaning of Code § 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code § 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662. Neither the Company nor any of its Subsidiaries has engaged in any reportable transaction within the meaning of Treas. Reg. § 1.6011-4(b). Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement, Tax indemnity agreement or other similar agreement. Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group (as hereinafter defined) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)    Section 5.17(f) of the Company Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (i) below, with respect to each of the Company’s Subsidiaries) as of the most recent practicable date: (i) the amount of paid in capital for each Company Subsidiary with respect to the stock and retained earnings for each Company Subsidiary; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or its Subsidiary; and (iii) the amount of any deferred gain or loss allocable to the Company or its Subsidiary arising out of any intercompany transaction.

(g)    The unpaid Taxes, whether or not due, of the Company and its Subsidiaries (i) did not, as of their respective most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company’s audited consolidated balance sheet as of July 30, 2005 (the ‘‘Company Balance Sheet’’) (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice. As of the Closing Date, the Company Balance Sheet reflects an adequate accrual for (i) Taxes incurred on or before the Closing Date, (ii) Taxes for periods that ended on or before the Closing Date, and (iii) Taxes for periods commencing prior to the Closing Date and ending after the Closing Date, but only to the extent the Taxes were allocable to the periods on or before the Closing Date.

(h)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as result of any:

(i)    change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)    ‘‘closing agreement’’ as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(iii)    intercompany transaction or excess loss account described in Treasury Regulations under Code § 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

(iv)    installment sale or open transaction disposition made on or prior to the Closing Date; or

(v)    prepaid amount received on or prior to the Closing Date.

(i)    Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or Code § 361.

(j)    As used in this Agreement, the term:

‘‘Affiliated Group’’ means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local or foreign law.

‘‘Ordinary Course of Business’’ means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

‘‘Tax’’ or ‘‘Taxes’’ means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

‘‘Tax Return’’ means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

5.18.    Related Party Transactions.    Except as set forth in Section 5.18 of the Company Disclosure Schedule no officer, director, stockholder or affiliate of the Company, directly or indirectly, is, or during any of the periods covered by the Company Financial Statements and any other financial statements required to be delivered hereunder has been a party to any transaction, Contract or other arrangement with the Company or any of its Subsidiaries or otherwise has any interest in the Company’s or its Subsidiaries’ assets.

5.19.    Title to Property.    (a)    Neither the Company nor any of its Subsidiaries owns any real property as of the date hereof. Section 5.19 of the Company Disclosure Schedule sets forth as of the date hereof a list of all real property currently leased by the Company and any of its Subsidiaries, the name of the lessor, the date of the lease, the date of expiration of the lease and, with respect to any current lease, the current aggregate annual rental and/or other fees payable under any such lease (the ‘‘Company Leases’’). All the Company Leases are in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company as of the date hereof, any other party, is in breach of or in default under any such Company Lease.

(b)    The Company and each of its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of all Liens except for (i) Liens for Taxes not yet due and payable and (ii) statutory Liens which arise in the Ordinary Course of Business, are not material in amount and do not materially impair the Company’s or its Subsidiaries’ ownership or use of such properties and assets.

5.20.    Insurance.    Section 5.20 of the Company Disclosure Schedule lists all insurance policies covering the assets, business, equipment, properties, operations, employees, directors and officers, and product warranty and liability claims that the Company maintains for itself and its Subsidiaries as of the date hereof. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of such policies.

5.21.    Takeover Statutes; Charter Provisions.    The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement the limitations on business combinations contained in any restrictive provision of any ‘‘fair price,’’ ‘‘moratorium,’’ ‘‘control share acquisition,’’ ‘‘interested stockholder’’ or other similar anti-takeover statute or regulation (including Section 203 of the DGCL to the extent applicable) or restrictive provision of any applicable anti-takeover provision in the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws. No other state takeover statute or similar statute or regulation or other comparable takeover provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws applies to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

5.22.    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finders’ or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

5.23.    Suppliers and Relationships.    Section 5.23 of the Company Disclosure Schedule lists the ten largest suppliers of the Company and its Subsidiaries (based on dollar value of purchases for the year ended July 29, 2006) (the ‘‘Company Major Suppliers’’). Since July 29, 2006, there has not been, and the Company has not received in writing any notice of or threatening any material change in relations with any of the Company Major Suppliers the result of which would be material to the Company and its Subsidiaries, taken as a whole.

5.24.    Environmental Matters.    Other than as set forth in Section 5.24 of the Company Disclosure Schedule:

(a)    The operations of each of the Company Stores and Facilities (as hereinafter defined) by the Company or any of its Subsidiaries are, and at all times have been, in full compliance with, and have not been and are not in violation of, any Environmental Law (as hereinafter defined), except where the failure to so comply or such violation would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has no knowledge, nor has it or any other Person for whose conduct it is responsible received, any actual or threatened Order (as hereinafter defined), notice or other communication from (i) any Governmental Entity or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Company Stores and Facilities, of any actual violation or failure to comply with any Environmental Law, or of any actual obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities (as hereinafter defined) with respect to any Company Stores and Facilities. To the knowledge of the Company, there has been no Release (as hereinafter defined) or threat of Release of any Hazardous Substances (as hereinafter defined) at or from any Company Stores and Facilities, and no Hazardous Activity (as hereinafter defined) has been conducted or is being conducted by the Company or any of its Subsidiaries with respect to any Company Stores and Facilities.

(b)    There are no pending or to the knowledge of the Company, threatened claims, encumbrances or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Company Stores and Facilities, nor does either the Company or any of its Subsidiaries or any other Person for whose conduct either the Company or any of its Subsidiaries is responsible have any Environmental, Health and Safety Liabilities with respect to any Company Stores and Facilities, except for such claims, encumbrances, restrictions or liabilities that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)    The Company has made available to Parent true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous Substances or Hazardous Activities in, on, or under the Company Stores and Facilities, or concerning compliance, by the Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws other than reports, studies, notices, analyses, tests or monitoring information delivered to the Company in connection with its operation of the Company Stores and Facilities in the Ordinary Course of Business.

(d)    As used in this Agreement, the term:

‘‘Cleanup’’ means any cleanup, removal, containment or other remediation or response actions.

‘‘Company Stores and Facilities’’ means those retail stores, distribution centers and corporate offices listed in Section 5.19 of the Company Disclosure Schedule.

‘‘Environmental, Health and Safety Liabilities’’ means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law (as hereinafter defined), including those consisting of or relating to:

(i)    any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

(ii)    any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

(iii)    financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, including any Cleanup (as hereinafter defined) required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or

(iv)    any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

‘‘Environmental Laws’’ means any applicable Law or any agreement with any Governmental Entity or other third party, relating to human health and safety, the environment or to Hazardous Substances.

‘‘Hazardous Substances’’ means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

‘‘Hazardous Activity’’ means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of ground water) of Hazardous Substances in, on, under, about or from any of the Company Stores and Facilities or the Parent Facilities (as hereinafter defined), as the case may be, or any part thereof into the environment.

‘‘Occupational Safety and Health Law’’ means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

‘‘Order’’ means any order, injunction, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

‘‘Release’’ means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the environment or into or out of any property.

The terms ‘‘removal,’’ ‘‘remedial’’ and ‘‘response action’’ include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980. The terms ‘‘Company’’ and ‘‘Subsidiary’’ in this Section 5.24 shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary.

5.25.    Plant and Equipment.    The plants, structures and equipment owned or used by the Company and its Subsidiaries are structurally sound in all material respects and are in reasonably good operating condition and repair and are adequate in all material respects for the uses to which they are being put. None of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

5.26.    Company IT Systems.

(a)    For purposes of this Agreement, ‘‘Company IT Systems’’ means the information and communications technologies used by the Company and its Subsidiaries, including hardware, proprietary and third party software, networks, peripherals and associated documentation.

(b)    The Company IT Systems are either owned by, or properly licensed or leased to, the Company or any of its Subsidiaries. The relevant Company or Subsidiary is not in default under the licenses or leases and there are no grounds on which they might be terminated. The Company IT Systems have not failed to any material extent and the data which they process has not been corrupted. To the knowledge of the Company, the Company IT Systems do not contain viruses, bugs or things which distort their proper functioning, permit unauthorized access or disable them without the consent of the user, or that would have a Company Material Adverse Effect. The Company and its Subsidiaries have, in accordance with industry practice, taken precautions to preserve the availability, security and integrity of the Company IT Systems and the data and information stored on the Company IT Systems.

ARTICLE VI

Representations and Warranties
 of Parent and Merger Sub

Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company on the date hereof (the ‘‘Parent Disclosure Schedule’’), Parent and Merger Sub hereby represent and warrant to the Company as follows:

6.1.    Organization, Good Standing and Qualification.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as now being conducted. Parent is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not, individually or in the aggregate, have a Parent Material Adverse Effect (as hereinafter defined). Parent has heretofore delivered or made available to the Company accurate and complete copies of the Restated Certificate of Incorporation and By-Laws and other organizational documents, as currently in effect, of Parent and each of its Subsidiaries. All Subsidiaries and their respective jurisdictions of incorporation are identified in Section 6.1 of the Parent Disclosure Schedule.

As used in this Agreement, the term ‘‘Parent Material Adverse Effect’’ shall mean any Event that is reasonably expected to: (a) be materially adverse to the assets and liabilities, business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or (b) prevent or materially delay the ability of Parent to consummate the transactions contemplated hereby or to perform its obligations hereunder; other than any such Event to the extent resulting from (i) an Event generally affecting the industries in which Parent or its Subsidiaries operate, other than an Event that has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, (ii) the economy, the financial or securities markets in general, or political conditions in the United States or any acts of terrorism, military actions or war, other than an Event that has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, or (iii) this Agreement or the transactions contemplated hereby, including the announcement or pendency thereof. For the avoidance of doubt, a decrease in the trading price of Parent Common Stock and/or litigation arising therefrom, in and of themselves, shall not be considered a Parent Material Adverse Effect.

6.2.    Capitalization of Parent and its Subsidiaries.    (a)    The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock, of which 15,792,787 shares of Parent Common Stock were issued and outstanding as of the close of business on the date hereof. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Parent has no shares of Parent Common Stock reserved for or otherwise subject to issuance, except that as of the close of business on the date hereof, there were 2,053,000 shares of Parent Common Stock subject to issuance pursuant to (i) options currently granted under Parent’s Incentive Stock Option Plan, Performance Equity Plan and Key Employee Non-Qualified Stock Option Plan and (ii) a warrant to purchase 50,000 shares of Parent Common Stock granted by Parent to a consultant (collectively, the ‘‘Parent Stock Plans’’); provided, however, that Parent will issue shares of Parent Common Stock to comply with its obligations under the Parent Stock Plans as set forth in Section 6.2(a) of the Parent Disclosure Schedule. The authorized capital stock of Merger Sub consists of 100 shares of common stock of Merger Sub, par value $0.01 per share. Section 6.2 of the Parent Disclosure Schedule sets forth a complete and accurate list of all outstanding options to purchase shares of Parent Common Stock, whether vested or unvested (each a ‘‘Parent Stock Option’’), which list includes the name of each holder of Parent Stock Options and the exercise price and the expiration date of Parent Stock Options so held. Except as set forth in this Section 6.2, there are no outstanding, and there have not been reserved for issuance, any (A) shares of capital stock or other voting securities of Parent or Merger Sub, (B) securities of Parent or any Subsidiary or Merger Sub, convertible into or exchangeable for shares of capital stock or voting stock of Parent or its Subsidiaries or Merger Sub, or (C) Parent Stock Options or other rights or options to acquire from Parent or its Subsidiaries or Merger Sub any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting stock of Parent or its Subsidiaries or Merger Sub. Each of the outstanding shares of capital stock or other ownership interests of each of Parent’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, in each case free and clear of all Liens other than as set forth in Section 6.2 of the Parent Disclosure Schedule. Except as set forth above, in Section 6.2 of the Parent Disclosure Schedule or otherwise contemplated by this Agreement, there are no registration rights or preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate Parent or any of its Subsidiaries or Merger Sub to register, issue or sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or Merger Sub or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its Subsidiaries or Merger Sub, any securities of Parent or any of its Subsidiaries or Merger Sub, and no securities or obligations evidencing such rights are issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(b)    Other than as set forth in Section 6.2 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries owns any equity or similar interest in or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business.

(c)    Except as otherwise contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of any of the capital stock of Parent or any of the Subsidiaries or Merger Sub. Other than as set forth in Section 6.2 of the Parent Disclosure Schedule, none of Parent or any of its Subsidiaries is obligated under any registration rights or similar agreements to register any shares of capital stock of Parent or any of its Subsidiaries or Merger Sub on behalf of any Person.

6.3.    Corporate Authority.    Each of Parent and Merger Sub has all requisite power and authority and has taken all corporate action necessary in order to execute, deliver and perform its respective obligations under this Agreement and the Transaction Documents, as applicable, subject only to obtaining the Parent Stockholder Approval (as hereinafter defined), which is the only vote of the holders of any class or series of capital stock of Parent necessary to adopt, approve or authorize the transactions contemplated hereby. Each of this Agreement and the Standby Purchase Agreement is, and upon execution and delivery, each other Transaction Document will be, a valid and binding agreement of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms except for (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (b) the effect of equitable principles of general application.

6.4.    Consents and Approvals; No Violations.    Other than as set forth in Section 6.4 of the Parent Disclosure Schedule, and except for such filings that may be required by the HSR Act (as hereinafter defined) or other Antitrust Law (as hereinafter defined) that may become applicable to the Merger or the other transactions contemplated by this Agreement, no filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity or other third party is required on the part of Parent or any of its Subsidiaries for the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents, as applicable, or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except (a) the filing with the United States Securities and Exchange Commission (‘‘ SEC’’) of the Proxy Statement (including in definitive form after clearing all SEC comments, if any) relating to the Stockholders Meeting (as hereinafter defined), the filing of the Registration Statement with the SEC and the declaration of the effectiveness by the SEC of the Registration Statement, (b) such filings and approvals as are required to be made or obtained under the securities or ‘‘Blue Sky’’ laws of various states in connection with the issuance of the shares of Parent Common Stock in connection with the Merger and the Rights Offering, (c) the filing of the Parent Charter with the Secretary of State of the State of New York, (d) the filing of the Certificate of Merger pursuant to the DGCL and (e) such filings and approvals as are required to be made or obtained under the AMEX rules in connection with the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement and the Transaction Documents, as applicable, by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach, violation or infringement of any provision of the respective certificate of incorporation or by-laws (or similar governing documents) of Parent or of any its Subsidiaries, (ii) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract, to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or under the privacy or other policies applicable to their Web Sites, (iii) change the rights or obligations of any party under any Contract, or (iv) violate or infringe any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii), (iii) or (iv) for breaches, violations, infringements, defaults or changes which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

6.5.    Compliance with Laws; Licenses.    The businesses of each of Parent and its Subsidiaries have not been conducted in material violation of any federal, state, local or foreign Laws. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Parent and each of its Subsidiaries has all Licenses necessary to conduct its business as presently conducted (the ‘‘Parent Material Licenses’’). There is not pending or, to the knowledge of Parent, threatened before any Governmental Entity any proceeding, notice of violation, order of forfeiture or complaint or investigation against Parent or any of its Subsidiaries relating to any Parent Material License.

6.6.    No Default.    None of Parent, any of its Subsidiaries or Merger Sub is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or by-laws (or similar governing documents), (b) any Contract to which Parent or any of its Subsidiaries or Merger Sub is now a party or by which any of them or any of their respective properties or assets may be bound, or (c) any Law applicable to Parent, any of its Subsidiaries, Merger Sub or any of their respective properties or assets, except in the case (b) or (c) for violations, breaches or defaults that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

6.7.    Parent Reports; Financial Statements.    (a)    Parent has made available to the Company each registration statement, report, proxy statement or information statement prepared by it since June 2003, including (i) Parent’s Annual Report on Form 10-K for the year ended June 30, 2006, and (ii) Parent’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2005, December 31, 2005, March 31, 2006 and September 30, 2006, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. Other than as set forth in Section 6.7 of the Parent Disclosure Schedule, Parent has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable federal securities Laws since July 1, 2005 (the forms, statements, reports and documents filed since July 1, 2005, or those filed subsequent to the date of this Agreement, and as amended, the ‘‘Parent Reports’’). Parent Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the ‘‘Exchange Act’’) and complied in all material respects with the then applicable accounting standards. As of their respective dates (and, if amended, as of the date of such amendment), Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)    Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, in each case, in all material respects, the consolidated financial position of Parent and its Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and changes in shareholders’ equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) filed prior to the date of this Agreement fairly presents, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and are complete in all material respects, correct and can be reconciled to the books of account and records of Parent and its Subsidiaries.

(c)    Parent is in compliance in all material respects with the published rules and regulations of the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder applicable to it.

6.8.    No Undisclosed Liabilities.    Except for (a) liabilities and obligations disclosed, reserved against or provided for in the last audited balance sheet of Parent as of June 30, 2006 (the ‘‘Parent Audit Date’’) or in the notes thereto, (b) liabilities and obligations set forth in Section 6.8 of the Parent Disclosure Schedule or in the Parent Reports, and (c) liabilities and obligations incurred in the Ordinary Course of Business since the Parent Audit Date, none of which are material to the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, neither Parent nor any of its Subsidiaries has any liabilities or financial obligation of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise) required to be set forth, reserved against or disclosed in a consolidated balance sheet of Parent prepared in accordance with GAAP or in the notes thereto.

6.9.    Absence of Certain Changes or Events.    Since the Parent Audit Date, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as contemplated herein or as specifically described (including as to circumstances and consequences) in Section 6.9 of the Parent Disclosure Schedule or in the Parent Reports, there has not been:

(a)    any change or event that, by itself or together with other changes or events, has or is reasonably likely to have a Parent Material Adverse Effect;

(b)    any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Parent and its Subsidiaries, taken as a whole;

(c)    any breach or amendment of any Parent Material Contract (as hereinafter defined);

(d)    the commencement or notice or, to the knowledge of Parent, threat of commencement, of any lawsuit or proceeding against, or investigation of, Parent or any of its Subsidiaries or any of their affairs;

(e)    any failure to use all commercially reasonable efforts to (i) maintain its properties and facilities, including those held under leases, in good working order and condition, ordinary wear and tear excepted; (ii) perform all of its obligations under Parent Material Contracts relating to or affecting its assets, properties or rights, or operate, manage or maintain its leased premises in the usual and customary manner for similar properties, or (iii) keep in full force and effect all insurance policies;

(f)    any advance or loan made to any Person except in the Ordinary Course of Business;

(g)    any payment, discharge or satisfaction of any material claims or liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than payment, discharge or satisfaction in the Ordinary Course of Business;

(h)    creation or assumption of any mortgage, pledge, or other Lien or upon any assets or properties of Parent or any of its Subsidiaries, issuance of any debt instrument or guarantee of indebtedness of a third party;

(i)    cancellation of any debts owing to, or waiver of any claims or rights pertaining to, the business of Parent and its Subsidiaries;

(j)    shortening or lengthening of the customary payment cycles in any material manner for any payables or receivables of Parent or its Subsidiaries;

(k)    sale, assignment, lease, pledge, or other transfer or disposal of any assets, property, equipment or rights of Parent or its Subsidiaries except in the Ordinary Course of Business; or

(l)    negotiation or agreement by Parent or any of its Subsidiaries, or, to the knowledge of Parent, any other director, officer, or employee thereof, to do any of the things described in the preceding clauses (a) through (k) (other than negotiations with the Company and its Subsidiaries and their respective officers, directors, employees, agents, advisors, affiliates and other representatives (such Persons, together with the Subsidiaries of the Company, collectively, the ‘‘Company Representatives’’) regarding the transactions contemplated by this Agreement).

6.10.    Litigation.    There is no Action pending or, to the knowledge of Parent, threatened against, affecting or involving Parent or any of its Subsidiaries or any of their respective properties or assets, or which would make Parent or any of its Subsidiaries a party in such Action, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date hereof, to the knowledge of Parent, neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree. Section 6.10 of the Parent Disclosure Schedule sets forth each pending or, to the knowledge of Parent as of the date hereof, threatened Action.

6.11.    Material Contracts.    True and correct copies have been made available to the Company of all Contracts to which Parent or any of its Subsidiaries is a party and which fall within any of the following categories: (a) any Contract relating to indebtedness for borrowed money, any financial guaranty or a security interest in the assets of Parent or its Subsidiaries; (b) any Contract that limits the ability of Parent or any of its Subsidiaries to compete in any business line or in any geographic area; (c) any Contract material to Parent and its Subsidiaries, taken as a whole, that is terminable by or requires notice to the other party or parties upon a change in control of Parent or any of its Subsidiaries; (d) any Contract that requires aggregate future expenditures by or payments to Parent or any of its Subsidiaries of more than $100,000 in any one-year period; (e) any employment, consulting or severance Contract, policy or arrangement; (f) any Contract that by its terms limits the payment of dividends or other distributions by Parent or any of its Subsidiaries; (g) any joint venture or partnership agreement; (h) any Contract that grants any right of first refusal or right of first offer or similar right or that purports to limit the ability of Parent or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of a material amount of assets or any material business; (i) any credit card association agreements; (j) any real property lease; and (k) any other Contracts that are material to Parent and its Subsidiaries, taken as a whole (the ‘‘Parent Material Contracts’’). Section 6.11 of the Parent Disclosure Schedule sets forth a true and complete list of Parent Material Contracts, and a written summary of all material customer and/or supplier arrangements or understandings. The Parent Material Contracts are valid, binding and in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party, is in breach of or in default under any Parent Material Contract and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any Parent Material Contract.

6.12.    Disclosure Documents.    The information relating to Parent and its Subsidiaries and their respective officers and directors that will be provided by Parent or its representatives for inclusion in the Proxy Statement, the Registration Statement and in any other document filed with any other Governmental Entity in connection with the transactions contemplated hereby, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.13.    Labor and Employment Matters.    (a)    Neither Parent nor any of its Subsidiaries is a party to, nor do any of them have any obligations under or with respect to, any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries except as otherwise disclosed in Section 6.13 of the Parent Disclosure Schedule and no collective bargaining agreement is being negotiated by Parent or any person or entity that may obligate Parent or any of its Subsidiaries thereunder.

(b)    Parent and its Subsidiaries are in material compliance with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any material respect in any unfair labor practice. To Parent’s knowledge, none of Parent or any of its representatives or employees has committed any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries before the National Labor Relations Board.

6.14.    Employee Benefit Plans.    (a)    Section 6.14(a) of the Parent Disclosure Schedule sets forth a complete list of all material ‘‘employee benefit plans,’’ as defined in Section 3(3) of ERISA, and all other employee benefit or compensation plans, policies, agreements, programs, and arrangements, written or unwritten and including, any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, policy, agreement, program or arrangement, that are sponsored or maintained by Parent, any Subsidiary of Parent or to which Parent or any Subsidiary of Parent is a party or obligated to contribute, or with respect to which Parent or any of its Subsidiaries has any material liability, contingent or otherwise. Each plan, policy, agreement, program or arrangement required to be set forth in Section 6.14(a) of the Parent Disclosure Schedule pursuant to the foregoing is referred to herein as a ‘‘Parent Benefit Plan.’’

(b)    True, correct and complete copies of the following documents, with respect to each Parent Benefit Plan, have been delivered or made available to the Company by Parent: (i) the Parent Benefit Plan document (or a summary of any unwritten Parent Benefit Plan) and related trust documents, insurance contract or other funding vehicle, and any amendments to the any of the foregoing; (ii) if applicable, the most recent Annual Report (Form 5500 Series) and accompanying schedules; (iii) if applicable, the current summary plan description, together with any summary or summaries of material modifications thereto; (iv) if applicable, the most recent annual financial report and/or actuarial valuation; (v) all material correspondence to or from any Governmental Entity received in the last three years; and (vi) all material written agreements and contracts currently in effect, including administrative service agreements, group annuity contracts and group insurance contracts.

(c)    Neither Parent nor any Subsidiary of Parent is or will be required to provide medical or other welfare benefits to employees, directors, former employees, former directors, or retirees after their termination of employment or service, other than pursuant to applicable Law or individual agreements, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(d)    Each Parent Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has received a currently effective favorable determination letter from the Internal Revenue Service, and to Parent’s knowledge, no circumstances exist and no events have occurred with respect to the operation of any such Parent Benefit Plan that would be reasonably expected to cause the loss of such qualification.

(e)    To Parent’s knowledge, all Parent Benefit Plans have been maintained and administered, in all material respects, in accordance with their terms and in accordance with all applicable Laws (including ERISA and the Code). To Parent’s knowledge, there are no pending or threatened claims against or with respect to any of the Parent Benefit Plans, any related trusts, any Parent Benefit Plan sponsor or plan administrator, or any fiduciary of the Parent Benefit Plans with respect to the operation of such plans (other than routine benefit claims), except for such claims as would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, all Parent Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(f)    Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone of in conjunction with another event, such as a termination of employment) will (i) result in any payment becoming due to any current or former director or current or former employee of Parent or any of its Subsidiaries under any Parent Benefit Plan or otherwise,

(ii) increase any benefits otherwise payable under any Parent Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, or (iv) trigger any obligation to fund any Parent Benefit Plan. For purposes of this Section, the term ‘‘payment’’ shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

(g)    Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, no plan currently or in the past six years maintained, sponsored, contributed to or required to be contributed to by Parent, any of its Subsidiaries, or any of their respective current or former ERISA Affiliates is or in the past six years was (i) a ‘‘multiemployer plan’’ as defined in Section 3(37) of ERISA, (ii) a plan described in Section 413 of the Code, (iii) a plan subject to Title IV of ERISA, (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

(h)    Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is subject to any liability or penalty under Sections 4975 through 4980B of the Code or Title I of ERISA. Parent and its Subsidiaries have complied with all applicable health care continuation requirements in Section 4980B of the Code and in ERISA. No ‘‘Prohibited Transaction,’’ within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Benefit Plan.

6.15.    Intellectual Property.    (a)    Each of Parent and its Subsidiaries owns, is licensed or otherwise possesses, the legally enforceable right to use, all Intellectual Property used in the operation of the business of Parent and its Subsidiaries as presently conducted or necessary for the operation of the business of Parent and its Subsidiaries as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business at any time during the respective periods covered by the financial statements included in the Parent Reports filed with the SEC on or prior to the date of this Agreement (i) will be owned or available for use by Parent or its Subsidiaries on identical terms and conditions immediately following the Effective Time, and (ii) is not subject to any Lien. Each of Parent and its Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of its Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the knowledge of Parent, no other Person has any rights to any of the Intellectual Property owned by Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect and to the knowledge of Parent no other Person is infringing, violating or misappropriating any of the Intellectual Property that Parent or any of its Subsidiaries owns that would have a Parent Material Adverse Effect.

(b)    To the knowledge of the Parent, none of the activities or businesses conducted by Parent or any of its Subsidiaries infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other Person in any material manner. Neither Parent nor any of its Subsidiaries has received any complaint, claim or written notice alleging any such infringement, violation or misappropriation that would have a Parent Material Adverse Effect, and to the knowledge of Parent, there is no reasonable basis for any such complaint, claim or notice.

(c)    Section 6.15(c) of the Parent Disclosure Schedule identifies each (i) registration for a patent, a Trademark and a registered copyright that has been issued to Parent or any of its Subsidiaries, (ii) pending application for a patent, a Trademark or a copyright registration that has been filed in the name of Parent or any of its Subsidiaries, (iii) written license or other agreement pursuant to which Parent or any of its Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property and (iv) all Web Sites owned by Parent. Parent has made available to the Company correct and complete copies of all such patents, Trademarks, registered copyrights, patent applications, applications for Trademarks and copyright registrations, and written licenses and agreements (as amended to date) listed in Section 6.15(c) of the Parent Disclosure Schedule, and has specifically identified and made available to the Company correct and complete copies of all other written documentation, if any, evidencing ownership of, and any claims or disputes relating to, each such item. Other than those listed in Section 6.15(c) of the Parent Disclosure Schedule, there are no agreements, arrangements or understandings (oral or otherwise) pursuant to which Parent or any of its Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property.

(d)    With respect to each item of Intellectual Property that Parent or any of its Subsidiaries owns, in the case of Section 6.16(d)(ii) below, or has exclusively licensed from another Person:

(i)    subject to such rights as have been granted by Parent or such Subsidiary under license agreements entered into in the ordinary course of business, Parent or such Subsidiary possesses all right, title and interest in and to such item;

(ii)    the license, sublicense or other agreement if any with respect to such item is legal, valid and binding, and enforceable by Parent or any of its Subsidiaries party thereto and in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination or other adverse consequence. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party, is in breach of or in default under any such license, sublicense or other agreement covering such item and no event, act, occurrence or condition has occurred which, with the giving of notice or the lapse of time or the happening or any other event or condition would become a material default or event of default under any such license, sublicense or other agreement covering such item;

(iii)    such item is not subject to any outstanding judgment, order, decree, stipulation or injunction;

(iv)    neither Parent nor any of its Subsidiaries has agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

(v)    the rights in such item are valid and enforceable.

(e)    Section 6.15(e) of the Parent Disclosure Schedule identifies each written license, sublicense or other agreement granting rights to Parent or any of its Subsidiaries in respect to any Intellectual Property (other than off the-shelf commercially available software and documentation with a purchase price or license fee of less than $5,000) owned by a party other than Parent or any of its Subsidiaries used in the operations of Parent or any of its Subsidiaries at any time during the period covered by the financial statements included in the Parent Reports filed with the SEC on or prior to the date of this Agreement, or that Parent or any of its Subsidiaries has currently licensed or arranged to be used in the future for the use or benefit of Parent or any of its Subsidiaries. Other than those listed in Section 6.15(e) of the Parent Disclosure Schedule, there are no agreements, arrangements or understandings (oral or otherwise) pursuant to which Parent or any of its Subsidiaries uses in its operations any Intellectual Property owned by a party other than Parent or its Subsidiaries.

(f)    Parent has provided to the Company correct and complete copies of all written licenses, sublicenses or other agreements (as amended to date) related to the items listed in Section 6.15(c) of the Parent Disclosure Schedule. With respect to each such item:

(i)    the license, sublicense or other agreement covering such item is legal, valid and binding, and enforceable by Parent or any of its Subsidiaries party thereto and in full force and effect;

(ii)    such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time;

(iii)    Parent or any of its Subsidiaries party to such license, sublicense or other agreement and, to the best knowledge of Parent, any other party to such license, sublicense or other agreement are not in breach or default, and, to the best knowledge of Parent, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

(iv)    to the best knowledge of Parent, the underlying item is not subject to any outstanding judgment, order, decree, stipulation or injunction;

(v)    neither Parent nor any of its Subsidiaries has agreed to indemnify any Person from or against any infringement, misappropriation or other conflict with respect to such item; and

(vi)    no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

(g)    Parent and its Subsidiaries are, have been, and following the consummation of the transactions contemplated hereby will remain, in compliance with all Laws and Parent’s privacy policies and security policies. Parent and its Subsidiaries have taken reasonable steps to protect its systems from harmful code (i.e., code that contains any ‘‘back door,’’ ‘‘drop dead device,’’ ‘‘time bomb,’’ ‘‘Trojan horse,’’ ‘‘virus,’’ or ‘‘worm’’ (as such terms are commonly understood in the software industry) and from reasonably anticipated security threats (including implementation of organizational and technological protections, including firewalls). To the knowledge of Parent, no breach or violation of any Parent security policy has occurred or, to the knowledge of Parent, is threatened. To the knowledge of Parent, there has been no unauthorized or illegal use of or access to any of the data or information in any of such Parent or Subsidiary databases.

(h)    Section 6.15(h) of the Parent Disclosure Schedule contains each Parent privacy policy presently in effect. To the knowledge of Parent. neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements, nor Company’s or its Subsidiaries’ possession or use of the customer data or any data or information in Parent databases, will result in any violation of any Parent privacy policy or any applicable Law.

6.16.    Taxes.

(a)    Each of Parent and its Subsidiaries has filed all Tax Returns that they were required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All material Taxes due and owing by Parent or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither Parent nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent or any of its Subsidiaries.

(b)    Each of Parent and its Subsidiaries have withheld and paid in a timely manner (or collected and paid) all Taxes required to have been withheld and paid (or collected and paid) in connection with any amounts paid or owing to or by any employee, independent contractor, creditor, stockholder, customer or other third party.

(c)    Parent does not reasonably expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed or otherwise assert that any additional Taxes are owing. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Parent or its Subsidiaries have not filed Tax Returns) any (i) a notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Parent or any of its Subsidiaries. Section 6.16(c) of the Parent Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Parent or its Subsidiaries for taxable periods ended on or after June 30, 2003 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Parent and its Subsidiaries have delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Parent or any of its Subsidiaries filed or received since June 30, 2003.

(d)    Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)    Other than as set forth in Section 6.16(e) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could reasonably be expected to result, separately or in the aggregate, in the payment of (i) any ‘‘excess parachute payment’’ within the meaning of Code § 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code § 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii). Each of Parent and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662. Neither Parent nor any of its Subsidiaries has engaged in any reportable transaction within the meaning of Treas. Reg. § 1.6011-4(b). Neither Parent nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement, Tax indemnity agreement or other similar agreement. Neither Parent nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) has any Liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)    Section 6.16(f) of the Parent Disclosure Schedule sets forth the following information with respect to each of Parent and its Subsidiaries (or, in the case of clause (i) below, with respect to each of Parent’s Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving basis of Parent or its Subsidiary in its assets: (i) the basis of the stockholder(s) of each Parent Subsidiary in its stock (or the amount of any excess loss account); (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Parent or its Subsidiary; and (iii) the amount of any deferred gain or loss allocable to Parent or its Subsidiary arising out of any intercompany transaction.

(g)    The unpaid Taxes, whether or not due, of Parent and its Subsidiaries (i) did not, as of their respective most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Parent’s audited consolidated balance sheet as of June 30, 2005 (the ‘‘Parent Balance Sheet’’) (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent and its Subsidiaries in filing their Tax Returns. Since the date of the Parent Balance Sheet, neither Parent nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice. As of the Closing Date, the Parent Balance Sheet reflects an adequate accrual for (i) Taxes incurred on or before the Closing Date, (ii) Taxes for periods that ended on or before the Closing Date, and (iii) Taxes for periods commencing prior to the Closing Date and ending after the Closing Date, but only to the extent the Taxes were allocable to the periods on or before the Closing Date.

(h)    Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as result of any:

(i)    change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)    ‘‘closing agreement’’ as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(iii)    intercompany transaction or excess loss account described in Treasury Regulations under Code § 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

(iv)    installment sale or open transaction disposition made on or prior to the Closing Date; or

(v)    prepaid amount received on or prior to the Closing Date.

(i)    Neither Parent nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code § 355 or Code § 361.

(j)    It is the present intention of Parent to ‘‘continue’’ at least one ‘‘significant historic business line’’ of the Company and/or one of the Subsidiaries or ‘‘use’’ at least a ‘‘significant portion’’ of the Company’s and/or Subsidiaries’ ‘‘historic business assets’’ in a business, in each case as such terms are used within the meaning of Treasury Regulation § 1.368-1.

6.17.    Suppliers and Relationships.    Section 6.17 of the Parent Disclosure Schedule lists the ten largest suppliers of Parent and its Subsidiaries (based on dollar value of purchases for the year ended June 30, 2006) (the ‘‘Parent Major Suppliers’’). Since March 31, 2006, there has not been, and Parent has not received in writing any notice of or threatening any material change in relations with any of the Parent Major Suppliers the result of which would be material to Parent and its Subsidiaries, taken as a whole.

6.18.    Title to Property.    (a) Section 6.18 of the Parent Disclosure Schedule sets forth as of the date hereof a list of all real property currently leased or owned by Parent and any of its Subsidiaries, and with respect to leased real property, the name of the lessor, the date of the lease, the date of expiration of the lease and, with respect to any current lease, the current aggregate annual rental and/or other fees payable under any such lease (the ‘‘Parent Leases’’). All the Parent Leases are in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery and performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby. Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent as of the date hereof, any other party, is in breach of or in default under any such Parent Lease.

(b)    Parent and each of its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of all Liens except for (i) Liens for Taxes not yet due and payable and (ii) statutory Liens which arise in the Ordinary Course of Business, are not material in amount and do not materially impair Parent’s or its Subsidiaries ownership or use of such properties and assets.

6.19.    Insurance.    Section 6.19 of the Parent Disclosure Schedule lists all insurance policies covering the assets, business, equipment, properties, operations, employees, directors and officers, and product warranty and liability claims that Parent maintains for itself and its Subsidiaries as of the date hereof. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of such policies.

6.20.    Takeover Statutes; Charter Provisions.    The Board of Directors of Parent has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement the limitations on business combinations contained in any restrictive provision of any ‘‘fair price,’’ ‘‘moratorium,’’ ‘‘control share acquisition,’’ ‘‘interested stockholder’’ or other similar anti-takeover statute or regulation (including Section 912 of the New York Business Corporation Law, as amended, to the extent applicable) or restrictive provision of any applicable anti-takeover provision in Parent’s Restated Certificate of Incorporation or By-laws. No other state takeover statute or similar statute or regulation or other comparable takeover provision of Parent’s Restated Certificate of Incorporation or By-Laws applies to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

6.21.    Brokers.    No broker, finder or investment banker, other than Chanin Capital L.L.C., is entitled to any brokerage, finders’ or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent. Parent has heretofore furnished the Company with a complete and correct copy of all agreements between Parent and Chanin Capital L.L.C. pursuant to which such firm would be entitled to any fee or commission relating to the transactions contemplated hereby.

6.22.    Merger Sub.    Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

6.23.    Environmental Matters.    Other than as set forth in Section 6.23 of the Parent Disclosure Schedule:

(a)    The operations of each of the Parent Facilities by Parent or any of its Subsidiaries are, and at all times have been, in full compliance with, and have not been and are not in violation of, any Environmental Law, except where the failure to so comply or such violation would not, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has any knowledge, nor has any of them or any other Person for whose conduct they are responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Entity or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Parent Facilities, of any actual violation or failure to comply with any Environmental Law, or of any actual obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Parent Facilities. To the knowledge of Parent, there has been no Release or threat of Release of any Hazardous Substances at or from any Parent Facilities, and no Hazardous Activity has been conducted or is being conducted by Parent or any of its Subsidiaries with respect to any Parent Facilities.

(b)    There are no pending or to the knowledge of Parent, threatened claims, encumbrances or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Parent Facilities, nor does either Parent or any of its Subsidiaries or any other Person for whose conduct either Parent or any of its Subsidiaries is responsible have any Environmental, Health and Safety Liabilities with respect to any Parent Facilities, except for such claims, encumbrances, restrictions or liabilities that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(c)    Parent has made available to the Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Parent pertaining to Hazardous Substances or Hazardous Activities in, on, or under the Parent Facilities, or concerning compliance, by Parent or any other Person for whose conduct it is or may be held responsible, with Environmental Laws other than reports, studies, notices, analyses, tests or monitoring information delivered to Parent in connection with its operation of the Parent Facilities in the Ordinary Course of Business.

(d)    As used in this Agreement, the term:

‘‘Parent Facilities’’ means those manufacturing facilities and corporate offices listed in Section 6.18 of the Parent Disclosure Schedule.

The terms ‘‘Parent’’ and ‘‘Subsidiary’’ in this Section 6.23 shall include any entity which is, in whole or in part, a predecessor of Parent or any Subsidiary.

6.24.    Projections.    The financial projections relating to Parent and its Subsidiaries previously delivered to the Company were prepared in good faith and are based upon reasonable assumptions, and Parent is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

6.25.    Plant and Equipment.    The plants, structures and equipment owned or used by Parent and its Subsidiaries are structurally sound in all material respects and are in reasonably good operating condition and repair and are adequate in all material respects for the uses to which they are being put. None of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

6.26.    Parent IT Systems.

(a)    For purposes of this Agreement, ‘‘Parent IT Systems’’ means the information and communications technologies used by Parent and its Subsidiaries, including hardware, proprietary and third party software, networks, peripherals and associated documentation.

(b)    The Parent IT Systems are either owned by, or properly licensed or leased to, Parent or any of its Subsidiaries. The relevant Company or Subsidiary is not in default under the licenses or leases and there are no grounds on which they might be terminated. The Parent IT Systems have not failed to any material extent and the data which they process has not been corrupted. To the knowledge of Parent, the Parent IT Systems do not contain viruses, bugs or things which distort their proper functioning, permit unauthorized access or disable them without the consent of the user, or that would have a Parent Material Adverse Effect. The Company and its Subsidiaries have, in accordance with industry practice, taken precautions to preserve the availability, security and integrity of the Parent IT Systems and the data and information stored on the Parent IT Systems.

6.27.    Related Party Transactions.    Except as set forth in Section 6.27 of the Parent Disclosure Schedule or in the Parent Reports, no officer, director, stockholder or affiliate of Parent, directly or indirectly, is, or during any of the periods covered by the Parent Reports and any other financial statements required to be delivered hereunder has been a party to any transaction, Contract or other arrangement with Parent or any of its Subsidiaries or otherwise has any interest in Parent’s or its Subsidiaries’ assets.

ARTICLE VII

 Covenants

7.1.    Conduct of Businesses Prior to the Effective Time.    During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to ARTICLE IX, each of Parent and the Company shall (a) conduct its business in all material respects in the ordinary course consistent with past practice, and (b) use best reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its officers and key employees.

7.2.    Parent Forbearances.    During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to ARTICLE IX, except as set forth in Section 7.2 of the Parent Disclosure Schedule and except as required by Law or as expressly contemplated or permitted by this Agreement, Parent will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Company:

(a)    incur any indebtedness for borrowed money (other than pursuant to its existing revolving credit facility), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (other than employee advances made in the Ordinary Course of Business);

(b)    adjust, split, combine or reclassify any of its capital stock;

(c)    make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except dividends paid by any of the wholly owned Subsidiaries of Parent to Parent or to any of its wholly owned Subsidiaries);

(d)    grant any right to acquire any shares of its capital stock or any stock appreciation right, other than (i) grants in connection with regular stock option grants or other stock-based awards under a Parent Stock Plan by Parent to its or its Subsidiaries’ non-executive employees, grants to newly-hired non-executive employees of Parent and its Subsidiaries or grants in connection with promotions of non-executive employees of Parent and its Subsidiaries, in each case consistent with past practice, and (ii) pursuant to employment agreements with Parent as in effect on the date hereof;

(e)    issue any additional shares of capital stock or any securities convertible into or exchangeable for, or any warrants or options to acquire (except as permitted by this Section 7.2(e)), any such shares, except (i) pursuant to the exercise of Parent Stock Options outstanding as of the date of this Agreement or issued thereafter in compliance with this Agreement, (ii) upon the conversion of convertible securities outstanding as of the date of this Agreement, or (iii) issuances of Parent Common Stock to non-employee members of Parent’s Board of Directors under Parent’s Key Employee Non-Qualified Stock Option Plan;

(f)    other than in the Ordinary Course of Business or as required to comply with applicable Law or a Parent Benefit Plan as in effect on the date hereof or collective bargaining or similar labor union or other agreement the existence of which does not breach this Agreement, (i) increase the wages, salaries, compensation, bonus, pension or other benefits or perquisites payable to any officer or employee, (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any officer or employee, (iii) pay any bonus, (iv) adopt, enter into, terminate or amend in any material respect any Parent Benefit Plan or any collective bargaining or similar labor union agreement, other than the entry into of employment agreements with newly hired non-executive employees, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Parent Benefit Plan; provided, however that in no event may any such acceleration of vesting, lapse of restrictions or funding be as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement unless required to comply with applicable Law;

(g)    sell, transfer, license, lease, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to Parent and its Subsidiaries, taken as a whole, in any transaction or series of transactions, to any Person, or cancel, release or assign to any such Person any indebtedness or any claims held by Parent or any of its Subsidiaries, in each case that is material to Parent and its Subsidiaries, taken as a whole, other than (i) in the Ordinary Course of Business or (ii) Liens pursuant to its bank credit facilities;

(h)    enter into any new line of business;

(i)    make any acquisition or investment either by purchase of securities, mergers, consolidation, contributions to capital, property transfers, or by purchase of any property or assets of any other Person, or make any capital expenditures, in each case other than (i) investments in wholly owned Subsidiaries, (ii) acquisitions of assets used in the operations of Parent and its Subsidiaries in the Ordinary Course of Business, or (iii) acquisitions or investments not in excess of the amounts set forth in Section 7.2(i) of the Parent Disclosure Schedule;

(j)    amend its articles of incorporation or by-laws or similar organizational documents;

(k)    settle any material claim, action or proceeding, except in the Ordinary Course of Business;

(l)    take any action that is intended or would be reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, except as may be required by applicable Law;

(m)    implement or adopt any material change in its tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(n)    amend in any material respect or waive any of its material rights under any Parent Material Contract, terminate or fail to renew any Parent Material Contract or enter into any contract or binding agreement that would be a Parent Material Contract;

(o)    adopt a plan or agreement of complete or partial liquidation, dissolution, winding up, merger, consolidation, amalgamation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Subsidiaries);

(p)    write down the value of any inventory or write-off as uncollectible any notes or accounts receivable;

(q)    dispose of or permit to lapse any rights to any Intellectual Property owned or licensed by Parent or any of its Subsidiaries which is material to Parent and its Subsidiaries, taken as a whole;

(r)    permit any insurance policy naming Parent or any of its Subsidiaries as beneficiary to be cancelled or terminated;

(s)    agree or commit to take any of the actions prohibited by this Section 7.2; or

(t)    take any action reasonably likely to result in the Merger not being treated as a tax-free reorganization pursuant to Code §354.

7.3.    Company Forbearances.    During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Article IX, except as set forth in Section 7.3 of the Company Disclosure Schedule and except as required by Law or as expressly contemplated or permitted by this Agreement, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent:

(a)    incur any indebtedness for borrowed money (other than pursuant to its existing revolving credit facility), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (other than employee advances made in the Ordinary Course of Business);

(b)    adjust, split, combine or reclassify any of its capital stock;

(c)    make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except dividends paid by any of the wholly owned Subsidiaries of the Company to the Company or to any of its wholly owned Subsidiaries);

(d)    grant any right to acquire any shares of its capital stock or any stock appreciation right, other than (i) grants in connection with regular stock option grants or other stock-based awards under a Company Stock Plan by the Company to its or its Subsidiaries’ non-executive employees, grants to newly-hired non-executive employees of the Company and its Subsidiaries or grants in connection with promotions of non-executive employees of the Company and its Subsidiaries, in each case consistent with past practice, and (ii) pursuant to employment agreements with Parent as in effect on the date hereof;

(e)    issue any additional shares of capital stock or any securities convertible into or exchangeable for, or any warrants or options to acquire (except as permitted by this Section 7.3(e)), any such shares, except (i) pursuant to the exercise of Company Stock Options outstanding as of the date of this Agreement or issued thereafter in compliance with this Agreement, or (ii) upon the conversion of convertible securities outstanding as of the date of this Agreement;

(f)    other than in the Ordinary Course of Business or as required to comply with applicable Law or a Company Benefit Plan as in effect on the date hereof or collective bargaining or similar labor union or other agreement the existence of which does not breach this Agreement, (i) increase the wages, salaries, compensation, bonus, pension or other benefits or perquisites payable to any officer or employee, (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any officer or employee, (iii) pay any bonus, (iv) adopt, enter into, terminate or amend in any material respect any Company Benefit Plan or any collective bargaining or similar labor union agreement, other than the entry into of employment agreements with newly hired non-executive employees, (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company Benefit Plan; provided, however that in no event may any such acceleration of vesting, lapse of restrictions or funding be as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement unless required to comply with applicable Law;

(g)    sell, transfer, license, lease, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to the Company and its Subsidiaries, taken as a whole, in any transaction or series of transactions, to any Person, or cancel, release or assign to any such Person any indebtedness or any claims held by the Company or any of its Subsidiaries, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (i) in the Ordinary Course of Business or (ii) Liens pursuant to its bank credit facilities;

(h)    enter into any new line of business;

(i)    make any acquisition or investment either by purchase of securities, mergers, consolidation, contributions to capital, property transfers, or by purchase of any property or assets of any other Person, or make any capital expenditures, in each case other than (i) investments in wholly owned Subsidiaries, (ii) acquisitions of assets used in the operations of the Company and its Subsidiaries in the Ordinary Course of Business, or (iii) acquisitions or investments not in excess of the amounts set forth in Section 7.3(i) of the Company Disclosure Schedule;

(j)    amend its articles of incorporation or by-laws or similar organizational documents;

(k)    settle any material claim, action or proceeding, except in the Ordinary Course of Business;

(l)    take any action that is intended or would be reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, except as may be required by applicable Law;

(m)    implement or adopt any material change in its tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(n)    amend in any material respect or waive any of its material rights under any Company Material Contract, terminate or fail to renew any Company Material Contract or enter into any contract or binding agreement that would be a Company Material Contract;

(o)    adopt a plan or agreement of complete or partial liquidation, dissolution, winding up, merger, consolidation, amalgamation, restructuring, recapitalization or other reorganization (other than a merger or consolidation between wholly owned Subsidiaries) or otherwise agree to any share exchange, business combination, sale of business or similar transaction;

(p)    write down the value of any inventory or write-off as uncollectible any notes or accounts receivable except with respect to write downs for store inventory from time to time in the Ordinary Course of Business.

(q)    dispose of or permit to lapse any rights to any Intellectual Property owned or licensed by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole;

(r)    permit any insurance policy naming the Company or any of its Subsidiaries as beneficiary to be cancelled or terminated;

(s)    agree or commit to take any of the actions prohibited by this Section 7.3; or

(t)    take any action reasonably likely to result in the Merger not being treated as a tax-free reorganization pursuant to Code §354.

7.4.    No Solicitation.    (a)    Subject to Section 7.4(b), from the date of this Agreement, except as may relate to any Person or group of related Persons from whom Parent has received, prior to the date hereof, a written indication of interest that the Board of Directors of Parent (acting through the Parent Special Committee) believes in good faith is bona fide and could reasonably be expected to result in a Superior Proposal (as hereinafter defined) (each such Person or group, an ‘‘Excluded Party’’), until the Effective Time or, if earlier, the termination of this Agreement in accordance with ARTICLE IX, Parent shall not, and shall not direct, authorize or permit any of its or its Subsidiaries’ respective officers, directors, employees, agents, advisors, affiliates and other representatives (the ‘‘Parent Representatives’’), and shall direct and use its best reasonable efforts to cause the Parent Representatives not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Parent Acquisition Proposal (as hereinafter defined) or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or (ii) accept a Parent Acquisition Proposal or enter into any agreement or agreement in principle (other than an Acceptable Confidentiality Agreement (as hereinafter defined)) providing for or relating to a Parent Acquisition Proposal or enter into any agreement or agreement in principle requiring Parent to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. Subject to Section 7.4(b) and except as may relate to an Excluded Party, Parent shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by Parent or any Parent Representatives with respect to any Parent Acquisition Proposal. Notwithstanding anything to the contrary contained herein, Parent (A) shall not, and shall not permit any of the Parent Representatives to, provide any non-public information to any Excluded Party without first entering into an Acceptable Confidentiality Agreement (as hereinafter defined) and (B) will promptly provide to the Company any material non-public information concerning Parent or its Subsidiaries provided to any Excluded Party which was not previously provided to the Company.

(b)    Notwithstanding anything to the contrary contained in 7.4(b), if at any time prior to obtaining Parent Stockholder Approval, (i) Parent has otherwise complied with its obligations under this Section 7.4 and Parent has received a written Parent Acquisition Proposal from a third party that the Board of Directors of Parent (acting through the Special Committee of the Board of Directors of Parent formed in connection with Parent’s consideration of the Merger and the transactions contemplated hereby (the ‘‘Parent Special Committee’’)) believes in good faith to be bona fide, (ii) the Board of Directors of Parent (acting through the Parent Special Committee) determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Parent Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal (as hereinafter defined) and (iii) after consultation with its outside counsel, the Board of Directors of Parent (acting through the Parent Special Committee) determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, then Parent may (x) furnish information with respect to Parent and its Subsidiaries to the Person making such Parent Acquisition Proposal (and its representatives) and (y) participate in discussions or negotiations with the Person making such Parent Acquisition Proposal (and its representatives) regarding such Parent Acquisition Proposal; provided, that Parent (A) will not, and will not allow Parent Representatives to, disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement, (B) will promptly provide to the Company any non-public information concerning Parent or its Subsidiaries provided to such other Person which was not previously provided to the Company and (C) will promptly notify (within one business day) the Company in the event it receives such Parent Acquisition Proposal, including the material terms and conditions thereof and shall keep the Company apprised as to the status and any material developments concerning the same, including furnishing copies of any such written inquiries, correspondence, draft documentation and written summaries of any material oral inquiries or discussions. Nothing contained in this Section 7.4(b) shall prohibit Parent or the Board of Directors of Parent from taking and disclosing to Parent’s stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any other disclosure required by applicable Law.

(c)    Except as otherwise provided herein, neither the Board of Directors of Parent nor any committee thereof shall directly or indirectly (i) (A) withdraw (or modify in a manner adverse to the Company), or publicly propose to withdraw (or modify in a manner adverse to the Company), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of the Merger or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative Parent Acquisition Proposal (any action described in this clause (i) being referred to as an ‘‘Adverse Recommendation Change’’) or (ii) approve or recommend, or publicly propose to approve or recommend, or allow Parent or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to lead to, any Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement and, to the extent a Parent Acquisition Proposal involves the issuance of securities to stockholders of Parent, other than an appropriate confidentiality agreement that allows Parent to receive and review confidential information with respect to a proposed issuer of any such securities) (a ‘‘Parent Acquisition Agreement’’). Prior to terminating this

Agreement following the receipt of a Superior Proposal, Parent shall, and shall cause its financial and legal advisors to negotiate with the Company in good faith (to the extent the Company desires to negotiate) to make such improvements in the terms and conditions of this Agreement so that such Parent Acquisition Proposal ceases to constitute a Superior Proposal, which obligation to negotiate shall expire five Business Days after the date on which Parent commences to negotiate with the Company. Parent shall not be prohibited from terminating this Agreement and entering into a Permitted Alternative Agreement in accordance with Section 9.4. Notwithstanding anything to the contrary contained herein, Parent (acting on the recommendation of the Parent Special Committee) shall not be prevented from discharging its disclosure obligations pursuant to applicable Law or from making, prior to obtaining Stockholder Approval, an Adverse Recommendation Change, if it determines in good faith (after consultation with its independent financial advisors and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Parent under applicable Law. For purposes of this Agreement, ‘‘Business Day’’ shall mean any day which is not a Saturday, Sunday or any other day on which banks in New York City, New York are authorized or required by law to close.

(d)    From and after the date hereof, Parent shall provide notice promptly to the Company of any resolution to take any of the actions described in this Section 7.4 or to terminate this Agreement pursuant to Section 9.4.

(e)    As used in this Agreement, the term:

(i)    ‘‘Acceptable Confidentiality Agreement’’ means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to Parent than those contained in the Company Confidentiality Agreement (as hereinafter defined); provided, however, that an Acceptable Confidentiality Agreement may include provisions that are less favorable to Parent than those contained in the Company Confidentiality Agreement so long as Parent offers to amend the Company Confidentiality Agreement, concurrently with execution of such Acceptable Confidentiality Agreement, to include substantially similar provisions for the benefit of the Company;

(ii)    ‘‘Parent Acquisition Proposal’’ means any inquiry, proposal or offer from any Person or group of Persons other than the Company or its affiliates relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or 15% or more of the outstanding Parent Common Stock, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the outstanding Parent Common Stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent (or any Subsidiary or Subsidiaries of Parent whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole);

(iii)    ‘‘ Superior Proposal’’ means a Parent Acquisition Proposal (but changing the references to ‘‘15% or more’’ in the definition of ‘‘Parent Acquisition Proposal’’ to ‘‘50% or more’’) which the Board of Directors of Parent (acting through the Parent Special Committee) in good faith determines (based on such matters as it deems relevant, including the advice of its independent financial advisor and outside counsel) would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of Parent (in their capacities as stockholders) than the transactions contemplated hereby.

7.5.    Regulatory and Tax Matters; Best Reasonable Efforts.    (a)    Parent, with the Company’s cooperation, will promptly prepare and file with the SEC the Proxy Statement and the Registration Statement and any amendments or supplements thereto. Each of Parent and the Company will use their best reasonable efforts to have the Registration Statement declared effective under the Securities Act and clear all SEC comments on the Proxy Statement as promptly as practicable after such filings, and Parent will thereafter mail or deliver the Proxy Statement and the Registration Statement to its stockholders. Each party will use their best reasonable efforts to cause to be delivered to Parent ‘‘comfort letters’’ from their respective independent public accountants and will also use its best reasonable efforts to obtain all necessary state securities law or ‘‘Blue Sky’’ permits and approvals required to carry out the transactions contemplated by this Agreement, and each party will furnish all information concerning such party and the holders of its capital stock as may be reasonably requested in connection with any such action. The parties will promptly provide copies to and consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Registration Statement and the Proxy Statement and promptly advise the other party of any oral comments received from the SEC.

(b)    Subject to the other provisions of this Agreement, the parties will cooperate with each other and use their respective best reasonable efforts to take, or cause to be taken, all actions, to promptly prepare and file, or cause to be filed, all necessary documentation, to effect all applications, notices, petitions and filings, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including the Merger) including, without limitation, obtaining all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Parent and the Company will have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case, subject to applicable Law relating to the exchange of information, all the information relating to Parent and the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. The parties will consult with each other with respect to obtaining all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(c)    Subject to the other terms of this Agreement and the applicable provisions of the DGCL, each party hereto agrees to use best reasonable efforts to cause the Effective Time to occur as soon as practicable after the Parent Stockholder Approval and the expiration of the Rights Offering subscription period.

7.6.    Parent Stockholder Approval.    Subject to Sections 7.4 and 9.4, the Board of Directors of Parent will use its best reasonable efforts to obtain from its stockholders at the special meeting of Parent’s Stockholders to be held in connection with the transactions contemplated hereby (the ‘‘Stockholders Meeting’’) the approval, by both (a) a majority of the outstanding shares of Parent Common Stock and (b) a majority of the shares of Parent Common Stock that are held by Parent’s stockholders other than Apparel and its affiliates and associates, of (i) the issuance of the shares of Parent Common Stock in the Merger, the Rights Offering and the other transactions contemplated thereby, and (ii) the Charter Amendment (the ‘‘Parent Stockholder Approval’’).

7.7.    Cooperation.    (a)    The Company and Parent shall use their respective best reasonable efforts to work together in seeking to refinance their existing indebtedness for borrowed money in connection with the consummation of the transactions contemplated hereby, other than $7,500,000 owed under the Fursa Debt Agreement (as defined under the Company Stockholders Agreement), which refinancing shall require the approval of each of the Company and Parent, which approvals shall not be unreasonably withheld, conditioned or delayed. Concurrently with the consummation of the transactions contemplated under the Merger Agreement, the Fursa Debt Holders shall cancel a portion of the Fursa Debt held by them as of the Effective Time in the aggregate amount of $7,500,000 in exchange for receiving from Parent that number of shares of Parent’s Series A 7.5% Convertible Preferred Stock (‘‘Preferred Stock’’) equal to the quotient obtained by dividing 7,500,000 by the average daily closing price of the shares of the Parent Common Stock (on its principal trading market), for the twenty (20) trading days immediately preceding the record date of the Rights Offering, which shares of Preferred Stock shall have the rights and preferences set forth in Parent’s Restated Certificate of Incorporation. In the event that as of the Effective Time there are any amounts outstanding under the Fursa Debt Agreement, the management fee set forth in Section 11.3 of the Fursa Debt Agreement and any other management or services fees related to, or arising out, of the Fursa Debt Agreement shall be terminated as of the Effective Time, as set forth in the Company Stockholders Agreement.

(b)    The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(c)    Subject to applicable Law, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications between Parent or the Company, as the case may be, or any of their respective Subsidiaries, and any third party or any Governmental Entity with respect to such transactions. The Company shall give prompt notice to Parent of any change, fact or condition, that is reasonably likely to result in a Company Material Adverse Effect or of any failure of any condition to Parent’s obligations to effect the Merger, and Parent shall give prompt notice to the Company of any change, fact or condition, that is reasonably likely to result in a Parent Material Adverse Effect or of any failure of any condition to the Company’s obligations to effect the Merger. Neither Parent nor the Company shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity with respect to the transactions contemplated hereby without giving the other prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate.

(d)    In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use best reasonable efforts to take all such necessary action.

7.8.    Access; Confidentiality.    (a)    Subject to applicable Laws relating to the sharing of information, upon reasonable notice, each of Parent and the Company shall, and shall cause its respective Subsidiaries to, afford the other party, and its officers, employees, counsel, accountants, financial advisors and other authorized representatives, reasonable access, during normal business hours throughout the period prior to the Effective Time or earlier termination of this Agreement, to its properties, books, contracts and records and, during such period, shall, and shall cause its Subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested.

(b)    All information and materials provided pursuant to this Agreement will be subject to (i) that certain Confidentiality and Non-circumvention Agreement, dated March 5, 2004, by and between the Company and Frederick’s of Hollywood, Inc. and their respective subsidiaries, as the disclosing party and Parent, as the receiving party (the ‘‘Company Confidentiality Agreement’’), and (ii) that certain Confidentiality and Non-circumvention Agreement, dated March 4, 2004, by and between Parent, as the disclosing party and the Company and Frederick’s of Hollywood, Inc. and their respective subsidiaries, as the receiving party, (collectively, the ‘‘ Confidentiality Agreements’’).

7.9.    Public Announcements.    The initial press release regarding the Merger shall be a joint press release mutually agreed upon, and thereafter no party shall issue any press releases or make any public statement regarding the Merger or any of the transactions contemplated hereby without the prior written consent of Parent and the Company, except as may be required by applicable Law or by obligations pursuant to AMEX rules, in which case the parties must consult with each other prior to such release or public statement to the extent practicable.

7.10.    Employee Matters.    (a)    From and after the Effective Time, the Parent Benefit Plans and the Company Benefit Plans in effect at the Effective Time will remain in effect (except as provided in Section 4.8) with respect to employees and former employees of Parent or the Company and their Subsidiaries (the ‘‘Covered Employees’’), as applicable, covered by such plans at the Effective Time, until such time as Parent otherwise determines, subject to applicable Law and the terms of such plans. Prior to the Closing Date, Parent and the Company will cooperate in reviewing, evaluating and analyzing the Parent Benefit Plans and the Company Benefit Plans with a view towards developing appropriate employee benefits and compensation plans, programs and arrangements (‘‘Benefit Plans’’) for Covered Employees. It is the intention of Parent and the Company, to the extent permitted by applicable Law, for Parent and the Company to develop Benefit Plans as soon as reasonably practicable after the Effective Time which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between Covered Employees who were covered by Parent Benefit Plans, on the one hand, and those covered by Company Benefit Plans on the other, at the Effective Time. It is the current intention of Parent and the Company that, for one year following the Effective Time, Parent will, and will cause the Company to, provide employee benefits under Benefit Plans to Covered Employees that are substantially equivalent in the aggregate to those provided to such Persons pursuant to the Parent Benefit Plans or Company Benefit Plans, as applicable, in effect at the Effective Time. Nothing herein will prohibit any changes to the Benefit Plans that may be (A) required to comply with applicable Law (including any applicable qualification requirements of Section 401(a) of the Code) or (B) required for Parent to provide for or permit investment in its securities.

(b)    With respect to the Benefit Plans, Parent will, and will cause the Company, where applicable, to, (i) provide all of the Covered Employees with service credit for purposes of eligibility, participation, vesting and levels of benefits (but not for benefit accruals under any defined benefit pension plan or retiree medical or other welfare plan or as would otherwise result in a duplication of benefits), under any Benefit Plan adopted, maintained or contributed to by Parent or the Company, as applicable, in which Covered Employees are eligible to participate, for all periods of employment with Parent or the Company or any of their respective Subsidiaries (or their predecessor entities) prior to the Effective Time, (ii) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any welfare Benefit Plans to be waived with respect to the Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time, and (iii) give the Covered Employees and their eligible dependents credit for the plan year in which the Effective Time (or commencement of participation in any Parent Benefit Plan or Company Benefit Plan) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in such Benefit Plan).

(c)    From and after the Effective Time, Parent will, and will cause the Company to, honor all accrued and vested benefit obligations to and contractual rights of current and former employees of Parent and the Company and their respective Subsidiaries under the Parent Benefit Plans or the Company Benefit Plans, as applicable, to the extent accrued and vested as of the Effective Time.

(d)    Nothing in this Section 7.10 will prohibit Parent or the Company, as applicable, from amending, modifying or terminating any Parent Benefit Plan or Company Benefit Plan, as applicable, pursuant to, and in accordance with, the terms thereof.

7.11.    Takeover Statutes.    If any takeover statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and their respective boards of directors shall, subject to applicable Law, grant such approvals and use their best reasonable efforts to take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such takeover statute on such transactions.

7.12.    No Solicitation with Respect to the Company.    During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE IX, the Company shall not, and shall not direct, authorize or permit any of the Company Representatives, and shall direct and use its best reasonable efforts to cause the Company Representatives not to, directly or indirectly, (a) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal (as hereinafter defined) or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or (b) accept a Company Acquisition Proposal or enter into any agreement or agreement in principle providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. The Company shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company or any Company Representatives with respect to any Company Acquisition Proposal. For the purposes of this Agreement, ‘‘Company Acquisition Proposal’’ means any inquiry, proposal or offer from any Person or group of Persons other than Parent or its affiliates relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the outstanding shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the outstanding Company Common Stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

7.13.    Stock Exchange Listing.    Parent shall use its reasonable best efforts to cause all shares of Parent Common Stock issuable in connection with the transactions contemplated hereby to be approved for listing on the AMEX, subject to official notice of issuance, prior to the Closing Date and to the extent such listing is not available to Parent, Parent shall use its reasonable best efforts to have such shares of Parent Common Stock approved for listing on a regional or other national securities exchange.

7.14.    Tax Matters.    Parent shall ‘‘continue’’ at least one ‘‘significant historic business line’’ of the Company and/or one of the Subsidiaries or ‘‘use’’ at least a ‘‘significant portion’’ of the Company’s and/or Subsidiaries’ ‘‘historic business assets’’ in a business, in each case as such terms are used within the meaning of Treasury Regulation § 1.368-1.

7.15.    Headquarters.    At and after the Effective Time (i), the principal operations office of Parent and the executive officers of Parent shall be located in New York City (ii), and the principal operations office of the Company and the executive officers of the Company shall be located in Los Angeles, California. The principal corporate office of Parent and the Company shall be located in New York City.

7.16.    Company’s Audited Financial Statements.    As promptly as practicable, but in no event later than January 31, 2007, the Company shall prepare and deliver to Parent and Merger Sub consolidated balance sheets as of July 31, 2004, July 30, 2005 and July 29, 2006, the related consolidated statements of income and cash flows for each of the years ended July 31, 2004, July 30, 2005 and July 29, 2006 of the Company and its Subsidiaries and all notes relating thereto, which financial statements shall include a signed unqualified audit report from Deloitte & Touche LLP, certifying that such financial statements were audited in accordance with generally accepted auditing standards, present fairly in all material respects the financial position and the results of operations and cash flows for each of such periods in accordance with GAAP (together, the ‘‘Company Audited Financial Statements’’); provided, however, that, if such audit report includes a deficiency letter or material weakness letter from Deloitte & Touche LLP, so long as such deficiencies or weaknesses are not material and adverse, when taken as a whole, with respect to such financial statements, such audit report nonetheless shall be deemed to be an unqualified audit report.

7.17.    Directors and Officers Insurance.    Parent shall use commercially reasonable efforts to increase the limit of liability for directors and officers insurance to $25,000,000 by the Closing Date.

7.18.    Antitrust Matters.    If the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the ‘‘HSR Act’’) or any other antitrust statute or regulation (the ‘‘Antitrust Law’’) is or may become applicable to the Merger or the other transactions contemplated by this Agreement (as it may be reasonably determined by either party), each of the Company and Parent and their respective boards of directors shall, subject to applicable Law, grant such approvals and use their best reasonable efforts to take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of the HSR Act or any Antitrust Law on such transactions.

ARTICLE VIII

 Conditions

8.1.    Conditions to the Obligations of the Company, Parent and Merger Sub to Effect the Merger. The respective obligation of each of the Company, Parent and Merger Sub to effect the Merger is subject to the satisfaction by the Company, Parent and Merger Sub at or prior to the Closing of each of the following conditions:

(a)    Stockholder Approval.    The Parent Stockholder Approval shall have been obtained and the Parent Charter shall have been filed with the Secretary of State of the State of New York.

(b)    Consents.

(i)    All consents, authorizations or approval of any Person required or necessary to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries in connection with the transactions contemplated hereby, including consents from parties to any Company Material Contract or Parent Material Contract and consents from Governmental Entities, whether federal, state, or local, shall have been obtained, other than those which the failure to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or result in a criminal violation.

(ii)    If any existing indebtedness for borrowed money of Parent, the Company or any of their Subsidiaries held by any of Wells Fargo Retail Finance, LLC or CIT Commercial Service (each a ‘‘Bank Debt Holder’’) is not refinanced, all consents, authorizations, waivers and approvals of each such Bank Debt Holder, as applicable to the transactions contemplated hereby shall have been obtained.

(c)    No Injunction.    No Governmental Entity of competent jurisdiction shall have enacted, issued, enforced or entered any Law, judgment, decree, injunction or order that prohibits or makes illegal the consummation of the Merger, the Rights Offering or the other transactions contemplated by this Agreement or the Standby Purchase Agreement, provided, however, that the Company and Parent shall each use its best reasonable efforts to have any judgment, decree, injunction or order vacated.

(d)    Rights Offering.    The Registration Statement shall have been filed with the SEC and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and any request of the SEC for inclusion of additional information in the Registration Statement or otherwise shall have been complied with and all conditions to Parent’s issuance of shares of Parent Common Stock in the Rights Offering shall have been satisfied or waived.

(e)    Directors and Officers Insurance.    Directors and officers liability insurance as mutually agreed to by Parent and the Company and on substantially the terms summarized in Exhibit I, subject to the potential increase in the limit of liability for directors and officers to $25,000,000, in accordance with Parent’s obligations under Section 7.17.

(f)    Antitrust Matters.    If a filing is made under the HSR Act pursuant to Section 7.18, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Merger for a period of time. Any similar waiting period under any other Antitrust Law applicable to the Merger or the transactions contemplated thereby shall have expired or been terminated.

8.2.    Conditions to Obligations of Parent and Merger Sub.    The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction by Parent at or prior to the Closing of each of the following conditions:

(a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in this Agreement and in any Transaction Document shall be true and correct in all material respects (or in all respects for any representations and warranties qualified as to materiality or Company Material Adverse Effect) (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) the representations and warranties of Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC), acting on behalf of itself and the Mellon HBV Group and TTG (collectively, the ‘‘Standby Purchasers’’) set forth in the Standby Purchase Agreement shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (iii) Parent shall have received at the Closing a certificate signed by (A) an executive officer of the Company to the effect that the condition set forth in this Section 8.2(a)(i) has been satisfied and (B) each of the Standby Purchasers to the effect that the condition set forth in this Section 8.2(a)(ii) has been satisfied.

(b)    Purchase Price.    Each of the Standby Purchasers shall have delivered to Parent by wire transfer of immediately available funds the aggregate purchase price for the applicable number of Unsubscribed Shares that such Standby Purchase is obligated to purchase under the Standby Purchase Agreement.

(c)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed by an executive officer of the Company to the effect that the condition set forth in this Section 8.2(c) has been satisfied.

(d)    Company Stockholders Agreement and Shareholders Agreement.    Each Company Stockholder shall have executed and delivered the Company Stockholder Agreement and the Shareholders Agreement in substantially the form attached hereto as Exhibit J (the ‘‘Shareholders Agreement’’).

(e)    Absence of Company Material Adverse Effect.    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Company Material Adverse Effect.

8.3.    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction by the Company at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement and in any Transaction Document shall be true and correct in all material respects (or in all respects for any representations and warranties qualified as to materiality or Parent Material Adverse Effect) (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) the representations and warranties of Parent set forth in the Standby Purchase Agreement shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (iii) the Company shall have received at the Closing a certificate signed by an executive officer of each of Parent and Merger Sub to the effect that the condition set forth in this Section 8.3(a) has been satisfied.

(b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed by an executive officer of each of Parent and Merger Sub to the effect that the condition set forth in this Section 8.3(b) has been satisfied.

(c)    Shareholders Agreement.    Parent shall have executed and delivered the Shareholders Agreement.

(d)    Registration Rights Agreement.    Parent shall have executed and delivered the registration rights agreement in substantially the form attached hereto as Exhibit K (the ‘‘Registration Rights Agreement’’).

(e)    Warrants.    Parent shall have executed and delivered the Warrants in substantially the form attached hereto as Exhibit L (‘‘Warrants’’).

(f)    Absence of Parent Material Adverse Effect.    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Parent Material Adverse Effect.

ARTICLE IX

 Termination

9.1.    Termination by Mutual Consent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval, by mutual written consent of the Company, by action of its Board of Directors, and Parent, by action of its Board of Directors (approved by the Parent Special Committee).

9.2.    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, by action of its Board of Directors, or by Parent, by action of its Board of Directors (approved by the Parent Special Committee), if (a) the Merger shall not have been consummated by September 1, 2007 (the ‘‘ Termination Date’’), (b) the Parent Stockholder Approval shall not have been obtained at the Stockholders Meeting (after giving effect to all adjournments or postponements thereof), or (c) there shall be any final and non-appealable Law that makes consummation of the Merger illegal or otherwise prohibited; provided, that the right to terminate this Agreement pursuant to Section 9.2(a) or Section 9.2(b) shall not be available to any party if the circumstances described in Section 9.2(a) or Section 9.2(b) were caused by such party’s material breach of its obligations under this Agreement.

9.3.    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the Company, by action of its Board of Directors, if (a) the Board of Directors of Parent shall make an Adverse Recommendation Change or approve a resolution or authorize or agree to do so, (b) Parent shall have entered into a Parent Acquisition Agreement or (c) there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this Agreement, such that (i) the condition set forth in either Section 8.3(a) or 8.3(b) would not be satisfied and (ii) such breach or failure to be true and correct cannot be cured by the Termination Date.

9.4.    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by Parent, (a) by action of its Board of Directors (approved by the Parent Special Committee), if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this Agreement, such that (i) the condition set forth in either Section 8.2(a) or 8.2(c) would not be satisfied and (ii) such breach or failure to be true and correct cannot be cured by the Termination Date; (b) at any time prior to obtaining the Parent Stockholder Approval, upon the Board of Directors of Parent (as approved by the Parent Special Committee) resolving to enter into, in accordance with the provisions of this Agreement, including Section 7.4, a definitive agreement containing a Parent Acquisition Proposal; provided, that (i) the Board of Directors of Parent shall not so resolve unless (A) Parent shall have complied with its obligations under Section 7.4, (B) the Board of Directors of Parent shall have determined in good faith (after consultation with its independent financial advisors and outside counsel) that such Parent Acquisition Proposal constitutes a Superior Proposal and the failure to take such action is inconsistent with the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent under applicable Law and (C) prior to terminating this Agreement to enter into an agreement with respect to such Superior Proposal, Parent shall, and shall cause its financial and legal advisors to negotiate with the Company in good faith (to the extent the Company desires to negotiate) to make such improvements in the terms and conditions of this Agreement so that such Parent Acquisition Proposal ceases to constitute a Superior Proposal, which obligation to negotiate shall expire five Business Days after the date on which Parent commences to negotiate with the Company, (ii) following the Board of Directors of Parent so resolving, Parent shall have so notified the Company and provided to the Company in writing the identity of the Person making, and the final terms and conditions of such Parent Acquisition Proposal, and (iii) Parent shall have the right to enter into such a definitive agreement (a ‘‘Permitted Alternative Agreement’’) so long as (A) the effectiveness of such agreement is conditioned upon the termination of this Agreement pursuant to this Section 9.4 and (B) immediately following the execution of such agreement, a copy of such agreement and all related agreements, exhibits, schedules and other documents are delivered to the Company; or (c) if (i) there has been a breach by the Company of the covenant set forth in Section 7.16 of this Agreement or (ii) the Company Audited Financial Statements or the companying notes thereof delivered pursuant to Section 7.16 of this Agreement shall contain any change or changes, other than changes to reflect state sales tax liability or the application of push-down accounting, that, in Parent’s reasonable judgment, are material and adverse changes, when taken as a whole, from the Company Financial Statements.

9.5.    Notice of Termination.    The party desiring to terminate this Agreement pursuant to Sections 9.2 through 9.4 shall give written notice of such termination to the other party in accordance with Section 11.6 of this Agreement.

9.6.    Effect of Termination and Abandonment; Termination Fee.    (a)    In the event of a termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE IX, this Agreement (other than the obligations pursuant to this Section 9.6 and Sections 11.5 and 11.6, if applicable) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives) and all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement and Registration Statement, and all filing and other fees paid to the SEC or otherwise, will be borne equally by Parent and the Company; provided further, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement;

(b)    If the Company shall terminate this Agreement pursuant to Section 9.3(a) or Section 9.3(b), or if Parent shall terminate this Agreement pursuant to Section 9.4(b), then Parent shall, within two business days following such termination, pay to the Company $300,000, and shall pay promptly thereafter the Company’s actual and reasonable documented out-of-pocket expenses and fees incurred by the Company and the Company Stockholders on or prior to the termination of this Agreement in connection with the transactions contemplated hereby.

9.7.    Fees and Expenses.    Notwithstanding anything to the contrary herein, upon the Effective Time, all costs and expenses incurred by the Company or any of its Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by Parent or the Surviving Corporation as mutually agreed by the parties hereto.

9.8.    Damages.    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY HERETO SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY CONSEQUENTIAL DAMAGES, INCLUDING HERETO LOSS OF REVENUE OR INCOME, COST OF CAPITAL, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT. EACH PARTY HERETO AGREES THAT IT WILL NOT SEEK PUNITIVE DAMAGES AS TO ANY MATTER UNDER, RELATING TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE X

INDEMNIFICATION

10.1.    Survival of Representations and Warranties.    The representations and warranties set forth in ARTICLE V and ARTICLE VI shall survive until the eighteen (18) month anniversary of the Closing Date. No party shall have any liability whatsoever with respect to any representations and warranties unless the other party shall have delivered notice (a ‘‘Claim Notice’’) of a claim for indemnification pursuant to this ARTICLE X (a ‘‘Claim’’), which Claim Notice shall specify the amount of the Claim and identify in reasonable detail the basis for, and include any relevant documentation in support of, the Claim, prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such Claim (i) if such Claim is undisputed, until such Claim is satisfied, or (ii) if such Claim is disputed, until the final resolution of such Claim has occurred, and the amount of such Claim determined or agreed to be valid has been satisfied.

10.2.    Indemnity by Company.    The Company will indemnify, defend and hold Parent and the Surviving Corporation, and their successors and permitted assigns (collectively, the ‘‘Parent Indemnified Persons’’), harmless from, against and with respect to each and every claim, liability, obligation, loss, damage, deficiency, assessment, encumbrance, judgment, cost, expense (including, without limitation, reasonable attorneys’ fees and costs and other expenses incurred by any Parent Indemnified Person in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character (collectively, ‘‘Losses’’), arising out of or resulting from (a) any breach of any representation, warranty, covenant, agreement or certification made by or on behalf of the Company in this Agreement or (b) any Tax Claim (as defined below) (‘‘Parent Losses’’). For all purposes of determining the amount of any Losses under this Article, any such representation or warranty shall be interpreted without giving effect to the word ‘‘materially’’ or ‘‘material,’’ individually or as it appears in the phrase ‘‘Company Material Adverse Effect’’ (or any other qualifications or exceptions based on such terms). The parties hereto agree, and by virtue of each Company Stockholder’s execution and delivery of a Company Stockholders Agreement, the Company Stockholders will agree that except with respect to fraud or willful misconduct, the Company Escrowed Shares shall be available as the sole, exclusive and maximum recourse for the Parent Indemnified Persons with respect to any Parent Losses; provided, however, in no event shall this limit the right of Parent to seek injunctive or other equitable relief to enforce the performance by the Company or the Company Stockholder Representatives of their respective obligations under this Agreement or under the Escrow Agreement.

10.3.    Indemnity by Parent.    Parent will indemnify, defend and hold the Company Stockholders, and their successors and permitted assigns (collectively, the ‘‘Company Indemnified Persons’’ and together with the Parent Indemnified Persons, the ‘‘Indemnified Persons’’), harmless, from, against and with respect to each and every Loss arising out of or resulting from any breach or any representation, warranty, covenant, agreement or certification made by or on behalf of Parent or Merger Sub in this Agreement (‘‘Company Losses’’). For all purposes of determining the amount of any Losses under this Article, any such representation or warranty shall be interpreted without giving effect to the word ‘‘materially’’ or ‘‘material,’’ individually or as it appears in the phrase ‘‘Parent Material Adverse Effect’’ (or any other qualifications or exceptions based on such terms). The parties hereto agree that except with respect to fraud or willful misconduct and except with respect to indemnity claims under the Registration Rights Agreement, the Parent Escrowed Shares shall be available as the sole, exclusive and maximum recourse against Parent with respect to any Company Losses; provided, however, in no event shall this limit the right of the Company to seek injunctive or other equitable relief to enforce the performance by Parent of its obligations under this Agreement or under the Escrow Agreement.

10.4.    Indemnity for Third-Party Claims.    If any suit, investigation, claim or other proceeding is commenced by a third party against any Indemnified Person for which such Indemnified Person would be entitled to defense and indemnity under Section 10.2 or Section 10.3, a Claim Notice shall be given to Parent or the Company Stockholder Representatives, on behalf of the Company Stockholders, as applicable (each, an ‘‘Indemnifying Person’’), as promptly as practicable. The Indemnifying Person shall be relieved of any liability it may have to the Indemnified Person to the extent the Indemnifying Person is materially prejudiced by the failure of the Indemnified Person to promptly deliver such Claim Notice. Following delivery of such Claim Notice, the Indemnified Person shall inform the Indemnifying Person with respect to any significant developments with respect to such claim, suit, action or investigation, and shall answer any reasonable questions the Indemnifying Person or its representatives may have from time to time with respect thereto. In connection with the foregoing, the Indemnifying Person may, within 60 days of receipt of a Claim Notice, notify the Indemnified Person in writing or its election to:

(a)    defend any such suit, investigation, claim or other proceeding in whole or in part by such means as such Indemnifying Person elects, in its sole discretion, and the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof by counsel of the Indemnified Person’s choice at the Indemnified Person’s expense, but the Indemnifying Person shall retain full control of such litigation or procedure and shall have final authority to determine all matters in connection therewith as to any or all claimants, subject, in the case of the payment, compromise or settlement of any such suit, investigation, claim or other proceeding to obtaining the written consent of the Indemnified Person thereto, which consent shall not unreasonably be withheld, conditioned or delayed; or

(b)    turn such contest, in whole or in part, over to the Indemnified Person who shall, at the Indemnifying Person’s expense, assume such contest with counsel of its own choice and the Indemnifying Person shall have the right (but not the obligation) to participate, at its own expense, in the defense thereof by counsel of its own choice, and the Indemnifying Person shall cooperate with and assist the Indemnified Person as reasonably requested by the Indemnified Person in connection with such defense or contest, but the Indemnified Person shall retain control thereof and have final authority to determine all matters in connection therewith), provided, however, no Indemnified Person shall pay, compromise or settle any suit, investigation, claim or other proceeding without the written consent of the Indemnifying Person thereto, which consent shall not unreasonably be withheld, conditioned or delayed.

In the event that, within 60 days of receipt of a Claim Notice, an Indemnifying Person does not notify the Indemnified Person of its election to defend or turn over such claim, then the Indemnifying Person shall be deemed to have turned over such claim to the Indemnified Person, who shall assume such defense in accordance with the provisions of Section 10.4(b).

10.5.    Tax Claims    (a)    For purposes of this Agreement, ‘‘Tax Claim’’ shall mean (i) any action, written notice of sales or use tax assessment, suit, or administrative proceeding (each, a ‘‘Tax Proceeding’’) related to the collection or payment of sales or use taxes by the Company or any of its Subsidiaries by or in a court, authority, agency, commission, official or other instrumentality of the United States or any state or locality thereof pursuant to which the Company, Parent or any of their respective Subsidiaries (each, an ‘‘Affected Company’’ ) has received a written notice on or before the eighteen (18) month anniversary of the Closing Date relating to any activity of the Company or any of its Subsidiaries prior to the Closing Date and specifying a liability for which sales or use taxes are alleged to be due, including any statutory interest and penalties related thereto, (ii) litigation or audit expenses incurred by an Affected Company related to a Tax Proceeding, (iii) any payment made on or before the eighteen (18) month anniversary of the Closing Date of state sales or use taxes relating to any activity of the Company or any of its Subsidiaries prior to the Closing Date other than the activity specified in Section 10.5 of the Company Disclosure Schedule or (iv) any liability recorded on the balance sheet of an Affected Company that remains a liability on the eighteen (18) month anniversary of the Closing Date with respect to the collection or payment of state sales or use taxes relating to any activity of the Company or any of its

Subsidiaries prior to the Closing Date (the ‘‘Tax Liability Amount’’); provided, however, with respect to any Tax Liability Amount, each shall not include amounts paid to third parties, including legal and/or audit expenses, related to Company programs to collect sales taxes following the Closing provided that such Losses do not arise in connection with a Tax Proceeding.

(b)    If there is a Tax Liability Amount, Parent shall deliver to the Company Stockholder Representatives and the Escrow Agent a written notice (the ‘‘Tax Liability Notice’’) specifying the Tax Liability Amount promptly after the determination thereof as set forth in the Escrow Agreement and Parent and the Company Stockholder Representatives shall comply with the provisions of the Escrow Agreement as provided therein.

(c)    If at any time a liability or any portion thereof recorded on the balance sheet of an Affected Company as described in Section 10.5(a)(iv) of this Agreement is removed as a liability without the payment of any amounts thereof (a ‘‘Reversed Liability’’), and Parent has been paid under the Escrow Agreement in respect of such Reversed Liability, Parent shall notify the Company Stockholder Representatives of such Reversed Liability and upon receipt of such notice, the Company Stockholder Representatives shall notify Parent in writing as to (i) the identity of the Company Stockholders as of the date such notice is delivered to Parent and (ii) the wiring instructions for each such Company Stockholder. Within five Business Days of receipt by Parent of such notice, Parent shall deliver to each of such Company Stockholders on a pro rata basis, by wire transfer of immediately available funds, an amount equal to such Reversed Liability.

ARTICLE XI

 Miscellaneous and General

11.1.    Modification or Amendment.    Subject to the provisions of applicable Law, at any time prior to the Effective Time, (a) this Agreement may be amended, modified or supplemented only in writing executed by each of the parties hereto by action of the Board of Directors of each such party (in the case of Parent, approved by the Parent Special Committee), and (b) any provisions herein may be waived only in writing executed by the party or parties against whom such waiver is asserted by action of such party or parties’ Board of Directors (in the case of Parent, approved by the Parent Special Committee), provided that no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation or breach of warranty or covenant.

11.2.    Waiver of Conditions.    The conditions to each of the parties’ obligations to consummate the Merger and the other transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law, in such party’s sole discretion.

11.3.    Definitions.    Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

11.4.    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

11.5.    Governing Law and Venue; Waiver of Jury Trial.    (a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Except as provided in Section 4.3 of this Agreement, the parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5.

11.6.    Notices.    Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile, email or by overnight courier:

If to Parent or Merger Sub:

Movie Star, Inc.
1115 Broadway
New York, NY 10010.
Attention:    Melvin Knigin
Facsimile:    (212) 213-4925

with a copy, which will not constitute notice, to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, New York 10036
Attention:    Scott L. Kaufman
Facsimile:    (212) 401-4772

with a second copy, which will not constitute notice, to:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Attention:    Peter M. Ziemba
Facsimile:    (646) 227-5400

If to the Company:

FOH Holdings, Inc.
6255 Sunset Boulevard, Sixth Floor
Hollywood, CA 90028
Attention:    Linda LoRe
Facsimile:    (323) 464-4219

with a copy, which will not constitute notice, to:

Torys LLP
237 Park Ave.
New York, NY 10017
Attention:    Joris M. Hogan
Facsimile:    (212) 682-0200

c/o Patrick Brennan
Fursa Alternative Strategies LLC
The MetLife Building
200 Park Avenue, 54th Floor
New York, NY 10166
Facsimile:     (212) 922-8955

with a copy, which shall not constitute notice, to:

Torys LLP
237 Park Ave.
New York, NY 10017
Attention:    Joris M. Hogan
Facsimile:    (212) 682-0200

c/o Michael Tokarz
287 Bowman Avenue
Purchase, NY 10577
Facsimile:    (914) 251-1816

with a copy, which shall not constitute notice, to:

Wildman, Harrold, Allen & Dixon LLP
225 W. Wacker Drive,
Suite 3000
Chicago, Illinois 60606
Attention:    John L. Eisel
Facsimile:    (312) 201-2555

or to such other persons or addresses as may be designated in writing by the Person to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by delivery pursuant to one of the other methods described herein); or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

11.7.    Entire Agreement.    This Agreement, together with the schedules, annex, the Transaction Documents and the Confidentiality Agreements constitute (or will constitute, with respect to any Transaction Document that becomes effective after the date hereof) the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

11.8.    No Third Party Beneficiaries.    This Agreement is not intended to, and does not, confer upon any Person other than the parties who are signatories hereto any rights or remedies hereunder.

11.9.    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

11.10.    Interpretation; Absence of Presumption.    (a)    For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms ‘‘ hereof’’, ‘‘herein’’, and ‘‘ herewith’’ and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedules and annexes hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule, and Annex references are to the Articles, Sections, paragraphs, Schedules and Annexes to this Agreement unless otherwise specified, (iii) the word ‘‘including’’ and words of similar import when used in this Agreement shall mean ‘‘including without limitation’’ unless the context otherwise requires or unless otherwise specified, (iv) the word ‘‘knowledge’’ shall mean actual knowledge of a party’s executive officers and all matters and facts of which a party’s executive officers should be aware after reasonable inquiry, (v) the word ‘‘or’’ shall not be exclusive, (vi) provisions shall apply, when appropriate, to successive events and transactions, and (vii) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

(b)    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

11.11.    Assignment.    None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties; provided, however, that Parent may designate, by written notice to the Company, another Subsidiary of Parent to be a constituent corporation in lieu of Merger Sub, whereupon all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties with respect to such other Subsidiary as of the date of such designation. Notwithstanding the foregoing or any other provisions herein, no assignment will relieve any party of its obligations hereunder. Any purported assignment in violation of this Agreement will be void ab initio.

11.12.    Company Stockholder Representatives.

(a)    The Company Stockholders Representatives hereby confirm that each Company Stockholder has constituted and appointed Patrick Brennan and Michael Tokarz (the ‘‘Company Stockholder Representatives’’) as its joint representatives and its true and lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them:

(i)    to, as applicable, act on behalf of each of them with respect to any provisions of this Agreement or any other agreement contemplated hereby; and

(ii)    in general, to, as applicable, do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 11.12.

(b)    Parent and the Escrow Agent shall be entitled to rely upon any document or other paper delivered by the Company Stockholder Representatives as (i) genuine and correct and (ii) having been duly signed or sent by the Company Stockholder Representatives, and neither Parent nor such Escrow Agent shall be liable to any Company Stockholder for any action taken or omitted to be taken by Parent or such Escrow Agent in such reliance.

[Remainder of page intentionally left blank.
Signature pages to follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

MOVIE STAR, INC.

By:	/s/ Saul Pomerantz
Name: Saul Pomerantz Title: Executive Vice President
FOH HOLDINGS, INC.

By:	/s/ Linda LoRe
Name: Linda LoRe Title: Chief Executive Officer
FRED MERGER CORP.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Authorized Officer
Company Stockholder Representatives, solely for purposes of Sections 4.3, 10.4, 10.5 and 11.12

/s/ Patrick Brennan
Patrick Brennan
/s/ Michael Tokarz
Michael Tokarz

ANNEX A

DEFINED TERMS

Terms Section
Acceptable Confidentiality Agreement A-39
Acquisition A-118
Action A-11
Adverse Recommendation Change A-38
Affected Company A-49
Affiliated Group A-18
Affiliate A-70
Aggregate Exercise Price A-146
Agreement 1-1, A-69, A-70, A-117, A-136
AMEX A-6
Antitrust Law A-43
Apparel A-1, A-69, A-125
Arbitrator A-5
Assignment Notice A-146, A-150
Bank Debt Holder A-44
Basic Subscription Privilege A-69, A-70
Benefit Plans A-41
Business Day A-39, A-70, A-136
Capital Shares A-146
Certificate of Merger A-2
Charter Amendment A-2
Claim Notice A-48
Claims A-169
Claim A-48
Cleanup A-19
Closing Date A-2, A-70, A-74
Closing A-2, A-70, A-74
Code A-1
Commission A-70, A-137
Common Stock A-69, A-70, A-117, A-125, A-137, A-146
Company Acquisition Proposal A-43
Company Audited Financial Statements A-43
Company Balance Sheet A-17
Company Benefit Plan A-12
Company Certificate A-3
Company Common Stock A-1
Company Confidentiality Agreement A-41
Company Disclosure Schedule A-7
Company Escrowed Shares A-4
Company Financial Statements A-10
Company Indemnified Persons A-48, A-76
Company IT Systems A-21
Company Leases A-18
Company Losses A-48
Company Major Suppliers A-19
Company Material Adverse Effect A-7, A-48
Company Material Contracts A-11
Company Material Licenses A-9

Terms Section
Company Preferred Stock A-8
Company Representatives A-26
Company Stock Option A-6
Company Stock Plan A-6
Company Stockholder Representatives A-53, A-160
Company Stockholders Agreement A-6, A-70
Company Stockholder A-3
Company Stores and Facilities A-19
Company Supplemental Distribution Shares A-4
Company A-1, A-69, A-70, A-125, A-137, A-146, A-159
Confidentiality Agreements A-41
Contract A-9
Covered Employees A-41
Cutback Registration A-137
Deferral Period A-137
Demand Registration A-125, A-137
DGCL A-1
Effective Period A-137
Effective Registration A-137
Effective Time Shares A-3
Effective Time A-2, A-70
Environmental, Health and Safety Liabilities A-20
Environmental Laws A-20
ERISA Affiliate A-13
ERISA A-12
Escrow Agent A-4
Escrow Agreement A-4, A-70, A-160
Event A-7
Exchange Act A-24, A-70, A-118, A-137
Exchange Ratio A-3
Excluded Party A-37
Exercise Date A-146
Exercise Notice A-147
Exercise Period A-147
Expiration Date A-159
Filing Date A-5
FOH A-117
Fursa Debt Agreement A-161
Fursa Debt Holders A-161
Fursa Debt A-161
Fursa Group A-117, A-125, A-137
Fursa Guarantor Warrants A-70, A-72
Fursa Managed Accounts A-70, A-137, A-159
Fursa A-69, A-70, A-117, A-125, A-137, A-159
GAAP A-10
Governmental Entity A-9
Group A-125, A-137
Guarantor Warrant Shares A-147
Guarantor Warrants A-69, A-117, A-125, A-137
Guarantor Warrant A-146

Terms Section
Guarantors A-146
Hazardous Activity A-20
Hazardous Substances A-20
herein A-53, A-121
hereof A-53, A-121
herewith A-53, A-121
Holder A-146, A-147
HSR Act A-43
including without limitation A-121
including A-53, A-121
Indemnified Party A-137
Indemnified Persons A-48, A-76
Indemnifying Party A-137
Indemnifying Person A-49
Indemnity Claims Committee A-4
Initial Holder A-146
Initiating Holder A-137
Inspectors A-132, A-137
Intellectual Property A-13
Investments A-1, A-69, A-125, A-137
Investors A-125, A-137
Investor A-125
JAMS A-5
knowledge A-53
Law A-9
Licenses A-9
Lien A-9
Losses A-48, A-70, A-134, A-137
Managing Underwriter A-137
Mellon HBV Group A-1
Merger Agreement A-69, A-70, A-117, A-125, A-138, A-159
Merger Closing A-70, A-72
Merger Consideration A-3
Merger Shares A-69, A-70, A-117, A-125
Merger Sub A-1, A-117, A-159
Merger A-1, A-69, A-70, A-117, A-125, A-138, A-159
NASD A-138
Notice of Piggyback Registration A-128, A-138
Occupational Safety and Health Law A-20
Order A-20
Ordinary Course of Business A-18
or A-53, A-121
Parent Acquisition Agreement A-38
Parent Acquisition Proposal A-39
Parent Audit Date A-25
Parent Balance Sheet A-31
Parent Benefit Plan A-27
Parent By-laws A-2
Parent Certificate A-4
Parent Charter A-2

Terms Section
Parent Common Stock A-1
Parent Disclosure Schedule A-22, A-138
Parent Escrowed Shares A-4
Parent Facilities A-33
Parent Indemnified Persons A-48
Parent Independent Directors A-118
Parent IT Systems A-33
Parent Leases A-32
Parent Losses A-48
Parent Major Suppliers A-32
Parent Material Adverse Effect A-22
Parent Material Contracts A-26
Parent Material Licenses A-24
Parent Reports A-24
Parent Representatives A-37
Parent Special Committee A-38
Parent Stock Option A-22
Parent Stock Plans A-22
Parent Stockholder Approval A-40
Parent A-1, A-117, A-159
Parties A-117
Party A-117
Permitted Alternative Agreement A-47
Permitted Assignee A-138, A-141
persons A-118
Person A-6, A-70
person A-118
Person A-138, A-147
Piggyback Registration A-138
Post-Merger Directors A-119
Preferred Stock Conversion Shares A-69, A-70, A-117, A-125, A-138
Preferred Stock Shares A-69, A-70, A-117, A-125, A-138
Preferred Stock A-40, A-161
Prospectus A-70
Proxy Statement A-12, A-70
Public Offering A-138
Purchase Notice A-71, A-72
Purchase Price A-71, A-72
Record Date A-71
Records A-132, A-138
Registrable Securities A-138
Registration Expenses A-138
Registration Rights Agreement A-46, A-69, A-71, A-147
Registration Statement A-12
Releasees A-169
Release A-20
Representatives A-160
Requesting Holders A-139
Rights Agent A-71, A-75
Rights Offering Effective Date A-71

Terms Section
Rights Offering Expiration Date A-71
Rights Offering Registration Statement A-71, A-74
Rights Offering A-1, A-69, A-71, A-117, A-125, A-139
Rights Shares A-69, A-71, A-139
Rights A-69, A-71, A-139
Rule 144 A-139
Satisfaction Notice A-71, A-72
Securities Act A-6, A-71, A-119, A-139, A-147
Securities A-71
SEC A-23, A-118
Selling Period A-139
Shareholders Agreement A-45, A-71, A-139
Shareholders A-117
Shareholder A-117
Shares A-159
Special Counsel A-139
Standby Indemnified Persons A-75
Standby Purchase Agreement A-1, A-117, A-125, A-139, A-146
Standby Purchasers A-45, A-69, A-117, A-125
Standby Purchaser A-69, A-71
Standstill Period A-118
Stockholders Meeting A-40
Stockholders A-159
Stockholder A-159
Subscription Price A-69, A-71
Subsidiary A-7
Superior Proposal A-39
Surviving Corporation By-laws A-2
Surviving Corporation Charter A-2
Surviving Corporation A-1
Tax Claim A-49
Tax Liability Amount A-50
Tax Liability Notice A-50
Tax Proceeding A-49
Tax Return A-18
Taxes A-18
Tax A-18
Term Sheet A-69, A-71
Termination Date A-46
TI A-159
Trademarks A-14
Trading Day A-147
Transaction Documents A-9
Transfer A-119, A-159
TTG Group A-125, A-139
TTG Guarantor Warrants A-71, A-72
TTG A-1, A-69, A-71, A-125
Unsubscribed Shares Backstop A-71, A-72
Unsubscribed Shares A-1, A-71, A-117, A-125, A-139
Voting Agreement A-1

Terms Section
Warrant Shares A-69, A-71, A-117, A-125, A-139
Warrants A-46
Web Sites A-14

Exhibit A

Voting AGREEMENT

This VOTING AGREEMENT (this ‘‘Agreement’’) is made and entered into as of December 18, 2006 between Movie Star, Inc., a New York corporation (‘‘Parent’’) and the undersigned stockholder (the ‘‘Stockholder’’) of Parent. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of the date hereof by and among Parent, Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (‘‘Merger Sub’’), and FOH Holdings, Inc., a Delaware corporation (the ‘‘Company’’) (such agreement as it may be amended is hereinafter referred to as the ‘‘Merger Agreement’’), Parent has agreed to acquire the outstanding securities of the Company pursuant to a merger of Merger Sub with and into the Company (the ‘‘Merger’’) in which each outstanding share of common stock of the Company will be converted into shares of common stock of Parent (the ‘‘Parent Shares’’) at the exchange ratio set forth in the Merger Agreement; and

WHEREAS, the Stockholder is the registered and beneficial owner of such number of shares of the outstanding Parent Shares as is indicated on the signature page of this Agreement (the ‘‘Shares’’).

NOW, THEREFORE, the parties agree as follows:

1.    Shares.

1.1    Ownership of Shares.    The Stockholder represents and warrants to Parent that: (i) the Stockholder is (and will be until the Expiration Date, unless Transferred (as defined below) pursuant to Section 1.3) the beneficial owner of the Shares, with full and sole power to vote or direct the voting of all Shares; (ii) the Shares constitute the Stockholder’s entire interest in the outstanding capital stock and voting securities of Parent; and (iii) the Shares are held by the Stockholder free and clear of any Liens. A person shall be deemed to have effected a ‘‘Transfer’’ of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein As used herein, the term ‘‘Expiration Date’’ shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

1.2    New Shares.    The Stockholder agrees that any shares of capital stock or voting securities of Parent that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (‘‘New Shares’’) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares for so long as they are held by the Stockholder.

1.3    No Transfers of Shares.    The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares without the prior written consent of Parent, provided that, notwithstanding the foregoing, the Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of the Stockholder’s immediate family, to a trust for the benefit of the Stockholder and/or any member of the Stockholder’s immediate family, any of the Stockholder’s Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), any wholly-owned subsidiary of the Stockholder or any other person managed fund or managed client account over which such Stockholder exercises investment authority, including without limitation, with respect to voting and dispositive rights; provided, that each such transferee shall have (i) executed a counterpart of this Agreement, a proxy in the form attached hereto as Exhibit I and the

Shareholders Agreement (with such modifications as Parent may reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. For purposes of this Agreement, ‘‘immediate family’’ means the Stockholder’s spouse, parents, siblings, children or grandchildren.

1.4    No Transfer of Voting Rights.    The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Shares (other than, in each case, this Agreement and the Proxy (as defined in Section 3)).

2.    Agreement to Vote Shares.    Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Parent with respect to any of the following, the Stockholder shall vote the Shares and any New Shares, in each case as to which the Stockholder then has voting control, in favor of the transactions contemplated by the Merger Agreement, including, without limitation, approval of the issuance of Parent Shares in connection with the Merger and pursuant to the Rights Offering and in favor of the Parent Charter Amendment.

3.    Irrevocable Proxy.    The Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the ‘‘Proxy’’), such Proxy to cover the Shares and all New Shares in respect of which the Stockholder is entitled to vote at each meeting of the stockholders of Parent and held by Stockholder as of the record date for such meeting (including, without limitation, each written consent in lieu of a meeting) solely for purposes of voting such shares in favor of the matters specified in Section 2 of this Agreement; PROVIDED, THAT, such proxy shall only survive until the Expiration Date. In the event that the Stockholder is unable to provide any such Proxy in a timely manner, the Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of the Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of the Stockholder. Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

4.    Representations, Warranties and Covenants of Stockholder.    The Stockholder further represents, warrants and covenants to Parent as follows:

(a)    The Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application. Except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application, the execution and delivery of this Agreement by the Stockholder does not, and the performance of the Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares or New Shares are or will be bound or affected.

(b)    The Stockholder understands and agrees that if the Stockholder attempts to vote or provide any other person with the authority to vote any of the Shares held by the Stockholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Parent shall not, and the Stockholder hereby unconditionally and irrevocably instructs Parent to not record such vote unless and until the Stockholder shall have complied with the terms of this Agreement.

5.    Additional Documents.    The Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

6.    Intentionally Omitted.

7.    Termination.    This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

8.    Confidentiality.    The Stockholder agrees (i) to hold any information regarding this Agreement and the transactions contemplated by the Merger Agreement in strict confidence, and (ii) not to divulge any such information to any third person, except as required by law or legal process or to the extent any of the same is hereafter publicly disclosed by Parent.

9.    Miscellaneous.

9.1    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.2    Binding Effect and Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto ay be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind the Stockholder solely as a securityholder of Parent only with respect to the specific matters set forth herein.

9.3    Amendment and Modification.    This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

9.4    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

9.5    Notices.    All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

(a)    If to the Stockholder, at the address set forth below the Stockholder’s signature at the end hereof.

(b)    if to Parent, to:

If to Parent or Merger Sub:

Movie Star, Inc.
1115 Broadway
New York, NY 10010.
Attention:    Melvin Knigin
Facsimile:    (212) 213-4925

with a copy, which will not constitute notice, to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, New York 10036
Attention:    Scott L. Kaufman
Facsimile:    (212) 401-4772

With a second copy, which will not constitute notice, to:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Attention:    Peter M. Ziemba
Facsimile:    (646) 227-5400

or to such other address as any party hereto may designate for itself by notice given as herein provided.

9.6    Governing Law and Venue; Waiver of Jury Trial.    (a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

9.7    Entire Agreement.    This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

9.8    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

9.9    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

MOVIE STAR, INC.		STOCKHOLDER
By:	/s/ Saul Pomerantz	/s/ Michael Tokarz
	Name: Saul Pomerantz	(Signature)
Title: Executive Vice President

(Signature of Spouse)
TTG Apparel, LLC
(Print Name of Stockholder)
c/o Tokarz Investments
287 Bowman Ave.
(Print Street Address)
Purchase, NY 10577
(Print City, State and Zip)

(Print Telephone Number)

(Social Security or Tax I.D. Number)

Total Number of Shares of Parent Common Stock owned on the date hereof: 3,532,644

SIGNATURE PAGE TO VOTING AGREEMENT

EXHIBIT I

IRREVOCABLE PROXY

TO VOTE STOCK OF

MOVIE STAR, INC.

The undersigned stockholder of Movie Star, Inc., a New York corporation (‘‘Parent’’), hereby irrevocably (to the full extent permitted by the New York Business Corporation Law) appoints the members of the Board of Directors of Parent, and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the ‘‘Shares’’) in accordance with the terms of this Irrevocable Proxy. The proxy granted hereunder shall be solely for the purpose of voting the Shares in favor of approval and the transactions contemplated by the Merger Agreement (as defined below), including, without limitation, approval of the issuance of Parent Shares in connection with the Merger and pursuant to the Rights Offering and in favor of the Parent Charter Amendment (as such terms are defined in the Merger Agreement)(the ‘‘Parent Stockholder Matters’’), PROVIDED, THAT, such proxy shall only survive until the Expiration Date (as defined below). The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable (to the extent provided in the New York Business Corporation Law), is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the ‘‘Merger Agreement’’) by and among Parent, Fred Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (‘‘Merger Sub’’), and FOH Holdings, Inc., a Delaware corporation (the ‘‘Company’’) which Merger Agreement provides for the merger of Merger Sub with and into Company (the ‘‘Merger’’). As used herein, the term ‘‘Expiration Date’’ shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the termination of the Merger Agreement in accordance with the terms thereof.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting in favor of the Parent Stockholder Matters.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: December 18, 2006
/s/ Michael Tokarz
(Signature of Stockholder)
Michael Tokarz
(Print Name of Stockholder)
Shares beneficially owned:
3,532,644 shares of Parent Common Stock

Exhibit B

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this ‘‘Agreement’’) dated as of December 18, 2006 by and among Movie Star, Inc., a New York corporation (the ‘‘Company’’), Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC) (‘‘Fursa’’), a Delaware limited liability company, the Fursa Managed Accounts (hereinafter defined), TTG Apparel, LLC, a Delaware limited liability company (‘‘Apparel’’), and Tokarz Investments, LLC, a Delaware limited liability company (‘‘Investments,’’ and together with Apparel, ‘‘TTG’’) (TTG and the Fursa Managed Accounts are hereafter collectively referred to as the ‘‘Standby Purchasers’’, and individually, as a ‘‘Standby Purchaser’’).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger and Reorganization dated as of the date hereof by and among the Company and the other parties thereto (the ‘‘Merger Agreement’’) providing for the merger (the ‘‘Merger’’) of a wholly-owned subsidiary of the Company with FOH Holdings, Inc., a Delaware corporation;

WHEREAS, pursuant to the Merger Agreement, the Company will issue to the Fursa Managed Accounts and Investments shares (the ‘‘Merger Shares’’) of its common stock (the ‘‘Common Stock’’);

WHEREAS, pursuant to the Merger Agreement, the Company will issue to Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Master Rediscovered Opportunities Fund L.P.), a Delaware limited partnership, and Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company, shares of its Series A 7.5% Convertible Preferred Stock (the ‘‘Preferred Stock Shares’’), convertible to Common Stock (such shares of Common Stock issuable upon any conversion, the ‘‘Preferred Stock Conversion Shares’’);

WHEREAS, in connection with the Merger, the Company is proposing, as soon as practicable after the Rights Offering Effective Date and the date of mailing of the Proxy Statement (each as defined herein), to distribute to holders of Common Stock of record as of the close of business on the Record Date (as defined herein), non-transferable rights (the ‘‘Rights’’) to subscribe for and purchase additional shares of Common Stock (the ‘‘Rights Shares’’) at a subscription price (the ‘‘Subscription Price’’) in accordance with the term sheet attached hereto as Exhibit A (such term sheet, the ‘‘Term Sheet’’ and such offering, the ‘‘Rights Offering’’);

WHEREAS, pursuant to the Rights Offering, stockholders of record will receive the number of Rights for each share of Common Stock held by them as of the Record Date as set forth in the Term Sheet, and each Right will entitle the holder to purchase the number of Rights Shares as determined pursuant to the Term Sheet at the Subscription Price (the ‘‘Basic Subscription Privilege’’);

WHEREAS, the Company has requested the Standby Purchasers to agree to purchase from the Company upon expiration of the Rights Offering, and the Standby Purchasers are willing, subject to the terms and conditions set forth herein, to so purchase the specified number of Rights Shares set forth herein, at the Subscription Price, to the extent such Rights Shares are not purchased by stockholders pursuant to the exercise of Rights;

WHEREAS, solely in order to further induce the Standby Purchasers to enter into this Agreement and as compensation to the Standby Purchasers for their commitments hereunder, the Company has agreed to grant to the Standby Purchasers (including any of their permitted assignees) warrants (the ‘‘Guarantor Warrants’’) representing the right to purchase additional shares of Common Stock (the ‘‘Warrant Shares’’) pursuant to this Agreement, which Guarantor Warrants shall be substantially in the form attached hereto as Exhibit B; and

WHEREAS, in order to further induce the Standby Purchasers to enter into this Agreement, the Company has agreed to grant the Standby Purchasers (including any of their permitted assignees) registration rights with respect to the Securities (as defined herein) purchased by them pursuant to this Agreement pursuant to a registration rights agreement substantially in the form attached hereto as Exhibit C (the ‘‘Registration Rights Agreement’’);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Certain Other Definitions.    The following terms used herein shall have the meanings set forth below:

‘‘Affiliate’’ shall have the meaning set forth in the Merger Agreement.

‘‘Agreement’’ shall have the meaning set forth in the preamble hereof.

‘‘Basic Subscription Privilege’’ shall have the meaning set forth in the recitals hereof.

‘‘Business Day’’ shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

‘‘Closing’’ shall have the meaning set forth in Section 6.

‘‘Closing Date’’ shall have the meaning set forth in Section 6.

‘‘Commission’’ shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

‘‘Common Stock’’ shall have the meaning set forth in the recitals hereof.

‘‘Company’’ shall have the meaning set forth in the preamble hereof.

‘‘Company Stockholders Agreement’’ shall have the meaning set forth in the Merger Agreement.

‘‘Effective Time’’ shall have the meaning set forth in the Merger Agreement.

‘‘Escrow Agreement’’ shall have the meaning set forth in the Merger Agreement.

‘‘Exchange Act’’ shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

‘‘Fursa’’ shall have the meaning set forth in the preamble hereof.

‘‘Fursa Guarantor Warrants’’ shall have the meaning set forth in Section 3(a).

‘‘Fursa Managed Accounts’’ shall mean certain funds and accounts affiliated with, managed by, or over which Fursa or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, set forth on Schedule 1 and are parties hereto or such funds and accounts to which proper assignments have been made pursuant to Section 16 herein.

‘‘Losses’’ shall have the meaning set forth in Section 11(a).

‘‘Merger’’ shall have the meaning set forth in the recitals hereof.

‘‘Merger Agreement’’ shall have the meaning set forth in the recitals hereof.

‘‘Merger Closing’’ shall have the meaning set forth in Section 2(d).

‘‘Merger Shares’’ shall have the meaning set forth in the recitals hereof.

‘‘Person’’ shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

‘‘Preferred Stock Conversion Shares’’ shall have the meaning set forth in the recitals hereof.

‘‘Preferred Stock Shares’’ shall have the meaning set forth in the recitals hereof.

‘‘Prospectus’’ shall mean a prospectus, as defined in Section 2(10) of the Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the securities covered thereby.

‘‘Proxy Statement’’ shall mean a definitive proxy statement filed with the Commission relating to the Merger, the Rights Offering and the transactions contemplated thereunder, together with all amendments, supplements and exhibits thereto.

‘‘Purchase Notice’’ shall have the meaning set forth in Section 2(c).

‘‘Purchase Price’’ shall have the meaning set forth in Section 2(c).

‘‘Record Date’’ shall be the date which is two (2) Business Days prior to the date of mailing of the Proxy Statement.

‘‘Registration Rights Agreement’’ shall have the meaning set forth in the recitals hereof.

‘‘Rights’’ shall have the meaning set forth in the recitals hereof.

‘‘Rights Agent’’ shall have the meaning set forth in Section 8(a).

‘‘Rights Offering’’ shall have the meaning set forth in the recitals hereof.

‘‘Rights Offering Effective Date’’ shall mean the date on which the subscription under the Rights Offering commences.

‘‘Rights Offering Expiration Date’’ shall mean the date on which the subscription period under the Rights Offering expires.

‘‘Rights Offering Registration Statement’’ shall mean the Company’s Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and underlying shares of Common Stock will be registered pursuant to the Securities Act.

‘‘Rights Shares’’ shall have the meaning set forth in the recitals hereof.

‘‘Satisfaction Notice’’ shall have the meaning set forth in Section 2(c).

‘‘Securities’’ shall mean (i) the Merger Shares, the Guarantor Warrants, the Warrant Shares, the Preferred Stock Shares and the Preferred Stock Conversion Shares and (ii) those of the Unsubscribed Shares that are acquired by the Standby Purchasers in accordance with Section 2 as the case may be.

‘‘Securities Act’’ shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

‘‘Shareholders Agreement’’ shall have the meaning set forth in the Merger Agreement.

‘‘Standby Purchaser’’ shall have the meaning set forth in the preamble hereof.

‘‘Subscription Price’’ shall have the meaning set forth in the recitals hereof.

‘‘Term Sheet’’ shall have the meaning set forth in the recitals hereof.

‘‘TTG’’ shall have the meaning set forth in the preamble hereof.

‘‘TTG Guarantor Warrants’’ shall have the meaning set forth in Section 3(b).

‘‘Unsubscribed Shares’’ shall have the meaning set forth in Section 2(b).

‘‘Unsubscribed Shares Backstop’’ shall have the meaning set forth in Section 2(b).

‘‘Warrant Shares’’ shall have the meaning set forth in the recitals hereof.

Section 2.    Standby Purchase Commitment.

(a)    TTG hereby agrees that it shall not, and shall cause its Affiliates not to purchase from the Company any of the Rights Shares that will be available for purchase by TTG and/or any of its Affiliates pursuant to its Basic Subscription Privilege.

(b)    If and to the extent that Rights Shares are not purchased by the Company’s stockholders pursuant to the exercise of Rights (such shares that are not purchased, the ‘‘Unsubscribed Shares’’), the Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, the Unsubscribed Shares, provided, however, that in no event shall the Standby Purchasers be obligated to purchase a number of Unsubscribed Shares which exceeds a number equal to the quotient of Twenty Million and No/100

Dollars ($20,000,000) divided by the Subscription Price (such aggregate maximum number of shares, the ‘‘Unsubscribed Shares Backstop’’). It is acknowledged and agreed that, if and to the extent the Standby Purchasers are required to purchase Unsubscribed Shares pursuant to this subsection (b), TTG shall purchase fifty percent (50%) of the Unsubscribed Shares and the Fursa Managed Accounts shall, on a several but not on a joint and several basis purchase the other fifty percent (50%) of the Unsubscribed Shares, pro rata based on the ownership of the Company Common Stock (as defined in the Merger Agreement) owned by each such Fursa Managed Account as of the Record Date, up to an amount which in the aggregate shall not exceed the Unsubscribed Shares Backstop.

(c)    The next Business Day after the Rights Offering Expiration Date, the Company shall deliver to each of the Standby Purchasers a written certification by an executive officer of the Company of either (i) the number of Unsubscribed Shares and the aggregate purchase price (the ‘‘Purchase Price’’) thereof (a ‘‘Purchase Notice’’) or (ii) in the absence of any Unsubscribed Shares, of the fact that there are no Unsubscribed Shares and that the commitment to subscribe for Unsubscribed Shares is terminated (a ‘‘Satisfaction Notice’’).

(d)    Provided that a Purchase Notice has been delivered to each of the Standby Purchasers, on the day of the consummation of the transactions contemplated by the Merger Agreement (the ‘‘Merger Closing’’), each Standby Purchaser shall deliver to the Company by wire transfer of immediately available funds, the Purchase Price for the applicable number of Unsubscribed Shares that such Standby Purchaser is obligated to purchase pursuant to Section 2(b).

(e)    Notwithstanding anything else contained in this Agreement, and except as it may be required in connection with the execution, delivery and performance of this Agreement, the Shareholders Agreement, the Merger Agreement and the transactions contemplated thereby, Fursa, the Fursa Managed Accounts and TTG shall not take any action that would require them to collectively file a Schedule 13D as a result of forming a ‘‘group’’ pursuant to Rule 13d-5(b)(l) of the Exchange Act).

Section 3.    Guarantor Warrants.

(a)    Fursa.    Upon the Closing of the transactions contemplated hereby, the Company shall issue Guarantor Warrants to the Fursa Managed Accounts representing collectively, the right to purchase a number of additional shares of Common Stock equal to 5.25% of the number of shares of Common Stock to be offered in the Rights Offering pro rata based on their ownership on the Record Date or as the Fursa Managed Accounts may otherwise direct the Company in writing, which Guarantor Warrants shall be substantially in the form attached hereto as Exhibit B (the ‘‘Fursa Guarantor Warrants’’).

(b)    TTG.    Upon the Closing of the transactions contemplated hereby, the Company shall issue to TTG Guarantor Warrants representing the right to purchase a number of additional shares of Common Stock equal to 5.25% of the number of shares of Common Stock to be offered in the Rights Offering, which Guarantor Warrants shall be substantially in the form attached hereto as Exhibit B (the ‘‘TTG Guarantor Warrants’’).

Section 4.    Representations and Warranties of the Company.    The Company represents and warrants to the Standby Purchasers as follows:

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)    This Agreement has been duly and validly authorized, executed and delivered by the Company and, subject to approval by the Company’s stockholders, constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)    The authorized capital of the Company consists of (A) 30,000,000 shares of Common Stock, of which, (B) 15,792,787 shares were issued and outstanding, as of the date hereof. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.

(d)    Subject to the approval of the Company’s stockholders, all of the Securities and Rights Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or Rights Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Incorporation, as amended, the Company’s bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

Section 5.    Representations and Warranties of Fursa and the Standby Purchasers.    Except for the representations and warranties set forth in Section 5(g), which shall be given by Fursa and the Fursa Managed Accounts, only, Fursa and each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as follows:

(a)    Such Person is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)    This Agreement has been duly and validly authorized, executed and delivered by such Person and constitutes a binding obligation of such Person enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)    Such Standby Purchaser is an ‘‘accredited investor’’ within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (other than in accordance with Section 2(b) and Section 16) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and such Standby Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and is capable of bearing the economic risks of such investment.

(d)    The Standby Purchasers are not ‘‘affiliates’’ (within the meaning of Rule 405 of the Securities Act) of one another, are not acting in concert and are not members of a ‘‘group’’ (within the meaning of Section 13(d)(3) of the Exchange Act) and except as set forth in, as applicable, this Agreement, the Shareholders Agreement, the Merger Agreement and the agreements executed and delivered in connection therewith, have no current intention to act in the future in a manner that would make them members of such a group.

(e)    Such Person understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, the Standby Purchasers, as the case may be, shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(f)    Each Standby Purchaser has and will have prior to the Merger Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to deliver to the Company the Purchase Price for the applicable number of Unsubscribed Shares that such Standby Purchaser is obligated to purchase pursuant to Section 2(b) of this Agreement.

(g)    Fursa is, and during the effectiveness of the agreements set forth in this Section 5(g) will be, duly authorized to act for and on behalf of each of the Fursa Managed Accounts regarding the subject matter of this Agreement, the Merger Agreement, the Registration Rights Agreement, the Company Stockholders Agreement, the Shareholders Agreement and the Escrow Agreement and has and shall have the authority to bind the Fursa Managed Accounts and their permitted transferees and assignees at all times.

Section 6.    Closing.    Unless this Agreement is terminated pursuant to Section 11 hereof, the closing (the ‘‘Closing’’) shall take place at the offices of Cooley Godward Kronish LLP, 1114 Avenue of the Americas, New York, New York, 10036, at 10 AM, New York City time, immediately following the Effective Time of the Merger or such other date, time and place as shall be agreed by the Standby Purchasers and the Company the (‘‘Closing Date’’).

Section 7.    Deliveries at Closing.

(a)    At the Closing, each Standby Purchaser shall deliver to the Company by wire transfer of immediately available funds, the Purchase Price for the applicable number of Unsubscribed Shares that such Standby Purchaser is obligated to purchase pursuant to Section 2(b) of this Agreement.

(b)    At the Closing, the Company shall deliver the following:

(i)    To each Standby Purchaser, as directed by such Standby Purchaser, a certificate or certificates representing the number of shares of Common Stock issued to such Standby Purchaser pursuant to Section 2 in respect of the applicable number of Unsubscribed Shares that such Standby Purchaser is obligated to purchase hereunder.

(ii)    To the Fursa Managed Accounts, as directed by Fursa, the Fursa Guarantor Warrants; and

(iii)    To TTG, the TTG Guarantor Warrants.

Section 8.    Covenants.

(a)    Covenants.    The Company agrees as follows between the date hereof and the Closing Date:

(i)    As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (A) the time when the Rights Offering registration statement (the ‘‘Rights Offering Registration Statement’’) or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Rights Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(ii)    To notify, or to cause the rights agent for the Rights Offering (the ‘‘Rights Agent’’) to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by any Standby Purchaser, the Standby Purchasers of the aggregate number of Rights known by the Company or the Rights Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(iii)    Subject to the necessary approvals of the shareholders of the Company’s Common Stock, upon the consummation of the Merger Closing, the Company shall have sufficient shares reserved for the issuance of: (A) the Merger Shares, (B) the Rights Shares, (C) the Warrant Shares, (D) the Preferred Stock Shares, and (E) the Preferred Stock Conversion Shares.

Section 9.    Condition to Closing.    The obligations of each of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the Merger Closing having occurred.

Section 10.    Restrictive Legends.    The Standby Purchasers understand and agree that the Securities will bear the legends substantially similar to the legends set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and any of the Standby Purchasers . The legends may be removed in accordance with the terms and procedures set forth in the Shareholders Agreement.

(a)    ‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.’’ (THE ‘‘SECURITIES ACT’’) OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

(b)    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT WITH THE COMPANY, DATED AS OF         , 2007, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY

Section 11.    Indemnification and Contribution.

(a)    Indemnification by the Company.    The Company shall indemnify and hold harmless the Standby Purchasers and their respective permitted transferees and permitted assignees, each of their respective directors and officers and each other Person, if any, who controls the Standby Purchasers, their permitted assignees or their permitted transferees within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the ‘‘Standby Indemnified Persons’’), against any losses, claims, damages or liabilities, joint or several (together ‘‘Losses’’), to which any of the Standby Indemnified Persons may become subject (i) as a result of any breach by the Company of any of its representations, warranties or covenants contained herein or in any certificate delivered hereunder (ii) under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement filed by the Company in connection with the Rights Offering, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such Loss; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such Loss arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Standby

Indemnified Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities or Rights Shares by such Standby Indemnified Persons.

(b)    Indemnification by each Standby Purchaser.    Each Standby Purchaser by acceptance thereof, severally, and not jointly, agree to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the ‘‘Company Indemnified Persons,’’ and together with the Standby Indemnified Persons, the ‘‘Indemnified Persons’’) against any Losses, to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by such Standby Purchaser of any of its representations, warranties or covenants contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon information provided to the Company by such Standby Purchaser specifically for use in any registration statement filed in connection with the Rights Offering, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

(c)    Notice of Claims, etc.    Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)    Contribution.    (i)    If the indemnification provided for in this Section 11 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 12.    Termination.    This Agreement may be terminated at any time prior to the Closing Date, by the Company on the one hand or either of the Standby Purchasers on the other hand by written notice to the other parties hereto:

(i)    If there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party; or

(ii)    Upon the termination of the Merger Agreement in accordance with Article X thereof.

Section 13.    Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 12 hereof, this Agreement (other than Section 12 (Termination), Section 13 (Effect of Termination), Section 15 (Notices) and Section 18 (Governing Law and Venue; Waiver of Jury Trial) which shall remain in full force and effect) shall forthwith become null and void and no Party hereto shall have any liability or further obligation to any other Party hereto under this Agreement, except as provided in this Section 13; provided, however, that the termination of this Agreement pursuant to Section 13 hereof shall not relieve any Party for liability for breach of this Agreement of limit or restrict any of the other Party’s remedies in respect of such applicable breach. In addition, in the event of the termination of this Agreement pursuant to Section 12, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall return to each Standby Purchaser their respective Escrow Amounts, in the event it was previously deposited with the Escrow Agent.

Section 14.    Survival.    The representations and warranties of the Company and each of the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 15.    Notices.    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

(a)    if to Fursa or any Fursa Managed Account, at:

Fursa Alternative Strategies LLC
The MetLife Building
200 Park Avenue, 54th Floor
New York, NY 10166
Attention:    Patrick Brennan
Facsimile:    (212) 922-8955

with a copy, which shall not constitute notice, to:

Torys LLP
237 Park Avenue
New York, New York 10017
Attention:    Joris M. Hogan
Facsimile:    (212) 682-0200

(b)	if to TTG, at: Tokarz Investments, LLC 287 Bowman Avenue Purchase, NY 10577 Attention: Michael Tokarz Facsimile: (914) 251-1816

with a copy, which shall not constitute notice, to:

Wildman, Harrold, Allen & Dixon LLP
225 W. Wacker Drive,
Suite 3000
Chicago, Illinois 60606
Attention:    John L. Eisel
Facsimile:    (312) 201-2555

(c)	if to the Company, at:

Movie Star, Inc.
1115 Broadway
New York, NY 10010.
Attention:    Melvin Knigin
Facsimile:    (212) 213-4925

with a copy, which shall not constitute notice, to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, New York 10036
Attention:    Scott L. Kaufman
Facsimile:    (212) 401-4772

with a second copy, which shall not constitute notice, to:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, NY 10174
Attention:    Peter M. Ziemba
Facsimile:    (646) 227-5400

Either party hereto may from time to time change its address or facsimile number for notices under this Section 15 by giving at least ten (10) days’ prior written notice of such changed address or facsimile number to the other party hereto. If notice is given pursuant to this Section 15 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 16.    Assignment.    This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith. This Agreement, or the Standby Purchasers’ obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by either Standby Purchaser to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser or to any other Person, managed fund or managed client account over which such Standby Purchaser or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided, that any such assignee shall, as a condition to the effectiveness of any such assignment, assume within five Business Days of any such assignment, the obligations of such Standby Purchaser hereunder and agree in writing to be bound by the terms of this Agreement in the same manner as such Standby Purchaser, as the case may be. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Standby Purchaser of its obligations hereunder.

Section 17.    Entire Agreement.    This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the Securities and the Rights Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 18.    Governing Law And Venue; Waiver Of Jury Trial.    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

(a)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

Section 19.    Severability.    If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 20.    Extension or Modification of Rights Offering.    Without the prior written consent of the Standby Purchasers, the Company may (i) waive irregularities in the manner of exercise of the Rights, and

(ii) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

Section 21.    Specific Performance.    The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that therefore the Parties shall be entitled to seek specific performance of the terms of this Agreement in addition to any other remedy at law or equity, without the necessity of proving irreparable harm or posting bond or other security.

Section 22.    Miscellaneous.

(a)    The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement.

(b)    The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)    This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MOVIE STAR, INC.

By:	/s/ Saul Pomerantz
Name: Saul Pomerantz Title: Executive Vice President
FURSA ALTERNATIVE STRATEGIES LLC

By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer
FURSA REDISCOVERED OPPORTUNITIES FUND L.P.

By:	FURSA ADVISORS LLC, its sole general partner

By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer
FURSA GLOBAL EVENT DRIVEN FUND L.P.

By:	FURSA ADVISORS LLC, its sole general partner

By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer
FURSA CAPITAL PARTNERS LP

By:	FURSA ADVISORS LLC, its sole general partner

By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

BLACKFRIARS MASTER VEHICLE LLC

By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer
AXIS RDO LTD.

By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer
TTG APPAREL, LLC

By:	/s/ Michael Tokarz
Name: Michael Tokarz Title: Manager
TOKARZ INVESTMENTS, LLC

By:	/s/ Michael Tokarz
Name: Michael Tokarz Title: Manager

EXHIBIT a

 Rights Offering Term Sheet

Securities Offered	Rights to purchase an aggregate of $20 million of new shares of Movie Star, Inc. Common Stock (collectively, the ‘‘New Shares’’) will be offered to Movie Star, Inc.’s shareholders (hereinafter referred to as the ‘‘Holders’’). Holders will be entitled to receive one Right per share held by them as of the Rights Record Date. Each Right will be exercisable for the purchase of that number of shares of Movie Star, Inc. Common Stock described below under the Basic Subscription Privilege.

Subscription Price	The product of 0.85 and the average closing price of Movie Star, Inc. shares during the twenty trading days immediately preceding the Rights Record Date.

Subscription Period	For 30 days ending two business days prior to closing of the Merger or as otherwise agreed by FOH Holdings, Inc. and Movie Star, Inc.

Rights Record Date	TBD.

Basic Subscription Privilege	Each Right will entitle the Holder thereof to subscribe for and purchase at the Subscription Price a number of shares of Movie Star, Inc. Common Stock equal to the following:

D

N = S

O

Where:	N is: The number of shares of Movie Star, Inc. Common Stock per Right,

D is: $20,000,000,

S is: The Subscription Price,

O is: The total number of shares of Movie Star, Inc. Common Stock outstanding (as adjusted to the date of the calculation),

provided, however, that no Holder shall be entitled to subscribe for New Shares which would result in that Holder owning more than 4.9% of the total outstanding shares of Movie Star, Inc. Common Stock. There will be no fractional shares or cash payment for fractional shares.

Oversubscription Privilege	Holders who exercise their Rights in full will have the right to oversubscribe for and purchase at the Subscription Price an additional number of whole shares of Movie Star, Inc. Common Stock in an amount not exceeding, in the aggregate, the number of unexercised Rights as of the Expiration Time, on a pro rata basis; provided, however, that no Holder shall be entitled to subscribe for New Shares which would result in that holder owning more than 4.9% of the total outstanding shares of Movie Star, Inc. Common Stock.

Transfer of Rights	The Rights shall be non-transferable.

Backstop	FOH Holdings, Inc.’s stockholders (the ‘‘Investors’’) shall agree, on a several but not on a joint and several basis, to backstop the Rights for the purchase of the New Shares, as necessary to ensure the issuance of $20 million of New Shares.

Guarantor Warrants	The Investors shall receive warrants (the ‘‘Guarantor Warrants’’) to acquire 10.5% of the total number of the New Shares to be offered in the Rights Offering, which shall have an exercise price equal to the Subscription Price. The Guarantor Warrants shall be non-transferable except to affiliates and managed funds or accounts of the Investors and shall expire three years following the Expiration Date.

No Purchase by TTG	Although TTG would be entitled to participate in the Rights Offering to the extent TTG owns shares of Movie Star, Inc. Common Stock on the Rights Record Date, TTG will agree to not exercise any Rights that it receives in the Rights Offering.

Rights Agent	TBD.

Anti-Dilution Protection Guarantor Warrants	For issues of equity below the exercise price of the Guarantor Warrant.

Use of Proceeds	The registration statement filed in connection with the Rights Offering will reflect that the combined companies intend to utilize the net cash proceeds from the sale of the New Shares primarily for the addition of new Frederick’s of Hollywood Group Inc. stores, the renovation of certain existing stores and for working capital and other general corporate purposes.

Condition Precedent	Closing of the Merger pursuant to the Merger Agreement.

EXHIBIT B

 Form of Guarantor Warrants is attached to the Merger
Agreement as Exhibit L

EXHIBIT C

 Form of Registration Rights Agreement is attached to the Merger Agreement as Exhibit K

SCHEDULE 1

Fursa Managed Accounts

Fursa Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Rediscovered Opportunities Fund L.P.), a Delaware limited partnership

Fursa Global Event Driven Fund L.P. (formerly known as Mellon HBV Global Event Driven Fund L.P.), a Delaware limited partnership

Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a Delaware limited partnership

Blackfriars Master Vehicle LLC, a Delaware limited liability company

AXIS RDO Ltd., a company incorporated in the Bahamas

Exhibit C

Form of Amended and Restated Certificate of Incorporation is attached to the proxy statement as Annex D

Exhibit D

By-Laws, including Supermajority Voting Matters

•	By-Laws – See Attached.

•	Supermajority Voting Matters – See below.

During the 18 month period commencing on the consummation of the merger, except as specifically provided below, the following actions by parent or any of its subsidiaries shall require approval by at least 75% of parent’s directors

i    Appoint or remove the Chairman, Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer;

ii    Appoint or remove any directors or members of a board committee or create any new board committee;

iii    Amend the charter or bylaws or other organizational documents;

iv    Engage in any merger, consolidation, sale of a substantial amount of assets or similar transaction;

v    Approve the annual business plans/annual budgets and any material modifications to such plans/budgets;

vi    Incur any term indebtedness for borrowed money where the amount of such indebtedness incurred exceeds $20.0 million in the aggregate, or make any material modifications to the terms of such indebtedness, or guarantee or otherwise provide any financial accommodation with respect to any indebtedness for borrowed money of any other person;

vii    Create or issue any securities other than: (a) in connection with compensation arrangements approved by Parent’s compensation committee; and (b) those contemplated by the Merger Agreement;

viii    Modify, in any material manner, the capital structure;

ix    Redeem, repurchase, retire or otherwise acquire for value any equity interests of Parent or its Subsidiaries;

x    Engage in, amend or terminate any transaction or series of related transactions with or for the benefit of any shareholder, director or officer;

xi    Make any proposal to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding;

xii    Declare or pay any dividend or other distribution (whether in cash or property) to the stockholders of Parent (other than dividends payable solely in shares of Parent Common Stock); or

xiii    Adopt any equity or other incentive plans for officers, directors and/or employees.

AMENDED AND RESTATED
BY-LAWS
 of
FREDERICK’S OF HOLLYWOOD GROUP INC.

ARTICLE I

Meetings of Shareholders

Section 1.    Annual Meeting.    The annual meeting of shareholders shall be held on such date and at such time as may from time to time be designated by the Board of Directors and specified in the notice of meeting.

Section 2.    Special Meetings.    Special Meetings of the shareholders for any purpose or purposes may be called by the President or by order of the Board of Directors. Further, it shall be the duty of the Secretary to call such a meeting upon a request in writing therefor stating the purpose or purposes thereof delivered to the Secretary signed by the holders of record of not less than 25% of the outstanding shares of the Corporation entitled to vote for the election of directors.

Section 3.    Place of Meeting.    Meetings of the shareholders may be held at the Corporation’s office in the State of New York as the Board of Directors from time to time may determine, or at such other place, either within or without the State of New York, as may from time to time be designated by the Board of Directors and specified in the notice of meeting.

Section 4.    Notice of Shareholders’ Meeting.    Notice of the annual and of any special meeting of shareholders shall be given to each shareholder of record entitled to vote there at least 10 and not more than 60 days before the meeting by personally delivering to such shareholder or by depositing in the United States mails, addressed to the address of such shareholder as it appears on the records of the Corporation, a written or printed notice, issued by the President or a Vice-President or the Secretary or an Assistant Secretary, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any such notice shall be deemed given when personally delivered or deposited postage prepaid in the United States mail. Any shareholder or his attorney thereunto authorized, may waive notice of any meeting either before, at or after the meeting.

Section 5.    Quorum.    Except as otherwise provided by law, at all meetings of shareholders the holders of record of a majority of the issued and outstanding shares of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required, except as may be required by the provisions of Section 605(b) of the Business Corporation Law of New York. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those shareholders who would have been entitled to vote at the meeting as originally called shall be entitled to vote at such adjourned meeting.

Section 6.    Voting; Written Consent.    At each meeting of the shareholders, unless otherwise provided in the Corporation’s Certificate of Incorporation, as amended from time to time, every shareholder holding one or more shares of the stock of the Corporation entitled to vote thereat shall be entitled to one vote for each such share registered in his name on the books of the Corporation on the record date therefor. Directors shall be elected by a plurality of the votes cast; all other questions shall be decided by a majority of the votes cast, except as otherwise provided by law. The shareholders entitled to vote may take any action that they might have taken at a meeting of shareholders on written consent executed by all of such shareholders.

Section 7.    Proxies.    Every shareholder entitled to vote at any meeting of shareholders may vote by proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney. No proxy shall be voted after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified a longer duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

Section 8.    Inspectors of Election.    An inspector of elections (or at the election of the Board, two inspectors of elections), who shall act as such at elections of directors, shall be appointed by and shall serve at the pleasure of the Board of Directors. If the Board fails to elect any inspector or inspectors or if one or both of such inspectors fail to appear at any meeting for the election of directors, the Chairman of the meeting may, or at the request of one or more shareholders, shall, appoint an inspector or inspectors or a substitute inspector or inspectors. Each inspector shall be entitled to a reasonable compensation for his services, to be paid by the Corporation. The inspectors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed to them.

ARTICLE II

Board of Directors

Section 1.    General Powers.    The property, affairs and business of the Corporation shall be managed by the Board of Directors.

Section 2.    Number.    The number of directors shall be fixed from time to time by resolution of the Board of Directors.

Section 3.    Term of Office and Qualifications.    Directors need not be shareholders. Directors shall be elected to hold office until the next annual election of directors and shall hold office until their successors have been elected and shall have qualified.

Section 4.    Chairman of the Board.    Subject to Section 9(b) of this Article II, the Board of Directors may elect a Chairman of the Board from among its members to serve at its pleasure, who shall preside at all meetings of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.    Vacancies.    Subject to Section 9(b) of this Article II, newly elected directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, except the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

Section 6.    Place of Meetings.    The Board of Directors shall hold its meetings at such places within or without the State of New York as it may decide.

Section 7.    Regular Meetings; Notice.    The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given, provided that a copy of the resolution establishing such regular meetings shall be properly mailed to each newly elected director at his residence or usual place of business.

Section 8.    Special Meetings.    Special Meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary whenever ordered by the Board of Directors or requested in writing by the Chairman or the President or any two (other) directors. Notice of each special meeting shall be mailed to each director, addressed to his residence or usual place of business, at least four days before the day on which the meeting is to be held, or shall be sent to such address by nationally recognized overnight courier requesting overnight delivery, not later than two days before the day on which the meeting is to be held, or shall be transmitted by facsimile, e-mail or other electronic means not later than 24 hours before the time the meeting is to be held. Notice of any special meeting may be waived in writing by any director before, at or after the meeting and shall be deemed waived if the director attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him. Telephonic meetings of the Board of Directors may be ordered upon two hours notice and shall be deemed to be a bona fide meeting as long as notice is given to all Directors and a quorum attended by telephone.

Section 9.    Quorum and Manner of Acting.    (a) A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors, and, except as herein otherwise provided, the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum of the Board of Directors, a majority of the members present may adjourn the meeting from time to time until a quorum be had. Notice of the time and place of such adjourned meeting shall be given to all the directors. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if each member of the Board of Directors shall consent thereto in writing. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

(b)    Notwithstanding anything to the contrary contained in these By-laws, including without limitation, Section 9(a) of this Article II, during the 18-month period commencing on [    ], 2007, except as specifically provided below, the following actions may be taken only if authorized by 75% of all members of the Board of Directors:

(i)    Appoint or remove the Chairman, Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer;

(ii)    Appoint or remove any directors or members of a board committee or create any new board committee;

(iii)    Amend the Certificate of Incorporation or these By-laws or other organizational documents;

(iv)    Engage in any merger, consolidation, sale of a substantial amount of assets or similar transaction;

(v)    Approve the annual business plans/annual budgets and any material modifications to such plans/budgets;

(vi)    Incur any term indebtedness for borrowed money where the amount of such indebtedness incurred exceeds $20.0 million in the aggregate, or make any material modifications to the terms of such indebtedness, or guarantee or otherwise provide any financial accommodation with respect to any indebtedness for borrowed money of any other person;

(vii)    Create or issue any securities other than: (A) in connection with compensation arrangements approved by the Corporation’s compensation committee; and (B) those contemplated by that certain Agreement and Plan of Merger and Reorganization dated December 18, 2006 by and among the Corporation and the other parties thereto;

(viii)    Modify, in any material manner, the capital structure of the Corporation;

(ix)    Redeem, repurchase, retire or otherwise acquire for value any equity interests of the Corporation or its subsidiaries;

(x)    Engage in, amend or terminate any transaction or series of related transactions with or for the benefit of any shareholder, director or officer;

(xi)    Make any proposal to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding;

(xii)    Declare or pay any dividend or other distribution (whether in cash or property) to the stockholders of the Corporation (other than dividends payable solely in shares of the Corporation’s Common Stock); or

(xiii)    Adopt any equity or other incentive plans for officers, directors and/or employees.

Section 10.    Removal; Resignation.    Any director or directors may be removed, with or without cause, at any time by the vote of the shareholders entitled to vote at a special meeting of shareholders called for such purpose. Any director may resign at any time by giving written notice of such resignation to the Board of Directors or to the Secretary, and such resignation shall be effective upon delivery of such notice or at such time as may be specified in such notice.

Section 11.    Compensation.    Directors shall receive such compensation for their service on the Board of Directors or any committees thereof, together with reimbursement for expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

ARTICLE III

Executive and Other Committees

Section 1.    How Constituted and the Powers Thereof.    Subject to Section 9(b) of Article II, the Board of Directors by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve at the pleasure of the Board of Directors. Except as otherwise provided by law, by these By-laws, or by resolution adopted by a majority of the whole Board of Directors, and excepting the powers enumerated in Section 712(a) (1) – (5) of the Business Corporation Law of New York, the Executive Committee shall possess and may exercise during the intervals between the meetings of the directors, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, including, without limitation, the power to cause the seal of the Corporation to be affixed to all papers that may require it.

Section 2.    Organization, etc.    Subject to Section 9(b) of Article II, the Executive Committee may choose its own Chairman and its Secretary and may adopt rules for its procedure. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3.    Meetings.    Meetings of the Executive Committee may be called by the Chairman of the Committee, and shall be called by him at the request of any member of the Committee; if there shall be no Chairman, meetings may be called by any member of the Committee. Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or if given by the Chairman, may be given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held. Notice of any meeting may be waived before, at or after the meeting, and shall be deemed waived if the director attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

Section 4.    Quorum and Manner of Acting.    A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

Section 5.    Removal.    Subject to Section 9(b) of Article II, any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 6.    Vacancies.    Subject to Section 9(b) of Article II, any vacancy in the Executive Committee shall be filled by the Board of Directors.

Section 7.    Other Committees.    Subject to Section 9(b) of Article II, the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to Section 9(b) of Article II, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution or resolutions creating such committee or modifying the scope, power or authority of such committee, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

ARTICLE IV

Offices and Officers

Section 1.    Offices.    The office of the Corporation shall be in the City of New York. The Corporation may have places of business within or without the State of New York at such location or locations as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

Section 2.    Officers.    The Board of Directors may elect or appoint a Chairman of the Board, Chairman Emeritus, President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as it may determine. The same person may hold any two or more offices.

Section 3.    Salaries.    To the extent payable, the Board of Directors or the Compensation Committee of the Board shall from time to time fix the salary of the Chairman of the Board, Chairman Emeritus, President, as well as the salaries of other officers of the Corporation.

Section 4.    Election, Term of Office and Qualifications.    All officers of the Corporation shall be elected or appointed annually (unless otherwise specified at the time of election) by the Board of Directors and each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 5.    Vacancies. Subject to Section 9(b) of Article II, if any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board of Directors.

Section 6.    Other Officers, Agents and Employees.    Subject to Section 9(b) of Article II, the Board of Directors may from time to time appoint such other officers, agents and employees of the Corporation as may be deemed proper, and may authorize any officer to appoint and remove agents and employees. The Board of Directors may from time to time prescribe the powers and duties of such officers, agents and employees of the Corporation in the management of its property, affairs and business.

Section 7.    Removal.    Subject to Section 9(b) of Article II, any officer of the Corporation may be removed, with or without cause, by the Board of Directors.

Section 8.    President.    The President shall be the chief executive of the Corporation and shall have general direction of its business, affairs and property and over its several officers. He shall be entitled to preside at all meetings of the shareholders in the absence of the Chairman of the Board or if there is no Chairman of the Board. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and he shall have the power to execute, in the name and on behalf of the Corporation, all authorized deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors. He shall be ex officio a member of all committees. He shall from time to time report to the Board of Directors, or to the Executive Committee or to such other committees as may be provided, all matters within his knowledge which the interest of the Corporation may require to be brought to their notice.

Section 9.    Vice Presidents.    The Vice President or Vice Presidents of the Corporation, under the direction of the President, shall have such powers and perform such duties as the Board of Directors or President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-laws. In case of the absence or inability of the President to act, then the Vice-Presidents, in the order designated therefor by the Board of Directors, shall have the powers and discharge the duties of the President.

Section 10.    Treasurer.    The Treasurer, under the direction of the President, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board of Directors may from time to time designate. He shall supervise and have charge of keeping correct books of account of all the Corporation’s business and transactions. If required by the Board of Directors, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation, at the expiration of his term of office, or upon his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe. In the absence of a specific election or appointment of a Treasurer, the Chief Financial Officer of the Corporation shall be deemed to be the Treasurer.

Section 11.    Assistant Treasurers.    In the absence of or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board of Directors, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

Section 12.    Secretary.    The Secretary shall attend all meetings of the shareholders of the Corporation and of its Board of Directors and shall keep the minutes of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, he shall affix such seal to any instrument requiring it. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books and of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe.

Section 13.    Assistant Secretaries.    In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board of Directors, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

ARTICLE V

Drafts, Checks, Etc.

All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, or person or persons to whom the Board of Directors shall have delegated the power, but under such conditions and restrictions as in said resolutions may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.

ARTICLE VI

Shares and Their Transfer

Section 1.    Issue of Certificates of Stock.    The shares of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the Corporation shall be entitled to have a certificate, which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and shall be signed by the President or a Vice President, or by the Chairman of the Board of Directors, and by the Secretary or an Assistant Treasurer of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.    Transfer Agents and Registrars.    The Board of Directors shall have power to appoint a Transfer Agent and/or Registrar of its stock; to prescribe their respective duties; and to require the countersignature of such Transfer Agent and/or Registrar upon stock certificates. The duties of the Transfer Agent and Registrar may be combined.

Section 3.    Transfer of Shares.    The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose.

Section 4.    Addresses of Shareholders.    Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.

Section 5.    Record Date.    The Board of Directors may fix a date not exceeding 60 days and not less than 10 days prior to the date of any meetings of shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were then holders of record of such shares and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

The Board of Directors shall also have power to fix a date not exceeding 60 days and not less than 10 days prior to the date fixed for the payment of any dividend or the making of any distribution or for the allotment of any evidence of right or interest, or for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, right or interest, or to participate in any such other action, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest or to participate in such other action.

Section 6.    Lost and Destroyed Certificates.    The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the shares represented by the certificate so lost or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the shares represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation, its Transfer Agents and Registrars, if any, against any claim that may be made against them, or any of them, by reason of the issue of such certificate. The Board of Directors, however, may in its discretion refuse to issue any such new certificate, except pursuant to court order.

ARTICLE VII

Dividends

Subject to the provisions of the Certificate of Incorporation and to the applicable Sections of the Business Corporation Law of New York, dividends on the outstanding shares of the Corporation may be declared out of the surplus available therefor in such amounts and at such time or times as the Board of Directors may determine.

ARTICLE VIII

Seal

The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words ‘‘Corporate Seal New York’’, or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE IX

Miscellaneous

Section 1.    Examination of Books and Records.    The Board of Directors may determine from time to time whether, and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as provided by the statutes of the State of New York or authorized by the Board of Directors.

Section 2.    Voting of Stock in Other Corporations.    Any shares in any other corporations, which may from time to time be held by the Corporation, may be represented and voted at any of the shareholders’ meetings thereof by the President or one of the Vice Presidents of the Corporation, or by proxy or proxies appointed by the President or one of the Vice Presidents of the Corporation. The Board of Directors, however, may by resolution appoint any other person or persons to vote such shares, in which case such other person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3.    Fiscal Year.    The fiscal year of the Corporation shall end on the date corresponding with the final Saturday in the month of July of each year.

ARTICLE X

Amendments

Section 1.    By Shareholders.    These By-laws may be amended, altered or repealed, by the affirmative vote of the shareholders entitled to vote for the election of directors at any annual or special meeting of shareholders, provided that notice of the proposed amendment, alteration or repeal shall have been included in the notice of the meeting. In addition such amending, altering or repealing of the By-Laws may be accomplished by a written consent signed by all of the shareholders of the Corporation entitled to vote for the election of directors.

Section 2.    By Directors.    Subject to Section 9(b) of Article II, the Board of Directors shall have the power to alter, amend or repeal these By-Laws, except that the Board of Directors shall have no power to alter, amend or repeal a By-Law adopted by the shareholders subsequent to the original adoption of these By-Laws by the shareholders.

Exhibit E

Post-Merger Directors of Parent

Peter Cole	Rose Peabody Lynch
John Eisel	Melvyn Knigin
Linda LoRe	Michael A. Salberg
Milton J. Walters	Joel Simon
William F. Harley	Thomas Rende
James P. Jenkins

Audit Committee:

Joel Simon
John Eisel
Milton J. Walters

Nominating Committee:

Michael A. Salberg
James P. Jenkins
John Eisel

Compensation Committee:

Michael A. Salberg
James P. Jenkins
Rose Peabody Lynch

Indemnity Claims Committee:

Joel Simon
Milton J. Walters

Exhibit F

Officers of Company and Parent.

Melvyn Knigin – President and Chief Executive Officer of Parent ‘‘division’’

Linda LoRe – President and Chief Executive Officer of Company ‘‘division’’

Thomas Rende – Chief Financial Officer of Company and Parent

Exhibit G

Post-Merger Directors of Surviving Corporation

Peter Cole

John Eisel

Linda LoRe

Milton J. Walters

William F. Harley

James P. Jenkins

Rose Peabody Lynch

Melvyn Knigin

Michael A. Salberg

Joel Simon

Thomas Rende

Exhibit H

ESCROW AGREEMENT

This Escrow Agreement (‘‘Agreement’’) is made and entered into as of                         , 2007, by and between: Movie Star, Inc., a New York corporation (‘‘Parent’’); and Patrick Brennan and Michael Tokarz, as joint representatives (the ‘‘Company Stockholder Representatives’’), of the Persons identified from time to time on Schedule 1; and                                 , a                      (the ‘‘Escrow Agent’’).

 Recitals

WHEREAS, Parent, Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (‘‘Merger Sub’’), FOH Holdings, Inc., a Delaware corporation (the ‘‘Company’’), and the Company Stockholder Representatives have entered into an Agreement and Plan of Merger and Reorganization dated as of December 18, 2006 (the ‘‘Merger Agreement’’), pursuant to which, among other things, (i) Merger Sub is merging with and into the Company, and (ii) certain stock issuances are to be made to the Company Stockholders (as defined below). A copy of the Merger Agreement is attached hereto as Exhibit A;

WHEREAS, the Merger Agreement and the Company Stockholders Agreement (as defined in the Merger Agreement), attached hereto as Exhibit B, contemplate the establishment of an escrow fund to secure certain rights of (x) the Parent Indemnified Persons (as defined in the Merger Agreement) and (y) the Company Stockholders to indemnification, compensation and reimbursement as provided in the Merger Agreement; and

WHEREAS, pursuant to Section 4 of the Company Stockholders Agreement, Patrick Brennan and Michael Tokarz have been irrevocably appointed by the Company Stockholders to serve as the joint Company Stockholder Representatives in connection with all matters under this Agreement and the resolution of all indemnification claims under the Merger Agreement.

 Agreement

The parties, intending to be legally bound, agree as follows:

Section 1.    Defined Terms.

1.1    Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Merger Agreement.

1.2    As used in this Agreement, the term ‘‘Company Stockholders’’ refers to the Persons who were stockholders of the Company immediately prior to the Effective Time or their respective Affiliates to which the rights under this Agreement have been assigned as set forth herein.

Section 2.    Escrow and Indemnification.

2.1    Shares and Stock Powers Placed in Escrow.    At or following the Effective Time, in accordance with the Merger Agreement, (a) Parent shall issue certificates for the Company Escrowed Shares registered in the names of each of the Company Stockholders evidencing the shares of Parent Common Stock to be held in escrow under this Agreement in the amounts set forth on Schedule 1, and shall cause such certificates to be delivered to the Escrow Agent, together with the appropriate amount of cash, in lieu of a fractional share that each Company Stockholder is entitled to receive (if applicable) pursuant to the terms of the Merger Agreement, (b) Parent shall issue a certificate for the Parent Escrowed Shares registered in the name of Parent evidencing the shares of Parent Common Stock to be held in escrow under this Agreement as set forth on Schedule 2, and shall cause such certificate to be delivered to the Escrow Agent and (c) each of the Company Stockholders and Parent shall deliver to the Escrow Agent five ‘‘assignments separate from certificate’’ (‘‘Stock Powers’’) endorsed by each such Company Stockholder and Parent in blank. The Company Stockholder Representatives shall ensure that all signatures on the Stock Powers delivered to Parent in accordance with the preceding sentence have been guaranteed by a national bank or an American Stock Exchange member firm.

2.2    Escrow Funds.    The Company Escrowed Shares being held in escrow pursuant to this Agreement, together with any cash received in respect of fractional shares and other distributions on the Company Escrowed Shares, shall collectively constitute an escrow fund (the ‘‘Company Escrow Fund’’) securing the indemnification, compensation and reimbursement rights of Parent and the other Parent Indemnified Persons under the Merger Agreement and the Company Stockholders Agreement. The Parent Escrowed Shares being held in escrow pursuant to this Agreement shall collectively constitute an escrow fund (the ‘‘Parent Escrow Fund’’ and, together with the Company Escrow Fund, the ‘‘Escrow Funds’’) securing the indemnification, compensation and reimbursement rights of the Company Stockholders under the Merger Agreement. The Escrow Agent agrees to accept delivery of the Escrowed Funds and to hold the Company Escrow Fund and the Parent Escrow Fund in separate escrow accounts (such accounts, the ‘‘Company Escrow Account’’ and the ‘‘Parent Escrow Account,’’ respectively, and together, the ‘‘Escrow Accounts’’), subject to the terms and conditions of this Agreement and the Merger Agreement.

2.3    Voting of Escrow Shares.    The record owner of the Company Escrowed Shares shall be entitled to exercise all voting rights with respect to such Company Escrowed Shares. The Escrow Agent is not obligated to distribute to the Company Stockholders or to the Company Stockholder Representatives any proxy materials and other documents relating to the Escrow Shares received by the Escrow Agent from Parent.

2.4    Investments.    The Escrow Agent shall invest and reinvest the cash (if any) held in the Escrow Accounts from time to time in (a) short-term securities issued or guaranteed by the United States Government, its agencies or instrumentalities; and/or (b) repurchase agreements relating to such securities. Upon the request of either Parent or the Company Stockholder Representatives, the Escrow Agent shall provide a statement to the requesting party that describes any deposit, distribution or investment activity or deductions with respect to any funds held in the Escrow Accounts in addition to quarterly account statements from the Escrow Agent.

2.5    Interest, Etc.    Parent and the Company Stockholder Representatives, on behalf of each of the Company Stockholders, agree that any interest accruing on or income otherwise earned (including any ordinary cash dividends paid in respect to the Company Escrowed Shares) on any investment of any funds in the Company Escrow Account shall be held by the Escrow Agent in the Company Escrow Account. The aggregate amount of all interest and other income earned on any investment of any funds in the Company Escrow Account shall be distributed by the Escrow Agent as set forth in Section 3.

2.6    Dividends, Etc.    Parent and the Company Stockholder Representatives, on behalf of each of the Company Stockholders, agree that any shares of Parent Common Stock or other property (including ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Company Escrowed Shares or Parent Escrowed Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent) shall not be distributed or issued to the beneficial owners of such Company Escrowed Shares or Parent, as the case may be, but rather shall be distributed or issued to and held by the Escrow Agent in the Company Escrow Account as part of the Company Escrow Fund or in the Parent Escrow Account as part of the Parent Escrow Fund, as applicable. Any securities or other property received by the Escrow Agent in respect of any Company Escrowed Shares or Parent Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of Parent Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent, or otherwise, shall be held by the Escrow Agent as part of the Company Escrow Fund or the Parent Escrow Fund, as applicable.

2.7    Transferability.    Except as provided for herein or by operation of law, the interests of the Company Stockholders in the Company Escrow Fund and in the Company Escrowed Shares, and the interests of Parent in the Parent Escrow Fund and in the Parent Escrowed Shares, shall not be assignable or transferable.

2.8    Trust Fund.    The Company Escrow Fund and the Parent Escrow Fund shall be held as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Company Stockholder or Parent, respectively, or of any party hereto. The Escrow Agent shall hold and safeguard the Company Escrow Fund and the Parent Escrow Fund until the Termination Date (as defined in Section 6) or earlier distribution in accordance with this Agreement.

Section 3.    Release of Escrow Shares.

3.1    General.    Within 10 Business Days after receiving either (a) joint written instructions from Parent and the Company Stockholder Representatives (‘‘Joint Instructions’’), (b) a decision and/or award from the Arbitrator (an ‘‘Arbitration Award’’) or (c) an order issued by a court of competent jurisdiction (a ‘‘Court Order’’) relating to the release of any Company Escrowed Shares or Parent Escrowed from the Company Escrow Fund or the Parent Escrow Fund, as the case may be, the Escrow Agent shall release or cause to be released any such Company Escrowed Shares or Parent Escrowed Shares and any other amounts from the Company Escrow Fund or the Parent Escrow Fund, as the case may be, in the amounts, to the Persons and in the manner set forth in such Joint Instructions, Arbitration Award or Court Order. If the Indemnity Claims Committee makes a determination under Section 4.2 of the Merger Agreement and such determination is either not disputed or Parent and the Company Stockholder Representatives reach an agreement with respect to such issue, then if such resolution requires the distribution of shares from the Company Escrow Fund or the Parent Escrow Fund, as applicable, Parent and Company Stockholder Representatives shall jointly instruct the Escrow Agent to make such distribution.

3.2    Potential Tax Liability.    (a)    Within 5 Business Days following the 18-month anniversary of the Closing Date (the ‘‘Initial Escrow Period Termination Date’’), Parent shall provide to the Company Stockholder Representatives and Escrow Agent a notice setting forth the amount of the Tax Liability Amount as of the Initial Escrow Termination Date (the ‘‘Tax Liability Notice’’). If within 30 days after delivery of the Tax Liability Notice (the ‘‘Response Period’’), Parent and the Escrow Agent do not receive an Extension Election (as defined below) from the Company Stockholder Representatives electing to extend the date for payment of the Tax Liability Amount until the Sales Tax Extension Termination Date (as defined below), the Escrow Agent shall deliver within 10 Business Days of the expiration of the Response Period, Company Escrowed Shares to Parent in an amount equal to the value of the Tax Liability Amount. For purposes of this Agreement, the value of any shares of Parent Common Stock shall be based upon the average daily closing price of the shares of Parent Common Stock (on its principal trading market), rounded to two decimal places, for the ten (10) trading days immediately ending the two Business Days prior to the date of any distribution hereof. If the shares then held in the Company Escrow Fund are valued at an amount that is less than the Tax Liability Amount (the ‘‘Shortfall Amount’’), the Escrow Agent shall deliver to Parent all Company Escrowed Shares together with any cash and such other property in the Company Escrow Fund necessary to make up for the Shortfall Amount, to the extent available. If any Company Escrowed Shares or other property remain in the Company Escrow Fund after settlement of the Tax Liability Amount, then (x) if there are any Claims against the Company Escrow Fund that have not been finally resolved and paid, the Escrow Agent shall reserve a number of Company Escrowed Shares equal in value to 120% of the amount of any such Claims pending as of the Initial Escrow Termination Date and the balance of Company Escrowed Shares and other property in the Company Escrow will be distributed to the Company Stockholders on a pro rata basis; and (y) if there are no Claims against the Company Escrow Fund that have not been finally resolved and paid, the balance of Company Escrowed Shares and other property will be distributed to the Company Stockholders on a pro rata basis.

For purposes of this Agreement, (i) all pro rata distributions to the Company Stockholders shall be made based on the percentages set forth on Schedule 1, as may be amended form time to time pursuant to Section 3.5 of this Agreement, (ii) ‘‘Extension Election’’ shall mean a written notice from the Company Stockholder Representatives delivered to Parent and the Escrow Agent electing to extend the date for payment of the Tax Liability Amount until the Sales Tax Extension Termination Date and (iii) ‘‘Sales Tax Extension Termination Date’’ shall mean the 24-month anniversary of the Closing Date.

3.3    Extension Election.

(a)    If an Extension Election is timely made by the Company Stockholder Representatives, within 10 Business Days after such election, to the extent that the value of the Company Escrowed Shares, cash and other property held in the Company Escrow Account exceed the sum of (i) the Tax

Liability Amount and (ii) an amount equal in value to 120% of the amount of any Claims against the Company Escrow Fund that have not been finally resolved and paid as of the Initial Escrow Period Termination Date, the Escrow Agent shall distribute to the Company Stockholders on a pro rata basis Company Shares equal in value to such excess.

(b)    If an Extension Election is timely made by the Company Stockholder Representatives, within 5 Business Days after the Sales Tax Extension Termination Date, Parent shall deliver a notice to the Company Stockholder Representatives and the Escrow Agent (the ‘‘Final Tax Liability Notice’’) setting forth the amount, as of the Sales Tax Extension Termination Date, of the Tax Liability Amount (the ‘‘Final Tax Liability Amount’’).

(c)    If the Final Tax Liability Amount is lower than the Sales Tax Claim Liability Amount as a result of a payment or payments by Parent, then promptly following each such payment, Parent and the Company Stockholder Representatives shall deliver a joint instruction to the Escrow Agent directing the Escrow Agent to deliver Company Escrowed Shares to Parent equal in value to the amount of such payment or payments by Parent.

(d)    Within 10 Business Days after the delivery to the Company Stockholder Representatives and the Escrow Agent of the Final Tax Liability Notice, the Escrow Agent shall deliver Company Escrowed Shares to Parent in an amount equal to the value of the Final Tax Liability Amount. If the Company Escrowed Shares then held in the Company Escrow Fund are valued at an amount that is less than the Final Tax Liability Amount (the ‘‘Final Shortfall Amount’’), the Escrow Agent shall deliver to Parent all Company Escrowed Shares together with any cash and such other property in the Company Escrow Fund necessary to make up for the Final Shortfall Amount, to the extent available. If any shares or other property remain in the Company Escrow Fund after settlement of the Final Tax Liability Amount, then (x) if there are any Claims against the Company Escrow Fund that have not been finally resolved and paid, the Escrow Agent shall reserve a number of Company Escrowed Shares equal in value to 120% of the amount of any such Claims then pending and the balance of Company Escrowed Shares and other property in the Company Escrow will be distributed to the Company Stockholders on a pro rata basis; and (y) if there are no Claims against the Company Escrow Fund that are unresolved, the balance of Company Escrowed Shares and other property will be distributed to the Company Stockholders on a pro rata basis.

3.4    Release of the Parent Escrowed Shares.    Within 10 Business Days following the Initial Escrow Period Termination Date, if there are no Claims against the Parent Escrow Fund that have not been finally resolved and paid, the Escrow Agent shall deliver to Parent the balance of shares of Parent Common Stock and other property held in the Parent Escrow Account at such time. If, on the Initial Escrow Period Termination Date there shall be Claims against the Parent Escrow Fund that have not been finally resolved, then, within 10 Business Days of the Initial Escrow Period Termination Date, the Escrow Agent shall deliver to Parent the excess, if any, by which the value of the amounts held in the Parent Escrow Account exceed an amount equal to 120% of the amount of any Claims against the Parent Escrow Fund that have not been finally resolved and paid at such time.

3.5    Distributions.    Whenever a distribution of a number of shares of Parent Common Stock is to be made pursuant to the terms of this Agreement, the Escrow Agent shall requisition the appropriate number of shares from Parent’s stock transfer agent, delivering to the transfer agent the appropriate stock certificates accompanied by the respective Stock Powers, together with the specific instructions, as appropriate. Any distributions of Parent Common Stock shall be subject to Section 4.6 of the Merger Agreement. Within 5 Business Days prior to the date the Escrow Agent is required to make a distribution of shares of Parent Common Stock or other property (including ordinary cash dividends) to the Company Stockholders pursuant to the terms of this Agreement, the Escrow Agent shall provide the Company Stockholder Representatives with a notice specifying that a distribution will be made and requesting that the Company Stockholder Representatives update the then current Schedule 1 to this Agreement. The Escrow Agent shall make the corresponding distributions to the Persons listed on such updated Schedule 1 in accordance with the terms hereof, to their respective addresses as set forth therein. Notwithstanding anything to the contrary set forth herein, the Escrow Agent shall not be obligated to make any distribution under this Agreement to the Company Stockholders unless it has received from the Company

Stockholders Representatives an updated Schedule 1 to this Agreement as provided herein. Any distributions to Parent pursuant to the terms of this Agreement shall be made to the address set forth in Schedule 2.

3.6    Disputes.    All disputes, claims, or controversies arising out of or relating to Section 3 of this Agreement that are not resolved by mutual agreement between Parent and the Company Stockholder Representatives shall be resolved solely and exclusively as set forth in Section 4.3 of the Merger Agreement.

Section 4.    Fees and Expenses.

The Escrow Agent shall be entitled to receive, from time to time, fees in accordance with Schedule 3. In accordance with Schedule 3, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

Section 5.    Limitation of Escrow Agent’s Liability.

5.1    The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

5.2    Parent and the Company Stockholder Representatives, acting on behalf of the Company Stockholders hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent’s carrying out its duties hereunder. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

Section 6.    Termination.

This Agreement shall terminate upon the release by the Escrow Agent of the final amounts held in the Escrow Fund in accordance with Section 3 (the date of such release being referred to as the ‘‘Termination Date’’).

Section 7.    Successor Escrow Agent.

In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all the other parties hereto. In such event, Parent may appoint a successor Escrow Agent (acceptable to the Company Stockholder Representatives, acting reasonably). If Parent fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and the Company Stockholder Representatives as to the transfer of the Escrow Funds to a successor Escrow Agent.

Section 8.    Company Stockholder Representatives.

8.1    Unless and until Parent and the Escrow Agent shall have received written notice of the appointment of a successor Company Stockholder Representatives in accordance with the terms of the Company Stockholders Agreement, Parent and the Escrow Agent shall be entitled to rely on, and shall be fully protected in relying on, the power and authority of the Company Stockholder Representatives to act on behalf of the Company Stockholders.

Section 9.    Miscellaneous.

9.1    Attorneys’ Fees.    In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.2    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:

Movie Star, Inc.
1115 Broadway
New York, NY 10015
Attention:    Melvyn Knigin
Facsimile:    (212) 213-4925

with a copy, which shall not constitute notice, to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, NY 10036
Attention:    Scott L. Kaufman
Facsimile:    (212) 401-4772

with a second copy, which shall not constitute notice, to:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, NY 10174
Attention:    Peter M. Ziemba
Facsimile:    (646) 227-5400

if to the Company Stockholder Representatives:

Patrick Brennan

Fursa Alternative Strategies LLC
The MetLife Building
200 Park Avenue, 54th Floor
New York, NY 10166
Attention:    Patrick Brennan
Facsimile:    (212) 922-8955

with a copy, which shall not constitute notice, to:

Torys LLP
237 Park Avenue
New York, New York 10017
Attention:    Joris M. Hogan
Facsimile:    (212) 682-0200

Michael Tokarz
Tokarz Investments, LLC
287 Bowman Avenue
Purchase, NY 10577
Attention:    Michael Tokarz
Facsimile:    (914) 251-1816

with a copy, which shall not constitute notice, to:

Wildman, Harrold, Allen & Dixon LLP
225 W. Wacker Drive,
Suite 3000
Chicago, Illinois 60606
Attention:    John L. Eisel
Facsimile:    (312) 201-2555

if to the Escrow Agent:

Attention:
Facsimile:

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

9.3    Headings.    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.4    Counterparts and Exchanges by Facsimile or Other Electronic Transmission.     This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or other means of electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

9.5    Applicable Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 3.5 of this Agreement, in any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the non-exclusive jurisdiction and venue of the state and federal courts located in the State of New York; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of New York; and (c) each of the parties irrevocably waives the right to trial by jury.

9.6    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. The rights of a Company Stockholder under this Agreement may be assigned, delegated or transferred, in whole or in part, by each of the Company Stockholders to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Company Stockholder, or any other Person, managed fund or managed client account over which such Company Stockholder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights.

9.7    Waiver.    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.8    Amendment.    This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company Stockholder Representatives and the Escrow Agent; provided, however, that any amendment executed and delivered by the Company Stockholder Representatives shall be deemed to have been approved by and duly executed and delivered by all of the Company Stockholders.

9.9    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.10    Parties in Interest.    Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

9.11    Entire Agreement.    This Agreement and the Merger Agreement set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

9.12    Waiver of Jury Trial.    Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.

9.13    Tax Reporting Information.    Parent agrees to provide the Escrow Agent with a certified tax identification number for Parent and the Company Stockholder Representatives agree to provide the Escrow Agent with certified tax identification numbers for each of the Company Stockholders by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, ‘‘Tax Reporting Documentation’’) to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

9.14    Cooperation.    The Company Stockholder Representatives on behalf of the Company Stockholders and Parent agree to cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements, stock powers and instruments and to take such other actions as may be reasonably requested by Parent, the Company Stockholder Representatives or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.15    Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include masculine and feminine genders.

(b)    The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)    As used in this Agreement, the words ‘‘include’’ and ‘‘including,’’ and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words ‘‘without limitation.’’

(d)    Except as otherwise indicated, all references in this Agreement to ‘‘Sections’’, ‘‘Schedules’’ and ‘‘Exhibits’’ are intended to refer to Sections of this Agreement, Schedules to this Agreement and Exhibits to this Agreement.

[Remainder of page intentionally left blank]

In Witness Whereof, the parties have duly caused this Agreement to be executed as of the day and year first above written.

Movie Star Inc., a New York corporation

By:
Name: Title:
Michael Tokarz solely in his capacity as a Stockholders’ Representative
Patrick Brennan solely in his capacity as a Stockholders’ Representative
[Escrow Agent], a

By:
Name: Title:

Schedule 1

   Company Stockholders

Name of Company Stockholder	Address for Notice and Distributions to Company Stockholders	Number of Company Escrowed Shares	Specified Percentage

		Total Number of Escrowed Shares:	Total: 100%

 Schedule 2

 Parent Escrowed Shares

Number of Parent Escrowed Shares:

Address for distributions to Parent:

Movie Star, Inc.
1115 Broadway
New York, NY 10015
Attention:    Melvyn Knigin
Telephone:   (212) 798-4700
Facsimile:    (212) 213-4925

 Schedule 3

 Escrow Agent’s Fees and Expenses

 Exhibit A

 Merger Agreement

 Exhibit B

 the Company Stockholders Agreement is attached to the Merger Agreement as Exhibit M

Exhibit I

Summary of Directors and Officers Insurance

INSURER:    Illinois National Insurance Company (an AIG affiliate).

INSURED:    Movie Star, Inc. (‘‘MSI’’).

POLICY PERIOD:    Claims Made Policy – May 19, 2006 – May 19, 2007.

AGGREGATE POLICY LIMIT:    $10,000,000.

RETENTIONS:

–	Securities Claims: $150,000;

–	Employment Practices Claims: $100,000;

–	Claims against natural persons: $5,000, subject to aggregate cap of $50,000; and

–	All other claims: $100,000.

PREMIUM:    $72,000 per year.

TAIL OPTION:    One year, subject to premium increase equal to 150% of current premium.

COVERAGES:

Coverage A – Executive Liability Insurance.

Coverage of losses incurred by present and former employees, officers and directors of MSI.

Coverage B – Organizational Insurance

(i)	Coverage of securities claims against MSI;

(ii)	Coverage of claims arising from MSI’s obligation to indemnify present and former directors and officers.

Coverage C – Outside Entity Executive Liability Insurance.

Coverage of directors and officers who serve as officers and/or directors of outside entities at the direction of MSI.

Coverage D – Crisis Fund Insurance

Limited to $15,000 in coverage. Covers losses based upon catastrophic events such as negative earnings or sales reports, loss of critical intellectual property, mass torts, employee layoffs, death of key employees, etc.

Exhibit J

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this ‘‘Agreement’’), dated as of         , 2007, by and among Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC), a Delaware limited liability company (‘‘Fursa’’) acting on behalf of itself and Fursa’s affiliated and/or managed funds and accounts listed in paragraph (a) of Schedule 1 hereto (the ‘‘Fursa Group’’) and the persons and entities listed in paragraph (b) of Schedule 1 (‘‘TTG’’, and collectively, with the Fursa Group, the ‘‘Shareholders,’’ and individually a ‘‘ Shareholder’’) and Movie Star, Inc. (‘‘Parent,’’ and together with the Shareholders, the ‘‘Parties’’ and individually, a ‘‘Party’’).

WHEREAS, as an inducement to Parent’s willingness to enter into the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2006, by and among Parent, FOH Holdings, Inc. (‘‘FOH’’) and Fred Merger Corp., a wholly owned subsidiary of Parent (‘‘Merger Sub’’) (the ‘‘Merger Agreement’’), the Shareholders have agreed to enter into this Agreement upon the consummation of the merger of FOH and Merger Sub (the ‘‘Merger’’).

WHEREAS, pursuant to the Merger Agreement, Parent will issue to the Shareholders shares (the ‘‘Merger Shares’’) of its common stock (the ‘‘Common Stock’’);

WHEREAS, pursuant to the Merger Agreement, Parent will issue to Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Master Rediscovered Opportunities Fund L.P.), a Delaware limited partnership, and Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company, shares of its Series A 7.5% Convertible Preferred Stock (the ‘‘Preferred Stock Shares’’), convertible to Common Stock (such shares of Common Stock issuable upon any conversion, the ‘‘ Preferred Stock Conversion Shares’’);

WHEREAS, in accordance with the terms of the Merger Agreement, Parent commenced an offering of $20,000,000 of its Common Stock pursuant to a rights offering (the ‘‘Rights Offering’’);

WHEREAS, in connection with the execution of the Merger Agreement, Parent and certain Shareholders entered into the Standby Purchase Agreement dated as of December 18, 2006 (the ‘‘Standby Purchase Agreement’’) pursuant to which the certain Shareholders agreed to purchase from Parent upon expiration of the Rights Offering, shares of Common Stock not purchased by Parent’s shareholders in the Rights Offering, up to $20,000,000 on a several but not on a joint and several basis (such shares, the ‘‘Unsubscribed Shares’’), on the terms and subject to the conditions set forth in Standby Purchase Agreement (the ‘‘Standby Purchasers’’);

WHEREAS, pursuant to the Standby Purchase Agreement, solely as compensation to the Standby Purchasers for their commitments under the Standby Purchase Agreement, Parent has agreed to issue to the Standby Purchasers warrants (the ‘‘Guarantor Warrants’’) representing the right to purchase additional shares of Common Stock (the ‘‘Warrant Shares’’); and

WHEREAS, after giving effect to the issuance of the Merger Shares and issuance of the Preferred Stock Shares upon consummation of the Merger, the purchase of the Unsubscribed Shares under the Standby Purchase Agreement, the issuance of the Guarantor Warrants representing the right to purchase the Warrant Shares and any other shares of Common Stock currently held by the Shareholders, the Shareholders will hold directly or otherwise ‘‘beneficially own’’ (as hereinafter defined) the shares of Common Stock and Preferred Stock Shares as set forth on Schedule A hereto.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Representations and Warranties of Parent.    Parent hereby represents and warrants to the Shareholders that this Agreement has been duly authorized, executed and delivered by Parent, and is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except for (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (b) the effect of equitable principles of general application.

2.    Representations and Warranties of Fursa and the Shareholders.    Each of the Shareholders and Fursa represents and warrants to Parent that: (a) this Agreement has been duly authorized, executed and delivered by such Person, and is a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms except for (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application; (b) except with regard to the agreements expressly contemplated by this Agreement, none of the Shareholders designated on Schedule A as members of the Fursa Group, nor any of its Affiliates or Associates, has formed, joined or in any way participates, in a ‘‘group’’ (within the meaning of Section 13d-5(b)(1) of the Exchange Act) with the Shareholders designated on Schedule A as members of the Tokarz Group, nor any of its Affiliates or Associates, with respect to any Parent security; and (c) after giving effect to the issuance of Common Stock to the Shareholders upon consummation of the Merger and the purchases of Common Stock by the Shareholders in connection with the Rights Offering, in the case of TTG, the Shareholders included in the Tokarz Group and their Affiliates and Associates (as such terms are hereinafter defined), and in the case of the Fursa Group, the Shareholders included in the Fursa Group and their Affiliates and Associates, each will in the aggregate hold directly and/or will be the ‘‘beneficial owners’’ of the number of shares of Common Stock as set forth on Schedule A, and that neither of such groups and their respective Affiliates or Associates will beneficially own, or have any rights, options or agreements to acquire or vote, any other shares of Common Stock. For purposes of this Agreement: the term ‘‘Shares’’ shall mean with respect to each Shareholder, the shares of Common Stock set forth opposite such Shareholder’s name on Schedule A, together with any shares of Common Stock acquired or otherwise beneficially owned after the date hereof in accordance with the terms of this Agreement; the terms ‘‘Affiliate’’ and ‘‘Associate’’ shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the ‘‘ SEC’’) under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’); the terms ‘‘beneficial owner’’ and ‘‘beneficially own’’ shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person shall also be deemed to be the beneficial owner of all Shares which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional; and the terms ‘‘person’’ or ‘‘persons’’ shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3.     Standstill Agreements.    (a)    During the period commencing on the date hereof and expiring on the 18-month anniversary of this Agreement (the ‘‘Standstill Period’’), no Shareholder shall, nor shall it permit any of its Affiliates to, directly or indirectly, except with respect to the Merger Shares issued in the Merger, any Unsubscribed Shares purchased pursuant to the Standby Purchase Agreement, the Guarantor Warrants issued pursuant to the Standby Purchase Agreement, any Warrant Shares issuable upon exercise of the Guarantor Warrants, the Preferred Stock Shares issued pursuant to the Merger Agreement and any Preferred Stock Conversion Shares issued upon conversion of the Preferred Stock Shares, acquire or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, directly or indirectly, any direct or indirect interest in any security (whether debt, equity or otherwise) of any kind or nature in Parent or any of its Affiliates or their respective successors (each, an ‘‘Acquisition’’), unless, after giving effect to such Acquisition, such Shareholder’s beneficial ownership of Common Stock, together with the beneficial ownership of its Affiliates, does not exceed 1.0% more than the percentage of outstanding shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) in the aggregate by such Shareholder and its Affiliates (including all managed funds and client accounts over which such Shareholder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting or dispositive rights) after giving effect to the issuance of the Merger Shares, the Unsubscribed Shares, the Warrant Shares issuable upon exercise of the Guarantor Warrants and the Preferred Stock Conversion Shares issuable upon conversion of the Preferred Stock Shares or such Acquisition is approved by a majority of the ‘‘independent’’ (as defined under the American Stock Exchange rules) members of the of the Board of Directors of Parent who are also not an Affiliate, or nominee, of the Shareholder involved in such transaction (the ‘‘Parent Independent Directors’’).

(b)    Subject to the compliance with the other obligations under this Agreement, notwithstanding the foregoing limitations on Acquisitions of Parent securities, any Shareholder or group of Shareholders may make and consummate a proposal or a tender offer to acquire all, but not less than all, shares of Common Stock not owned by such Shareholder(s).

(c)    During the Standstill Period, no Shareholder shall, nor shall it permit any of its Affiliates to sell or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to sell, directly or indirectly, or transfer, assign, pledge, encumber, contribute, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit in any voting trust, or create or permit to exist any liens of any nature with respect to, any direct or indirect ownership interests in Parent or the Shares owned by such Shareholder (a ‘‘Transfer’’) except for Transfers in accordance with Section 9 of this Agreement and Transfers in compliance with the volume limits and the other provisions of Rule 144 under the Securities Act of 1933, as amended, (the ‘‘Securities Act’’), without the approval of the Parent Independent Directors, which approval shall not be unreasonably withheld.

(d)    If a Transfer is not made pursuant to a registration statement that is declared effective by the SEC, and otherwise complies with the plan of distribution and other requirements of such registration statement, the legends that the Merger Shares, the Unsubscribed Shares, the Guarantor Warrants, the Warrant Shares, the Preferred Stock Shares and the Preferred Stock Conversion Shares bear, may only be removed following the expiration of the Standstill Period in connection with a Transfer, upon the receipt by Parent of an opinion of legal counsel, reasonably satisfactory to Parent, to the effect that such Transfer is exempt from the registration requirements of the Securities Act and any applicable securities laws.

(e)    During the Standstill Period, except with regard to the agreements expressly contemplated by this Agreement or as permitted by Paragraph 3(b), none of the Shareholders designated on Schedule A as members of the Fursa Group, nor any of their Affiliates or Associates, may in any way otherwise participate in a ‘‘group’’ (within the meaning of Section 13d-5(b)(1) of the Exchange Act) with the Shareholders designated on Schedule A as members of the Tokarz Group, nor any of its Affiliates or Associates, with respect to any Parent security.

4.    Board Nomination.    During the Standstill Period, each Shareholder shall, and shall cause each of its Affiliates to (a) vote all of its Shares or execute written proxies with respect to such Shares in favor of the election to Parent’s Board of Directors of the individuals set forth on Exhibit E to the Merger Agreement (including any successor directors elected in accordance with the provisions of this Agreement and Parent’s by-laws, the ‘‘Post-Merger Directors’’), and (b) take (or, if applicable, shall cause its designees to take) all necessary action to maintain a Board of Directors consisting of the directors designated on Schedule B. If any Post-Merger Director dies, resigns or becomes disabled during the Standstill Period, Parent’s Board of Directors shall elect in his stead a person recommended to the Board of Directors by Parent’s nominating committee. During the Standstill Period, each Shareholder covenants and agrees that it shall not, and shall cause each of its Affiliates not to, directly or indirectly, make or direct, encourage or in any way participate in any ‘‘solicitations’’ of ‘‘proxies’’ (as such terms are used in the proxy rules of the Exchange Act) to vote, or to seek to advise or influence any person with respect to the voting of any security (whether debt, equity or otherwise) of Parent, to contest, object or to vote the Shares against or frustrate the intent of this Agreement or take any action to prevent or disable Parent or any of the Shareholders from performing any of their respective obligations hereunder.

5.    Further Assurances.    Each of the Shareholders hereby covenants and agrees that during the Standstill Period each Shareholder shall not, and shall cause each of its Affiliates and Associates not to, alone or through or in concert with others, directly or indirectly, request any amendment or waiver of any provision of Paragraphs 3, 4 or 5 by Parent or otherwise assist, participate in, facilitate encourage or solicit any effort or attempt by any person to do any of the foregoing.

6.    Amendments and Waivers.    Subject to the provisions of Paragraph 5 and applicable law (i) this Agreement may be amended, modified or supplemented only in writing executed by each of the Parties by action of the Board of Directors of each such Party, and (ii) any provisions herein may be waived only in writing executed by the Party or Parties against whom such waiver is asserted by action of such Party or Parties’ Board of Directors; provided, that, no such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

7.    Governing Law And Venue; Waiver Of Jury Trial.    (a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 7.

8.    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9.    Assignment.    Except as provided herein, none of the Parties may assign any of its rights or delegate any of its duties under this Agreement. Any purported assignment in violation of this Agreement will be void ab initio. In addition to Transfers in accordance with Rule 144 permitted by Section 3(c), a Shareholder may Transfer Parent securities to its Affiliates or to any managed fund or managed client account over which such Shareholder or any of its Affiliates exercises investment authority, including without limitation, with respect to voting or dispositive rights, in a private transaction exempt from registration under the Securities Act and other applicable securities laws, as confirmed in each case by an opinion of counsel reasonably acceptable to Parent, provided that such transferee shall, as a condition to the effectiveness of such transfer, execute within five Business Days (as such term is defined in the Merger Agreement) of any such transfers, a counterpart to this Agreement assuming all of the obligations of the transferring Shareholder with respect to such securities and agreeing to be treated as if an original party hereto. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Shareholder of its obligations hereunder.

10.    Notices.    Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile, email or by overnight courier at the address or facsimile shown in this Agreement below each Party’s signature, or such other address as may be designated in writing hereafter by such Party. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by delivery pursuant to one of the other methods described herein); or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

11.    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

12.    Interpretation; Absence of Presumption

(a)    For the purposes hereof, (1) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (2) the terms ‘‘hereof’’, ‘‘herein’’, and ‘‘herewith’’ and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedule hereto) and not to any particular provision of this Agreement, and Paragraph and Schedule references are to the Paragraphs and Schedules to this Agreement unless otherwise specified, (3) the word ‘‘including’’ and words of similar import when used in this Agreement shall mean ‘‘including without limitation’’ unless the context otherwise requires or unless otherwise specified, (4) the word ‘‘or’’ shall not be exclusive, (5) provisions shall apply, when appropriate, to successive events and transactions, and (6) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

(b)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

13.    Specific Performance.    The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that therefore the Parties shall be entitled to seek specific performance of the terms of this Agreement in addition to any other remedy at law or equity, without the necessity of proving irreparable harm or posting bond or other security.

14.    Entire Agreement.    This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements and representations made by or between the Parties, whether written or oral, to the extent they relate in any way to the subject matter hereof.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the Parties hereto as of the date first above written.

MOVIE STAR, INC.
By:
Name:
Title:
Address:
Attention:
Facsimile:
FURSA ALTERNATIVE STRATEGIES LLC, (on its behalf and on behalf of certain funds and managed accounts set forth in paragraph (a) of Schedule 1)
By:
Name:
Title:
Address: Fursa Alternative Strategies LLC
The MetLife Building
200 Park Avenue, 54th Floor
New York, NY 10166
Attention: Patrick Brennan
Facsimile: (212) 922-8955
TTG APPAREL, LLC
By:
Name:
Title:
Address: Tokarz Investments, LLC
287 Bowman Avenue
Purchase, NY 10577
Attention: Michael Tokarz
Facsimile: (914) 251-1816
TOKARZ INVESTMENTS, LLC
By:
Name:
Title:
Address: Tokarz Investments, LLC
287 Bowman Avenue
Purchase, NY 10577
Attention: Michael Tokarz
Facsimile: (914) 251-1816

SCHEDULE 1

Name	Shares Directly Held	Shares Subject to Rights or Agreements or otherwise beneficially owned
(a) Fursa Group:
Fursa Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Rediscovered Opportunities Fund L.P.), a Delaware limited partnership
Fursa Global Event Driven Fund L.P. (formerly known as Mellon HBV Global Event Driven Fund L.P.), a Delaware limited partnership
Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a Delaware limited partnership
Blackfriars Master Vehicle LLC, a Delaware limited liability company
AXIS RDO Ltd., a company incorporated in the Bahamas
Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Master Rediscovered Opportunities Fund L.P.), a Delaware limited partnership
Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company
(b) Tokarz Group:
TTG Apparel, LLC
Tokarz Investments, LLC

SCHEDULE B

 Members of Parent’s Board of Directors

Peter Cole

John Eisel

Linda LoRe

Milton J. Walters

William F. Harley

James P. Jenkins

Rose Peabody Lynch

Melvyn Knigin

Michael A. Salberg

Joel Simon

Thomas Rende

Exhibit K

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is dated as of                             , 2007, by and among Movie Star, Inc., a New York corporation (the ‘‘Company’’), Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC), a Delaware limited liability company, acting on behalf of itself and the Fursa Managed Accounts (as defined below) (‘‘Fursa’’, and together with the Fursa Managed Accounts and their Permitted Assignees (as defined below), the ‘‘Fursa Group’’), TTG Apparel, LLC, a Delaware limited liability company (‘‘Apparel’’), and Tokarz Investments, LLC, a Delaware limited liability company (‘‘Investments,’’ and together with Apparel, ‘‘TTG’’, and together with their Permitted Assignees, the ‘‘TTG Group’’) (the Fursa Managed Accounts and TTG are also sometimes hereafter referred to herein as an ‘‘Investor’’, or collectively, as the ‘‘Investors’’ and the Fursa Group and the TTG Group are also sometimes hereafter referred to individually, as a ‘‘Group’’).

WHEREAS, the Company has entered into that certain Merger Agreement dated as of December 18, 2006 by and among the Company and the other parties thereto (the ‘‘Merger Agreement’’) providing for the merger (the ‘‘Merger’’) of a wholly-owned subsidiary of the Company with FOH Holdings, Inc., a Delaware corporation;

WHEREAS, pursuant to the Merger Agreement, the Company is issuing to the stockholders of FOH Holdings, Inc., shares (the ‘‘Merger Shares’’) of its common stock (the ‘‘Common Stock’’);

WHEREAS, in accordance with the terms of the Merger Agreement, the Company commenced an offering of $20,000,000 of its Common Stock pursuant to a rights offering (the ‘‘Rights Offering’’);

WHEREAS, in connection with the execution of the Merger Agreement, the Company and certain of the Investors entered into the Standby Purchase Agreement dated as of December 18, 2006 (the ‘‘Standby Purchase Agreement’’) pursuant to which such Investors agreed to purchase from Movie Star, Inc. upon expiration of the Rights Offering, shares of Common Stock not purchased by Movie Star, Inc.’s shareholders in the Rights Offering, up to $20,000,000 on a several but not on a joint and several basis (such shares, the ‘‘Unsubscribed Shares’’), on the terms and subject to the conditions set forth in Standby Purchase Agreement (the ‘‘ Standby Purchasers’’);

WHEREAS, pursuant to the Standby Purchase Agreement, solely as compensation to the Standby Purchasers for their commitments under the Standby Purchase Agreement, Movie Star, Inc. has agreed to issue to the Standby Purchasers warrants (the ‘‘Guarantor Warrants’’) representing the right to purchase additional shares of Common Stock (the ‘‘Warrant Shares’’);

WHEREAS, pursuant to the Merger Agreement, Movie Star, Inc. will issue to certain of the Fursa Managed Accounts shares of its Series A 7.5% Convertible Preferred Stock (the ‘‘Preferred Stock Shares’’), convertible to Common Stock (such shares of Common Stock issuable upon any conversion, the ‘‘Preferred Stock Conversion Shares’’); and

WHEREAS, in connection with and pursuant to the Standby Purchase Agreement, the Company has agreed with the Investors to provide certain rights as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Demand Registrations.

(a)    Demand Registrations.    Subject to Sections 1(c) and 1(d) below, during the Effective Period, an Initiating Holder may request in writing, with a copy of such request delivered simultaneously to the non-Initiating Holder, that the Company effect an underwritten Public Offering by filing a Registration Statement under the Securities Act (‘‘Demand Registration’’) covering the registration of at least twenty percent (20%) of the Registrable Securities (if applicable, calculated on an as converted basis) held by such Initiating Holder, the members of its Group and any other affiliates, which request will specify the intended plan and method of disposition of such shares;

provided that a request for a Demand Registration shall not be effective if the Registrable Securities of the Initiating Holder and its Affiliates requested to be included in such Demand Registration do not have an aggregate market value of at least $10 million (if applicable, calculated on an as converted basis) (based upon the average daily closing price of the Common Stock (on its principal trading market), rounded to two decimal places, for the ten (10) trading days immediately preceding the date that the Initiating Holder’s request for registration is received by the Company). The making of such demand by an Initiating Holder shall be binding upon all of the holders of the Registrable Securities within the Initiating Holder’s Group with respect to the number of demand registration rights provided for in Section 1(c). After the date on which the Company receives such a request, the Company shall use reasonable best efforts (i) to file a Registration Statement under the Securities Act on the appropriate form therefor covering all of the Registrable Securities specified by the Initiating Holder within seventy-five (75) days after the date of such request; provided, however, that such seventy-five (75) day period shall be extended by the number of days having elapsed from the time the Company furnishes to the Initiating Holder a reasonably complete draft of the proposed Registration Statement to be filed, and the date on which the Initiating Holder, acting as representative of the holders of Registrable Securities within the Initiating Holder’s Group to which the proposed Registration Statement relates, notifies the Company that such draft is acceptable to such Initiating Holder insofar as the draft of the proposed Registration Statement contains information that relates to them and the intended method or methods of distribution as furnished by them to the Company and (ii) to cause such Registration Statement to be declared effective as quickly as reasonably possible after the filing referenced in clause (i) above. The Company will keep the Demand Registration current and effective for at least one hundred twenty (120) days (such 120-day period to be calculated without regard to any Deferral Period), or a shorter period during which the holders of such demand shall have sold all Registrable Securities covered by the Demand Registration.

(b)    Demand Withdrawal. If an Initiating Holder makes a demand to register pursuant to Section 1(a) and later determines, prior to the Registration Statement being declared effective by the Commission, not to sell Registrable Securities pursuant to such registration, the Company shall cease all efforts to register the offer and sale of such holder’s Registrable Securities and shall take all action necessary to prevent the effectiveness for any pending registration prepared in connection with the withdrawn request, and such holder’s Demand Registration shall be reinstated as if never exercised, only if such Initiating Holder withdrawing such demand pays in full to the Company, within ten (10) days after presentation of an invoice by the Company therefor, all reasonably documented costs and expenses incurred by the Company in connection with such withdrawn demand registration, including, but not limited to, Registration Expenses, unless the withdrawal is a result of a breach by the Company of its obligations under this Agreement or action by the Company under Section 1(d).

(c)    Demands.    The Fursa Group on the one hand, and the TTG Group on the other, shall each as a separate Group be entitled to request two (2) Demand Registrations pursuant to Section 1(a), and the making of an appropriate Demand Registration under Section 1(a) by any one Group, subject to Section 1(b), shall be binding upon all the holders of Registrable Securities within such Group for the purpose of determining the number of Demand Registration rights provided for in this Section 1(c).

(d)    Company Rights.    Notwithstanding the provisions of Section 1(a), if the Company is requested to file any Demand Registration:

(i)    the Company will not be required to take any action pursuant to Section 1(a):

(A)    if prior to the date of such request, the Company has effected each of the Demand Registrations set forth in Section 1(c);

(B)    if a Registration Statement is effective at the time such request is made and the holders of Registrable Securities were offered the opportunity to include Registrable Securities on such Registration Statement;

(ii)    the Company shall have the right to defer the filing of a Registration Statement relating to a Demand Registration until the expiration of the one-hundred twenty (120)-day period (or for such longer period of time as required by the Managing Underwriter) following the effective date of any other Registration Statement pertaining to an underwritten public offering of securities for the account of the Company or for the account of selling security holders of the Company; or

(iii)    the Company shall have the right to defer the filing after receipt of the Initiating Holder’s request or if a Registration Statement pertaining to any Demand Registration has already been filed, the Company may cause the Registration Statement to be withdrawn and its effectiveness to be terminated, or may postpone amending or supplementing the Registration Statement, until the Board of Directors determines that the circumstances requiring the withdrawal or postponement no longer exist, if, in the judgment of the Company, (A) it is advisable to suspend use of the Prospectus for a period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company or (B) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying such filing or effectiveness. The Company shall deliver a certificate in writing, signed by its Chief Executive Officer or Chief Financial Officer, to the holders of Registrable Securities, the Special Counsel and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such holder’s Selling Period will not commence until such holder’s receipt of copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will recommence, upon the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) a determination by the Company that, in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 1(d)(iii) to defer the commencement of a Selling Period more than one-hundred twenty (120) days during any twelve (12)-month period.

(e)    Registration Expenses.    The Company will pay all lawful Registration Expenses incurred in connection with any Demand Registration that is not subsequently withdrawn under Section 1(b) (including, without limitation, the cost of one Special Counsel).

(f)    Demand Effectiveness.    A Demand Registration shall not count as such until a Registration Statement becomes effective; provided, however, that if, after it has become effective, the offering pursuant to the Registration Statement is interfered with by any stop order injunction or other order or requirement of the Commission or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed within sixty (60) days of the imposition thereof.

(g)    Registration Statement Form.    Demand Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall be reasonably acceptable to the holders of a majority of the Registrable Securities to which such registration relates, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration. Anything to the contrary notwithstanding provided in Section 1(a), the time within which a Demand Registration Statement is otherwise to be filed following receipt of a demand by the Initiating Holder shall be extended by the number of days having elapsed from the time the Company furnishes to the Initiating Holder a reasonably complete draft of the proposed Registration Statement to be filed, and the date on which the Initiating Holder, acting as representative of the holders of Registrable Securities within the Initiating Holder’s Group to which the proposed Registration Statement relates notifies the Company that such draft is acceptable to such Initiating Holder insofar as the draft of the proposed Registration Statement contains information that relates to them and the intended method or methods of distribution as furnished by them to the Company.

(h)    Priority in Cutback Registrations.    If a Demand Registration becomes a Cutback Registration, the Company will include in any such registration to the extent of the number which the Managing Underwriter advises the Company can be sold in such offering (i) first, Registrable Securities requested to be included in such registration by the Initiating Holder, pro rata on the basis of the number of Registrable Securities requested to be included by the Initiating Holder for the accounts of the holders of Registrable Securities included in such Initiating Holder’s Group, and (ii) second, other Registrable Securities requested to be included in such registration by the other Requesting Holders, pro rata on the basis of the number of Registrable Securities requested as to be included by such holders, and (iii) third, other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in such Demand Registration.

2.    Preemption of Demand.

Notwithstanding anything to the contrary contained herein, at any time within twenty (20) days after receiving a written request for a Demand Registration, the Company may elect to effect an underwritten primary registration in lieu of the requested registration if the Company’s Board of Directors believes that such primary registration would be in the best interests of the Company or if the Managing Underwriter for the requested registration advises the Company in writing that in its opinion, in order to sell the Registrable Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall afford the holders of the Registrable Securities rights contained in Section 3 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a requested registration, the requests for such a registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be an Effective Registration.

3.    Piggyback Registrations.

(a)    Right to Include Registrable Securities.    Notwithstanding any limitation contained in Section 1(c), if the Company at any time proposes after the date hereof to effect a Piggyback Registration, including in accordance with Section 2, it will each, at such time, give prompt written notice (a ‘‘Notice of Piggyback Registration’’) at least twenty (20) days prior to the anticipated filing date, to all holders of Registrable Securities of its intention to do so and of such holders’ rights under this Section 3 which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such holder made within fifteen (15) days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Agreement, include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register, all to the extent requisite to permit the disposition of such Registrable Securities in accordance with the intended method of disposition set forth in the Notice of Piggyback Registration. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of any Requesting Holder entitled to do so to request that such registration be effected as a Demand Registration under Section 1(a), but subject in any case to the provisions in Section 1(d) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligations to effect a registration under Section 1(a).

(b)    Registration Expenses.    All Registration Expenses incurred in connection with any Piggyback Registration shall be allocated among all Persons (including the Company if it sells shares) on whose behalf securities of the Company are included in such registration, pro rata on the basis of the respective amounts of the securities then being registered on their behalf, provided, however, that the Company shall pay all lawful Registration Expenses (except for those expenses required to be paid pro rata by a Holder pursuant to the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder) incurred in connection with any registration that was originally commenced as a Demand Registration but was not effected as a Demand Registration because of an election by the Company in accordance with Section 2.

(c)    Priority in Cutback Registrations.    If a Piggyback Registration becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering:

(i)    if such registration as initially proposed by the Company was solely a primary registration of its securities, (A) first, the securities proposed by the Company to be sold for its own account, (B) second, any Registrable Securities requested to be included in such registration by Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and (C) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders pro rata; and

(ii)    if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than holders of Registrable Securities in their capacities as such, pursuant to demand registration rights, (A) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, (B) second, any Registrable Securities requested to be included in such registration by Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and (C) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities;

and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

4.    Demand Registration and Piggyback Registration Procedures.    If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1(a) and Section 3(a) of this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible, use its reasonable best efforts:

(a)    to prepare and file with the Commission (in the case of a Demand Registration, not later than seventy-five (75) days after the Company’s receipt of the request therefor from the Initiating Holder or as soon thereafter as possible) the requisite registration statement to effect such registration and to cause such registration statement to become effective; provided, that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein, and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

(b)    prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement during the period of time during which such registration statement is to remain effective as provided in this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) ninety (90) days after such registration statement becomes effective;

(c)    promptly notify each Requesting Holder and the underwriter or underwriters, if any:

(i)    when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(ii)    of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

(iii)    of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(d)    furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder’s Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

(e)    to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

(f)    use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

(g)    only with respect to underwritten Public Offerings, furnish to each Requesting Holder a signed counterpart, addressed to such holder and the underwriters of:

(i)    an opinion of counsel for the Company, dated the date of any closing under the underwriting agreement, in form and substance as provided below, and

(ii)    if received by the Company, a ‘‘comfort’’ letter, dated the date of any closing under the underwriting agreement, signed by the independent public accountants who have issued an opinion with respect to the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten Public Offerings of securities; provided, however, (x) the opinion of counsel to the Company to be delivered to the Initiating Holder shall be limited as to subject matter, form and scope to:

(A)    a negative assurance opinion that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the underwriters, if any, at which the contents of the registration statement were discussed and, although such counsel will neither pass upon nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the registration statement or the prospectus, and any supplements or amendments thereto, and have not made any independent check or verification thereof, during the course of such participation nothing has come to such counsel’s attention which would lead them to believe that either the registration, at the time the registration statement became effective or as of the date of their opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading or that the prospectus, as of its issue date or as of the date of their opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel will express no belief as to the financial statements, schedules and other financial and statistical data, included or incorporated by reference in the registration statement or the prospectus or any amendments or supplements thereto);

(B)    opining that the registration statement and the prospectus, and each amendment or supplement thereto (other than (i) the financial statements, notes or schedules thereto and (ii) other financial and statistical information included or incorporated by reference in the registrations statement or the prospectus or omitted therefrom) as of their respective effective or issue dates, appeared on their face to comply as to form in all material respects with the requirements for registration statements on the Form under which the registration statement was filed under the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder; and

(C)    opining that the registration statement has been declared effective by the Commission under the Securities Act and to the knowledge of such counsel, no stop order suspending the effectiveness of the registration statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission, and all other matters pertaining to the Company and the registration statement as customarily covered in opinions of issuer’s counsel shall be the subject of a separate opinion of the counsel to the Company.

(h)    notify, in writing, each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall include a certificate of the Chief Executive Officer or President of the Company as to the nature of such event), and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, if required, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)    make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the ‘‘Inspectors’’), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the ‘‘Records’’) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential, shall be made available to the Inspectors upon their prior execution and delivery to the Company of a customary confidentiality agreement;

(k)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(l)    use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

The Company may require each holder of Registrable Securities as to which any registration is being effected to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. Any delay in providing such requested information shall toll the time periods provided for in this Agreement for the filing of any registration statement provided for in this Agreement.

Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h) of this Section, such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this Section and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in paragraph (b) of this Section shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (h) of this Section and to and including the date when each holder of any Registrable Securities covered by such registration statement shall receive the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this Section.

5.    Underwritten Offerings.

(a)    Underwritten Requested Offerings.    In the case of any underwritten Public Offering being effected pursuant to a Demand Registration, subject to Section 1(c), the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected by the Company with the consent of the Initiating Holder, which consent shall not be unreasonably withheld. The Company shall not be required to consult with the holders of Registrable Securities with respect to an underwritten primary public offering of any securities of the Company. The Company shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities and reciprocal indemnities to the effect and to the extent provided in Section 7. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder’s intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

(b)    Underwritten Piggyback Offerings.    If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 1(h) and Section 3(c), use its reasonable best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, and such holders shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriter or underwriters. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder’s intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

6.    Holdback Agreement.

(a)    By the Holders of Registrable Securities.    If and to the extent requested by the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees, to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule 144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and up to one-hundred twenty (120) days after the effective date of any registration statement filed by the Company in connection with a Public Offering (or for such longer period of time as required by the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), except as part of such registration statement, whether or not such holder participates in such registration.

(b)    By the Company and Other Securityholders.    If and to the extent requested by the Managing Underwriter, the Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the one-hundred twenty (120) days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Demand Registration (or for such longer period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto.

(c)    Exception.    The foregoing provisions shall not apply to any holder of securities of the Company to the extent such holder is prohibited by applicable law from agreeing to withhold from sale.

7.    Indemnification.

(a)    Indemnification by the Company.    The Company shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in any registration statement filed in connection with a Demand Registration or a Piggyback Registration, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, ‘‘Losses’’), to which such seller or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such seller and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof or (ii) such seller’s failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

(b)    Indemnification by the Sellers.    Each holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with a Demand Registration or a Piggyback Registration, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof; provided, however, that the obligation to provide indemnification pursuant to this Section 7(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such registration statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this Section 7(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

(c)    Notices of Claims, etc.    Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 7, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 7, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party may participate in such defense at the Indemnified Party’s expense; and provided further, that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

(d)    Contribution.    If the indemnity and reimbursement obligation provided for in any paragraph of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

(e)    Other Indemnification.    Indemnification similar to that specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 7 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

(f)    Indemnification Payments.    The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred, provided that the Indemnified Party executes an agreement in form reasonably satisfactory to the Company to repay all such advances upon a finding that the Company was not liable therefor by reason of the provisions contained in Section 7(a) hereof.

8.    Covenants Relating to Rule 144.    The Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish such holder with such other information as such holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the holder of any Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

9.    Other Registration Rights.

(a)    No Existing Agreements.    The Company represents and warrants to the Investor that, except as set forth in the Parent Disclosure Schedule delivered by the Company under the Merger Agreement, there is not in effect on the date hereof any agreement by the Company (other than this Agreement) pursuant to which any holders of Common Stock have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

(b)    Future Agreements.    From and after the date hereof and until there are no longer any Registrable Securities outstanding or they have otherwise ceased to be Registrable Securities, the Company will not enter into any registration rights or similar agreements, contracts or understandings which materially adversely affect the Investors’ rights under this Agreement.

10.    Definitions.

(a)    Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

‘‘Agreement’’ means this Registration Rights Agreement, as the same shall be amended from time to time.

‘‘Business Day’’ means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

‘‘Commission’’ means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

‘‘Common Stock’’ means shares of Common Stock, par value $0.01 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

‘‘Company’’ has the meaning ascribed to it in the preamble.

‘‘Cutback Registration’’ means any Demand Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Initiating Holder in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

‘‘Deferral Period’’ means the period during which the Company has elected to postpone the sale or other transfer of Registrable Securities by the holders thereof pursuant to the applicable terms of Section 1(d) of this Agreement or any other period during which a stop order or other order suspending the effectiveness of a Registration Statement is in effect.

‘‘Demand Registration’’ means any registration of Registrable Securities under the Securities Act effected in accordance with Section 1(a), and further includes a Cutback Registration.

‘‘Effective Period’’ means the period commencing on the eighteen (18) month anniversary of the closing under the Standby Purchase Agreement and ending the earlier of the date that all of the Registrable Securities shall have ceased to be Registrable Securities.

‘‘Effective Registration’’ means, subject to the last sentence of Section 2, a Demand Registration which (i) has been declared or ordered effective in accordance with the rules of the Commission, and (ii) has been kept effective for the period of time contemplated by Section 4(b).

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

‘‘Fursa’’ has the meaning ascribed to it in the recitals.

‘‘Fursa Group’’ has the meaning ascribed to it in the recitals.

‘‘Fursa Managed Accounts’’ shall mean certain funds and accounts affiliated with, managed by, or over which Fursa or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, set forth on Schedule 1 or such funds and accounts to whom proper assignments have been made pursuant to Section 11(g) herein.

‘‘Group’’ has the meaning ascribed to it in the recitals.

‘‘Guarantor Warrants’’ has the meaning ascribed to it in the recitals.

‘‘Indemnified Party’’ means a party entitled to indemnity in accordance with Section 7.

‘‘Indemnifying Party’’ means a party obligated to provide indemnity in accordance with Section 7.

‘‘Initiating Holder’’ means either Fursa, as representative of the Fursa Group, or TTG, as representative of the TTG Group, making a Demand Registration pursuant to Section 1(a) for the registration of Registrable Securities.

‘‘Inspectors’’ has the meaning ascribed to it in Section 4(j).

‘‘Investments’’ has the meaning ascribed to it in the recitals.

‘‘Investors’’ has the meaning ascribed to it in the recitals.

‘‘Losses’’ has the meaning ascribed to it in Section 7(a).

‘‘Managing Underwriter’’ means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

‘‘Merger’’ has the meaning ascribed to it in the recitals.

‘‘Merger Agreement’’ has the meaning ascribed to it in the recitals.

‘‘NASD’’ means the National Association of Securities Dealers.

‘‘Notice of Piggyback Registration’’ has the meaning ascribed to it in Section 3(a).

‘‘Parent Disclosure Schedule’’ has the meaning ascribed to it in the Merger Agreement.

‘‘Permitted Assignee’’ has the meaning ascribed to it in Section 11(g).

‘‘Person’’ means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

‘‘Piggyback Registration’’ means any registration of equity securities of the Company under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto or relating to a transaction under Rule 145 under the Securities Act), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities) on a form that would permit the registration of Registrable Securities for the sale to the public under the Securities Act, under the circumstances described in Section 2.

‘‘Preferred Stock Conversion Shares’’ means shares of Common Stock issuable upon conversion of the Preferred Stock.

‘‘Preferred Stock Shares’’ means shares of Series A 7.5% Convertible Preferred Stock, par value $0.01 per share, of the Company issued to Fursa pursuant to the Merger Agreement.

‘‘Public Offering’’ means any offering of Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

‘‘Records’’ has the meaning ascribed to it in Section 4(j).

‘‘Registrable Securities’’ means (i) any Merger Shares issued by the Company to the Investors, (ii) any Unsubscribed Shares issued by the Company to the Investors, (iii) any Warrant Shares issued upon exercise of the Guarantor Warrants, (iv) any Preferred Stock Conversion Shares issued upon conversion of the Preferred Stock and (v) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of shares of Common Stock issued by the Company to the Investors in respect of the Merger Shares, the Unsubscribed Shares, the Warrant Shares, the Preferred Stock Shares and the Preferred Stock Conversion Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities upon the earliest to occur of (A) the date on which a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) the date on which such securities may be sold pursuant to Rule 144 under the Securities Act during any three-month period, (C) the date on which such securities may be sold pursuant to Rule 144(k) under the Securities Act, (D) the date on which such securities are transferred to or become owned by a Person who is not an Investor or a Permitted Assignee, (E) the 10th year anniversary following the date hereof, or (F) the date on which such securities shall have ceased to be outstanding.

‘‘Registration Expenses’’ means all expenses of the Company incident to the Company’s performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Demand Registration or a Piggyback Registration, including, without limitation, any and all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of ‘‘cold comfort’’ letters required by or incident to such performance and compliance, subject to Section 1(b), the reasonable fees and disbursements of a single counsel retained by the holders of a majority of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof, provided, however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

‘‘Requesting Holders’’ means, with respect to any Demand Registration or Piggyback Registration, the holders of Registrable Securities requesting to have Registrable Securities included in such registration in accordance with this Agreement.

‘‘Rights’’ has the meaning ascribed to it in the recitals.

‘‘Rights Offering’’ as the meaning ascribed to it in the recitals.

‘‘Rights Shares’’ has the meaning ascribed to it in the recitals.

‘‘Rule 144’’ means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

‘‘Securities Act’’ means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

‘‘Selling Period’’ means the period during which a holder of Registrable Securities shall be entitled to sell its Rights Shares pursuant to a Prospectus under applicable provision of Section 1.

‘‘Shareholders Agreement’’ has the meaning ascribed to it in the Merger Agreement.

‘‘Special Counsel’’ means any law firm retained from time to time by an Initiating Holder, as shall be specified by such Initiating Holder to the Company and to whom the Company has no reasonable objection; provided that at no time shall there be more than one Special Counsel the fees and expenses of which will be paid by the Company pursuant to this Agreement, subject to the provisions of Section 1(b) in which case the Company shall have no obligation or responsibility for such fees.

‘‘Standby Purchase Agreement’’ has the meaning ascribed to it in the recitals.

‘‘TTG Group’’ has the meaning ascribed to it in the recitals.

‘‘Unsubscribed Shares’’ has the meaning ascribed to it in the recitals.

‘‘Warrant Shares’’ has the meaning ascribed to it in the recitals.

(b)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms ‘‘hereof,’’ ‘‘herein,’’ ‘‘hereby’’ and derivative or similar words refer to this entire Agreement; and (iv) the term ‘‘Section’’ refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

11.    Miscellaneous.

(a)    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

If to Fursa or any Fursa Managed Account, at:

Fursa Alternative Strategies LLC
The MetLife Building
200 Park Avenue, 54th Floor
New York, NY 10166
Attention:     Patrick Brennan
Facsimile:     (212)922-8955

with a copy to:

Torys LLP
237 Park Avenue
New York, New York 10017
Attention:    Joris M. Hogan
Facsimile:    (212) 682-0200

If to the Company, at:

Movie Star, Inc.
1115 Broadway
New York, NY 10010.
Attention:    Melvin Knigin
Facsimile:    (212) 213-4925

with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, New York 10036
Attention:    Scott L. Kaufman
Facsimile:    (212) 401-4772

and a copy (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Attention:    Peter M. Ziemba
Facsimile:    (646) 227-5400

If to TTG, at:

Tokarz Investments LLC
287 Bowman Avenue
Purchase, NY 10577
Attention:    Michael Tokarz
Facsimile:     (914) 251-1816

with a copy (which shall not constitute notice) to:

Wildman, Harrold, Allen & Dixon LLP
225 W. Wacker Drive,
Suite 3000
Chicago, Illinois 60606
Attention:    John L. Eisel
Facsimile:    (312) 201-2555

With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. Either party hereto may from time to time change its address or facsimile number for notices under this Section 11(a) by giving at least ten (10) days’ prior written notice of such changed address or facsimile number to the other party hereto.

(b)    Entire Agreement.    This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(c)    Amendment.    This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and Persons owning fifty-one percent (51%) or more of the Registrable Securities.

(d)    Waiver.    Subject to paragraph (e) of this Section, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

(e)    Consents and Waivers by Holders of Registrable Securities.    Any consent of the holders of Registrable Securities pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Fursa and TTG as representatives of the Fursa Group and the TTG Group, respectively, and any such consent or waiver so given or taken will be binding on all the holders of Registrable Securities.

(f)    No Third Party Beneficiary.    The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other holder of Registrable Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 7.

(g)    Successors and Assigns.    Subject to the restrictions on transfers under the Shareholders Agreement, this Agreement shall only be assignable by an Investor to (i) a Person that acquires from such Investor in a private transfer exempt from registration under the Securities Act and other applicable securities laws, as confirmed by an opinion of counsel reasonably acceptable to the Company, Registrable Securities equal to at least five percent (5%) of the total outstanding shares of Common Stock and (ii) any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of an Investor or any other Person, managed fund or managed client account over which such Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, in a private transaction exempt from registration under the Securities Act and other applicable securities laws, as confirmed by an opinion of counsel reasonably acceptable to Movie Star, Inc.; provided, that the Demand Registration rights of the Initiating Holders can only be assigned or transferred to a wholly-owned subsidiary, Affiliate or any other Person, managed fund or managed client account over which such Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; and provided, further, that such transferee shall, as a condition to the effectiveness of such assignment, execute within 5 Business Days of any such transfer, a counterpart to this Agreement assuming all of the obligations of an Investor and agreeing to be treated as if an original party hereto, whereupon such transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such transferee was originally included in the definition of an Investor and had originally been a party hereto (a ‘‘Permitted Assignee’’). Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Investor of its obligations hereunder. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Fursa and TTG as representatives of the Fursa Group and the TTG Group, respectively.

(h)    Headings.    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(i)    Severability.    If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(j)    Remedies; Specific Performance.    Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person (including the Company) from pursuing any other rights and remedies at law or in equity which such Person may have or to assert any defense, counter-claim, cross-claim, or third-party claim available to such person or which may be asserted by such person; provided, however, that no party hereto may recover from any other party any consequential or punitive damages by reason of the breach of this Agreement. With respect to the construction, interpretation and application of this paragraph, any period of time contained in this Agreement within which or during which the Company is to do, commence doing, complete doing or refrain from doing any act shall not be of the essence; provided, however, that the Company has acted in good faith and utilized its reasonable best efforts.

(k)    Governing Law And Venue; Waiver Of Jury Trial.    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11(k).

(l)    Counterparts.    This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MOVIE STAR, INC.
By:	/s/
Name:
Title:
FURSA ALTERNATIVE STRATEGIES LLC, (on its behalf and on behalf of certain funds and managed accounts set forth on Schedule 1)
By:
By:	/s/
Name:
Title:
TTG APPAREL, LLC
By:
By:	/s/
Name:
Title:
TOKARZ INVESTMENTS, LLC
By:
By:	/s/
Name:
Title:

SCHEDULE 1

Fursa Managed Accounts

Fursa Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Rediscovered Opportunities Fund L.P.), a Delaware limited partnership

Fursa Global Event Driven Fund L.P. (formerly known as Mellon HBV Global Event Driven Fund L.P.), a Delaware limited partnership

Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a Delaware limited partnership

Blackfriars Master Vehicle LLC, a Delaware limited liability company

AXIS RDO Ltd., a company incorporated in the Bahamas

Fursa Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Master Rediscovered Opportunities Fund L.P.), a Delaware limited partnership

Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company

Exhibit L

GUARANTOR WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’) OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT WITH THE COMPANY, DATED AS OF         , 2007 (THE ‘‘SHAREHOLDERS AGREEMENT’’), A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

Warrant Number GW-•	[ , 2007]

This Guarantor Warrant expires 5:00 P.M., New York time on [                        , 2010].

Warrant to purchase up to • shares of Common Stock of Movie Star, Inc. (hereinafter, this ‘‘Guarantor Warrant’’).

FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, • (the ‘‘Initial Holder’’ and, together with any permitted transferee under this Guarantor Warrant, the ‘‘Holder’’) is entitled to purchase from Movie Star, Inc., a New York corporation (the ‘‘Company’’), on the terms and subject to the conditions set forth below, to purchase from the Company at any time during the Exercise Period (as defined below) up to • fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company, as the same may be adjusted from time to time pursuant to Section 5 at the Exercise Price (as defined below). This Guarantor Warrant and the shares of Common Stock (as defined below) or other securities issuable upon exercise or exchange of this Guarantor Warrant are subject to the provisions of the Registration Rights Agreement (as defined below) and the Shareholders Agreement. This Guarantor Warrant is issued pursuant to a Standby Purchase Agreement (the ‘‘Standby Purchase Agreement’’) dated as of December 18, 2006 among the Company, TTG Apparel, LLC and Fursa Alternative Strategies (formerly Mellon HBV Alternative Strategies LLC) (the ‘‘ Guarantors’’).

Section 1.    Definitions.

‘‘Aggregate Exercise Price’’ shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant the Exercise Price multiplied by the total number of shares of Common Stock for which this Guarantor Warrant is being exercised.

‘‘Assignment Notice’’ shall mean written notice to the Company substantially in the form of the assignment form attached hereto as Exhibit B indicating the person or persons to whom this Guarantor Warrant shall be assigned and the respective number of warrants to be assigned to each assignee.

‘‘Capital Shares’’ shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) or assets (upon liquidation of the Company).

‘‘Common Stock’’ shall mean the common stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

‘‘Company’’ shall mean Movie Star, Inc., a New York corporation, and its successors and assigns.

‘‘Exercise Date’’ shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant either (i) the date this Guarantor Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company or (ii) the date a copy of the Exercise Notice is sent by facsimile to the

Company, provided that this Guarantor Warrant, the original Exercise Notice, and the Aggregate Exercise Price are received by the Company within five (5) Trading Days thereafter and provided further that if this Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise Price are not received within five (5) Trading Days in accordance with clause (ii) above, the Exercise Date for this clause (ii) shall be the date that the Company receives this Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise Price.

‘‘Exercise Notice’’ shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant the exercise form attached hereto as Exhibit A, duly executed by the Holder.

‘‘Exercise Period’’ shall mean the period beginning on the date hereof and continuing until 5:00 P.M., New York time, on [                    , 2010], at which time this Guarantor Warrant shall expire and be of no further force or effect or represent any rights hereunder.

‘‘Exercise Price’’ shall mean $                 per share of Common Stock, as such price may be adjusted from time to time pursuant to Section 5. [The Exercise Price will be equal to the Subscription Price per share of Common Stock paid by the stockholders of the Company under the Rights Offering].

‘‘Guarantor Warrant Shares’’ shall mean shares of Common Stock issuable by the Company upon the exercise of this Guarantor Warrant and the payment to the Company of the Aggregate Exercise Price.

‘‘Holder’’ shall mean a person registered as the owner of the Guarantor Warrant.

‘‘Person’’ shall have the meaning given to such term in the Standby Purchase Agreement.

‘‘Registration Rights Agreement’’ shall mean the Registration Rights Agreement, dated •, 2006, between the Company and the Guarantors.

‘‘Securities Act’’ shall mean the Securities Act of 1933, as amended.

‘‘Trading Day’’ shall mean a day when the American Stock Exchange, or other applicable national securities exchange, is open for business and all trading on such exchange has not been halted or suspended.

Section 2.    Exercise.

(a)    Method of Exercise.    This Guarantor Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Holder by the surrender of this Guarantor Warrant, the Exercise Notice in the form of Exhibit A attached hereto with signature guaranteed as provided in Section 17Ad-15 of the Securities and Exchange Act of 1934, as amended, and the Aggregate Exercise Price to the Company at the principal office of the Company at the address set forth in Section 10.

(b)    Payment of Aggregate Exercise Price.    Payment of the Aggregate Exercise Price shall be made by cash, certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company. [cashless exercise of Warrant open]

(c)    Replacement Warrant.    In the event that the Guarantor Warrant is not exercised in full, the number of Guarantor Warrant Shares shall be reduced by the number of such Guarantor Warrant Shares for which this Guarantor Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to the Holder a new Guarantor Warrant of like tenor and terms in the name of the Holder or as the Holder may request, reflecting such adjusted number of Guarantor Warrant Shares.

Section 3.    Delivery of Stock Certificates.

(a)    On the terms and subject to the conditions of this Guarantor Warrant, as soon as practicable after the exercise of this Guarantor Warrant in full or in part, and receipt by the Company of good funds representing the Exercise Price, and in any event within seven (7) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the

Holder lawfully may direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Guarantor Warrant Shares to which the Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise in accordance with the provisions hereof.

(b)    This Guarantor Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Guarantor Warrant, in full or in part, would result in the right to acquire any fractional share of Common Stock, then in such event such fractional share shall be considered a whole share of Common Stock and shall be added to the number of Guarantor Warrant Shares issuable to the Investor upon exercise of this Guarantor Warrant.

Section 4.    Representations, Warranties and Covenants of the Company.

(a)    The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Guarantor Warrant and the Guarantor Warrant Shares to the Holder.

(b)    The Guarantor Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

(c)    The Company has authorized and reserved for issuance to the Holder the requisite number of shares of Common Stock to be issued pursuant to this Guarantor Warrant. The Company at all times shall reserve and keep available, solely for issuance and delivery as Guarantor Warrant Shares hereunder, such shares of Common Stock as from time to time shall be issuable as Guarantor Warrant Shares, and accordingly shall adjust the number of such shares of Common Stock promptly upon the occurrence of any of the events specified in Section 5.

Section 5.    Adjustment of the Exercise Price.    The Exercise Price and, accordingly, the number of Guarantor Warrant Shares issuable upon exercise of the Guarantor Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)    Reclassification, Consolidation, Merger; Mandatory Share Exchange; Sale Transfer or Lease of Assets.    If the Company, at any time while this Guarantor Warrant is unexpired and not exercised in full, (i) reclassifies or changes its outstanding Capital Shares (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon exercise of this Guarantor Warrant) or (ii) consolidates, merges or effects a mandatory share exchange with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding Capital Shares issuable upon exercise of the Guarantor Warrant) or (iii) sells, transfers or leases all or substantially all of its assets, then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment by the Holder of any additional consideration therefor, amend this Guarantor Warrant or issue a new warrant providing that the Holder shall have rights not less favorable to the Holder than those then applicable to this Guarantor Warrant and to receive upon exercise under such amendment of this Guarantor Warrant or new warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of this Guarantor Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, lease, sale or transfer by the holder of one share of Common Stock issuable upon exercise of the Guarantor Warrant had this Guarantor Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer, and an appropriate provision for the foregoing shall be made by the Company as part of any such event. Such amended Guarantor Warrant or new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges, sales, transfers and leases.

(b)    Subdivision or Combination of Shares; Stock Dividends.    If the Company, at any time while this Guarantor Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, combine its Common Stock, pay a dividend in its Capital Shares, or make any other distribution of its Capital Shares to the holders of its Capital Shares, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Shares for the purpose of effecting such subdivision, combination or dividend or other distribution (or if no such record is taken, as of the effective date of such subdivision, combination, dividend or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution by a fraction:

(i)    the numerator of which shall be the total number of outstanding Capital Shares immediately prior to such subdivision, combination, dividend or other distribution, and

(ii)    the denominator of which shall be the total number of outstanding Capital Shares immediately after such subdivision, combination, dividend or other distribution. The provisions of this Section 5(b) shall not apply under any of the circumstances for which an adjustment is made pursuant to Section 5(a).

(c)    [Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock.]    [adjustment and methodology – weighted average as compared to full ratchet – subject to agreement by business people]

(d)    Intentionally Omitted.

(e)    Adjustment of Number of Shares.    Upon each adjustment of the Exercise Price pursuant to any provisions of this Section 5, the number of Guarantor Warrant Shares issuable hereunder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Guarantor Warrant Shares issuable prior to an adjustment by a fraction:

(i)    the numerator of which shall be the Exercise Price before any adjustment pursuant to this Section 5; and

(ii)    the denominator of which shall be the Exercise Price after such adjustment.

(f)    Notice of Certain Actions.    In the event the Company shall, at a time while the Guarantor Warrant is unexpired and outstanding, take any action pursuant to subsections (a) through (e) of this Section 5 that may result in an adjustment of the Exercise Price, the Company shall notify the Holder of such action, if practicable, ten (10) days in advance of its effective date in order to afford to the Holder an opportunity to exercise the Guarantor Warrant prior to such action becoming effective.

(g)    Notice of Adjustments.    Whenever the Exercise Price or number of Guarantor Warrant Shares shall be adjusted pursuant to this Section 5, the Company shall promptly deliver by facsimile, with the original delivered by express courier service in accordance with Section 10, a certificate, which shall be signed by the Company’s Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s board of directors made any determination hereunder), and the Exercise Price and number of Guarantor Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment.

Section 6.    No Impairment.    The Company will not, by amendment of its certificate of incorporation or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Guarantor Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Guarantor Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Guarantor Warrant Shares on the exercise of this Guarantor Warrant.

Section 7.    Rights as Stockholder.    Prior to exercise of this Guarantor Warrant and except as provided in Section 5, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Guarantor Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.

Section 8.    Replacement of Guarantor Warrant.     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Guarantor Warrant and, in the case of any such loss, theft or destruction of the Guarantor Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Guarantor Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Guarantor Warrant of like tenor.

Section 9.    Restricted Securities.

(a)    Registration or Exemption Required.    This Guarantor Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. This Guarantor Warrant and the Guarantor Warrant Shares issuable upon exercise of this Guarantor Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

(b)    Legends.    Any replacement Guarantor Warrants issued pursuant to Section 2 and any Guarantor Warrant Shares issued upon exercise hereof, shall bear the following legends, which may be removed in accordance with the terms and procedures set forth in the Shareholders Agreement:

‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’) OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.’’

‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT WITH THE COMPANY, DATED AS OF         , 2007, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.’’

(c)    Assignment.    Assuming the conditions of Section 9(a) above regarding registration or exemption have been satisfied, and subject to the restrictions on transfers under the Shareholders Agreement, this Guarantor Warrant shall only be assignable by the Holder to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Holder or any other Person, managed fund or managed client account over which such Holder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, in a private transaction exempt from registration under the Securities Act or other applicable securities laws, as confirmed by an opinion of counsel reasonably acceptable to the Company. The Holder shall deliver a written notice to the Company substantially in the form of the assignment form attached hereto as Exhibit B (the ‘‘Assignment Notice’’) indicating the person or persons to whom this Guarantor Warrant shall be assigned and the respective number of warrants to be assigned to each assignee, which Assignment Notice shall be countersigned by the assignee(s). The Company shall effect the assignment within ten (10) days of receipt of such Assignment Notice, and shall deliver to the assignee(s) designated by the Holder a Guarantor Warrant or Guarantor Warrants of like tenor and terms for the specified number of shares. No service charge shall be made to the Holder for any exercise, exchange or registration of transfer of a Guarantor certificate, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Guarantor Warrant Shares upon the exercise of the Guarantor Warrants, if any; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any new certificates evidencing the Guarantor Warrants or any certificates for the Guarantor Warrant Shares in a name other than that of the registered Holder upon the exercise of Guarantor Warrants, and the Company shall not be required to issue or deliver such new certificates evidencing the Guarantor Warrants or certificates for Guarantor Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d)    Guarantor’s Compliance.    Nothing in this Section 9 shall affect in any way the Guarantor’s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

Section 10.    Notices.     All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

if to the Company:

Movie Star, Inc.
1010 Broadway
New York, NY 10010
Attention: •
Telephone:    (212) •
Facsimile:       (212) •

with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, New York 10036
Attention:    Scott L. Kaufman, Esq.
Telephone:    (212) 479-6555
Facsimile:       (212) 401-4772

if to the Holder:

•
•
•
Attention:   •
Telephone:   •
Facsimile:    •

with a copy (which shall not constitute notice) to:

•
•
•
Attention:  •
Telephone: •
Facsimile:   •

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving written notice of such changed address or facsimile number to the other party hereto.

Section 11.    Governing Law and Venue; Waiver of Jury Trial.     THIS GUARANTOR WARRANT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Guarantor Warrant and the documents referred to in this Guarantor Warrant, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Guarantor Warrant or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTOR WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTOR WARRANT, OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTOR WARRANT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTOR WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

Section 12.    Severability.     If any provision of this Guarantor Warrant or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 13.    Miscellaneous.     This Guarantor Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Guarantor Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the parties have caused this Guarantor Warrant to be duly executed and delivered as of the date first above written.

MOVIE STAR, INC.
By: Name: • Title: •

Agreed:

[HOLDER]

By:
        Name:   •
        Title:     •

EXHIBIT A

EXERCISE FORM

Movie Star, Inc.

The undersigned (the ‘‘Registered Holder’’) hereby irrevocably exercises the right to purchase                                          shares of Common Stock of Movie Star, Inc., an entity organized and existing under the laws of the State of New York (the ‘‘Company’’), evidenced by the attached Guarantor Warrant, and herewith makes payment of $                     representing the Aggregate Exercise Price with respect to such shares in the form of (i) cash, a certified or official bank check; or (ii) by wire transfer of immediately available funds to the Company’s account at                                         ,                     ,                      (Account No.:                                        ).

The undersigned requests that stock certificates for such Guarantor Warrant Shares be issued, and a Guarantor Warrant representing any unexercised portion hereof be issued, pursuant to this Guarantor Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

The undersigned hereby represents and warrants to the Company that it is an ‘‘accredited investor’’ within the meaning of Rule 501(a) under the Securities Act and is acquiring the Guarantor Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Guarantor Warrant Shares, and is capable of bearing the economic risks of such investment. The undersigned understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of Guarantor Warrant Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and the Guarantor Warrant Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, the undersigned shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The undersigned acknowledges that appropriate restrictive legends will be placed on the certificate or certificates representing the Guarantor Warrant Shares that will be issued pursuant to this Guarantor Warrant and that the Guarantor Warrant Shares will be subject to the restrictions on transfers set forth in the Shareholders Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Guarantor Warrant.

Dated:

Signature of Registered Holder

Name of Registered Holder (Print)

Address

NOTICE

The signature on the foregoing Exercise Form must correspond to the name as written upon the face of the attached Guarantor Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed in the manner provided in Section 17Ad-15 of the Securities and Exchange Act of 1934, as amended.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered Holder (the ‘‘Registered Holder’’) desiring to transfer the Guarantor Warrant, in whole or in part.)

FOR VALUED RECEIVED, the undersigned Registered Holder of the attached Guarantor Warrant hereby sells, assigns or transfers unto the person(s) named below (the ‘‘Assignee’’) the right to purchase                                          shares of the Common Stock of Movie Star, Inc. evidenced by the attached Guarantor Warrant and does hereby irrevocably constitute and appoint                                          (attorney) to transfer the number of shares specified of the said Guarantor Warrant on the books of the Company, with full power of substitution in the premises.

The undersigned Registered Holder represents and warrants to the Company that it has complied with all the transfer requirements set forth under this Guarantor Warrant and the Shareholders Agreement and that the Assignee is either an Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the undersigned or a Person, managed fund or managed client account over which such the undersigned or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights.

The undersigned Registered Holder requests that such Guarantor Warrant be issued, and a Guarantor Warrant representing any unsold, unassigned or non-transferred portion hereof be issued, pursuant to this Guarantor Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

The undersigned Assignee hereby represents and warrants to the Company that it is an ‘‘accredited investor’’ within the meaning of Rule 501(a) under the Securities Act and is acquiring the Guarantor Warrant for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Guarantor Warrant, and is capable of bearing the economic risks of such investment. The undersigned Assignee understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of the Guarantor Warrant and the Guarantor Warrant Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and the Guarantor Warrant and the Guarantor Warrant Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, the undersigned Assignee shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The undersigned Assignee acknowledges that appropriate restrictive legends will be placed on the certificate or certificates representing the Guarantor Warrants and the Guarantor Warrant Shares that will be issued pursuant to this Guarantor Warrant and that the Guarantor Warrant and the Guarantor Warrant Shares will be subject to the restrictions on transfers set forth in the Shareholders Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Guarantor Warrant.

Dated:

Signature of Registered Holder

Name of Registered Holder (Print)

Signature of Assignee

Name of Assignee (Print)

Address of Assignee (including zip code number)

NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of the attached Guarantor Warrant in every particular, without alteration or enlargement or any change whatsoever.

Exhibit M

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this ‘‘Agreement’’) is made and entered into as of December 18, 2006 by and among FOH Holdings, Inc., a Delaware corporation (the ‘‘Company’’), Movie Star, Inc., a New York corporation (‘‘Parent’’), Tokarz Investments, LLC, a Delaware limited liability company (‘‘TI’’), Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC, a Delaware limited liability company (‘‘Fursa’’), Fursa’s affiliated and/or managed funds and accounts listed on paragraph (a) of Schedule 1 hereto (the ‘‘Fursa Managed Accounts’’ and, together with TI, the ‘‘Stockholders,’’ and individually, a ‘‘Stockholder’’), Fursa SPV LLC, a Delaware limited liability company and Fursa Master Rediscovered Opportunities Fund L.P., a Delaware limited partnership. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger and Reorganization dated as of the date hereof by and among Parent, Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (‘‘Merger Sub’’), and the Company (such agreement as it may be amended, is hereinafter referred to as the ‘‘Merger Agreement’’), Parent has agreed to acquire the outstanding securities of the Company pursuant to a merger of Merger Sub with and into the Company (the ‘‘Merger’’) in which each outstanding share of Company Common Stock will be converted into the right to receive Merger Consideration as set forth in the Merger Agreement; and

WHEREAS, the execution and delivery of this Agreement by the Stockholders is a condition to the consummation of the Merger under the Merger Agreement.

NOW, THEREFORE, the parties agree as follows:

1.    Shares.

1.1    Ownership of Shares.    Each Stockholder represents and warrants to Parent that: (i) in the case of TI, such Stockholder is, and in the case of the Fursa Managed Accounts, the Stockholders included therein in the aggregate are, (and will be until the Expiration Date, unless Transferred (as defined below) pursuant to Section 1.3), the registered and beneficial owner(s) of such number of issued and outstanding shares of Company Common Stock as is indicated on Schedule 1 hereto (the ‘‘Shares’’) with full and sole power to vote or direct the voting of all Shares; (ii) the Shares constitute such Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company; and (iii) the Shares are held by such Stockholder free and clear of any Liens. A Person shall be deemed to have effected a ‘‘ Transfer’’ of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein. As used herein, the term ‘‘Expiration Date’’ shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

1.3    No Transfers of Shares.    Each Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, except for a Transfer under the Merger Agreement, such Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares without the prior written consent of Parent’s independent directors, provided that, notwithstanding the foregoing, subject to Section 10.2, a Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of such Stockholder’s immediate family, to a trust for the benefit of such Stockholder and/or any member of the Stockholder’s immediate family, any of such Stockholder’s Affiliates or any other person managed fund or managed client account over which such Stockholder exercises investment authority, including without limitation, with respect voting and dispositive rights. For purposes of this Agreement, ‘‘immediate family’’ means the Stockholder’s spouse, parents, siblings, children or grandchildren.

1.4    No Transfer of Voting Rights.    Each Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Shares (other than, in each case, this Agreement).

2.    No Solicitation.    During the period from the date of this Agreement through the Expiration Date the Stockholders shall not, and shall not direct, authorize or permit any of their respective officers, directors, employees, agents, advisors, Affiliates and other representatives, (such Persons, collectively the ‘‘Representatives’’), and shall direct and use its best reasonable efforts to cause the Representatives not to, directly or indirectly, (a) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or (b) accept a Company Acquisition Proposal or enter into any agreement or agreement in principle providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder. The Stockholders shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Stockholders or any Representatives with respect to any Company Acquisition Proposal.

3.    Merger Consideration; Indemnification Claims.    Each Stockholder acknowledges and agrees that, in accordance with the terms of the Merger Agreement, such Stockholder will receive as Merger Consideration, the Effective Time Shares and the Company Supplemental Distribution Shares (together with cash in lieu of fractional shares of Parent Common Stock, if any, as specified in the Merger Agreement) and that the Company Escrowed Shares are being placed in escrow as the sole, exclusive and maximum recourse for each and every claim, liability, obligation, loss, damage, deficiency, assessment, encumbrance, judgment, cost, expense (including, without limitation, reasonable attorneys’ fees and costs and other expenses incurred by any Parent Indemnified Person in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or resulting from any breach of any representation, warranty, covenant, agreement or certification made by or on behalf of the Company in the Merger Agreement or pursuant to a Sales Tax Claim and such Stockholder agrees to the provisions of Section 4.2, 4.3 and Article X of the Merger Agreement as if such Stockholder was a party thereto. Pursuant to Section 4.1 of this Agreement, each Stockholder is appointing the Company Stockholder Representatives to execute and deliver on its behalf the Escrow Agreement substantially in the form attached as Exhibit A (the ‘‘Escrow Agreement’’) and to act on its behalf in connection with, among other things, all matters under the Escrow Agreement, including, without limitation, the resolution of all indemnification claims under the Merger Agreement.

4.    Stockholder Representatives.

4.1    Each Stockholder hereby irrevocably constitutes and appoints Patrick Brennan and Michael Tokarz as its joint representatives (the ‘‘Company Stockholder Representatives’’) and its true and lawful attorneys in fact, with full power and authority (coupled with interest) in each of their names and on behalf of each of them:

a)    to, as applicable, act on behalf of each of them with respect to any provisions of this Agreement, the Merger Agreement, the Escrow Agreement or any other agreement contemplated hereby or thereby; and

b)    in general, to, as applicable, do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 4.1.

4.2    Parent and the Escrow Agent shall be entitled to rely upon any document or other paper delivered by the Company Stockholder Representatives as (i) genuine and correct and (ii) having been duly signed or sent by the Company Stockholder Representatives, and neither Parent nor such Escrow Agent shall be liable to any Stockholder for any action taken or omitted to be taken by Parent or such Escrow Agent in such reliance. In the event of death, disability or resignation of a Company Stockholder Representative, Parent and the Escrow Agent shall be entitled to rely on any and all actions of the remaining Company Stockholder Representative, until such time as they receive notice of the appointment of a new Company Stockholder Representative, which appointment shall require the mutual consent of Fursa, acting on behalf of the Fursa Managed Accounts, on the one hand, and TTG on the other.

5.    Mutual Releases.    On or before the Effective Time, each Stockholder, on the one hand, and the Company, on the other hand, shall duly execute and deliver in favor of the other, releases in the form of Exhibit B.

6.    Fursa Debt Holders Covenants.

6.1    Each of Fursa SPV LLC and Fursa Master Rediscovered Opportunities Fund L.P. (collectively, the ‘‘Fursa Debt Holders’’), in its capacity as lenders under the Amended and Restated Tranche A/B and Tranche C Term Loan Agreement, dated June 30, 2005, among the Credit Parties named therein and the Fursa Debt Holders, as amended by that Amendment No. 1, dated July 20, 2005 and Amendment No. 2 dated November 23, 2005, among the Credit Parties named therein and the Fursa Debt Holders (the ‘‘Fursa Debt Agreement’’) hereby consents to the Merger and all of the transactions contemplated by the Merger Agreement and waives (i) any future event of default that may exist as of the Effective Date under the Fursa Debt Agreement solely as a result of the Merger and the transactions contemplated by the Merger Agreement, including without limitation, any breach of the negative covenants contained in Article VIII and Section 4.14 of the Fursa Debt Agreement, (ii) any right to notices it may have under any of the provisions in the Fursa Debt Agreement solely as a result of the Merger and the transactions contemplated by the Merger Agreement, and (iii) any prepayment penalties owed on the Fursa Debt Agreement in connection with a prepayment for amounts owed thereunder as a consequence of a refinancing of such debt or the cancellation of such debt pursuant to Section 6.2 herein.

6.2    The Fursa Debt Holders hereby agree that concurrently with the consummation of the transactions contemplated under the Merger Agreement, they shall cancel a portion of the total outstanding indebtedness under the Mellon Debt Agreement (the ‘‘Fursa Debt’’) held by them as of the Effective Date in the aggregate amount of $7,500,000 in exchange for receiving from Parent that number of shares of Parent’s Series A 7.5% Convertible Preferred Stock (‘‘Preferred Stock’’) equal to the quotient obtained by dividing 7,500,000 by the average daily closing price of the shares of the Parent Common Stock, for the twenty (20) trading days immediately preceding the record date of the Rights Offering, which shares of Preferred Stock shall have the rights and preferences set forth in Parent’s Restated Certificate of Incorporation.

6.3    The Fursa Debt Holders and TI further agree that in the event that as of the Effective Time there are any amounts outstanding under the Fursa Debt Agreement, the management fee set forth in Section 11.3 of the Fursa Debt Agreement and any other management or services fees related to, or arising out, of the Fursa Debt Agreement shall be terminated as of the Effective Time.

7.    Representations, Warranties and Covenants of Fursa and each Stockholder.    Except for the representations and warranties set forth in Section 7 (d), which shall be given by Fursa and the Fursa Managed Accounts only, Fursa and each Stockholder further represents, warrants and covenants to the Company as follows:

(a)    Such Person has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Person and constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application. Except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application, the execution and delivery of this Agreement by such Person does not, and the performance of such Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any Lien on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Person is a party or by which the Person or the Shares are or will be bound or affected.

(b)    Such Stockholder will vote the Shares as to which such Stockholder has voting control, in favor of the transactions contemplated by the Merger Agreement and shall not withdraw or change such vote prior to the Expiration Date.

(c)    Such Stockholder is an ‘‘accredited investor’’ within the meaning of Rule 501(a) of Regulation D under the Securities Act, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Parent Common Stock, and is capable of bearing the economic risks of such investment. Such Stockholder is acquiring the shares of Parent Common Stock issuable in the Merger for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such stock. Such Stockholder acknowledges that (i) the shares of Parent Common Stock to be issued in connection with the Merger have not been and will not be registered under the Securities Act and are being issued in a transaction exempt from registration under the Securities Act and (ii) the shares of Parent Common Stock issuable in the Merger may not be sold, transferred, offered for sale, pledges, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

(d)    Fursa is, and during the effectiveness of the agreements set forth in this Section 7(d) will be, duly authorized to act for and on behalf of each of the Fursa Managed Accounts regarding the subject matter of this Agreement, the Merger Agreement, the Registration Rights Agreement, the Company Stockholders Agreement, the Shareholders Agreement and the Escrow Agreement and has and shall have the authority to bind the Fursa Managed Accounts and their permitted transferees and assignees at all times.

8.    Additional Documents.    Each Stockholder and Fursa hereby covenants and agrees to execute and deliver any additional documents necessary or desirable to carry out the purpose and intent of this Agreement, the Merger Agreement or any other agreement contemplated hereby or thereby .

9.    Confidentiality.    Each Stockholder and Fursa agrees (i) to hold any information regarding this Agreement and the transactions contemplated by the Merger Agreement in strict confidence, and (ii) not to divulge any such information to any third person, except as required by law or legal process or to the extent any of the same is hereafter publicly disclosed by Parent.

10.    Miscellaneous.

10.1    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.2    Binding Effect and Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This agreement, or a Stockholder’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by a Stockholder to any Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such Stockholder or to any other Person, managed fund or managed client account over which such Stockholder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, to which Shares have been transferred pursuant to Section 1.3, provided, that any such assignee, shall, as a condition to the effectiveness of any such Transfer and assignment hereunder, assume within five Business Days (as such term is defined in the Merger Agreement) of any such assignment, the obligations of such Stockholder hereunder and agree in writing to be bound by the terms of this Agreement in the same manner as such Stockholder, as the case may be. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Stockholder of its obligations hereunder. This Agreement is intended to bind the Stockholders solely as a securityholders of the Company only with respect to the specific matters set forth herein.

10.3    Amendment and Modification.    This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

10.4    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

10.5    Notices.    All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows: If to a Stockholder, at the address set forth below such Stockholder’s signature at the end hereof, with a copy, which shall not constitute notice, to Torys LLP, 237 Park Avenue, New York, NY 10017, Attention: Joris M. Hogan, Telephone: (212) 880-6050, Facsimile: (212) 682-0200 and a second copy, which shall not constitute notice, to Wildman, Harrold, Allen & Dixon LLP 225 W. Wacker Drive, Suite 3000 Chicago, Illinois 60606, Attention: John L. Eisel, Facsimile: (312) 201-2555.

(a)	if to Parent, to:

Movie Star, Inc.
1115 Broadway
New York, NY 10010.
Attention:     Melvin Knigin
Telephone:    (212) 798-4700
Facsimile:       (212) 213-4925

with a copy, which shall not constitute notice, to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, New York 10036
Attention:    Scott L. Kaufman
Facsimile:    (212) 401-4772

with a second copy, which shall not constitute notice, to:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, NY 10174
Attention:    Peter M. Ziemba
Facsimile:    (646) 227-5400

(b)	if to Company, to:

FOH Holdings, Inc.
6255 Sunset Boulevard, Sixth Floor
Hollywood, CA 90028
Attention:    Linda LoRe
Facsimile:    (323) 464-4219

with a copy, which will not constitute notice, to:

Torys LLP
237 Park Ave.
New York, NY 10017
Attention:    Joris M. Hogan
Facsimile:    (212) 682-0200

or to such other address as any party hereto may designate for itself by notice given as herein provided.

10.6    Governing Law and Venue; Waiver of Jury Trial.    (a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7    Entire Agreement.    This Agreement contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

10.8    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

10.9    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

FOH HOLDINGS, INC.
By:	/s/ Linda LoRe
Name: Linda LoRe Title: Chief Executive Officer

MOVIE STAR, INC.
By:	/s/ Saul Pomerantz
Name: Saul Pomerantz Title: Executive Vice President

FURSA ALTERNATIVE STRATEGIES LLC
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

FURSA REDISCOVERED OPPORTUNITIES FUND L.P.
By:	FURSA ADVISORS LLC, its sole general partner
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

FURSA GLOBAL EVENT DRIVEN FUND L.P.
By:	FURSA ADVISORS LLC, its sole general partner
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

FURSA CAPITAL PARTNERS LP
By:	FURSA ADVISORS LLC, its sole general partner
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

BLACKFRIARS MASTER VEHICLE LLC
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

AXIS RDO LTD.
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

FURSA SPV LLC
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

FURSA MASTER REDISCOVERED OPPORTUNITIES FUND L.P.
By:	FURSA ADVISORS LLC, its sole general partner
By:	/s/ Patrick Brennan
Name: Patrick Brennan Title: Chief Administrative Officer

TOKARZ INVESTMENTS, LLC
By:	/s/ Michael Tokarz
Name: Michael Tokarz Title: Manager

SCHEDULE 1

Number of Shares Owned on the date hereof
(a) Fursa Managed Accounts
Fursa Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Rediscovered Opportunities Fund L.P.), a Delaware limited partnership
Fursa Global Event Driven Fund L.P. (formerly known as Mellon HBV Global Event Driven Fund L.P.), a Delaware limited partnership
Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a Delaware limited partnership
Blackfriars Master Vehicle LLC, a Delaware limited liability company
AXIS RDO Ltd., a company incorporated in the Bahamas
Fursa Managed Accounts Total:	664,999
(b) Tokarz Investments, LLC	665,001

EXHIBIT A

 escrow agreement

 Attached to the Merger Agreement as Exhibit H

EXHIBIT B

GENERAL RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT                         , (‘‘Grantor’’), for good and valuable consideration, the receipt and sufficiency of which are hereby duly acknowledged, on behalf of itself, its officers, directors, shareholders, members, managers, partners, and their respective successors and assigns, hereby unconditionally and irrevocably remises, releases and forever discharges                                                         , and, each of its officers, directors, shareholders, members, managers, partners, subsidiaries and affiliates) and each of their respective successors and assigns, attorneys and all persons acting by, through, under or in concert with any of them, (collectively, the ‘‘Releasees’’) from, and covenants not to sue or proceed against any of the Releasees on the basis of, any and all claims, actions, causes of action, suits, damages, losses, contracts, agreements, liabilities, expenses, notes, bonds, mortgages, sums of money, debts, rights, and any and all other obligations of any nature whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, determined or speculative, against the Releasees, or any of them, which Grantor or his successors, assigns, executors, administrators, or heirs, if any, ever had, now has, or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever (collectively ‘‘Claims’’) arising from the beginning of the world to and including the date of this Release.

Grantor waives all rights and benefits of any laws that provide or may purport to provide that a general release does not extend to unknown or unexpected Claims existing as of the date of this Release which, if known, may have materially affected the granting of this Release, except for Claims of fraud or fraud in the inducement of this Release.

Grantor acknowledges that this Release is not and shall not be construed as an admission of liability by any person or party whomsoever, and shall be binding upon and be effective against Grantor, and his successors, assigns, executors, administrators, and heirs.

This Release shall in all respects be construed in accordance with and governed by the laws of the State of New York without regard to its principles of conflict of laws other than Section 5-1401 of the General Obligations Law of the State of New York. Grantor agrees that any action arising out of this Release shall be exclusively venued in the federal, state or local courts located in, or otherwise, having jurisdiction over the County of New York, and the parties hereby consent to personal jurisdiction in such courts and waive any objection based on the defense of an inconvenient forum and any objection to jurisdiction or venue of any action instituted hereunder.

IN WITNESS WHEREOF, Grantor has executed this Release on the day of , 2007.

By Name: Title:

ANNEX B

AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this ‘‘Amendment’’) is entered into as of June 8, 2007, by and among Movie Star, Inc., a New York corporation (‘‘Parent’’), Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (‘‘Merger Sub’’), and FOH Holdings, Inc., a Delaware corporation (the ‘‘Company,’’ and together with Parent and Merger Sub, the ‘‘Parties,’’ and each individually, a ‘‘Party’’). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

WHEREAS, the Parties entered into that certain Merger Agreement dated as of December 18, 2006 (the ‘‘Merger Agreement’’) providing for the merger of Merger Sub with and into the Company;

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company, and in the case of Parent, the Parent Special Committee, have authorized this Amendment; and

WHEREAS, in accordance with Section 11.1 of the Merger Agreement the Parties wish to amend certain terms and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Representations and Warranties of the Parties.    Each Party represents and warrants to the other Parties as follows:

This Amendment has been duly and validly authorized, executed and delivered by such Party and, subject, in the case of the Company, to the approval by the Company’s stockholders, which approval shall be delivered immediately following the execution of this Amendment, the performance by such Party of this Amendment has been duly authorized by all requisite corporate action by such Party, and when executed and delivered by the other Parties hereto, will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable laws regarding insolvency and to principles of equity.

2.    Amendment to Clause (a) of Section 9.2.    Clause (a) of Section 9.2 of the Merger Agreement is hereby amended in its entirety to read as follows:

‘‘(a) the Merger shall not have been consummated by December 31, 2007 (the ‘‘Termination Date’’),’’.

3.    Amendment to Exhibit C.    The form of Parent Charter attached as Exhibit C to the Merger Agreement is hereby amended in its entirety and replaced with the form attached hereto as Exhibit A.

4.    Amendment to Exhibit D.    Section 3 of Article IX of the Parent By-laws attached as Exhibit D to the Merger Agreement is hereby amended in its entirety to read as follows:

‘‘Section 3.Fiscal Year. The fiscal year of the Corporation shall end on the date corresponding with the final Saturday in the month of July of each year.’’

5.    Amendment to Exhibits E and G.    Exhibits E and G to the Merger Agreement are hereby amended to delete any references to ‘‘James P. Jenkins’’ and instead replace any such references with a reference to ‘‘Thomas J. Lynch,’’ with respect to the appointments on each of the Post-Merger Boards of Directors of Parent and the Surviving Corporation, and on each of Parent’s Nominating and Compensation Committees.

6.    Amendment to Exhibit F.    Exhibit F to the Merger Agreement is hereby amended to appoint Peter Cole as the Executive Chairman of the Company and Parent upon consummation of the Merger.

7.    No Further Amendment.    Except as specifically provided in this Amendment, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger

Agreement shall continue to be in full force and effect. This Amendment constitutes (and the Parent Charter and the Parent By-laws, each as amended hereby, will constitute on the date that they become effective) the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

8.    Incorporation by Reference.    The Parties hereby incorporate by reference Sections 11.1, 11.4, 11.5, 11.6, 11.8, 11.9, 11.10 and 11.11 of the Merger Agreement as if they were included in this Amendment with the references to Agreement therein being replaced with references to this Amendment.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

MOVIE STAR, INC.
By:	/s/ Mel Knigin
Name: Mel Knigin Title: President
FOH HOLDINGS, INC.
By:	/s/ Linda LoRe
Name: Linda LoRe Title: Chief Executive Officer
FRED MERGER CORP.
By:	/s/ Thomas Rende
Name: Thomas Rende Title: Authorized Officer

Exhibit A

Form of Parent Charter

Attached as Annex D to the Proxy Statement

ANNEX C

December 18, 2006

Special Committee of the Board of Directors
Movie Star, Inc.
1115 Broadway
New York, NY 10010

Dear Members of the Special Committee:

The Special Committee of the Board of Directors of Movie Star, Inc. (‘‘Movie Star’’ or the ‘‘Company’’) has engaged Chanin Capital, LLC (‘‘Chanin’’) as its independent financial advisor in connection with the contemplated transaction described below (the ‘‘Proposed Transaction’’). The Special Committee has requested our opinion (the ‘‘Opinion’’) as to the fairness to the stockholders of the Company, from a financial point of view, of the Consideration (as defined herein) to paid in the Proposed Transaction. All capitalized terms used herein and not otherwise defined shall have the same meanings as ascribed to such terms in the Transaction Documents (as defined herein).

Description of the Proposed Transaction

Movie Star, a New York corporation, Fred Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company (‘‘Merger Sub’’), and FOH Holdings, Inc. a Delaware corporation (‘‘Frederick’s’’) propose to enter into an Agreement and Plan of Merger and Reorganization whereby Merger Sub will merge with and into Frederick’s, leaving Frederick’s as the surviving corporation. Movie Star intends to issue approximately 23.7 million shares of its $0.01 par value common stock to Frederick’s shareholders and assume approximately $26.0 million of Frederick’s existing indebtedness (together the share issuance and the debt assumption, the ‘‘Consideration’’) in connection with the Proposed Transaction. The Proposed Transaction is contingent upon the closing of a fully underwritten $20.0 million rights offering to Movie Star’s current stockholders (the ‘‘Rights Offering’’).

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regard to the Proposed Transaction included, but was not limited to, the items summarized below.

1.	Conducted meetings with members of the senior management team of Frederick’s and Movie Star at their respective corporate headquarters where we discussed the history, current operations and future outlook for both companies;

2.	Reviewed the Company’s financial statements and SEC filings, including the annual report on Form 10-K for the years ended June 30, 2004, 2005 and 2006 and quarterly report on Form 10-Q for the three months ended September 30, 2006;

3.	Reviewed Frederick’s audited historical financial statements for the years ended July 31, 2004 and July 30, 2005 and unaudited financial statements for the year ended July 29, 2006 and the three month period ended October 28, 2006;

4.	Reviewed financial projections for the Company and Frederick’s for fiscal years 2007 through 2010, as well as other operating and financial information prepared by the respective management of both companies;

5.	Reviewed drafts as of December 15, 2006 of the Agreement and Plan of Merger and Reorganization, Stockholders Agreement, Shareholders Agreement, Registration Rights Agreement, Rights Offering Term Sheet, Standby Purchase Agreement, Guarantor Warrant, Escrow Agreement, Form of Voting Agreement, (collectively the ‘‘Transaction Documents’’);

6.	Analyzed the historical trading price and trading volume of the Company’s common stock;

7.	Reviewed certain publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed reasonably similar to that of the Company and Frederick’s;

8.	Reviewed the financial terms of certain recent business combinations we deemed relevant to our inquiry; and

9.	Performed such other financial studies, analyses and investigations that we deemed appropriate.

Chanin also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Chanin did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness or otherwise as tax advice or as accounting advice. In addition, Chanin is neither expressing any opinion as to the market price or value of the public shares after completion of the Proposed Transaction nor to the effect of the Proposed Transaction on Michael Tokarz or his affiliates in their capacity as shareholders of Frederick’s. Chanin has not been engaged to address, nor does this Opinion address, nor should it be construed to address, the relative merits of the Proposed Transaction as compared to other transactions or alternative business strategies that may be available to the Company, or any other related or unrelated transactions by the Company. In rendering this Opinion, Chanin relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Chanin has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In preparing its analysis and rendering its Opinion with respect to the Proposed Transaction, Chanin (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company and Frederick’s management, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Chanin were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same, (iii) assumed that the final versions of all documents reviewed by Chanin in draft form will conform in all material respects to the drafts reviewed, and (iv) assumed that the only relationship that the shareholders of Movie Star have with the Proposed Transaction is in their capacity as shareholders of Movie Star. Chanin’s Opinion further assumes that information supplied and representations made by Company and Frederick’s management are substantially accurate regarding the Company, Frederick’s and the Proposed Transaction. Neither Company management nor its Board of Directors placed any limitation upon Chanin with respect to the procedures followed or factors considered by Chanin in rendering its Opinion

In our analysis and in connection with the preparation of this Opinion, Chanin has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Chanin has also assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement and Plan of Merger and Reorganization.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the Special Committee and may not translate to any other purposes.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based proves to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Chanin has prepared this Opinion effective as of December 18, 2006. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Chanin disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Chanin after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Chanin reserves the right to change, modify or withdraw the Opinion.

This letter should not be construed as creating any fiduciary duty on Chanin’s part to any party.

Chanin shall receive a fee from the Company in connection with rendering its Opinion, which fee is not conditioned upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse Chanin for its out-of-pocket expenses and to indemnify it for certain liabilities pursuant to the terms its engagement letter with respect to this matter.

It is understood that this Opinion is for the information of the Special Committee in connection with its consideration of the Proposed Transaction and that the Board of Directors of the Company may also rely on this letter and the Opinion expressed herein in its evaluation of the Proposed Transaction. However, this Opinion may not be used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in respect of the Proposed Transaction and you may summarize or otherwise reference the existence of this Opinion in such documents provided that any such summary or reference language shall be subject to prior approval by Chanin. This Opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration paid is the best possible attainable under any circumstances. Instead, it merely states whether the consideration paid in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

Conclusion

Based upon and subject to the foregoing, Chanin is of the opinion that the Consideration to be paid by Movie Star in the Proposed Transaction is fair to the stockholders of the Company, from a financial point of view

Respectfully submitted,

/s/ Chanin Capital, LLC
Chanin Capital, LLC

ANNEX D

RESTATED CERTIFICATE OF INCORPORATION

OF

Movie Star, Inc.

 under SECTION 807 OF THE BUSINESS CORPORATION LAW

The undersigned, being the                                  of MOVIE STAR, INC. (the ‘‘Corporation’’), in accordance with the provisions of Section 807 of the Business Corporation Law of the State of New York (the ‘‘BCL’’), does hereby certify that:

1.    The name of the Corporation is Movie Star, Inc. The Corporation was incorporated under the name Industrial Undergarment Corporation.

2.    The Certificate of Incorporation of the Corporation was filed by the Department of State on April 10, 1935.

3.    The Certificate of Incorporation of the Corporation is hereby amended to effect the following amendments authorized by Section 801 of the BCL:

(a)    to change the name of the Corporation to ‘‘Frederick’s of Hollywood Group Inc.’’;

(b)    to increase the number of authorized common shares of the Corporation from 30,000,000 shares to 200,000,000 shares, $.0l par value;

(c)    to authorize the issuance of up to 10,000,000 shares of preferred stock of the Corporation and to establish the terms, rights, preferences and privileges of the Series A Preferred Stock; and

(d)    to change the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him.

4.    The text of the Certificate of Incorporation of the Corporation as herein and heretofore amended is hereby restated by this Restated Certificate of Incorporation to read in its entirety as follows:

(1)    The name of the Corporation shall be ‘‘Frederick’s of Hollywood Group Inc.’’ (hereinafter sometimes called the ‘‘Corporation’’).

(2)    The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York (‘‘BCL’’), and is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

(3)    (a)    The Corporation is authorized to issue two classes of stock to be designated, respectively, ‘‘Common Stock’’ and ‘‘Preferred Stock.’’ The total number of shares which the corporation is authorized to issue is 210,000,000 shares, of which 200,000,000 shares shall be Common Stock, each having a par value of $.01 per share, and of which 10,000,000 shares shall be Preferred Stock, each having a par value of $.01 per share.

(b)    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the ‘‘Board of Directors’’) is hereby expressly authorized to provide for the issue of all of any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the BCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not above the total number of authorized shares of the class and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c)                        of the authorized shares of Preferred Stock are hereby designated ‘‘Series A 7.5% Convertible Preferred Stock’’ (the ‘‘Series A Preferred’’). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

1.    Dividend Rights.

(a)    Holders of Series A Preferred, in preference to the holders of Common Stock or any other Junior Securities (as defined in Section 2 hereof), shall be entitled to receive, when, as and if declared by the Board of Directors (the ‘‘Board’’), but only out of funds that are legally available therefor, cumulative dividends at the rate of 7.5% per annum of the sum of the Original Issue Price (as defined below) and any accumulated and unpaid dividends thereon on each outstanding share of Series A Preferred. Such dividends shall be payable in additional shares of Series A Preferred or in cash, at the option of the Corporation, only when, as and if declared by the Board and shall be payable in arrears in equal amounts (with the first payment to be prorated based on the actual issue date) on the tenth business day after the end of each fiscal quarter of each year (‘‘Dividend Payment Date’’) commencing on the first Dividend Payment Date after the first issuance of Series A Preferred. Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends and whether or not the Board of Directors declares the dividends.

(b)    The ‘‘Original Issue Price’’ of each share of the Series A Preferred shall be                  Dollars ($        ) [to be the average of the per share closing prices of the Common Stock for the 20 trading days immediately preceding the record date for the Rights Offering to be conducted by the Corporation] (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such Series A Preferred shares after the filing date hereof as provided herein).

(c)    So long as any shares of Series A Preferred are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock or any other Junior Securities, or purchase, redeem or otherwise acquire for value any shares of Common Stock or any other Junior Securities until all dividends as set forth in Section 1(a) above on the Series A Preferred shall have been paid or declared and set apart, except for:

(i)    acquisitions of Common Stock or any other Junior Securities by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Corporation;

(ii)    acquisitions of Common Stock or any other Junior Securities in exercise of the Corporation’s right of first refusal to repurchase such shares; or

(iii)    distributions to holders of Common Stock or any other Junior Securities in accordance with Section 4.

(d)    In the event dividends are paid on any share of Common Stock or any other Junior Securities, the Corporation shall pay an additional dividend on all outstanding shares of Series A Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock or any other Junior Securities.

(e)    The provisions of Sections 1(c) and 1(d) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section 5(g) hereof are applicable, or any repurchase of any outstanding securities of the Corporation that is approved by the Board.

2.    Rank.

The Series A Preferred shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred; (b) senior to the Common Stock; (c) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series A Preferred (collectively, with the Common Stock, ‘‘Junior Securities’’), and (d) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred (the ‘‘Parity Securities’’).

3.    Voting Rights.

(a)    General Rights.    Each holder of shares of the Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation. Except as otherwise provided herein or as required by law, the Series A Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

(b)    Separate Vote of Series A Preferred.    For so long as any shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise, so long as such transaction does not constitute an Asset Transfer or Acquisition (each as defined in Section 4(c) hereof)):

(i)    Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation of the Corporation, that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred so as to affect them adversely; or

(ii)    Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series.

4.    Liquidation Rights.

(a)    In the event that the Corporation is a party to an Acquisition or Asset Transfer (as hereinafter defined) or upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (each, a ‘‘Liquidation Event’’), before any distribution or payment shall be made to the holders of any Junior Securities, subject to the right of any series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred shall be paid out of the proceeds of such Acquisition or Asset Transfer or the assets of the Corporation legally available for distribution for each share of Series A Preferred held by them, the greater of (i) the amount equal to the Original Issue Price plus all accumulated but unpaid dividends on the Series A Preferred or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation Event. If, upon any such Liquidation Event, the proceeds of such Acquisition or Asset Transfer or the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 4(a), then such assets (or consideration) shall be distributed among the holders of Series A Preferred and any other Parity Securities at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b)    Subject to the rights of the holders of any Parity Securities, after the payment of the full liquidation preference of the Series A Preferred as set forth in Section 4(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Junior Securities.

(c)    For the purposes of this Section 4: (i) ‘‘Acquisition’’ shall mean (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions among the stockholders of the Corporation (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; and (ii) ‘‘Asset Transfer’’ shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

(d)    In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

5.    Conversion Rights.

The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock (the ‘‘Conversion Rights’’):

(a)    Optional Conversion.    Subject to and in compliance with the provisions of this Section 5, any shares of Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the ‘‘Series A Preferred Conversion Rate’’ then in effect (determined as provided in Section 5(b)) by the number of shares of Series A Preferred being converted.

(b)    Series A Preferred Conversion Rate.    The conversion rate in effect at any time for conversion of the Series A Preferred (the ‘‘Series A Preferred Conversion Rate’’) shall be the quotient obtained by dividing the Original Issue Price by the amount equal to 1.2 multiplied by the Series A Preferred Conversion Price. Such initial Series A Preferred Conversion Rate shall be adjusted from time to time based on adjustments to the Series A Preferred Conversion Price in accordance with this Section 5. All references to Series A Preferred Conversion Rate shall mean the Series A Preferred Conversion Rate as so adjusted.

(c)    Series A Preferred Conversion Price.    The conversion price for the Series A Preferred shall initially be the Original Issue Price. Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

(d)    Mechanics of Conversion.    Each holder of Series A Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or in Common Stock (at the average daily closing price of the shares of the Common Stock (on its principal trading market), rounded to two decimal places, for the ten (10) trading days immediately ending the two business days prior to the date of such conversion (the ‘‘Current Market Value’’) or in the event that the Common Stock is not publicly traded on the American Stock Exchange or other national securities exchange, Common Stock’s fair market value determined in good faith by the Board (the ‘‘Fair Market Value’’) as of the date of such conversion), at the option of the Corporation, any accumulated but unpaid dividends on the shares of Series A Preferred being converted and (ii) in cash (at the Current Market Value as of the date of such conversion or in the event that the Common Stock is not publicly traded on the American Stock Exchange or other national securities exchange, the Fair Market Value as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series A Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e)    Automatic Conversion.

(i)    Upon the occurrence of any Liquidation Event in which the amount of cash, securities or other property a holder of the Series A Preferred would be entitled to receive is greater than the amount equal to the Original Issue Price plus all accumulated but unpaid dividends on the Series A Preferred, each share of Series A Preferred shall automatically be converted into fully-paid and nonassessable shares of Common Stock, based on the then-effective Series A Preferred Conversion Price immediately prior to such Liquidation Event. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the ‘‘Series A Preferred Conversion Rate’’ then in effect (determined as provided in Section 5(b)) by the number of shares of Series A Preferred being converted. Upon such automatic conversion, any accumulated but unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

(ii)    Upon the occurrence of any Liquidation Event, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any accumulated but unpaid dividends shall be paid in accordance with the provisions of Section 5(d). The person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such conversion date.

(f)    Adjustment for Stock Splits and Combinations.    If at any time or from time to time on or after the date that the first share of Series A Preferred is issued (the ‘‘Original Issue Date’’) the Corporation effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred, the Series A Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Corporation combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred, the Series A Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g)    Adjustment for Common Stock Dividends and Distributions.    If at any time or from time to time on or after the Original Issue Date the Corporation pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of the Series A Preferred, the Series A Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(i)    The Series A Preferred Conversion Price shall be adjusted by multiplying the Series A Preferred Conversion Price then in effect by a fraction equal to:

(A)    the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B)    the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii)    If the Corporation fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series A Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii)    If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price shall be adjusted pursuant to this Section 5(g) to reflect the actual payment of such dividend or distribution.

(h)    Adjustment for Reclassification, Exchange, Substitution or Reorganization.    If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Series A Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(i)    Sale of Shares Below Series A Preferred Conversion Price.

(i)    If at any time or from time to time on or after the Original Issue Date the Corporation issues or sells, or is deemed by the express provisions of this Section 5(i) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5(f), 5(g) or 5(h) above, for an Effective Price (as defined below) less than the then effective Series A Preferred Conversion Price (a ‘‘Qualifying Dilutive Issuance’’), then and in each such case, the then existing Series A Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:

(A)    the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such then existing Series A Preferred Conversion Price, and

(B)    the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii)    No adjustment shall be made to the Series A Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 5(i) shall be rounded to the nearest one cent $0.01 per share. Any adjustment otherwise required by this Section 5(i) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the Series A Preferred Conversion Price.

(iii)    For the purpose of making any adjustment required under this Section 5(i), the aggregate consideration received by the Corporation for any issue or sale of securities (the ‘‘Aggregate Consideration’’) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv)    For the purpose of the adjustment required under this Section 5(i), if the Corporation issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as ‘‘Convertible Securities’’) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price (as defined below) of such Additional Shares of Common Stock is less than the Series A Preferred Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities plus:

(A)    in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options; and

(B)    in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C)    If the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities.

(D)    No further adjustment of the Series A Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred.

(v)    For the purpose of making any adjustment to the Conversion Price of the Series A Preferred required under this Section 5(i), ‘‘Additional Shares of Common Stock’’ shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(i) (including shares of Common Stock subsequently reacquired or retired by the Corporation), other than:

(A)    shares of Common Stock issued upon conversion of the Series A Preferred;

(B)    shares of Common Stock or Convertible Securities issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(C)    shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Original Issue Date;

(D)    shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board;

(E)    shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution or other third-party lender approved by the Board;

(F)    shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Corporation; and

(G)    any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Corporation and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(i). The ‘‘Effective Price’’ of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(i), into the Aggregate Consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(i), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi)    In the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional shares of Common Stock in a Qualifying Dilutive Issuance (the ‘‘First Dilutive Issuance’’), then in the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a ‘‘Subsequent Dilutive Issuance’’), then and in each such case upon a Subsequent Dilutive Issuance the Series A Preferred Conversion Price shall be reduced to the Series A Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(j)    Certificate of Adjustment.    In each case of an adjustment or readjustment of the Series A Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, if the Series A Preferred is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred so requesting at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

(k)    Notices of Record Date.    Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series A Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(l)    Fractional Shares.    No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Current Market Value as of the date of such conversion or in the event that the Common Stock is not publicly traded on the American Stock Exchange or other national securities exchange, the Fair Market Value as of the date of conversion.

(m)    Reservation of Stock Issuable Upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n)    Notices.    Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

(o)    Payment of Taxes.    The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

6.    Redemption.

(a)    The Corporation shall be obligated to redeem the Series A Preferred as follows:

(i)    On the later to occur of (A) January 7, 2010 and (B) the six month anniversary of the maturity date (or any extensions thereof) of the credit facility of the Corporation (such date, the ‘‘Redemption Date’’), the Corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding Series A Preferred by paying in cash in exchange for the shares of Series A Preferred to be redeemed on such Redemption Date a sum equal to the Original Issue Price per share of Series A Preferred plus accumulated but unpaid dividends with respect to such shares (the ‘‘Redemption Amount’’); provided, that if, on the 60th day prior to the Redemption Date (the ‘‘Additional Conversion Date’’), the Current Market Value (or the Fair Market Value in the event that the Common Stock is not publicly traded on the American Stock Exchange or other national securities exchange) is greater than the Redemption Amount, then all of the outstanding shares of Series A Preferred shall be automatically converted to Common Stock in accordance with Section 5(e) hereof on the Redemption Date. The total amount to be paid for the Series A Preferred is hereinafter referred to as the ‘‘Redemption Price.’’

(ii)    At least thirty (30) days but no more than sixty (60) days prior to the Redemption Date, the Corporation shall send a notice (a ‘‘Redemption Notice’’) to all holders of Series A Preferred to be redeemed setting forth (A) the Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(b)    On or after each the Redemption Date, each holder of shares of Series A Preferred to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series A Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series A Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed.

(c)    In the event of a redemption of any shares of Series A Preferred, the Conversion Rights (as defined in Section 5) for such Series A Preferred shall terminate as to the shares designated for redemption at the close of business on the last business day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

7.    No Reissuance Of Series A Preferred.

No shares or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

(4)    The office of the Corporation shall be located in the County and State of New York.

(5)    No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or to purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for the sale by the Corporation.

(6)    The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the

Secretary of State shall mail a copy of any process against the Corporation served upon him is: Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, NY 10174, Attention: Docket Clerk.

(7)    The Board of Directors shall have authority to adopt, amend or repeal the by-laws of the Corporation but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon.

(8)    The Corporation shall, to the fullest extent permitted by Article 7 of the BCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.

(9)    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the BCL, as the same may be amended and supplemented.

5.    The amendments and restatements set forth in this Restated Certificate of Incorporation have been authorized by the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this          day of [            ], 2007.

MOVIE STAR, INC.

By:
Name: Title:

ANNEX E

Approved by Board of Directors on February 22, 2000
Approved by Stockholders on November 28, 2000
Amendments Approved by Board of Directors on August 16, 2007
Amendments Approved by Shareholders on                         , 2007

[Amended and Restated through                     , 2007]

MOVIE STAR, INC.

2000 Performance Equity Plan

Section 1.    Purpose; Definitions.

1.1    Purpose.    The purpose of the Movie Star, Inc. 2000 Performance Equity Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    ‘‘Agreement’’ means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan and any other agreement between the Company and the Holder governing the terms and conditions of the Holder’s employment by the Company.

(b)    ‘‘Board’’ means the Board of Directors of the Company.

(c)    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

(d)    ‘‘Committee’’ means the Compensation Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to ‘‘Committee’’ shall mean the Board.

(e)    ‘‘Common Stock’’ means the Common Stock of the Company, $0.01 par value per share.

(f)    ‘‘Company’’ means Movie Star, Inc., a corporation organized under the laws of the State of New York.

(g)    ‘‘Deferred Stock’’ means Common Stock to be received, under an award made pursuant to Section 8, below, at the end of a specified deferral period.

(h)    ‘‘Disability’’ means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i)    ‘‘Effective Date’’ means the date set forth in Section 11.1, below.

(j)    ‘‘Fair Market Value’’, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the

Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k)    ‘‘Holder’’ means a person who has received an award under the Plan.

(l)    ‘‘Incentive Stock Option’’ means any Stock Option intended to be and designated as an ‘‘incentive stock option’’ within the meaning of Section 422 of the Code.

(m)    ‘‘Nonqualified Stock Option’’ means any Stock Option that is not an Incentive Stock Option.

(n)    ‘‘Normal Retirement’’ means retirement from active employment with the Company or any Subsidiary on or after age 65.

(o)    ‘‘Other Stock-Based Award’’ means an award under Section 8, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p)    ‘‘Parent’’ means any present or future ‘‘parent corporation’’ of the Company, as such term is defined in Section 424(e) of the Code.

(q)    ‘‘Plan’’ means the Movie Star, Inc. 2000 Performance Equity Plan, as hereinafter amended from time to time.

(r)    ‘‘Repurchase Value’’ shall mean the Fair Market Value in the event the award to be repurchased under Section 9.1 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s)    ‘‘Restricted Stock’’ means Common Stock, received under an award made pursuant to Section 6, below, that is subject to restrictions under said Section 6.

(t)    ‘‘Stock Option’’ or ‘‘Option’’ means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(u)    ‘‘Stock Reload Option’’ means any option granted under Section 5.3 of the Plan.

(v)    ‘‘Subsidiary’’ means any present or future ‘‘subsidiary corporation’’ of the Company, as such term is defined in Section 424(f) of the Code.

Section 2.    Administration.

2.1    Committee Membership.    The Plan shall be administered by the Board or the Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be ‘‘non-employees’’ as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (‘‘Exchange Act’’), and ‘‘outside directors’’ within the meaning of Section 162(m) of the Code.

2.2    Powers of Committee.    The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Restricted Stock, (iii) Deferred Stock, (iv) Stock Reload Options and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)    to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)    to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d)    to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

(e)    to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

(f)    to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder; and

(g)    to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

Notwithstanding anything contained herein to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 500,000 shares in the aggregate.

2.3    Interpretation of Plan.

(a)    Committee Authority.    Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)    Incentive Stock Options.    Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but limited to Stock Reload Options or Stock Appreciation Rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

(c)    Section 162(m) Limitations.    Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan or any Agreement providing for awards hereunder shall be interpreted, amended or altered, nor should any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 162(m) of the Code.

Section 3.    Stock Subject to Plan.

3.1    Number of Shares.    The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 4,000,000 shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2    Adjustment Upon Changes in Capitalization, Etc.    In the event of any merger, reorganization, consolidation, dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of an award which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4.    Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

Section 5.    Stock Options.

5.1    Grant and Exercise.    Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2    Terms and Conditions.    Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)    Option Term.    The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (‘‘10% Stockholder’’).

(b)    Exercise Price.    The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value on the date of grant.

(c)    Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d)    Method of Exercise.    Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case and as provided in the Agreement, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e)    Transferability.    Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

(f)    Termination by Reason of Death.    If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)    Termination by Reason of Disability.    If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)    Other Termination.    Subject to the provisions of Section 12.3, below, and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

(i)    Additional Incentive Stock Option Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

(j)    Buyout and Settlement Provisions.    The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

5.3    Stock Reload Option.    If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option (‘‘Underlying Option’’), and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes ( but only if such shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Such Stock Reload Option shall have an exercise price equal to 100% of the Fair Market Value on the day of grant of the Stock Reload Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Underlying Option to which the Reload Option is related.

Section 6.    Restricted Stock.

6.1    Grant.    Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (‘‘Restriction Period’’), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

6.2    Terms and Conditions.    Each Restricted Stock award shall be subject to the following terms and conditions:

(a)    Certificates.    Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)    Rights of Holder.    Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (‘‘Retained Distributions’’) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(e)    Vesting; Forfeiture.    Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 9, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 9, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 7.    Deferred Stock.

7.1    Grant.    Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (‘‘Deferral Period’’) during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

7.2    Terms and Conditions.    Each Deferred Stock award shall be subject to the following terms and conditions:

(a)    Certificates.    At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 7.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b)    Rights of Holder.    A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c)    Vesting; Forfeiture.    Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 9, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

Section 8.    Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9.    Accelerated Vesting and Exercisability.

9.1    Approved Transactions.    Except as otherwise expressly provided in the Agreement, the Committee may, in the event of a Change in Control as defined below, which has been approved by the

Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, and (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award.

A ‘‘Change in Control’’ shall mean the occurrence of any of the following events:

(i)	any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the outstanding stock of the Company;

(ii)	a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; or

(iii)	the sale of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Section 10.    Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent.

Section 11.    Term of Plan.

11.1    Effective Date.    The Plan shall be effective as of February 22, 2000, subject to the approval of the Plan by the Company’s stockholders within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

11.2    Termination Date.    Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the Effective Date.

Section 12.    General Provisions.

12.1    Written Agreements.    Each award granted under the Plan shall be confirmed by, and shall be subject to the terms, of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2    Unfunded Status of Plan.    The Plan is intended to constitute an ‘‘unfunded’’ plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3    Employees.

(a)    Engaging in Competition With the Company; Disclosure of Confidential Information. Except as otherwise expressly provided in the Agreement, if a Holder’s employment with the Company or a Subsidiary is terminated as a result of the voluntary resignation of the Holder, and within one hundred and eighty (180) days after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company’s policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is one hundred and eighty (180) days prior to the date such Holder’s employment with the Company is terminated, unless the award is a stock option which the Holder exercised at least one hundred and eighty (180) days prior to such voluntary resignation. The provisions of this Section 12.3(a) shall not apply to any awards granted prior to the date upon which the Plan shall have been approved by the Company’s stockholders.

(b)    Termination for Cause.    Except as otherwise expressly provided in the Agreement, the Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is one hundred and eighty (180) days prior to the date such Holder’s employment with the Company is terminated.

(c)    No Right of Employment.    Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4    Investment Representations; Company Policy.    The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5    Additional Incentive Arrangements.    Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6    Withholding Taxes.    Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7    Governing Law.    The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of New York.

12.8    Other Benefit Plans.    Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9    Non-Transferability.    Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10    Applicable Laws.    The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.11    Conflicts.    If any of the terms or provisions of the Plan or an Agreement (with respect to Incentive Stock Options) conflict with the requirements of Sections 162(m) or 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Sections 162(m) or 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.12    Non-Registered Stock.    The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and, except as otherwise expressly provided in the Agreement, the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq SmallCap Market.

12.13    Section 409A.    The Plan and all Awards shall be construed and administered in a manner so as to comply with the applicable requirements of Code Section 409A.

PROXY

Movie Star, Inc.
1115 Broadway
New York, New York 10010

SPECIAL MEETING IN LIEU OF the ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSOF MOVIE STAR, INC.

The undersigned appoints Melvyn Knigin and Thomas Rende, as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Movie Star, Inc. (‘‘Movie Star’’) held of record by the undersigned on             , 2007, at the Special Meeting in lieu of the Annual Meeting of Shareholders to be held on             , 2007, and any postponements or adjournments thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE STOCK ISSUANCE PROPOSAL, THE INCREASE OF AUTHORIZED COMMON STOCK PROPOSAL, THE NAME CHANGE PROPOSAL, THE PREFERRED STOCK PROPOSAL, THE REVERSE STOCK SPLIT PROPOSAL, THE AMENDED AND RESTATED 2000 PERFORMANCE EQUITY PLAN PROPOSAL, THE ADJOURNMENT PROPOSAL AND ‘‘FOR’’ EACH OF THE DIRECTOR NOMINEES IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

MOVIE STAR MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE MOVIE STAR BOARD OF DIRECTORS.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ EACH OF THE PROPOSALS BELOW. THE MOVIE STAR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE FOLLOWING PROPOSALS.

1.	To approve the issuance of shares of common stock pursuant to the Agreement and Plan of Merger and Reorganization, as the same may be amended from time to time, among Movie Star, Merger Sub and FOH Holdings and the related transactions as described in the accompanying proxy statement	FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Certificate of Incorporation of Movie Star to increase the number of shares of common stock available for issuance from 30,000,000 to 200,000,000 shares as described in the accompanying proxy statement	FOR	AGAINST	ABSTAIN
3.	To approve an amendment to the Certificate of Incorporation of Movie Star to change the corporations’ name to Frederick’s of Hollywood Group Inc. as described in the accompanying proxy statement	FOR	AGAINST	ABSTAIN
4.	To approve an amendment to the Certificate of Incorporation of Movie Star to authorize the issuance of up to 10,000,000 shares of preferred stock and to establish the terms, rights, preference and privileges of the Series A Preferred Stock as described in the accompanying proxy statement	FOR	AGAINST	ABSTAIN
5.	To authorize the board of directors, in its discretion, to amend the Certificate of Incorporation of Movie Star to effect a reverse stock split as described in the accompanying proxy statement	FOR	AGAINST	ABSTAIN
6.	To approve the Amended and Restated 2000 Performance Equity Plan to increase the number of shares available for issuance from 750,000 shares to 4,000,000 shares as described in the accompanying proxy statement	FOR	AGAINST	ABSTAIN
7.	To elect the following directors, subject to the consummation of the merger:
Peter Cole                    William F. Harley
Melvyn Knigin             Linda LoRe
Thomas Rende            Rose Peabody Lynch
John L. Eisel               Thomas J. Lynch
Joel Simon                   Milton J. Walters
	Michael Salberg	FOR all nominees listed, except as marked to the contrary below	WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

8.	To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt any of the foregoing proposals as described in the accompanying proxy statement	FOR	AGAINST	ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature                                                                                        Signature

Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation or other entity, sign in full name by an authorized officer or other authorized person.